As filed with the Securities and Exchange Commission on January 26, 2024.

Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

ClimateRock Holdings Limited
(Exact name of registrant as specified in its charter)

_______________________

Cayman Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

25 Bedford Square
London, WC1B 3HH, United Kingdom
Telephone: +44 208 050 7820 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies to:

Ralph V. De Martino, Esq. Nick Tipsord, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Telephone: (202) 857.6000 Facsimile: (202) 857.6395	Barry I. Grossman, Esq. Lijia Sanchez, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

_______________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the Business Combination contemplated by the Business Combination Agreement described in the included proxy statement/prospectus have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CLIMATEROCK
25 Bedford Square
London, WC1B 3HH, United Kingdom
Telephone: +44 208 050 7820

                , 2024

Dear ClimateRock Shareholder:

You are cordially invited to attend the extraordinary general meeting (the “Meeting”) of shareholders of ClimateRock, a Cayman Islands exempted company (“ClimateRock”), to be held at              a.m. Eastern Time, on              , 2024 at the office of              . You can participate in the Meeting, vote, and submit questions via live webcast by visiting              with the password of              and entering the voter control number included on your proxy card. You will not be required to attend the Meeting in person in order to vote, and ClimateRock encourages virtual participation.

At the Meeting, our shareholders will be asked to consider and vote upon a proposal, which is referred to herein as the “Business Combination Proposal” to approve and adopt the Agreement and Plan of Merger, dated as of December 30, 2023 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among ClimateRock, GreenRock Corp, a Cayman Islands exempted company (“GreenRock”), ClimateRock Holdings Limited, a Cayman Islands exempted company (“Pubco”), ClimateRock Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and, once it enters into a joinder to the Business Combination Agreement, GreenRock Merger Sub Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Pubco (“Company Merger Sub” and together with SPAC Merger Sub, the “Merger Subs”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, including the transactions contemplated thereby.

Pursuant to the Business Combination Agreement, (a) SPAC Merger Sub will merge with and into ClimateRock, with ClimateRock continuing as the surviving company (the “SPAC Merger”), as a result of which, (i) ClimateRock shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of ClimateRock immediately prior to the effective time of the SPAC Merger (the “SPAC Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco or, in the case of ClimateRock’s outstanding rights, will be automatically converted into ordinary shares of Pubco, and (b) Company Merger Sub will merge with and into GreenRock, with GreenRock continuing as the surviving company (the “Company Merger” and together with the SPAC Merger, the “Mergers”), as a result of which, (i) GreenRock shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of GreenRock immediately prior to the effective time of the Company Merger (the “Company Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco (the Mergers together with the other transactions contemplated by the Business Combination Agreement and other ancillary documents, the “Business Combination”).

Pursuant to the terms of the Business Combination Agreement, the consideration to be delivered to the holders of the ordinary shares of GreenRock (the “GreenRock Shareholders”) in connection with the Business Combination (the “Merger Consideration”) will be 44,685,000 newly-issued ordinary shares, par value $0.0001, of Pubco (each a, “Pubco Ordinary Share”), of which 16,685,000 will be held in a segregated account (the “Escrowed Shares”) pursuant to an escrow agreement (the “Escrow Agreement”) that Pubco, ClimateRock, and GreenRock will enter into at or prior to the closing of the Mergers (the “Closing”) with an escrow agent mutually acceptable to ClimateRock and GreenRock (the “Escrow Agent”). The GreenRock Shareholders shall be shown as registered owners of their respective Escrowed Shares on the books and records of Pubco, and shall be entitled to exercise voting rights with respect to such Escrowed Shares, and any dividends, distributions and other earnings on the Escrowed Shares while held in escrow shall be paid directly to the GreenRock Shareholders. The Escrowed Shares will be subject to forfeiture by the GreenRock Shareholders if GreenRock fails to meet certain financial targets.

Concurrently with the execution of the Business Combination Agreement, ClimateRock, GreenRock, and U.N. SDG Support LLC, our sponsor (the “Sponsor”), entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”). Under the Sponsor Support Agreement, the Sponsor agreed to vote all of its ClimateRock ordinary shares in favor of the Business Combination Agreement and the related transactions. The Sponsor also agreed to take certain other actions in support of the Business Combination Agreement and related transactions and refrain from taking actions that would adversely affect its ability to perform its obligations under the Sponsor Support Agreement. The Sponsor Support Agreement prevents transfers of the ClimateRock interests held by the Sponsor between the date of the Sponsor Support Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Sponsor Support Agreement.

Also, concurrently with the execution of the Business Combination Agreement, ClimateRock and GreenRock entered into Voting and Support Agreements (collectively, the “Voting Agreements”) with certain shareholders of GreenRock required to approve the Business Combination. Under the Voting Agreements, each GreenRock shareholder party thereto agreed to vote all of such shareholder’s GreenRock ordinary shares in favor of the Business Combination Agreement and the related transactions. The GreenRock members also agree to take certain other actions in support of the Business Combination Agreement and related transactions and refrain from taking actions that would adversely affect such GreenRock member’s ability to perform its obligations under the Voting Agreement. The Voting Agreements prevent transfers of the GreenRock interests held by such GreenRock members party thereto between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

In addition to the Business Combination Proposal, you will also be asked to consider and vote upon (a) proposal to approve and authorize a plan of merger between ClimateRock and SPAC Merger Sub in the form of the plan of merger attached to the accompanying proxy statement/prospectus as Annex E (the “Plan of Merger”) and certain other matters relating to the SPAC Merger, which is referred to as the “Merger Proposal,” and (b) a proposal to adjourn the Meeting to a later date or dates to the extent necessary, which is referred to herein as the “Adjournment Proposal.”

The Business Combination will be consummated only if the Business Combination Proposal and the Merger Proposal (collectively, the “Condition Precedent Proposals”) are approved at the Meeting. The Adjournment Proposal is not a condition to, or conditioned upon, the approval of any other proposal. Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which each shareholder is encouraged to read carefully and in its entirety.

The Adjournment Proposal provides for a vote to adjourn the Meeting to a later date or dates if necessary or appropriate in the determination of ClimateRock, to permit, among other things, further solicitation and vote of proxies, including if, based upon the tabulated vote at the time of the Meeting, ClimateRock is not authorized to consummate the Business Combination.

Pursuant to the ClimateRock amended and restated memorandum and articles of association, a holder of ClimateRock’s public shares (a “public shareholder”) may request that ClimateRock redeem all or a portion of its public shares for cash if the Business Combination is consummated. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental Stock Transfer & Trust Company in order to validly redeem its shares. Public shareholders may elect to redeem their public shares even if they vote “for” the Business Combination Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to Continental Stock Transfer & Trust Company, ClimateRock will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of ClimateRock’s initial public offering, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, based on [_____] shares subject to possible redemption, funds in the trust account of approximately $[____] million as of December 31, 2023, this would have amounted to approximately $[____] per issued and outstanding public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. See “Extraordinary General Meeting of Shareholders — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares unless the ClimateRock directors consent. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares without the consent of ClimateRock, then any such shares in excess of that 15% limit would not be redeemed for cash.

The consummation of the transactions contemplated by the Business Combination Agreement, including the occurrence of the Closing, is subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus under the section entitled “Proposal 1 — The Business Combination Proposal — Business Combination Agreement — Conditions to Closing.” There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement or that the transactions contemplated by the Business Combination Agreement, including the Closing, will be consummated.

ClimateRock’s units, shares, warrants and rights are currently listed on The Nasdaq Global Market under the symbols “CLRCU,” “CLRC,” “CLRCW” and “CLRCR,” respectively. Pubco will apply for listing, to be effective at the time of the Business Combination, of its Pubco Ordinary Shares and the warrants issued by Pubco in exchange for ClimateRock’s Public Warrants on The Nasdaq Capital Market under the symbols “            ” and “            ,” respectively. Pubco will not have units or rights traded following consummation of the Business Combination.

ClimateRock is providing the accompanying proxy statement/prospectus and accompanying proxy card to ClimateRock’s shareholders in connection with the solicitation of proxies to be voted at the Meeting and at any adjournments of the Meeting in addition to the notice of the Meeting. ClimateRock warrant holders and rights holders are not entitled to vote at the Meeting. Information about the Meeting, the Business Combination and other related business to be considered by ClimateRock’s shareholders at the Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the Meeting, all of ClimateRock’s shareholders are urged to read the accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 40 of the accompanying proxy statement/prospectus.

After careful consideration, a special committee of disinterested members of the board of directors of ClimateRock (the “Special Committee”) has unanimously approved the Business Combination Agreement and the transactions contemplated thereby, including the Mergers, and unanimously recommends that shareholders vote “FOR” the adoption of the Business Combination Agreement and approval of the transactions contemplated thereby, including the Mergers, and “FOR” all other proposals presented to ClimateRock’s shareholders in the accompanying proxy statement/prospectus.

When you consider the recommendation of these proposals by the Special Committee, you should keep in mind that the Sponsor, ClimateRock’s directors and officers have interests in the Business Combination that may differ from or conflict with your interests as a shareholder. For instance, the Sponsor will benefit from the completion of a business combination and may be incentivized to complete a business combination that is less favorable to shareholders of ClimateRock than liquidating ClimateRock, Per Regnarsson is chief executive officer of both ClimateRock and GreenRock, and Charles Ratelband V is Chairman of ClimateRock and executive director of GreenRock. See “The Business Combination Proposal — Interests of ClimateRock’s Initial Shareholders, Directors and Officers in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

Your vote is very important. Whether or not you plan to attend the Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Meeting. The Business Combination will be consummated only if all of the Condition Precedent Proposals are approved at the Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the accompanying proxy statement/prospectus.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the Meeting. If you fail to return your proxy card by the deadline specified or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Meeting but will otherwise have no effect on the proposals. If you are a shareholder of record and you attend the Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES BE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO CLIMATEROCK’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES EITHER BY DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated            , 2024, and is first being mailed to ClimateRock’s shareholders on or about            , 2024.

On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

Per Regnarsson Chief Executive Officer

CLIMATEROCK

25 Bedford Square
London, WC1B 3HH, United Kingdom
Telephone: +44 208 050 7820

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON             , 2024

TO THE SHAREHOLDERS OF CLIMATEROCK:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders (the “Meeting”) of ClimateRock, a Cayman Islands exempted company (“ClimateRock”), will be held at             a.m. Eastern Time, on             , 2024, at the office of             . You can participate in the Meeting, vote, and submit questions via live webcast by visiting              with the password of              and entering the voter control number included on your proxy card. You will not be required to attend the Meeting in person in order to vote, and ClimateRock encourages virtual participation. You are cordially invited to attend the Meeting via the live webcast noted above, and will be asked to consider and vote upon the following proposals:

(1)    The Business Combination Proposal — to consider and vote, as a business combination resolution (as defined below), upon a proposal to approve the Agreement and Plan of Merger (the “Business Combination Proposal”), dated as of December 30, 2023 (as may be amended and/or amended and restated, the “Business Combination Agreement”), by and among GreenRock Corp, an exempted company formed under the laws of Cayman (“GreenRock”), ClimateRock, ClimateRock Holdings Limited, a Cayman Islands exempted company (“Pubco”), ClimateRock Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and, once it enters into a joinder to the Business Combination Agreement, GreenRock Merger Sub Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Pubco (“Company Merger Sub”). Pursuant to the Business Combination Agreement, (a) SPAC Merger Sub will merge with and into ClimateRock, with ClimateRock continuing as the surviving company (the “SPAC Merger”), as a result of which, (i) ClimateRock shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of ClimateRock immediately prior to the effective time of the SPAC Merger shall no longer be outstanding and shall automatically be cancelled and extinguished and converted into the right to receive, in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco or, in the case of ClimateRock’s outstanding rights, will be automatically converted into ordinary shares of Pubco, and (b) Company Merger Sub will merge with and into GreenRock, with GreenRock continuing as the surviving company (the “Company Merger” and together with the SPAC Merger, the “Mergers”), as a result of which, (i) GreenRock shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of GreenRock immediately prior to the Company Merger Effective Time shall no longer be outstanding and shall automatically be cancelled and extinguished and converted into the right to receive, in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco (the Mergers together with the other transactions contemplated by the Business Combination Agreement and other ancillary documents, the “Business Combination”). The Business Combination Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Business Combination Proposal” and a copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A;

(2)    The Merger Proposal — to consider and vote upon, as a special resolution, a proposal to approve and authorize the Plan of Merger (made in accordance with the provisions of the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”) and included as Annex E to this proxy statement/prospectus) (the “Merger Proposal”) and to authorize the SPAC Merger of SPAC Merger Sub with and into ClimateRock in accordance with the Plan of Merger with ClimateRock being the surviving company following the SPAC Merger and to approve the amendment and restatement of the amended and restated memorandum and articles of association of ClimateRock, as amended (as the surviving company of the SPAC Merger) on the effective date of the SPAC Merger. The Merger Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Merger Proposal”. The full text of the resolutions to be passed is as follows:

“RESOLVED, as a special resolution, that the proposed merger of ClimateRock and ClimateRock Merger Sub Limited, a Cayman Islands exempted company (“SPAC Merger Sub”) pursuant to the Companies Act (Revised) of the Cayman Islands, with ClimateRock being the surviving company, upon the terms contained in the Plan of Merger (as defined below) (the “Merger”) be and is hereby authorized, approved, adopted, ratified, and confirmed in all respects;

RESOLVED, as a special resolution, that the provisions of a plan of merger between ClimateRock and SPAC Merger Sub in the form of the plan of merger attached to the proxy statement/prospectus relating to the extraordinary general meeting as Annex E but subject to such amendments as may be approved by any director of ClimateRock (the “Plan of Merger”) be and are hereby authorized, approved, adopted, ratified, and confirmed in all respects;

RESOLVED, as a special resolution, that the amendment and restatement of the amended and restated memorandum and articles of association of ClimateRock, as amended (as the Surviving Company (as defined in the Plan of Merger)) on the Effective Date (as defined in the Plan of Merger) in the form set out in [Schedule 2 to the Plan of Merger] be and is hereby authorized, approved, adopted, ratified, and confirmed in all respects;

RESOLVED, as a special resolution, that the directors of ClimateRock be and are hereby authorized to make such amendments to the draft Plan of Merger, and to settle all documentation and to take any steps necessary to give effect to the foregoing resolutions as they shall, in their absolute discretion, think fit; and

RESOLVED, as a special resolution, that the Plan of Merger be executed by any one director on behalf of ClimateRock and any one director, Ogier Global (Cayman) Limited, Ogier (Cayman) LLP or SPAC Merger Sub’s registered office provider be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands and to make such additional filings or take such additional steps as they deem necessary in respect of the Merger.”

(3)    The Adjournment Proposal — to consider and vote, as an ordinary resolution, upon a proposal to direct the chairman of the Meeting to adjourn the Meeting to a later date or dates, if necessary or appropriate in the determination of ClimateRock, to permit, among other things, further solicitation and vote of proxies, including if, based upon the tabulated vote at the time of the Meeting, ClimateRock is not authorized to consummate the Business Combination; ClimateRock refers to this proposal as the “Adjournment Proposal”; the Adjournment Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Adjournment Proposal.”

For the purposes of the Business Combination Proposal, a “business combination resolution” is a resolution passed by a majority of the votes of the ordinary shares entitled to vote thereon which are present at the Meeting.

These items of business are described in the attached proxy statement/prospectus, which ClimateRock encourages you to read in its entirety before voting. Only holders of record of ClimateRock ordinary shares at the close of business on             , 2024 are entitled to notice of the Meeting and to vote and have their votes counted at the Meeting and any adjournments of the Meeting.

After careful consideration, a special committee (the “Special Committee”) of disinterested member of ClimateRock’s board of directors (the “ClimateRock Board”) has determined that the Business Combination Proposal, the Merger Proposal and the Adjournment Proposal are fair to and in the best interests of ClimateRock and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal, and “FOR” the Adjournment Proposal, if presented. When you consider the ClimateRock Board’s recommendation of these proposals, you should keep in mind that ClimateRock’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder or as a holder of Climate Rock warrants or rights. These interests include, among other things, the following.

•        If the Business Combination with GreenRock or another business combination is not consummated by May 2, 2024 (or any later date to which it may be extended, the “Business Combination Deadline”), ClimateRock will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding Class A ordinary shares of ClimateRock issued in connection with ClimateRock’s initial public offering (the “Public Shares”) for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, the 1,968,750 ordinary shares (the “Founder Shares”) held by U.N. SDG Support LLC and certain ClimateRock’s officers and directors (the “Initial Shareholders”), including certain directors and officers, would be worthless because ClimateRock’s Initial Shareholders are not entitled to participate in any redemption or distribution with respect to those shares. The Founder Shares had an aggregate market value of approximately $            million based upon the closing price of ClimateRock’s ordinary shares of $            per share on The Nasdaq Global Market on            , 2024, and were originally purchased for an aggregate of $25,000. As a result, a business combination would likely enable ClimateRock’s Initial Shareholders to recoup their investment in ClimateRock and make a substantial profit, even if the ordinary shares of Pubco lose significant value. Accordingly, ClimateRock’s management team, which owns interests in the U.N. SDG Support LLC, ClimateRock’s sponsor (the “Sponsor”), have an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to the holders of the Public Shares (the “Public Shareholders”) than liquidation.

•        The Sponsor purchased an aggregate of 3,762,500 ClimateRock warrants for $3,762,500 simultaneously with the consummation of ClimateRock’s initial public offering (the “Private Warrants”). The Private Warrants had an aggregate market value of $            based upon the closing price of ClimateRock’s Warrants of $            per Warrant on Nasdaq on            , 2024. If ClimateRock is unable to complete a business combination by the Business Combination Deadline, the Private Warrants would expire worthless and the Sponsor would be unable to recoup its investment in ClimateRock. Accordingly, ClimateRock’s management team, which owns interests in the Sponsor, has an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•        Gluon Partners LLP shall be entitled to receive a success fee of up to $250,000 if ClimateRock consummates a business combination, subject to the terms of that certain letter agreement entered into on September 21, 2022, as amended on October 5, 2022, by and between the ClimateRock and Gluon Partners LLP (the “Gluon Engagement Letter”). In addition, Gluon will be entitled, with respect to any financing undertaken by ClimateRock with a party that Gluon introduces during the term of the Gluon Engagement Letter, to the following fees: (i) for a financing involving an issuance of ClimateRock’s senior, subordinated and/or mezzanine debt securities, a cash fee payable at any closing equal to 2.0% of the gross proceeds received by ClimateRock at such closing and (ii) for a financing involving equity, equity-linked or convertible securities, a cash fee payable at each closing equal to 5.0% of the gross proceeds received by ClimateRock at such closing. Gluon has been engaged to act in a consultancy role for the management and coordination of the ClimateRock’s initial business combination and the coordination of many advisors involved in the Business Combination and the integration of their respective services. Gluon’s engagement has been approved by ClimateRock’s Audit Committee and the ClimateRock Board. The Managing Partner of Gluon is Per Regnarsson, who is the Chief Executive Officer and a director of ClimateRock. Abhishek Bawa, Chief Financial Officer of ClimateRock, serves as a Partner at the Gluon. Mr. Regnarsson, in his role of Chief Executive Officer, has been heavily involved, among other things, in negotiations with GreenRock and communication with the ClimateRock Board. Simultaneously with Maxim Group LLC, Gluon has been working to secure financing through a PIPE for the Business Combination, and if Gluon’s efforts lead to PIPE funding of either debt or equity, Gluon will be entitled to receive a fee. Accordingly, ClimateRock’s management team have an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•        If the Business Combination with GreenRock is consummated, ClimateRock’s Initial Shareholders, including certain directors and officers of ClimateRock, would receive ownership of a substantial number of ordinary shares of Pubco, which they would not receive absent completion of a business combination. Accordingly, ClimateRock’s management team have an economic incentive that differs from that of the Public Shareholders to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation. The actual number of Pubco Ordinary Shares that the Initial Shareholders would own after the Closing will depend upon several factors, including the number of redemptions of Public Shares and the number of Warrants exercised. Taking into account the automatic conversion of Rights into ordinary shares, and excluding the effects of any PIPE Financing, after the Closing, the Initial Shareholders would own (i) if there are no redemptions and prior to the exercise of any Warrants, approximately [__]% of Pubco’s total ordinary shares, (ii) if there are maximum redemptions and prior to the exercise of any Warrants, approximately [__]% of Pubco’s total ordinary shares outstanding, (iii) if there are no redemptions and assuming full exercise of all Warrants, approximately [__]% of Pubco’s total ordinary shares, and (iv) if there are maximum redemptions and assuming full exercise of all Warrants, approximately [__]% of Pubco’s total ordinary shares outstanding.

•        ClimateRock’s Initial Shareholders, including its officers and directors and their affiliates, are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on ClimateRock’s behalf, such as identifying and investigating possible business targets and business combinations. However, if ClimateRock fails to consummate a business combination within the time period required under its organizational documents, these persons will not have any claim against the trust account established by ClimateRock to hold the proceeds of ClimateRock’s initial public offering (the “Trust Account”) for reimbursement. Accordingly, ClimateRock may not be able to reimburse these expenses if the Business Combination with GreenRock or another business combination is not completed by the Business Combination Deadline. As of the date of this proxy statement/prospectus, ClimateRock’s Initial Shareholders have not yet reported any out-of-pocket expenses for which they would be entitled to reimbursement.

•        ClimateRock’s existing directors and officers will be eligible for continued indemnification and continued coverage under ClimateRock’s directors’ and officers’ liability insurance after the Business Combination and pursuant to the Business Combination Agreement.

•        In connection with ClimateRock’s shareholders approving the extension of the Business Combination Deadline, ClimateRock has issued a promissory note (the “Extension Note”) in the aggregate principal amount of up to $900,000 (the “Extension Funds”) to the Sponsor, pursuant to which the Sponsor agreed to provide ClimateRock with equal monthly installments of $75,000 ($0.029 per remaining Public Share) to be deposited into the Trust Account until ClimateRock completes its initial business combination. As of the date of this proxy statement/prospectus, ClimateRock has drawn under the Extension Note and deposited into the Trust Account $[______].

•        The Sponsor, ClimateRock’s officers and directors, or their respective affiliates may, but are not obligated to, loan to ClimateRock the funds it requires to pay the transaction costs for a business combination (the “Working Capital Loans”). If ClimateRock completes a business combination, it will repay any Working Capital Loans, without interest, in cash, or at the lender’s discretion, by converting up to $1,500,000 of the notes into Private Warrants at a price of $1.00 per Warrant (the “Working Capital Warrants”). If ClimateRock does not complete a business combination, it may use funds it holds outside the Trust Account to repay the Working Capital Loans, but it may not use proceeds held in the Trust Account for this purpose. To date, ClimateRock has entered into four loan agreements (the “Eternal Loans”) with Eternal BV, a company controlled by Charles Ratelband V, ClimateRock’s Executive Chairman of the Board of Directors. The Eternal Loans are unsecured and do not bear interest and mature on various dates between March 31, 2024 and March 31, 2025. As of the date of this proxy statement/prospectus, ClimateRock has drawn a total of $1,835,000 under the Eternal Loans. Because the Eternal Loans may not be repaid from the proceeds of the Trust Account if ClimateRock does not complete a business combination, the Executive Chairman of the ClimateRock Board has an economic incentive to complete a business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•        Per Regnarsson is Chief Executive Officer of both ClimateRock and GreenRock.

•        Charles Ratelband V is Chairman of ClimateRock and executive director of GreenRock.

•        Mr. Ratelband is the sole indirect owner of WindShareFund N.V. which is seller of the wind assets described under “Business of GreenRock — Operations.”

•        Accretion Energies Limited (“Accretion”), the legal entity further described under “Business of GreenRock — Operations” is controlled by Gluon Capital, which in turn is controlled by Mr. Regnarsson and Mr. Maxamilian Delamain.

For a more complete descriptions of these interests, see the section entitled “The Business Combination Proposal — Interests of ClimateRock’s Initial Shareholders, Directors and Officers in the Business Combination.”

Under the Business Combination Agreement, the approval of the Business Combination Proposal and the Merger Proposal is a condition to the consummation of the Business Combination. If the Business Combination Proposal is not approved by ClimateRock’s shareholders, the Business Combination will not be consummated. Additionally, the Business Combination Proposal is conditioned on the approval of the Merger Proposal.

The Merger Proposal is conditioned on the approval and adoption of the Business Combination Proposal. The Business Combination will be consummated only if the Business Combination Proposal and the Merger Proposal (collectively, the “Condition Precedent Proposals”) are approved at the Meeting.

The Adjournment Proposal is not conditioned on the approval of any other Proposal.

The holders of the Founder Shares (as defined below) have agreed to vote their shares in favor of the Business Combination Proposal. Such holders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the Meeting. As of             2024, there were 1,968,750 Founder Shares issued and outstanding, which constitute approximately 42.2% of the issued and outstanding ordinary shares of ClimateRock.

All ClimateRock shareholders are cordially invited to attend the Meeting. To ensure your representation at the Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a holder of record of ClimateRock ordinary shares, you may also cast your vote via Internet. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Meeting and vote yourself, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have no effect on any of the Proposals.

A complete list of ClimateRock shareholders of record entitled to vote at the Meeting will be available for ten (10) days before the Meeting at the principal executive offices of ClimateRock for inspection by shareholders during ordinary business hours for any purpose germane to the Meeting.

A ClimateRock shareholder who is entitled to attend and vote at the Meeting is entitled to appoint one or more proxies to attend and vote instead of that shareholder. A proxyholder need not be a ClimateRock shareholder.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. ClimateRock looks forward to your continued support.

By Order of the Board of Directors

Per Regnarsson Chief Executive Officer

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT CLIMATEROCK CONVERT YOUR SHARES INTO CASH NO LATER THAN 5:00 P.M. EASTERN TIME ON             , 2024 (TWO BUSINESS DAYS PRIOR TO THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS) BY (A) DELIVERING A CONVERSION NOTICE TO CLIMATEROCK’S TRANSFER AGENT AND (B) TENDERING YOUR SHARES TO CLIMATEROCK’S TRANSFER AGENT. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. WHETHER OR NOT, OR HOW, YOU VOTE ON ANY PROPOSAL, WILL NOT AFFECT YOUR ELIGIBILITY FOR EXERCISING REDEMPTION RIGHTS. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE CONVERTED INTO CASH AT THIS TIME IN CONNECTION WITH THE BUSINESS COMBINATION. IF YOU HOLD THE SHARES IN “STREET NAME”, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. ClimateRock Holdings Limited may not issue these securities until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This proxy statement/prospectus does not constitute an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS, SUBJECT TO COMPLETION,
DATED [XXX], 2024

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF
THE SHAREHOLDERS OF
CLIMATEROCK

PROSPECTUS FOR UP TO [_____] ORDINARY SHARES, [_____] WARRANTS, [_______] ORDINARY SHARES ISSUABLE UPON EXERCISE OF WARRANTS, AND [_____] ORDINARY SHARES ISSUABLE UPON CONVERSION OF RIGHTS INTO ORDINARY SHARES OF CLIMATEROCK HOLDINGS LIMITED.

References herein to “GreenRock” refer to GreenRock Corp, a Cayman Islands exempted company. References to “Pubco,” the issuer of all securities being registered pursuant to this registration statement, refer to ClimateRock Holdings Limited, a Cayman Islands exempted company. References to “ClimateRock” refer to ClimateRock, a Cayman Islands exempted company. After the business combination, GreenRock and ClimateRock shall become wholly-owned subsidiaries of Pubco. For further information on the structure of ClimateRock, Pubco, GreenRock and its subsidiaries, please see “The Business Combination Proposal — Organizational Structure.”

A special committee (the “Special Committee”) of the disinterested members of the board of directors of ClimateRock, a Cayman Islands exempted company (“ClimateRock”), has unanimously approved that certain Agreement and Plan of Merger, dated as of December 30, 2023 (as may be amended and/or amended and restated, the “Business Combination Agreement”), with GreenRock Corp, a Cayman Islands exempted company (“GreenRock” or the “Company”), ClimateRock Holdings Limited, a Cayman Islands exempted company (“Pubco”), ClimateRock Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and, once it enters into a joinder to the Business Combination Agreement, GreenRock Merger Sub Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Pubco (“Company Merger Sub” and together with SPAC Merger Sub, the “Merger Subs”). Pursuant to the Business Combination Agreement, (a) SPAC Merger Sub will merge with and into ClimateRock, with ClimateRock continuing as the surviving company (the “SPAC Merger”), as a result of which, (i) ClimateRock shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of ClimateRock (other than treasury shares and shares held by holders that have exercised their dissenters’ rights (“Dissenting Shares”)) immediately prior to the effective time of the SPAC Merger (the “SPAC Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled and extinguished and converted into the right to receive, in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco or, in the case of ClimateRock’s outstanding rights, will be automatically converted into ordinary shares of Pubco, and (b) Company Merger Sub will merge with and into GreenRock, with GreenRock continuing as the surviving company (the “Company Merger” and together with the SPAC Merger, the “Mergers”), as a result of which, (i) GreenRock shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of GreenRock immediately prior to the effective time of the Company Merger (the “Company Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco (the Mergers together with the other transactions contemplated by the Business Combination Agreement and other ancillary documents, the “Business Combination”).

Pursuant to the terms of the Business Combination Agreement, the consideration to be delivered to the holders of the ordinary shares of GreenRock (the “GreenRock Shareholders”) in connection with the Business Combination (the “Merger Consideration”) will be 44,685,000 newly-issued ordinary shares, par value $0.0001, of Pubco (each, a “Pubco Ordinary Share”), of which 16,685,000 will be held in a segregated account (the “Escrowed Shares”) pursuant to an escrow agreement (the “Escrow Agreement”) that Pubco, ClimateRock, and GreenRock will enter into at or prior to the closing of the Mergers (the “Closing”) with an escrow agent mutually acceptable to ClimateRock and GreenRock (the “Escrow Agent”). The GreenRock Shareholders shall be shown as registered owners of their respective Escrowed Shares on the books and records of Pubco, and shall be entitled to exercise voting rights with respect to such Escrowed Shares, and any dividends, distributions and other earnings on the Escrowed Shares while held in escrow shall be paid directly to the GreenRock Shareholders. The Escrowed Shares will be subject to forfeiture by the GreenRock Shareholders if GreenRock fails to meet certain financial targets.

As a result of the SPAC Merger, (a) immediately prior to the SPAC Merger Effective Time, every issued and outstanding Unit of ClimateRock will be automatically separated and the holders thereof will be deemed to hold one (1) Class A ordinary share of ClimateRock, par value $0.0001 (each, a “ClimateRock Class A Ordinary Share”), one-half (1/2) of a ClimateRock Warrant and one ClimateRock Right; (b) each ClimateRock Class A Ordinary Share outstanding immediately prior to the Effective Time other than a Dissenting Share (as defined below) will automatically convert into one Pubco Ordinary Share; (c) each ClimateRock Class B ordinary share, par value $0.0001 (each, a “ClimateRock Class B Ordinary Share”, and together with the ClimateRock Class A Shares, the “ClimateRock Ordinary Shares”), outstanding immediately prior to the SPAC Merger Effective Time that is not a Dissenting Share will automatically convert into one Pubco Ordinary Share; (d) each ClimateRock Public Warrant and each ClimateRock Private Warrant shall automatically convert into one warrant to purchase Pubco Ordinary Shares (each, a “Pubco Warrant”) on substantially the same terms and conditions; and (e) each ClimateRock Right will be automatically converted into the number of Pubco Ordinary Shares that would have been received by the holder of such Right if it had been converted upon the consummation of a business combination in accordance with ClimateRock’s organizational documents.

As a result of the Company Merger, (a) each GreenRock ordinary share (the “GreenRock Ordinary Shares”) issued and outstanding immediately prior to the Company Merger Effective Time will be automatically cancelled, extinguished and converted into the right to receive the applicable portion of the Merger Consideration, and (b) each issued and outstanding GreenRock convertible security shall be converted into Pubco convertible securities of like tenor and shall have, and be subject to, substantially the same terms and conditions as set forth in the applicable organizational document of GreenRock, except that they shall represent the right to acquire Pubco Ordinary Shares in lieu of GreenRock Ordinary Shares.

Proposals to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the extraordinary general meeting of shareholders of ClimateRock scheduled to be held on             , 2024.

ClimateRock’s units, shares, warrants and rights are currently listed on The Nasdaq Global Market under the symbols “CLRCU,” “CLRC,” “CLRCW” and “CLRCR,” respectively. Pubco will apply for listing, to be effective at the time of the Business Combination, of its Pubco Ordinary Shares and the Pubco Warrants issued in exchange for ClimateRock’s Public Warrants on The Nasdaq Capital Market under the symbols “            ” and “            ,” respectively. Pubco will not have units or rights traded following consummation of the Business Combination.

Each of ClimateRock and Pubco is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and has elected to comply with certain reduced public company reporting requirements. Pubco is, and will be, after the consummation of the Business Combination, considered a “foreign private issuer” under U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and therefore exempt from certain rules thereunder, and a “controlled company” under the Nasdaq Stock Market LLC listing rules, and may be exempt from certain corporate governance requirements thereunder.

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the extraordinary general meeting of ClimateRock’s shareholders. ClimateRock encourages you to carefully read this entire document and the documents incorporated by reference. You should also carefully consider the risk factors described in “Risk Factors” on page 40 of this proxy statement/prospectus.

Pubco is a “controlled company” under the Nasdaq Stock Market LLC listing rules (the “Listing Rules of Nasdaq”), and may be exempt from certain corporate governance requirements other than those exemptions available to foreign private issuers discussed herein. See “Risk Factors — Pubco will be a ‘controlled company’ within the meaning of the Listing Rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies” and “Risk Factors — As a ‘foreign private issuer’ under the rules and regulations of the SEC, Pubco is permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.”

Pubco is, and will be after the consummation of the Business Combination, considered a “foreign private issuer” under the Exchange Act and therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, Pubco is not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission (“SEC”) as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act, although it may elect to file certain periodic reports and financial statements with the SEC on a voluntary basis on the forms used by U.S. domestic issuers. Pubco is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, Pubco’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Pubco’s securities. Accordingly, after the Business Combination, if you continue to hold Pubco’s securities, you may receive less or different information about Pubco than you currently receive about ClimateRock and GreenRock.

In addition, as a “foreign private issuer,” Pubco is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its Annual Reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. Pubco currently intends to follow some, but not all, of the corporate governance requirements of Nasdaq. With respect to the corporate governance requirements of Pubco that it does follow, Pubco cannot give assurances that it will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow Pubco to follow its home country practice. Unlike the requirements of Nasdaq, Pubco is not required, under the corporate governance practice and requirements in the Cayman Islands, to have its board consist of a majority of independent directors, nor is Pubco required to have a compensation committee, a nominating or a corporate governance committee consisting entirely of independent directors, or to have regularly scheduled executive sessions with only independent directors each year. Such Cayman Islands home country practices may afford less protection to holders of Pubco Ordinary Shares. For additional information regarding the home country practices Pubco intends to follow in lieu of Nasdaq requirements, see the section of this proxy statement/prospectus entitled “Management of GreenRock and Pubco After the Business Combination — Corporate Governance Practices.”

Pubco would lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of Pubco’s outstanding voting securities becomes directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of Pubco’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of Pubco’s assets are located in the United States; or (iii) Pubco’s business is administered principally in the United States. If Pubco loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, Pubco would likely incur substantial costs in fulfilling these additional regulatory requirements and members of Pubco’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated             , 2024, and is first being mailed to ClimateRock security holders on or about             , 2024.

ADDITIONAL INFORMATION

This document incorporates important business and financial information about ClimateRock filed with the SEC that is not included in or delivered with this document. You can obtain any of the documents filed with the SEC by ClimateRock at no cost from the SEC’s website at www.sec.gov. You may also request copies of these documents, including documents incorporated by reference into this document, at no cost, by contacting ClimateRock. Please see “Where You Can Find More Information” for more details. In order to receive timely delivery of the documents in advance of the extraordinary general meeting of ClimateRock shareholders, you should make your request to:

ClimateRock
25 Bedford Square
London, WC1B 3HH, United Kingdom
Attn: Per Regnarsson
+44 208 050 7820

or

Alliance Advisors
200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003
Telephone: (844) 717-2319
E-mail: CLRCinfo@allianceadvisors.com

No person is authorized to give any information or to make any representation with respect to the matters that this proxy statement/prospectus describes other than those contained in this proxy statement/prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by ClimateRock, Pubco or GreenRock. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made under this proxy statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of ClimateRock, Pubco or GreenRock since the date of this proxy statement/prospectus or that any information contained herein is correct as of any time subsequent to such date.

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than             , 2024, 72 hours before the date of the extraordinary general meeting.

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed with the SEC by Pubco (File No. 333-            ), constitutes a prospectus of Pubco under Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Pubco Ordinary Shares and Pubco Warrants, to be issued if the Business Combination described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act, with respect to the extraordinary general meeting of shareholders of ClimateRock at which ClimateRock shareholders will be asked to consider and vote upon the approval of the Business Combination Proposal, among other matters.

FINANCIAL STATEMENT PRESENTATION

Pubco

Pubco was incorporated on September 23, 2022 for the purpose of effectuating the business combination described transaction in the Original EEW BCA (as defined below). Pubco has no material assets and does not operate any businesses. Accordingly, no financial statements of Pubco have been included in this proxy statement/prospectus. Following the Business Combination, Pubco will qualify as a foreign private issuer as defined under Rule 405 under the Securities Act and will prepare its financial statements denominated in Euros and in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”). Accordingly, the unaudited pro forma combined financial information presented in this proxy statement/prospectus have been prepared in accordance with IFRS and denominated in Euros.

ClimateRock

The financial statements of ClimateRock included in this proxy statement/prospectus and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

GreenRock

The financial statements of GreenRock included in this proxy statement/prospectus have been prepared in accordance with IFRS and are denominated in Euros.

INDUSTRY AND MARKET DATA

In this proxy statement/prospectus, GreenRock relies on and refers to industry data, information and statistics regarding the markets in which it competes from publicly available information, industry and general publications and research and studies conducted by third parties. This information appears under the section of this proxy statement/prospectus entitled “Business of GreenRock.” GreenRock has taken such care as it considers reasonable in the extraction and reproduction of information from such data from third-party sources.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section of this proxy statement/prospectus entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

Pubco, GreenRock, and ClimateRock and their respective subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their businesses. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this proxy statement/prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this proxy statement/prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the term “GreenRock” refers to GreenRock Corp, a Cayman Islands exempted company, the term “ClimateRock” refers to ClimateRock, a Cayman Islands exempted company, and “Pubco” refers to ClimateRock Holdings Limited, a Cayman Islands exempted company. For further information on the structure of the parties, please see “The Business Combination Proposal — Organizational Structure.”

In this document:

“€”, “EUR” and “Euro” each refers to the Euro, the legal currency of the European Union.

“£”, “GBP” and “Pounds sterling” each refers to the legal currency of the United Kingdom.

“$,” “USD,” “US$” and “U.S. dollar” each refers to the legal currency of the United States.

“Adjournment Proposal” means a proposal to direct the chairman of the Meeting to adjourn the Meeting to a later date or dates, if ClimateRock deems it necessary or appropriate, including, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, ClimateRock is not authorized to consummate the Business Combination.

“Amended and Restated Memorandum and Articles of Association” or “Pubco Articles” means the amended and restated memorandum and articles of association of Pubco to be adopted prior to consummation of the Business Combination.

“BESS” means battery storage systems.

“Brexit” means the United Kingdom’s formal withdrawal from the European Union.

“Broker non-vote” means the failure of an ClimateRock shareholder, who holds his, her or its shares in “street name” through a broker or other nominee, to give voting instructions to such broker or other nominee.

“Business Combination Agreement” means the Agreement and Plan of Merger, dated as of December 30, 2023, by and among ClimateRock, GreenRock, Pubco, SPAC Merger Sub and Company Merger Sub (as may be further amended and/or amended and restated), a copy of which is attached hereto as Annex A.

“Business Combination” or “Transactions” means, collectively, the Mergers together with the other transactions contemplated by the Business Combination Agreement and other ancillary documents.

“Business Combination Deadline” means the date by which ClimateRock must consummate its initial business combination under its Constitutional Documents, currently May 2, 2024, and including any later date to which it may be extended.

“Business Combination Proposal” means a proposal to approve the Business Combination Agreement and the Transactions.

“Cayman Act” or “Cayman Companies Act” means the Companies Act (Revised) of the Cayman Islands.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“ClimateRock” means ClimateRock, a Cayman Islands exempted company.

“ClimateRock Memorandum and Articles” means ClimateRock’s amended and restated memorandum and articles of association, as amended.

“Closing” means the closing of the Transactions.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Merger” means the merger of Company Merger Sub with and into GreenRock, with GreenRock continuing as the surviving company, pursuant to the Cayman Companies Act, the plan of merger relating to such merger and the Business Combination Agreement.

“Company Merger Effective Time” means the date and at the time at which the plan of merger for the Company Merger is registered by the Cayman Registrar in accordance with the Cayman Act or such later date and/or time as GreenRock and ClimateRock may agree and specify pursuant to the Cayman Act.

v

“Company Merger Sub” means GreenRock Merger Sub Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco.

“Constitutional Documents” means the formation documents of any of the entities listed herein, including the Amended and Restated Memorandum and Articles of Association, as they may be amended and/or restated.

“COVID” or “Covid-19” means the disease known as coronavirus disease or COVID-19, the virus known as severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and any evolutions or mutations thereof.

“Directors” means the directors of Pubco from time to time, and each a Director.

“Dissenting Share” means any ClimateRock Ordinary Share issued and outstanding immediately prior to the Effective Time for which any ClimateRock shareholder has validly exercised properly in writing their dissenters’ rights for such ClimateRock Ordinary Shares in accordance with Cayman Act, and has otherwise complied in all respects with all of the provisions of the Cayman Act relevant to the exercise and perfection of dissenters’ rights.

“Dissenting Shareholder” means any ClimateRock shareholder who has validly exercised properly in writing their dissenters’ rights for such ClimateRock Ordinary Shares in accordance with Cayman Act, and has otherwise complied in all respects with all of the provisions of the Cayman Act relevant to the exercise and perfection of dissenters’ rights.

“Dodd-Frank Wall Street Reform and Consumer Protection Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

“GreenRock” or the “Company” means GreenRock Corp, a Cayman Islands exempted company.

“Effective Time” means the SPAC Merger Effective Time and the Company Merger Effective Time.

“EPC” means engineering, procurement and construction.

“EU” means the European Union.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Director” means an executive Director of Pubco.

“Founder Shares” means 1,968,749 Class A Ordinary Shares and 1 Class B Ordinary Share of ClimateRock all of which are currently issued and outstanding and were issued to the Initial Shareholders prior to the Initial Public Offering of ClimateRock (with the Class A Ordinary Shares having been converted from Class B Ordinary Shares).

“Gluon” means Gluon Capital Limited.

“Gluon Engagement Letter” means the letter agreement entered into on September 21, 2022, as amended on October 5, 2022, by and between the ClimateRock and Gluon Partners LLP.

“GreenRock Shareholders” means the holders of GreenRock shares.

“GW” means gigawatts.

“IFRS” means the International Financial Reporting Standards as adopted by the International Accounting Standards Board.

“Initial Public Offering,” “IPO” or “ClimateRock IPO” means the initial public offering of Units of ClimateRock, which was consummated on May 2, 2022.

“Initial Shareholders” means the Sponsor, of which ClimateRock’s Executive Chairman, Charles Ratelband V, is the sole managing member, and any of ClimateRock’s officers or directors that hold Founder Shares.

“IRENA” means the International Renewable Energy Agency.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Listing Rules of Nasdaq” refers to the listing rules of The Nasdaq Stock Market LLC.

“Material Adverse Effect” means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, results of operation or financial condition of such person and its subsidiaries, taken as a whole, or (b) the ability of such person or any of its subsidiaries to consummate the Transactions, in each case subject to certain customary exceptions.

“Maxim” means Maxim Group LLC, the representative of the underwriters of the IPO.

“Meeting” means the extraordinary general meeting of shareholders of ClimateRock, to be held on            , 2024 at            a.m. Eastern Time.

“Mergers” means the Company Merger and the SPAC Merger.

“Merger Proposal” means the proposal to approve the Merger and the Plan of Merger, and the transactions contemplated thereby.

“Minimum Cash Condition” means the condition in the Business Combination Agreement that the proceeds of any PIPE Financing plus the balance of the cash held in trust at Closing, after giving effect to redemption by the ClimateRock shareholders and payment of Transaction expenses, equal at least $15.0 million.

“MW” means megawatt.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Newbridge” means Newbridge Securities Corporation.

“O&M” means operation and maintenance.

“ordinary resolution” means, in respect of ClimateRock, a resolution passed by the shareholders of ClimateRock either (i) unanimously in writing by the shareholders entitled to vote at a validly called and quorate general meeting of ClimateRock or (ii) by a simple majority of the votes cast by, or on behalf of, the shareholders of ClimateRock entitled to vote thereon.

“Ordinary Shares” or “Pubco Ordinary Shares” means, collectively, the ordinary shares of Pubco, each with par value $0.0001 per share.

“PCAOB” means the Public Company Accounting Oversight Board.

“PIPE Financing” means the issuance by Pubco of Pubco Ordinary Shares, or securities convertible or exchangeable for Pubco Ordinary Shares, to certain investors in connection with the Business Combination.

“Plan of Merger” means the plan of merger between ClimateRock and SPAC Merger Sub attached to the proxy statement/prospectus as Annex E.

“PPAs” means power purchase agreements.

“Private Warrants” means the Warrants sold in the private placement closed simultaneously with the closing of the IPO, each of which is exercisable for one ordinary share of ClimateRock, in accordance with its terms.

“proxy statement/prospectus” means the proxy statement/prospectus included in the Registration Statement.

“Pubco” means ClimateRock Holdings Limited, a Cayman Islands exempted company.

“Pubco Board” means the board of directors of Pubco.

“Pubco Private Warrant” means one whole warrant entitling the holder thereof to purchase one Pubco Ordinary Share at a purchase price of $11.50 per full share.

“Pubco Public Warrant” means one whole warrant entitling the holder thereof to purchase one Pubco Ordinary Share at a purchase price of $11.50 per full share.

“Pubco Warrants” means the Pubco Private Warrants, and Pubco Public Warrants, collectively.

“Public Securities” means Public Shares, Public Rights and Public Warrants collectively.

“Public Right” or “Right” means the right included in each Public Unit entitling the holder to receive one-tenth of one ordinary share of ClimateRock.

“Public Shareholders” means the holders of Public Shares.

“Public Shares” means Class A Ordinary Shares of ClimateRock issued as part of the Units sold in the Initial Public Offering.

“Public Units” or “Units” means units issued in the IPO, each consisting of one ordinary share of ClimateRock, one-half of one Public Warrant and one Public Right.

“Public Warrants” means the Warrants included in the Units sold in the Initial Public Offering, each whole Warrants exercisable for one ordinary share of ClimateRock, in accordance with its terms.

“PV” means photovoltaic.

“Record Date” means            , 2024, the record date for the Meeting.

“Redemption” means the right of the holders of ClimateRock Public Shares to have their shares redeemed in accordance with the ClimateRock Memorandum and Articles and the procedures set forth in this proxy statement/prospectus.

“Redemption Price” means the price at which each ClimateRock ordinary share is redeemed or converted in connection with the Business Combination pursuant to ClimateRock’s organizational documents.

“Registration Statement” means the Registration Statement on Form F-4 (Registration No. 333-            ) filed by Pubco with the SEC of which this proxy statement/prospectus forms a part.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as may be amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“senior management” refers to those persons named as officers of GreenRock and, following the consummation of the Business Combination, of Pubco, in the section titled “Management of Pubco After Business Combination.”

“special resolution” means, in respect of ClimateRock, a resolution passed by the shareholders of ClimateRock either (i) unanimously in writing by the shareholders entitled to vote at a validly called and quorate general meeting of ClimateRock or (ii) by a majority of at least two-thirds of the votes cast by the shareholders of ClimateRock who, being entitled to do so, vote in person or by proxy at a validly called and quorate general meeting of ClimateRock.

“SPAC Merger” means the merger of SPAC Merger Sub with and into ClimateRock, with ClimateRock continuing as the surviving company, pursuant to the Cayman Companies Act, the Plan of Merger and the Business Combination Agreement.

“SPAC Merger Effective Time” means the date and at the time at which the Plan of Merger is registered by the Cayman Registrar in accordance with the Cayman Act or such later date and/or time as GreenRock and ClimateRock may agree and specify pursuant to the Cayman Act.

“SPAC Merger Sub” means ClimateRock Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco.

“Sponsor” means U.N. SDG Support LLC, of which ClimateRock’s Executive Chairman, Charles Ratelband V, is the sole managing member.

“Transaction Success Fee” means the fee of $250,000 that Gluon is entitled to if ClimateRock consummates a business combination, subject to the terms of Gluon Engagement Letter.

“Trust Account” means the trust account that holds a portion of the proceeds of the Initial Public Offering and the sale of the Private Warrants.

“UK Act” means the UK Companies Act 2006 (c 46), as amended.

“U.S.” means the United States of America.

“U.S. GAAP” or “GAAP” means generally accepted accounting principles in the United States of America.

“Warrants” includes Public Warrants and Private Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement/prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding ClimateRock, Pubco, GreenRock and their respective management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:

•        the ability of ClimateRock to consummate the Business Combination;

•        the expected benefits of the Business Combination;

•        the financial and business performance of Pubco, including financial projections and business metrics and any underlying assumptions thereunder;

•        changes in Pubco’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•        the implementation, market acceptance and success of Pubco’s business model;

•        Pubco’s ability to scale in a cost-effective manner;

•        developments and projections relating to Pubco’s competitors and industry;

•        the impact of wider geopolitical risks (such as wars and other conflicts), supply chain disruptions (including freight), issues related to human rights and forced labor, and health epidemics (including the COVID-19 pandemic) on Pubco’s business and the actions Pubco may take in response thereto;

•        expectations regarding the time during which Pubco will be an emerging growth company under the JOBS Act;

•        Pubco’s future capital requirements and sources and uses of cash;

•        Pubco’s ability to obtain funding for its operations;

•        Pubco’s business, expansion plans and opportunities;

•        the outcome of any known and unknown litigation and regulatory proceedings;

•        Pubco’s ability to adapt to any changes in international and local regulations with impact on solar project development;

•        expectations for continued government initiatives and commitments aimed to reach net-zero carbon emissions in the jurisdictions in which GreenRock operates;

•        expectations of continued reduction of renewable energy technology costs and/or increase of efficiency;

•        expectations of an increase in global investment in the energy sector of an estimated US$ 5.7 trillion per year in order to reach net-zero carbon emissions by 2050;

•        a strong future growth in the demand for renewable energy projects, including expectations that solar PV will be the energy type with the largest growth in capacity from present until 2050 with an annual increase of 450 GW over this decade, reaching nearly 5,200 GW in 2030 and exceeding 14,000 GW by 2050;

•        technological breakthroughs in the energy sector that deem Pubco’s strategy and growth plans for solar, wind, and/or hydrogen businesses redundant or in need of adjustments.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the views of ClimateRock, Pubco or GreenRock as of any subsequent date, and neither ClimateRock, GreenRock nor Pubco undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or to instruct how your vote should be cast or how you should vote your shares on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, the actual results or performance of Pubco may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•        the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Business Combination Agreement;

•        the outcome of any legal proceedings or enforcement actions that may be instituted against ClimateRock, Pubco or GreenRock following announcement of the proposed Business Combination and transactions contemplated thereby;

•        the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of ClimateRock or to satisfy other conditions to the Closing in the Business Combination Agreement;

•        the ability to obtain or maintain the listing of Pubco Ordinary Shares on Nasdaq following the Business Combination;

•        the risk that the proposed Business Combination disrupts current plans and operations of Pubco as a result of the announcement and consummation of the transactions described herein;

•        the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Pubco to grow and manage growth profitably;

•        costs related to the Business Combination;

•        changes in applicable laws or regulations;

•        the occurrence of one or more high profile accidents by autonomous driving vehicles that result in lower customer demand or more stringent regulations in one or more jurisdictions in which Pubco intends to operate;

•        Pubco’s ability to raise capital;

•        the possibility of third-party claims against the Trust Account;

•        the possibility that ClimateRock or Pubco may be adversely affected by other economic, business and/or competitive factors;

•        other risks and uncertainties described in this proxy statement/prospectus, including those under the section entitled “Risk Factors”; and

•        other factors beyond the control of ClimateRock, Pubco and GreenRock and their respective management teams.

While forward-looking statements reflect ClimateRock’s, Pubco’s and GreenRock’s good faith beliefs, as applicable, they are not guarantees of future performance. Except as otherwise required by applicable law, ClimateRock, Pubco and GreenRock disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this proxy statement/prospectus. For a further discussion of these and other factors that could cause ClimateRock’s, Pubco’s and GreenRock’s future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to ClimateRock, Pubco and GreenRock.

x

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the Meeting and the proposals to be presented at the Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to ClimateRock shareholders. Shareholders are urged to read carefully this entire proxy statement/prospectus, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Meeting, which will be held on            , 2024 at            a.m., Eastern Time, at            , and via a live webcast, or at such other time, on such other date and at such other place to which the meeting may be adjourned.

Q. Why am I receiving this proxy statement/prospectus?

A. On December 30, 2023, ClimateRock, GreenRock, Pubco, and SPAC Merger Sub and Company Merger Sub entered into the Business Combination Agreement, which was later joined by Company Merger Sub on [            ], 2024, to effect the Transactions under the terms of the Business Combination Agreement that is described in this proxy statement/prospectus. ClimateRock’s shareholders are being asked to vote to approve the Business Combination Agreement and the Transactions contemplated thereby. The Business Combination Agreement provides for, among other things, (a) SPAC Merger Sub will merge with and into ClimateRock, with ClimateRock continuing as the surviving company, as a result of which, (i) ClimateRock shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of ClimateRock immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco or, in the case of ClimateRock’s outstanding rights, will be automatically converted into ordinary shares of Pubco, and (b) Company Merger Sub will merge with and into GreenRock, with GreenRock continuing as the surviving company, as a result of which, (i) GreenRock shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of GreenRock immediately prior to the Company Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco. This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

Q. When and where is the Meeting?	A. The Meeting will be held at the offices of on , 2024, at a.m., Eastern Time.
Q. Can I attend the Meeting in person?

A. Yes. The Meeting will be held at            . ClimateRock will also be hosting the Meeting via live webcast on the Internet. The Meeting will start at            a.m. Eastern Time, on            , 2024. Any shareholder can listen to and participate in the Meeting live via the Internet at              with the password of            . Shareholders may vote and submit questions while connected to the Meeting on the Internet with the voter control number included on your proxy card.

Q. What do I need in order to be able to participate in the Meeting online?

A. You can attend the Meeting via the Internet by visiting              with the password of            . You will need the voter control number included on your proxy card in order to be able to vote your shares or submit questions during the Meeting. If you do not have a voter control number, you will be able to listen to the Meeting only and you will not be able to vote or submit questions during the Meeting.

Q. What is being voted on at the Meeting?

A. ClimateRock’s shareholders are being asked to vote to approve the following proposals:

1. The Business Combination Proposal — to approve the Business Combination Agreement and Transactions contemplated thereby, including the Merger. See the section entitled “The Business Combination Proposal.” The Business Combination Proposal is conditioned on the approval of the Merger Proposal described below. Therefore, if the Merger Proposal is not approved, then the Business Combination may not be consummated.

2. The Merger Proposal — to approve and authorize the Plan of Merger and the Merger of SPAC Merger Sub with and into ClimateRock and related matters in accordance with the Business Combination Agreement with ClimateRock being the surviving company following the Merger. See the section entitled “Merger Proposal.” The Merger Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the Merger Proposal will not be presented to shareholders at the Meeting.

3. The Adjournment Proposal — to consider and vote upon a proposal to direct the chairman of the Meeting to adjourn the Meeting to a later date or dates to (if necessary), among other things, permit further solicitation and vote of proxies if based upon the tabulated vote at the time of the Meeting, ClimateRock would not have been authorized to consummate the Business Combination. See the section entitled “The Adjournment Proposal.”

ClimateRock will hold the Meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Meeting. Shareholders should read it carefully.

The vote of shareholders is important. Shareholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q. Why is ClimateRock proposing the Business Combination?

A. ClimateRock was incorporated to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities.

ClimateRock completed its Initial Public Offering of Public Units on May 2, 2022, with each Public Unit consisting of one ordinary share, one-half of one Public Warrant, each whole warrant exercising into one ordinary share at a price of $11.50 and one Public Right, each entitling the holder thereof to receive one-tenth of one ordinary share of ClimateRock upon ClimateRock’s completion of its initial business combination. The sale of the Public Units, raising $78,750,000, as well as a private placement of Private Warrants on May 2, 2022, raising total gross proceeds of $3,762,500, totaling $82,512,500. Since the Initial Public Offering, ClimateRock’s activity has been limited to the search and evaluation of and negotiation with business combination candidates.

Although ClimateRock was able to pursue an initial business combination target in any industry, sector, or geographic region, it focused on acquiring a target within the sustainable energy industry in the Organization for Economic Co-operation and Development countries, including climate change, environment, renewable energy and emerging and clean technologies.

ClimateRock believes that a business combination with GreenRock will provide ClimateRock shareholders with an opportunity to participate in a company with strong potential. See the section entitled “The Business Combination Proposal — ClimateRock’s Board of Directors’ Reasons for Approval of the Business Combination.”

Q. Why is ClimateRock providing shareholders with the opportunity to vote on the Business Combination?

A. Under the ClimateRock Memorandum and Articles, ClimateRock must provide all holders of its Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of ClimateRock’s initial business combination either in conjunction with a tender offer or in conjunction with a shareholder vote. For business and pursuant to Cayman Islands law requirements, ClimateRock has elected to structure the Business Combination in such a way as to provide its shareholders with the opportunity to have their Public Shares redeemed in connection with a shareholder vote rather than a tender offer. Therefore, ClimateRock is seeking to obtain the approval of its shareholders of the Business Combination Proposal in order to allow its Public Shareholders to effectuate Redemptions of their Public Shares in connection with the consummation of the Business Combination.

Q. Are the proposals conditioned on one another?

A. The approval of the Merger Proposal is a condition to the adoption of the Business Combination Proposal and vice versa. Accordingly, if the Business Combination Proposal is not approved, the Merger Proposal will not be presented to the shareholders for a vote. The approval of either the Business Combination Proposal or the Merger Proposal is not a condition to the adoption of the Adjournment Proposal. If the Business Combination Proposal and the Merger Proposal are approved, the Adjournment Proposal will not be presented to shareholders for a vote.

Q. Why did the Board establish a Special Committee?

A. In light of the apparent and actual conflicts of interests existing on the parts of certain of ClimateRock’s directors and officers in connection with the Business Combination, including the fact that (a) Per Regnarsson is chief executive officer of both ClimateRock and GreenRock, (b) Charles Ratelband V is chairman of ClimateRock and executive director of GreenRock, (c) Mr. Ratelband is the sole indirect owner of WindShareFund N.V. which is seller of the wind assets described under “Business of GreenRock — Operations,” and (d) Accretion, the legal entity further described under “Business of GreenRock — Operations” is controlled by Gluon Capital, which in turn is controlled by Mr. Regnarsson and Mr. Maxamilian Delamain, the board of directors of ClimateRock established a special committee of disinterested directors (the “Special Committee”) for purposes of negotiating the Business Combination Agreement with the power to act on behalf of ClimateRock. Neither Mr. Regnarsson nor Mr. Ratelband is a member of the Special Committee.

Q. What factors did the Special Committee consider in connection with its decision to recommend voting in favor of the Business Combination?

A. The Special Committee conducted a detailed investigation of GreenRock including the status of its pipeline projects, historical performance, confirmations that historical financials were audited, going concern memos, projected financials, sensitivity analysis of projections, presence of a Fairness Opinion, secured and unsecured revenues based on signed contracts, expected cash to be available with Pubco to conduct operations and implement its growth plans, waterfall mechanisms for any payments from the funds raised, and the ability of Pubco to raise funds in the future to meet its growth targets.

Q. What will happen in the Business Combination?

A. Pursuant to the Business Combination Agreement, (a) SPAC Merger Sub will merge with and into ClimateRock, with ClimateRock continuing as the surviving company, as a result of which, (i) ClimateRock shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of ClimateRock immediately prior to the SPAC Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco or, in the case of ClimateRock’s outstanding rights, will be automatically converted into ordinary shares of Pubco, and (b) Company Merger Sub will merge with and into GreenRock, with GreenRock continuing as the surviving company, as a result of which, (i) GreenRock shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of GreenRock immediately prior to the Company Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco.

In particular, (i)(a) immediately prior to the SPAC Merger Effective Time, every issued and outstanding Unit of ClimateRock will be automatically separated and the holders thereof will be deemed to hold one (1) ClimateRock Class A Ordinary Share, one-half (1/2) of a ClimateRock Warrant and one ClimateRock Right; (b) each ClimateRock Class A Ordinary Share outstanding immediately prior to the Effective Time that has not been redeemed and is not a Dissenting Share will automatically convert into one Pubco Ordinary Share; (c) each ClimateRock Class B Ordinary Share outstanding immediately prior to the SPAC Merger Effective Time that is not a Dissenting Share will automatically convert into one Pubco Ordinary Share; (d) each ClimateRock public warrant and each ClimateRock private warrant shall automatically convert into a Pubco Warrant on substantially the same terms and conditions; and (e) each ClimateRock Right will be automatically converted into the number of Pubco Ordinary Shares that would have been received by the holder of such Right if it had been converted upon the consummation of a business combination in accordance with ClimateRock’s organizational documents, and (ii)(a) each GreenRock Ordinary Share issued and outstanding immediately prior to the Company Merger Effective Time will be automatically cancelled, extinguished and converted into the right to receive the applicable portion of the Merger Consideration, and (b) each issued and outstanding GreenRock convertible security shall be converted into Pubco convertible securities of like tenor and shall have, and be subject to, substantially the same terms and conditions as set forth in the applicable organizational document of GreenRock, except that they shall represent the right to acquire Pubco Ordinary Shares in lieu of GreenRock Ordinary Shares. The cash held in the Trust Account and the proceeds from any financing transactions in connection with the Business Combination will be used by Pubco for working capital and general corporate purposes following the consummation of the Business Combination. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. For Pubco’s organizational structure chart upon consummation of the Business Combination, please see “The Business Combination Agreement — Transaction and Organizational Structures Prior to and Following Consummation of the Business Combination.”

Q. What are the U.S. federal income tax consequences of the Business Combination to me?

A. Subject to the discussion below regarding Public Warrants, it is intended that the Mergers qualify as an exchange described in Section 351 of the Code (when taken together with certain other transactions in connection with the Business Combination). Assuming such qualification, a U.S. holder with no Public Warrants or Public Rights that receives Pubco Ordinary Shares in exchange for Public Shares in the SPAC Merger generally should not recognize any gain or loss on such exchange. In such case, the aggregate adjusted tax basis of the Pubco Ordinary Shares received in the SPAC Merger by a U.S. holder should be equal to the adjusted tax basis of the Public Shares exchanged therefor. The holding period of the Pubco Ordinary Shares should include the holding period during which the Public Shares exchanged therefor were held by such U.S. holder.

If the Mergers qualify as an exchange under Section 351 of the Code and not as a “reorganization” under Section 368(a) of the Code, a U.S. holder that receives Pubco Ordinary Shares in exchange for Public Shares and whose Public Warrants automatically convert into Pubco Public Warrants in the SPAC Merger should recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of gain realized by such holder and (ii) the fair market value of the Pubco Public Warrants received by such holder in such exchange. To determine the amount of gain, if any, that a U.S. holder must recognize, the holder must compute the amount of gain or loss realized as a result of the SPAC Merger on a share-by-share and warrant-by-warrant basis, as described further below under “Material U.S. Federal Income Tax Consideration — U.S. Holders — Tax Consequences of the Business Combination.” U.S. holders should discuss with their tax advisors potential alternative characterizations with respect to the exchange of Public Warrants for Pubco Public Warrants.

If the Merger qualifies as an exchange governed only by Section 351 of the Code and not as a “reorganization” under Section 368(a) of the Code, a U.S. holder with no Public Shares or Public Rights whose Public Warrants automatically convert into Pubco Public Warrants in the Merger will recognize gain or loss upon such exchange equal to the difference between the fair market value of the Pubco Public Warrants received and such U.S. holder’s adjusted basis in its Public Warrants. A U.S. holder’s basis in its Pubco Public Warrants received in the Merger will equal the fair market value of the Pubco Public Warrants. A U.S. holder’s holding period in its Pubco Public Warrants will begin on the day after the Merger.

If the Merger qualifies as a “reorganization” under Section 368(a) of the Code as well as an exchange under Section 351 of the Code, a U.S. holder that receives Pubco Ordinary Shares in exchange for Public Shares and whose Public Warrants automatically convert into Pubco Public Warrants should not recognize any gain or loss upon the exchange. In such case, a U.S. holder’s tax basis in the Pubco Ordinary Shares and the Pubco Public Warrants received should be equal to the U.S. holder’s basis in the Public Shares and Public Warrants exchanged therefor, and the holding period of the Pubco Ordinary Shares and Pubco Public Warrants should include the holding period during which the Public Shares and the Public Warrants exchanged therefor were held by such U.S. holder. However, it is unclear whether the requirements of Section 368 of the Code can be satisfied.

The appropriate U.S. federal income tax treatment of the conversion of the Public Rights into Pubco Ordinary Shares is uncertain. In general, ClimateRock intends to take the position that, unless such U.S. holder would otherwise be required to recognize gain that is realized in the Merger in accordance with the rules described above, (i) a U.S. holder would not recognize gain or loss upon the acquisition of Pubco Ordinary Shares with respect to the Public Rights, (ii) the aggregate adjusted tax basis of such Pubco Ordinary Shares would be equal to the adjusted tax basis of the Public Rights exchanged therefor and (iii) the holding period of the Pubco Ordinary Shares would include the holding period during which the Public Rights exchanged therefor were held by such U.S. holder. U.S. holders should discuss with their tax advisors potential alternative characterizations with respect to the exchange of Public Rights for Pubco Ordinary Shares.

Even if the Mergers otherwise qualify as an exchange described in Section 351 of the Code and/or as a “reorganization” under Section 368(a) of the Code, U.S. holders may be required to recognize gain (but not loss) on account of the application of the Passive Foreign Investment Company rules, as described in more detail under “Material U.S. Federal Income Tax Consideration — U.S. Holders — Application of the Passive Foreign Investment Company Rules to the Business Combination.”

For additional discussion of the U.S. federal income tax treatment of the Business Combination, see the section entitled “Material U.S. Federal Income Tax Considerations — U.S. Holders — Tax Consequences of the Business Combination” and “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders — Tax Consequences of the Business Combination to Non-U.S. Holders.”

Q. What conditions must be satisfied or waived to complete the Business Combination?

A. There are a number of closing conditions to the Business Combination, including, but not limited to, the following: (i) approval of the shareholders of ClimateRock and the shareholders of GreenRock; (ii) consent, approval, waiver, authorization or permit of, or notice to or declaration or filing with any governmental authorities or any third party; (iii) expiration of the applicable waiting period under any antitrust laws; (iv) no law or order preventing or prohibiting the Mergers or the other transactions contemplated by the Business Combination Agreement; (v) no pending litigation to enjoin or restrict the consummation of the Closing; (vi) the registration statement of which the proxy statement/prospectus forms a part having been declared effective by the SEC; (vii) the Pubco Ordinary Shares having been have been approved for listing on Nasdaq; (viii) ClimateRock and GreenRock having entered into a registration rights agreement in a mutually agreed upon form; (ix) the parties to the Business Combination Agreement having entered into an escrow agreement in a mutually agreed upon form; and (x) the Redemption of the ClimateRock Class A Ordinary Shares having been completed in accordance with the terms of ClimateRock’s organizational documents.

In addition, unless waived by GreenRock, the obligations of GreenRock to consummate the Business Combination are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by ClimateRock of customary certificates and other Closing deliverables: (i) the representations and warranties of ClimateRock, Pubco and the Merger Subs being true and correct as of the date of the Business Combination Agreement and the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) ClimateRock, Pubco and the Merger Subs having performed in all material respects all of their respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with by them on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to ClimateRock since the date of the Business Combination Agreement; (iv) the loans made to ClimateRock by Sponsor or any affiliate of Sponsor of Sponsor shall have been repaid in full; (v) all outstanding transaction expenses shall have been paid; (vi) GreenRock having received lock-up agreements, in a mutually agreed upon form, signed by Sponsor and each of the holders of ClimateRock’s private warrants; (vii) ClimateRock having at least $15,000,000 in available cash at the Closing, and (viii) Pubco having amended and restated its memorandum and articles of association in a form to be mutually agreed upon by the ClimateRock and GreenRock.

Unless waived by ClimateRock, the obligations of ClimateRock, Pubco and the Merger Subs to consummate the Transaction are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by GreenRock of customary certificates and other Closing deliverables: (i) the representations and warranties of GreenRock being true and correct as of the date of the Business Combination Agreement and the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) GreenRock having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with or by it on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to the GreenRock since the date of the Business Combination Agreement; (iv) ClimateRock having received executed employment agreements, on mutually agreed upon forms, with each of the Chief Executive Officer, Chief Financial Officer and General Counsel of GreenRock; (v) ClimateRock having received lock-up agreements, in a mutually agreed upon form, relating to the Pubco Ordinary Shares signed by the GreenRock Shareholders; and (vi) ClimateRock having received a fairness opinion for the Transactions from an investment bank of its choosing. For a summary of all of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “The Business Combination Proposal — The Business Combination Agreement and Related Agreements.”

Q. Did the ClimateRock board obtain a fairness opinion in determining whether to proceed with the Business Combination?

A. Yes. Pursuant to the ClimateRock Memorandum and Articles, and as provided in the ClimateRock’s IPO prospectus, ClimateRock is required to obtain an opinion from an independent investment banking firm or an independent accounting firm that such an initial business combination is fair to the holders of Public Shares from a financial point of view, if ClimateRock seeks to complete an initial business combination with a company that is affiliated with the Sponsor, or any of ClimateRock’s directors or officers. ClimateRock’s board of directors obtained a fairness opinion from NewBridge Securities Corporation (“Newbridge”), dated 27th December, 2023, in connection with the signing of the Business Combination Agreement, that provided that as of that date and based on and subject to the assumptions, qualifications and other matters set forth therein, the Merger Consideration to be paid by ClimateRock in the Business Combination was fair, from a financial point of view, to ClimateRock’s shareholders. ClimateRock obtained such fairness opinion to (i) inform themselves with respect to all material information reasonably available to them and (ii) act with appropriate care in considering the Business Combination. For a description of the fairness opinion issued by Newbridge to the ClimateRock board, please see “The Business Combination Proposal — ClimateRock’s Board of Directors’ Reasons for Approval of the Business Combination — Opinion of NewBridge.”

Q. What is the PIPE Financing?

A. In connection with the Business Combination, the parties intend to consummate a financing, pursuant to which Pubco would issue to certain investors Pubco Ordinary Shares or securities convertible or exchangeable for Pubco Ordinary Shares (the “PIPE Financing”). It is uncertain whether the parties will succeed in securing any PIPE Financing or what the size or terms of a PIPE Financing would be. To date, the parties have not received any commitments in respect of PIPE Financing.

If the parties do not consummate a sufficient PIPE Financing, then GreenRock would have to waive the Minimum Cash Condition in the Business Combination Agreement in order for the Business Combination to be consummated. If GreenRock were to elect to waive this condition and consummate the Business Combination without a PIPE Financing or with an insufficient PIPE Financing, Pubco would have only a limited amount of cash with which to operate its business after the Closing, which could prevent it from achieving its expected growth and cash flow, harm its business and financial position, and leave it with insufficient funds to pay the fees and expenses due at the Closing. For more information, please see “Risk Factors — If the parties do not consummate a PIPE Financing prior to Closing, there may not be sufficient funds to satisfy the Minimum Cash Condition of the Business Combination Agreement.”

Q.     What equity stake will current Public Shareholders, the PIPE investors, the Sponsor and the GreenRock Shareholders and their affiliates hold in Pubco immediately after the completion of the Business Combination?

A. Upon the completion of the Business Combination, assuming, among other things, that no Public Shareholders exercise redemption rights with respect to their Public Shares upon completion of the Business Combination (prior to giving effect to any warrant exercises, assuming automatic conversion of rights into ordinary shares), Public Shareholders and maxim, the Sponsor, PIPE investors and the GreenRock Shareholders will own approximately 6.8%, 3.8%, 2.4% and 87.0% of the issued and outstanding shares of Pubco, respectively, such percentages calculated assuming that the GreenRock Shareholders receive approximately 44,685,000 Pubco Ordinary Shares, derived from the shares issued and outstanding and weighted average shares issued and outstanding as presented in the pro forma combined financial statements (after rounding adjustment).

If any of the Public Shareholders exercise their redemption rights, the percentage of the issued and outstanding Pubco Ordinary Shares held by the Public Shareholders will decrease and the percentages of issued and outstanding Pubco Ordinary Shares held by the Initial Shareholders and by the GreenRock Shareholders and their affiliates will increase, in each case relative to the percentage held if none of the Public Shares are redeemed.

If any of the Public Shareholders redeem their Public Shares at Closing but continue to hold Pubco Public Warrants after the Closing, the aggregate value of the Pubco Public Warrants that may be retained by them, based on the closing trading price per Public Warrant as of as of           , 2024, the record date for the Meeting (the “Record Date”, would be $           regardless of the amount of redemptions by the Public Shareholders. Upon the issuance of Ordinary Shares in connection with the Business Combination, the percentage ownership of Pubco by Public Shareholders that do not redeem their Public Shares will be diluted. Public Shareholders that do not redeem their Public Shares in connection with the Business Combination will experience further dilution upon the exercise of Public Warrants that are retained after the Closing by redeeming Public Shareholders. The percentage of the total number of issued and outstanding Ordinary Shares that will be owned by Public Shareholders as a group will vary based on the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination.

The following table illustrates varying beneficial ownership levels in Pubco, as well as possible sources and extents of dilution for non-redeeming Public Shareholders, assuming no redemptions by Public Shareholders and the maximum redemptions by Public Shareholders:

Potential ownership of issued and outstanding Pubco Ordinary Shares upon Closing (prior to giving effect to any Warrant exercises, assuming automatic conversion of Rights into Pubco Ordinary Shares

Shareholder	Pro Forma Combined		Pro Forma Combined
	(Assuming No Redemptions)		(Assuming Maximum Redemptions)(1)
	Shares	%	Shares	%
ClimateRock Holders
ClimateRock Public Holders	3,364,638	6.5	787,500	1.6
ClimateRock Rights Holders	118,125	0.3	118,125	0.2
Sponsor	1,968,750	3.8	1,968,750	3.9
PIPE Holders	1,301,312	2.4	2,603,168	5.2
GreenRock Holders	44,685,000	87.0	44,685,000	89.1
Total Common Stock shares on the expected closing date of the Business Combination	51,437,825	100.0	50,162,543	100.0

____________

(1)      Assumes redemptions of 2,577,138 ClimateRock Ordinary Shares subject to possible redemption in connection with the Business Combination at approximately $10.83 per share based on trust account figures as of September 30, 2023.

Potential ownership of issued and outstanding Pubco Ordinary Shares upon Closing (assuming automatic conversion of Rights into Pubco Ordinary Shares and full exercise of all outstanding Warrants

	Pro Forma Combined	Pro Forma Combined
	(Assuming No Redemptions)	(Assuming Maximum Redemptions)(1)
Shareholder	Shares %	Shares %
ClimateRock Holders
ClimateRock Public Holders
ClimateRock Rights Holders
Sponsor
PIPE Holders
GreenRock Holders
Total Common Stock shares on the expected closing date of the Business Combination	100.0	100.0

____________

(1)      Assumes redemptions of [____] ClimateRock Ordinary Shares subject to possible redemption in connection with the Business Combination at approximately $[___] per share based on trust account figures as of December 31, 2023.

Q. Who is entitled to vote at the Meeting?

A. ClimateRock shareholders are entitled to one vote at the Meeting for each ordinary share of ClimateRock held of record as of the Record Date. As of the close of business on the Record Date, there were ClimateRock Ordinary Shares issued and outstanding.

Q. What vote is required to approve the proposals presented at the Meeting?

A. The approval of the Adjournment Proposal requires an ordinary resolution, being a resolution passed by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote thereon at the Meeting. The Business Combination Proposal requires a resolution passed by a majority of the votes of the ClimateRock Ordinary Shares entitled to vote thereon which are present at the Meeting. The Merger Proposal requires a special resolution, being a resolution passed at the Meeting by a majority of at least two-thirds (2/3) of such shareholders as, being entitled to do so, vote in person or by proxy. Assuming a quorum is established, a shareholder’s failure to attend the Meeting by proxy or in person will have no effect on the foregoing proposals. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast and will have no effect on either the Merger Proposal or the Adjournment Proposal (but will be taken into account in calculating the required majority with respect to approval of the Business Combination Proposal).

The holders of the Founder Shares, including ClimateRock’s Initial Shareholders, have agreed to vote their shares in favor of the Business Combination Proposal. Such holders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the Meeting. As of           , 2024, there were 1,968,750 Founder Shares issued and outstanding, which constitute approximately 42.2% of the issued and outstanding ordinary shares of ClimateRock.

Q. What constitutes a quorum at the Meeting?

A. One or more shareholders who together hold not less than a majority of the issued and outstanding ClimateRock Ordinary Shares entitled to attend and vote at the Meeting (being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy) constitute a quorum. If a quorum is not present within 15 minutes of the time appointed for the Meeting, or if at any time during the Meeting it becomes inquorate, the Meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the ClimateRock directors. If a quorum is not present within 15 minutes of the time appointed for the adjourned meeting, then the meeting shall be dissolved. As of the Record Date, [______] ordinary shares of ClimateRock would be required to achieve a quorum.

Q. How do the insiders of ClimateRock intend to vote on the proposals?

A. ClimateRock’s holders of Founder Shares beneficially own and are entitled to vote an aggregate of approximately 42.2% of the issued and outstanding ordinary shares of ClimateRock as of           , 2024. The holders of Founder Shares have agreed to vote their securities in favor of the Business Combination Proposal. Such holders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the Meeting.

Q. What interests do ClimateRock’s directors, executive officers and major shareholders have in the Business Combination?

A. ClimateRock’s Initial Shareholders and its other directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict) with your interests. You should take these interests into account in deciding whether to approve the Business Combination Proposal. These interests include, among other things, the following.

•   If the Business Combination with GreenRock or another business combination is not consummated by May 2, 2024 (or any later date to which it may be extended, the “Business Combination Deadline”), ClimateRock will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, the 1,968,750 Founder Shares held by ClimateRock’s Initial Shareholders, including certain directors and officers, would be worthless because ClimateRock’s Initial Shareholders are not entitled to participate in any Redemption or distribution with respect to those shares. The Founder Shares had an aggregate market value of approximately $           million based upon the closing price of ClimateRock’s ordinary shares of $           per share on Nasdaq on      , 2024, and were originally purchased for an aggregate of $25,000. As a result, a business combination would likely enable ClimateRock’s Initial Shareholders to recoup their investment in ClimateRock and make a substantial profit, even if Pubco Ordinary Shares lose significant value. Accordingly, ClimateRock’s management team, which owns interests in the Sponsor, have an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•   The Sponsor purchased an aggregate of 3,762,500 Private Warrants for $3,762,500 simultaneously with the consummation of the Initial Public Offering. The Private Warrants had an aggregate market value of $           based upon the closing price of ClimateRock’s Warrants of $           per Warrant on Nasdaq on      , 2024. If ClimateRock is unable to complete a business combination by the Business Combination Deadline, the Private Warrants would expire worthless and the Sponsor would be unable to recoup its investment in ClimateRock. Accordingly, ClimateRock’s management team, which owns interests in the Sponsor, has an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•   Gluon shall be entitled to receive a Transaction Success Fee of up to $250,000 if ClimateRock consummates a business combination, subject to the terms Gluon Engagement Letter. In addition, Gluon will be entitled, with respect to any financing undertaken by ClimateRock with a party that Gluon introduces during the term of the Gluon Engagement Letter, to the following fees: (i) for a financing involving an issuance of ClimateRock’s senior, subordinated and/or mezzanine debt securities, a cash fee payable at any closing equal to 2.0% of the gross proceeds received by ClimateRock at such closing and (ii) for a financing involving equity, equity-linked or convertible securities, a cash fee payable at each closing equal to 5.0% of the gross proceeds received by ClimateRock at such closing. Gluon has been engaged to act in a consultancy role for the management and coordination of the ClimateRock’s initial business combination and the coordination of many advisors involved in the Business Combination and the integration of their respective services. Gluon’s engagement has been approved by ClimateRock’s Audit Committee and board of directors.

•   The managing partner of Gluon is Per Regnarsson, who is the Chief Executive Officer and a director of ClimateRock; Abhishek Bawa, the Chief Financial Officer of ClimateRock, serving as a Partner at the Gluon Group (“Gluon”). Mr. Regnarsson, in his role of CEO, has been heavily involved, among other things, in negotiations with GreenRock and communication with ClimateRock’s board of directors. Simultaneously with Maxim, Gluon has been working to secure PIPE Financing for the Business Combination, and if Gluon’s efforts lead to PIPE funding of either debt or equity, Gluon will be entitled to receive a fee. Accordingly, ClimateRock’s management team have an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•   If the Business Combination with GreenRock is consummated, ClimateRock’s Initial Shareholders, including certain directors and officers of ClimateRock, would receive ownership of a substantial number of Pubco Ordinary Shares, which they would not receive absent completion of a business combination. Accordingly, ClimateRock’s management team have an economic incentive that differs from that of the Public Shareholders to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation. The actual number of Pubco Ordinary Shares that the Initial Shareholders would own after the Closing will depend upon several factors, including the number of redemptions of Public Shares and the number of Warrants exercised. Taking into account the automatic conversion of Rights into ordinary shares, and excluding the effects of any PIPE Financing, after the Closing, the Initial Shareholders would own (i) if there are no redemptions and prior to the exercise of any Warrants, approximately [__]% of Pubco’s total ordinary shares, (ii) if there are maximum redemptions and prior to the exercise of any Warrants, approximately [__]% of Pubco’s total ordinary shares outstanding, (iii) if there are no redemptions and assuming full exercise of all Warrants, approximately [__]% of Pubco’s total ordinary shares, and (iv) if there are maximum redemptions and assuming full exercise of all Warrants, approximately [__]% of Pubco’s total ordinary shares outstanding.

•   ClimateRock’s Initial Shareholders, including its officers and directors and their affiliates, are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on ClimateRock’s behalf, such as identifying and investigating possible business targets and business combinations. However, if ClimateRock fails to consummate a business combination within the time period required under its organizational documents, these persons will not have any claim against the Trust Account for reimbursement. Accordingly, ClimateRock may not be able to reimburse these expenses if the Business Combination with GreenRock or another business combination is not completed by the Business Combination Deadline. As of the date of this proxy statement/prospectus, ClimateRock’s Initial Shareholders have not yet reported any out-of-pocket expenses for which they would be entitled to reimbursement.

•   ClimateRock’s existing directors and officers will be eligible for continued indemnification and continued coverage under ClimateRock’s directors’ and officers’ liability insurance after the Business Combination and pursuant to the Business Combination Agreement.

•   In connection with ClimateRock’s shareholders approving the extension of the Business Combination Deadline, ClimateRock has issued a promissory note (the “Extension Note”) in the aggregate principal amount of up to $900,000 (the “Extension Funds”) to the Sponsor, pursuant to which the Sponsor agreed to provide ClimateRock with equal monthly installments of $75,000 ($0.029 per remaining Public Share) to be deposited into the Trust Account until ClimateRock completes its initial business combination. As of the date of this proxy statement/prospectus, ClimateRock has drawn under the Extension Note and deposited into the Trust Account ($675,000)].

•   The Sponsor, ClimateRock’s officers and directors, or their respective affiliates may, but are not obligated to, loan to ClimateRock the funds it requires to pay the transaction costs for a business combination (the “Working Capital Loans”). If ClimateRock completes a business combination, it will repay any Working Capital Loans, without interest, in cash, or at the lender’s discretion, by converting up to $1,500,000 of the notes into Private Warrants at a price of $1.00 per Warrant (the “Working Capital Warrants”). If ClimateRock does not complete a business combination, it may use funds it holds outside the Trust Account to repay the Working Capital Loans, but it may not use proceeds held in the Trust Account for this purpose. To date, ClimateRock has entered into four loan agreements (the “Eternal Loans”) with Eternal BV, a company controlled by Charles Ratelband V, ClimateRock’s Executive Chairman of ClimateRock’s board of directors. The Eternal Loans are unsecured and do not bear interest and mature on various dates between March 31, 2024 and March 31, 2025. As of the date of this proxy statement/prospectus, ClimateRock has drawn approximately $1,835,000 under the Eternal Loans. Because the Eternal Loans may not be repaid from the proceeds of the Trust Account if ClimateRock does not complete a business combination, the Executive Chairman of ClimateRock’s board of directors has an economic incentive to complete a business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

• Per Regnarsson is Chief Executive Officer of both ClimateRock and GreenRock. • Charles Ratelband V is Chairman of ClimateRock and executive director of GreenRock.

•   Mr. Ratelband is the sole indirect owner of WindShareFund N.V. which is seller of the wind assets described under “Business of GreenRock — Operations.”

•   Accretion, the legal entity further described under “Business of GreenRock — Operations” is controlled by Gluon Capital, which in turn is controlled by Mr. Regnarsson and Mr. Maxamilian Delamain.

Q. Do I have redemption rights?

A. Pursuant to the ClimateRock Memorandum and Articles, holders of Public Shares may elect to have their shares redeemed for cash at the then-applicable redemption price calculated in accordance with the ClimateRock Memorandum and Articles. As of the date of this proxy statement/prospectus, based on funds in the Trust Account of approximately $           million, this would have amounted to approximately $           per share. If a holder exercises its redemption rights, then such holder will be exchanging its ordinary shares of ClimateRock for cash. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands Redemption and delivers its shares (either physically or electronically) to ClimateRock’s transfer agent prior to the Meeting. See the section titled “Extraordinary General Meeting of Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q. Will how I vote affect my ability to exercise redemption rights?

A. No. You may exercise your redemption rights whether or not you are a holder of ClimateRock ordinary shares on the Record Date (so long as you are a holder at the time of exercise), or whether or not you are a holder and vote your ordinary shares of ClimateRock on the Business Combination Proposal (for or against) or any other proposal described by this proxy statement/prospectus. As a result, the Business Combination can be approved by shareholders who will redeem their shares and will only remain shareholders with respect to the Rights they will retain that will be exchanged for one-tenth of a Pubco Ordinary Share, leaving shareholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer shareholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q. How do I exercise my redemption rights?

A. If you are a holder of Public Shares and wish to exercise your redemption rights, you must demand that ClimateRock convert your shares into cash no later than 5:00 p.m. Eastern Time on           , 2024 (two business days prior to the Meeting) by (A) submitting your request in writing to Continental Stock Transfer & Trust Company at the address listed at the end of this section and (B) delivering your shares to ClimateRock’s transfer agent physically or electronically using The Depository Trust Company’s Deposit Withdrawal at Custodian (DWAC) System. If you hold the shares in “street name”, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system.

Any holder of Public Shares (whether or not they are a holder on the Record Date) will be entitled to demand that his, her or its shares be redeemed for a pro rata portion of the amount then in the Trust Account (which was approximately $          , or approximately $          per share, as of           , 2024, the Record Date). Such amount, less any owed but unpaid taxes on the funds in the Trust Account, will be paid promptly upon consummation of the Business Combination. There are currently no owed but unpaid income taxes on the funds in the Trust Account. Your vote on any proposal will have no impact on the amount you will receive upon exercise of your redemption rights. Any request for Redemption, once made by a holder of Public Shares, may be withdrawn at any time up to the time the vote is taken with respect to the Business Combination Proposal at the Meeting. If you deliver your shares for Redemption to ClimateRock’s transfer agent and later decide prior to the Meeting not to elect redemption, you may request that ClimateRock’s transfer agent return the shares (physically or electronically). You may make such request by contacting ClimateRock’s transfer agent at the phone number or address listed herein.

Any corrected or changed written demand of redemption rights must be received by ClimateRock’s [transfer agent] prior to the vote taken on the Business Combination Proposal at the Meeting. No demand for Redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to ClimateRock’s transfer agent at least two business days prior to the Meeting.

If a holder of Public Shares properly makes a demand for Redemption as described above, then, if the Business Combination is consummated, ClimateRock will convert these shares into a pro rata portion of funds deposited in the Trust Account; provided, that the ClimateRock Memorandum and Articles provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our initial public offering. If you exercise your redemption rights, then you will be exchanging your ordinary shares of ClimateRock for cash and will not be entitled to Pubco Ordinary Shares with respect to your ordinary shares of ClimateRock upon consummation of the Business Combination. If the Business Combination is not approved or completed for any reason, then holders of Public Shares who elected to exercise their redemption rights would not be entitled to convert their shares for the applicable pro rata share of the Trust Account. In such case, ClimateRock will promptly return any shares delivered by Public Shareholders and such holders may only share in the assets of the Trust Account upon the liquidation of ClimateRock. This may result in holders receiving less than they would have received if the Business Combination was completed and they exercised redemption rights in connection therewith due to potential claims of creditors against the Trust Account.

If you are a holder of Public Shares and you exercise your redemption rights, it will not result in the loss of any Public Warrants or Public Rights that you may hold. Your Public Warrants will become exercisable to purchase one Pubco Ordinary Share in lieu of one ClimateRock ordinary share for a purchase price of $11.50 per share upon consummation of the Business Combination. Only whole warrants are exercisable and fractional warrants will be issued upon separation of the units, and your Public Rights will automatically be converted into one-tenth of a Pubco Ordinary Share upon the consummation of the Business Combination. If holders redeem their Public Shares at Closing but continue to hold Pubco Public Warrants after the Closing, the aggregate value of the Pubco Public Warrants that may be retained by them, based on the closing trading price per Public Warrant as of           , 2024, would be $           million regardless of the amount of redemptions by the Public Shareholders.

Q. What are the U.S. federal income tax consequences of exercising my redemption rights?

Holders of Public Shares who exercise their redemption rights to receive cash will be considered for U.S. federal income tax purposes to have made a sale or exchange of the tendered shares, or will be considered for U.S. federal income tax purposes to have received a distribution with respect to such shares that may be treated as: (i) dividend income, (ii) a non-taxable recovery of basis, or (iii) gain. See the section entitled “Material U.S. Federal Income Tax Considerations — U.S. Holders — Redemption of Public Shares” and “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders — Non-U.S. Holders Exercising Redemption Rights with Respect to Public Shares.”

Q. If I am a Warrant or Right holder, can I exercise redemption rights with respect to my Warrants or Rights?

A. No. The holders of Warrants and Rights have no redemption rights with respect to such securities.

If holders redeem their Public Shares at Closing but continue to hold Public Warrants after the Closing, the aggregate value of the Pubco Public Warrants and Public Rights that may be retained by them, based on the closing trading price per Public Warrant and Public Right as of           , 2024, would be $          million regardless of the amount of redemptions by the Public Shareholders.

Q.     If I hold Public Warrants or Public Rights, what are the U.S. federal income tax consequences of my Public Warrants converting into Pubco Public Warrants or Public Rights converting into Pubco Ordinary Shares?

See above under “What are the U.S. federal income tax consequences of the Business Combination to me?”

For additional discussion of the U.S. federal income tax treatment of Public Warrants or Public Rights in connection with the Merger, see the section entitled “Material U.S. Federal Income Tax Considerations — U.S. Holders — Tax Consequences of the Business Combination” and “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders — Tax Consequences of the Business Combination to Non-U.S. Holders.”

Q. If I am a Unit holder, can I exercise redemption rights with respect to my Units?

A. No. Holders of outstanding Public Units must separate the underlying ordinary share, Warrants and Rights prior to exercising redemption rights with respect to the Public Shares.

If you hold Units registered in your own name, you must deliver the certificate for such Units to Continental Stock Transfer & Trust Company, ClimateRock’s transfer agent, with written instructions to separate such Units into Public Shares, Warrants and Rights. This must be completed far enough in advance to permit the mailing of the Public Share certificates back to you so that you may then exercise your redemption rights upon the separation of the Public Shares from the Units. See “How do I exercise my Redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company or other nominee holds your Public Units, you must instruct such nominee to separate your Public Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, ClimateRock’s transfer agent. Such written instructions must include the number of Public Units to be split and the nominee holding such Public Units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant Public Units and a deposit of an equal number of Public Shares, Public Warrants and Public Rights. As detailed in the following sentence, this must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Public Shares from the Public Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q. Do I have appraisal or dissenters’ rights if I object to the proposed Business Combination?

A. Holders of Units, Warrants and Rights do not have appraisal or dissenters’ rights in respect to their Units, Warrants and Rights in connection with the Business Combination under the Cayman Companies Act. However, in respect of the special resolution to approve the Merger Proposal, under section 238 of the Cayman Companies Act, shareholders of a Cayman Islands company ordinarily have dissenters’ rights with respect to a statutory merger. The Cayman Companies Act prescribes when shareholder dissenters’ rights will be available and sets the limitations on such rights. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, holders of Public Shares have redemption rights as further described in this proxy statement/prospectus and the ClimateRock Board has determined that the redemption proceeds payable to holders of Public Shares who exercise such redemption rights represents the fair value of those shares.

Q. I am a ClimateRock Warrant holder. Why am I receiving this proxy statement/prospectus?

A. As a holder of ClimateRock Warrants, each whole Pubco Warrant entitles you to purchase one Pubco Ordinary Share in lieu of one ClimateRock ordinary share at a purchase price of $11.50 per share upon consummation of the Business Combination. This proxy statement/prospectus includes important information about Pubco and the business of Pubco and its subsidiaries following consummation of the Business Combination. Since holders of ClimateRock Warrants will become holders of Pubco Warrants and may become holders of Pubco Ordinary Shares upon consummation of the Business Combination, ClimateRock urges you to read the information contained in this proxy statement/prospectus carefully.

Q. What happens to the funds deposited in the Trust Account after the consummation of the Business Combination?

A. Of the net proceeds of ClimateRock’s Initial Public Offering and simultaneous private placements, a total of $79,931,250 was placed in the Trust Account immediately following the Initial Public Offering. In connection with the consummation of the Business Combination, the funds in the Trust Account will be used by ClimateRock to pay holders of the Public Shares who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination with GreenRock (including fees payable to certain underwriters and finders in connection with the Business Combination), and to repay any loans owed by ClimateRock. Any remaining funds will be paid to GreenRock (or as otherwise designated in writing by GreenRock to ClimateRock prior to the Closing) and used for working capital and general corporate purposes of Pubco and its subsidiaries.

Q. What happens if a substantial number of Public Shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A. Unlike some other blank check companies which require Public Shareholders to vote against a business combination in order to exercise their redemption rights, ClimateRock’s Public Shareholders may vote in favor of the Business Combination and exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Shareholders is substantially reduced as a result of Redemption by Public Shareholders. However, the Business Combination will not be consummated if, upon the consummation of the Business Combination, ClimateRock does not have at least $5,000,001 in net tangible assets after giving effect to payment of amounts that ClimateRock will be required to pay to redeeming shareholders upon consummation of the Business Combination and the proceeds from any private placement investment. With fewer public shares and public shareholders, the trading market for Pubco Ordinary Shares may be less liquid than the market for ClimateRock’s ordinary shares was prior to the Merger, and Pubco may not be able to meet the listing standards for Nasdaq or another national securities exchange. In addition, with less funds available from the Trust Account, the working capital infusion from the Trust Account into GreenRock’s business will be reduced.

Q. What happens if the Business Combination is not consummated?

A. If ClimateRock does not complete the Business Combination with GreenRock or another business combination by the Business Combination Deadline, ClimateRock must: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the issued and outstanding Public Shares, at a per-share price, payable in cash, equal to the amount then held in the Trust Account (which was approximately $          as of the date of this proxy statement/prospectus) (including interest not previously released to ClimateRock, which shall be net of taxes payable, and less interest to pay dissolution expenses) divided by the number of Public Shares then outstanding, and (iii) as promptly as reasonably possible, subject to the approval of its remaining shareholders and its board of directors, dissolve and liquidate, subject to ClimateRock’s obligations under the Act to provide for claims of creditors and the requirements of other applicable law. In such event, ClimateRock’s Rights and Warrants will expire worthless, and the 1,968,750 Founder Shares and 3,762,500 shares underlying the Private Warrants, including those held by ClimateRock’s Initial Shareholders, including its directors and officers, would also be worthless. For more information about the liquidation process, see “Other Information Related to ClimateRock — Liquidation if No Business Combination.”

Q. When do you expect the Business Combination to be completed?

A. It is currently anticipated that the Business Combination will be consummated promptly following the Meeting, which is set for           , 2024; however, the Meeting could be adjourned, as described above. For a description of the conditions for the completion of the Business Combination, see the section entitled “The Business Combination Agreement — Conditions to Closing.”

Q. What do I need to do now?

A. ClimateRock urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a shareholder and/or Warrant holder of ClimateRock. Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q. How do I vote?

A. If you are a holder of record of ordinary shares of ClimateRock on the Record Date, you may vote by submitting your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. Your proxy card must be received by ClimateRock not less than 48 hours before the scheduled time of the Meeting or any adjournment thereof at which the person named in the proxy card proposes to vote. In addition, you may be able to vote over the Internet by visiting            with the voter control number included on your proxy. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Meeting and vote, obtain a proxy from your broker, bank or nominee.

Q. If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A. As disclosed in this proxy statement/prospectus, your broker, bank or nominee cannot vote your shares on the Proposals unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. However, broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast and will have no effect on either the Merger Proposal or the Adjournment Proposal (but will be taken into account in calculating the required majority with respect to approval of the Business Combination Proposal).

Q. May I change my vote after I have mailed my signed proxy card?

A. Yes. Shareholders may (i) enter a new vote by Internet, (ii) send a later dated, signed proxy card to ClimateRock’s secretary at the address set forth below so that it is received by ClimateRock’s Chief Executive Officer not less than 48 hours before the scheduled time of the Meeting or any adjournment thereof at which the person named in the proxy card proposes to vote or (iii) attend the Meeting in person or via live webcast and vote. Shareholders also may revoke their proxy by sending a notice of revocation to ClimateRock’s Chief Executive Officer at 25 Bedford Square, London, WC1B 3HH, United Kingdom, which notice must be received by ClimateRock’s Chief Executive Officer prior to the vote at the Meeting.

Q. What happens if I fail to take any action with respect to the Meeting?

A. If you fail to take any action with respect to the Meeting and the Business Combination is approved by shareholders and consummated, you will become a shareholder and/or warrant holder of Pubco. If you fail to take any action with respect to the Meeting and the Business Combination is not approved, you will continue to be a shareholder and/or Warrant holder of ClimateRock.

Q. What should I do if I receive more than one set of voting materials?

A. Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your ClimateRock shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your ClimateRock shares.

Q. Who can help answer my questions?

A. If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

ClimateRock
25 Bedford Square
London, WC1B 3HH, United Kingdom
Attn: Per Regnarsson
+44 208 050 7820

or

Alliance Advisors
200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003
Telephone: (844) 717-2319
E-mail: CLRCinfo@allianceadvisors.co

You may also obtain additional information about ClimateRock from documents filed with the SEC by following the instructions in the section of this proxy statement/prospectus entitled “Where You Can Find More Information.” If you are a holder of Public Shares and you intend to seek Redemption of your shares, you will need to deliver your stock (either physically or electronically) to ClimateRock’s transfer agent at the address below at least two business days prior to the Meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
Email: mzimkind@continentalstock.com

SUMMARY

This summary highlights selected information from this proxy statement/prospectus and does not contain all the information that is important to you. You should carefully read this entire proxy statement/prospectus, including the Business Combination Agreement attached as Annex A to this proxy statement/prospectus as well as the other annexes attached to the proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Transactions and the other transactions that will be undertaken in connection with the Business Combination.

The Parties

ClimateRock

ClimateRock is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability on December 6, 2021. ClimateRock was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination or other similar business combination with one or more businesses or entities. Although ClimateRock was able to pursue an initial business combination target in any industry, sector, or geographic region, it focused on acquiring a target within the sustainable energy industry in the Organization for Economic Co-operation and Development countries, including climate change, environment, renewable energy and emerging and clean technologies.

On April 27, 2023, ClimateRock shareholders approved the extension of the Business Combination Deadline from November 2, 2023 to May 2, 2024 (the “Extension Amendment”) and approved the amendment to the ClimateRock Memorandum and Articles to permit the ClimateRock Board, in its sole discretion, to elect to wind up ClimateRock’s operations on a date earlier than May 2, 2024. In connection with the approval of the Extension Amendment, shareholders elected to redeem an aggregate of 5,297,862 Public Shares. As a result, an aggregate of approximately $55 million (or approximately $10.43 per share) was released from the Trust Account to pay such shareholders, and 4,664,012 Class A ordinary shares (including 2,577,138 Public Shares) were issued and outstanding immediately following such redemption. The mailing address of ClimateRock’s principal executive office is 25 Bedford Square Avenue, London, WC1B 3HH, United Kingdom and its telephone number is +44 208 050 7820. After the consummation of the Business Combination, ClimateRock will become a wholly-owned subsidiary of Pubco.

Pubco

Pubco was incorporated on September 23, 2022 solely for the purpose of effectuating the business combination transaction described in the Original EEW BCA. Pubco was incorporated under the laws of the Cayman Islands as an exempted company with limited liability. Pubco owns no material assets and does not operate any business, other than its ownership of 100% of the shares in the Merger Subs. Prior to the consummation of the Business Combination, the sole director of Pubco is Per Regnarsson and the sole shareholder of Pubco is ClimateRock.

The mailing address of Pubco’s registered office is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands and its telephone number is +1 345 949 9876.

SPAC Merger Sub

SPAC Merger Sub was incorporated on September 23, 2022 solely for the purpose of effectuating the business combination transaction described in the Original EEW BCA. SPAC Merger Sub was incorporated under the laws of the Cayman Islands as an exempted company with limited liability. SPAC Merger Sub owns no material assets and does not operate any business. Prior to the consummation of the Business Combination, the sole director of SPAC Merger Sub is Per Regnarsson, and the sole shareholder of SPAC Merger Sub is Pubco. In connection with the consummation of the Business Combination, SPAC Merger Sub will merge with and into ClimateRock, with ClimateRock continuing as the surviving company.

Company Merger Sub

Company Merger Sub was incorporated on January 2, 2024 solely for the purpose of effectuating the Business Combination described herein. Company Merger Sub was incorporated under the laws of the Cayman Islands as an exempted company with limited liability. Merger Sub owns no material assets and does not operate any business. Prior to the consummation of the Business Combination, the sole director of Company Merger Sub is Per Regnarsson, and the sole shareholder of Company Merger Sub is Pubco. In connection with the consummation of the Business Combination, Company Merger Sub will merge with and into GreenRock, with GreenRock continuing as the surviving company.

GreenRock

GreenRock is an independent energy company specializing in solar photovoltaic, wind power and other renewable energy projects company incorporated in the Cayman Islands as an exempted company with limited liability on May 4, 2023. Known for its expertise in developing and operationalizing large-scale renewable energy projects, GreenRock has a track record in delivering comprehensive turnkey solutions, including greenfield development, technical design, construction, and operating. Emphasizing innovation, GreenRock is expanding its focus to include green hydrogen production, aligning with global trends in renewable energy.

GreenRock’s registered office is located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. GreenRock’s registered office phone number is +1 345 949 9876. For more information about GreenRock, see the sections of this proxy statement/prospectus entitled “Business of GreenRock,” “GreenRock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements of GreenRock included herein.

The Transactions

The Business Combination Agreement

General Description of the Business Combination Agreement

The parties to the Business Combination Agreement are ClimateRock, Pubco, SPAC Merger Sub, Company Merger Sub and GreenRock. On December 30, 2023, these parties entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, (a) SPAC Merger Sub will merge with and into ClimateRock, with ClimateRock continuing as the surviving company, as a result of which, (i) ClimateRock shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of ClimateRock immediately prior to the SPAC Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco or, in the case of ClimateRock’s outstanding rights, will be automatically converted into ordinary shares of Pubco, and (b) Company Merger Sub will merge with and into GreenRock, with GreenRock continuing as the surviving company, as a result of which, (i) GreenRock shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of GreenRock immediately prior to the Company Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco.

Merger Consideration; Escrowed Shares

Pursuant to the terms of the Business Combination Agreement, the consideration to be delivered to the GreenRock Shareholders in connection with the Business Combination will be 44,685,000 newly-issued Pubco Ordinary Shares, of which 16,685,000 will be held in a segregated account pursuant to an escrow agreement that Pubco, ClimateRock, and GreenRock will enter into at or prior to Closing with an escrow agent mutually acceptable to ClimateRock and GreenRock. The GreenRock Shareholders shall be shown as registered owners of their respective Escrowed Shares on the books and records of Pubco, and shall be entitled to exercise voting rights with respect to such Escrowed Shares, and any dividends, distributions and other earnings on the Escrowed Shares while held in escrow shall be paid directly to the GreenRock Shareholders. The Escrowed Shares will be subject to forfeiture by the GreenRock Shareholders if GreenRock fails to meet the targets described below:

1)      If on the later to occur of (x) the closing date of the Business Combination and (y) March 31, 2024 (the “First Checkpoint Date”), the year-to-date Adjusted EBITDA (defined below) of GreenRock exceeds $24,348,000 (the “EBITDA Minimum”) then a portion of the Escrowed Shares shall be released to the GreenRock Shareholders in an amount equal total number of Escrowed Shares multiplied by a fraction, the numerator of which is amount by which the Adjusted EBITDA of GreenRock as of the First Checkpoint Date exceeds the EBITDA Minimum, and the denominator of which is $14,502,000; provided that if the Adjusted EBITDA of GreenRock is less than the EBITDA Minimum on the First Checkpoint Date, all Escrowed Shares will remain in escrow until the date that GreenRock’s audited financial statements for fiscal year 2024 are filed with the SEC (the “Second Checkpoint Date”).

2)      If on the Second Checkpoint Date,

a)      GreenRock’s Adjusted EBITDA for the 2024 fiscal year is less than the Adjusted EBITDA calculated at the First Checkpoint Date, then all remaining Escrowed Shares will be forfeited by the GreenRock Shareholders, surrendered to Pubco for no consideration, and cancelled;

b)      GreenRock’s Adjusted EBITDA for the 2024 fiscal year is greater than the GreenRock Adjusted EBITDA calculated at the First Checkpoint Date, but less than $38,850,000 (the “EBITDA Target”), then a portion of the Escrowed Shares will be released to the GreenRock Shareholders in an amount equal total number of Escrowed Shares multiplied by a fraction, the numerator of which is amount by which the 2024 Adjusted EBITDA of GreenRock exceeds the EBITDA Minimum, and the denominator of which is $14,502,000, minus the number of Escrowed Shares released in connection with the First Checkpoint Date (if any); provided that any remaining unreleased Escrowed Shares will be forfeited by the GreenRock Shareholders, surrendered to Pubco for no consideration, and cancelled; or

c)      GreenRock’s Adjusted EBITDA for the 2024 fiscal year is equal to or greater than the EBITDA Target, then all remaining Escrowed Shares will be released to the GreenRock Shareholders.

In each case, GreenRock’s “Adjusted EBITDA” means GreenRock’s earnings before interest, taxes, depreciation or amortization, calculated in accordance with IFRS, plus 70% of the net sale price reflected in any signed letters of intent entered into by GreenRock and a third party in good faith and on prevailing market terms for the sale of GreenRock’s assets.

Conditions to Closing

The obligations of the parties to consummate the Transactions are subject to various conditions, including the following mutual conditions of the parties unless waived:

•        approval of the shareholders of ClimateRock and the shareholders of GreenRock;

•        consent, approval, waiver, authorization or permit of, or notice to or declaration or filing with any governmental authorities or any third party;

•        expiration of the applicable waiting period under any antitrust laws;

•        no law or order preventing or prohibiting the Mergers or the other transactions contemplated by the Business Combination Agreement;

•        no pending litigation to enjoin or restrict the consummation of the Closing;

•        the registration statement of which the proxy statement/prospectus forms a part having been declared effective by the SEC;

•        the Pubco Ordinary Shares having been have been approved for listing on Nasdaq;

•        ClimateRock and GreenRock having entered into a registration rights agreement in a mutually agreed upon form;

•        ClimateRock and GreenRock the parties having entered into an escrow agreement in a mutually agreed upon form; and

•        the redemption of the Public Shares having been completed in accordance with the terms of ClimateRock’s organizational documents.

In addition, unless waived by GreenRock, the obligations of GreenRock to consummate the Business Combination are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by ClimateRock of customary certificates and other Closing deliverables:

•        the representations and warranties of the ClimateRock Parties being true and correct as of the date of the Business Combination Agreement and the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers);

•        the ClimateRock Parties having performed in all material respects all of their respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with by them on or prior to the date of the Closing;

•        the absence of any Material Adverse Effect with respect to ClimateRock since the date of the Business Combination Agreement;

•        the loans made to the Sponsor or any affiliate of Sponsor of Sponsor shall have been repaid in full,

•        all outstanding transaction expenses shall have been paid,

•        GreenRock having received lock-up agreements, in a mutually agreed upon form, signed by Sponsor and each of the holders of ClimateRock’s Private Warrants,

•        ClimateRock having at least $15,000,000 in available cash on the Closing Date, and

•        Pubco having amended and restated its memorandum and articles of association in a form to be mutually agreed upon by ClimateRock and GreenRock.

Also, unless waived by ClimateRock, the obligations of ClimateRock, Pubco and the Merger Subs to consummate the Transaction are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by GreenRock of customary certificates and other Closing deliverables:

•        the representations and warranties of GreenRock being true and correct as of the date of the Business Combination Agreement and the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers);

•        GreenRock having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with or by it on or prior to the date of the Closing;

•        the absence of any Material Adverse Effect with respect to the GreenRock since the date of the Business Combination Agreement;

•        ClimateRock having received executed employment agreements, on mutually agreed upon forms, with each of the Chief Executive Officer, Chief Financial Officer and General Counsel of GreenRock,

•        ClimateRock having received lock-up agreements, in a mutually agreed upon form, relating to the Pubco Ordinary Shares signed by the GreenRock Shareholders, and

•        ClimateRock having received a fairness opinion for the Transactions from an investment bank of its choosing.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing by either ClimateRock or GreenRock if the Closing does not occur by March 31, 2024, or such other date that the parties agree to in writing. The Business Combination Agreement may also be terminated under certain other customary and limited circumstances at any time prior the Closing.

Context of Representations and Warranties

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties, covenants and agreements were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Business Combination Agreement has been filed to provide investors with information regarding its terms, but it is not intended to provide any other factual information about ClimateRock, GreenRock, Pubco or any other party to the Business Combination Agreement. In particular, the representations and warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement. If the Company becomes aware of the existence of any material facts that differ from the representations and warranties contained in the Business Combination Agreement, it will provide additional disclosure in its public reports, including this proxy statement/prospectus, to the extent federal securities law requires disclosure of that information.

Related Agreements

Voting and Support Agreements

Simultaneously with the execution and delivery of the Business Combination Agreement, ClimateRock and GreenRock have entered into Voting and Support Agreements (collectively, the “Voting Agreements”) with certain shareholders of GreenRock required to approve the Transactions. Under the Voting Agreements, each GreenRock shareholder party thereto agreed to vote all of such shareholder’s GreenRock ordinary shares in favor of the Business Combination Agreement and the related transactions. The GreenRock members also agree to take certain other actions in support of the Business Combination Agreement and related transactions and refrain from taking actions that would adversely affect such GreenRock member’s ability to perform its obligations under the Voting Agreement. The Voting Agreements prevent transfers of the GreenRock interests held by such GreenRock members party thereto between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

Sponsor Support Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, ClimateRock and GreenRock have entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) with the Sponsor. Under the Sponsor Support Agreement, the Sponsor agreed to vote all of its ClimateRock Ordinary Shares in favor of the Business Combination Agreement and the related transactions. The Sponsor also agree to take certain other actions in support of the Business Combination Agreement and related transactions and refrain from taking actions that would adversely affect its ability to perform its obligations under the Sponsor Support Agreement. The Sponsor Support Voting Agreements prevent transfers of the ClimateRock interests held by Sponsor between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Sponsor Support Agreement.

Ownership of Pubco after the Transactions

Upon the completion of the Business Combination, assuming, among other things, that no Public Shareholders exercise redemption rights with respect to their Public Shares upon completion of the Business Combination (prior to giving effect to any warrant exercises, assuming automatic conversion of rights into ordinary shares), Public Shareholders and Maxim, the Sponsor, PIPE investors and the GreenRock Shareholders will own approximately 6.8%, 3.8%, 2.4% and 87.0% of the issued and outstanding shares of Pubco, respectively, such percentages calculated assuming that the GreenRock Shareholders receive approximately 44,685,000 Pubco Ordinary Shares, derived from the shares issued and outstanding and weighted average shares issued and outstanding as presented in the pro forma combined financial statements (after rounding adjustment).

If any of the Public Shareholders exercise their redemption rights, the percentage of the issued and outstanding Pubco Ordinary Shares held by the Public Shareholders will decrease and the percentages of issued and outstanding Pubco Ordinary Shares held by the Initial Shareholders and by the GreenRock Shareholders and their affiliates will increase, in each case relative to the percentage held if none of the Public Shares are redeemed.

If any of the Public Shareholders redeem their Public Shares at Closing but continue to hold Public Warrants after the Closing, the aggregate value of the Public Warrants that may be retained by them, based on the closing trading price per Public Warrant as of as of            , 2024, the record date for the Meeting (the “Record Date”, would be $            regardless of the amount of redemptions by the Public Shareholders. Upon the issuance of Ordinary Shares in connection with the Business Combination, the percentage ownership of Pubco by Public Shareholders that do not redeem their Public Shares will be diluted. Public Shareholders that do not redeem their Public Shares in connection with the Business Combination will experience further dilution upon the exercise of Public Warrants that are retained after the Closing by redeeming Public Shareholders. The percentage of the total number of issued and outstanding Ordinary Shares that will be owned by Public Shareholders as a group will vary based on the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination.

The following table illustrates varying beneficial ownership levels in Pubco, as well as possible sources and extents of dilution for non-redeeming Public Shareholders, assuming no redemptions by Public Shareholders and the maximum redemptions by Public Shareholders:

Potential ownership of issued and outstanding Pubco Ordinary Shares upon Closing (prior to giving effect to any Warrant exercises, assuming automatic conversion of Rights into Pubco Ordinary Shares

	Pro Forma Combined		Pro Forma Combined
	(Assuming No Redemptions)		(Assuming Maximum Redemptions)(1)
Shareholder	Shares	%	Shares	%
ClimateRock Holders
ClimateRock Public Holders	3,364,638	6.5	787,500	1.6
ClimateRock Rights Holders	118,125	0.3	118,125	0.2
Sponsor	1,968,750	3.8	1,968,750	3.9
PIPE Holders	1,301,312	2.4	2,603,168	5.2
GreenRock Holders	44,685,000	87.0	44,685,000	89.1
Total Common Stock shares on the expected closing date of the Business Combination	51,437,825	100.0	50,162,543	100.0

____________

(1)      Assumes redemptions of 2,577,138 ClimateRock Ordinary Shares subject to possible redemption in connection with the Business Combination at approximately $10.83 per share based on trust account figures as of September 30, 2023.

Potential ownership of issued and outstanding Pubco Ordinary Shares upon Closing (assuming automatic conversion of Rights into Pubco Ordinary Shares and full exercise of all outstanding Warrants

	Pro Forma Combined	Pro Forma Combined
	(Assuming No Redemptions)	(Assuming Maximum Redemptions)(1)
Shareholder	Shares %	Shares %
ClimateRock Holders
ClimateRock Public Holders
ClimateRock Rights Holders
Sponsor
PIPE Holders
GreenRock Holders
Total Common Stock shares on the expected closing date of the Business Combination	100.0	100.0

____________

(1)      Assumes redemptions of [____] ClimateRock Ordinary Shares subject to possible redemption in connection with the Business Combination at approximately $[___] per share based on trust account figures as of December 31, 2023.

To meet the Minimum Cash Condition, (i) the no redemption scenario assumes PIPE Financing of $15.0 million or 1,5000,000 shares at a price equal to the redemption price of approximately $[____] per share, based on the balance of the Trust Account as of December 31, 2023 and (ii) the maximum redemption scenario assumes PIPE Financing of $[____] million or [______]shares at a price equal to the redemption price. To date, the parties have not received any commitments in respect of PIPE Financing.

Organizational Structure

Prior to the Transactions

The following simplified diagram illustrates the ownership structure of ClimateRock, Pubco and GreenRock before the consummation of the Transactions:

Following the Transactions(1)

The following simplified diagram illustrates the ownership structure of Pubco immediately following the consummation of the Transactions:

____________

(1)      These relative percentages assume (i) that none of ClimateRock’s existing public shareholders exercise their redemption rights and (ii) that no additional equity securities of ClimateRock or Pubco are issued. The structure chart excludes (a) Pubco Ordinary Shares issuable upon the exercise of 7,700,000 Pubco warrants to be outstanding upon completion of the Transactions.

Board of Directors and Executive Officers of Pubco Following the Transactions

As of the date of this proxy statement/prospectus, the sole director of Pubco is Per Regnarsson. Following the completion of the Transactions, the current director of Pubco will remain as a director and the total number of directors of Pubco will be increased to seven persons. For more information, see the section entitled “Management of Pubco After the Transactions.”

Date, Time and Place of the Extraordinary General Meeting of Shareholders

The Meeting will be held at            a.m., Eastern Time, on            , 2024, at            . ClimateRock will also be hosting the Meeting via live webcast on the Internet at            with the password of            , to consider and vote upon the Business Combination Proposal, the Merger Proposal and/or if necessary, the Adjournment Proposal.

Voting Power; Record Date

Shareholders will be entitled to vote or direct votes to be cast at the Meeting if they owned ordinary shares of ClimateRock at the close of business on            , 2024, which is the Record Date for the Meeting. Shareholders will have one vote for each ClimateRock ordinary share owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. ClimateRock warrants and rights do not have voting rights. On the Record Date, there were            ordinary shares (including            Class A ordinary shares and 1 Class B ordinary share) of ClimateRock issued and outstanding, of which            were Public Shares, with the rest being held by the ClimateRock Initial Shareholders and Maxim.

Quorum and Vote of ClimateRock Shareholders

A quorum of ClimateRock shareholders is necessary to hold a valid meeting. One or more shareholders who together hold not less than a majority of the issued and outstanding ClimateRock Ordinary Shares entitled to attend and vote at the Meeting (being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy) constitute a quorum. If a quorum is not present within 15 minutes of the time appointed for the Meeting, or if at any time during the Meeting it becomes inquorate, the Meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the ClimateRock directors. If a quorum is not present within 15 minutes of the time appointed for the adjourned meeting, then the meeting shall be dissolved. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast and will have no effect on either the Merger Proposal or the Adjournment Proposal (but will be taken into account in calculating the required majority with respect to approval of the Business Combination Proposal).

The holders of the Founder Shares, including ClimateRock’s Initial Shareholders, have agreed to vote their shares in favor of the Business Combination Proposal. Such holders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the Meeting. As of            , 2024, there were 1,968,750 Founder Shares issued and outstanding, which constitute approximately [42.2]% of the issued and outstanding ordinary shares of ClimateRock. Such shares, as well as any ordinary shares acquired in the aftermarket by the Initial Shareholders, will be voted in favor of the proposals presented at the Meeting. The proposals presented at the Meeting will require the following votes:

•        Pursuant to the ClimateRock Memorandum and Articles, the approval of the Business Combination Proposal will require a resolution passed by a majority of the votes of the ordinary shares entitled to vote thereon which are present at the Meeting. There are currently [4,664,013] ordinary shares (including [4,664,012] Class A ordinary shares and 1 Class B ordinary share) of ClimateRock issued and outstanding, of which [2,577,138] are Public Shares.

•        The approval of the Merger Proposal will require special resolutions, each being a resolution passed at the Meeting by a majority of at least two-thirds (2/3) of such shareholders as, being entitled to do so, vote in person or by proxy.

•        The approval of the Adjournment Proposal will require an ordinary resolution, being a resolution passed by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote thereon at the Meeting.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast and will have no effect on either the Merger Proposal or the Adjournment Proposal (but will be taken into account in calculating the required majority with respect to approval of the Business Combination Proposal).

Redemption Rights

Pursuant to the ClimateRock Memorandum and Articles, a holder of Public Shares may demand that ClimateRock convert such shares into cash if the Business Combination is consummated. Holders of Public Shares (whether or not they are holders on the Record Date) will be entitled to receive cash for these shares only if they demand that ClimateRock convert their shares into cash no later than 5:00 p.m. Eastern Time on            , 2024 (two business days prior to the Meeting) by (A) by submitting their request in writing to Continental Stock Transfer & Trust Company and (B) delivering their stock to ClimateRock’s transfer agent physically or electronically using The Depository Trust Company’s Deposit Withdrawal at Custodian (DWAC) System. If the Business Combination is not completed, these shares will not be redeemed for cash at this time in connection with the Business Combination. In such case, ClimateRock will promptly return any shares delivered by public holders for Redemption and such holders may only share in the assets of the Trust Account upon the liquidation of ClimateRock. This may result in holders receiving less than they would have received if the Business Combination was completed and they had exercised their redemption rights in connection therewith due to potential claims from creditors of ClimateRock. If a holder of Public Shares properly demands Redemption, ClimateRock will redeem each Public Share for its pro rata portion of the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of            , 2024, the Record Date, this would amount to approximately $            per share. If a holder of Public Shares exercises its redemption rights, then it will be exchanging its ordinary shares of ClimateRock for cash and will no longer own the shares. See the section of this proxy statement/prospectus entitled “Extraordinary General — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares for cash.

The Business Combination will not be consummated if ClimateRock has net tangible assets of less than $5,000,001 after taking into account holders that have properly demanded Redemption of their Public Shares, upon the consummation of the Business Combination, into cash and the proceeds of any private placement.

Holders of ClimateRock warrants and rights do not have redemption rights with respect to such securities.

Appraisal Rights/Dissenters’ Rights

Holders of Units, Warrants and Rights do not have appraisal or dissenters’ rights in respect to their Units, Warrants or Rights in connection with the Business Combination under the Cayman Companies Act. However, in respect of the special resolution to approve the Merger Proposal, under section 238 of the Cayman Companies Act, shareholders of a Cayman Islands company ordinarily have dissenters’ rights with respect to a statutory merger. The Cayman Companies Act prescribes when shareholder dissenters’ rights will be available and sets the limitations on such rights. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, holders of Public Shares have redemption rights as further described in this proxy statement/prospectus and the ClimateRock Board has determined that the redemption proceeds payable to holders of Public Shares who exercise such redemption rights represents the fair value of those shares.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. ClimateRock will engage a proxy solicitor to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares itself if it revokes its proxy before the Meeting. A shareholder may also change its vote by entering a new vote by Internet, submitting a later-dated proxy, or attending and voting, virtually via the live webcast, during the Meeting as described in the section of this proxy statement/prospectus entitled “Extraordinary General Meeting of Shareholders — Revoking Your Proxy.”

Interests of ClimateRock’s Initial Shareholders, Directors and Officers in the Business Combination

When you consider the recommendation of ClimateRock’s board of directors in favor of approval of the Business Combination Proposal and the Merger Proposal, you should keep in mind that ClimateRock’s Initial Shareholders and its directors and executive officers have interests in such proposals that are different from, or in addition to, your interests as an ClimateRock shareholder, Warrant holder or Rights holder. These interests include, among other things, the following.

•        If the Business Combination with GreenRock or another business combination is not consummated by May 2, 2024 (or any later date to which it may be extended), ClimateRock will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, the 1,968,750 Founder Shares held by ClimateRock’s Initial Shareholders, including certain directors and officers, would be worthless because ClimateRock’s Initial Shareholders are not entitled to participate in any Redemption or distribution with respect to those shares. The Founder Shares had an aggregate market value of approximately $            million based upon the closing price of ClimateRock’s ordinary shares of $            per share on Nasdaq on            , 2024, and were originally purchased for an aggregate of $25,000. As a result, a business combination would likely enable ClimateRock’s Initial Shareholders to recoup their investment in ClimateRock and make a substantial profit, even if Pubco Ordinary Shares lose significant value. Accordingly, ClimateRock’s management team, which owns interests in the Sponsor, have an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•        The Sponsor purchased an aggregate of 3,762,500 Private Warrants for $3,762,500 simultaneously with the consummation of the Initial Public Offering. The Private Warrants had an aggregate market value of $            based upon the closing price of ClimateRock’s Warrants of $            per unit on Nasdaq on            , 2024. If ClimateRock is unable to complete a business combination by the Business Combination Deadline, the Private Warrants would expire worthless and the Sponsor would be unable to recoup its investment in ClimateRock. Accordingly, ClimateRock’s management team, which owns interests in the Sponsor, has an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•        Gluon shall be entitled to receive a Transaction Success Fee of up to $250,000 if ClimateRock consummates a business combination, subject to the terms Gluon Engagement Letter. In addition, Gluon will be entitled, with respect to any financing undertaken by ClimateRock with a party that Gluon introduces during the term of the Gluon Engagement Letter, to the following fees: (i) for a financing involving an issuance of ClimateRock’s senior, subordinated and/or mezzanine debt securities, a cash fee payable at any closing equal to 2.0% of the gross proceeds received by ClimateRock at such closing and (ii) for a financing involving equity, equity-linked or convertible securities, a cash fee payable at each closing equal to 5.0% of the gross proceeds received by ClimateRock at such closing. Gluon has been engaged to act in a consultancy role for the management and coordination of the ClimateRock’s initial business combination and the coordination of many advisors involved in the Business Combination and the integration of their respective services. Gluon’s engagement has been approved by ClimateRock’s Audit Committee and board of directors. The managing partner of Gluon is Per Regnarsson, who is the Chief Executive Officer and a director of ClimateRock; Abhishek Bawa, the Chief Financial Officer of ClimateRock, has been serving as a Partner at Gluon. Mr. Regnarsson, in his role of CEO, has been heavily involved, among other things, in negotiations with GreenRock and communication with ClimateRock’s board of directors. Simultaneously with Maxim, Gluon has been working to secure PIPE Financing for the Business Combination, and if Gluon’s efforts lead to PIPE funding of either debt or equity, Gluon will be entitled to receive a fee. Accordingly, ClimateRock’s management team have an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•        If the Business Combination is consummated, ClimateRock’s Initial Shareholders, including certain directors and officers of ClimateRock, would receive ownership of a substantial number of ordinary shares of Pubco, which they would not receive absent completion of a business combination. Accordingly, ClimateRock’s management team have an economic incentive that differs from that of the Public Shareholders to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation. The actual number of Pubco Ordinary Shares that the Initial Shareholders would own after the Closing will depend upon several factors, including the number of redemptions of Public Shares and the number of Warrants exercised. Taking into account the automatic conversion of Rights into ordinary shares, and excluding the effects of any PIPE Financing, after the Closing, the Initial Shareholders would own (i) if there are no redemptions and prior to the exercise of any Warrants, approximately [    ]% of Pubco’s total ordinary shares, (ii) if there are maximum redemptions and prior to the exercise of any Warrants, approximately [__]% of Pubco’s total ordinary shares outstanding, (iii) if there are no redemptions and assuming full exercise of all Warrants, approximately [__]% of Pubco’s total ordinary shares, and (iv) if there are maximum redemptions and assuming full exercise of all Warrants, approximately [__]% of Pubco’s total ordinary shares outstanding.

•        ClimateRock’s Initial Shareholders, including its officers and directors and their affiliates, are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on ClimateRock’s behalf, such as identifying and investigating possible business targets and business combinations. However, if ClimateRock fails to consummate a business combination within the time period required under its organizational documents, these persons will not have any claim against the Trust Account for reimbursement. Accordingly, ClimateRock may not be able to reimburse these expenses if the Business Combination with GreenRock or another business combination is not completed by the Business Combination Deadline. As of the date of this proxy statement/prospectus, ClimateRock’s Initial Shareholders have not yet reported any out-of-pocket expenses for which they would be entitled to reimbursement.

•        ClimateRock’s existing directors and officers will be eligible for continued indemnification and continued coverage under ClimateRock’s directors’ and officers’ liability insurance after the Business Combination and pursuant to the Business Combination Agreement.

•        In connection with ClimateRock’s shareholders approving the extension of the Business Combination Deadline, ClimateRock has issued the Extension Note in the aggregate principal amount of up to $900,000 to the Sponsor, pursuant to which the Sponsor agreed to provide ClimateRock with equal monthly installments of $75,000 ($0.029 per remaining Public Share) to be deposited into the Trust Account until ClimateRock completes its initial business combination. As of the date of this proxy statement/prospectus, ClimateRock has drawn under the Extension Note and deposited into the Trust Account ($675,000).

•        The Sponsor, ClimateRock’s officers and directors, or their respective affiliates may, but are not obligated to, loan to ClimateRock the funds it requires to pay the transaction costs for a business combination. If ClimateRock completes a business combination, it will repay any Working Capital Loans, without interest, in cash, or at the lender’s discretion, by converting up to $1,500,000 of the notes into Working Capital Warrants at a price of $1.00 per Warrant. If ClimateRock does not complete a business combination, it may use funds it holds outside the Trust Account to repay the Working Capital Loans, but it may not use proceeds held in the Trust Account for this purpose. To date, ClimateRock has entered into four loan agreements with Eternal BV, a company controlled by Charles Ratelband V, the Executive Chairman of ClimateRock’s board of directors. The Eternal Loans are unsecured and do not bear interest and mature on various dates between March 31, 2024 and March 31, 2025. As of the date of this proxy statement/prospectus, ClimateRock has drawn approximately $1,835,000 under the Eternal Loans. Because the Eternal Loans may not be repaid from the proceeds of the Trust Account if ClimateRock does not complete a business combination, the Executive Chairman of ClimateRock’s board of directors has an economic incentive to complete a business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•        Per Regnarsson is Chief Executive Officer of both ClimateRock and GreenRock.

•        Charles Ratelband V is Chairman of ClimateRock and executive director of GreenRock.

•        Mr. Ratelband is the sole indirect owner of WindShareFund N.V. which is seller of the wind assets described under “Business of GreenRock — Operations.”

•        Accretion, the legal entity further described under “Business of GreenRock — Operations” is controlled by Gluon Capital, which in turn is controlled by Mr. Regnarsson and Mr. Maxamilian Delamain.

Special Committee

In light of the apparent and actual conflicts of interests existing on the parts of certain of ClimateRock’s directors and officers in connection with the Business Combination, including the fact that (a) Per Regnarsson is chief executive officer of both ClimateRock and GreenRock, (b) Charles Ratelband V is chairman of ClimateRock and executive director of GreenRock, (c) Mr. Ratelband is the sole indirect owner of WindShareFund N.V. which is seller of the wind assets described under “Business of GreenRock — Operations,” and (d) Accretion, the legal entity further described under “Business of GreenRock — Operations” is controlled by Gluon Capital, which in turn is controlled by Mr. Regnarsson and Mr. Maxamilian Delamain, the board of directors of ClimateRock established the Special Committee, which is comprised of disinterested members of ClimateRock’s board of directors, for purposes of negotiating the Business Combination Agreement with the power to act on behalf of ClimateRock. Neither Mr. Regnarsson nor Mr. Ratelband is a member of the Special Committee.

Reasons for Approval of the Proposed Transactions

In evaluating the Business Combination, the Special Committee reviewed a number of materials, including the transaction documentation, a fairness opinion provided by Newbridge, certain due diligence summary materials prepared by ClimateRock’s management, a technical due diligence report and various industry and financial data, and consulted with ClimateRock’s management and financial advisor. These advisors had access to materials provided to ClimateRock and advised the Special Committee on the valuation of GreenRock and the opportunity and risks of the Business Combination.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Special Committee did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Special Committee viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Special Committee’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Certain Unaudited Prospective Financial Information of Pubco.”

The officers and directors of ClimateRock have substantial experience in evaluating the operating and financial merits of companies within the sustainable energy sector and concluded that their experience and background and sector expertise enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, ClimateRock’s officers and directors have substantial experience with mergers and acquisitions across a variety of sectors in the sustainable energy industry.

In evaluating the Business Combination, the Special Committee considered the criteria to evaluate an initial business combination set by ClimateRock’s management team in the ClimateRock IPO prospectus and the fairness and reasonableness of the Business Combination. The Special Committee has determined that GreenRock meets the criteria set in the ClimateRock IPO prospectus. Specifically, the following was taken into consideration:

•        the status of its pipeline projects, historical performance, confirmations that historical financials were audited,

•        going concern memos,

•        projected financials,

•        sensitivity analysis of projections,

•        presence of a Fairness Opinion,

•        secured and unsecured revenues based on signed contracts,

•        expected cash to be available with Pubco to conduct operations and implement its growth plans,

•        waterfall mechanisms for any payments from the funds raised, and

•        the ability of Pubco to raise funds in the future to meet its growth targets.

In addition to considering the factors described above, the Special Committee also considered other factors including, without limitation, the various other risks associated with GreenRock’s business, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

Based on the above, the Special Committee is of the opinion that the Business Combination is in the best interests of ClimateRock shareholders and recommends that the shareholders approve and adopt the Business Combination and approve and adopt any other proposals that are required for the consummation of the relevant transactions.

Recommendation to Shareholders

The Special Committee has determined that the Business Combination Proposal and the other proposals to be presented at the Meeting are fair to and in the best interest of ClimateRock’s shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal and, if presented, “FOR” the Adjournment Proposal.

Certain Material U.S. Federal Income Tax Considerations

For a description of certain material U.S. federal income tax consequences of the Business Combination, the exercise of redemption rights in respect of Public Shares and the ownership and disposition of Pubco Ordinary Shares and Pubco Public Warrants, see the section entitled “Material U.S. Federal Income Tax Considerations.”

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with IFRS. Under this method of accounting, ClimateRock will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the current shareholders of GreenRock having a majority of the voting power of the post-combination company, GreenRock senior management comprising all of the senior management of the post-combination company, the relative size of GreenRock compared to ClimateRock, and GreenRock operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the

Business Combination will be treated as the equivalent of GreenRock issuing stock for the net assets of ClimateRock, accompanied by a recapitalization. The net assets of ClimateRock will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of GreenRock.

Emerging Growth Company

Upon consummation of the Business Combination, Pubco will be an “emerging growth company” as defined in the JOBS Act. Pubco will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which Pubco has total annual gross revenue of at least $1.235 billion or (c) in which Pubco is deemed to be a large accelerated filer, which means the market value of Pubco Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of Pubco’s prior second fiscal quarter, and (ii) the date on which Pubco issued more than $1.0 billion in non-convertible debt during the prior three-year period. Pubco intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies that are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that Pubco’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation. See “Risk Factors — Pubco will be an ‘emerging growth company,’ and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make Pubco’s Ordinary Shares less attractive to investors, which could have a material and adverse effect on Pubco, including its growth prospects.”

Controlled Company

Pubco is, and after the consummation of the Transactions will be, a “controlled company” under the Listing Rules of Nasdaq, and may be exempt from certain corporate governance requirements other than those exemptions available to foreign private issuers discussed herein. See “Risk Factors — Pubco will be a ‘controlled company’ within the meaning of the Listing Rules of Nasdaq and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

Foreign Private Issuer

Pubco is, and will be after the consummation of the Transactions, considered a “foreign private issuer” under the Exchange Act and therefore exempt from certain rules under the Exchange Act, including the proxy rules. Moreover, Pubco is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act, although it may elect to file certain periodic reports and financial statements with the SEC on a voluntary basis on the forms used by U.S. domestic issuers. Pubco is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, Pubco’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Pubco’s securities. In addition, as a “foreign private issuer”, Pubco is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements. Pubco currently intends to follow some, but not all, of the corporate governance requirements of Nasdaq. See “Risk Factors — As a ‘foreign private issuer’ under the rules and regulations of the SEC, Pubco is permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers” and “Management of GreenRock and Pubco After the Business Combination — Foreign Private Issuer.”

Risk Factors

In evaluating the proposals to be presented at the Meeting, a shareholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors”. These risks are summarized below.

Risks Relating to GreenRock’s Business

•        GreenRock’s performance depends strongly on availability of experienced and qualified personnel. Inability to attract and/or retain such personnel, or loss of one or more of GreenRock’s key personnel may disrupt GreenRock’s operations.

•        GreenRock’s relatively short operating history makes it difficult to project its future prospects.

•        GreenRock’s business plan and strategy is dependent on continually sourcing new projects.

•        GreenRock’s business is dependent upon its ability to continually identify and acquire suitable grid capacity and properties for its projects.

•        A portion of GreenRock’s early-stage projects may experience unforeseen delays and/or difficulties in their development to saleable, ready-to-build-stage projects; this could induce a loss of capital investment and the diversion of resources from profitable projects.

•        The solar industry has historically been cyclical and experienced periodic downturns.

•        The wind industry is facing long delays in development and construction of projects.

•        GreenRock’s inability to protect its intellectual property could adversely affect its business. GreenRock may also be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require it to pay significant damages and could limit its ability to use certain technologies.

•        GreenRock’s products have not been on the market for the full length of their expected lifetime and GreenRock’s products may not maintain the performance standards that it or its customers are expecting.

•        We face risks and uncertainties when developing green hydrogen projects. We may fail to successfully deliver electrolyzers and other services to our customers which may result in delayed or canceled payments, increased costs, termination of customer contracts, reputational damage and deteriorating customer relationships.

•        The green hydrogen market is dependent on specific changes to regulations and policies that have not yet been developed. Political support for green hydrogen may fade and new policies and regulations that purport to support the green hydrogen market and industries may be inadequate, may not have the desired impact or be impaired by other regulations or may not be developed at all.

•        GreenRock is required to obtain and comply with licenses, permits, approvals and rulings for its projects, which are subject to change.

•        GreenRock currently operates in a number of different international jurisdictions, and may expand into additional jurisdictions, which expose its business to a range of risks.

•        GreenRock may not be able to obtain additional external financing on commercially acceptable terms or at all to fund the development of GreenRock’s portfolio or for other operational purposes.

•        GreenRock may incur liabilities under the terms of its project sale agreements.

•        Delayed payment or non-payment of all or part of the consideration for a sold project due to GreenRock’s failure to satisfy conditions under a project sale agreement could have a material adverse effect on its business, financial condition and results of operations.

•        Global economic conditions and macro events may adversely affect GreenRock’s business, financial condition and results of operations.

•        Negative publicity associated with press reports, litigation and other public statements about GreenRock, solar industry or other industry participants could damage GreenRock’s reputation.

Risks Relating to the Business Combination and its Effects

•        ClimateRock shareholders who do not redeem their ordinary shares of ClimateRock will experience immediate and material dilution upon closing of the Business Combination.

•        Since the Sponsor and ClimateRock’s directors and officers have interests that are different, or in addition to (and which may conflict with), the interests of ClimateRock’s shareholders, a conflict of interest may have existed in determining whether the Business Combination with GreenRock is appropriate as ClimateRock’s initial business combination. Such interests include that the Sponsor will lose its entire investment in ClimateRock if the Business Combination is not completed.

Risks Relating to Pubco’s Business and Operations Following the Business Combination with GreenRock

•        Pubco will incur higher costs post-Business Combination as a result of being a public company.

•        GreenRock’s management team has limited experience managing and operating a U.S. public company.

•        The price of Pubco’s Ordinary Shares may be volatile.

•        An active, liquid trading market for Pubco Ordinary Shares and Pubco Warrants may not develop, which may limit your ability to sell Pubco Ordinary Shares and Pubco Warrants.

•        The GreenRock Shareholders, whose interests may conflict with yours, can exercise significant influence over Pubco. The concentrated ownership of Pubco Ordinary Shares may prevent you and other shareholders from influencing significant decisions or may prevent or discourage unsolicited acquisition proposals or offers for our capital stock, and that may adversely affect the trading price of Pubco Ordinary Shares.

CLIMATEROCK SUMMARY FINANCIAL INFORMATION

The following tables present selected condensed financial data of ClimateRock for the nine months ended September 30, 2023 and September 30, 2022, and the fiscal year ended December 31, 2022 and the period from December 6, 2021 (inception) through December 31, 2021, and balance sheet data as of September 30, 2023, December 31, 2022 and 2021, which have been derived from ClimateRock’s unaudited condensed financial statements for the nine months ended September 30, 2023 and audited financial statements for the year ended December 31, 2022 included elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read in conjunction with ClimateRock’s financial statements and related notes and “ClimateRock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement/prospectus. ClimateRock’s historical results are not necessarily indicative of future results.

Selected Statements of Operations Information:

	For the Nine Months ended September 30, 2023	For the Nine Months ended September 30, 2022	For the Year ended December 31, 2022	For the Period from December 6, 2021 (inception) through December 31, 2021
Revenues	$—	$—	$—	$—
Operating loss	$(1,177,201)	$(1,034,383)	$(1,768,147)	$(4,730)
Other income	$1,762,379	$440,326	$1,092,273	$—
Net income (loss) before income taxes	$585,178	$(594,057)	$(675,874)	$(4,730)
Net income (loss)	$585,178	$(594,057)	$(675,874)	$(4,730)

Selected Balance Sheet Information:

	As of September 30, 2023	As of December 31, 2022	As of December 31, 2021
Current assets	$28,022,595	$81,557,355	$83,343
Total assets	$28,022,595	$81,557,355	$83,343
Current liabilities	$4,993,616	$3,848,220	$63,073
Total liabilities	$4,993,616	$3,848,220	$63,073
Total shareholders’ (deficit) equity	$(4,881,997)	$(3,329,967)	$20,270

Selected Statements of Cash Flows Information:

	For the Nine Months ended September 30, 2023	For the Nine Months ended September 30, 2022	For the Year ended December 31, 2022	For the Period from December 6, 2021 (inception) through December 31, 2021
Net cash used in operating activities	$(972,788)	$(632,368)	$(884,548)	$—
Net cash provided by (used in) investing activities	$54,890,334	$(79,931,250)	$(79,931,250)	$—
Net cash (used in) provided by financing activities	$(54,249,442)	$80,927,509	$81,227,509	$—
Net (decrease) increase in cash	$(331,896)	$363,891	$411,711	$—

GREENROCK CORPORATION SUMMARY FINANCIAL INFORMATION

The following tables present selected condensed consolidated financial data of GreenRock for the nine months ended June 30, 2023 and June 30, 2022 and the fiscal years ended December 31, 2022 and 2021, and balance sheet data as of as of June 30, 2023, December 31, 2022 and 2021, which have been derived from GreenRock’s unaudited consolidated financial statements for the nine months ended June 30, 2023 and audited consolidated financial statements for fiscal years ended December 31, 2022 and 2021 included elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read in conjunction with GreenRock’s financial statements and related notes and “GreenRock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement/prospectus. GreenRock’s historical results are not necessarily indicative of future results.

Selected Statements of Operations Information:

	For the Nine Months ended June 30, 2023	For the Nine Months ended June 30, 2022	For the Year ended December 31, 2022	For the Year ended December 31, 2021
Revenues	€5,439,737	€5,778,189	€9,456,423	€5,132,515
Operating (loss) income	€(66,235)	€(1,310,988)	€(2,540,246)	€(1,594,846)
Other gains	€—	€—	€119,210	€165,077
Interests and similar expenses	€(364,265)	€(273,625)	€(382,744)	€(343,237)
Net (loss) profit before income taxes	€(362,721)	€775,650	€1,455,781	€410,752
Net (loss) profit	€(528,170)	€587,029	€1,208,334	€151,231

Selected Balance Sheet Information:

	As of June 30, 2023	As of December 31, 2022	As of December 31, 2021
Current assets	€10,632,230	€10,661,168	€6,719,989
Total assets	€30,580,090	€31,023,661	€27,463,814
Current liabilities	€8,186,888	€8,527,349	€5,366,085
Total liabilities	€25,029,356	€24,599,044	€22,289,762
Total shareholders’ equity	€5,550,734	€6,424,617	€5,174,052

Selected Statements of Cash Flows Information:

	For the Nine Months ended June 30, 2023	For the Nine Months ended June 30, 2022	For the Year ended December 31, 2022	For the Year ended December 31, 2021
Net cash provided by operating activities	€23,215	€2,295,051	€2,084,376	€682,551
Net cash used in investing activities	€(16,799)	€(24,729)	€(497,139)	€(381,968)
Net cash provided by (used in) financing activities	€238,438	€(1,147,814)	€(268,290)	€148,978
Net increase in cash and cash equivalents	€244,854	€1,122,508	€1,318,947	€449,561

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined balance sheet combines the unaudited balance sheet of ClimateRock as of September 30, 2023, translated from USD to Euro, with the unaudited consolidated statement of financial position of GreenRock, in Euro, as of June 30, 2023, giving effect to the Business Combination as if it had been consummated on that date.

The following summary unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, combines the unaudited condensed statements of operations, translated from USD to Euro, of ClimateRock for the nine months ended September 30, 2023 with the unaudited condensed consolidated statements of profit and loss with comprehensive income (loss), in Euro, for the nine months ended June 30, 2023 of GreenRock, giving effect to the Business Combination as if it had been consummated on January 1, 2023, the beginning of the earliest period presented.

The following summary unaudited pro forma condensed combined statement of operations for the period ended December 31, 2022, combines the audited condensed statement of operations of ClimateRock for the period from December 31, 2022, translated from USD to Euro, with the audited consolidated statements of profit and loss and comprehensive (loss) income for the year ended December 31, 2022 of GreenRock, in Euro, giving effect to the Business Combination as if it had been consummated on January 1, 2022, the beginning of the earliest period presented.

This information is only summary and should be read together with the historical financial statements of GreenRock and related notes thereto, ClimateRock’s historical financial statements and related notes thereto, and sections entitled “Unaudited Pro Forma Condensed Combined Financial Information”, “GreenRock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “ClimateRock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information has been prepared under the following two scenarios regarding the number of Public Shares that ClimateRock shareholders will redeem (with U.S. dollars and Euros converted at a rate of $1.00 per €0.94482 for the Balance Sheet and at a rate of $1.00 per €0.94497 and €0.95126, for the nine months ended September 30, 2023 and year ended December 31, 2022, respectively, for the Statements of Operations).

a.      Scenario 1 —  No Redemptions:    This scenario assumes no ClimateRock shareholders exercise their redemption rights. 2,577,138 Public Shares eligible for redemption for an aggregate of €26,370,848 ($27.9 million) would be transferred to permanent equity. To meet the Minimum Cash Condition, this scenario assumes PIPE Financing of €13,315,814 ($14,093,493) or 1,301,312 shares at a price equal to the redemption price of approximately €10.23 (approximately $10.83) per share, based on the balance of the Trust Account as of September 30, 2023; and

b.      Scenario 2 —  Maximum Redemptions:     This scenario assumes the ClimateRock shareholders holding the remaining 2,577,138, choose to exercise their redemption rights in full for an aggregate of €26,370,848 ($27.9 million) at a redemption price approximately €10.23 (approximately $10.83) per share based on the balance of the Trust Account as of September 30, 2023. To meet the Minimum Cash Condition, this scenario assumes PIPE Financing of €26,637,194 ($28,192,877) or 2,603,168 shares at a price equal to the redemption price.

The summary unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience.

Selected Balance Sheet Information:

	As of September 30, 2023	As of June 30, 2023	ASSUMING NO REDEMPTIONS		ASSUMING MAXIMUM REDEMPTIONS
	ClimateRock	GreenRock Corporation	Transaction Accounting Adjustments	As of September 30, 2023	Transaction Accounting Adjustments	As of September 30, 2023
Current assets	€26,476,308	€10,632,230	€(15,539,169)	€21,569,369	€—	€21,569,369
Total assets	€26,476,308	€30,580,091	€(15,539,169)	€41,517,229	€—	€41,517,229
Current liabilities	€4,718,069	€8,186,888	€163,083,259	€175,988,216	€—	€175,988,216
Total liabilities	€31,088,917	€25,029,356	€120,237,344	€176,355,617	€—	€176,355,617
Total shareholders’ (deficit) equity	€(4,612,609)	€5,538,227	€(135,776,513)	€(134,850,896)	€—	€(134,850,896)

Selected Statements of Operations Information:

	For the Nine Months Ended September 30, 2023	For the Nine Months Ended June 30, 2023	ASSUMING NO REDEMPTIONS		ASSUMING MAXIMUM REDEMPTIONS
	ClimateRock	GreenRock Corporation	Transaction Accounting Adjustments	For the Nine Months Ended September 30, 2023	Transaction Accounting Adjustments	For the Nine Months Ended September 30, 2023
Revenue	€—	€5,439,737	€—	€5,439,737	€—	€5,439,737
Operating loss	€(1,112,420)	€(66,235)	€(37,906,116)	€(39,084,771)	€—	€(39,084,771)
Net income (loss) before income taxes	€552,976	€(430,500)	€(39,571,350)	€(39,448,874)	€—	€(39,448,874)
Net income (loss)	€552,976	€(595,949)	€(39,571,350)	€(39,614,323)	€—	€(39,448,874)

Combined Per Share Financial Information:

	For the Nine Months Ended September 30, 2023	For the Nine Months Ended June 30, 2023	ASSUMING NO REDEMPTIONS		ASSUMING MAXIMUM REDEMPTIONS
	ClimateRock	GreenRock Corporation	Transaction Accounting Adjustments	For the Nine Months Ended September 30, 2023	Transaction Accounting Adjustments	For the Nine Months Ended September 30, 2023
Net income (loss) and total comprehensive loss attributable to shareholders	€552,976	€(598,052)	€(39,571,350)	€(39,616,426)	€—	€(39,616,426)
Weighted average shares outstanding of non-redeemable common stock	2,086,875	—
Basic and diluted net loss per share, non-redeemable common stock	€(0.21)	€—
Weighted average shares outstanding of redeemable common stock	4,828,244	—	29,924,581	34,752,825	(1,275,282)	33,477,543
Basic and diluted net income per share, redeemable common stock	€0.21

Selected Statements of Operations Information:

	For the Period Ended December 31, 2022	For the Period Ended December 31, 2022	ASSUMING NO REDEMPTIONS		ASSUMING MAXIMUM REDEMPTIONS
	ClimateRock	GreenRock Corporation	Transaction Accounting Adjustments	For the Period Ended December 31, 2022	Transaction Accounting Adjustments	For the Period Ended December 31, 2022
Revenue	€—	€9,456,423	€—	€9,456,423	€—	€9,456,423
Operating loss	(1,681,968)	1,719,315	(39,133,974)	(39,096,627)	—	(39,096,627)
Other income (losses)	1,039,035	(263,534)	(1,053,855)	(278,354)	—	(278,354)
Net (loss) income before	(642,933)	1,455,781	(40,187,829)	(39,374,981)	—	(39,374,981)
Net (loss) income	(642,933)	1,208,334	(40,187,829)	(39,622,428)	—	(39,622,428)

Combined Per Share Financial Information:

	For the Period Ended December 31, 2022	For the Period Ended December 31, 2022	ASSUMING NO REDEMPTIONS		ASSUMING MAXIMUM REDEMPTIONS
Year Ended December 31, 2022	ClimateRock	GreenRock Corporation	Transaction Accounting Adjustments	For the Period Ended December 31, 2022	Transaction Accounting Adjustments	For the Period Ended December 31, 2022
Net (loss) income and total comprehensive loss attributable to shareholders	€(642,933)	€1,238,664	€(40,187,829)	€(39,592,098)	€—	€(39,592,098)
Weighted average shares outstanding of non-redeemable common stock	2,016,637
Basic and diluted net loss per share, non-redeemable common stock	€(1.89)
Weighted average shares outstanding of redeemable common stock	5,264,384	—	29,488,441	34,752,825	(1,275,282)	33,477,543
Basic and diluted net income per share, redeemable common stock	€0.61

RISK FACTORS

The following risk factors will apply to business and operations of GreenRock following the Closing. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, prospects, financial condition and operating results of GreenRock and Pubco’s business, prospects, financial condition and operating results following the completion of the Business Combination. You should carefully consider the following risk factors in addition to the other information included or incorporated by reference in this proxy statement/prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” before deciding how to vote your shares of ClimateRock common stock. Please see the section entitled “Where You Can Find More Information” in this proxy statement/prospectus. GreenRock and ClimateRock may face additional risks and uncertainties that are not presently known to them, or that they currently deem immaterial, which may also impair their business, prospects, financial condition or operating results. The following discussion should be read in conjunction with the consolidated financial statements of GreenRock and financial statement of ClimateRock and notes thereto included elsewhere in this proxy statement/prospectus.

Risks Relating to GreenRock’s Business

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us,” “our” or “GreenRock” refer to GreenRock and its subsidiaries prior to the consummation of the Business Combination, which will be the business of GreenRock and its subsidiaries following the consummation of the Business Combination.

GreenRock’s performance depends strongly on availability of experienced and qualified personnel. Inability to attract and/or retain such personnel, or loss of one or more of GreenRock’s key personnel may disrupt GreenRock’s operations.

GreenRock is reliant on a small number of key personnel with specialized skills. Furthermore, it may be particularly difficult for GreenRock to attract and retain suitably qualified and experienced people, given the competition from other industry participants, the relevant size of GreenRock and the specialized nature of GreenRock’s business. There is no assurance that GreenRock will successfully continue to retain existing specialized personnel and senior management or attract additional experienced and qualified senior management and/or personnel required to execute successfully and implement GreenRock’s business plan, which will be particularly important as GreenRock expands. Competition for such personnel is intense. Hiring and retaining talents may be especially difficult for GreenRock in jurisdictions where GreenRock has not operated previously, as it may not have the networks and contacts that it has in the jurisdictions with which it is familiar. The loss of, or diminution in, the services of qualified specialists or of members of GreenRock’s senior management team or an inability to attract and retain additional senior management and/or personnel could have a material adverse effect on GreenRock’s business, financial condition and results of operations.

GreenRock’s relatively short operating history makes it difficult to project its future prospects.

GreenRock has a relatively short history, and operates in the renewable energy industry, which is rapidly evolving. As a result, there is limited information that investors can use in evaluating GreenRock’s business, strategy, operating plan, results and future prospects. GreenRock has only been operational in its current structure since December 2023, and accordingly, there is a limited amount of meaningful operating or financial data with which to evaluate GreenRock and its performance since that time. In addition, it is difficult to predict future revenues and appropriately budget for expenses. The industries in which GreenRock operates are rapidly evolving, and GreenRock has limited insight into trends that may emerge and affect its business. If the assumptions GreenRock uses to plan and operate its business are incorrect or change, it could cause a material adverse effect on GreenRock’s business, financial condition and results of operations.

GreenRock’s business plan and strategy is dependent on continually sourcing new projects.

GreenRock’s business plan and strategy is dependent on continually sourcing new projects to replace projects that have been completed, as well as to grow the business in line with GreenRock’s strategy. There is significant time between sourcing a project and completion and sale, which requires significant lead time for the identification of new projects. Sourcing a suitable project involves a number of different variables, including land, grid connection and governmental policies and approvals. There is no assurance that GreenRock will be able to continue to source new projects, which could have a material adverse effect on GreenRock’s business, financial condition and results of operations.

GreenRock may not be successful in completing the acquisitions of TEP Renewables Limited (“TEP”) and Accretion, and, if it is, GreenRock may experience difficulties in integrating the operations of TEP and Accretion and in realizing the expected benefits of this transaction.

The success of the Business Combination, if completed, will depend in part on the ability of GreenRock to successfully complete the acquisitions of TEP and Accretion and to realize the anticipated benefits of combining the operations of TEP and Accretion with GreenRock in an efficient and effective manner. The integration process could take longer than anticipated and could result in the loss of key employees from TEP and Accretion, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect TEP’s and Accretion’s ability to continue relationships with their respective customers, employees or other third parties, or GreenRock’s ability to achieve the anticipated benefits of the transaction or the Business Combination, and could harm Pubco’s financial performance. If GreenRock is unable to successfully or timely integrate the operations of TEP and Accretion with its business, it may incur unanticipated liabilities and be unable to realize the revenue growth, operating efficiencies, synergies and other anticipated benefits resulting from such transaction and the Business Combination, and GreenRock’s business, results of operations and financial condition could be materially and adversely affected.

GreenRock’s business is dependent upon its ability to continually identify and acquire suitable grid capacity and properties for its projects.

GreenRock’s business is dependent upon its ability to continually identify and acquire suitable grid capacity and properties for its projects. Suitable grid capacity and properties are difficult to identify and acquire given that geographic features, legal restrictions and ownership rights naturally limit the areas available for solar PV project development, wind farm development, battery storage project development and hydrogen project development. There can be no assurance that GreenRock will be successful in identifying or acquiring suitable grid capacity and properties.

Furthermore, GreenRock faces potential competition from other renewable energy companies, in particular other solar, wind and hydrogen production energy companies, in connection with the acquisition of suitable grid capacity and properties. Larger companies, in particular, may have access to greater financial resources, operational experience and technical capabilities than GreenRock which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets which could adversely affect GreenRock’s ability to acquire suitable additional grid capacity and properties in the future. There can be no assurance that GreenRock will continue to be able to compete successfully for the acquisition of suitable grid capacity and properties.

A portion of GreenRock’s early-stage projects may experience unforeseen delays and/or difficulties in their development to saleable, ready-to-build-stage projects; this could induce a loss of capital investment and the diversion of resources from profitable projects.

GreenRock has a number of early-stage projects that may not develop into saleable ready-to-build stage projects for a variety of reasons, including significant issues discovered in the due diligence process, the inability to obtain local permits and licenses or difficulties with funding. In addition, regulatory changes over the course of project development may render a project unviable, or there may be unanticipated delays in the development of projects. Some projects may also be jointly developed with partners, and while due diligence is undertaken to ensure the acceptability of partners, GreenRock’s ability to develop such projects into the saleable ready-to-build stage is reliant on the adequate performance of those partners.

GreenRock’s projects require significant capital investment, including the acquisition of long-term land lease rights, design of initial project features, feasibility studies and grid connection funding. If a project fails to develop into a saleable ready-to-build stage, such capital investments may need to be written off. In addition, GreenRock has limited resources and personnel, and therefore resources allocated to unsuccessful projects could divert resources and attention from profitable projects. As a result, any failure or delay of GreenRock’s projects to develop profitably could have a material adverse effect on GreenRock’s business, financial condition and results of operations.

The solar industry has historically been cyclical and experienced periodic downturns.

GreenRock’s success partly depends on continued demand for solar PV systems in the end-markets it serves, including commercial and utility sectors across the world. The solar industry has historically been cyclical and has experienced periodic downturns, which may affect the demand for GreenRock’s projects. The solar industry has undergone challenging business conditions in past years, mainly as a result of an undersupply of products, and reductions in applicable governmental subsidies, contributing to demand decreases. Therefore, there is no assurance that the solar industry will not suffer significant downturns that would adversely affect demand for GreenRock’s solar projects and its results of operations.

The wind Industry is facing long delays in development and construction of projects.

GreenRock’s strategy includes the development and construction of wind farms across Europe. Unlike solar, wind farms have a longer development cycle. Recently, the sourcing of new wind turbines has also delayed the start of construction for projects due to clogged supply chains in the wind industry. Therefore, there is no assurance that GreenRock will be able to implement its planned deployment of wind capacity as per its strategic and expansion plan.

GreenRock’s inability to protect its intellectual property could adversely affect its business. GreenRock may also be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require it to pay significant damages and could limit its ability to use certain technologies.

Any failure to protect GreenRock’s proprietary rights adequately could result in its competitors offering similar hydrogen projects more quickly than anticipated, potentially resulting in the loss of some of GreenRock’s competitive advantage and a decrease in its revenue that would adversely affect its business prospects, financial condition and operating results. GreenRock’s success depends, at least in part, on its ability to protect its core intellectual property. GreenRock will rely on intellectual property laws, primarily a combination of copyright and trade secret laws, as well as license agreements and other contractual provisions, to protect its proprietary technology and brand. GreenRock cannot be certain its agreements and other contractual provisions will not be breached, including a breach involving the use or disclosure of its trade secrets or know-how, or that adequate remedies will be available in the event of any breach. In addition, GreenRock’s trade secrets may otherwise become known or lose trade secret protection.

GreenRock cannot be certain its projects and business do not or will not violate the intellectual property rights of a third party. Third parties, including GreenRock’s competitors, may own patents or other intellectual property rights that cover aspects of its technology or business methods. Such parties may claim that GreenRock has misappropriated, misused, violated or infringed third-party intellectual property rights and if GreenRock gains greater recognition in the market, it faces a higher risk of being the subject of claims under which it has allegedly violated others’ intellectual property rights. Any claim that GreenRock has violated a third party’s intellectual property rights, whether with or without merit, could be time-consuming, expensive to settle or litigate and could divert its management’s attention and other resources, all of which could adversely affect its business, results of operations, financial condition and cash flows. If GreenRock does not successfully settle or defend an intellectual property claim, it could be liable for significant monetary damages and could be prohibited from continuing to use certain technology, business methods, content or brands. To avoid a prohibition, GreenRock could seek a license from third parties, which could require GreenRock to pay significant royalties, increasing its operating expenses. If a license is not available on commercially reasonable terms or not available at all, GreenRock may be required to develop or license a non-violating alternative, either of which could adversely affect its business, results of operations, financial condition and cash flows.

GreenRock is obliged, in many jurisdictions, to fund early payments or issue securities prescribed in relation to grid connection securing; GreenRock may not have sufficient capital to comply with such requirements.

In many jurisdictions, GreenRock is required to fund early payments or issue securities, pay other grid connection fees, or provide evidence of financial capability in order to secure access to the grid for its projects. These requirements usually arise prior to when a buyer for a project is secured, and therefore require capital commitment from GreenRock. There is no assurance that GreenRock will have access to sufficient capital on commercially viable terms in order to fund such requirements. If GreenRock is unable to fund grid-related capital requirements, it may not be able to proceed with a project, which could result in the loss of capital previously invested on the project and potential future revenues. Such losses could have a material adverse effect on GreenRock’s business, financial condition and results of operations.

GreenRock’s products have not been on the market for the full length of their expected lifetime and GreenRock’s products may not maintain the performance standards that it or its customers are expecting.

In order to gain a competitive advantage vis-à-vis the competitors, the contracts that GreenRock currently entered into with its customers guarantee and it intend to continue guaranteeing, a certain level of quality specification for its products.

Consequently, if its products do not meet such quality specifications and GreenRock is not able to fix any issues within the terms established in each applicable agreement, it may have to indemnify its customers for the breach of such guarantees through the payment of the penalties established in each case. Should any of these events materialize, they could have a material adverse effect on GreenRock’s business, financial condition, results of operations, cash flow and prospects.

A failure to secure the services and equipment necessary to GreenRock’s operations for the expected price, on the expected timeline, or at all, may have an adverse effect on GreenRock’s financial performance and cash flows.

GreenRock’s operating costs could escalate and become uncompetitive due to supply chain disruptions, inflationary cost pressures, equipment limitations, escalating supply costs, commodity prices, and additional government intervention through stimulus spending or additional regulations. GreenRock’s inability to manage costs may impact project returns and future development decisions, which could have a material adverse effect on its financial performance and cash flows.

The cost or availability of solar PV panels and other renewable energy equipment may adversely affect GreenRock’s ability to undertake development and construction projects. The green energy and hydrogen industries are cyclical in nature and is prone to shortages of supply of equipment and services including availability of wind turbines, solar panels, other related electrical and construction material for construction of plants, and EPC services for infrastructure projects and construction materials generally. When required, these materials and services may not be available at reasonable prices. A failure to secure the services and equipment necessary for GreenRock’s operations for the expected price, on the expected timeline, or at all, may have an adverse effect on GreenRock’s financial performance and cash flows.

We face risks and uncertainties when developing green hydrogen projects. We may fail to successfully deliver electrolyzers and other services to our customers which may result in delayed or canceled payments, increased costs, termination of customer contracts, reputational damage and deteriorating customer relationships.

Typically, we expect the projects that we are involved in with and for our customers to have the potential to generate significant revenue and attention for us, as well as allow us to generate future business opportunities. Consequently, failure to deliver on such projects poses a significant reputational risk for us, as well as the risk of potentially losing revenue. In particular, large-scale green hydrogen projects entail a significant risk of us suffering lasting reputational damage if the project fails to succeed.

The successful delivery and implementation of these projects on our account is dependent on several factors, including, but not limited to, the timely delivery of materials, components and services from suppliers and contractors, the demand for our products and services from other customers, which may restrict our availability for a given project and the availability of skilled and experienced personnel for us to carry on our business. Failure to successfully deliver major projects in the early stages of the green hydrogen market, regardless of whether we or whomever bears responsibility for such failure, could have a detrimental effect on our reputation, brand and products.

As we deliver products and build an increasingly large installed base of electrolyzers and develop additional projects, we expect to increase the share of our revenue derived from operations and maintenance (“O&M”) activities. O&M activities already constitute a tangible revenue source for us; however, our failure to satisfy our customers with our preliminary delivery of end-to-end hydrogen solutions may result in customers not opting to entering into and/or prolonging O&M agreements with us.

Should any of the foregoing events materialize and result in or contribute to a delay in our deliveries or services to a customer, such failure may result in delayed, reduced or canceled payments from the customer, increased costs due to contractual penalties, loss of future revenue from O&M activates and/or the customer terminating its contract with us. Ultimately such events may result in our loss of a long-term customer as well as a general deterioration of our reputation and brand in the market, or even provoke backlash from regulators or governments and may have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.

GreenRock may not be able to obtain additional external financing on commercially acceptable terms or at all to fund the development of GreenRock’s portfolio or for other operational purposes.

Project development involves significant financial risk and capital investment, and GreenRock may require additional funding in the future to take advantage of expansion or acquisition opportunities, or for other operational purposes. There is no assurance that GreenRock would be able to raise additional funding on commercially acceptable terms if required. In such circumstances, GreenRock may need to seek funding from third parties if internally generated cash resources and available credit facilities, if any, are insufficient. Any debt financing, if available, may involve financial or other covenants which may limit GreenRock’s operations. Failure to obtain the required additional funding on commercially acceptable terms could have a material adverse effect on GreenRock’s business, financial condition and results of operations.

GreenRock may incur liabilities under the terms of its project sale agreements.

The terms of GreenRock’s project sale agreements typically require GreenRock to provide various warranties and indemnities for the benefit of the buyer and its financing sources. In the event that GreenRock breaches a warranty or is required to indemnify the buyer or its financing sources, a project may be less profitable to GreenRock. Any such liabilities under a project sale agreement could have a material adverse effect on GreenRock’s business, financial condition and results of operations.

Delayed payment or non-payment of all or part of the consideration for a sold project due to GreenRock’s failure to satisfy conditions under a project sale agreement could have a material adverse effect on its business, financial condition and results of operations.

Under the terms of GreenRock’s project sale agreements, the completion of the sale and the payment of all or part of the consideration is often conditional on certain conditions and milestones being reached. In the event that GreenRock fails to satisfy conditions or reach milestones, payments for all or part of the consideration may be delayed or not received at all, causing a project to become less profitable to GreenRock. Any such delayed payments or non-payments could have a material adverse effect on GreenRock’s business, financial condition and results of operations.

The green hydrogen market is dependent on specific changes to regulations and policies that have not yet been developed. Political support for green hydrogen may fade and new policies and regulations that purport to support the green hydrogen market and industries may be inadequate, may not have the desired impact or be impaired by other regulations or may not be developed at all.

The green hydrogen market is dependent on specific changes to regulations and policies which are emerging and evolving. Political support for green hydrogen may fade and new policies and regulations that purport to support the green hydrogen market and industries may be inadequate, may not have the desired impact or be impaired by other regulations or may not be developed at all.

The market for green hydrogen and the market for associated technologies and end-to-end hydrogen solutions is at a nascent stage. For the green hydrogen market to become commercially sustainable, significant investments, enabling regulatory frameworks, new lead markets, sustained research and innovation efforts in existing and new hydrogen technologies, development of end-use applications and end-markets for green hydrogen and a large-scale infrastructure network, among others, are necessary.

The satisfaction of these prerequisites for a commercially viable green hydrogen market that can sustain an upstream market for end-to-end hydrogen solutions is contingent on a long-term coordinated effort by public and private actors. The overarching political regime that underpins this regulatory and political effort is comprised by international conventions and treaties, communications, political agreements, and regulatory initiatives as well as a variety of national plans and strategies designed to foster domestic hydrogen economies. Many of these instruments and policies are not by themselves legally binding or enforceable on relevant stakeholders and policymakers. As long as these early regulatory measures have not materialized into hard law policies, the sustained long-term effort required to build a hydrogen economy is hinging on a continued political and private willingness, and not an obligation, to drive forward the market for green hydrogen. Political support may never materialize to tangible regulatory support and such lacking regulatory support could potentially halt the development of the market for green hydrogen, and in turn have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.

Policies supporting the commercialization of the green hydrogen market may be changed or not come into existence at all due to any number of reasons, including an absence of political will, political focus shifting towards other alternatives, escalation of political opposition to hydrogen solutions and/or a lack of public funding. This could cause the development and growth of clean power technologies, including electrolysis technologies, to cease and the market for end-to-end hydrogen solutions could be materially impaired. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.

GreenRock is required to obtain and comply with licenses, permits, approvals and rulings for its projects, which are subject to change.

GreenRock’s project development activities are subject to receiving and maintaining licenses, permits, approvals and rulings from appropriate governmental authorities for the projects under development. Changes in laws and regulations or in the granting or renewal of licenses, permits, approvals and rulings could have a material adverse impact on the revenue GreenRock derives from its project development activities. There can be no assurance that such licenses, permits, approvals or rulings will continue to be obtained, that delays will not occur in connection with obtaining all necessary renewals of such licenses, permits, approvals or rulings for the projects under development, or that additional licenses, permits, approvals or rulings for any possible future changes to projects under development or additional permits associated with new legislation will be obtained. Certain licenses and permits that are required for GreenRock’s projects are subject to legal challenge in various circumstances and are required to be kept in good standing through a variety of means, including cash payments and satisfaction of conditions of issue. Such licenses and permits are in some cases subject to expiration, relinquishment and/or termination without notice to, control of or recourse by GreenRock. Any failure to obtain or to comply with applicable laws and regulations, permits and licenses, or to maintain permits and licenses in good standing, even if inadvertent, could result in interruption or closure of project operations or development activities or fines, penalties or other liabilities accruing to GreenRock. Any such occurrence could have a significant impact on project development activities and have a material adverse effect on GreenRock’s business, financial condition and results of operations.

GreenRock currently operates in a number of different international jurisdictions, and may expand into additional jurisdictions, which expose its business to a range of risks.

GreenRock currently operates in The Netherlands, Germany, Italy, and United Kingdom and has plans to undertake expansion of its operations into several other jurisdictions. As a result, GreenRock’s business is and will be subject to applicable laws, regulations and licensing requirements in multiple jurisdictions. International operations in multiple jurisdictions expose GreenRock to a range of risks that it cannot influence and that could adversely and materially affect GreenRock’s business activities in these countries. These factors include, but are not limited to:

•        a lack of relevant data and GreenRock’s inexperience with business operations in new markets;

•        difficulties in hiring, staffing and managing qualified and proficient local employees and advisers in multiple jurisdictions;

•        fluctuations in foreign economies and currency exchange rates;

•        social, political and economic instability or recessions;

•        difficulties in managing multiple sites in different locations;

•        difficulties in implementing and maintaining effective internal controls and risk management and compliance initiatives;

•        difficulties in managing regulatory compliance in multiple locations with different regulatory requirements;

•        differing labor regulations and business practices; and

•        foreign tax consequences.

In addition, certain countries in which GreenRock may operate in the future may experience relatively higher levels of criminal activity and governmental and business corruption. The fear of criminal or corrupt actions against GreenRock could have an adverse effect on the ability of GreenRock to adequately staff and/or manage its operations or could substantially increase the costs of doing so.

All and any of the above could have a material adverse effect on GreenRock’s business, financial condition and results of operations.

Failure to comply with labor laws and regulations may cause us to incur additional costs, which may affect our business, financial conditions and results of operations.

Our business operations are governed by various labor laws, regulations and government policies in multiple jurisdictions. The requirements for labor law compliance, may change from time to time in each jurisdiction. We may be unable to comply with all these requirements in time, or at all, or we may need to incur substantial costs to be compliant, which may adversely affect our business operations and financial condition.

GreenRock is exposed to exchange rate volatility and fluctuations that are beyond GreenRock’s control.

GreenRock’s financial statements are, and GreenRock’s financial statements will be, denominated in Euros, GreenRock’s ordinary shares will be quoted in US dollars, and transactions and investments in relation to GreenRock’s projects will be made also in other currencies, such as pounds sterling, Euros and Polish złoty. As a result, GreenRock will be exposed to the volatility and fluctuations of the exchange rate between local currencies.

Global currencies are affected by a number of factors that are beyond the control of GreenRock. These factors include economic conditions in the relevant country and elsewhere and the outlook for interest rates, inflation and other economic factors. These factors may have a negative effect on GreenRock’s plans and activities, including funding. In addition to transactional risk as a result of exchange rate fluctuations, GreenRock is also exposed to translational risk in connection with conversion of transactions undertaken in currencies other than the Euro into Euros for purposes of GreenRock’s consolidated financial statements.

GreenRock does not currently hedge its exchange rate exposure, and there can be no assurance that GreenRock will do so in the future, that it will be able to hedge such exposure on acceptable terms or that any hedging conducted by GreenRock will be effective or will not result in an unintended adverse financial impact. Negative impacts from volatility and fluctuations in exchange rates could have a material adverse effect on GreenRock’s business, financial condition and results of operations.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the purchase and use of renewable power products, which may significantly reduce demand for GreenRock’s projects.

The market for electric generation products is heavily influenced by international, national, state and local government laws, regulations and policies concerning the electric utility industry in the United States and abroad, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation, and changes that make renewable power less competitive with other power sources could deter investment in the development of alternative energy sources as well as customer purchases of renewable power technology, which could in turn result in a significant reduction in the demand for the solar projects of GreenRock. The market for electric generation equipment is also influenced by trade and local content laws, regulations and policies that can discourage growth and competition in the renewable energy industry and create economic barriers to the purchase of solar power products, thus reducing demand for the renewable energy projects of GreenRock. In addition, on-grid applications depend on access to the grid, which is also regulated by government entities. GreenRock anticipates that its solar power projects will continue to be subject to oversight and regulation in accordance with international, national, state and local regulations relating to construction, safety, environmental protection, utility interconnection and metering, trade, and related matters. It is difficult to track the requirements across multiple jurisdictions and project design that complies with varying standards. In addition, the United States and European Union, among others, have imposed tariffs or are in the process of evaluating the imposition of tariffs on solar panels, solar cells, polysilicon, wind turbine gearboxes, blades, iron, generator frames and potentially other components. These and any other tariffs or similar taxes or duties may increase the price of the renewable energy projects of GreenRock and adversely affect the cost reduction roadmap, which could harm GreenRock’s results of operations and financial condition. Any new regulations or policies pertaining to renewable power products may result in significant additional expenses for GreenRock’s buyers, which could cause a significant reduction in demand for GreenRock’s projects.

GreenRock faces competition from both traditional energy companies and renewable energy companies.

The renewable energy industries are both highly competitive and continually evolving as participants strive to establish themselves and grow their project pipelines. GreenRock competes with renewable energy companies and traditional energy companies (utilities, oil & gas majors etc.) primarily based on project value and pricing. If GreenRock cannot offer compelling value to its buyers based on project attractiveness in terms of size, level of maturing and return on investment, then the business will not grow. Traditional energy companies and some major renewable energy companies generally have substantially greater financial, operational and other resources than GreenRock does. As a result of their greater size, these competitors may be able to devote more resources to the research, development and marketing of their projects or respond more quickly to evolving industry standards and changes in market conditions than GreenRock can.

The rapidly evolving and competitive nature of the renewable energy industry makes it difficult to evaluate GreenRock’s future prospects. The entry into new markets will face significant competition and it is difficult to evaluate GreenRock’s future in these new markets as well.

Environmental laws and regulations in the jurisdiction in which a project is located may have an impact on a project’s viability.

Environmental laws and regulations in the jurisdiction in which a project is located may have an impact on a project’s viability. A current or previous owner of real property may be liable for non-compliance with applicable environmental and health and safety requirements and there can be no assurance that environmental costs and liabilities will not be incurred in the future. In addition, environmental regulators may seek to impose injunctions or other sanctions on a project that may have a material adverse effect on its economic viability.

To the extent that environmental liabilities arise in relation to any project development, including for former projects which GreenRock has sold but still retains liability under contract or otherwise by law, GreenRock may be required to contribute financially towards any such liabilities, and the level of such contribution may not be restricted by the value of the individual project. If any such financial contributions are required these could have a material adverse effect on GreenRock’s business, financial condition and prospects.

Environmental and safety legislation (e.g. in relation to, amongst other things, protection of wildlife and otherwise relating to environmental protection) may change in a manner that may require stricter or additional standards, than those now in effect.

A heightened degree of environmental responsibility for companies and their directors and employees and more stringent enforcement of existing environmental laws and regulations could impose significant costs and burdens on GreenRock (the extent of which cannot be predicted) in terms of compliance and potential penalties, liabilities and remediation. Breach of any environmental obligations could result in penalties. Any such liabilities or changes affecting the economic viability of a project could have a material adverse effect on GreenRock’s business, financial condition and results of operations.

GreenRock’s operations may be negatively affected by business interruption and political and economic risks in the countries it operates, especially in emerging markets.

GreenRock’s operations are subject to the hazards and risks inherent in the countries in which it operates. These hazards and risks include acts of political unrest, civil unrest, war or terrorism, political sanction, labor disputes and community opposition activities, including the heightened focus on environmental concerns.

If any of these events were to occur, they could also result in significant delays to development programs, and claims being brought against GreenRock. These events could also result in GreenRock incurring civil liability claims, fines or penalties potentially being enforced against GreenRock and/or its officers and directors.

While GreenRock is currently focused on projects in developed markets, GreenRock may expand its pipeline of projects in the future into emerging economies that are more vulnerable to market downturns and economic slowdowns. Investing in such markets involves greater risk than investing in more developed markets, including in some cases significant legal, economic and political risks. Investors should note that emerging markets are subject to rapid change. Global financial or economic crises in any large emerging market country tend to adversely affect prices in equity markets of most or all emerging market countries as investors move their money to more stable, developed markets. Moreover, financial problems or an increase in the perceived risks associated with investing in emerging economies could dampen foreign investment in such markets, adversely affect the economy and generate severe liquidity constraints for GreenRock as foreign funding sources are withdrawn. Any such impact could have a material adverse effect on GreenRock’s business, financial condition and results of operations.

Our workforce and operations have grown substantially since our inception, and we expect that they will continue to do so. If we are unable to effectively manage that growth, our financial performance and future prospects will be adversely affected.

Since our inception, we have experienced significant growth in the scale of our operations and our workforce has also grown substantially. This expansion increases the complexity of our business and places significant strains on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may not be able to manage growth effectively, which could damage our reputation, limit our growth, increase our costs, and negatively affect our results of operations. In addition, as our operations have expanded, our headcount has increased significantly over time, and we have increased reliance on third-party suppliers and other providers, which introduces additional complexities, including increasingly complex and expanding reporting structures. Our business is becoming increasingly complex, and this complexity and our rapid growth have demanded, and will continue to demand, substantial resources and attention from our management.

We expect to continue increasing our headcount and hiring more specialized personnel in the future as we grow our business. We will need to continue to hire, train, integrate, and manage additional qualified engineers, account services personnel, government relations, legal and compliance personnel, and sales and marketing staff, and improve and maintain our technology to properly manage our growth. If our new hires do not perform as expected or take longer than expected to ramp up, if we are unsuccessful in hiring, training, integrating, and managing these new employees, or if we are not successful in retaining our existing employees, our business may be harmed.

Further, to accommodate our expected growth, we must improve and maintain our projects, technology, systems, and network infrastructure. To manage the expected growth of our operations and personnel and to support financial reporting requirements, we will need to improve our transaction processing and reporting, operational and financial systems and reporting, procedures, and controls. These improvements will be particularly challenging to realize if we acquire new operations with different systems or if we continue to rely on manual financial reporting practices. Our current and planned personnel, systems, procedures, and controls may not be adequate to support our future operations. If we are unable to expand our operations, improve our financial reporting processes, and hire additional qualified personnel in an efficient manner, it could adversely affect our business, customer and investor satisfaction, compliance with regulations and laws, and cause our expenses to grow disproportionately relative to our revenue, and our financial performance and future prospects will be adversely affected.

Mergers in the renewable energy industry among GreenRock’s competitors or buyers may adversely affect GreenRock’s competitive position.

There has been an increase in consolidation activity among developers, distributors, large installers, investors and other strategic participants in the renewable energy industry. If this consolidation continues, it could further increase competition, strengthen competitors and lead to concentration of the buyers for GreenRock’s project sales. Each of these may negatively impact GreenRock’s competitive position in the solar market.

The predicted future growth of the solar industry may not materialize.

Forecasts for the solar industry estimate a material global growth trajectory. As forecasts are based on estimates and may be subjective, there is no certainty that these forecasts will prove to be correct. Should the forecasts fail to materialize, the potential value of the solar PV sector may be reduced and there may be fewer opportunities for GreenRock to develop. GreenRock’s business model and strategy is based on the fact that there will be material growth in the sector and solar projects will remain an attractive investment opportunity. A reduction in the future growth of the market may require GreenRock to adjust its strategy and to target specific markets that have the strongest growth potential. Any failure of anticipated solar industry growth to materialize may have a material adverse effect on GreenRock’s business, financial condition and results of operations.

GreenRock’s business, operating results, financial position and ability to meet contractual commitments could be materially adversely affected by natural or man-made disasters impacting the projects and/or properties of GreenRock.

Natural or man-made disasters, including earthquakes, power outages, fires, floods, nuclear disasters, terrorist attacks or other acts of malfeasance, may render it difficult or impossible for GreenRock to operate business for some period of time and could affect the projects and properties of GreenRock, adversely impacting the ability to meet contractual commitments and result in force majeure events. In addition, GreenRock may not carry business insurance sufficient to compensate for losses that may occur. Climate change could cause natural disasters.

GreenRock’s properties are exposed to damage and/or destruction resulting from environmental disasters (for example, floods, fires and earthquakes). Climate change could result in such extreme weather conditions. Moreover, such disasters could impede access to GreenRock’s properties. In addition, a number of GreenRock’s projects are located in remote areas, which makes access difficult.

The occurrence of a significant event which disrupts GreenRock’s projects or prevents it from selling its projects could have a material adverse impact on GreenRock. In certain cases, there is the potential that some events may not excuse GreenRock from performing its obligations pursuant to agreements entered into with third parties. Although GreenRock maintains insurance to protect against certain risks in such amounts as it considers to be reasonable, its insurance will not cover all the potential risks associated with its operations and insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. It is not always possible to obtain insurance against all such risks and GreenRock may decide not to insure against certain risks because of high premiums or other reasons. Any such scenario could have a material adverse effect on GreenRock’s business, financial condition and results of operations.

Inflation could adversely affect GreenRock’s business and results of operations.

The solar industry has seen long periods of declining costs and increasing energy prices, but these trends may not continue and could even reverse. In the wake of the COVID pandemic, many industrialized economies have experienced substantial inflation, including higher prices for inputs for the solar projects we facilitate. Increases in the prices of supplies for solar projects, or the absence of cost decreases, could adversely affect GreenRock by increasing the actual or expected costs of land, raw materials, and labor, and other goods and services needed to construct and operate solar PV plants. This could not only increase GreenRock’s expenses but also the expenses GreenRock’s buyers will face to complete and operate one of GreenRock’s projects. This in turn may result in decreases to the fair value of GreenRock’s investment properties and the prices at which GreenRock is able to sell its projects or lead prospective buyers to forego or delay purchasing projects from GreenRock. A significant portion of GreenRock’s operating expenses are employee, consultant and professional fees, which have and are expected to continue to increase as a result of inflationary pressures. Accordingly, inflationary pressures may have an adverse impact on GreenRock’s business, financial condition and results of operations. Further, in addition to the direct impact of cost increases, sustained levels of high inflation have caused central banks worldwide to increase benchmark interest rates. This can raise the cost of capital that GreenRock’s buyers must obtain to buy our projects, which may lead them to pay less for our projects or avoid purchasing them at all. In addition, higher interest rates can depress economic growth, which could materially adversely impact GreenRock’s business.

Global economic conditions and macro events may adversely affect GreenRock’s business, financial condition and results of operations.

In recent years, developed markets have experienced cyclical downturns and unpredictable changes in economic conditions. This was especially the case as the global outbreak of COVID and the resulting lockdowns and social distancing requirements adversely affected GreenRock’s ability to operate normally. Worldwide economic conditions remain uncertain, and developed economies have experienced substantial inflation and supply chain disruptions that if persistent could adversely affect the solar industry and GreenRock’s business.

GreenRock cannot predict the timing, strength or duration of any economic slowdown or any subsequent recovery, or any industry in particular or how global business and political conditions may change. To the extent that general business, economic or political conditions decline, GreenRock’s business, financial condition and results of operations could be materially adversely affected.

Recent adverse developments in the banking industry may negatively impact GreenRock’s business, results of operations and financial condition.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, in March 2023 Silicon Valley Bank and Signature Bank failed and there were subsequent liquidity issues at Credit Suisse that led it to be acquired by another bank at nominal cost. These events, subsequent government responses and resulting investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources. Any of these would make it more difficult for GreenRock or its customers to acquire financing on acceptable terms or at all. Any material decline in available funding or the ability to access capital could adversely impact GreenRock’s ability to meet its operating expenses and have a material adverse effect on its financial condition, as well as its ability to grow its operations.

A failure of GreenRock’s information technology and data security infrastructure could adversely affect its business and operations.

GreenRock relies upon the capacity, reliability and security of its IT and data security infrastructure and its ability to expand and continually update this infrastructure in response to the changing needs of its business. The existing IT systems and any new IT systems GreenRock utilizes may not perform as expected. If GreenRock experiences a problem with the functioning of an important IT system or a security breach of its IT systems, including during system upgrades or new system implementations, the resulting disruptions could adversely affect our business. Any of these information systems may be susceptible to damage or interruption due to fire, floods, power loss, telecommunication failures, usage errors by employees, computer viruses, cyberattacks or other security breaches or similar events. A compromise of GreenRock’s information technology systems or those with which it interacts could harm its reputation and expose it to regulatory actions and claims from customers and other persons, any of which could adversely affect its business, financial condition, cash flows and results of operations.

Despite the implementation of reasonable security measures, GreenRock’s IT systems, like those of other companies, are vulnerable to damages from computer viruses, natural disasters, fire, power loss, telecommunications failures, personnel misconduct, human error, unauthorized access, physical or electronic security breaches, cyber-attacks (including malicious and destructive code, phishing attacks, ransomware, and denial of service attacks), and other similar disruptions. Such attacks or security breaches may be perpetrated by bad actors internally or externally (including computer hackers, persons involved with organized crime, or foreign state or foreign state-supported actors). In addition, some of GreenRock’s hardware connect to the internet. Despite the implementation of reasonable security measures, these hardware, like those of other companies, are vulnerable to unauthorized access and other security breaches. Finally, GreenRock uses cloud-based software applications which are also vulnerable to similar risks. Cybersecurity threat actors employ a wide variety of methods and techniques that are constantly evolving, increasingly sophisticated, and difficult to detect and successfully defend against. Any future incidents could expose GreenRock to claims, litigation, regulatory or other governmental investigations, administrative fines and potential liability. Any system failure, accident or security breach could result in disruptions to GreenRock’s operations. A material network breach in the security of its IT systems could include the theft of our trade secrets, customer information, human resources information or other confidential data, including but not limited to personally identifiable information. A breach in the security of its connected hardware or cloud-based software application providers could lead to a disruption in service, remediation costs, loss of reputation, and loss of sales. Although past incidents have not had a material effect on GreenRock’s business operations or financial performance, to the extent that any disruptions or security breach results in a loss or damage to our data, or an inappropriate disclosure of confidential, proprietary or customer information, it could cause significant damage to its reputation, affect our relationships with its customers and strategic partners, lead to claims against it from governments and private plaintiffs, and adversely affect its business. GreenRock cannot guarantee that future cyberattacks, if successful, will not have a material effect on its business or financial results.

Many governments have enacted laws requiring companies to provide notice of cyber incidents involving certain types of data, including personal information. If an actual or perceived cybersecurity breach of security measures, unauthorized access to GreenRock’s system or the systems of the third-party vendors that it relies upon, or any other cybersecurity threat occurs, GreenRock may incur liability, costs, or damages, contract termination, its reputation may be compromised, its ability to attract new customers could be negatively affected, and its business, financial condition, and results of operations could be materially and adversely affected. Any compromise of its security could also result in a violation of applicable domestic and foreign security, privacy or data protection, consumer and other laws, regulatory or other governmental investigations, enforcement actions, and legal and financial exposure, including potential contractual liability. In addition, GreenRock may be required to incur significant costs to protect against and remediate damage caused by these disruptions or security breaches in the future.

Counterparties to our PPAs may not fulfill their obligations, which could result in a material adverse impact on our business, financial condition, results of operations and cash flow.

Substantially all of the electric power generated by our current portfolio of projects is sold under long-term PPAs with public utilities or commercial, industrial or government end-users or is hedged pursuant to hedge agreements with investment banks and creditworthy counterparties. If, for any reason, any purchaser of power under these contracts is unable or unwilling to fulfill their related contractual obligations or if they refuse to accept delivery of power delivered thereunder or otherwise terminate such agreements prior to the expiration thereof, our assets, liabilities, business, financial condition, results of operations and cash flow could be materially adversely affected. Furthermore, to the extent any of our power purchasers are, or are controlled by, governmental entities, legislative or other political action may impair the results we achieve from the corresponding facilities in our portfolio.

Most of our PPAs do not include inflation-based price increases.

In general, the PPAs that have been entered into for the projects in our portfolio and the Call Right Projects do not contain inflation-based price increase provisions. Certain of the countries in which we have operations, or that we may expand into in the future, have in the past experienced high inflation. To the extent that the countries in which we conduct our business experience high rates of inflation, thereby increasing our operating costs in those countries, we may not be able to generate sufficient revenues to offset the effects of inflation, which could materially and adversely affect our business, financial condition, results of operations and cash flow.

Negative publicity associated with press reports, litigation and other public statements about GreenRock, solar industry or other industry participants could damage GreenRock’s reputation.

From time to time, there may be negative news stories, the initiation of litigation, or other public statements from governmental or industry bodies regarding GreenRock, its industry or other industry participants, which could result in negative publicity and damage to GreenRock’s reputation. Reputational damage as the result of such negative publicity may affect GreenRock’s relationships with financing sources, contractors, suppliers, governmental entities and prospective buyers, which could have material adverse effect on GreenRock’s business, financial condition and results of operations.

Risks Relating to the Business Combination and its Effects

ClimateRock’s Initial Shareholders have agreed to vote their shares in favor of the Business Combination, regardless of how ClimateRock’s Public Shareholders vote.

The Business Combination Proposal must be approved by a majority of the issued and outstanding ordinary shares present and voted at the meeting. In connection with the Business Combination, the holders of ClimateRock’s Founder Shares have agreed to vote their Founder Shares, as well as any ordinary shares acquired in the aftermarket, in favor of the Business Combination. The Founder Shares constitute approximately [42.2]% of the issued and outstanding ordinary shares of ClimateRock as of            , 2024. Accordingly, ClimateRock will only need the affirmative vote of 363,257 Public Shares (assuming only a quorum is present at the Meeting) to approve the Business Combination.

Neither ClimateRock nor its shareholders will have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total Merger Consideration in the event that any of the representations and warranties made by GreenRock in the Business Combination Agreement ultimately proves to be inaccurate or incorrect.

The representations and warranties made by GreenRock and ClimateRock to each other in the Business Combination Agreement will not survive the consummation of the Business Combination. As a result, ClimateRock and its shareholders will not have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total Merger Consideration if any representation or warranty made by GreenRock in the Business Combination Agreement proves to be inaccurate or incorrect. Accordingly, to the extent such representations or warranties are incorrect, ClimateRock would have no indemnification claim with respect thereto and its financial condition or results of operations could be adversely affected.

If the parties do not consummate a PIPE Financing prior to Closing, there may not be sufficient funds to satisfy the Minimum Cash Condition of the Business Combination Agreement.

The Business Combination Agreement includes a condition to closing that the proceeds of any PIPE Financing plus the balance of the cash held in trust at Closing, after giving effect to redemption by the ClimateRock shareholders and payment of Transaction expenses, equal at least $15.0 million. As of the date of this proxy statement/prospectus, the parties have not entered into any agreements with any investors for the PIPE Financing. If the parties do not consummate a PIPE Financing sufficient to satisfy this condition, then GreenRock would have to waive the condition in order for the Business Combination to be consummated. If GreenRock were to elect to waive this condition and consummate the Business Combination without a PIPE Financing or with an insufficient PIPE Financing, Pubco would have only a limited amount of cash with which to operate its business after the Closing, which could prevent it from achieving its expected growth and cash flow, harm its business and financial position, and leave it with insufficient funds to pay the fees and expenses due at the Closing.

ClimateRock shareholders who do not redeem their ordinary shares of ClimateRock will experience immediate and material dilution upon closing of the Business Combination.

Upon the completion of the Business Combination, assuming, among other things, that no Public Shareholders exercise redemption rights with respect to their Public Shares upon completion of the Business Combination (prior to giving effect to any warrant exercises, assuming automatic conversion of rights into ordinary shares and excluding any equity incentives issuable pursuant to the 2024 Incentive Plan or other exercise of outstanding GreenRock options), the former shareholders of ClimateRock, the investor purchasers under the PIPE Financing and the GreenRock Shareholders will own approximately 10.6%, 2.4% and 87.0% of the Pubco Ordinary Shares, respectively, such percentages calculated assuming that the GreenRock Shareholders receive approximately 44,685,000 Pubco Ordinary Shares in total if the threshold for achieving the contingent consideration mentioned elsewhere in this prospectus/proxy statement is met, derived from the shares issued and outstanding and weighted average shares issued and outstanding as presented in the pro forma combined financial statements (after rounding adjustment). As such, ClimateRock shareholders who do not redeem their ordinary shares of ClimateRock will experience immediate and material dilution upon closing of the Business Combination.

The Sponsor and ClimateRock’s directors and officers have interests that are different from or that conflict with the interests of ClimateRock’s shareholders and that may have influenced their analysis of whether the Business Combination with GreenRock is appropriate as ClimateRock’s initial business combination. Such interests include that the Sponsor will lose its entire investment in ClimateRock if the Business Combination is not completed.

When you consider the recommendation of the ClimateRock board of directors in favor of approval of the Business Combination Proposal and the Merger Proposal, you should consider that the Sponsor and ClimateRock’s directors and officers have interests in such proposals that are different from, or in addition to, those of ClimateRock’s shareholders and warrant holders generally. These interests include, among other things, the following.

•        If the Business Combination with GreenRock or another business combination is not consummated by May 2, 2024 (or any later date to which it may be extended, the “Business Combination Deadline”), ClimateRock will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, the 1,968,750 Founder Shares held by ClimateRock’s Initial Shareholders, including certain directors and officers, would be worthless because ClimateRock’s Initial Shareholders are not entitled to participate in any Redemption or distribution with respect to those shares. The Founder Shares had an aggregate market value of approximately $            million based upon the closing price of ClimateRock’s ordinary shares of $            per share on Nasdaq on            , 2024, and were originally purchased for an aggregate of $25,000. As a result, a business combination would likely enable ClimateRock’s Initial Shareholders to recoup their investment in ClimateRock and make a substantial profit, even if Pubco Ordinary Shares lose significant value.

Accordingly, ClimateRock’s management team, which owns interests in the Sponsor, have an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•        The Sponsor purchased an aggregate of 3,762,500 Private Warrants for $3,762,500 simultaneously with the consummation of the Initial Public Offering. The Private Warrants had an aggregate market value of $            based upon the closing price of ClimateRock’s Warrants of $            per unit on Nasdaq on            , 2024. If ClimateRock is unable to complete a business combination by the Business Combination Deadline, the Private Warrants would expire worthless and the Sponsor would be unable to recoup its investment in ClimateRock. Accordingly, ClimateRock’s management team, which owns interests in the Sponsor, has an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•        Gluon shall be entitled to receive a Transaction Success Fee of up to $250,000 if ClimateRock consummates a business combination, subject to the terms Gluon Engagement Letter. In addition, Gluon will be entitled, with respect to any financing undertaken by ClimateRock with a party that Gluon introduces during the term of the Gluon Engagement Letter, to the following fees: (i) for a financing involving an issuance of ClimateRock’s senior, subordinated and/or mezzanine debt securities, a cash fee payable at any closing equal to 2.0% of the gross proceeds received by ClimateRock at such closing and (ii) for a financing involving equity, equity-linked or convertible securities, a cash fee payable at each closing equal to 5.0% of the gross proceeds received by ClimateRock at such closing. Gluon has been engaged to act in a consultancy role for the management and coordination of the ClimateRock’s initial business combination and the coordination of many advisors involved in the Business Combination and the integration of their respective services. These services are distinct from the services of Alantra, who has been engaged to, among other things, assist with the valuation of the GreenRock. Gluon’s engagement has been approved by ClimateRock’s Audit Committee and Board. The managing partner of Gluon is Per Regnarsson, who is the Chief Executive Officer and a director of ClimateRock; Abhishek Bawa, the Chief Financial Officer of ClimateRock, serving as a Partner at Gluon. Mr. Regnarsson, in his role of CEO, has been heavily involved, among other things, in negotiations with GreenRock and communication with the ClimateRock Board. Simultaneously with Maxim, Gluon has been working to secure PIPE Financing for the Business Combination, and if Gluon’s efforts lead to PIPE funding of either debt or equity, Gluon will be entitled to receive a fee. Accordingly, ClimateRock’s management team have an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•        If the Business Combination with GreenRock is consummated, ClimateRock’s Initial Shareholders, including certain directors and officers of ClimateRock, would receive ownership of a substantial number of ordinary shares of Pubco, which they would not receive absent completion of a business combination. Accordingly, ClimateRock’s management team have an economic incentive that differs from that of the Public Shareholders to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation. The actual number of Pubco Ordinary Shares that the Initial Shareholders would own after the Closing will depend upon several factors, including the number of redemptions of Public Shares and the number of Warrants exercised. Taking into account the automatic conversion of Rights into ordinary shares, and excluding any equity incentives issuable pursuant to the 2024 Incentive Plan, any exercise of outstanding GreenRock options and the effects of any PIPE Financing, after the Closing, the Initial Shareholders would own (i) if there are no redemptions and prior to the exercise of any Warrants, approximately 10.6% of Pubco’s total ordinary shares, (ii) if there are maximum redemptions and prior to the exercise of any Warrants, approximately 5.7% of Pubco’s total ordinary shares outstanding, (iii) if there are no redemptions and assuming full exercise of all Warrants, approximately 22.3% of Pubco’s total ordinary shares, and (iv) if there are maximum redemptions and assuming full exercise of all Warrants, approximately 18.3% of Pubco’s total ordinary shares outstanding.

•        ClimateRock’s Initial Shareholders, including its officers and directors and their affiliates, are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on ClimateRock’s behalf, such as identifying and investigating possible business targets and business combinations. However, if ClimateRock fails to consummate a business combination within the time period required under its organizational documents, these persons will not have any claim against the Trust Account for reimbursement. Accordingly, ClimateRock may not be able to reimburse these expenses if the Business Combination with GreenRock or another business combination is not completed by the Business Combination Deadline. As of the date of this proxy statement/prospectus, ClimateRock’s Initial Shareholders have not yet reported any out-of-pocket expenses for which they would be entitled to reimbursement.

•        ClimateRock’s existing directors and officers will be eligible for continued indemnification and continued coverage under ClimateRock’s directors’ and officers’ liability insurance after the Business Combination and pursuant to the Business Combination Agreement.

•        In connection with ClimateRock’s shareholders approving the extension of the Business Combination Deadline, ClimateRock has issued the Extension Note in the aggregate principal amount of up to $900,000 to the Sponsor, pursuant to which the Sponsor agreed to provide ClimateRock with equal monthly installments of $75,000 ($0.029 per remaining Public Share) to be deposited into the Trust Account until ClimateRock completes its initial business combination. As of the date of this proxy statement/prospectus, ClimateRock has drawn under the Extension Note and deposited into the Trust Account ($675,000).

•        The Sponsor, its officers and directors or their respective affiliates may, but are not obligated to, loan to ClimateRock the funds it requires to pay the transaction costs for a business combination. If ClimateRock completes a business combination, it will repay any Working Capital Loans, without interest, in cash, or at the lender’s discretion, by converting up to $1,500,000 of the notes into Working Capital Warrants at a price of $1.00 per Warrant. If ClimateRock does not complete a business combination, it may use funds it holds outside the Trust Account to repay the Working Capital Loans, but it may not use proceeds held in the Trust Account for this purpose. To date, ClimateRock has entered into four loan agreements with Eternal BV, a company controlled by Charles Ratelband V, ClimateRock’s Executive Chairman of the Board of Directors. The Eternal Loans are unsecured and do not bear interest and mature on various dates between March 31, 2024 and March 31, 2025. As of the date of this proxy statement/prospectus, ClimateRock has drawn a total of $1,835,000 under the Eternal Loans. Because the Eternal Loans may not be repaid from the proceeds of the Trust Account if ClimateRock does not complete a business combination, ClimateRock’s Executive Chairman of the Board of Directors has an economic incentive to complete a business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

The existence of personal and financial interests of one or more of ClimateRock’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of ClimateRock and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the Proposals. For additional information on the interests and relationships of the Sponsor, Initial Shareholders, directors and officers in the Business Combination, see “Risk Factors — If the Business Combination is not approved, then ClimateRock’s current directors, executive officers and initial shareholders will suffer having the Founder Shares and Private Warrants they hold become worthless, the expenses they have incurred not being reimbursed and not receiving the offers of employment with Pubco they anticipate. These interests may have influenced their decision to approve the Business Combination with GreenRock” and “The Business Combination Proposal — Interests of ClimateRock’s Initial Shareholders, Directors and Officers in the Business Combination”.

The personal and financial interests of the Sponsor as well as ClimateRock’s directors and officers may have influenced their motivation in identifying and selecting GreenRock as a business combination target, completing an initial business combination with GreenRock and may influence the operation of the business following the initial business combination. In considering the recommendations of ClimateRock’s board of directors to vote for the proposals, its shareholders should consider these interests.

ClimateRock’s directors and officers will have discretion on whether to agree to changes or waivers in the terms of the Business Combination and their interests in exercising that discretion may conflict with those of ClimateRock’s shareholders.

In the period leading up to the consummation of the Business Combination, events may occur that, pursuant to the Business Combination Agreement, would require ClimateRock to agree to amend the Business Combination Agreement, to consent to certain actions taken by GreenRock or to waive rights that ClimateRock is entitled to under the Business

Combination Agreement. Such events could arise because of changes in the course of GreenRock’s business, a request by GreenRock to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on GreenRock’s business and would entitle ClimateRock to terminate the Business Combination Agreement. In any of such circumstances, it would be at ClimateRock’s discretion, acting through its board of directors, to grant its consent or waive those rights.

The existence of the financial and personal interests of the directors of ClimateRock described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between such director may believe is best for ClimateRock and what such director may believe is best for himself or herself in determining whether or not to take the requested action.

In the event that ClimateRock, GreenRock and the other parties to the Business Combination Agreement authorize an amendment to the Business Combination Agreement that does not require further approval by the ClimateRock shareholders or an amendment of the offer document, ClimateRock will inform such shareholders of the amendment by press release and other public communication. In the event that ClimateRock, GreenRock and the other parties to the Business Combination Agreement authorize an amendment to the Business Combination Agreement that requires further approval by the ClimateRock shareholders, a proxy supplement or an amended proxy statement/prospectus would be delivered to such shareholders and proxies would be re-solicited for approval of such amendment.

Risks Relating to Pubco’s Business and Operations Following the Business Combination with GreenRock

GreenRock may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in GreenRock and the market price of its stock.

Upon becoming a public company, GreenRock will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in GreenRock’s periodic reports and provide an annual management report on the effectiveness of controls over financial reporting. Although GreenRock will be required to disclose changes made in its internal controls and procedures on a quarterly basis, GreenRock will not be required to make its first annual assessment of its internal control over financial reporting pursuant to Section 404 until the year following its first annual report required to be filed with the SEC.

To comply with the requirements of being a public company after the Closing, GreenRock has undertaken various actions, and will need to take additional actions, such as implementing numerous internal controls and procedures and hiring additional accounting or internal audit staff or consultants. Testing and maintaining internal control can divert GreenRock management’s attention from other matters that are important to the operation of GreenRock’s business. Additionally, when evaluating GreenRock’s internal control over financial reporting, GreenRock may identify material weaknesses that GreenRock may not be able to remediate in time to meet the applicable deadline imposed upon GreenRock for compliance with the requirements of Section 404. Investors may lose confidence in the accuracy and completeness of GreenRock’s financial reports and the market price of Pubco’s ordinary shares could be negatively affected if any of the following occurs: (i) GreenRock identifies any material weaknesses in its internal control over financial reporting; (ii) GreenRock is unable to comply with the requirements of Section 404 in a timely manner; (iii) GreenRock asserts that its internal control over financial reporting is ineffective; or (iv) GreenRock’s independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting once GreenRock is no longer an emerging growth company. GreenRock could also become subject to investigations by the SEC, the stock exchange on which its securities are listed or other regulatory authorities, which could require additional financial and management resources. In addition, if GreenRock fails to remedy any material weakness, GreenRock’s financial statements could be inaccurate and GreenRock could face restricted access to capital markets.

Following the consummation of the Business Combination, Pubco’s only significant asset will be its ownership of GreenRock, and such ownership may not be sufficient to pay dividends or make distributions or obtain loans to enable Pubco to pay any dividends on its Ordinary Shares, pay its expenses or satisfy other financial obligations.

Following the consummation of the Business Combination, Pubco will be a holding company and will not directly own any operating assets other than its ownership of interests in GreenRock. Pubco will depend on GreenRock for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company, and to pay any dividends. The earnings from, or other available assets of, GreenRock may not be sufficient to make distributions or pay dividends, pay expenses or satisfy Pubco’s other financial obligations.

Pubco will incur higher costs post-Business Combination as a result of being a public company.

Pubco will incur significant additional legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements following completion of the Business Combination. Pubco will incur higher costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and related rules implemented by the SEC and Nasdaq. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. Pubco expects these laws and regulations to increase its legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although Pubco is currently unable to estimate these costs with any degree of certainty. Pubco may need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements, which will increase its post-Business Combination costs and expenses. These laws and regulations could make it more difficult or costly for Pubco to obtain certain types of insurance, including directors’ and officers’ liability insurance, and Pubco may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for Pubco to attract and retain qualified persons to serve on Pubco’s board of directors or board committees or as executive officers. Furthermore, if Pubco is unable to satisfy its obligations as a public company, it could be subject to delisting of its Ordinary Shares and/or warrants, fines, sanctions and other regulatory action and potentially civil litigation.

GreenRock has identified material weaknesses in its internal control over financial reporting, and if GreenRock fails to remediate these weaknesses or to develop and maintain an effective system of controls, it may not be able to produce timely and accurate financial statements.

Prior to the completion of the Transactions, GreenRock has been a private company with limited accounting personnel and other resources focused on its internal control over financial reporting. In connection with the preparation of GreenRock’s consolidated financial statements for the years ended December 31, 2021 and 2022, GreenRock identified several material weaknesses in its internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The identified material weaknesses relate to (i) failing to design and maintain an effective financial close process and accounting review controls, including insufficient review and approval of account reconciliations, manual journal entries, and GreenRock’s financial statements; (ii) a lack of a sufficient complement of qualified technical accounting and financial reporting personnel to perform control activities surrounding complex and non-routine transactions (because of the need for additional technical accounting resources, the Company also identified deficiencies in the design and operation of accounting review controls related to revenue contracts and convertible debt); and (iii) instituting a sufficient internal control framework and evaluation process for evaluating and monitoring internal controls over financial reporting, identifying and analyzing the risk of material misstatements in the financial statements and assessing and communicating the severity of deficiencies in a timely manner to those parties responsible for taking corrective action.

Management and GreenRock’s board of directors are reviewing the material weaknesses described above and developing a plan to remediate them and to enhance GreenRock’s overall control environment. In order to maintain and improve the effectiveness of its internal control over financial reporting, GreenRock will expend, and anticipates that Pubco will continue to expend, significant resources, including accounting-related costs and significant management oversight. GreenRock believes that its efforts to remediate its material weaknesses will include:

•        hiring additional accounting personnel, including those with public company experience;

•        providing additional training for our personnel on internal controls over financial reporting;

•        implementing additional controls and processes, including those that operate at a sufficient level of precision or that evidence performance;

•        adopting processes and controls to better identify and manage segregation of duties; and

•        potentially engaging an external advisor to assist with evaluating and documenting the design and operating effectiveness of internal controls and assisting with the remediation of deficiencies, as necessary.

Designing and implementing an effective financial reporting system is a continuous effort that requires GreenRock to anticipate and react to changes in its business and the economic and regulatory environments and to devote significant resources to maintain a financial reporting system that adequately satisfies its reporting obligations. The remedial measures that GreenRock intends to take may not fully address the material weaknesses that GreenRock has identified, and other material weaknesses in GreenRock’s internal control over financial reporting may be identified in the future. Further, neither GreenRock, nor its independent auditors, conducted an evaluation of GreenRock’s internal controls over financial reporting as of January 1, 2023 or any prior date or period in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, GreenRock may not have identified all material weaknesses and may develop or identify additional material weaknesses in the future. Material weaknesses may still exist when Pubco reports on the effectiveness of its internal controls over financial reporting, including with respect to GreenRock, as required under Section 404 of the Sarbanes-Oxley Act after the completion of the Business Combination. GreenRock’s, and following the completion of the Transactions, Pubco’s, failure to implement and maintain effective internal control over financial reporting could result in errors in its financial statements that could result in a restatement of its financial statements, cause Pubco to fail to meet its reporting obligations and cause investors to lose confidence in Pubco reported financial information, which may result in a decline in the market price of Pubco Ordinary Shares.

GreenRock’s management team has limited experience managing and operating a U.S. public company.

Members of GreenRock’s management team have limited experience managing and operating a U.S. publicly traded company, interacting with U.S. public company investors, and complying with the increasingly complex laws pertaining to U.S. public companies. Its transition to being a U.S. public company subjects GreenRock to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from its senior management and could divert their attention away from the day-to-day management of its business. GreenRock may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of U.S. public companies. The development and implementation of the standards and controls necessary for Pubco to achieve the level of accounting standards required of a public company may require costs greater than expected. To support its operations as a U.S. public company, GreenRock plans to recruit additional qualified employees or external consultants with relevant experience, which will increase its operating costs in future periods. Should any of these factors materialize, GreenRock’s business, financial condition and results of operations could be adversely affected.

The price of Pubco’s Ordinary Shares may be volatile.

The price of Pubco’s Ordinary Shares may fluctuate due to a variety of factors, including:

•        actual or anticipated fluctuations in its quarterly and annual results and those of other public companies in industry; mergers and strategic alliances in the industry in which it operates;

•        market prices and conditions in the industry in which it operates;

•        changes in government regulation;

•        potential or actual military conflicts or acts of terrorism;

•        the failure of securities analysts to publish research about us, or shortfalls in its operating results compared to levels forecast by securities analysts;

•        announcements concerning GreenRock, Pubco or its competitors; and

•        the general state of the securities markets.

These market and industry factors may materially reduce the market price of Pubco’s ordinary shares, regardless of its operating performance.

Reports published by analysts, including projections in those reports that differ from Pubco’s actual results, could adversely affect the price and trading volume of its ordinary shares.

Pubco’s management currently expects that securities research analysts will establish and publish their own periodic projections for its business. These projections may vary widely and may not accurately predict the results Pubco actually achieves. Pubco’s share price may decline if its actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on Pubco downgrades its stock or publishes inaccurate or unfavorable research about its business, its share price could decline. If one or more of these analysts ceases coverage of Pubco or fails to publish reports on it regularly, its share price or trading volume could decline. While Pubco’s management expects research analyst coverage, if no analysts commence coverage of Pubco, the trading price and volume for its ordinary shares could be adversely affected.

An active, liquid trading market for Pubco Ordinary Shares and Pubco Warrants may not develop, which may limit your ability to sell Pubco Ordinary Shares and Pubco Warrants.

Prior to the completion of the Business Combination, there was no public market for Pubco Ordinary Shares and Pubco Warrants. Although we have applied to list the Pubco Ordinary Shares and Pubco Warrants on Nasdaq upon the Effective Time under the ticker symbols “            ” and “            ”, respectively, an active trading market for Pubco Ordinary Shares and Pubco Warrants may never develop or be sustained following the consummation of the Business Combination. The initial valuation of the Pubco Ordinary Shares may not be indicative of the market price of Pubco Ordinary Shares that will prevail in the open market after the consummation of the Business Combination. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of Pubco Ordinary Shares and Pubco Warrants. An inactive market may also impair our ability to raise capital to continue to fund operations by issuing Pubco Ordinary Shares or Pubco Warrants.

Pubco may issue additional Pubco Ordinary Shares under an employee incentive plan (including the 2024 Incentive Plan) upon or after consummation of the Business Combination, which would dilute the interest of Pubco’s shareholders.

Pubco may issue a substantial number of additional ordinary shares under an employee incentive plan (including the 2024 Incentive Plan) upon or after consummation of the Business Combination. The issuance of additional Ordinary Shares:

•        may significantly dilute the equity interest of investors;

•        may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded Pubco Ordinary Shares;

•        could cause a change of control if a substantial number of shares of Pubco are issued, which may affect, among other things, Pubco’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of its present officers and directors; and

•        may adversely affect prevailing market prices for Pubco’s securities, including Pubco Ordinary Shares and Pubco Warrants.

Pubco may or may not pay cash dividends in the foreseeable future.

Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors of Pubco and will depend on, among other things, applicable law, regulations, restrictions, Pubco’s and GreenRock’s respective results of operations, financial condition, cash requirements, contractual restrictions, the future projects and plans of Pubco and GreenRock and other factors that the board of directors may deem relevant. In addition, Pubco’s ability to pay dividends depends significantly on the extent to which it receives dividends from GreenRock and there can be no assurance that GreenRock will pay dividends. As a result, capital appreciation, if any, of Ordinary Shares will be an investor’s sole source of gain for the foreseeable future.

Because Pubco is incorporated in the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

Pubco is an exempted company incorporated in the Cayman Islands with limited liability. As a result, it may be difficult for investors to effect service of process within the United States upon Pubco’s directors or officers, or enforce judgments obtained in the United States courts against Pubco’s directors or officers.

Pubco’s corporate affairs will be governed by the Amended and Restated Memorandum and Articles of Association, the Cayman Act and the common law of the Cayman Islands. Pubco will also be subject to the federal securities laws of the United States. The rights of Pubco shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of Pubco’s directors to Pubco under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of Pubco’s shareholders and the fiduciary responsibilities of Pubco’s directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less prescriptive body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

Pubco has been advised by its Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against Pubco or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) in original actions brought in the Cayman Islands, to impose liabilities against Pubco predicated upon the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a corporation incorporated in the United States.

It may be difficult to enforce a U.S. judgment against Pubco or its directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.

Not all of Pubco’s directors and executive officers are residents of the United States, and the assets of Pubco or these persons may be located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process upon Pubco within the United States or other jurisdictions, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. Additionally, it may be difficult to assert U.S. securities law claims in actions originally instituted outside of the United States. Foreign courts may refuse to hear a U.S. securities law claim because foreign courts may not be the most appropriate forum in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides.

Provisions in the Amended and Restated Memorandum and Articles of Association may inhibit a takeover of Pubco, which could limit the price investors might be willing to pay in the future for Pubco’s securities and could entrench management.

The Amended and Restated Memorandum and Articles of Association will contain provisions that may discourage unsolicited takeover proposals that shareholders of Pubco may consider to be in their best interests. Among other provisions, subject to the rights of the shareholders of Pubco as specified in the Amended and Restated Memorandum and Articles of Association, the ability of Pubco’s board of directors to issue additional shares, with or without preferred, deferred or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as the board of directors may determine, to the extent authorized but unissued, and without shareholder approval, may make it more difficult for Pubco’s shareholders to remove incumbent management and accordingly discourage transactions that otherwise could involve payment of a premium over prevailing market prices for Pubco’s securities.

Pubco will be an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make Pubco’s Ordinary Shares less attractive to investors, which could have a material and adverse effect on Pubco, including its growth prospects.

Upon consummation of the Business Combination, Pubco will be an “emerging growth company” as defined in the JOBS Act. Pubco will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which Pubco has total annual gross revenue of at least $1.235 billion or (c) in which Pubco is deemed to be a large accelerated filer, which means the market value of Pubco Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of Pubco’s prior second fiscal quarter, and (ii) the date on which Pubco issued more than $1.0 billion in non-convertible debt during the prior three-year period. Pubco intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies that are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that Pubco’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Pubco has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Pubco, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Pubco’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after Pubco no longer qualifies as an “emerging growth company,” as long as Pubco continues to qualify as a foreign private issuer under the Exchange Act, Pubco will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, Pubco will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, Pubco shareholders may not have access to certain information they deem important. Pubco cannot predict if investors will find Pubco Ordinary Shares less attractive because it relies on these exemptions. If some investors find Pubco Ordinary Shares less attractive as a result, there may be a less active trading market and share price for Pubco Ordinary Shares may be more volatile.

As a “foreign private issuer” under the rules and regulations of the SEC, Pubco is permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules and is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

Pubco is, and will be after the consummation of the Transactions, considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, Pubco is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act, although it may elect to file certain periodic reports and financial statements with the SEC on a voluntary basis on the forms used by U.S. domestic issuers. Pubco is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, Pubco’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Pubco’s securities.

In addition, as a “foreign private issuer”, Pubco is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its Annual Reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. Pubco currently intends to follow some, but not all, of the corporate governance requirements of Nasdaq. With respect to the corporate governance requirements of Pubco that it does follow, Pubco cannot give any assurances that it will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow Pubco to follow its home country practice. Unlike the requirements of Nasdaq, Pubco is not required, under the corporate governance practice and requirements in the Cayman Islands, to have its board consist of a majority of independent directors, nor is Pubco required to have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors, or have regularly scheduled executive sessions with only independent directors each year. Such Cayman Islands home country practices may afford less protection to holders of Ordinary Shares. For additional information regarding the home country practices Pubco intends to follow in lieu of Nasdaq requirements, see the section of this proxy statement/prospectus entitled “Management of Pubco After the Business Combination — Foreign Private Issuer.”

Pubco would lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of Pubco’s outstanding voting securities becomes directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of Pubco’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of Pubco’s assets are located in the United States; or (iii) Pubco’s business is administered principally in the United States. If Pubco loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, Pubco would likely incur substantial costs in fulfilling these additional regulatory requirements and members of Pubco’s management would likely have to divert time and resources from other responsibilities to ensure these additional regulatory requirements are fulfilled.

If ClimateRock or Pubco is characterized as a passive foreign investment company for U.S. federal income tax purposes, its U.S. shareholders and warrant holders may suffer adverse tax consequences.

If ClimateRock or Pubco is a passive foreign investment company (“PFIC”) for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of Public Shares, Public Rights or Public Warrants or, following the Business Combination, Pubco Ordinary Shares or Pubco Public Warrants, the U.S. holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements.

Based on the composition of its income and assets, ClimateRock believes that it will likely be considered a PFIC for the taxable year that includes the Business Combination. Please see the sections entitled “Material U.S. Federal Income Tax Considerations — U.S. Holders — Application of the Passive Foreign Investment Company Rules to the Business Combination” and “Material U.S. Federal Income Tax Considerations — U.S. Holders — Application of the Passive Foreign Investment Company Rules to the Redemption of Public Shares.” U.S. holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of Public Shares, Public Rights or Public Warrants.

Whether Pubco is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Accordingly, we are unable to determine whether Pubco will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that Pubco will not be treated as a PFIC for any taxable year. Pubco’s U.S. counsel expresses no opinion with respect to Pubco’s PFIC status for any taxable year. In addition, Pubco does not expect to provide U.S. holders with a PFIC annual information statement for any taxable year, which PFIC annual information statement is required for a U.S. holder to make a QEF Election (as defined below) with respect to PFIC stock. Please see the section entitled “Material U.S. Federal Income Tax Considerations — Ownership and Disposition of Pubco Ordinary Shares and Pubco Public Warrants by U.S. Holders — Passive Foreign Investment Company Rules” for a more detailed discussion with respect to Pubco’s potential PFIC status. U.S. holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of Pubco Ordinary Shares or Pubco Public Warrants.

After the Closing, Pubco may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Even though ClimateRock has conducted due diligence on GreenRock, it cannot assure you that this diligence will surface all material issues that may be present, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of ClimateRock’s, Pubco’s or GreenRock’s control will not later arise. As a result of these factors, Pubco may be forced to later write-down or write-off assets, restructure Pubco’s operations, or incur impairment or other charges that could result in reporting losses. Even if ClimateRock’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with ClimateRock’s preliminary risk analysis. The fact that ClimateRock reports charges of this nature could contribute to negative market perceptions about its securities post-Business Combination. Accordingly, any equity holders who choose to remain equity holders following the Business Combination could suffer a reduction in the value of their equity. Such equity holders are unlikely to have a remedy for such reduction in value unless they are able to claim successfully that the reduction was due to the breach by ClimateRock directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that this proxy statement/prospectus contained an actionable material misstatement or material omission.

Sales of a substantial number of Pubco securities in the public market following the Business Combination could adversely affect the market price of Ordinary Shares.

At the Closing, 44,685,000 GreenRock shares, 1,968,750 Founder Shares, 118,125 shares issued to Maxim and 3,762,500 Private Warrants will be exchangeable for Pubco Ordinary Shares and Pubco Warrants, and will be freely tradeable subject to registration requirements applicable to persons deemed to be “affiliates” of Pubco after the Closing and any applicable contractual lock-up obligation. At the Closing, certain GreenRock Shareholders and the Sponsor will enter into a registration rights agreement with Pubco pursuant to which (i) Pubco will assume the registration obligations of ClimateRock under that certain Registration Rights Agreement, dated as of April 27, 2022, by and among ClimateRock, Sponsor and the other “Investors” named therein, which obligations will be applicable to the securities of Pubco; and (ii) such GreenRock Shareholders will receive demand and piggy-back registration rights with respect to the Pubco Ordinary Shares in the Transactions. The registration of these securities will permit the public resale of such securities to the extent the Sponsor and such GreenRock Shareholders are deemed “affiliates” of Pubco after the Closing. The Pubco Ordinary Shares (i) representing the Founder Shares, and (ii) held by any GreenRock Shareholder holding more than 10% of the Pubco Ordinary Shares following the Closing, will be subject to a lock-up period until six months after the date of the Closing, subject to certain limited customary exceptions. In addition, the lock-up that applies to the GreenRock Shareholders includes an exception that permits transfers of Pubco Ordinary

Shares that do not, in aggregate with all transfers by all other GreenRock Shareholders subject to the lock-up, deliver proceeds to such shareholders which in aggregate exceed USD 20,000,000. The Pubco Ordinary Shares to be issued to Maxim will not be subject to any lock-up following the Closing. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Pubco Ordinary Shares post-Business Combination.

Risks Relating to Redemptions and Certain Outstanding Securities of ClimateRock

ClimateRock shareholders do not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate their investment, therefore, ClimateRock shareholders may be forced to sell their Public Shares, Warrants or Rights, potentially at a loss.

ClimateRock’s Public Shareholders are be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the redemption of any Public Shares properly tendered in connection with (A) the completion of its initial business combination or (B) a shareholder vote to amend certain provisions of the ClimateRock Memorandum and Articles, to modify the substance or timing of its obligation to redeem its Public Shares for the Per-Share Redemption Price (as defined in the ClimateRock Memorandum and Articles) in accordance with the ClimateRock Memorandum and Articles, and (ii) the redemption of all of its Public Shares if ClimateRock is unable to complete its initial business combination by the Business Combination Deadline, subject to applicable law and as further described herein Public Shareholders may be forced to wait beyond the Business Combination Deadline, before they receive funds from the Trust Account. In no other circumstances will a Public Shareholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate their investment, ClimateRock shareholders may be forced to sell their Public Shares, Warrants or Rights, potentially at a loss.

If ClimateRock shareholders fail to properly demand redemption rights, they will not be entitled to convert their ordinary shares of ClimateRock into a pro rata portion of the Trust Account.

ClimateRock shareholders holding Public Shares may demand that ClimateRock convert their shares into a pro rata portion of the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. ClimateRock shareholders who seek to exercise this Redemption right must deliver their shares (either physically or electronically) to ClimateRock’s transfer agent prior to the vote at the Meeting. Any ClimateRock shareholder who fails to properly demand redemption rights will not be entitled to convert such shareholder’s shares into a pro rata portion of the Trust Account for Redemption of such shareholder’s shares. See the section of this proxy statement/prospectus entitled “Extraordinary General Meeting of Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

If the Business Combination is not approved, then ClimateRock’s current directors, executive officers and initial shareholders will suffer having the Founder Shares and Private Warrants they hold become worthless, the expenses they have incurred not being reimbursed and not receiving the offers of employment with Pubco they anticipate. These interests may have influenced their decision to approve the Business Combination with GreenRock.

ClimateRock’s officers, directors and Initial Shareholders and/or their affiliates beneficially own or have a pecuniary interest in Founder Shares and Private Warrants that they purchased prior to, or simultaneously with, ClimateRock’s Initial Public Offering, and they have no redemption rights with respect to these securities in the event that ClimateRock does not complete a business combination by the Business Combination Deadline. Therefore, if the Business Combination with GreenRock or another business combination is not completed within the required time period, these securities will be worthless. The Founder Shares and Private Warrants had an aggregate market value of approximately $            million outstanding as of            , 2024, based on the closing price per ordinary share of ClimateRock as of            , 2024 of $            per share and the closing price of ClimateRock’s Warrants of $            per Warrant on Nasdaq on            , 2024, and were originally purchased for an aggregate of $3,787,500. As a result, a business combination would likely enable ClimateRock’s Sponsor and other Initial Shareholders to recoup their investment in ClimateRock and make a substantial profit, even if Pubco’s public shares lose significant value. Accordingly, ClimateRock’s management team, which owns interests in the Sponsor, have an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

In addition, ClimateRock’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on ClimateRock’s behalf, such as identifying and investigating possible business targets and business combinations. These expenses will be repaid upon completion of the Business Combination with GreenRock. However, if ClimateRock fails to consummate the Business Combination, they will not have any claim against the Trust Account for repayment or reimbursement. Accordingly, ClimateRock may not be able to repay or reimburse these amounts if the Business Combination is not completed.

For additional information, see the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of ClimateRock’s Initial Shareholders, Directors and Officers in the Business Combination.”

These financial interests may have influenced the decision of ClimateRock’s directors to approve the Business Combination with GreenRock and to continue to pursue such Business Combination. In considering the recommendations of ClimateRock’s board of directors to vote for the Business Combination Proposal, the Merger Proposal and other proposals, its shareholders should consider these interests.

The value of the Founder Shares following completion of ClimateRock’s initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of ClimateRock’s ordinary shares at such time is substantially less than $10.00 per share.

ClimateRock’s Initial Shareholders have invested in us an aggregate of $3,787,500, comprised of the $25,000 purchase price for the Founder Shares and the $3,762,500 purchase price for the Private Warrants. Assuming a trading price of $10.00 per share upon consummation of ClimateRock’s initial business combination, the 1,968,750 Founder Shares would have an aggregate implied value of $19,687,500, and were originally purchased for an aggregate of $25,000 or approximately $0.012 per share. Even if the trading price of ClimateRock’s ordinary shares was as low as $1.93 per share, and the Private Warrants were worthless, the value of the Founder Shares would be equal to the Initial Shareholders’ initial investment in us. As a result, ClimateRock’s Sponsor and other Initial Shareholders are likely to be able to recoup their investment in ClimateRock and make a substantial profit on that investment, even if Pubco’s public shares lose significant value. Accordingly, ClimateRock’s management team, which owns interests in the Sponsor, have an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to shareholders than liquidation. This may have influenced their motivation in identifying and selecting GreenRock for ClimateRock’s target business combination and consummating the Business Combination. For the foregoing reasons, you should consider ClimateRock’s management team’s financial incentive to complete an initial business combination when evaluating whether to redeem your shares prior to or in connection with the initial business combination.

ClimateRock’s Sponsor is liable to ensure that proceeds of the Trust Account are not reduced by third-party claims in the event the Business Combination is not consummated. Such liability may have influenced its decision to approve the Business Combination with GreenRock.

If ClimateRock does not consummate the Business Combination with GreenRock or another business combination by the Business Combination Deadline, ClimateRock’s Sponsor will be liable to ensure that the claims of businesses, vendors or other parties to which ClimateRock owes money and who did not sign a waiver forbidding claims against the Trust Account do not reduce the proceeds in the Trust Account below $10.15 per share (or any lesser amount resulting from reductions in the value of the trust assets), net of any interest withdrawn to pay taxes. If ClimateRock consummates a Business Combination within the requisite time period, on the other hand, ClimateRock will be liable for all these third-party claims. Neither ClimateRock nor the Sponsor has any reason to believe that the Sponsor will not be able to fulfill its indemnity obligations to ClimateRock. See the section of this proxy statement/prospectus entitled “Other Information Related to ClimateRock — ClimateRock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further information.

These personal obligations of ClimateRock’s Sponsor may have influenced ClimateRock’s board of director’s decision to approve the Business Combination with GreenRock and to continue to pursue the Business Combination. In considering the recommendations of ClimateRock’s board of directors to vote for the Business Combination Proposal, the Merger Proposal and other proposals, ClimateRock’s shareholders should consider these interests.

If ClimateRock is unable to complete the Business Combination with GreenRock or another business combination by the Business Combination Deadline, ClimateRock will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding Public Shares and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against ClimateRock and, as a result, the proceeds held in the Trust Account could be reduced and the per-share liquidation price received by shareholders could be less than $10.15 per share.

Under the current terms of the ClimateRock Memorandum and Articles, ClimateRock must complete the Business Combination with GreenRock or another business combination by the Business Combination Deadline, or ClimateRock must cease all operations except for the purpose of winding up, redeem 100% of the issued and outstanding Public Shares and, subject to the approval of its remaining shareholders and its board of directors, dissolve and liquidate, subject to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

In such event, third parties may bring claims against ClimateRock. ClimateRock has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account. Nevertheless, these parties or other vendors who did not execute such waivers may still seek recourse against the Trust Account notwithstanding those agreements. Furthermore, there is no guarantee that a court will uphold the validity of those agreements. Accordingly, the proceeds held in the Trust Account could be subject to claims which could take priority over those of ClimateRock’s Public Shareholders.

If ClimateRock is unable to complete a business combination by the Business Combination Deadline, the Sponsor has agreed that it will be liable to ensure that the claims of businesses, vendors or other parties to which ClimateRock owes money and who did not sign a waiver forbidding claims against the Trust Account do not reduce the proceeds in the Trust Account below $10.15 per share (or any lesser amount resulting from reductions in the value of the trust assets), net of any interest withdrawn to pay taxes. However, the Sponsor may be unable or unwilling to meet that obligation. Therefore, the per-share distribution from the Trust Account could be less than $10.15 due to such claims.

Additionally, if ClimateRock is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if ClimateRock otherwise enters compulsory or court supervised liquidation, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law and may be included in its bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy or insolvency claims deplete the Trust Account, ClimateRock may not be able to return to its Public Shareholders at least $10.15 per share.

ClimateRock’s shareholders may be held liable for claims by third parties against ClimateRock to the extent of distributions received by them.

If ClimateRock is unable to complete the Business Combination with GreenRock or another business combination within the time period required under its organizational documents, ClimateRock will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem 100% of the issued and outstanding Public Shares, at a per-share price, payable in cash, equal to the amount then held in the Trust Account (including interest not previously released to ClimateRock, which shall be net of taxes payable, and less interest to pay dissolution expenses) divided by the number of Public Shares then outstanding, which Redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such Redemption, subject to the approval of its remaining shareholders and its board of directors, dissolve and liquidate, subject to its obligations under Cayman Islands laws to provide for claims of creditors and the requirements of other applicable law, unless such time period is extended in accordance with the ClimateRock Memorandum and Articles. ClimateRock cannot assure you that it will properly assess all claims that may be potentially brought against ClimateRock. If ClimateRock is forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, ClimateRock’s liabilities exceeded its assets, or it was unable to pay its debts as they fell due. As a result, a liquidator could seek to recover all amounts received by ClimateRock’s shareholders. Furthermore, ClimateRock’s directors may be viewed as having breached their fiduciary duties to ClimateRock or ClimateRock’s creditors and/or having acted in bad faith, and thereby exposing themselves and ClimateRock to claims, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. There is no assurance that claims will not be brought against ClimateRock for these reasons.

ClimateRock’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the Public Shareholders.

In the event that the proceeds in the Trust Account are reduced below $10.15 per share (or any lesser amount resulting from reductions in the value of the trust assets), net of any interest withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, ClimateRock’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations (provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under ClimateRock’s indemnity of the underwriters of ClimateRock’s initial public offering against certain liabilities, including liabilities under the Securities Act). Other than as described above, none of ClimateRock’s other officers or directors will indemnify ClimateRock for claims by third parties including, without limitation, claims by vendors and prospective target businesses. ClimateRock has not independently verified whether the Sponsor has sufficient funds to satisfy the indemnity obligations and believe that the Sponsor’s only assets are securities of ClimateRock. ClimateRock believes the likelihood of the Sponsor having to indemnify the Trust Account is limited because ClimateRock will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with the company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

While ClimateRock currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to ClimateRock, it is possible that ClimateRock’s independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If ClimateRock’ independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to the Public Shareholders may be reduced below $10.15 per share.

ClimateRock may not have sufficient funds to satisfy indemnification claims of its directors and executive officers.

ClimateRock has agreed to indemnify its officers and directors, subject to certain limitations, against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) ClimateRock has sufficient funds outside of its Trust Account or (ii) ClimateRock consummates the Business Combination. ClimateRock’s obligation to indemnify its officers and directors may discourage shareholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against its officers and directors, even though such an action, if successful, might otherwise benefit it and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent ClimateRock pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

Changes to laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications, may adversely affect ClimateRock’s business, including its ability to negotiate and complete a Business Combination.

ClimateRock is subject to the laws and regulations, and interpretations and applications of such laws and regulations, of national, regional, state and local governments and applicable non-U.S. jurisdictions. In particular, ClimateRock is required to comply with certain SEC and potentially other legal and regulatory requirements, and its consummation of a Business Combination may be contingent upon its ability to comply with certain laws, regulations, interpretations and applications and any post-business combination company may be subject to additional laws, regulations, interpretations and applications. For example, the SEC has, in the past year, adopted certain rules and may, in the future adopt other rules, which may have a material effect on its activities and ability to consummate a Business Combination. See “— Certain of the procedures that ClimateRock, a potential business combination target, or others may determine to undertake in connection with proposed rules recently issued by the SEC may increase the costs and the time needed to complete a Business Combination and may constrain the circumstances under which ClimateRock could complete a Business Combination.” Compliance with, and monitoring of, the foregoing may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on its business, including its ability to negotiate and complete a Business Combination.

Certain of the procedures that ClimateRock, a potential business combination target, or others may determine to undertake in connection with proposed rules recently issued by the SEC may increase the costs and the time needed to complete a Business Combination and may constrain the circumstances under which ClimateRock could complete a Business Combination.

On March 30, 2022, the SEC issued proposed rules (the “SPAC Rule Proposals”) relating, among other things, to disclosures in SEC filings in connection with Business Combination transactions between SPACs such as ClimateRock and private operating companies; the financial statement requirements applicable to transactions involving shell companies; the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940 (the “Investment Company Act”), including a proposed rule that would provide SPACs a safe harbor from treatment as an investment company if they satisfy certain conditions that limit a SPAC’s duration, asset composition, business purpose and activities. The SPAC Rule Proposals have not yet been adopted, and may be adopted in the proposed form or in a different form that could impose additional regulatory requirements on SPACs. Certain of the procedures that ClimateRock, a potential business combination target, or others may determine to undertake in connection with the SPAC Rule Proposals, or pursuant to the SEC’s views expressed in the SPAC Rule Proposals, may increase the costs and time of negotiating and completing a Business Combination, and may constrain the circumstances under which ClimateRock could complete a Business Combination. The need for compliance with the SPAC Rule Proposals may cause ClimateRock to liquidate the funds in the Trust Account or liquidate itself at an earlier time than it might otherwise choose. If ClimateRock were to liquidate, its warrants and rights would expire worthless, and its securityholders would lose the investment opportunity associated with an investment in the combined company, including any potential price appreciation of its securities.

ClimateRock has identified a material weakness in its internal control over financial reporting as of September 30, 2022. If it is unable to develop and maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results, which may adversely affect investor confidence in ClimateRock and materially and adversely affect its business and operating results.

On December 21, 2022, ClimateRock filed an amendment to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 (the “Q3 Form 10-Q/A”). As described in Note 2 of Q3 Form 10-Q/A, Management identified errors in its financial statements made with respect to its recording and accrual of certain expenses. In the third quarter of 2022, ClimateRock incurred legal expenses with two vendors related to the Business Combination Agreement. The service was delivered throughout the third quarter of 2022 but the fees were not properly recorded in accordance with Generally Accepted Accounting Principles. After filing its original third quarter Form 10-Q, and upon re-evaluation and consultation with its management team, its audit committee concluded that it was appropriate to restate its previously issued financial statements included in its original third quarter Form 10-Q. As part of such process, ClimateRock has identified a material weakness in its internal control over financial reporting related to its recording and accruing of expenses. As a result of this material weakness, its management has concluded that its disclosure controls and procedures were not effective as of September 30, 2022. ClimateRock has taken a number of measures designed to remediate such material weaknesses, however, if ClimateRock is unable to remediate its material weaknesses in a timely manner or ClimateRock identifies additional material weaknesses, it may be unable to provide required financial information in a timely and reliable manner and it may incorrectly report financial information. Likewise, if its financial statements are not filed on a timely basis, ClimateRock could be subject to sanctions or investigations by the stock exchange on which its securities are listed, the SEC or other regulatory authorities. The existence of material weaknesses in internal control over financial reporting could adversely affect its reputation or its investor perceptions, which could have a negative effect on the trading price of its shares. ClimateRock can give no assurance that the measures it has taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. Even if ClimateRock is successful in strengthening its controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of its financial statements. As of March 31, 2023, ClimateRock remediated the material weaknesses through activities including more clearly defined management oversight and implemented key controls, including defining appropriate levels of precision for cut-off testing.

ClimateRock may be deemed a “foreign person” under the regulations relating to the Committee on Foreign Investment in the United States (“CFIUS”), and its failure to obtain any required approvals within the requisite time period may require it to liquidate.

ClimateRock’s Sponsor is U.N. SDG Support LLC, a Delaware limited liability company. Charles Ratelband V is the sole managing member of the Sponsor and a Dutch citizen and holds an approximate 90% interest in the Sponsor. Thus, the Sponsor is controlled by non-U.S. persons. The Sponsor currently owns 1,968,750 Founder Shares, and 3,762,500 Private Placement Warrants, which the Sponsor purchased in a private placement that occurred simultaneously with the completion of the IPO. Other members of the Sponsor include certain officers and directors of ClimateRock. The Sponsor is expected to own approximately            % of Pubco following the Business Combination.

Thus, ClimateRock believes that it and the Sponsor constitute a “foreign person” under CFIUS rules and regulations and that the Business Combination between ClimateRock and GreenRock is not subject to CFIUS review. However, if the Business Combination with GreenRock falls within the scope of applicable foreign ownership restrictions, ClimateRock may be unable to consummate the Business Combination. In addition, if the Business Combination falls within CFIUS’s jurisdiction, ClimateRock may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with the Business Combination without notifying CFIUS and risk CFIUS intervention, before or after closing the Business Combination.

Although ClimateRock does not believe the Business Combination between ClimateRock and GreenRock is subject to CFIUS review, CFIUS may take a different view and decide to block or delay the Business Combination, impose conditions to mitigate national security concerns with respect to the Business Combination, order us to divest all or a portion of a U.S. business of the combined company if ClimateRock had proceeded without first obtaining CFIUS clearance, or impose penalties if CFIUS believes that the mandatory notification requirement applied. Additionally, the laws and regulations of other U.S. government entities may impose review or approval procedures on account of any foreign ownership by the Sponsor. If ClimateRock were to seek an initial business combination other than the Business Combination, the pool of potential targets with which ClimateRock could complete an initial business combination may be limited as a result of any such regulatory restriction. Moreover, the process of any government review, whether by CFIUS or otherwise, could be lengthy. Because ClimateRock has only a limited time to complete the Business Combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If ClimateRock liquidates, its public shareholders may only receive $10.67 per share, and its warrants and rights will expire worthless. This will also cause investors to lose any potential investment opportunity in GreenRock and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Securities of companies formed through mergers with special purpose acquisition companies such as ours may experience a material decline in price relative to the share price of the special purpose acquisition companies prior to the merger.

As with most SPACs’ initial public offerings in recent years, ClimateRock issued Public Units, consisting of one public share, one-half of one public warrant and one public right, for $10.00 per unit upon the closing of its IPO. As with other special purpose acquisition companies, the $10.00 per share price of ClimateRock reflected each share having a one-time right to redeem such share for a pro rata portion of the proceeds held in the Trust Account equal to approximately $10.00 per share prior to the closing of the Business Combination. Following Closing, the shares outstanding will no longer have any such Redemption Right and may be dependent upon the fundamental value of Pubco, as well as other relevant factors such as market conditions and trading multiples, and the securities of other companies formed through mergers with special purpose acquisition companies in recent years may be significantly less than $10.00 per share.

Volatility in Pubco’s share price could subject Pubco to securities class action litigation.

The market price of the Pubco Ordinary Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. Pubco may be the target of this type of litigation and investigations. Securities litigation against Pubco could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm Pubco’s business.

An active trading market for the Pubco Ordinary Shares may not be sustained to provide adequate liquidity.

An active trading market may not be sustained for Pubco Ordinary Shares. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair Pubco’s ability to raise capital by selling Pubco Ordinary Shares and may impair Pubco’s ability to acquire other companies by using Pubco Ordinary Shares as consideration.

The market price of Pubco Ordinary Shares could be negatively affected by future sales of Pubco Ordinary Shares.

Immediately following completion of the Business Combination and the other Transactions, Pubco is expected to have Pubco Ordinary Shares listed on Nasdaq. Sales by Pubco or Pubco shareholders of a substantial number of Pubco Ordinary Shares, the issuance of Pubco Ordinary Shares as consideration for acquisitions, or the perception that these sales might occur, could cause the market price of Pubco’s Ordinary Shares to decline or could impair Pubco’s ability to raise capital through a future sale of, or pay for acquisitions using, Pubco equity securities.

As of [•], giving pro forma effect to the Business Combination and the Transactions at such date, Pubco would have had [•] Pubco Ordinary Shares that were subject to share options. Of this amount, after giving pro forma effect to the Business Combination and the other Transactions, rights to Pubco Ordinary Shares would have been vested and exercisable as of [•].

The number of issued Pubco Ordinary Shares, additional issues of Pubco Ordinary Shares and outstanding Pubco Public Warrants may fluctuate substantially, which could lead to adverse tax consequences for the holders thereof.

It may be that the number of issued and outstanding Pubco Ordinary Shares and outstanding Pubco Public Warrants fluctuates substantially. This may have an impact on interests and certain thresholds that are relevant for investors’ tax purposes and positions, also dependent on their respective circumstances. The potential tax consequences in this regard could potentially be material, and therefore, investors should seek their own tax advice with respect to the tax consequences in connection with the acquisition, ownership and disposal of the Pubco Ordinary Shares and/or Pubco Public Warrants.

Currently, there is no public market for the Pubco Ordinary Shares. ClimateRock Public Shareholders cannot be sure about whether the Pubco Ordinary Shares will develop an active trading market, their market price or whether Pubco will successfully obtain authorization for listing on the Nasdaq.

As part of the Business Combination, each outstanding Founder Share and Public Share of ClimateRock will be converted automatically into one Pubco Ordinary Share. Pubco is a newly formed entity and prior to this transaction it has not issued any securities in the U.S. markets or elsewhere nor has there been extensive information about it, its businesses or its operations publicly available. ClimateRock and GreenRock have agreed to cause the Pubco Ordinary Shares to be issued in the Business Combination to be approved for listing on Nasdaq prior to the effective time of the Business Combination. However, Pubco may be unsuccessful in listing its Ordinary Shares on the Nasdaq, and even if successful, that listing does not ensure that a market for the Pubco Ordinary Shares will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the Pubco Ordinary Shares following the Closing and the Pubco Ordinary Shares may trade at a price less than the current market price of the Public Shares.

Even if Pubco is successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their common shares. If a public market for the Pubco Ordinary Shares does not develop, investors may not be able to re-sell their common shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. Pubco cannot predict the extent to which investor interest in Pubco will lead to the development of an active, liquid trading market. The trading price of and demand for the Pubco Ordinary Shares following completion of the Business Combination and the development and continued existence of a market and favorable price for the Pubco Ordinary Shares will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of Pubco, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the Pubco Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the Pubco Ordinary Shares. Many of these factors and conditions are beyond the control of Pubco or Pubco shareholders.

Recent market volatility could impact the share price and trading volume of Pubco’s securities.

The trading market for Pubco’s securities could be impacted by recent market volatility. Recent stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for Pubco Ordinary Shares.

A possible “short squeeze” due to a sudden increase in demand of Pubco Ordinary Shares that largely exceeds supply may lead to price volatility in Pubco Ordinary Shares. Investors may purchase Pubco Ordinary Shares to hedge existing exposure or to speculate on the price of the Pubco Ordinary Shares. Speculation on the price of Pubco Ordinary Shares may involve both long and short exposures. To the extent aggregate short exposure exceeds the number of Pubco Ordinary Shares available for purchase (for example, in the event that large redemption requests dramatically affect liquidity), investors with short exposure may have to pay a premium to repurchase Pubco Ordinary Shares for delivery to lenders. Those repurchases may in turn, dramatically increase the price of the Pubco Ordinary Shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Pubco Ordinary Shares that are not directly correlated to the operating performance of Pubco.

Since the completion of the ClimateRock IPO, there has been a precipitous drop in the market values of companies formed through mergers involving special purpose acquisition companies. Accordingly, securities of companies such as ours may be more volatile than other securities and may involve special risks.

Since the completion of the ClimateRock IPO, there has been a precipitous drop in the market values of companies formed through mergers involving special purpose acquisition companies like ours. Throughout 2022, inflationary pressures, increases in interest rates and other adverse economic and market forces have contributed to these drops in market value. As a result, our securities are subject to potential downward pressures, which may result in high levels of exercises of redemptions rights, reducing the cash available from the Trust Account. If there are substantial redemptions, there will be a lower public float of the ClimateRock Public Shares following the Closing, which may cause further volatility in the price of our securities and adversely impact our ability to secure financing following the closing of the Business Combination.

As a public company, GreenRock could become subject to risks related to corporate social responsibility.

Public companies are facing increasing scrutiny related to environmental, social and governance (“ESG”) practices and requested disclosures by institutional and individual investors that are increasingly using ESG screening criteria in making investment decisions. Once it becomes a public company, GreenRock’s disclosures on these matters or a failure to satisfy evolving stakeholder expectations for ESG practices and reporting could harm its reputation and relationships with investors. Certain market participants including major institutional investors use third-party benchmarks or scores to measure ESG practices in making investment decisions. Furthermore, some customers and suppliers may evaluate GreenRock’s ESG practices or request that it adopt certain ESG policies as a condition of awarding contracts. In addition, GreenRock’s failure or perceived failure to pursue or fulfill its goals, targets and objectives or to satisfy various reporting standards within certain timelines, or at all, could expose it to government enforced actions and/or private litigation. As ESG best practices, reporting standards and disclosure requirements continue to develop, GreenRock may incur increasing costs related to ESG monitoring and reporting.

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

General

ClimateRock is furnishing this proxy statement/prospectus to ClimateRock’s shareholders as part of the solicitation of proxies by ClimateRock’s board of directors for use at the Meeting to be held on            , 2024, and at any adjournment thereof. This proxy statement/prospectus provides ClimateRock’s shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Meeting.

Date, Time and Place

The Meeting will be held on            , 2024 at            a.m., Eastern Time, at            . You can participate in the Meeting, vote and submit questions via live webcast at            with the password of            .

Purpose of the Extraordinary General Meeting of Shareholders

At the Meeting, ClimateRock is asking holders of ordinary shares of ClimateRock to:

•        consider and vote upon the Business Combination Proposal to, among other things, adopt the Business Combination Agreement and approve the Transactions contemplated by the Business Combination Agreement;

•        consider and vote upon the Merger Proposal to approve and authorize, among other things, in connection with the Business Combination, the Merger and the Plan of Merger; and

•        consider and vote upon the Adjournment Proposal to direct the chairman of the Meeting to adjourn the Meeting to a later date or dates, if ClimateRock determines that it is necessary or appropriate, including, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated votes at the time of the Meeting, ClimateRock would not have been authorized to consummate the Business Combination.

Recommendation of ClimateRock Special Committee

The Special Committee of ClimateRock’s board of directors has unanimously determined that the Business Combination Proposal is fair to and in the best interests of ClimateRock and its shareholders; has unanimously approved the Business Combination Proposal; and unanimously recommends that shareholders vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal, and “FOR” the Adjournment Proposal if it is presented to the Meeting.

Record Date; Issued and Outstanding Shares; Shareholders Entitled to Vote

ClimateRock has fixed the close of business on            , 2024, as the “Record Date” for determining ClimateRock shareholders entitled to notice of and to attend and vote at the Meeting. As of the close of business on the Record Date, there were            ordinary shares of ClimateRock issued and outstanding and entitled to vote. Each ordinary share of ClimateRock is entitled to one vote per share at the Meeting.

Quorum

One or more shareholders who together hold not less than a majority of the issued and outstanding ClimateRock Ordinary Shares entitled to attend and vote at the Meeting (being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy) constitute a quorum.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to ClimateRock but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the Business Combination Proposal, the Merger Proposal and the Adjournment Proposal.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast and will have no effect on either the Merger Proposal or the Adjournment Proposal (but will be taken into account in calculating the required majority with respect to approval of the Business Combination Proposal).

Vote Required

The approval of the Merger Proposal will require special resolutions, each being a resolution passed at the Meeting by a majority of at least two-thirds of such shareholders as, being entitled to do so, vote in person or by proxy at the Meeting. The approval of the Business Combination Proposal requires a resolution passed by a majority of the votes of the ClimateRock Ordinary Shares entitled to vote thereon which are present at the Meeting. The approval of the Adjournment Proposal (if presented) will require an ordinary resolution, being a resolution passed at the Meeting by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote thereon. In connection with the Business Combination, the holders of ClimateRock’s Founder Shares have agreed to vote their Founder Shares, as well as any ordinary shares acquired in the aftermarket, in favor of the Business Combination. The Founder Shares constitute approximately 42.2% of the issued and issued and outstanding ordinary shares of ClimateRock.

Voting Your Shares

Each ordinary share of ClimateRock that you own in your name entitles you to one vote. Your proxy card shows the number of ordinary shares of ClimateRock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Voting Your Shares — Shareholders of Record

There are two ways to vote your ordinary shares of ClimateRock at the Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by ClimateRock’s board of directors “FOR” the Business Combination Proposal, “FOR” the Merger Proposal and “FOR” the Adjournment Proposal, if presented. Your proxy card must be received by ClimateRock not less than 48 hours before the scheduled time of the Meeting or any adjournment thereof at which the person named in the proxy card proposes to vote. Proxy cards received after this time will not be counted.

You Can Vote By Internet.    Shareholders who have received a copy of the proxy card by mail may be able to vote over the Internet by visiting            and entering the voter control number included on your proxy card. You may vote by Internet until the polls are closed on the date of the Meeting.

Voting Your Shares — Beneficial Owners

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from ClimateRock. Simply complete and mail the proxy card to ensure that your vote is counted. A proxy card relating to your shares must be received by ClimateRock not less than 48 hours before the scheduled time of the Meeting or any adjournment thereof at which the person named in the proxy card proposes to vote. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote yourself at the Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Continental Stock Transfer & Trust Company. Requests for registration should be directed to            @continentalstock.com or to facsimile number            . Written requests can be mailed to:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

Requests for registration must be labelled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on            , 2024.

You will receive a confirmation of your registration by email after ClimateRock receives your registration materials. You may attend the Meeting by visiting            with the password of            . You will also need a voter control number included on your proxy card in order to be able to vote your shares or submit questions during the Meeting. Follow the instructions provided to vote. ClimateRock encourages you to access the Meeting prior to the start time leaving ample time for the check in.

Share Ownership of and Voting by ClimateRock Directors, Officers and Initial Shareholders

In connection with the Business Combination, the holders of ClimateRock’s Founder Shares have agreed to vote their Founder Shares, as well as any ordinary shares they acquire in the aftermarket, in favor of the Business Combination. The Founder Shares constitute approximately [42.2%] of the issued and outstanding ordinary shares.

Attending the Meeting

The Meeting will be held virtually on            , 2024 at            Eastern Time via live webcast on the Internet. You will be able to attend the Meeting by visiting            with the password of            . In order to vote or submit a question during the Meeting, you will also need the voter control number included on your proxy card. If you do not have the control number, you will be able to listen to the Meeting only by registering as a guest and you will not be able to vote or submit your questions during the Meeting.

Revoking Your Proxy

If you are a shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may enter a new vote by Internet;

•        you may send a later-dated, signed proxy card to ClimateRock, 25 Bedford Square, London, WC1B 3HH, United Kingdom, Attn: Chief Executive Officer, so that it is received by ClimateRock’s Chief Executive Officer not less than 48 hours before the scheduled time of the Meeting or any adjournment thereof at which the person named in the proxy card proposes to vote; or

•        you may attend the Meeting in person or via the live webcast noted above, revoke your proxy, and vote yourself, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your ordinary shares of ClimateRock, you may call ClimateRock’s Proxy Solicitor, at            or banks and brokers can call at            .

Redemption Rights

Holders of Public Shares may seek to convert their shares, regardless of whether or not they are holders on the Record Date or whether or how they vote at the Meeting, but no later than 5:00 p.m. Eastern Time on            , 2024 (two business days prior to the Meeting). Any shareholder holding Public Shares may demand that ClimateRock convert such shares into a full pro rata portion of the Trust Account (which was approximately $            per share as of            ,

2024, the Record Date), calculated as of two business days prior to the anticipated consummation of the Business Combination. If a holder properly seeks Redemption as described in this section and the Business Combination is consummated, ClimateRock will convert these shares into a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares following the Business Combination.

ClimateRock’s Sponsor, officers and directors will not have redemption rights with respect to any ordinary shares of ClimateRock owned by them, directly or indirectly.

ClimateRock shareholders who seek to convert their Public Shares are required to (A) either (i) check the box on their proxy card, or (ii) submit their request in writing to Continental Stock Transfer & Trust Company, ClimateRock’s transfer agent and (B) deliver their share, either physically or electronically using The Depository Trust Company’s DWAC System, to ClimateRock’s transfer agent no later than 5:00 p.m. Eastern Time on            , 2024 (two business days prior to the Meeting). If you hold the shares in “street name”, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system.

Any request to convert such shares, once made, may be withdrawn at any time up to the vote on the Business Combination Proposal. Furthermore, if a holder of a Public Share delivered its certificate in connection with an election of its Redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the Business Combination is not approved or completed for any reason, then ClimateRock’s Public Shareholders who elected to exercise their redemption rights will not be entitled to convert their shares into a pro rata portion of the cash in the Trust Account, as applicable. ClimateRock will thereafter promptly return any shares delivered by Public Shareholders. In such case, holders may only share in the assets of the Trust Account upon the liquidation of ClimateRock. This may result in holders receiving less than they would have received if the Business Combination was completed and they had exercised redemption rights in connection therewith due to potential claims of creditors. If ClimateRock would be left with less than $5,000,001 of net tangible assets as a result of the holders of Public Shares properly demanding Redemption of their shares, ClimateRock will not be able to consummate the Business Combination.

The closing price of the ordinary shares of ClimateRock on the Record Date was $            . The cash held in the Trust Account on such date was approximately $            (approximately $            per Public Share). Prior to exercising redemption rights, shareholders should verify the market price of the ordinary shares of ClimateRock as they may receive higher proceeds from the sale of their ordinary shares in the public market than from exercising their redemption rights if the market price per share is higher than the then-applicable redemption price. ClimateRock cannot assure its shareholders that they will be able to sell their ordinary shares of ClimateRock in the open market, even if the market price per share is higher than the then-applicable redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

If a holder of Public Shares exercises its redemption rights, then it will be exchanging its ordinary shares of ClimateRock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand Redemption and deliver your share certificate (either physically or electronically) to ClimateRock’s transfer agent prior to the vote at the Meeting, and the Business Combination is consummated.

If a holder of Public Shares exercises its redemption rights, it will not result in the loss of any ClimateRock warrants and rights that it may hold and, upon consummation of the Business Combination, each whole Warrant will become a warrant of Pubco exercisable to purchase one Pubco Ordinary Share, subject to certain conditions, in lieu of one ordinary share of ClimateRock for a purchase price of $11.50 per Pubco Ordinary Share and each Right will automatically be converted into one-tenth of one Pubco Ordinary Share. If a holder redeems its Public Shares at Closing but continues to hold Public Warrants after the Closing, the aggregate value of the Public Warrants that may be retained by holders of Public Warrants, based on the closing trading price per Public Warrant as of            , 2024, would be $            million regardless of the amount of redemptions by the Public Shareholders.

Appraisal/Dissenters’ Rights

The ClimateRock board of directors considers that (a) ClimateRock shareholders (including the Initial Shareholders) do have dissenters’ rights under the Cayman Companies Act in connection with the Business Combination but (b) the redemption proceeds payable to holders of Public Shares who exercise their redemption rights as described in this proxy statement/prospectus represents the fair value of those shares. For additional information, see the question “Do I have appraisal or dissenters’ rights if I object to the proposed Business Combination?” under the section of this proxy statement/prospectus entitled “Questions and Answers About the Proposals.”

Proxy Solicitation Costs

ClimateRock is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. ClimateRock and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. ClimateRock will bear the cost of the solicitation.

ClimateRock will hire a Proxy Solicitor to assist in the proxy solicitation process for a fee of $            .

ClimateRock will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. ClimateRock will reimburse them for their reasonable expenses.

THE BUSINESS COMBINATION PROPOSAL

General

Holders of ordinary shares of ClimateRock are being asked to approve and adopt the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination. ClimateRock shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled “— The Business Combination Agreement and Related Agreements” below, for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to carefully read the Business Combination Agreement in its entirety before voting on this proposal.

ClimateRock may consummate the Business Combination only if (i) it is approved by a resolution passed by a majority of the votes of the ClimateRock Ordinary Shares entitled to vote thereon which are present at the Meeting and (ii) the Merger Proposal is approved by a special resolution, being a resolution passed at the Meeting by a majority of at least two-thirds of such shareholders as, being entitled to do so, vote in person or by proxy at the Meeting.

The Business Combination Agreement

The subsections that follow this subsection describe the material provisions of the Business Combination Agreement, but do not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto. Shareholders and other interested parties are urged to read the Business Combination Agreement carefully and in its entirety (and, if appropriate, with the advice of financial advisor and legal counsel) because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates, which could be updated prior to the Closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality that may be different from that generally applicable to shareholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. ClimateRock does not believe that the disclosure schedules contain information that is material to an investment decision.

General Description of the Business Combination Agreement

On December 30, 2023, ClimateRock entered into the Business Combination Agreement with Pubco, GreenRock, and SPAC Merger Sub, which was later joined by Company Merger Sub on [    ], 2024. Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the Closing, (a) SPAC Merger Sub will merge with and into ClimateRock, with ClimateRock continuing as the surviving company, as a result of which, (i) ClimateRock shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of ClimateRock immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco or, in the case of ClimateRock’s outstanding rights, will be automatically converted into ordinary shares of Pubco, and (b) Company Merger Sub will merge with and into GreenRock, with GreenRock continuing as the surviving company, as a result of which, (i) GreenRock shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of GreenRock immediately prior to the Company Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco.

In particular, (i)(a) immediately prior to the SPAC Merger Effective Time, every issued and outstanding Unit of ClimateRock will be automatically separated and the holders thereof will be deemed to hold one ClimateRock Class A Ordinary Share, one-half (1/2) of a ClimateRock Warrant and one ClimateRock Right, (b) each ClimateRock Class A Ordinary Share outstanding immediately prior to the SPAC Merger Effective Time that has not been redeemed and is not a Dissenting Share will automatically convert into one Pubco Ordinary Share, (c) each ClimateRock Class B

Ordinary Share outstanding immediately prior to the SPAC Merger Effective Time that is not a Dissenting Share will automatically convert into one Pubco Ordinary Share, (d) each ClimateRock public warrant and each ClimateRock private warrant shall automatically convert into a Pubco Warrant on substantially the same terms and conditions; I each ClimateRock Right will be automatically converted into the number of Pubco Ordinary Shares that would have been received by the holder of such Right if it had been converted upon the consummation of a business combination in accordance with ClimateRock’s organizational documents, and (ii)(a) each GreenRock Ordinary Shares issued and outstanding immediately prior to the Company Merger Effective Time will be automatically cancelled, extinguished and converted into the right to receive the applicable portion of the Merger Consideration, and (b) each issued and outstanding GreenRock convertible security shall be converted into Pubco convertible securities of like tenor and shall have, and be subject to, substantially the same terms and conditions as set forth in the applicable organizational document of GreenRock, except that they shall represent the right to acquire Pubco Ordinary Shares in lieu of GreenRock Ordinary Shares.

In accordance with the Cayman Act, any ClimateRock Ordinary Share issued and outstanding immediately prior to the Effective Time for which any ClimateRock Shareholder has validly exercised properly in writing their dissenters’ rights for such ClimateRock Ordinary Shares in accordance with Cayman Act, and has otherwise complied in all respects with all of the provisions of the Cayman Act relevant to the exercise and perfection of dissenters’ rights shall not be converted into the right to receive, and the applicable Dissenting Shareholder shall have no right to receive, the applicable Pubco Ordinary Shares to which the holder of such Dissenting Shares would otherwise be entitled unless and until such Dissenting SPAC Shareholder effectively withdraws or loses such dissenters’ rights.

Pursuant to the terms of the Business Combination Agreement, the Merger Consideration to be delivered to the GreenRock Shareholders in connection with the Business Combination will be 44,685,000 newly-issued Pubco Ordinary Shares, of which 16,685,000 will be held in a segregated account pursuant to an escrow agreement that Pubco, ClimateRock, and GreenRock will enter into at or prior to Closing with an escrow agent mutually acceptable to ClimateRock and GreenRock. The GreenRock Shareholders shall be shown as registered owners of their respective Escrowed Shares on the books and records of Pubco, and shall be entitled to exercise voting rights with respect to such Escrowed Shares, and any dividends, distributions and other earnings on the Escrowed Shares while held in escrow shall be paid directly to the GreenRock Shareholders. The Escrowed Shares will be subject to forfeiture by the GreenRock Shareholders if GreenRock fails to meet the targets described below:

1)      If on the later to occur of (x) the closing date of the Business Combination and (y) March 31, 2024 (the “First Checkpoint Date”), the year-to-date Adjusted EBITDA of GreenRock exceeds $24,348,000 (the “EBITDA Minimum”) then a portion of the Escrowed Shares shall be released to the GreenRock Shareholders in an amount equal total number of Escrowed Shares multiplied by a fraction, the numerator of which is amount by which the Adjusted EBITDA of GreenRock as of the First Checkpoint Date exceeds the EBITDA Minimum, and the denominator of which is $14,502,000; provided that if the Adjusted EBITDA of GreenRock is less than the EBITDA Minimum on the First Checkpoint Date, all Escrowed Shares will remain in escrow until the date that GreenRock’s audited financial statements for fiscal year 2024 are filed with the SEC (the “Second Checkpoint Date”).

2)      If on the Second Checkpoint Date,

a)      GreenRock’s Adjusted EBITDA for the 2024 fiscal year is less than the Adjusted EBITDA calculated at the First Checkpoint Date, then all remaining Escrowed Shares will be forfeited by the GreenRock Shareholders, surrendered to Pubco for no consideration, and cancelled;

b)      GreenRock’s Adjusted EBITDA for the 2024 fiscal year is greater than the GreenRock Adjusted EBITDA calculated at the First Checkpoint Date, but less than $38,850,000 (the “EBITDA Target”), then a portion of the Escrowed Shares will be released to the GreenRock Shareholders in an amount equal total number of Escrowed Shares multiplied by a fraction, the numerator of which is amount by which the 2024 Adjusted EBITDA of GreenRock exceeds the EBITDA Minimum, and the denominator of which is $14,502,000, minus the number of Escrowed Shares released in connection with the First Checkpoint Date (if any); provided that any remaining unreleased Escrowed Shares will be forfeited by the GreenRock Shareholders, surrendered to Pubco for no consideration, and cancelled; or

c)      GreenRock’s Adjusted EBITDA for the 2024 fiscal year is equal to or greater than the EBITDA Target, then all remaining Escrowed Shares will be released to the GreenRock Shareholders.

In each case, GreenRock’s “Adjusted EBITDA” means GreenRock’s earnings before interest, taxes, depreciation or amortization, calculated in accordance with IFRS, plus 70% of the net sale price reflected in any signed letters of intent entered into by GreenRock and a third party in good faith and on prevailing market terms for the sale of GreenRock’s assets.

Representations and Warranties

The Business Combination Agreement contains a number of representations and warranties by each of ClimateRock, Pubco, the Merger Subs and GreenRock as of the date of the Business Combination Agreement and as of the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”). Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Business Combination Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, results of operation or financial condition of such person and its subsidiaries, taken as a whole, or (b) the ability of such person or any of its subsidiaries to consummate the Transactions, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement.

In the Business Combination Agreement, GreenRock made certain customary representations and warranties to ClimateRock, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) subsidiaries; (3) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (4) non-contravention; (5) governmental approvals; (6) capitalization of the GreenRock and its subsidiaries; (7) financial statements; (8) undisclosed liabilities; (9) litigation); (10) compliance with laws; (11) intellectual property; (12) material contracts; (13) benefits plans; (14) employment and labor matters; (15) taxes; (16) brokers’ fees; (17) insurance; (18) title to personal property and assets; (19)real property assets; (20) Environmental Matters; (21) absence of changes; (22) affiliate agreements; (23) permits; (24) bank accounts and powers of attorney; (25) privacy and data security); (26) business relationships; and (27) regulatory compliance.

In the Business Combination Agreement, ClimateRock made certain customary representations and warranties regarding itself, Pubco and the Merger Subs (collectively, the “SPAC Parties”) to GreenRock, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing of the SPAC Parties; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents by the SPAC Parties; (3) non-contravention; (4) litigation; (5) governmental approvals; (6) financial ability and Trust Account; (7) brokers’ fees; (8) SEC Reports, financial statements, Sarbanes-Oxley Act compliance, and undisclosed liabilities; (9) business activities; (10) taxes; (11) capitalization; (12) Nasdaq stock quotation; (13) employees and employee benefits; (14) properties; (15) material contracts; (16) transactions with affiliates; (17) ownership of Merger Consideration; (18) insurance; and (19) regulatory compliance.

No Survival

The representations and warranties of the parties contained in the Business Combination Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach, except that fraud claims survive indefinitely and the covenants and agreements relevant to the Closing and any agreements or covenants which by their terms contemplate performance after the Closing. The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Business Combination Agreement to use its commercially reasonable efforts to affect the Closing. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, as well as certain customary covenants, such as confidentiality and publicity that will continue after the termination of the Agreement.

The Business Combination Agreement and the consummation of the transactions contemplated thereby requires the approval of both ClimateRock’s and GreenRock’s respective shareholders. In connection with the Mergers, ClimateRock and Pubco agreed to prepare, with the assistance, cooperation and reasonable best efforts of GreenRock, and file with the SEC a registration statement on Form F-4 (as amended, the “Registration Statement”) containing a proxy statement/prospectus registering the Pubco securities to be issued under the Business Combination Agreement to the holders of ClimateRock and GreenRock securities in the Mergers under the Securities Act of the 1933, as amended (the “Securities Act”), and soliciting proxies from ClimateRock shareholders for use at the Extraordinary General Meeting to approve the Business Combination Agreement and the transactions contemplated thereby and related matters (the “ClimateRock Shareholder Approval”). The prospectus/proxy statement will also be used as an information statement by GreenRock in connection with the consideration and vote by its shareholders on the Company Merger.

Each of the parties also agreed not to solicit or enter into any alternative competing transactions during the period from the date of the Business Combination Agreement and continuing until the earlier of the termination of the Business Combination Agreement or the Closing.

The parties also agreed to take all necessary action so that the board of directors of Pubco following the Closing will consist of seven individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. The post-Closing board of Pubco will be a classified board with three classes of directors, with (I) one class of directors, the Class I Directors, initially serving a one (1) year term, (II) a second class of directors, the Class II Directors, initially serving a two (2) year term, and (III) a third class of directors, the Class III Directors, serving a three (3) year term with one Class III Director is to be designated by ClimateRock. Following the initial term of each class, each such class will serve for a three (3) year term.

Conditions to Closing

The Business Combination Agreement contains conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) approval of the shareholders of ClimateRock and the shareholders of GreenRock; (ii) consent, approval, waiver, authorization or permit of, or notice to or declaration or filing with any governmental authorities or any third party; (iii) expiration of the applicable waiting period under any antitrust laws; (iv) no law or order preventing or prohibiting the Mergers or the other transactions contemplated by the Business Combination Agreement; (v) no pending litigation to enjoin or restrict the consummation of the Closing; (vi) the registration statement of which the proxy statement/prospectus forms a part having been declared effective by the SEC; (vii) the Pubco Ordinary Shares having been have been approved for listing on Nasdaq, (viii) ClimateRock and GreenRock having entered into a registration rights agreement in a mutually agreed upon form, and (ix) ClimateRock and GreenRock the parties having entered into an escrow agreement in a mutually agreed upon form, and (x) the redemption of the ClimateRock Class A Ordinary Shares having been completed in accordance with the terms of ClimateRock’s organizational documents.

In addition, unless waived by GreenRock, the obligations of GreenRock to consummate the Business Combination are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by ClimateRock of customary certificates and other Closing deliverables: (i) the representations and warranties of the ClimateRock Parties being true and correct as of the date of the Business Combination Agreement and the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) the ClimateRock Parties having performed in all material respects all of their respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with by them on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to ClimateRock since the date of the Business Combination Agreement; (iv) the loans made to ClimateRock by U.N. SDG Support LLC (“Sponsor”) or any affiliate of Sponsor of Sponsor shall have been repaid in full, (v) all outstanding transaction expenses shall have been paid, (vi) GreenRock having received lock-up agreements, in a mutually agreed upon form, signed by Sponsor and each of the holders of ClimateRock’s private warrants, (vii) ClimateRock having at least $15,000,000 in available cash on the Closing Date, and (viii) Pubco shall have amended and restated its Memorandum and Articles of Association in a form to be mutually agreed upon by the ClimateRock and GreenRock.

Unless waived by ClimateRock, the obligations of the ClimateRock Parties to consummate the Transaction are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by GreenRock of customary certificates and other Closing deliverables: (i) the representations and warranties of GreenRock being true and correct as of the date of the Business Combination Agreement and the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) GreenRock having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with or by it on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to the GreenRock since the date of the Business Combination Agreement; (iv) ClimateRock having received executed employment agreements, on mutually agreed upon forms, with each of the Chief Executive Officer, Chief Financial Officer and General Counsel of GreenRock, (v) ClimateRock having received lock-up agreements, in a mutually agreed upon form, relating to the Pubco Ordinary Shares signed by the GreenRock Shareholders, and (vi) ClimateRock having received a fairness opinion for the Transactions from an investment bank of its choosing.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing by either ClimateRock or GreenRock if the Closing does not occur by March 31, 2024, or such other date as may be extended pursuant to the Business Combination Agreement.

The Business Combination Agreement may also be terminated under certain other customary and limited circumstances at any time prior the Closing, including, among other reasons: (i) by mutual written consent of ClimateRock and GreenRock; (ii) by written notice by either ClimateRock or GreenRock if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iii) by written notice by GreenRock for ClimateRock’s uncured breach of the Business Combination Agreement, resulting in the failure of a representation, warranty, or covenant contained in the Business Combination Agreement (subject to Material Adverse Effect); (iv) by written notice by ClimateRock for the uncured breach of the Business Combination Agreement by GreenRock, resulting in the failure of a representation, warranty, or covenant contained in the Business Combination Agreement (subject to Material Adverse Effect); (v) by ClimateRock, if there shall have been a Material Adverse Effect on GreenRock and its subsidiaries following the date of Business Combination Agreement which is uncured and continuing; and (vi) by either ClimateRock or GreenRock if ClimateRock holds its shareholder meeting to approve the Business Combination Agreement and the Transactions, and such approval is not obtained.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to public announcements, confidentiality, effect of termination, fees and expenses, trust fund waiver, and customary miscellaneous provisions) will terminate, no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to termination.

Trust Account Waiver

GreenRock agreed that it will not have any right, title, interest or claim of any kind in or to any monies in ClimateRock’s trust account held for its public shareholders, and has agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Governing Law

The Business Combination Agreement is governed by Delaware law; provided that matters, which as a matter of the laws of the Cayman Islands, are required to be governed by the laws of the Cayman Islands (including, without limitation, the effects of the Mergers and the fiduciary duties that may apply to the directors and officers of the Parties) shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without regard to laws that may be applicable under conflicts of laws principles that would cause the application of the laws of any jurisdiction other than the Cayman Islands to such matters. The parties are subject to exclusive jurisdiction of federal and state courts located in the State of New York, County of Manhattan.

Context of Representations and Warranties

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties, covenants and agreements were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Business Combination Agreement has been filed to provide investors with information regarding its terms, but it is not intended to provide any other factual information about ClimateRock, GreenRock, Pubco or any other party to the Business Combination Agreement. In particular, the representations and warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement. If the Company becomes aware of the existence of any material facts that differ from the representations and warranties contained in the Business Combination Agreement, it will provide additional disclosure in its public reports, including this proxy statement/prospectus, to the extent federal securities law requires disclosure of that information.

Related Agreements

The subsections that follow describe the material provisions of agreements related to the Business Combination Agreement, but do not purport to describe all of the terms of such related agreements. The following summary is qualified in its entirety by reference to the complete text of the related agreements, copies of which are attached as the annexes hereto.

Voting and Support Agreements

Simultaneously with the execution and delivery of the Business Combination Agreement, ClimateRock and GreenRock have entered into Voting and Support Agreements (collectively, the “Voting Agreements”) with certain shareholders of GreenRock required to approve the Transactions. Under the Voting Agreements, each GreenRock shareholder party thereto agreed to vote all of such shareholder’s GreenRock ordinary shares in favor of the Business Combination Agreement and the related transactions. The GreenRock members also agree to take certain other actions in support of the Business Combination Agreement and related transactions and refrain from taking actions that would adversely affect such GreenRock member’s ability to perform its obligations under the Voting Agreement. The Voting Agreements prevent transfers of the GreenRock interests held by such GreenRock members party thereto between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

Sponsor Support Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, ClimateRock and GreenRock have entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) with the Sponsor. Under the Sponsor Support Agreement, the Sponsor agreed to vote all of its ClimateRock Ordinary Shares in favor of the Business Combination Agreement and the related transactions. The Sponsor also agree to take certain other actions in support of the Business Combination Agreement and related transactions and refrain from taking actions that would adversely affect its ability to perform its obligations under the Sponsor Support Agreement. The Sponsor Support Voting Agreements prevent transfers of the ClimateRock interests held by Sponsor between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Sponsor Support Agreement.

Organizational Structure

Prior to the Transactions

The following simplified diagram illustrates the ownership structure of ClimateRock, GreenRock and Pubco before the consummation of the Transactions:

Following the Transactions(1)

The following simplified diagram illustrates the ownership structure of Pubco following the consummation of the Transactions:

____________

(1)      These relative percentages assume (i) that none of ClimateRock’s existing public shareholders exercise their redemption rights and (ii) that no additional equity securities of ClimateRock or Pubco are issued. The structure chart excludes Pubco Ordinary Shares issuable upon the exercise of 7,700,000 Pubco warrants to be outstanding upon completion of the Transactions.

Headquarters; Listing of Securities

After completion of the transactions contemplated by the Business Combination Agreement:

•        the corporate headquarters and principal executive offices of Pubco will be located at 25 Bedford Square, London, WC1B 3HH, United Kingdom; and

•        if Pubco’s applications for listing are approved, Pubco Ordinary Shares and Pubco Warrants will be traded on Nasdaq under the symbols “            ” and “            ”, respectively.

Background of the Business Combination

On May 2, 2022, ClimateRock closed its IPO of 7,875,000 Public Units, with each Public Unit consisting of one Public Share, one-half of one Public Warrant, each whole Public Warrant exercisable to purchase one ordinary share at a price of $11.50 per share and one Public Right entitling the holder thereof to receive one-tenth of one ordinary share. Each Public Unit was sold at an offering price of $10.00, generating total gross proceeds of $78,750,000.

On April 27, 2023, ClimateRock shareholders approved the extension of the Business Combination Deadline from November 2, 2023 to May 2, 2024 and approved the amendment to ClimateRock’s restated memorandum and articles of association to permit the ClimateRock Board, in its sole discretion, to elect to wind up ClimateRock’s operations on a date earlier than May 2, 2024. In connection with the approval of the Extension Amendment, shareholders elected to redeem an aggregate of 5,297,862 Public Shares. As a result, an aggregate of approximately $55 million (or approximately $10.43 per share) was released from the Trust Account to pay such shareholders, and 4,664,012 Class A ordinary shares (including 2,577,138 Public Shares) were issued and outstanding immediately following such redemption.

Simultaneously with the consummation of the IPO and the exercise of the underwriters’ over-allotment option, ClimateRock consummated the private sale of an aggregate of 3,762,500 Private Warrants to the Sponsor at $10.00 per unit for an aggregate purchase price of $3,762,500. Each ordinary share of ClimateRock will be automatically converted into one Ordinary Share of Pubco, except that only the Public Shareholders will be entitled to elect instead to receive a pro rata portion of ClimateRock’s Trust Account.

In connection with ClimateRock’s IPO, ClimateRock also issued an aggregate of 118,125 ordinary shares of ClimateRock to Maxim, the as sole-book running manager of ClimateRock’s Initial Public Offering. Ellenoff Grossman & Schole LLP (“EGS”) acted as legal counsel for ClimateRock’s Initial Public Offering.

Promptly following its Initial Public Offering, ClimateRock commenced its search for potential target businesses with the objective of consummating a Business Combination. ClimateRock sought out potential target businesses based on management’s internal research and through the professional relationship networks of ClimateRock’s management, board of directors and board advisors and with professional service providers (including, but not limited to, consultants and investment bankers).

From the closing of its initial public offering through the signing of the Business Combination Agreement with GreenRock, ClimateRock contacted and was contacted by over 32 individuals and entities with respect to Business Combination opportunities and engaged with several possible target businesses in discussions with respect to potential transactions, including inquiries received through ClimateRock’s publicly available e-mail from investment bankers or other similar professionals who represented companies engaged in a sale or financing process.

ClimateRock signed four confidentiality agreements with potential transaction targets and/or with third parties making referrals to potential transaction targets. ClimateRock evaluated five potential transactions in the renewable sector, including in the areas of solar energy production, hydro energy production and solar panel manufacturing. ClimateRock offered indicative term sheets to one business combination target.

The following chronicle of events leading up to the execution of the Business Combination Agreement is not intended to be a complete list of all opportunities initially evaluated or explored or discussions held by ClimateRock, but sets forth the significant discussions and steps that ClimateRock took prior to execution of the Business Combination Agreement with GreenRock.

Background of ClimateRock’s Discussions with Targets Other Than GreenRock

Following various informal discussions, on February 14, 2022, Gluon Capital (in its capacity of advisor to ClimateRock) and Alantra Corporate Finance S.A. (“Alantra”) signed a confidentiality letter to explore a potential collaboration between the parties. Alantra, as instructed by Gluon Capital, then conducted general market canvas and provided strategic advice in connection with the potential acquisition of a company by ClimateRock involved in the renewable energy and energy efficiency sectors.

After a period of negotiation between the parties where Alantra presented its credentials and advisory proposal to Gluon Capital, on July 11, 2022 ClimateRock formally engaged Alantra as financial advisor to ClimateRock to search for potential targets in the renewable energy space suitable for a potential business combination. The assignment also included assisting ClimateRock on performing a valuation exercise on the selected targets and on the negotiations related to the Business Combination. Alantra supported the management of ClimateRock in understanding GreenRock’s business plan by participating, together with ClimateRock, in a number of meetings with the management of GreenRock.

Of 32 potential acquisition targets with which Alantra and/or Gluon on behalf of ClimateRock or ClimateRock directly held preliminary discussions, ClimateRock proceeded to enter into more substantive discussions with the following targets:

•        Candidate A:    On April 26, 2022, Alantra had a meeting with an investment director at Candidate A to discuss potential alternatives to finance its pipeline development. Candidate A is a German based developer and independent power producer with presence in European countries such as Germany, France, the Netherlands, Italy, Spain and Greece and some Latin American countries including Chile and Dominican Republic, where they mainly develop solar photovoltaic and wind projects. Alantra presented the opportunity to complete a business combination with a listed investment vehicle which would result in the combined company being listed on Nasdaq and provide access to financings for Candidate A’s pipeline development. On May 4, 2022, the investment director at Candidate A confirmed that its corporate finance team believed that the structure suggested by Alantra would probably not be the best fit for Candidate A at the moment. Further discussion was held by Alantra on June 16, 2022. On June 22, 2022, the investment director at Candidate A suggested the parties defer potential conversations for future months. Given the success in the negotiations with GreenRock and the fact that Candidate A was later acquired by an infrastructure fund, discussion never resumed between the parties.

•        Candidate B:    On April 14, 2022, Candidate B published that the shareholders of Candidate B had launched a sale process to dispose a controlling stake in Candidate B, having appointed a financial advisor. As Candidate B was in the list shared between Gluon and Alantra, the sell-side advisor was approached by Alantra to understand a potential involvement in the process. After discussing with the sell side advisor, it was decided that no bilateral discussions would occur as it could jeopardise a process which was originally set up as a competitive auction.

•        Candidate C:    On April 29, 2022, Alantra contacted Candidate C, a French based private equity fund which controlled two renewable energy platforms in Europe: X and Y. Candidate C expressed to Alantra that it was interested in analyzing potential funding alternatives and that it would be keen to receive more information on ClimateRock. On May 5, 2022, Alantra shared a presentation about ClimateRock with Candidate C. Subsequently, Candidate C informed Alantra that it had decided to pursue different alternatives for its renewable vehicles.

•        Candidate D:    On May 12, 2022, Alantra contacted the CEO of Candidate D, a renewable energy solar platform with a presence in Europe, Middle East, Asia, Australia and South America, to present the opportunity of a potential business combination with ClimateRock. Candidate D was looking for alternative sources of funding without considering the sale of any of the projects. On June 22, 2022, Candidate D communicated to Alantra that it found a potential listing in the US unsuitable.

•        Candidate E:    On May 18, 2022, Alantra had a call with the CFO of Candidate E about potential funding alternatives for Candidate E, which was raising funds to finance the development of its pipeline. During the conversation Alantra presented a business combination with ClimateRock as an interesting alternative for Candidate E’s growth, which was positively received by the company. On May 25, 2022, Alantra sent a brief presentation describing a potential business combination with ClimateRock for internal review by Candidate E. Subsequently, Candidate E informed Alantra that it intended to conduct an initial public offering on the Spanish stock exchange.

•        Candidate F:    Candidate F was introduced to ClimateRock by Gluon based on a long-standing relationship between Gluon and the founder, owner and CEO of Candidate F who has more than 39 years’ experience in energy markets, half of which has been focused on renewable energy across Europe. The business model of Candidate F appeared to suit ClimateRock’s investment strategy with a focus on the development of wind and solar assets. Following the signing of a non-disclosure agreement on June 21, 2022, ClimateRock’s Per Regnarsson met with CEO of Candidate F on various occasions via conference calls and in meetings in London to discuss the strategic direction and growth plans of Candidate F and eventually came to the conclusion in July 2022 that Candidate F growth and earnings profile, while attractive over time, would not attract a valuation suitable for the business combination within the timeframe set by ClimateRock.

•        Candidate G:    On June 27, 2022, Alantra met through video conference with the Chief Investment Officer at Candidate G. Candidate G is a Canadian renewables developer with significant growth prospects and an operating renewable portfolio of solar, wind, hydro and storage assets in US and Canada. Alantra presented the opportunity of a business combination with ClimateRock and also detailed the experience and track record of the ClimateRock team to support Candidate G’s business growth. During the discussion, the Chief Investment Officer at Candidate G communicated to Alantra that the firm had decided not to go public during 2022.

•        Candidate H:    On July 20, 2022, Maxim introduced Candidate H to ClimateRock. Candidate H is in the business of manufacturing solar panels using a proprietary technology which enables them to compete in North American and European PV power markets. Over a virtual meeting, ClimateRock CFO, Abhishek Bawa, discussed the investment proposition with the President & CEO of Candidate H and his team. On July 21, 2022, a non-disclosure agreement was executed, and due diligence initiated. The process was halted when ClimateRock signed a Heads of Terms with E.E.W. ECO Energy World PLC (“EEW”) on August 1, 2022.

•        Candidate I:    On July 25, 2022, ClimateRock and Candidate I started a dialog for ClimateRock to participate in the closed bid competitive process for a corporate level acquisition of a service provider in South Italy with 2.1 GW contracted pipeline. On July 27, 2022, the parties entered into a non-disclosure agreement. ClimateRock did not proceed further with the due diligence process of Candidate I because by the time the sale process started, ClimateRock had already signed a Heads of Terms with EEW.

•        On October 6, 2022, ClimateRock entered into a Business Combination Agreement with Pubco, SPAC Merger Sub and EEW (the “Original EEW BCA”).

•        On August 3, 2023, ClimateRock entered into an Amended and Restated Business Combination Agreement with Pubco, Merger Sub and EEW, which amended and restated the Original EEW BCA (the “A&R EEW BCA”).

•        On November 29, 2023, ClimateRock notified EEW that the ClimateRock had elected to terminate the A&R EEW BCA effective immediately since the conditions to the closing of the initial business combination were not satisfied or waived by the outside date of September 30, 2023.

Background of the Business Combination with GreenRock

On December 4, 2023, the ClimateRock management team began to consider a business combination with GreenRock.

On December 6, 2023, Gluon Capital (in its capacity of advisor to ClimateRock) advised the ClimateRock board of directors that a special committee of disinterested directors should be formed for the purpose of negotiating a business combination with GreenRock.

On December 7, 2023, GreenRock and ClimateRock entered into a non-binding Letter of Intent (the “LOI”), which was shared with the members of the Special Committee.

On December 8, 2023, the Special Committee conferred with counsel at ArentFox Schiff LLP (“ArentFox”) regarding the conflict issues in transactions between ClimateRock and GreenRock as affiliated entities. A meeting of ClimateRock’s board was held the same day via Zoom. During the meeting, ClimateRock’s chief executive officer, Per Regnarsson, summarized the background of the transaction and the interrelation of ClimateRock and GreenRock. The Board also discussed the valuation of GreenRock and the status of the fairness opinion evaluating the transaction.

On December 10, 2023, there was e-mail correspondence between the Special Committee and the ClimateRock management team regarding the potential transaction.

On December 11, 2023, ClimateRock’s management team shared with the Special Committee a presentation that had been given to GreenRock’s management. The Special Committee had a conference call to discuss the financial model and discuss any further questions. On the same day, GreenRock provided access to its virtual data room.

On December 12, 2023, ClimateRock management sent the Special Committee materials regarding the merits of the proposed transaction. Also, on this date the ClimateRock board of directors approved a resolution to formalize the formation of the Special Committee and authorized and delegated authority to Special Committee to negotiate and enter into the proposed transaction. In addition, Newbridge Securities Corporation presented a fairness opinion to the Special Committee regarding the proposed transaction.

On December 13, 2023, ClimateRock’s management sent memoranda to the Special Committee evaluating GreenRock and initial public offering readiness.

On December 14, 2023, ClimateRock’s management sent information to the Special Committee regarding pro forma capitalization of Pubco following the proposed transaction as well as the pre-listing capital and capex funding plan of GreenRock.

On December 15, 2023, ClimateRock’s management provided the Special Committee with a memorandum detailing the valuation of TEP as well as details of TEP project sales. A draft merger agreement and summary were also provided to the Special Committee for evaluation. The Special Committee had a discussion with management in a conference call on valuation, TEP, and Palermo.

On December 17, 2023, Abhishek Bawa shared a revised valuation proposal of GreenRock as well as details of TEP project sales with the special committee members via email.

On December 18, 2023, ClimateRock’s management provided the Special Committee with information regarding the valuation of the transaction and the targeted cash at closing for GreenRock operations.

From December 19 through December 28, 2023, there were various calls, meetings, discussions and negotiations related to the key terms of the Business Combination Agreement, with ArentFox sharing updated drafts and discussing key terms and changes on December 19, 22 and 28, 2023.

On December 19, 2023, ClimateRock’s management shared information with the Special Committee regarding GreenRock’s view on capital raising, use of proceeds and minimum cash requirements for 2024 and a revised valuation of TEP.

On December 21, 2023, ClimateRock’s management shared a memorandum with the Special Committee detailing anticipated the cash position of Pubco following the closing of the transaction.

On December 22, 2023, ClimateRock’s management sent clarifications to the Special Committee regarding anticipated cashflow following the proposed transaction.

On December 27, 2023, the Special Committee passed a resolution to formally approve the Business Combination Agreement, and the Business Combination Agreement was executed on December 30, 2023.

Special Committee

In light of the apparent and actual conflicts of interests existing on the parts of certain of ClimateRock’s directors and officers in connection with the Business Combination, including the fact that (a) Per Regnarsson is chief executive officer of both ClimateRock and GreenRock, (b) Charles Ratelband V is chairman of ClimateRock and executive director of GreenRock, (c) Mr. Ratelband is the sole indirect owner of WindShareFund N.V. which is seller of the wind assets described under “Business of GreenRock — Operations,” and (d) Accretion, the legal entity further described under “Business of GreenRock — Operations” is controlled by Gluon Capital, which in turn is controlled by Mr. Regnarsson and Mr. Maxamilian Delamain, the board of directors of ClimateRock established the Special Committee, which is comprised of disinterested members of ClimateRock’s board of directors, for purposes of negotiating the Business Combination Agreement with the power to act on behalf of ClimateRock. Neither Mr. Regnarsson nor Mr. Ratelband is a member of the Special Committee.

The Special Committee’s Reasons for Approval of the Business Combination

In evaluating the Business Combination, the Special Committee reviewed a number of materials, including the transaction documentation, a fairness opinion provided by Newbridge, certain due diligence summary materials prepared by ClimateRock’s management, a technical due diligence report and various industry and financial data, and consulted with ClimateRock’s management and financial advisor. These advisors had access to materials provided to ClimateRock and advised the Special Committee on the valuation of GreenRock and the opportunity and risks of the Business Combination.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Special Committee did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Special Committee viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual members of the Special Committee may have given different weight to different factors. This explanation of the Special Committee’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Certain Unaudited Prospective Financial Information of GreenRock.”

The officers and directors of ClimateRock have substantial experience in evaluating the operating and financial merits of companies within the sustainable energy sector and concluded that their experience and background and sector expertise enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, ClimateRock’s officers and directors have substantial experience with mergers and acquisitions across a variety of sectors in the sustainable energy industry.

In evaluating the Business Combination, the Special Committee considered the criteria to evaluate an initial business combination set by ClimateRock’s management team in the ClimateRock IPO prospectus and the fairness and reasonableness of the Business Combination. The Special Committee has determined that GreenRock meets the criteria set in the ClimateRock IPO prospectus. Specifically, the following was taken into consideration:

•        the status of its pipeline projects,

•        historical performance,

•        confirmations that historical financials were audited,

•        going concern memoranda,

•        projected financials,

•        sensitivity analysis of projections,

•        presence of a fairness opinion,

•        secured and unsecured revenues based on signed contracts,

•        expected cash to be available with Pubco to conduct operations and implement its growth plans,

•        waterfall mechanisms for any payments from the funds raised, and

•        the ability of Pubco to raise funds in the future to meet its growth targets.

In addition to considering the factors described above, the Special Committee also considered other factors including, without limitation, the various other risks associated with GreenRock’s business, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

Based on the above, the members of the Special Committee are of the opinion that the Business combination is in the best interests of ClimateRock shareholders and recommends that the shareholders approve and adopt the Business Combination and approve and adopt any other proposals that are required for the consummation of the relevant transactions.

Certain Unaudited Prospective Financial Information of GreenRock

GreenRock does not as a matter of course make public projections as to future revenues, performance, financial condition or other results. However, GreenRock’s management prepared and provided to its board of directors, ClimateRock and ClimateRock’s financial advisors certain internal, unaudited prospective financial information in connection with their evaluation of the Transactions. GreenRock’s management prepared that prospective financial information based on their judgment and assumptions regarding the future financial performance of GreenRock. The inclusion below of the prospective financial information should not be regarded as an indication that GreenRock or any other recipient of this information considered — or now considers — it to be necessarily predictive of actual future results.

The unaudited prospective financial information is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year.

While presented in this proxy statement/prospectus with numeric specificity, the information set forth in the summary below was based on numerous variables and assumptions that are inherently uncertain and reflect factors whose outcomes are beyond the control of GreenRock’s management, including, among other things, the matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” GreenRock believes the assumptions used in preparation of the prospective financial information were reasonable as of [____], the date that GreenRock’s management prepared the prospective financial information, given the information GreenRock had at that time. However, important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to GreenRock’s business, industry performance, the regulatory environment, and general business and economic conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change. The unaudited prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. In the view of GreenRock’s management, the prospective financial information was prepared on a reasonable basis, reflecting the best then currently available estimates and judgments, and presented, to the best of management’s knowledge and belief, GreenRock’s expected course of action and future financial performance.

However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.

Neither GreenRock’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The audit reports included in this proxy statement/prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, GREENROCK DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE PROSPECTIVE FINANCIAL INFORMATION. THE PROSPECTIVE FINANCIAL INFORMATION DOES NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW. NONE OF GREENROCK, CLIMATEROCK OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY GREENROCK SHAREHOLDER, CLIMATEROCK SHAREHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROSPECTIVE FINANCIAL INFORMATION OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.

The prospective financial information was based on several renewable energy market assumptions, many of which may differ substantially in the future due to changes in macroeconomic and political conditions. In that regard, assumptions such as project sale prices per megawatt, development costs or margins, the requirement for additional financing and the other assumptions noted below, could experience a degree of volatility between the expectations of GreenRock’s management and actual results.

The following table illustrates the key elements of the prospective financial information, which was prepared by GreenRock management on [______], 2024.

[__________]

Summary of the Opinion of ClimateRock’s Financial Advisor

ClimateRock retained Newbridge to act as its financial advisor in connection with the Business Combination and to provide an independent fairness opinion to the ClimateRock Board. Newbridge, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. ClimateRock selected Newbridge to act as its financial advisor in connection with the Business Combination on the basis of Newbridge’s experience in similar transactions and its reputation in the investment community.

On December 27, 2023, at a meeting of the ClimateRock Board held to evaluate the Business Combination, Newbridge delivered to the ClimateRock Board an oral opinion, which was later confirmed by delivery of a written opinion, dated December 27, 2023, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its written opinion, (i) the Merger Consideration is fair, from a financial point of view, to ClimateRock and ClimateRock’s unaffiliated public stockholders and (ii) GreenRock has an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account for the benefit of ClimateRock’s public stockholders (excluding deferred underwriting commissions and taxes payable on the income earned on the Trust Account).

The full text of Newbridge’s written opinion to the ClimateRock Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D hereto and is incorporated by reference herein in its entirety. The following summary of Newbridge’s opinion is qualified in its entirety by reference to the full text of the opinion. Newbridge delivered its opinion to the ClimateRock Board for the benefit and use of the ClimateRock Board (in its capacity as such) in connection with and for purposes of its evaluation of the Business Combination from a financial point of view. Newbridge’s opinion also does not address the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might exist for ClimateRock, or the underlying business decision of ClimateRock whether to proceed with those business strategies or transactions.

In connection with rendering its opinion, Newbridge, among other things:

•        Considered our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions, and business and securities valuations generally;

•        Reviewed a draft of the Business Combination Agreement, dated December 27th, 2023;

•        Reviewed ClimateRock’s publicly available historical financial results, as well as certain publicly available information concerning the trading of, and the trading market for, the ordinary shares of ClimateRock since its IPO in May 2022;

•        Reviewed publicly available financial information of ClimateRock filed with the U.S. Securities & Exchange Commission, including its Form 10-Qs, Form 10-Ks, and certain reports on material events filed on Forms 8-K between May 3rd, 2022, and December 27th, 2023;

•        Conducted discussions with GreenRock’s management team to better understand GreenRock’s recent business history, and near-term financials;

•        Reviewed a financial model of GreenRock with historical and future financial projections (including potential revenue growth, EBITDA and EBITDA margins) provided by the Company’s management team;

•        Performed a public company comparable analysis of similar companies to GreenRock that trade on stock exchanges in Europe and Canada, and operate in the “Renewable Electricity” sector, to derive certain forward Enterprise Value/EBITDA multiples; and

•        Performed an M&A transaction comparable analysis of similar companies to GreenRock that are headquartered in Europe, and operate in the “Renewable Electricity” sector, to derive certain forward Enterprise Value/EBITDA multiples.

Newbridge also considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria which it deemed relevant. In conducting its review and arriving at its opinion, Newbridge did not independently verify any of the foregoing information and Newbridge assumed and relied upon such information being accurate and complete in all material respects, and Newbridge further relied upon the assurances of management of ClimateRock that they are not aware of any facts that would make any of the information reviewed by Newbridge inaccurate, incomplete or misleading in any material respect. In addition, Newbridge has not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities, including any ongoing litigation and administrative investigations, if any, of GreenRock, nor has Newbridge been furnished with any such valuation or appraisal. In addition, Newbridge has not assumed any obligation to conduct, nor has it conducted, any physical inspection of the properties or facilities of GreenRock.

The issuance of Newbridge’s opinion was approved by an authorized internal committee of Newbridge. Newbridge’s opinion is necessarily based on economic, financial, market and other conditions as they exist and can be evaluated on, and the information made available to it on, December 27, 2023, the date of such opinion. Newbridge expressed no opinion as to the underlying valuation, future performance or long-term viability of ClimateRock and its successors. Further, Newbridge expressed no opinion as to what the value of the shares of ClimateRock’s Common Stock actually will be when the Business Combination is consummated or the prices at which shares of [ClimateRock Class A Common Stock] will trade at any time. It should be understood that, although subsequent developments may affect Newbridge’s opinion, Newbridge does not have any obligation to update, revise or reaffirm its opinion and has expressly disclaimed any responsibility to do so.

Newbridge’s opinion and analyses were one of many factors considered by the ClimateRock Board in evaluating the proposed Business Combination. Neither Newbridge’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the ClimateRock Board, or ClimateRock’s management with respect to any determinations made regarding the Business Combination or the Merger Consideration.

The following represents a brief summary of the material financial analyses reviewed by the ClimateRock Board and performed by Newbridge in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Newbridge, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Newbridge. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Newbridge.

Comparable Public Company Analysis

To calculate the implied equity value of GreenRock, Newbridge obtained the median Equity Value of ten (10) comparable public companies that Newbridge believed had the most similarities to it. The public company comparables were selected using the following criteria: (i) listed on a Stock Exchange in Europe or Canada, (ii) operate in the Renewable Electricity sector, and (iii) had forecasted EBITDA estimates for 2024. Newbridge did not exclude any companies meeting such selection criteria from its comparable public company analysis.

The average EV/2024E EBITDA multiple of such comparable public companies operating in the “Renewable Electricity” sector was 11.8x; this datapoint was multiplied by the 2024E EBITDA ($38.7M) of GreenRock to obtain an Enterprise Value of $455.7M. The net debt of -$2.9M for GreenRock was removed from Enterprise Value to obtain an implied equity value using this analysis of $458.6M.

The tables below summarize certain observed historical financial performance and equity values of the selected public companies that were sourced from S&P Capital IQ data as of December 26, 2023.

Renewable Electricity	26-12-2023		Balance Sheet		Income Statement EBITDA 2024E	Valuation Multiples EBITDA 2024E
	Symbol	Stock Price	Market Capitalization	Enterprise Value
Company Name
Neoen S.A.	ENXTPA:NEOEN	$32.90	$4,999.50	$7,714.90	$554.00	13.9x
Boralex Inc.	TSX:BLX	$25.10	$2,575.50	$5,186.50	$522.20	9.9x
Solaria Energía y Medio Ambiente, S.A.	BME:SLR	$20.30	$2,531.90	$3,599.70	$272.50	13.2x
Innergex Renewable Energy Inc.	TSX:INE	$6.90	$1,418.40	$6,034.50	$560.00	10.8x
Voltalia SA	ENXTPA:VLTSA	$10.50	$1,381.10	$2,982.40	$268.10	11.1x
Greenvolt – Energias Renováveis, S.A.	ENXTLS:GVOLT	$9.00	$1,250.30	$1,994.00	$178.30	11.2x
Scatec ASA	OB:SCATC	$7.80	$1,232.10	$3,407.60	$369.30	9.2x
Energiekontor AG	XTRA:EKT	$87.90	$1,224.60	$1,542.90	$138.80	11.1x
Grenergy Renovables, S.A.	BME:GRE	$36.10	$1,083.00	$1,617.60	$121.10	13.4x
Ecoener, S.A.	BME:ENER	$4.20	$238.20	$533.10	$38.30	13.9x
($ in millions, except per share data)	AVERAGE		$1,793.5	$3,461.3	$302.3	11.8x

Comparable Precedent M&A Transaction Analysis

Newbridge analyzed the last ~3 years (since January 2021) of M&A transaction data in the Renewable Electricity sector to find similar transactions where the targets being acquired most resembled GreenRock. The universe of transactions where there were similarities to GreenRock, and where financial data was recorded for the transaction value was generally limited, as is usually the case versus Public Comparables. The criteria used for the selected transactions were those in which the targets most resembled GreenRock, and included (i) Targets with business models in the “Renewable Electricity” sector, (ii) transactions that occurred with companies headquarters in Europe, and (iii) where the identified the Enterprise Value/EBITDA multiple was known.

Newbridge obtained the average EV/2024E EBITDA multiple of 15.0x from this dataset; this multiple was then adjusted downward by 7.5% (which is the difference in the 2023 vs. 2024 EV/EBITDA public company multiple) to get 13.9x. This was done to account for taking a backwards looking datapoint (last ~3 years of EV/EBITDA multiple data) and applying it to forward (2024) EBITDA. This datapoint was multiplied by the 2024E EBITDA ($38.7M) of GreenRock to obtain an Enterprise Value of $536.8M. The net debt of -$2.9M for GreenRock was removed from Enterprise Value to obtain an implied equity value using this analysis of $539.7M.

The table below summarizes the Comparable Precedent M&A Transaction data set, and was sourced from S&P Capital IQ data as of December 26, 2023.

M&A Comparables Analysis (2021 — Present)

M&A Closed Date	Headquarters	Target/Issuer	Implied Equity Value	Enterprise Value/ EBITDA	Buyers/Investors
03-15-2023	Norway	Scatec ASA (OB:SCATC)	$912.4	12.0x	Equinor ASA (OB:EQNR)
12-20-2022	United Kingdom	ContourGlobal Limited	$2,180.1	7.1x	KKR & Co. Inc. (NYSE:KKR)
09-09-2022	France	Albioma (ENXTPA:ABIO)	$1,698.1	13.6x	KKR & Co. Inc. (NYSE:KKR)
09-05-2022	Sweden	Slitevind AB	$88.1	18.9x	Orrön Energy Holding AB
07-31-2022	Spain	Greenalia, S.A.	$407.8	15.0x	Alazady España, Sl; Smarttia Spain, S.L.U.
05-16-2022	Italy	Falck Renewables S.p.A.	$2,989.5	19.1x	J.P. Morgan Investment Management Inc.
11-01-2021	Spain	Solarpack Corporacion Tecnologica, S.A.	$1,067.9	20.7x	EQT Partners AB
06-30-2021	United Kingdom	Tilbury Power Plant	$349.0	13.7x	Equitix Limited; Greenvolt-Energias Renováveis, S.A. (ENXTLS:GVOLT)
01-29-2021	Norway	SN Power AS	$1,108.2	9.0x	Scatec ASA (OB:SCATC)
01-11-2021	Spain	Audax Renovables, S.A. (BME:ADX)	$1,177.1	25.4x	Indumenta Pueri, S.L.; Global Portfolio Investments, S. L.
			Average	15.0x
			FWD Adjusted	13.9x

Miscellaneous

The discussion set forth above is a summary of the material financial analyses presented by Newbridge to the ClimateRock Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by Newbridge in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Newbridge believes that its analyses summarized above must be considered as a whole. Newbridge further believes that selecting portions of its analyses and the factors considered, or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Newbridge’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, Newbridge considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of ClimateRock and GreenRock. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Newbridge’s view of the actual values of ClimateRock Common Stock.

Conclusion

The values derived from the different analyses that Newbridge used show a range between $458.6 million to $539.7 million. The Merger Consideration to be paid by ClimateRock of $446.0 million is below the valuation ranges of the financial analyses described above.

Based on its analysis, it is Newbridge’s opinion that, (i) the Consideration is fair, from a financial point of view, to ClimateRock and ClimateRock’s unaffiliated public stockholders and (ii) GreenRock has an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (excluding deferred underwriting fees and taxes payable on the income earned on the Trust Account).

The type and amount of consideration payable in the Business Combination was determined through negotiations between ClimateRock and GreenRock, and was approved by the ClimateRock Board. The decision to enter into the Business Combination Agreement was solely that of the ClimateRock Board. As described above, Newbridge’s opinion (and related analyses) was only one of many factors considered by the ClimateRock Board in its evaluation of the Business Combination and should not be viewed as determinative of the views of the ClimateRock or GreenRock’s management with respect to the Business Combination.

Fees and Expenses

As compensation for Newbridge’s services in connection with the rendering of its opinion to the ClimateRock Board, ClimateRock agreed to pay Newbridge a fee of $70,000. $10,000 of the fee was paid as a retainer, $35,000 was paid upon delivery of the opinion, and the remaining $25,000 of which is payable upon consummation of the Business Combination. No portion of Newbridge’s fee is refundable or contingent upon the conclusion reached in its opinion.

Satisfaction of 80% Test

It is a requirement under the ClimateRock Memorandum and Articles that any business acquired by ClimateRock has a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding any deferred underwriting fees and any taxes payable on the Trust Account balance) at the time of the execution of a definitive agreement for an initial Business Combination.

As of December 31, 2023, the date of the execution of the Business Combination Agreement, the balance of the funds in the Trust Account was approximately $28,508,213 and 80% thereof represented approximately $22,645,642.

The ClimateRock board of directors believes that because of the financial skills and background of its directors, it was qualified to conclude that the acquisition of GreenRock met the 80% requirement. Based on the fact that the $500 million fair market value of GreenRock (as described above) was in excess of the threshold of approximately $22,806,570, representing 80% of the balance of the funds in the Trust Account as of the date of execution of the Business Combination Agreement, the ClimateRock board determined that the fair market value of GreenRock was substantially in excess of 80% of the funds in the Trust Account and that the 80% test was satisfied.

Interests of ClimateRock’s Initial Shareholders, Directors and Officers in the Business Combination

As you consider the recommendation of the board of directors of ClimateRock to vote in favor of approval of the Business Combination Proposal, the Merger Proposal and the Adjournment Proposal, you should keep in mind that ClimateRock’s Initial Shareholders and its directors and executive officers have interests in such proposals that are different from, or in addition to, those of ClimateRock shareholders generally. These interests include, among other things, the following.

•        If the Business Combination with GreenRock or another business combination is not consummated by May 2, 2024 (or any later date to which it may be extended, the “Business Combination Deadline”), ClimateRock will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, the 1,968,750 Founder Shares held by ClimateRock’s Initial Shareholders, including certain directors and officers, would be worthless because ClimateRock’s Initial Shareholders are not entitled to participate in any Redemption or distribution with respect to those shares. The Founder Shares had an aggregate market value of approximately $            million based upon the closing price of ClimateRock’s ordinary shares of $            per share on Nasdaq on            , 2024, and were originally purchased for an aggregate of $25,000. As a result, a business combination would likely enable ClimateRock’s Initial Shareholders to recoup their investment in ClimateRock and make a substantial profit, even if Pubco Ordinary Shares lose significant value. Accordingly, ClimateRock’s management team, which owns interests in the Sponsor, have an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•        The Sponsor purchased an aggregate of 3,762,500 Private Warrants for $3,762,500 simultaneously with the consummation of the Initial Public Offering. The Private Warrants had an aggregate market value of $            based upon the closing price of ClimateRock’s Warrants of $            per unit on Nasdaq on            ,

2024. If ClimateRock is unable to complete a business combination by the Business Combination Deadline, the Private Warrants would expire worthless and the Sponsor would be unable to recoup its investment in ClimateRock. Accordingly, ClimateRock’s management team, which owns interests in the Sponsor, has an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•        Gluon shall be entitled to receive a Transaction Success Fee of up to $250,000 if ClimateRock consummates a business combination, subject to the terms Gluon Engagement Letter. In addition, Gluon will be entitled, with respect to any financing undertaken by ClimateRock with a party that Gluon introduces during the term of the Gluon Engagement Letter, to the following fees: (i) for a financing involving an issuance of ClimateRock’s senior, subordinated and/or mezzanine debt securities, a cash fee payable at any closing equal to 2.0% of the gross proceeds received by ClimateRock at such closing and (ii) for a financing involving equity, equity-linked or convertible securities, a cash fee payable at each closing equal to 5.0% of the gross proceeds received by ClimateRock at such closing. Gluon has been engaged to act in a consultancy role for the management and coordination of the ClimateRock’s initial business combination and the coordination of many advisors involved in the Business Combination and the integration of their respective services. Gluon’s engagement has been approved by ClimateRock’s Audit Committee and board of directors. The managing partner of Gluon is Per Regnarsson, who is the Chief Executive Officer and a director of ClimateRock; Abhishek Bawa, the Chief Financial Officer of ClimateRock, serving as a Partner at Gluon. Mr. Regnarsson, in his role of CEO, has been heavily involved, among other things, in negotiations with GreenRock and communication with ClimateRock’s board of directors. Simultaneously with Maxim, Gluon has been working to secure PIPE Financing for the Business Combination, and if Gluon’s efforts lead to PIPE funding of either debt or equity, Gluon will be entitled to receive a fee. Accordingly, ClimateRock’s management team have an economic incentive to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

•        If the Business Combination with GreenRock is consummated, ClimateRock’s Initial Shareholders, including certain directors and officers of ClimateRock, would receive ownership of a substantial number of ordinary shares of Pubco, which they would not receive absent completion of a business combination. Accordingly, ClimateRock’s management team have an economic incentive that differs from that of the Public Shareholders to pursue and consummate an initial business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation. The actual number of Pubco Ordinary Shares that the Initial Shareholders would own after the Closing will depend upon several factors, including the number of redemptions of Public Shares and the number of Warrants exercised. Taking into account the automatic conversion of Rights into ordinary shares, and excluding the effects of any PIPE Financing, after the Closing, the Initial Shareholders would own (i) if there are no redemptions and prior to the exercise of any Warrants, approximately [__]% of Pubco’s total ordinary shares, (ii) if there are maximum redemptions and prior to the exercise of any Warrants, approximately [__]% of Pubco’s total ordinary shares outstanding, (iii) if there are no redemptions and assuming full exercise of all Warrants, approximately [__]% of Pubco’s total ordinary shares, and (iv) if there are maximum redemptions and assuming full exercise of all Warrants, approximately [__]% of Pubco’s total ordinary shares outstanding.

•        ClimateRock’s Initial Shareholders, including its officers and directors and their affiliates, are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on ClimateRock’s behalf, such as identifying and investigating possible business targets and business combinations. However, if ClimateRock fails to consummate a business combination within the time period required under its organizational documents, these persons will not have any claim against the Trust Account for reimbursement. Accordingly, ClimateRock may not be able to reimburse these expenses if the Business Combination with GreenRock or another business combination is not completed by the Business Combination Deadline. As of the date of this proxy statement/prospectus, ClimateRock’s Initial Shareholders have not yet reported any out-of-pocket expenses for which they would be entitled to reimbursement.

•        ClimateRock’s existing directors and officers will be eligible for continued indemnification and continued coverage under ClimateRock’s directors’ and officers’ liability insurance after the Business Combination and pursuant to the Business Combination Agreement.

•        In connection with ClimateRock’s shareholders approving the extension of the Business Combination Deadline, ClimateRock has issued the Extension Note in the aggregate principal amount of up to $900,000to the Sponsor, pursuant to which the Sponsor agreed to provide ClimateRock with equal monthly installments of $75,000 ($0.029 per remaining Public Share) to be deposited into the Trust Account until ClimateRock completes its initial business combination. As of the date of this proxy statement/prospectus, ClimateRock has drawn under the Extension Note and deposited into the Trust Account $($675,000).

•        The Sponsor, its officers and directors or their respective affiliates may, but are not obligated to, loan to ClimateRock the funds it requires to pay the transaction costs for a business combination. If ClimateRock completes a business combination, it will repay any Working Capital Loans, without interest, in cash, or at the lender’s discretion, by converting up to $1,500,000 of the notes into Working Capital Warrants at a price of $1.00 per Warrant. If ClimateRock does not complete a business combination, it may use funds it holds outside the Trust Account to repay the Working Capital Loans, but it may not use proceeds held in the Trust Account for this purpose. To date, ClimateRock has entered into four loan agreements with Eternal BV, a company controlled by Charles Ratelband V, the Executive Chairman of ClimateRock’s board of directors. The Eternal Loans are unsecured and do not bear interest and mature on various dates between March 31, 2024 and March 31, 2025. As of the date of this proxy statement/prospectus, ClimateRock has drawn approximately $1,835,000 under the Eternal Loans. Because the Eternal Loans may not be repaid from the proceeds of the Trust Account if ClimateRock does not complete a business combination, the Executive Chairman of ClimateRock’s board of directors has an economic incentive to complete a business combination, even if that business combination were with a target company or on terms less favorable to Public Shareholders than liquidation.

Potential Purchases of Public Shares

In connection with the shareholder vote to approve the Business Combination, the Sponsor, ClimateRock’s directors, officers, advisors or any of their respective affiliates (collectively, the “ClimateRock Affiliated Parties”) may purchase Public Shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. There is no limit on the number of Public Shares the ClimateRock Affiliated Parties may purchase in such transactions, subject to compliance with applicable law and the rules of the Nasdaq. However, any such purchases will be subject to limitations regarding possession of any material nonpublic information not disclosed to the seller of such shares and they will not make any such purchases if such purchases are prohibited by Regulation M or the tender offer rules under the Exchange Act. Any such privately negotiated purchases may be effected at purchase prices that are no greater than the per share pro rata portion of the Trust Account. However, the ClimateRock Affiliated Parties have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions. None of the ClimateRock Affiliated Parties will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such Public Shares, during a restricted period under Regulation M under the Exchange Act or on any terms prohibited by the tender offer rules, to the extent applicable. Such a purchase could include a contractual acknowledgement that such shareholder, although still the record holder of such Public Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such shareholder to vote such shares in a manner directed by the purchaser.

In the event that any of the ClimateRock Affiliated Parties purchase Public Shares in open market transactions or in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. ClimateRock does not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act. Pursuant to the SEC’s Compliance and Disclosure Interpretation 166.01, purchases of Public Shares by the ClimateRock Affiliated Parties generally have an indicia of being a tender offer; however, SEC staff has indicated that it will not object to purchases by a SPAC sponsor or its affiliates outside of the redemption offer as long as the following conditions are satisfied:

•        this proxy statement/prospectus discloses the possibility that the ClimateRock Affiliated Parties will purchase Public Shares outside the process for redeeming Public Shares, along with the purpose of such purchases;

•        the ClimateRock Affiliated Parties will purchase Public Shares at a price no higher than the price offered through the Public Share redemption process described in this proxy statement/prospectus;

•        this proxy statement/prospectus includes a representation that any Public Shares purchased by the ClimateRock Affiliated Parties would not be voted in favor of approving the Business Combination;

•        the ClimateRock Affiliated Parties do not possess any redemption rights with respect to the Public Shares or, if they possess redemption rights, they waive those rights (See “The Business Combination Proposal — The Business Combination Agreement and Related Agreements — Holder Support Agreement”); and

•        ClimateRock discloses in a Form 8-K, prior to the Meeting, the following:

•        the amount of Public Shares purchased outside of the Public Share redemption process described in this proxy statement/prospectus by the ClimateRock Affiliated Parties, along with the purchase price;

•        the purpose of the purchases by the ClimateRock Affiliated Parties;

•        the impact, if any, of the purchases by the ClimateRock Affiliated Parties on the likelihood that the Business Combination will be approved;

•        the identities of ClimateRock security holders who sold to the ClimateRock Affiliated Parties (if not purchased on the open market) or the nature of ClimateRock security holders (e.g., 5% security holders) who sold to the ClimateRock Affiliated Parties; and

•        the number of Public Shares for which ClimateRock has received redemption requests pursuant to the Public Share redemption process described in this proxy statement/prospectus.

Any such purchases effectuated by the ClimateRock Affiliated Parties will comply with such conditions.

The purpose of such share purchases and other transactions would be to decrease the number of redemptions to provide additional financing to Pubco following the closing of the Business Combination or to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met; however, pursuant to SEC guidance, if the ClimateRock Affiliated Parties purchase Public Shares in privately negotiated transactions or in the open market prior to the completion of the Business Combination, such Public Shares would not be voted in favor of the Proposals. Any such purchases of ClimateRock’s Public Shares may result in the completion of the Business Combination under circumstances where it may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of ClimateRock may be reduced and the number of beneficial holders of ClimateRock’s securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of ClimateRock’s securities on a national securities exchange.

The ClimateRock Affiliated Parties anticipate that they may identify the shareholders with whom the ClimateRock Affiliated Parties may effect such shares pursuant to open market purchase or pursue privately negotiated purchases by either the shareholders contacting them directly or by receipt of redemption requests submitted by shareholders following mailing of proxy materials in connection with the Business Combination. To the extent that the ClimateRock Affiliated Parties purchase Public Shares in open market transactions or enter into a privately negotiated purchases, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Business Combination, whether or not such shareholder has already submitted a proxy with respect to the Business Combination but only if such shares have not already been voted at the Meeting. The ClimateRock Affiliated Parties will select which shareholders to purchase shares from based on the negotiated price and number of Public Shares and any other factors that they may deem relevant, and will only purchase Public Shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Recommendation of ClimateRock’s Board of Directors

After careful consideration of the matters described above, and, particularly, GreenRock’s historical performance, potential for growth, the experience of GreenRock’s management, GreenRock’s competitive positioning, its customer relationships, and technical skills, the Special Committee determined unanimously that each of the Business Combination Proposal, the Merger Proposal and the Adjournment Proposal, if presented, was advisable and in the best interests of ClimateRock and its shareholders and unanimously recommend that you vote or give instructions to vote “FOR” each of these proposals.

The foregoing discussion of the information and factors considered by the Special Committee is not meant to be exhaustive but includes the material information and factors considered by the Special Committee as well as any other factors that the board of directors deemed relevant.

Pubco’s Amended and Restated Memorandum and Articles of Association

At or prior to the consummation of the Business Combination, the board of directors and shareholders of Pubco will amend and restate Pubco’s memorandum and articles of association. Pubco’s Amended and Restated Memorandum and Articles of Association will reflect the following material differences from ClimateRock’s current amended and restated memorandum and articles of association, as amended:

•        Pubco’s corporate existence is perpetual as opposed to ClimateRock’s corporate existence terminating if a Business Combination is not consummated by ClimateRock within a specified period of time; and

•        Pubco’s Amended and Restated Memorandum and Articles of Association do not include the various provisions applicable only to special purpose acquisition corporations that ClimateRock’s memorandum and articles of association contains.

For more information regarding Pubco’s Amended and Restated Memorandum and Articles of Association, see the section entitled “Description of Pubco Securities”.

Comparison of Corporate Governance and Shareholder Rights

There are certain differences in the rights of Pubco’s shareholders and ClimateRock’s shareholders prior to the Business Combination and following the consummation of the Business Combination. Please see the section of this proxy statement/prospectus entitled “Description of Pubco Securities.”

Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings with the Cayman Registrar necessary to effectuate the Mergers, which will be filed on behalf of ClimateRock and SPAC Merger Sub (in respect of the SPAC Merger) and GreenRock and Company Merger Sub (in respect of the Company Merger) with the Cayman Registrar following the approval of the Business Combination Proposal and the Merger Proposal and satisfaction of all other conditions not waived by the applicable parties under the Business Combination Agreement.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with IFRS. Under this method of accounting, ClimateRock will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the current shareholders of GreenRock having a majority of the voting power of the post-combination company, GreenRock senior management comprising all of the senior management of the post-combination company, the relative size of GreenRock compared to ClimateRock, and GreenRock operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the

Business Combination will be treated as the equivalent of GreenRock issuing stock for the net assets of ClimateRock, accompanied by a recapitalization. The net assets of ClimateRock will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of GreenRock.

Material U.S. Federal Income Tax Considerations

This section describes the material U.S. federal income tax considerations for certain beneficial owners of Public Shares, Public Rights and Public Warrants (collectively, the “Public Securities”) of (i) electing to have their Public Shares redeemed for cash if the Business Combination is completed, (ii) the Business Combination and (iii) the ownership and disposition of Pubco Ordinary Shares and Pubco Public Warrants acquired pursuant to the Business Combination. Because the components of a Public Unit are generally separable at the option of the holder, the holder of a Public Unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Public Securities that comprise a Public Unit. As a result, the discussion below with respect to holders of Public Securities should also apply to holders of Public Units (as the deemed owners of the underlying Public Securities comprising the Public Units). This discussion applies only to Public Securities, Pubco Ordinary Shares and Pubco Public Warrants held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and does not discuss all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances or status, including alternative minimum tax and Medicare contribution tax consequences, or holders who are subject to special rules, including:

•        brokers, dealers and other investors that do not own their Public Securities or Pubco Ordinary Shares or Pubco Public Warrants as capital assets;

•        traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax deferred accounts;

•        banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

•        U.S. expatriates or former long-term residents of the United States;

•        persons that own (directly, indirectly, or by attribution) 5% or more (by vote or value) of the Public Shares or Pubco Ordinary Shares;

•        partnerships or other pass-through entities for U.S. federal income tax purposes, or beneficial owners of partnerships or other pass-through entities;

•        persons holding Public Securities or Pubco Ordinary Shares or Pubco Public Warrants as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;

•        persons required to accelerate the recognition of any item of gross income with respect to Public Securities or Pubco Ordinary Shares or Pubco Public Warrants as a result of such income being recognized on an applicable financial statement;

•        persons whose functional currency is not the U.S. dollar;

•        persons that received Public Securities or Pubco Ordinary Shares or Pubco Public Warrants as compensation for services;

•        persons subject to the market-to-market tax accounting rules;

•        governments or agencies or instrumentalities thereof; or

•        controlled foreign corporations or passive foreign investment companies.

If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of Public Securities or Pubco Ordinary Shares or Pubco Public Warrants, the U.S. federal income tax treatment of a partner, member or other beneficial owner in such partnership or other pass-through entity generally will depend on the status of the partner, member or other beneficial owner and the activities of the partnership or other pass-through entity. If you are a partner, member or other beneficial owner of a partnership or other pass-through entity holding Public Securities, you are urged to consult your own tax advisor regarding the tax consequences with respect to the Public Securities, Pubco Ordinary Shares, and Pubco Public Warrants.

This discussion is based on the Code, its legislative history, existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”), published rulings by the U.S. Internal Revenue Service (the “IRS”) and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. This discussion is necessarily general and does not address all aspects of U.S. federal income taxation, including the effect of the U.S. federal alternative minimum tax, or U.S. federal estate and gift tax, or any state, local or non-U.S. tax laws to a holder of Public Securities or Pubco Ordinary Shares or Pubco Public Warrants. We have not and do not intend to seek any rulings from the IRS regarding the Business Combination or the other matters discussed herein. There is no assurance that the IRS will not take positions concerning the tax consequences of the Business Combination or the other matters discussed herein that are different from those discussed below, or that any such different positions would not be sustained by a court.

ALL HOLDERS OF PUBLIC SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE BUSINESS COMBINATION AND CONSIDERATIONS RELATING TO THE OWNERSHIP AND DISPOSITION OF PUBCO ORDINARY SHARES AND PUBCO PUBLIC WARRANTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

Allocation of Purchase Price and Characterization of a Public Unit

No statutory, administrative or judicial authority directly addresses the treatment of a Public Unit or instruments similar to a Public Unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a Public Unit should be treated for U.S. federal income tax purposes as the acquisition of one Public Share, one Public Right and one-half of one Public Warrant. For U.S. federal income tax purposes, each holder of a Public Unit should allocate the purchase price paid by such holder for such Public Unit among the one Public Share, one Public Right and one-half of one Public Warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each holder must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, each holder is strongly urged to consult his or her tax advisor regarding the determination of value for these purposes. The portion of the purchase price allocated to each Public Share, Public Right and one-half of one Public Warrant should be the holder’s initial tax basis in such share, right or one-half of one warrant, as applicable. Any disposition of a Public Unit should be treated for U.S. federal income tax purposes as a disposition of the Public Share, Public Right and one-half of one Public Warrant, and the amount realized on the disposition of a Public Unit should be allocated among such share, right and one-half of one warrant based on their respective relative fair market values (as determined based on all the relevant facts and circumstances). The separation of the Public Share, Public Right and the one-half of one Public Warrant constituting a Public Unit, and the combination of two one-half Public Warrants into one Public Warrant, should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the Public Shares, Public Rights and Public Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Public Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or in the discussion below. Accordingly, each holder is urged to consult its tax advisors regarding the tax consequences with respect to a Public Unit (including alternative characterizations of a Public Unit). The balance of this discussion assumes that the characterization of the Public Units described above is respected for U.S. federal income tax purposes.

U.S. Holders

The section applies to you if you are a U.S. holder. For purposes of this discussion, a U.S. holder means a beneficial owner of Public Securities or Pubco Ordinary Shares or Pubco Public Warrants that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income tax regardless of its source; or

•        a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Tax Consequences of the Business Combination

This section is subject to the discussion below under “— Application of the Passive Foreign Investment Company Rules to the Business Combination.”

It is the opinion of ClimateRock’s counsel, ArentFox Schiff LLP, that the SPAC Merger will qualify as part of an exchange described in Section 351 of the Code (when taken together with certain other transactions in connection with the Business Combination). However, there can be no assurance that the IRS will not successfully challenge this position, and if so, then the exchange of Public Shares for Pubco Ordinary Shares will be a taxable exchange, and the tax consequences described herein will be materially different from those described below. The remainder of this discussion assumes that the SPAC Merger qualifies as part of an exchange described in Section 351 of the Code. In rendering this opinion, counsel may require and rely upon representations contained in letters and certificates to be received from ClimateRock and Pubco. If the letters or certificates are incorrect, the conclusions reached in the tax opinion may not be correct. In addition, the opinion will be subject to certain qualifications and limitations as set forth therein. Assuming such qualification as an exchange described in Section 351 of the Code, a U.S. holder with no Public Warrants or Public Rights that receives Pubco Ordinary Shares in exchange for Public Shares in the Mergers will not recognize any gain or loss on such exchange. In such case, the aggregate adjusted tax basis of the Pubco Ordinary Shares received in the Mergers by such a U.S. holder will be equal to the adjusted tax basis of the Public Shares exchanged therefor. The holding period of the Pubco Ordinary Shares will include the holding period during which the Public Shares exchanged therefor were held by such U.S. holder.

The appropriate U.S. federal income tax treatment of Public Warrants received in the Mergers is uncertain because, as described below, it is unclear whether the SPAC Merger, in addition to qualifying as part of an exchange described in Section 351 of the Code, will also qualify as a “reorganization” under Section 368(a) of the Code. If the SPAC Merger qualifies as part of an exchange governed only by Section 351 of the Code and not as a reorganization under Section 368(a) of the Code, a U.S. holder with no Public Shares or Public Rights whose Public Warrants automatically convert into Pubco Public Warrants in the Mergers will recognize gain or loss upon such exchange equal to the difference between the fair market value of the Pubco Public Warrants received and such U.S. holder’s adjusted basis in its Public Warrants. A U.S. holder’s basis in its Pubco Public Warrants received in the Mergers will equal the fair market value of the Pubco Public Warrants. A U.S. holder’s holding period in its Pubco Public Warrants will begin on the day after the Mergers. If the SPAC Merger qualifies as a reorganization under Section 368(a) of the Code as well as an exchange under Section 351 of the Code, a U.S. holder with no Public Shares or Public Rights whose Public Warrants automatically convert into Pubco Public Warrants in the Mergers should not recognize gain or loss upon such exchange. In such case, a U.S. holder’s adjusted tax basis in the Pubco Public Warrants received should be equal to the holder’s adjusted tax basis in the Public Warrants exchanged therefor, and the holding period of the Pubco Public Warrants should include the holding period during which the Public Warrants exchange therefor were held by such holder.

If the SPAC Merger qualifies as part of an exchange under Section 351 of the Code and not under Section 368(a) of the Code, a U.S. holder that receives Pubco Ordinary Shares in exchange for Public Shares and whose Public Warrants automatically convert into Pubco Public Warrants in the Mergers will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of gain realized by such holder and (ii) the fair market value of the Pubco Public Warrants received by such holder in such exchange. To determine the amount of gain, if any, that such U.S. holder must recognize, the holder must compute the amount of gain or loss realized as a result of the Mergers on a share-by-share and warrant-by-warrant basis by allocating the aggregate fair market value of (i) the Pubco Ordinary Shares and (ii) the Pubco Public Warrants received by such U.S. holder among the Public Shares and Public Warrants owned by such U.S. holder immediately prior to the Mergers in proportion to their fair market values. Any loss realized by a U.S. holder would not be recognized. In this case, the holding period of the Pubco Ordinary Shares received in the Mergers will include the holding period during which the Public Shares exchanged therefor were held by such U.S. holder, and the holding period of Pubco Public Warrants received in the Mergers will begin on the day after the Mergers. In addition, a U.S. holder’s adjusted tax basis in the Pubco Public Warrants received should be equal to the fair market value of such Pubco Public Warrants, and a U.S. holder’s adjusted tax basis in its Pubco Ordinary Shares generally should equal the tax basis of the Public Shares exchanged therefor, reduced by the fair market value of the Pubco Public Warrants received and increased by any gain recognized.

It is uncertain whether the requirements that must be satisfied in order for the SPAC Merger to qualify as a “reorganization” under Section 368(a) of the Code can be met. For example, it is unclear as a matter of law whether an entity that may not have a historic business, such as ClimateRock, can satisfy the “continuity of business enterprise” requirement under Section 368 of the Code. It is also not known whether “continuity of interest” requirement under Section 368 of the Code will be met by the holders of Public Shares. In addition, reorganization treatment could be adversely affected by events or actions that occur prior to or at the time of the Merger, some of which are outside the control of ClimateRock. For example, the requirements for reorganization treatment could be affected by the magnitude of Public Share redemptions that occur in connection with the Business Combination. If the SPAC Merger were to qualify as a reorganization under Section 368(a) of the Code as well as part of an exchange under Section 351 of the Code, a U.S. holder that receives Pubco Ordinary Shares in exchange for Public Shares and whose Public Warrants automatically convert into a Pubco Public Warrants in the Mergers would not recognize any gain or loss upon the exchange. In such case, a U.S. holder’s tax basis in the Pubco Ordinary Shares and the Pubco Public Warrants received generally would be equal to the U.S. holder’s basis in the Public Shares and Public Warrants exchanged therefor, and the holding period of the Pubco Ordinary Shares and Pubco Public Warrants would include the holding period during which the Public Shares and Public Warrants exchanged therefor were held by such U.S. holder.

U.S. holders should discuss with their tax advisors potential alternative characterizations with respect to the exchange of Public Warrants for Pubco Public Warrants.

The appropriate U.S. federal income tax treatment of the conversion of the Public Rights into Pubco Ordinary Shares is uncertain. In general, ClimateRock intends to take the position that, unless such U.S. holder would otherwise be required to recognize gain that is realized in the Mergers in accordance with the rules described above, (i) a U.S. holder should not recognize gain or loss upon the acquisition of Pubco Ordinary Shares with respect to the Public Rights, (ii) the aggregate adjusted tax basis of such Pubco Ordinary Shares should be equal to the adjusted tax basis of the Public Rights exchanged therefor and (iii) the holding period of the Pubco Ordinary Shares should include the holding period during which the Public Rights exchanged therefor were held by such U.S. holder. U.S. holders should discuss with their tax advisors potential alternative characterizations with respect to the exchange of Public Rights for Pubco Ordinary Shares.

U.S. holders are urged to consult with their tax advisors regarding the tax treatment of their Public Shares, Public Warrants, and Public Rights in connection with the Business Combination.

Application of the Passive Foreign Investment Company Rules to the Business Combination

If ClimateRock is a PFIC, a U.S. holder may be required to recognize gain with respect to their exchange of Public Shares for Pubco Ordinary Shares and Public Warrants for Pubco Public Warrants pursuant to the Mergers, even if such exchange would not otherwise require such U.S. holder to recognize gain pursuant to the rules discussed above.

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business received from unrelated persons) and gains from the disposition of passive assets. The determination of whether a foreign corporation is a PFIC is made annually. Pursuant to a “startup exception,” a foreign corporation will not be a PFIC for the first taxable year the foreign corporation has gross income (the “startup year”) if (1) no predecessor of the foreign corporation was a PFIC; (2) the foreign corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the foreign corporation is not in fact a PFIC for either of those years.

ClimateRock believes that it likely will not be eligible for the startup exception and, based on the composition of its income and assets, believes that ClimateRock will likely be considered a PFIC for the taxable year that includes the Business Combination.

(6)    Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC (including for this purpose exchanging warrants of a PFIC for newly issued warrants in connection with a “reorganization” under Section 368(a) of the Code) recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been proposed with a retroactive effective date. If finalized in their current form, those proposed Treasury Regulations would require gain recognition to U.S. holders of Public Shares and Public Rights (regardless of the qualification of the SPAC Merger as part of an exchange under Section 351 of the Code or as a “reorganization” under Section 368(a) of the Code) and Public Warrants (regardless of the qualification of the SPAC Merger as a “reorganization” under Section 368(a) of the Code) as a result of the Business Combination if            ClimateRock were classified as a PFIC at any time during such U.S. holder’s holding period for such Public Shares, Public Rights or Public Warrants; and

(ii)    In the case of Public Shares, the U.S. holder had not timely made (a) a QEF Election (as defined below) for the first taxable year in which the U.S. holder owned such Public Shares or in which ClimateRock was a PFIC, whichever is later (or a QEF Election along with a purging election), or (b) an MTM Election (as defined below) with respect to such Public Shares. Currently, applicable Treasury Regulations provide that neither a QEF Election nor an MTM Election can be made with respect to warrants or rights.

The tax on any such recognized gain would be imposed based on a complex set of computational rules designed to offset the tax deferral with respect to the undistributed earnings of ClimateRock. Under these rules:

•        the U.S. holder’s gain will be allocated ratably over the U.S. holder’s holding period for such U.S. holder’s Public Securities;

•        the amount of gain allocated to the U.S. holder’s taxable year in which the U.S. holder recognized the gain, or to the period in the U.S. holder’s holding period before the first day of the first taxable year in which ClimateRock was a PFIC, will be taxed as ordinary income;

•        the amount of gain allocated to other taxable years (or portions thereof) of the U.S. holder and included in such U.S. holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. holder without regard to the U.S. holder’s other items of income and loss for such year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. holder in respect of the tax attributable to each such other taxable year (described in the third bullet above) of such U.S. holder.

It is unclear whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted or how any such final Treasury Regulations would apply. Therefore, U.S. holders of Public Shares that have not made a timely and effective QEF Election (or a QEF Election along with a purging election) or an MTM Election (each as defined below) may, pursuant to the proposed Treasury Regulations, be subject to taxation with respect to their Public Securities under the PFIC rules in the manner set forth above. A U.S. holder that made a timely and effective QEF Election (or a QEF Election along with a purging election) or an MTM Election with respect to its Public Shares is referred to herein as an “Electing Shareholder” and a U.S. holder that is not an Electing Shareholder is referred to herein as a “Non-Electing Shareholder.”

The application of the PFIC rules to U.S. holders of Public Warrants and Public Rights is unclear. Proposed Treasury Regulations issued under the PFIC rules generally treats an “option” (which would include a Public Warrant) to acquire the stock of a PFIC as stock of the PFIC, while final Treasury Regulations issued under the PFIC rules provide that the QEF Election does not apply to options and no MTM Election (as defined below) is currently available with respect to options. Therefore, it is possible that the proposed Treasury Regulations, if finalized in their current form, would apply to cause gain recognition to a U.S. holder on the exchange of Public Warrants for Pubco Public Warrants or of Public Rights for PubCo Ordinary Shares in connection with the Business Combination, even if the Merger qualifies as a “reorganization” under Section 368(a) of the Code.

Any gain recognized by a Non-Electing Shareholder of Public Shares (regardless of the qualification of the SPAC Merger as part of an exchange under Section 351 of the Code or as a “reorganization” under Section 368(a) of the Code) or a U.S. holder of Public Warrants (regardless of the qualification of the SPAC Merger as a “reorganization” under Section 368(a) of the Code) as a result of the Business Combination pursuant to PFIC rules generally would be taxable income to such U.S. holder, taxed under the PFIC rules in the manner set forth above, with no corresponding receipt of cash.

Notwithstanding the foregoing, if (1) ClimateRock was a PFIC for any tax year during which a U.S. holder held Public Shares or Public Warrants and (2) Pubco is also a PFIC for the tax year that includes the day after the effective date of the Business Combination, then the proposed Treasury Regulations generally provide that the special rules described above requiring recognition of gain in what would otherwise be a non-recognition transaction will not apply to the exchange of Public Shares for Pubco Ordinary Shares and Public Warrants for Pubco Public Warrants, as applicable, pursuant to the Business Combination. For purposes of this discussion, this exception is referred to as the “PFIC-for-PFIC Exception.” In addition, to qualify for the PFIC-for-PFIC Exception, proposed Treasury Regulations require a U.S. holder to report certain information to the IRS on Form 8621 together with such U.S. holder’s U.S. federal income tax return for the tax year in which the Business Combination occurs.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE BUSINESS COMBINATION, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.

The impact of the PFIC rules on a U.S. holder of Public Shares will depend on whether the U.S. holder has made a timely and effective election to treat ClimateRock as a “qualified electing fund” under Section 1295 of the Code (a “QEF Election”) for the taxable year that is the first year in the U.S. holder’s holding period of Public Shares during which ClimateRock qualified as a PFIC or, if in a later taxable year, the U.S. holder made a QEF Election along with a purging election.

A QEF Election is made on a shareholder-by-shareholder basis and may be revoked only with the consent of the IRS. A U.S. holder generally makes a QEF Election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year of such U.S. holder to which the election relates. Retroactive QEF Elections generally may be made only by filing a protective statement with a U.S. holder’s U.S. federal income tax return and if certain other conditions are met or with the consent of the IRS. U.S. holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF Election under their particular circumstances.

One type of purging election creates a deemed sale of the U.S. holder’s Public Shares at their then fair market value and requires the U.S. holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above. As a result of any such purging election, the U.S. holder would increase the adjusted tax basis in its Public Shares by the amount of the gain recognized and, solely for purposes of the PFIC rules, would have a new holding period in its Public Shares. U.S. holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

A U.S. holder’s ability to make a timely and effective QEF Election (or a QEF Election along with a purging election) with respect to ClimateRock is contingent upon, among other things, the provision by ClimateRock of a PFIC annual information statement to such U.S. holder. If ClimateRock determines that it is a PFIC for any taxable year, ClimateRock will endeavor to provide to a U.S. holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a QEF election, but there can be no assurance that ClimateRock will timely provide such required information. In addition, there is no assurance that ClimateRock will have timely knowledge of its status as a PFIC in the future or of the required information to be provided. An Electing Shareholder generally would not be subject to the adverse PFIC rules discussed above with respect to their Public Shares, except in connection with any Public Warrants held by such Electing Shareholder. As a result, such an Electing Shareholder generally should not recognize income, gain or loss as a result of the Business Combination, except in connection with any Public Warrants held by such Electing Shareholder.

The impact of the PFIC rules on a U.S. holder of Public Shares may also depend on whether the U.S. holder has made a mark-to-market election under Section 1296 of the Code (an “MTM Election”). U.S. holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may elect to mark such stock to its market value if such stock is “marketable stock” (generally, stock that is regularly traded on a national securities exchange that is registered with the SEC). No assurance can be given that the Public Shares are considered to be marketable stock for purposes of the MTM Election or whether the other requirements of this election are satisfied. If such an election is available and has been made, such U.S. holders will generally not be subject to the special taxation rules of Section 1291 of the Code discussed herein with respect their Public Shares in connection with the Business Combination, except in connection with any Public Warrants held by such Electing Shareholder. Instead, in general, the U.S. holder will include as ordinary income each year the excess, if any, of the fair market value of its Public Shares at the end of its taxable year over its adjusted basis in its Public Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Public Shares over the fair market value of its Public Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the MTM Election). The U.S. holder’s basis in its Public Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Public Shares will be treated as ordinary income. Special tax rules may also apply if a U.S. holder makes an MTM Election for a taxable year after the first taxable year in which such U.S. holder holds (or is deemed to hold) Public Shares and for which ClimateRock is treated as a PFIC. An MTM Election is not available with respect to warrants, including the Public Warrants.

If made, an MTM Election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Public Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. holders are urged to consult their own tax advisors regarding the availability and tax consequences of an MTM Election with respect to the Purchase Ordinary Shares under their particular circumstances.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder may have to file an IRS Form 8621 (whether or not a QEF Election or MTM Election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS and may result in significant penalties.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING THE APPLICATION OF THE RULES ADDRESSING OVERLAPS IN THE PFIC RULES. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), AN MTM ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND WHETHER AND HOW ANY OVERLAP RULES APPLY, AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION OR OVERLAP RULE AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Redemption of Public Shares

This section is subject to the discussion below under “— Application of the Passive Foreign Investment Company Rules to the Redemption of Public Shares.”

In the event that a U.S. holder of Public Shares exercises such holder’s right to have such holder’s Public Shares redeemed pursuant to the redemption provisions described herein, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of such stock pursuant to Section 302 of the Code or whether the U.S. holder will be treated as receiving a corporate distribution. Whether that redemption qualifies for sale treatment will depend largely on the total number of Public Shares treated as held by the U.S. holder (including any Public Shares constructively owned by the U.S. holder as a result of, among other things, owning Public Warrants) relative to all of shares of Public Shares both before and after the redemption. The redemption of stock generally will be treated as a sale of the stock (rather than as a corporate distribution) if the redemption is “substantially disproportionate” with respect to the U.S. holder, results in a “complete termination” of the U.S. holder’s interest in ClimateRock or is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also stock that is constructively owned by such U.S. holder. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which generally would include Public Shares that could be acquired pursuant to the exercise of the Public Warrants. In order to meet the substantially disproportionate test, the percentage of ClimateRock’s outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Public Shares must, among other requirements, be less than 80% of the percentage of ClimateRock’s outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either all the stock in ClimateRock actually and constructively owned by the U.S. holder is redeemed or all the stock in ClimateRock actually owned by the U.S. holder is redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The redemption of the Public Shares will not be essentially equivalent to a dividend if a U.S. holder’s redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in ClimateRock. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in ClimateRock will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption of its Public Shares.

If the redemption qualifies as a sale of stock by the U.S. holder under Section 302 of the Code, the U.S. holder generally will be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the Public Shares redeemed. Such gain or loss should be treated as capital gain or loss. A U.S. holder’s tax basis in such holder’s Public Shares generally will equal the cost of such shares. As discussed above, a U.S. holder that purchased Units would have been required to allocate the cost between the Public Shares, the Public Rights and the Public Warrants comprising the Units based on their relative fair market values at the time of the purchase.

If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. holder will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Rules similar to those discussed below under “Ownership and Disposition of Pubco Ordinary Shares and Pubco Public Warrants by U.S. Holders — Distributions on Pubco Ordinary Shares” generally apply to a U.S. holder whose Public Shares are redeemed to the extent the proceeds of such redemption are treated as a dividend for U.S. federal income tax purposes.

Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in such U.S. holder’s Public Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Public Shares. After the application of the foregoing rules, any remaining tax basis of the U.S. holder in the redeemed Public Shares will be added to the U.S. holder’s adjusted tax basis in its remaining Public Shares, or if the Public Shares actually owned by such U.S. holder are completely redeemed, to such U.S. holder’s basis in its Public Warrants or possibly to the basis of Public Shares constructively owned by such U.S. holder. Rules similar to those discussed below under “Ownership and Disposition of Pubco Ordinary Shares and Pubco Public Warrants by U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of Pubco Ordinary Shares and Pubco Public Warrants” generally apply to a U.S. holder whose Public Shares are redeemed to the extent the proceeds of such redemption are treated as gain realized on the sale or other disposition of such Public Shares.

U.S. holders should consult with their tax advisors as to the tax consequences of any redemption of Public Shares, including with respect to their holding period in the Public Shares and other matters relevant to obtaining reduced rates of taxation on redemption proceeds treated as dividends for U.S. federal income tax purposes.

Application of the Passive Foreign Investment Company Rules to the Redemption of Public Shares

As discussed above under the heading “— Application of the Passive Foreign Investment Company Rules to the Business Combination,” ClimateRock believes that it will likely be considered a PFIC for the taxable year that includes the Business Combination.

Assuming ClimateRock is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of Public Shares and that such U.S. holder did not timely make (a) a QEF Election (as defined below) for the first taxable year in which such U.S. holder owned such Public Shares or in which ClimateRock was a PFIC, whichever is later (or a QEF Election along with a purging election), or (b) an MTM Election (as defined below) with respect to such Public Shares, such U.S. holder generally will be subject to the rules described below with respect to a redemption of its Public Shares.

Under these rules:

•        the U.S. holder’s gain or excess distribution will be allocated ratably over the U.S. holder’s holding period for such U.S. holder’s Public Shares;

•        the amount allocated to the U.S. holder’s taxable year in which the U.S. holder recognized the gain or received the excess distribution, or to the period in the U.S. holder’s holding period before the first day of the first taxable year in which ClimateRock was a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. holder and included in such U.S. holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. holder without regard to the U.S. holder’s other items of income and loss for such year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. holder in respect of the tax attributable to each such other taxable year (described in the third bullet above) of such U.S. holder.

As discussed above, the impact of the PFIC rules on a U.S. holder of Public Shares will depend on whether the U.S. holder has made a timely and effective QEF Election for the taxable year that is the first year in the U.S. holder’s holding period of Public Shares during which ClimateRock qualified as a PFIC (or, if in a later taxable year, the U.S. holder made a QEF Election along with a purging election) or if the U.S. holder has made an MTN Election. See the discussion above under the heading “— Application of the Passive Foreign Investment Company Rules to the Business Combination,” for a description of the consequences to a U.S. holder of making the foregoing elections, which may mitigate the adverse consequences under the PFIC rules as a result of the redemption of a U.S. holder’s Public Shares.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder may have to file an IRS Form 8621 (whether or not a QEF Election or MTM Election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS and may result in significant penalties.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING THE RULES RELATING TO CONTROLLED FOREIGN CORPORATIONS. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), AN MTM ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND WHETHER IT WOULD BE DESIRABLE TO MAKE SUCH AN ELECTION.

Ownership and Disposition of Pubco Ordinary Shares and Pubco Public Warrants by U.S. Holders

Distributions on Pubco Ordinary Shares

This section is subject to further discussion under “— Passive Foreign Investment Company Rules” below.

Distributions paid by Pubco out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as dividend income. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. holder’s basis in the Pubco Ordinary Shares and thereafter as capital gain. However, Pubco does not intend to maintain calculations of its earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. holders should therefore assume that any distribution by Pubco with respect to its shares will be treated as ordinary dividend income. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations.

Dividends received by non-corporate U.S. holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation as “qualified dividend income,” provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation generally will be treated as a qualified foreign corporation if the Pubco Ordinary Shares are readily tradable on an established securities market in the United States and Pubco is not a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See discussion below under “— Passive Foreign Investment Company Rules.” There can be no assurance that Pubco Ordinary Shares will be considered “readily tradable” on an established securities market in any taxable year. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (concerning the deduction for investment interest expense) will not be eligible for the reduced rates of taxation, regardless of Pubco’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the U.S. holder receiving a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Non-corporate U.S. holders should consult their tax advisors regarding the potential availability of the lower rate of taxation for dividends paid with respect to Pubco Ordinary Shares.

Dividends on Pubco Ordinary Shares will generally constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Pubco with respect to the Pubco Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. holders, constitute “general category income.”

Sale, Exchange, Redemption or Other Taxable Disposition of Pubco Ordinary Shares and Pubco Public Warrants

This section is subject to further discussion under “— Passive Foreign Investment Company Rules,” below.

A U.S. holder generally would recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Pubco Ordinary Shares or Pubco Public Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in such Pubco Ordinary Shares or such Pubco Public Warrants, as applicable. Any gain or loss recognized by a U.S. holder on a taxable disposition of Pubco Ordinary Shares or Pubco Public Warrants generally will be capital gain or loss. A non-corporate U.S. holder, including an individual, who has held the Pubco Ordinary Shares or Pubco Public Warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations. Any such gain or loss recognized generally will be treated as U.S. source gain or loss. In the event any non-U.S. tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. holder’s ability to claim a foreign tax credit for such non-U.S. tax is subject to various limitations and restrictions. U.S. holders should consult their tax advisors regarding the ability to claim a foreign tax credit.

For purposes of the discussion immediately above, it is assumed that any redemption of Pubco Ordinary Shares would qualify for sale or exchange treatment under Section 302(b) of the Code. For other possible treatments of a redemption of Pubco Ordinary Shares, see generally the discussion under “Redemption of Public Shares” above.

Exercise or Lapse of a Pubco Public Warrant

This section is subject to further discussion under “— Passive Foreign Investment Company Rules” below.

A U.S. holder generally will not recognize gain or loss upon the acquisition of a Pubco Ordinary Share on the exercise of a Pubco Public Warrant for cash. A U.S. holder’s initial tax basis in its Pubco Ordinary Shares received upon exercise of the Pubco Public Warrant generally would be an amount equal to the sum of the U.S. holder’s tax basis in the Pubco Public Warrant exchanged therefor and the exercise price. The U.S. holder’s holding period for a Pubco Ordinary Share received upon exercise of the Pubco Public Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Pubco Public Warrant and will not include the period during which the U.S. holder held the Pubco Public Warrant. If a Pubco Public Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Pubco Public Warrant. The deductibility of capital losses is subject to limitations.

The tax consequences of a cashless exercise of a Pubco Public Warrant are not clear under current tax law. Subject to the PFIC rules discussed under “— Passive Foreign Investment Company Rules” below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s basis in the Pubco Ordinary Shares received should equal the holder’s basis in the Pubco Public Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, a U.S. holder’s holding period in the Pubco Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Pubco Public Warrants and will not include the period during which the U.S. holder held the Pubco Public Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Pubco Ordinary Shares would include the holding period of the Pubco Public Warrants exercised therefor.

It is also possible that a cashless exercise of a Pubco Public Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized, in which case U.S. holders may be taxable in a manner similar to the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Pubco Ordinary Shares and Pubco Public Warrants.” In such event, a U.S. holder could be deemed to have surrendered a number of Pubco Public Warrants equal to the number of Public Shares having an aggregate fair market value equal to the exercise price for the total number of Pubco Public Warrants to be exercised. Subject to the discussion below under “— Passive Foreign Investment Company Rules”, the U.S. holder would recognize capital gain or loss with respect to the Pubco Public Warrants deemed surrendered in an amount generally equal to the difference between (i) the fair market value of the Pubco Ordinary Shares that would have been received in a regular exercise of the Pubco Public Warrants deemed surrendered and (ii) the U.S. holder’s tax basis in such Pubco Public Warrants. In this case, a U.S. holder’s aggregate tax basis in the Pubco Ordinary Shares received would equal the sum of (i) such U.S. holder’s tax basis in the Pubco Public Warrants deemed exercised and (ii) the aggregate exercise price of such Pubco Public Warrants. A U.S. holder’s holding period for the Pubco Ordinary Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the Pubco Public Warrants and will not include the period during which the U.S. holder held the Pubco Public Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, including when a U.S. holder’s holding period would commence with respect to the Pubco Ordinary Share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Pubco Public Warrants.

Possible Effect of the Change in the Pubco Public Warrant Conversion Ratio

The terms of each Pubco Public Warrant provide for an adjustment to the number of Pubco Ordinary Shares for which the Pubco Public Warrant may be exercised or to the exercise price of the Pubco Public Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the Pubco Public Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Pubco Ordinary Shares that would be obtained upon exercise or through a decrease in the exercise price of the Pubco Public Warrants), which adjustment may be made as a result of a distribution of cash or other property to the holders of our Pubco Ordinary Shares. Such constructive distribution to a U.S. holder of Pubco Public Warrants would be treated as if such U.S. holder had received a cash distribution from us generally equal to the fair market value of such increased interest (taxed as described above under “— Distributions on Pubco Ordinary Shares”).

Passive Foreign Investment Company Rules

The treatment of U.S. holders of Pubco Ordinary Shares and Pubco Public Warrants could be materially different from that described above if Pubco is treated as a PFIC for U.S. federal income tax purposes.

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

PFIC status is determined annually and depends on the composition of a company’s income and assets and the fair market value of its assets and no assurance can be given as to whether Pubco will be a PFIC in the taxable year of the Business Combination or for any future taxable year. In addition, Pubco’s U.S. counsel expresses no opinion with respect to Pubco’s PFIC status for any taxable year.

It is not entirely clear how various aspects of the PFIC rules apply to the Pubco Public Warrants. Section 1298(a)(4) of the Code provides that, to the extent provided in Treasury regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final Treasury regulations are currently in effect under Section 1298(a)(4) of the Code. However, proposed Treasury regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). Each U.S. holder is urged to consult its tax advisors regarding the possible application of the Proposed PFIC Option Regulations to an investment in the Pubco Public Warrants. Solely for discussion purposes, the following discussion assumes that the Proposed PFIC Option Regulations will apply to the Pubco Public Warrants.

Although Pubco’s PFIC status is determined annually, an initial determination that Pubco is a PFIC generally will apply for subsequent years to a U.S. holder who held Pubco Ordinary Shares or Pubco Public Warrants while Pubco was a PFIC, whether or not Pubco meets the test for PFIC status in those subsequent years. If Pubco is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of Pubco Ordinary Shares or Pubco Public Warrants and, in the case of Pubco Ordinary Shares, the U.S. holder did not make either a timely MTM Election or a QEF Election for Pubco’s first taxable year as a PFIC in which the U.S. holder held (or was deemed to hold) Pubco Ordinary Shares, as described below, such U.S. holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. holder on the sale or other disposition of its Pubco Ordinary Shares or Pubco Public Warrants (which may include gain realized by reason of transfers of Pubco Ordinary Shares or Pubco Public Warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. holder (generally, any distributions to such U.S. holder during a taxable year of the U.S. holder that are greater than 125% of the average annual distributions received by such U.S. holder in respect of the Pubco Ordinary Shares during the three preceding taxable years of such U.S. holder or, if shorter, the portion of such U.S. holder’s holding period for the Pubco Ordinary Shares that preceded the taxable year of the distribution) (together, the “excess distribution rules”).

Under these excess distribution rules:

•        the U.S. holder’s gain or excess distribution will be allocated ratably over the U.S. holder’s holding period for the Pubco Ordinary Shares or Pubco Public Warrants;

•        the amount allocated to the U.S. holder’s taxable year in which the U.S. holder recognized the gain or received the excess distribution, or to the period in the U.S. holder’s holding period before the first day of Pubco’s first taxable year in which Pubco is a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. holder without regard to the U.S. holder’s other items of income and loss for such year; and

•        an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. holder with respect to the tax attributable to each such other taxable year of the U.S. holder.

In general, if Pubco is determined to be a PFIC, a U.S. holder may be able to avoid the excess distribution rules described above with respect to Pubco Ordinary Shares (but, under current law, not the Pubco Public Warrants) by making a timely and valid QEF Election (if eligible to do so) to include in income its pro rata share of Pubco’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. holder in which or with which Pubco’s taxable year ends. A U.S. holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF Election rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. holder makes a QEF Election with respect to its Pubco Ordinary Shares in a year after Pubco’s first taxable year as a PFIC in which the U.S. holder held (or was deemed to hold) Pubco Ordinary Shares, then notwithstanding such QEF Election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF Election, will continue to apply with respect to such U.S. holder’s Pubco Ordinary Shares, unless the U.S. holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. holder will be deemed to have sold such Pubco Ordinary Shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Pubco Ordinary Shares.

Under current law, a U.S. holder may not make a QEF Election with respect to its Pubco Public Warrants to acquire Pubco Ordinary Shares. As a result, if a U.S. holder sells or otherwise disposes of such Pubco Public Warrants (other than upon exercise of such Pubco Public Warrants) and Pubco was a PFIC at any time during the U.S. holder’s holding period of such Pubco Public Warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. holder that exercises such Pubco Public Warrants properly makes and maintains a QEF Election with respect to the newly acquired Pubco Ordinary Shares (or has previously made a QEF Election with respect to Pubco Ordinary Shares), the QEF Election will apply to the newly acquired Pubco Ordinary Shares. Notwithstanding such QEF Election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF Election, will continue to apply with respect to such newly acquired Pubco Ordinary Shares (which, while not entirely clear, generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. holder held the Pubco Public Warrants), unless the U.S. holder makes a purging election under the PFIC rules. U.S. holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

The QEF Election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. holder generally makes a QEF Election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF Elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF Election under their particular circumstances.

In order to comply with the requirements of a QEF Election, a U.S. holder must receive a PFIC annual information statement from Pubco. However, Pubco does not expect to provide U.S. holders with a PFIC annual information statement for any taxable year. As such, U.S. holders may not be able to comply with the requirements of a QEF Election with respect to Pubco.

If a U.S. holder has made a QEF Election with respect to Pubco Ordinary Shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF Election for Pubco’s first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Pubco Ordinary Shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if Pubco is a PFIC for any taxable year, a U.S. holder of Pubco Ordinary Shares that has made a QEF Election will be currently taxed on its pro rata share of Pubco’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. holder. The tax basis of a U.S. holder’s shares in Pubco will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if Pubco is not a PFIC for any taxable year, such U.S. holder will not be subject to such inclusion regime with respect to Pubco Ordinary Shares for such a taxable year.

Alternatively, if a U.S. holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. holder may make an MTM Election with respect to such shares for such taxable year. If the U.S. holder makes a valid MTM Election for the first taxable year of the U.S. holder in which the U.S. holder holds (or is deemed to hold) Pubco Ordinary Shares and for which Pubco is determined to be a PFIC, such U.S. holder generally will not be subject to the excess distribution rules described above with respect to its Pubco Ordinary Shares. Instead, in general, the U.S. holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of its Pubco Ordinary Shares at the end of its taxable year over its adjusted basis in its Pubco Ordinary Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Pubco Ordinary Shares over the fair market value of its Pubco Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the MTM Election).

The U.S. holder’s basis in its Pubco Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Pubco Ordinary Shares will be treated as ordinary income. Under current law, an MTM Election may not be made with respect to Pubco Public Warrants.

The MTM Election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, an MTM Election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Pubco Ordinary Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. holders are urged to consult their own tax advisors regarding the availability and tax consequences of an MTM Election with respect to Pubco Ordinary Shares under their particular circumstances.

If Pubco is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Pubco receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. holders otherwise are deemed to have disposed of an interest in the lower-tier PFIC. Pubco does not expect to cause any lower-tier PFIC to provide to a U.S. holder the information that may be required to make or maintain a QEF Election with respect to the lower-tier PFIC. An MTM Election generally would not be available with respect to such lower-tier PFIC. U.S. holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder, may have to file an IRS Form 8621 (whether or not a QEF Election or MTM Election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with QEF Elections, purging elections, and MTM Elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. holders of Pubco Ordinary Shares and Pubco Public Warrants should consult their own tax advisors concerning the application of the PFIC rules to Pubco Ordinary Shares and Pubco Public Warrants under their particular circumstances.

Tax Reporting

Certain U.S. holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to Pubco. Substantial penalties may be imposed on a U.S. holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. holders who are individuals and certain entities will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include Pubco Ordinary Shares and Pubco Public Warrants if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended in the event of a failure to comply. U.S. holders are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in Pubco Ordinary Shares and Pubco Public Warrants.

Non-U.S. Holders

The section applies to you if you are a non-U.S. holder. For purposes of this discussion, a non-U.S. holder means a beneficial owner of Public Securities or Pubco Ordinary Shares or Pubco Public Warrants that is for U.S. federal income tax purposes:

1.      a nonresident alien individual, other than certain former citizens and residents of the United States;

2.      a foreign corporation (or other foreign entity taxable as a corporation for U.S. federal income tax purposes); or

3.      a foreign estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition of Public Securities or Pubco Ordinary Shares or Pubco Public Warrants. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of Public Securities, Pubco Ordinary Shares, and Pubco Public Warrants.

Non-U.S. Holders Exercising Redemption Rights with Respect to Public Shares

The characterization for U.S. federal income tax purposes of the redemption of a non-U.S. holder’s Public Shares generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Public Shares, as described above under “U.S. Holders — Redemption of Public Shares.” Any redeeming non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized as a result of the redemption or be able to utilize a loss in computing such non-U.S. holder’s U.S. federal income tax liability unless one of the exceptions described below under “— Ownership and Disposition of Pubco Ordinary Shares and Pubco Public Warrants by Non-U.S. Holders” applies in respect of such gain or loss. Any amount characterized as a dividend will be taxable as described below under “— Ownership and Disposition of Pubco Ordinary Shares and Pubco Public Warrants by Non-U.S. Holders.”

Tax Consequences of the Business Combination to Non-U.S. Holders

Any non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized as a result of the Mergers or be able to utilize a loss in computing such non-U.S. holder’s U.S. federal income tax liability unless one of the exceptions described below under “— Ownership and Disposition of Pubco Ordinary Shares and Pubco Public Warrants by Non-U.S. Holders” applies in respect of such gain or loss.

Ownership and Disposition of Pubco Ordinary Shares and Pubco Public Warrants by Non-U.S. Holders

A non-U.S. holder of Pubco Ordinary Shares or Pubco Public Warrants will not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on Pubco Ordinary Shares or any gain recognized on a sale or other disposition of Pubco Ordinary Shares (including any distribution in excess of current and accumulated earnings and profits to the extent it exceeds the adjusted basis in the non-U.S. holder’s Pubco Ordinary Shares) or Pubco Public Warrants unless the dividend or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States.

Dividends and gains that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a Pubco Public Warrant, or the lapse of a Pubco Public Warrant held by a non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a Pubco Public Warrant by a U.S. holder, as described under “— U.S. Holders — Exercise or Lapse of a Pubco Public Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a non-U.S. holder’s gain on the sale or other disposition of the Pubco Ordinary Shares and Pubco Public Warrants.

Information Reporting and Backup Withholding

Dividend payments with respect to Public Shares and Pubco Ordinary Shares and proceeds from the sale, exchange or redemption of Public Shares, Pubco Ordinary Shares, or Pubco Public Warrant may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A non-U.S. holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Appraisal/Dissenters’ Rights

The ClimateRock board of directors considers that (a) ClimateRock shareholders (including the Initial Shareholders) do have dissenters’ rights under the Cayman Companies Act in connection with the Business Combination but (b) the redemption proceeds payable to holders of Public Shares who exercise their redemption rights as described in this proxy statement/prospectus represents the fair value of those shares. For additional information, see the question “Do I have appraisal rights or dissenters’ if I object to the proposed Business Combination?” under the section of this proxy statement/prospectus entitled “Questions and Answers About the Proposals.”

Required Vote and Recommendation of the Board

The consummation of the Business Combination will require a resolution passed by a majority of the votes of the ClimateRock Ordinary Shares entitled to vote thereon which are present at the Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement and will be taken into account in calculating the required majority with respect to approval of on the Business Combination Proposal.

The Business Combination will not be consummated if, upon consummation of the Business Combination, ClimateRock has less than $5,000,001 net tangible assets after taking into account the holders of Public Shares that properly demanded that ClimateRock redeem their Public Shares in exchange for their pro rata share of the Trust Account.

If the Business Combination Proposal is not approved, then the other proposals (except the Adjournment proposal, as described below) will not be presented to the shareholders for a vote.

The full text of the resolution to be passed is as follows:

“RESOLVED, as a resolution passed in accordance with article 36.4 of ClimateR’ck’s amended and restated memorandum and articles of association, as amended, that the Agreement and Plan of Merger, dated as of December 30 2023 (as may be amended or restated from time to time, the “Business Combination Agreement”), by and between ClimateRock, ClimateRock Holdings Limited, a Cayman Islands exempted company (the “Pubco”), ClimateRock Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (the “SPAC Merger Sub”), GreenRock Merger Sub Corp., an exempted company and a wholly-owned subsidiary of Pubco (the “Company Merger Sub”) and GreenRock Corp, a Cayman Islands exempted company (“GreenRock”) and the Business Combination (as defined below), pursuant to which, among other matters: (a) SPAC Merger Sub will merge with and into ClimateRock, with ClimateRock continuing as the surviving company (the “SPAC Merger”), and, as a result of which, ClimateRock shall become a wholly-owned subsidiary of Pubco, and (b) Company Merger Sub will merge with and into GreenRock, with GreenRock continuing as the surviving company (the “Company Merger” and together with the SPAC Merger, the “Mergers”) and as a result of which GreenRock shall become a wholly-owned subsidiary of Pubco (the Mergers together with the other transactions contemplated by the Business Combination Agreement and other ancillary documents, the “Business Combination”), and the issuance of the consideration thereunder and the performance by ClimateRock of its obligations thereunder, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the Companies Act (Revised) of the Cayman Islands, be and are hereby confirmed, approved, adopted and ratified in all respects.”

THE SPECIAL COMMITTEE OF THE CLIMATEROCK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CLIMATEROCK SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

THE MERGER PROPOSAL

Overview

As required by the Cayman Companies Act and the ClimateRock Memorandum and Articles, holders of ClimateRock Ordinary Shares are being asked to authorize the SPAC Merger and the Plan of Merger.

By authorizing the SPAC Merger and the Plan of Merger, holders of ClimateRock Ordinary Shares will also authorize the replacement of the ClimateRock Memorandum and Articles (as the surviving company following the Merger) with SPAC Merger Sub’s amended and restated memorandum and articles of association as in effect immediately prior to the effective date of the Merger (the form of which is set out in [Schedule 2 to the Plan of Merger]), which will take effect from the effective date of the Merger in accordance with the Plan of Merger.

Required Vote and Recommendation of the Board

The approval of the Merger Proposal will require special resolutions, each being a resolution passed at the Meeting by at least two-thirds of such shareholders as, being entitled to do so, vote in person or by proxy. Abstentions and broker non-votes will be counted towards the quorum requirement but will not have an effect on the Merger Proposal.

The full text of the resolutions to be passed is as follows:

“RESOLVED, as a special resolution, that the proposed merger of ClimateRock and ClimateRock Merger Sub Limited, a Cayman Islands exempted company (“SPAC Merger Sub”) pursuant to the Companies Act (Revised) of the Cayman Islands, with ClimateRock being the surviving company, upon the terms contained in the Plan of Merger (as defined below) (the “Merger”) be and is hereby authorized, approved, adopted, ratified, and confirmed in all respects;

RESOLVED, as a special resolution, that the provisions of a plan of merger between ClimateRock and SPAC Merger Sub in the form of the plan of merger attached to the proxy statement/prospectus relating to the ClimateRock extraordinary general meeting as Annex E but subject to such amendments as may be approved by any director of ClimateRock (the “Plan of Merger”) be and are hereby authorized, approved, adopted, ratified, and confirmed in all respects;

RESOLVED, as a special resolution, that the amendment and restatement of the amended and restated memorandum and articles of association of ClimateRock, as amended (as the Surviving Company (as defined in the Plan of Merger)) on the Effective Date (as defined in the Plan of Merger) in the form set out in [Schedule 2 to the Plan of Merger] be and is hereby authorized, approved, adopted, ratified, and confirmed in all respects;

RESOLVED, as a special resolution, that the directors of ClimateRock be and are hereby authorized to make such amendments to the draft Plan of Merger, and to settle all documentation and to take any steps necessary to give effect to the foregoing resolutions as they shall, in their absolute discretion, think fit; and

RESOLVED, as a special resolution, that the Plan of Merger be executed by any one director on behalf of ClimateRock and any one director, Ogier Global (Cayman) Limited, Ogier (Cayman) LLP or SPAC Merger Sub’s registered office provider be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands and to make such additional filings or take such additional steps as they deem necessary in respect of the Merger.”

THE SPECIAL COMMITTEE OF CLIMATEROCK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CLIMATEROCK SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows ClimateRock’s board of directors to submit a proposal to direct the chairman of the Meeting to adjourn the Meeting to a later date or dates, if ClimateRock deems it necessary or appropriate, including, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Meeting to approve the Business Combination Proposal or the Merger Proposal. In no event will ClimateRock solicit proxies to adjourn the Meeting or consummate the Business Combination beyond the date by which it may properly do so under the ClimateRock Memorandum and Articles and Cayman Islands law. The purpose of the Adjournment Proposal is to provide additional time for the ClimateRock Initial Shareholders, GreenRock and the GreenRock Shareholders to make purchases of Public Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the Business Combination Proposal and to meet the requirements that are necessary to consummate the Business Combination. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of ClimateRock’s Initial Shareholders, Directors and Officers in the Business Combination.”

Consequences if the Adjournment Proposal is Not Approved

If an adjournment proposal is presented to the Meeting and is not approved by the shareholders, the chairman of the Meeting will not have the power, under the ClimateRock Memorandum and Articles, to adjourn the Meeting. As a result, a new extraordinary general meeting would need to be called before the ClimateRock shareholders could vote on the Business Combination Proposal and/or Merger Proposal again.

Required Vote and Recommendation of the Board

The approval of the Adjournment Proposal will require an ordinary resolution, being a resolution passed at the Meeting by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote thereon. Abstentions and broker non-votes will not have an effect on the Adjournment Proposal. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

“RESOLVED, as an ordinary resolution that the adjournment of the extraordinary general meeting by the chairman thereof to a later date to be determined by the chairman, if necessary or desirable, as determined by the chairperson of the extraordinary general meeting, be and is hereby confirmed, ratified and approved in all respects.”

THE SPECIAL COMMITTEE OF CLIMATEROCK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLIMATEROCK SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL, IF PRESENTED.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of ClimateRock and GreenRock, adjusted to give effect to the Business Combination. Unless otherwise indicated or the context otherwise requires, references to the “post-combination Company” refer to Pubco and its consolidated subsidiaries after giving effect to the Business Combination.

Introduction

The following unaudited pro forma condensed combined financial information is being provided to aid in the analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet combines the unaudited condensed balance sheet of ClimateRock as of September 30, 2023, translated from USD to Euro, with the unaudited condensed consolidated balance sheet of GreenRock, in Euro, as of June 30, 2023, giving effect to the Business Combination as if it had been consummated on that date.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the audited condensed statement of operations of ClimateRock for the year ended December 31, 2022, translated from USD to Euro, with the audited consolidated income statements and statements of profit and loss and comprehensive (loss) income for the year ended December 31, 2022 of GreenRock, in Euro, giving effect to the Business Combination as if it had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations for the period ended September 30, 2023, combines the unaudited condensed statement of operations of ClimateRock for the nine months ended September 30, 2023, translated from USD to Euro, with the unaudited consolidated statements of profit and loss and comprehensive (loss) income for the nine months ended June 30, 2023 of GreenRock, in Euro, giving effect to the Business Combination as if it had been consummated on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined balance sheet was derived from and should be read in conjunction with the following historical financial statements:

•        GreenRock’s unaudited balance sheet as of June 30, 2023, as included elsewhere in this proxy statement/prospectus; and

•        ClimateRock’s unaudited balance sheet as of September 30, 2023, as included elsewhere in this proxy statement/prospectus, translated from USD to Euro.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, has been prepared using the following:

•        GreenRock’s unaudited consolidated income statement and statement of comprehensive (loss) income for the nine months ended June 30, 2023, as included elsewhere in this proxy statement/prospectus; and

•        ClimateRock’s unaudited condensed statement of operations for the nine months ended September 30, 2023, as included elsewhere in this proxy statement/prospectus, translated from USD to Euro.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, has been prepared using the following:

•        GreenRock’s audited consolidated income statement and statement of comprehensive (loss) income for the year ended December 31, 2022, as included elsewhere in this proxy statement/prospectus; and

•        ClimateRock’s audited condensed statement of operations for the year ended December 31, 2022, as included elsewhere in this proxy statement/prospectus, translated from USD to Euro.

Description of the Business Combination

On December 30, 2023, ClimateRock entered into a Business Combination Agreement with Holdings, SPAC Merger Sub, and GreenRock, which was later joined by Company Merger Sub on [    ], 2024. Pursuant to the Business Combination Agreement, (a) Merger Sub will merge with and into ClimateRock, with ClimateRock continuing as the Merger, as a result of which, (i) ClimateRock shall become a wholly-owned subsidiary of Holdings, and (ii) each issued and outstanding security of ClimateRock immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Holdings, and (b)(i) Holdings will make an offer to acquire each issued and outstanding GreenRock ordinary share in exchange for Pubco Ordinary Shares and (ii) Pubco shall also offer each holder of GreenRock’s outstanding vested options to purchase GreenRock ordinary shares, replacement options to purchase Pubco Ordinary Shares, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the Cayman Act.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with IFRS. Under this method of accounting, ClimateRock will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the current shareholders of GreenRock having a majority of the voting power of the post-combination company, GreenRock senior management comprising all of the senior management of the post-combination company, the relative size of GreenRock compared to ClimateRock, and GreenRock operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of GreenRock issuing stock for the net assets of ClimateRock, accompanied by a recapitalization. The net assets of ClimateRock will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of GreenRock.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma condensed combined statement of operations, are expected to have a continuing impact on the results of the post-combination company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience.

The historical financial information of ClimateRock has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the combined unaudited pro forma financial information. No adjustments were required to convert ClimateRock’s financial statements from US GAAP to IFRS for purposes of the combined unaudited pro forma financial information, except to classify ClimateRock’s ordinary shares subject to redemption as non-current liabilities under IFRS. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company after giving effect to the Business Combination.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of the shares of ClimateRock Common Stock:

The Business Combination Agreement requires, at a minimum, the proceeds of any PIPE Financing plus the balance of the cash held in trust, after giving effect to redemption by the ClimateRock shareholders and payment of Transaction expenses, to be at least €14,172,300 ($15,000,000). The Business Combination Agreement also specifies that the Merger Consideration to be delivered to the holder of GreenRock Shareholders in connection with the Business

Combination will be 44,685,000 newly-issued Pubco Ordinary shares, of which 16,685,000 will be in a segregated account ( the “Escrowed Shares”). The Escrowed Shares will be subject to forfeiture by the GreenRock Shareholders if GreenRock fails to meet targets as described in the Business Combination Agreement.

The unaudited pro forma condensed combined financial information has been prepared under the following two scenarios regarding the number of Public Shares that ClimateRock shareholders will redeem (with U.S. dollars and Euros converted at a rate of $1.00 per €0.94482 for the Balance Sheet as of September 30, 2023 and at a rate of $1.00 per €0.94497 and at a rate of $1.00 per €0.95126 for the Statements of Operations for the nine months ended September 30, 2023 and year ended December 31, 2022, respectively).

b.      Scenario 1 — No Redemptions:    This scenario assumes no ClimateRock shareholders exercise their redemption rights. 2,577,138 Public Shares eligible for redemption for an aggregate of €26,370,848 ($27.9 million) would be transferred to permanent equity. To meet the Minimum Cash Condition, this scenario assumes PIPE Financing of €13,315,814 ($14,093,493) or 1,301,312 shares at a price equal to the redemption price of approximately €10.23 (approximately $10.83) per share, based on the balance of the Trust Account as of September 30, 2023; and

c.      Scenario 2 — Maximum Redemptions:    This scenario assumes the ClimateRock shareholders holding the remaining 2,577,138, choose to exercise their redemption rights in full for an aggregate of €26,370,848 ($27.9 million) at a redemption price approximately €10.23 (approximately $10.83) per share based on the balance of the Trust Account as of September 30, 2023. To meet the Minimum Cash Condition, this scenario assumes PIPE Financing of €26,637,194 ($28,192,877) or 2,603,168 shares at a price equal to the redemption price.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 28,000,000 ordinary shares, or €286,513,080 at a redemption price of approximately €10.23 per share, to be issued to GreenRock shareholders in connection with the Business Combination Agreement under Scenarios 1 and 2.

As a result of the Business Combination and immediately following the closing of the Business Combination, assuming no ClimateRock shareholders elect to redeem their shares for cash, the former shareholders of GreenRock will own approximately 87% of the outstanding Pubco Ordinary Shares, the former shareholders of ClimateRock will own approximately 11% of the outstanding Pubco Ordinary Shares, and the PIPE investors will own approximately 2% of the outstanding Pubco Ordinary Shares (in each case, not giving effect to any shares issuable to them upon the exercise of warrants).

If the remaining 2,577,138 ordinary shares are redeemed for cash, which assumes the maximum redemption of ClimateRock ordinary shares, the former shareholders of GreenRock will own approximately 89% of the outstanding Pubco Ordinary Shares, and the former shareholders of ClimateRock will own approximately 6% of the outstanding Pubco Ordinary Shares, and the PIPE investors will own approximately 5% of the outstanding Pubco Ordinary Shares (in each case, not giving effect to any shares issuable to them upon the exercise of warrants).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of September 30, 2023	As of June 30, 2023	Scenario 1			Scenario 2
			ASSUMING NO REDEMPTIONS			ASSUMING MAXIMUM REDEMPTIONS
	ClimateRock	GreenRock Corporation	Transaction Accounting Adjustments		Pro Forma Condensed Combined	Additional Transaction Accounting Adjustments		Pro Forma Condensed Combined
ASSETS
Non-Current assets:
Intangible assets, net	€—	€40,497	€—		€40,497	€—		€40,497
Goodwill	—	51,761	—		51,761	—		51,761
Operating lease assets, net	—	3,089,878	—		3,089,878	—		3,089,878
Property, plant and equipment, net	—	16,623,420	—		16,623,420	—		16,623,420
Non-current related party receivables	—	142,304	—		142,304	—		142,304
Total noncurrent assets	—	19,947,860	—		19,947,860	—		19,947,860

Current assets:
Trade and other receivables	—	7,014,407	—		7,014,407	—		7,014,407
Inventories	—	352,613	—		352,613	—		352,613
Cash and cash equivalent	75,411	3,265,210	26,370,848	A	14,172,300	(26,370,848)	G	14,172,300
			(24,595,722)	B	26,637,194	26,637,194	H
			13,315,814	E	(266,346)	(266,346)	H
			(4,126,116)	C
			(133,145)	E
Prepaid expenses	30,049	—	—		30,049	—		30,049
Cash and cash equivalents held in trust account	26,370,848	—	(26,370,848)	A	—	—		—
Total current assets	26,476,308	10,632,230	(15,539,169)		21,569,369	—		21,569,369

Total assets	€26,476,308	€30,580,091	€(15,539,169)		€41,517,229	€—		€41,517,229

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Trade and other payables	€1,072,583	€4,650,619	€(1,072,583)	B	€5,123,435	€—		€5,123,435
			472,816	C
Loan payable – related party	988,180	—	(988,180)	B	—	—		—
Convertible promissory note payable – related party	425,169	—	(425,169)	B	—	—		—
Deferred underwriting commission payable	2,232,137	—	(2,232,137)	B	—	—		—
Other current provisions	—	97,000	—		97,000	—		97,000
Current financial liabilities	—	3,402,586	(3,402,586)	B	170,731,098	—		170,731,098
			170,731,098	I
Other current liabilities	—	36,683	—		36,683	—		36,683
Total current liabilities	4,718,069	8,186,888	163,083,259		175,988,216	—		175,988,216
Non-Current Liabilities:
Other non-current provisions	—	367,401	—		367,401	—		367,401
Non-current financial liabilities	—	16,475,067	(16,475,067)	B	—	—		—
Class A ordinary shares (2,577,138) subject to possible redemption	26,370,848	—	(26,370,848)	A	—	—		—
Total non-current liabilities	26,370,848	16,842,468	(42,845,915)		367,401	—		367,401
Total liabilities	€31,088,917	€25,029,356	€120,237,344		€176,355,617	€—		€176,355,617

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

	As of September 30, 2023	As of June 30, 2023	Scenario 1			Scenario 2
			ASSUMING NO REDEMPTIONS			ASSUMING MAXIMUM REDEMPTIONS
	ClimateRock	GreenRock Corporation	Transaction Accounting Adjustments		Pro Forma Condensed Combined	Additional Transaction Accounting Adjustments		Pro Forma Condensed Combined
Stockholders’ (Deficit) Equity
Class A ordinary shares, excluding 2,577,138 shares subject to possible redemption for ClimateRock	197	118	(315)	D	—	—		—
Class B ordinary shares	—	—	—		—	—		—
Additional paid-in capital	—	—	—		—	—		—
Share capital	—	1,164	(1,164)	D	2,645	—		2,645
			2,645	D
Share premium	—	9,990	26,370,848	A	183,939,342	(26,370,848)	G	183,939,342
			(9,990)	D		26,637,194	H
			1,164	D		(266,346)	H
			(4,602,816)	D
			13,315,814	E
			34,162,271	F
			459,045	C
			(1,340,411)	C
			(133,145)	E
			286,437,355	D
			315	D
			(170,731,098)	I
Subscribed capital	—	69,513	—		69,513	—		69,513
Reserve account	—	3,719,775	—		3,719,775	—		3,719,775
Retained earnings (Accumulated deficit)	(4,612,806)	1,737,666	4,612,806	D	(322,582,171)	—		(322,582,171)
			(34,162,271)	F
			(3,717,566)	C
			(286,440,000)	D
Total stockholders’ (deficit) equity	(4,612,609)	5,538,226	(135,776,513)		(134,850,896)	—		(134,850,896)
Non-controlling interests	—	12,508	—		12,508			12,508
Total Liabilities and Stockholders’ (Deficit) Equity	€26,476,308	€30,580,091	€(15,539,169)		€41,517,229	€—		€41,517,229

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the 9 months ended September 30, 2023	For the 9 months ended June 30, 2023	Scenario 1			Scenario 2
			ASSUMING NO REDEMPTIONS			ASSUMING MAXIMUM REDEMPTIONS
	ClimateRock	GreenRock Corporation	Transaction Accounting Adjustments		Pro Forma Condensed Combined	Additional Transaction Accounting Adjustments	Pro Forma Condensed Combined
Revenue	€—	€5,439,737	€—		€5,439,737	€—	€5,439,737
Cost of sales	—	(1,406,513)			(1,406,513)	—	(1,406,513)
Gross Profit	—	4,033,224	—		4,033,224	—	4,033,224

Administrative expenses	—	(2,978,868)	(34,162,271)	B	(37,141,139)	—	(37,141,139)
Depreciation/amortisation	—	(647,624)			(647,624)		(647,624)
Other operating expenses, net	—	(472,967)			(472,967)		(472,967)
Formation and operating costs	(1,112,420)	—	(3,743,845)	C	(4,856,265)		(4,856,265)
Operating loss	(1,112,420)	(66,235)	(37,906,116)		(39,084,771)	—	(39,084,771)

Interests and similar expenses	—	(364,265)			(364,265)	—	(364,265)
Interest income	162	—			162	—	162
Unrealized investment income on trust account	1,665,234	—	(1,665,234)	D	—	—	—
Net income (loss) before income tax	552,976	(430,500)	(39,571,350)		(39,448,874)	—	(39,448,874)

Tax on (loss) profit	—	(165,449)	—		(165,449)	—	(165,449)

Net income (loss) for the period	€552,976	€(595,949)	€(39,571,350)		€(39,614,323)	€—	€(39,614,323)

Net income (loss) for the period attributable to equity holders of the parent company	€552,976	€(595,949)	€(39,571,350)		€(39,614,323)	€—	€(39,614,323)

Weighted average shares outstanding of redeemable common stock	4,828,244	—	29,924,581		34,752,825	(1,275,282)	33,477,543
Basic and diluted net income (loss) per share, redeemable common stock	€0.21		Basic and diluted net loss per share, common stock attributable to combined		€(1.14)	Basic and diluted net loss per share, common stock subject to possible redemption	€(1.18)
Weighted average shares outstanding of non-redeemable common stock	2,086,875
Basic and diluted net income (loss) per share, non-redeemable common stock	€(0.21)

Net income (loss) for the period	€552,976	€(595,949)	€(39,571,350)		€(39,614,323)	€—	€(39,614,323)

Other comprehensive income:
Items that may be reclassified to net profit or loss:
Foreign currency translation differences	—	(2,103)	—		(2,103)	—	(2,103)
Total other comprehensive income for the year	—	(2,103)	—		(2,103)	—	(2,103)

Total comprehensive income (loss) for the period	€552,976	€(598,052)	€(39,571,350)		€(39,616,426)	€—	€(39,616,426)

Total comprehensive income (loss) for the period attributable to the equity holders of the parent company	€552,976	€(598,446)	€(39,571,350)		€(39,616,426)	€—	€(39,616,426)
Total comprehensive income (loss) for the period attributable to the non-controlling interest	€—	€394	€—		€394	€—	€394

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME

	For the 12 months ended December 31, 2022		Scenario 1			Scenario 2
			ASSUMING NO REDEMPTIONS			ASSUMING MAXIMUM REDEMPTIONS
	ClimateRock	GreenRock Corporation	Transaction Accounting Adjustments		Pro Forma Condensed Combined	Additional Transaction Accounting Adjustments		Pro Forma Condensed Combined
Revenue	€—	€9,456,423	€—		€9,456,423	€—		€9,456,423
Cost of sales	—	(2,540,246)	—		(2,540,246)	—		(2,540,246)
Gross profit	—	6,916,177	—		6,916,177			6,916,177

Administrative expenses	—	(3,689,744)	(34,162,271)	B	(37,852,015)	—	B	(37,852,015)
Depreciation/amortisation	—	(855,594)			(855,594)			(855,594)
Other operating expenses	—	(651,524)			(651,524)			(651,524)
Formation and operating costs	(1,681,968)	—	(4,971,703)	C	(6,653,671)			(6,653,671)
Operating (loss) income	(1,681,968)	1,719,315	(39,133,974)		(39,096,627)	—		(39,096,627)

Other income	—	119,210			119,210	—		119,210
Interest and similar expenses	—	(382,744)			(382,744)	—		(382,744)
	—	—			—	—		—
Unrealized investment income on trust account	1,053,855	—	(1,053,855)	D	—	—		—
Unrealized foreign exchange loss	(14,820)	—			(14,820)	—		(14,820)
Net (loss) income before income tax	(642,933)	1,455,781	(40,187,829)		(39,374,981)	—		(39,374,981)

Net (loss) income for the year/period	€(642,933)	€1,208,334	€(40,187,829)		€(39,622,428)	€—		€(39,622,428)

Net (loss) income for the year/period attributable to equity holders of the parent company	€(642,933)	€1,208,334	€(40,187,829)		€(39,622,428)	€—		€(39,622,428)

Weighted average shares outstanding of redeemable common stock	5,264,384	—	29,488,441		34,752,825	(1,275,282)		33,477,543
Basic and diluted net loss per share, redeemable common stock	€0.61		Basic and diluted net loss per share, common stock attributable to combined		€(1.14)	Basic and diluted net loss per share, common stock subject to possible redemption		€(1.18)
Weighted average shares outstanding of non-redeemable common stock	2,016,637
Basic and diluted net loss per share, non-redeemable common stock	€(1.89)

Net (loss) income for the year	€(642,933)	€1,208,334	€(40,187,829)		€(39,622,428)	€—		€(39,622,428)

Other comprehensive income:
Items that may be reclassified to net profit or loss:
Foreign currency translation differences	—	30,330	—		30,330	—		30,330
Total other comprehensive income for the year	—	30,330	—		30,330	—		30,330
Total comprehensive (loss) income for the year	€(642,933)	€1,238,664	€(40,187,829)		€(39,592,098)	€—		€(39,592,098)
Total comprehensive (loss) income for the year attributable to the equity holders of the parent company	€(642,933)	€1,239,431	€(40,187,829)		€(39,592,098)	€—		€(39,592,098)
Total comprehensive (loss) for the year attributable to the non-controlling interest	€—	€(767)	€—		€(767)	€—		€(767)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

NOTE 1 — Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with IFRS. Under this method of accounting, ClimateRock will be treated as the “accounting acquiree” and GreenRock as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of GreenRock issuing shares for the net assets of ClimateRock, followed by a recapitalization. The net assets of ClimateRock will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of GreenRock.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, assumes that the Business Combination and related transactions occurred on January 1, 2023. The audited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the audited condensed statement of operations of ClimateRock for the year ended December 31, 2022 with the historical audited consolidated statements of profit and loss and comprehensive (loss) income for the year ended December 31, 2022 of GreenRock, giving effect to the Business Combination as if it had been consummated on January 1, 2022, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, combines the unaudited condensed statements of operations of ClimateRock for the nine months ended September 30, 2023 with the unaudited condensed consolidated statements of profit and loss and comprehensive income (loss) for the nine months ended June 30, 2023 of GreenRock, giving effect to the Business Combination as if it had been consummated on January 1, 2023, the beginning of the earliest period presented. These periods are presented on the basis that GreenRock is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that ClimateRock believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. ClimateRock believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information assumes that the Escrowed Shares will be accounted for as liabilities in accordance with IAS 32 following consummation of the Business Combination. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, and operating efficiencies that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of ClimateRock and GreenRock.

NOTE 2 — Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

NOTE 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Only Transaction Accounting Adjustments, and not Management’s Adjustments, are presented in the unaudited pro forma condensed combined financial information.

The pro forma basic and diluted earnings per share amounts as of December 31, 2022, and September 30, 2023, presented in the unaudited pro forma condensed combined statement of operations are based upon the number of GreenRock’s shares outstanding, assuming the Business Combination and related transactions occurred on the earliest period presented: January 1, 2022, and January 1, 2023, respectively.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(A)    Reflects the release of cash from investments held in the trust account from ClimateRock’s Initial Public Offering (“IPO”) consummated on May 2, 2022, and assumes no ClimateRock shareholder exercise their redemption rights.

(B)    Reflects the payment of ClimateRock’s related party borrowings, accrued liabilities and deferred underwriting commission fee, and GreenRock’s borrowings.

(C)    Reflects the transaction fees of €5,057,977, which represents preliminary estimated transaction costs expected to be incurred by ClimateRock and GreenRock of approximately €3,717,566 and €1,340,411, respectively, for legal, merger & acquisition consulting, accounting, advisory, and printing fees incurred as part of the Business Combination. None of these fees have been accrued as of the pro forma balance sheet date. Of the €5,057,977 million, €459,045 was paid in equity and €472,816 was deferred.

(D)    Reflects the recapitalization of GreenRock through (a) the contribution of all share capital in GreenRock to ClimateRock, (b) the conversion of GreenRock ordinary shares to 28,000,000 Holdings shares in connection with the merger, and (c) the elimination of ClimateRock’s historical accumulated deficit.

(E)    Reflects the PIPE investment needed to meet the minimum cash requirement, as well as, the fees related to secure the PIPE investment for scenario 1.

(F)    Reflects the adjustments to retained earnings to record an expense in accordance with IFRS 2 for the excess of the value of the Holdings Shares issued to ClimateRock stockholders over the fair value of ClimateRock’s identifiable net assets acquired, representing a listing cost.

(G)    Reflects 2,577,138 ClimateRock shares redeemed for cash by ClimateRock shareholders, €26,370,848 million that would be paid out in cash in scenario 2.

(H)    Reflects the incremental PIPE investment needed to meet the minimum cash requirement, as well as, the incremental fees related to the secure the PIPE investment for scenario 2.

(I)     Reflects the recording of the 16,685,000 Escrowed Shares consideration, as it is more likely than not that the full earnout will be achieved and issued to GreenRock Shareholders after the earnout period. The shares will be accounted for as a liability in accordance with IAS 32 following the consummation of the Business Combination.

The excess of value of the Holdings Shares issued to ClimateRock stockholders over fair value is calculated as:

	Per share value (at September 30, 2023)	Assuming No Redemptions		Assuming Maximum Redemptions
		Shares	Fair Value	Shares	Fair Value
ClimateRock public stockholders	€10.23	3,364,638	€34,420,247	3,364,638	€34,420,247
ClimateRock sponsor shares	€10.23	1,968,750	20,140,313	1,968,750	20,140,313
Representative shares	€10.23	118,125	1,208,419	118,125	1,208,419
ClimateRock public warrants	€0.03	1,288,569	38,657	1,288,569	38,657
ClimateRock private warrants	€0.03	3,762,500	112,875	3,762,500	112,875
Redemption of ClimateRock Class A Common Stock	€10.23	—	€0	(2,577,138)	(26,370,848)
		10,502,582	€55,920,511	7,925,444	€29,549,663
Net assets of ClimateRock(1)			21,758,240		(4,612,608)
Excess of net assets			€34,162,271		€34,162,271

____________

(1)      Net assets of ClimateRock are calculated as assets minus liabilities based upon the unaudited financial statements of ClimateRock as of September 30, 2023, and converted from USD to EUR at a rate of 0.94482 USD per EUR. Scenario 2 reflects the reduction of net assets in the amount of the payment to all eligible redeeming shareholders for their pro rata portion of the cash held in trust.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(A)    The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the initial public offering occurred as of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combinations for the entire period.

(B)    Reflects the adjustments to general and administrative expenses in accordance with IFRS 2 for the excess of the value of Holdings Shares issued in exchange for the outstanding equity of ClimateRock over the net identifiable assets acquired. This results in a charge of €34,162,271. See adjustment F to the pro forma condensed combined balance sheet above for details regarding the calculation of the share-based compensation expense for the listing cost.

(C)    Reflects the estimated transaction fees of €3,743,845 and €4,971,703, which represents preliminary estimated transaction costs expected to be incurred by ClimateRock for legal, merger & acquisition consulting, accounting, advisory, and printing fees incurred as part of the Business Combination for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively. GreenRock transactions costs meet the criteria of issuance costs under IAS 32; therefore, the costs are recorded as a reduction to equity.

(D)    Reflects the adjustment to eliminate the unrealized investment income on the trust account.

The following presents the calculation of basic and diluted weighted average shares outstanding assuming two alternative levels of conversion for the period beginning January 1, 2023

	Scenario 1 (Assuming No Redemptions)	Scenario 2 (Assuming Maximum Redemptions)
Weighted average shares calculation, basic and diluted:
ClimateRock Public Shares	3,364,638	787,500
ClimateRock Founder Shares	1,968,750	1,968,750
ClimateRock Private Placement Shares	118,125	118,125
Issuance of PIPE Shares in business combination	1,301,312	2,603,168
Issuance of Pubco common stock to GreenRock in Business Combination (excluding Escrowed Shares)	28,000,000	28,000,000
Weighted average shares outstanding	34,752,825	33,477,543
Percent of Shares owned by existing GreenRock holders	81%	84%
Percent of Shares owned by existing holders of ClimateRock shares	15%	8%
Percent of Shares owned by PIPE holders	4%	8%

Note 4 — Conversion of Reporting Currency for ClimateRock

The financial statements of ClimateRock were originally prepared in United States Dollars (USD). For purposes of the pro forma financial statements, all amounts in the September 30, 2023 balance sheet was converted to Euros (EUR) using a published exchange rate of 0.94482 USD per EUR at that date. All statement of operations and statement of comprehensive income amounts for the nine months ended September 30, 2023 and year ended December 31, 2022 were converted to EUR using the average exchanges rates for the periods of 0.94497 USD per EUR and 0.95126 USD per EUR, respectively.

USE OF PROCEEDS

Pubco estimates that at least US$15.0 million (assuming maximum redemptions) will be made available to it as a result of the Business Combination. The total amount received will depend on, among other things, the total number of ClimateRock’s Public Shares to be redeemed as discussed in this proxy statement/prospectus under “Extraordinary General Meeting of Shareholders — Redemption Rights.” Pubco expects to use a substantial portion of the funds it will receive from the Business Combination for general corporate purposes, which may include working capital needs, development of new and ongoing greenfield projects and funding potential projects and/or corporate acquisitions.

INFORMATION RELATED TO PUBCO

Pubco was incorporated under the laws of the Cayman Islands on September 23, 2022, solely for the purpose of effectuating the business combination transaction described in the Original EEW BCA. Pubco owns no material assets other than 100% of the shares in the Merger Subs and does not operate any business.

On September 23, 2022, Pubco issued one ordinary share to one shareholder for a total consideration of $0.0001. Such share was transferred to ClimateRock on December 28, 2023. This share represents all shares in the capital of Pubco that are currently issued and outstanding and will be surrendered for nil consideration immediately following adoption of the Amended and Restated Memorandum and Articles of Association of Pubco and the issuance of new securities as contemplated hereby. For descriptions of Pubco securities, please see the section of this proxy statement/prospectus entitled “Description of Pubco Securities.”

Prior to the consummation of the Business Combination, the sole director of Pubco is Per Regnarsson, and the sole shareholder of Pubco is ClimateRock.

Legal Proceedings

From time to time, Pubco, GreenRock or any of their respective subsidiaries may become involved in legal proceedings or be subject to claims arising in the ordinary course of their business. None of Pubco, GreenRock or any of their respective subsidiaries is currently a party to any legal proceedings, the outcome of which, if determined adversely, would individually or in the aggregate have a material adverse effect on their business or financial condition.

OTHER INFORMATION RELATED TO CLIMATEROCK

References in this section to “ClimateRock”, “Company”, “we”, “our” or “us” refer to ClimateRock, a Cayman Islands exempted company.

Introduction

ClimateRock is a blank check company formed as a Cayman Islands exempted company for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Prior to executing the Business Combination Agreement with GreenRock, ClimateRock’s efforts were limited to organizational activities, completion of its Initial Public Offering, pursuing a prospective business combination and evaluation of other possible business combinations.

Initial Public Offering

ClimateRock is a blank check company incorporated in the Cayman Islands on December 6, 2021. ClimateRock was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination or other similar business combination with one or more businesses or entities.

On May 2, 2022, ClimateRock consummated its IPO of 7,875,000 Public Units, which included the underwriters’ partial exercise of over-allotment option, at a price of $10.00 per Public Unit, generating gross proceeds of $78,750,000. Simultaneously with the closing of the IPO, ClimateRock consummated the private placement of an aggregate of 3,762,500 Private Warrants at a price of $1.00 per Warrant, generating gross proceeds of $3,762,500. The total offering generated an aggregate amount of gross proceeds of $82,512,500 to ClimateRock.

Following the Initial Public Offering and the simultaneous private placement, a total of $79,931,250 was deposited into the Trust Account and the remaining proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The Initial Public Offering was conducted pursuant to registration statements on Form S-1 (File No. 333-263542) that became effective on April 27, 2022. Except as described in the prospectus for ClimateRock’s Initial Public Offering and in the section entitled “Other Information Related to ClimateRock — ClimateRock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” these proceeds will not be released until the earlier of the completion of an initial business combination and ClimateRock’s Redemption of 100% of the issued and outstanding Public Shares upon its failure to consummate a business combination within the required time period under ClimateRock’s organizational documents.

In addition, ClimateRock issued to Maxim and/or its designees, 118,125 Class A ordinary shares upon the consummation of the Initial Public Offering. Maxim has agreed not to transfer, assign, or sell any such shares until the completion of the Business Combination. In addition, Maxim has agreed: (i) to waive its redemption rights with respect to such shares in connection with the completion of the Business Combination; and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if ClimateRock fails to complete its Business Combination within 12 months (or 18 months, as applicable) from the closing of the Initial Public Offering.

ClimateRock’s original deadline to consummate an initial business combination was 12 months from the closing of its Initial Public Offering (or May 2, 2023), which could be extended by six months (to November 2, 2023) if (among other things) the Sponsor deposited additional funds into the Trust Account. On April 27, 2023, ClimateRock held an extraordinary general meeting of shareholders and approved, among other things, an amendment to the ClimateRock Memorandum and Articles to (i) extend the date by which ClimateRock would be required to consummate a business combination from November 2, 2023 to May 2, 2024 (and (ii) to permit ClimateRock’s board of directors, in its sole discretion, to elect to wind up ClimateRock’s operations on a date earlier than May 2, 2024.

Recent Developments

The Sponsor, its officers and directors or their respective affiliates may, but are not obligated to, loan to ClimateRock the funds it requires to pay the transaction costs for a business combination. If ClimateRock completes a business combination, it will repay any Working Capital Loans, without interest, in cash, or at the lender’s discretion, by converting up to $1,500,000 of the notes into Working Capital Warrants at a price of $1.00 per Warrant. If ClimateRock does not complete a business combination, it may use funds it holds outside the Trust Account to repay the Working Capital Loans, but it may not use proceeds held in the Trust Account for this purpose. To date, ClimateRock has entered into the following four loan agreements with Eternal BV, a company controlled by Charles Ratelband V, the Executive Chairman of ClimateRock’s board of directors.

•        On September 21, 2022, ClimateRock entered into a loan agreement with Eternal BV, in the principal amount of up to $180,000, on an unsecured basis and bearing no interest. The loan was available to be drawn from September 21, 2022 to March 31, 2023 and its maturity date is March 31, 2024. As of the date of this proxy statement/prospectus, the outstanding balance of the loan was $180,000.

•        On November 12, 2022, ClimateRock entered into a loan agreement with Eternal BV, in the principal amount of up to $300,000, on an unsecured basis and bearing no interest. The loan was available to be drawn from November 12, 2022 to March 31, 2023 and its maturity date is March 31, 2024. As of the date of this proxy statement/prospectus, the outstanding balance of the loan was $300,000.

•        On January 29, 2023, ClimateRock entered into a loan agreement with Eternal BV, in the principal amount of up to $50,000, on an unsecured basis and bearing no interest. The loan was available to be drawn from January 29, 2023 to March 31, 2023 and its maturity date is March 31, 2025. As of the date of this proxy statement/prospectus, the outstanding balance of the loan was $50,000.

•        On April 12, 2023, ClimateRock entered into a loan agreement with Eternal BV for a loan facility in the principal amount of up to $500,000, on an unsecured basis and bearing no interest. The loan was available to be drawn down in four installments: $150,000 on April 12, 2023, $125,000 on May 3, 2023, $125,000 on June 3, 2023, and $100,000 on July 3, 2023. The maturity date of the loan is the earlier of May 1, 2024 or the date of the consummation of ClimateRock’s initial business combination. As of the date of this proxy statement/prospectus, the outstanding balance of the loan was $500,000.

•        On November 1, 2023, ClimateRock entered into a loan agreement with Eternal BV, in the principal amount of up to $335,000, on an unsecured basis and bearing no interest. As of the date of this proxy statement/prospectus, the outstanding balance of the loan was $335,000.

On December 20, 2022, ClimateRock’s management, together with the audit committee of the Board of Directors concluded that its unaudited financial statements as of September 30, 2022 contained in its Quarterly Report on Form 10-Q filed with the SEC on November 9, 2022 (the “10-Q”), should no longer be relied upon due to certain errors made in the recording and accruing of certain expenses for such reporting period.

During the fiscal quarter ended September 30, 2022, ClimateRock incurred certain legal expenses with two vendors in connection with the Business Combination Agreement. Such services were delivered throughout the third quarter of 2022, but the fees were not properly recorded in accordance with U.S. Generally Accepted Accounting Principles. This resulted in a misstatement of the previously reported balances included in the 10-Q.

In view of the above, ClimateRock’s Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures. Based upon their re-evaluation, they concluded that ClimateRock’s disclosure controls and procedures were not effective during the period of time the error described above persisted, due to a material weakness in internal controls over financial reporting in ClimateRock’s accrual process. In light of this material weakness, ClimateRock performed additional analysis as deemed necessary to ensure that its unaudited interim financial statements were prepared in accordance with U.S. generally accepted accounting principles.

ClimateRock restated the financial statements identified above in its Quarterly Report on Form 10-Q/A, which was filed with the SEC on December 21, 2022. ClimateRock’s management intends to implement remediation steps to improve its disclosure controls and procedures and its internal controls over financial reporting. Specifically, ClimateRock’s management intends to work closely with its financial advisors to ensure balances being recorded at each period end represent the accurate amounts ClimateRock owes. As of March 31, 2023, ClimateRock remediated the material weaknesses through activities including more clearly defined Management oversight and implemented key controls, including defining appropriate levels of precision for cut-off testing.

On April 27, 2023, ClimateRock shareholders approved the extension of the Business Combination Deadline from November 2, 2023 to May 2, 2024 (the “Extension Amendment”) and approved the amendment to ClimateRock’s restated memorandum and articles of association to permit the ClimateRock Board, in its sole discretion, to elect to wind up ClimateRock’s operations on a date earlier than May 2, 2024. In connection with the approval of the Extension Amendment, shareholders elected to redeem an aggregate of 5,297,862 Public Shares. As a result, an aggregate of approximately $55 million (or approximately $10.43 per share) was released from the Trust Account to pay such shareholders and 4,664,012 Class A ordinary shares (including 2,577,138 Public Shares) were issued and outstanding immediately following such redemption. In connection with the Extension Amendment, on May 2, 2023, ClimateRock issued a promissory note (the “Extension Note”) in the aggregate principal amount of up to $900,000 (the “Extension Funds”) to the Sponsor, pursuant to which the Sponsor agreed to provide ClimateRock with equal monthly installments of $75,000 ($0.029 per remaining Public Share) to be deposited into the Trust Account until ClimateRock consummates its initial business combination. As of the date of this proxy statement/prospectus, ClimateRock has drawn under the Extension Note and deposited into the Trust Account $($675,000).

Fair Market Value of Target Business

The target business or businesses that ClimateRock acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding any deferred underwriting fees and any taxes payable on the Trust Account balance) at the time of the execution of a definitive agreement for its initial business combination, although ClimateRock may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance. ClimateRock’s board of directors determined that this test was met in connection with the proposed Business Combination with GreenRock.

Shareholder Approval of Business Combination

Under the ClimateRock Memorandum and Articles, in connection with any proposed business combination, if ClimateRock seeks shareholder approval of an initial business combination at a meeting called for such purpose, Public Shareholders must be offered the opportunity to redeem their Public Shares, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for ClimateRock’s Initial Public Offering. Accordingly, in connection with the Business Combination with GreenRock, the ClimateRock Public Shareholders may seek to redeem their Public Shares in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Restrictions in Connection with the Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the Business Combination Proposal, all of ClimateRock’s Initial Shareholders have agreed to vote the Founder Shares as well as any ordinary shares acquired in the aftermarket in favor of such proposed business combination.

No directors or officers of ClimateRock have purchased any securities of ClimateRock in any open market transactions.

Sponsor Loans and Related Party Loans

The Sponsor, its officers and directors or their respective affiliates may, but are not obligated to, loan to ClimateRock the funds it requires to pay the transaction costs for a business combination. If ClimateRock completes a business combination, it will repay any Working Capital Loans, without interest, in cash, or at the lender’s discretion, by converting up to $1,500,000 of the notes into Working Capital Warrants at a price of $1.00 per Warrant. If ClimateRock does not complete a business combination, it may use funds it holds outside the Trust Account to repay the Working Capital Loans, but it may not use proceeds held in the Trust Account for this purpose. To date, ClimateRock has entered into four loan agreements with Eternal BV, a company controlled by Charles Ratelband V, the Executive Chairman of ClimateRock’s board of directors. The Eternal Loans are unsecured and do not bear interest and mature on various dates between March 31, 2024 and March 31, 2025. As of the date of this proxy statement/prospectus, ClimateRock has drawn approximately $1,835,000 under the Eternal Loans. Each member of ClimateRock’s board of directors has been informed of Mr. Ratelband’s material interest in the Eternal Loans, and upon the approval and recommendation of ClimateRock’s audit committee, ClimateRock’s board of directors has determined that the loans are fair and in the best interests of ClimateRock and has voted to approve the loans.

Liquidation if No Business Combination

If ClimateRock has not completed an initial business combination by May 2, 2024 (or any later date to which it may be extended), it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the issued and outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to us but net of taxes payable, and less interest to pay dissolution expenses, divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining shareholders and its board of directors, liquidate and dissolve, subject to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

There will be no redemption rights or liquidating distributions with respect to ClimateRock’s warrants and rights, which will expire worthless if ClimateRock fails to complete its initial business combination by the Business Combination Deadline.

The Sponsor, officers and directors have entered into a letter agreement with ClimateRock, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if ClimateRock fails to complete its initial business combination by the Business Combination Deadline. However, if the Sponsor, officers or directors acquire public shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if ClimateRock fails to complete its initial business combination by the Business Combination Deadline.

The Sponsor, officers and directors have agreed, pursuant to a written agreement with ClimateRock, that they will not propose any amendment to the ClimateRock Memorandum and Articles (i) to modify the substance or timing of ClimateRock’s obligation to redeem 100% of its public shares if it does not complete its initial business combination by May 2, 2024 or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless ClimateRock provides its public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to ClimateRock to pay its income taxes divided by the number of then issued and outstanding public shares. However, ClimateRock may not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that ClimateRock is not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that ClimateRock cannot satisfy the net tangible asset requirement (described above), ClimateRock would not proceed with the amendment, the relevant proposed business combination or the related redemption of its public shares at such time.

ClimateRock expects that all costs and expenses associated with implementing its liquidation and dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the proceeds held outside the Trust Account, although ClimateRock cannot assure you that there will be sufficient funds for such purpose. ClimateRock will depend on sufficient interest being earned on the proceeds held in the Trust Account to pay any franchise and income tax obligations it may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing its liquidation and dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay franchise and income taxes on interest income earned on the Trust Account balance, ClimateRock may request the trustee to release to it such accrued interest to pay those costs and expenses.

If ClimateRock were to expend all of the net proceeds of the Initial Public Offering and the sale of the Private Warrants, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by shareholders upon its dissolution would be approximately $10.15. The proceeds deposited in the Trust Account could, however, become subject to the claims of its creditors which would have higher priority than the claims of its public shareholders. There can be no assurance that the actual per-share redemption amount received by shareholders will not be substantially less than $10.15.

Although ClimateRock will seek to have all vendors, service providers, prospective target businesses or other entities with which ClimateRock does business execute agreements with ClimateRock waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of its public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against its assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, its management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where ClimateRock may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. UHY LLP, ClimateRock’s independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with ClimateRock waiving such claims to the monies held in the Trust Account.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with ClimateRock and will not seek recourse against the Trust Account for any reason. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to ClimateRock, or a prospective target business with which ClimateRock has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below $10.15 per Public Share (or any lesser amount resulting from reductions in the value of the trust assets), less taxes payable. However, that liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under its indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. However, ClimateRock has not asked the Sponsor to reserve for such indemnification obligations, nor has ClimateRock independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of its company. Therefore, there can be no assurance that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for its initial business combination and redemptions could be reduced to less than $10.15 per public share. In such event, ClimateRock may not be able to complete its initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of ClimateRock’s officers or directors will indemnify it for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below $10.15 per Public Share (or any lesser amount resulting from reductions in value of the trust assets), in each case net of any interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, its independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While ClimateRock currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that its independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. ClimateRock has not asked the Sponsor to reserve for such indemnification obligations and there can be no assurance that the Sponsor would be able to satisfy those obligations. Accordingly, there can be no assurance that due to claims of creditors the actual value of the then-applicable redemption price will not be less than $10.15 per public share.

If ClimateRock file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in its bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy or insolvency claims deplete the Trust Account, ClimateRock cannot assure you that it will be able to return $10.15 per share to its public shareholders. Additionally, if ClimateRock files a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by its shareholders. Furthermore, its board of directors may be viewed as having breached its fiduciary duty to its creditors and/or may have acted in bad faith, thereby exposing itself to claims of punitive damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

ClimateRock’s public shareholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the redemption of any Public Shares properly tendered in connection with (A) the completion of its initial business combination or (B) a shareholder vote to amend certain provisions of the ClimateRock Memorandum and Articles to modify the substance or timing of its obligation to redeem its Public Shares for the Per-Share Redemption Price (as defined in the ClimateRock Memorandum and Articles) in accordance with the ClimateRock Memorandum and Articles, and (ii) the redemption of all of its public shares if ClimateRock is unable to complete its initial business combination by the Business Combination Deadline, subject to applicable law and as further described herein. In no other circumstances will a shareholder have any right or interest of any kind to or in the Trust Account. In the event ClimateRock seek a shareholder approval in connection with its initial business combination, a shareholder’s voting in connection with the initial business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the Trust Account. Such shareholder must have also exercised its redemption rights as described above. These provisions of the ClimateRock Memorandum and Articles, like all provisions of the ClimateRock Memorandum and Articles, may be amended with a shareholder vote, subject to the limitations specified therein.

Facilities

ClimateRock currently maintains its principal executive offices at 25 Bedford Square, London, WC1B 3HH, United Kingdom for which ClimateRock pays U.N. SDG Support LLC $10,000 per month for a maximum of 12 months (or up to 18 months if the period of time ClimateRock has to complete an initial business combination is extended), if earlier, until the consummation of its initial business combination, for office space, utilities and secretarial and administrative services.

Employees

ClimateRock currently has two officers. These individuals are not obligated to devote any specific number of hours to ClimateRock’s matters, but they devote as much of their time as they deem necessary and intend to continue doing so to ClimateRock’s affairs until ClimateRock has completed ClimateRock’s initial business combination. The amount of time they devote in any time period will vary based on whether a target business has been selected for ClimateRock’s initial business combination and the stage of the business combination process ClimateRock is in. ClimateRock does not intend to have any full-time employees prior to the consummation of ClimateRock’s initial business combination.

Directors and Executive Officers

ClimateRock’s directors and officers are as follows as of the date of this prospectus/proxy statement:

Name	Age	Position
Per Regnarsson	57	Director and Chief Executive Officer
Charles Ratelband V	43	Director and Executive Chairman
Abhishek Bawa	40	Chief Financial Officer
Niels Brix	49	Independent Director
Randolph Sesson, Jr.	58	Independent Director
Caroline Harding	42	Independent Director
Sean Kidney	65	Independent Director

Mr. Per Regnarsson is ClimateRock’s Chief Executive Officer and Director since December 2021 and will serve as a member of the board of directors of Pubco following the completion of the Transactions. Mr. Regnarsson currently serves as the Director of Gluon Capital Ltd. and various subsidiary companies of Gluon, a London headquartered company that forms, seeds and invests in sustainable energy and mobility businesses globally. He also served as the Chairman of EV Hub Ltd., an electric vehicle infrastructure company, the Director of Marine2o Ltd., a developer of green hydrogen production and the Founding Advisory Partner of Impactirr Alliance Ltd., an Indian renewable energy firm since October 2019. Prior to that, he served as the Associate Partner of K2 Management A/S, a renewable energy financial advisory company, from July 2018 to January 2020. From May 2018 to January 2019, Mr. Regnarsson served as the Partner of Opus Corporate Finance LLP, a private equity firm. He also served as the Associate Partner of Assay Advisory Ltd., a London based financial consulting firm from April 2016 to April 2018. Mr. Regnarsson served as the Executive Board Member and Chief Investment Officer of the Palmetto Group, a private equity firm active in the clean energy industry, from August 2014 to March 2016. From March 2011 to March 2018, he founded CWC Biofuels A/S, a Danish energy firm and served as its Acting CEO and Director with responsibility for financing. Mr. Regnarsson co-founded Clean World Capital, a private equity firm, in July 2008 and served as its managing partner until July 2014 and in connection with this, he co-founded Better Energy A/S, a solar photovoltaic firm and served as its shareholder and Executive Chairman from September 2012 to March 2015. Previously, from 1990 to 2014, Mr. Regnarsson worked at various investment banking and boutique corporate finance institutions including Danske Bank, Chase Manhattan Bank, Moody’s, JP Morgan, Merrill Lynch and Clean World Capital. Mr. Regnarsson holds an MSc Sloan Fellowship from London Business School. We believe Mr. Regnarsson is well qualified to serve as a director due to his experience in numerous leadership roles in the renewable energy sector for over 15 years.

Mr. Charles Ratelband V is ClimateRock’s founder and serves as Director and the Executive Chairman of ClimateRock’s Board of Directors since December 2021. He will also serve as a member of the board of directors of Pubco following the completion of the GreenRock Transactions. Mr. Ratelband V founded WindShareFund and has served as its Managing Director since its inception in 2011. WindShareFund is a Netherlands-based investment company with a core goal of investing in a better environment and contributing to the transition to sustainable, green energy. Mr. Ratelband V founded RREG, a Dutch investment advisory firm, in September 2007, and has served as its Managing Director since then. Mr. Ratelband V also founded and has served as the Managing Director of Climate Center Mariëndaal since January 2020. Mr. Ratelband V holds a Bachelor’s degree in Business Administration from the HBO University in the Netherlands. We believe Mr. Ratelband V is well qualified to serve as a director due to his experience as Managing Director of a renewable energy investment company for over 12 years.

Mr. Abhishek Bawa serves as ClimateRock’s Chief Financial Officer. He has 15 years of experience in developing, financing and owning renewable energy assets in Europe, North America, Asia and Africa with demonstrated success in deal structuring, transaction management, financial modelling, business valuation and project finance. He has been serving as a Partner at Gluon since March 2021. Prior to that, Mr. Bawa served as the Head of Business Development of Solarpack, a Spanish solar developer, from May 2019 to March 2021. Previously, from February 2012 to February 2019, he served as the Vice President of IL&FS Financial Services Ltd. and actively participated in considerable financing for infrastructure projects in Europe, the United Arab Emirates, China and India. Mr. Bawa was an Associate of the Transaction Advisory Group at Ernst and Young from October 2008 to October 2009, providing commercial and financial consultancy to the Indian renewable energy and power sector before becoming the Chief of Staff to the Chief Executive Officer at GMR International, a firm specializing in transportation and urban infrastructure financing from November 2009 to June 2011. He received a Master’s degree in Business Administration from Said Business School, University of Oxford and earned a certification in Project and Infrastructure Finance at the London Business School.

Mr. Randolph Sesson, Jr., has served as one of ClimateRock’s independent directors since December 2021. He has more than 35 years of experience in leading the industry financial advisory teams at top-tier international investment banking firms. Since July 2016, he has been serving as the managing partner of Blackbird Capital Partners Limited, a boutique financial advisory firm based in London, England which helps public and private companies and governments to raise debt and equity capital, undertake financial and operating restructurings and execute mergers and acquisitions, primarily in the infrastructure, transportation and oil and gas sectors. Prior to that, he served as the Senior Managing Director in London, Head of European Transportation and Transportation Infrastructure and Consultant of Evercore, a global investment banking advisory firm, from 2012 to 2016. Mr. Sesson, Jr. served as a Managing Director and Head of Transportation of Morgan Stanley in London from 2006 to 2012. He worked at Goldman Sachs for 17 years, with his final position being Managing Director and Head of European Transportation at its London offices from 2000 to 2006, and as an Associate and Vice President of Transport and Global Finance at its New York and Hong Kong offices from 1989 to 2000. Prior to that, Mr. Sesson, Jr. served as a Financial Analyst at Morgan Stanley in New York, in its real estate and Middle East coverage groups from 1984 to 1987. Mr. Sesson, Jr. has worked on a substantial number of blue-chip international transactions over the course of his career, including the IPO of UPS, the merger of British Airways and Iberia, the international airports investment platform of Singapore’s Changi Airports International arm, and the operational and financial restructurings of a number of airlines including SAS and TAAG. More recently he has worked on transactions involving ethane and helium extraction and logistics. Mr. Sesson, Jr. has an extensive network of corporate and financing contacts, especially in the infrastructure investing world. Mr. Sesson served as the Chairman of Sponsors for Educational Opportunity London, a UK-registered charity delivering mentoring, training and educational support to senior school and university age students, from March 2001 to June 2022. He also serves as a Trustee of the aviation and motor racing-focused Brooklands Museum at Surrey, England. Mr. Sesson, Jr. obtained a Bachelor of Arts degree in History from Yale University in 1985, and a Master of Business Administration degree from Stanford Graduate School of Business in 1989. We believe Mr. Sesson is well qualified to serve as a director due to his experience in finance and particularly in the areas of mergers and acquisitions, public and private equity raising, and debt financing, with a focus on infrastructure and energy.

Mr. Niels Brix, has served as one of ClimateRock’s independent directors since December 2021. He has more than 15 years of experience in the global wind industry from both operational and advisory perspectives. He currently serves as the Chief Executive Officer of Valmont SM A/S, a Denmark based supplier of components for the wind turbine industry. He founded Recounsel ApS, a Danish business consulting firm and has served as its Principal since 2006. He also served as a board member of Procon Wind Energy A/S, a Denmark based company providing services primarily for the offshore wind sector, since February 2019. Mr. Brix served as the Head of Nordics & Baltics and Head of Special Projects from June 2020 to May 2021 and as the Head of Financial Advisory from June 2018 to October 2021 of K2 Management A/S, a Denmark based consultancy firm. He served as the Chief Commercial Officer and Vice President of Seatower A/S, a Norwegian based IP rights company and designer of foundations for offshore wind turbine installations from June 2012 to May 2018. Mr. Brix served as the Senior Vice President of Business Development of Skykon A/S, a Danish private equity firm focused on the wind energy industry, from 2007 to 2010. In 2005, he served as the Senior Manager and Counsel to Deloitte, a major international accounting firm, where he focused on mergers and acquisitions. He served as the Senior Manager and Counsel to Carlsberg Group, an international brewing company, from 2002 to 2004. Mr. Brix is an attorney-at-law admitted in Denmark. He holds a Master of Law degree from Aarhus University. He also completed management courses at Institut Européen d’Administration des Affaires. We believe Mr. Brix is well qualified to serve as a director due to his experience in leadership roles in renewable energy companies for over a decade.

Ms. Caroline Harding as served as one of ClimateRock’s independent directors since April 2022. She currently serves as the Director of Panthera International Cayman Limited, which provides private office services to high net worth individuals, since she founded it in May 2021. Ms. Harding also currently serves on the management of or as a director of multiple special purposes acquisition companies, including the Director and Chief Executive Officer of Aurora Acquisition Corp., and its affiliates (Nasdaq: AURC) since October 2021, the Director of Aurora Acquisition II Corp., since October 2020 and the Director of Founders First Acquisition Corp., since May 2021. She currently serves as the Director of RX Diversified Portfolios since September 2020 and the Director of Fitzdares Limited since June 2019. Ms. Harding is also a director of other private entities and one not for profit organization. Form October 2017 to October 2019, Ms. Harding served as the Chief Financial Officer of the Weybourne Group, Sir James Dyson’s family office, managing a multi-billion pound portfolio, which included the James Dyson Group Limited, and in connection with this role, she also served as the director of multiple Weybourne related entities where she was responsible for increasing the effectiveness of operations. For the nine (9) years prior to Weybourne, Ms. Harding was the Financial Manager, Chief Financial Officer, and Director of Exploration Capital, another single family office, with a particular focus on agricultural and development land in Latin America. In connection with her role, she simultaneously served as the Chief Financial Officer of Gilo Industries Group Limited, an engineering firm, from September 2012 to July 2017. Ms. Harding is a qualified Chartered Accountant with Ernest & Young LLP and is a Member of ICAS, a Member of the Chartered Institute for Securities & Investment (“CISI”), and a member of the Chartered Financial Analyst Society (“CFA”) in the United Kingdom. Ms. Harding is also a Chartered Institute of Management Accountants (“CIMA”) Approved Director. She received her Bachelor of Science in Economics and Accounting from the University of Bristol in 2002. We believe Mr. Harding is well qualified to serve as a due to her international business and financial experience and her previous leadership roles in various industries.

Mr. Sean Kidney has served as one of ClimateRock’s independent directors since April 2022. He has served as the Chief Executive Officer of the Climate Bonds Initiative (CBI) since November 2010, an international non-governmental organization working to mobilize global capital for climate action. Mr. Kidney also currently serves as a Director of Climate Bond Services Ltd. in England and Wales since December 2018, Climate Bonds Initiative (Europe) ABSL in Belgium since July 2019 and Low Carbon World (Shanghai) Business Consulting Co. Ltd. (the operating arm of Climate Bonds in Shanghai, China) since March 2021. He is currently a member of many social organizations with sustainable development initiatives, including the French government’s Green Sovereign Bond Evaluation Council, the UK government’s Green Gilt Advisory Committee, the Board of Climate Transition Pathways, the Advisory Board of the UNDP-GEF Climate Aggregation Platform, the Finance Advisory Board, the Global Alliance for a Sustainable Planet, the European Advisory Board of the SMARTER Finance for Families initiative, FAST-Infra (Finance to

Accelerate the Sustainable Transition — Infrastructure) and the European Commission’s Platform on Sustainable Finance. He has been a Professor in Practice at School of Oriental and African Studies at University of London since May 2020 and is a regular speaker on climate change and finance. We believe Mr. Kidney is well qualified to serve as a director due to his experience in renewable energy financing for more than a decade and numerous international organizations focused on the energy transition.

No officers or directors have been involved in any legal proceedings that are disclosable, except for one prior legal proceeding involving Mr. Ratelband V, which proceeding has been resolved. In January 2019, the Netherlands Authority for the Financial Markets (“AFM”) notified Mr. Ratelband of its intention to impose an order against him for violations committed by WindShareFund N.V., WindShareFund B.V., WindShareFund I B.V., WindShareFund II B.V., Arnhem, and WindShareFund III B.V. (collectively “WSF”) under the Dutch Consumer Protection (Enforcement) Act (Whc) regarding the failure of WSF to make certain disclosures to its consumers with respect to the purchase of and investment into wind turbines. The AFM imposed an initial penalty order on or around May 6, 2019, which was replaced and supplemented by a penalty order dated March 12, 2020 (the “March 12 AFM Order”). Mr. Ratelband ultimately appealed the March 12 AFM Order to the Dutch highest court, the College van Beroep voor het bedrijfsleven (“CBb”). On or around November 2, 2021, the CBb issued its order (the “CBb Order”) The CBb did not disturb the March 12 AFM Order’s order finding that he was the de facto manager of WSF and that (i) Mr. Ratelband is aware of WSF’s prohibited conduct, (ii) Mr. Ratelband was authorized and reasonably required to prevent and terminate such prohibited conduct, and (iii) Mr. Ratelband omitted measures to this end, consciously accepting the considerable chance that the prohibited behaviors would (continue to) occur. The CBb vacated the March 12 AFM Order’s finding that Mr. Ratelband violated the Whc by failing to disclose the use of WSF funds for personal use. The CBb upheld the March 12 AFM Order’s finding that WSF violated the Whc by failing to disclose accurate information regarding (i) the different proportions of the purchase values and interests acquired in the wind mills, (ii) the residual values of the wind turbines, and (iii) the ongoing payment of a management fee. The CBb found that WSF must disclose the accurate information regarding the foregoing. In December 2021, the AFM acknowledged that WSF complied with the CBb order.

Officers and Directors

The ClimateRock Memorandum and Articles provide that the authorized number of directors may be changed only by ordinary resolution. Prior to consummation of our initial business combination, holders of ClimateRock’s Founder Shares will have the right to appoint all of ClimateRock’s directors but holders of ClimateRock’s public shares will not have the right to vote on the appointment of directors during such time. These provisions of the ClimateRock Memorandum and Articles may only be amended by a special resolution passed by shareholders representing at least 90% of the issued and outstanding Class B ordinary shares. Subject to the terms of any preference shares, any or all of the directors may be removed from office at any time, only by an ordinary resolution of the issued and outstanding Founder Shares (being a resolution passed by a simple majority of the votes cast by, or on behalf of, the Founder Shareholders entitled to vote thereon, voting together as a single class). Any vacancy on ClimateRock’s board of directors, including a vacancy resulting from an enlargement of ClimateRock’s board of directors, may be filled by a person who is recommended as a director nominee by a majority of our independent directors.

ClimateRock’s board of directors is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. The term of office of the first class of director, Caroline Harding, will expire at our first annual general meeting. The term of office of the second class of directors, which consists of Per Regnarsson, Niels Brix, Randolph Sesson, Jr. and Sean Kidney, will expire at our second annual general meeting. The term of office of the third class of director, Charles Ratelband V, will expire at our third annual general meeting. Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in the ClimateRock Memorandum and Articles as it deems appropriate. The ClimateRock Memorandum and Articles provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries, Assistant Vice Presidents and such other offices as may be determined by the board of directors.

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Randolph Sesson, Jr., Niels Brix, Caroline Harding and Sean Kidney are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Director Independence

Nasdaq requires that a majority of its board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Randolph Sesson, Jr., Niels Brix, Caroline Harding and Sean Kidney are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. The independent directors have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of its independent and disinterested directors.

Committees of the Board of Directors

ClimateRock’s board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

ClimateRock has established an audit committee of the board of directors. Randolph Sesson, Jr., Niels Brix and Caroline Harding serve as members of our audit committee, and Caroline Harding chairs the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Sesson, Jr., Niels Brix and Ms. Harding meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and ClimateRock’s board of directors has determined that Ms. Harding qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

ClimateRock has adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

ClimateRock has established a compensation committee of the board of directors. Under the Nasdaq listing standards and applicable SEC rules, ClimateRock is required to have at least two members of the compensation committee, all of whom must be independent. Randolph Sesson, Jr. and Niels Brix serve as members of our compensation committee, all of whom is independent. Niels Brix chairs the compensation committee.

ClimateRock has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officers’ compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving on an annual basis the compensation, if any is paid by us, to all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to an affiliate of the Sponsor of $10,000 per month, for 12 months (or up to 18 months if we extend the period of time to consummate a business combination), for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

ClimateRock has established a nominating and corporate governance committee of the board of directors. Under the Nasdaq listing standards and applicable SEC rules, ClimateRock is required to have at least two members of the nominating and corporate governance committee, all of whom must be independent. Randolph Sesson, Jr., Niels Brix and Caroline Harding serve as members of our nominating and corporate governance committee, all of whom are independent. Randolph Sesson, Jr. chairs the nominating and corporate governance committee.

The nominating and corporate governance committee will consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for appointment at the next annual general meeting (or, if applicable, an extraordinary general meeting). ClimateRock’s shareholders that wish to nominate a director for appointment to ClimateRock’s board of directors should follow the procedures set forth in the ClimateRock Memorandum and Articles.

ClimateRock has adopted a nominating and corporate governance committee charter, which details the principal functions of the nominating and corporate governance committee, including:

•        identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for appointment at the annual general meeting or to fill vacancies on the board of directors.

•        developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines.

•        coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

Prior to ClimateRock’s initial business combination, holders of ClimateRock’s public shares will not have the right to recommend director candidates for nomination to ClimateRock’s board of directors.

Compensation Committee Interlocks and Insider Participation

None of ClimateRock’s officers or Pubco’s intended officers currently serves, or in the past year has served, (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on ClimateRock’s compensation committee or is intended to serve on Pubco’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on ClimateRock’s board of directors or is intended to serve on Pubco’s board of directors.

ClimateRock Executive Officer and Director Compensation

Other than described below, ClimateRock pays no compensation to its executives other than expense reimbursement. ClimateRock pays the Sponsor $10,000 per month for a maximum of 12 months (or up to 18 months if the period of time ClimateRock has to complete an initial business combination is extended) for office space, utilities and secretarial and administrative services. On September 21, 2022, ClimateRock entered into an engagement letter with Gluon, pursuant to which Gluon will provide consulting services to ClimateRock in connection with the identification, evaluation, and analysis of potential business combination transaction targets and related financing transactions in exchange for a Transaction Success Fee of up to $250,000. The Gluon Engagement is exclusive for ClimateRock, which undertakes not to engage other consultants providing similar consulting services to ClimateRock in Europe and the United Kingdom. The Gluon Engagement Letter may be terminated by Convenience Termination and Cause Termination (as such terms are defined in the Gluon Engagement Letter). Gluon will be entitled to receive the fee while the Gluon Engagement Letter is in force upon completion of the transactions contemplated by the Gluon Engagement Letter or in the case of a Convenience Termination by ClimateRock or a Cause Termination by Gluon, within 12 months of the date of the termination. In addition, Gluon will be entitled, with respect to any financing undertaken by ClimateRock introduced by Gluon during the term of the Gluon Engagement Letter, to the following fees: (i) for a financing involving an issuance of ClimateRock’s senior, subordinated and/or mezzanine debt securities, a cash fee payable at any closing equal to 2.0% of the gross proceeds received by ClimateRock at such closing; (ii) for a financing involving equity, equity-linked or convertible securities, a cash fee payable at each closing equal to 5.0% of the gross proceeds received by ClimateRock at such closing. Per Regnarsson, the Chief Executive Officer and a director of ClimateRock, is the managing partner of Gluon.

The Sponsor, its officers and directors or their respective affiliates may, but are not obligated to, loan to ClimateRock the funds it requires to pay the transaction costs for a business combination. If ClimateRock completes a business combination, it will repay any Working Capital Loans, without interest, in cash, or at the lender’s discretion, by converting up to $1,500,000 of the notes into Working Capital Warrants at a price of $1.00 per Warrant. If ClimateRock does not complete a business combination, it may use funds it holds outside the Trust Account to repay the Working Capital Loans, but it may not use proceeds held in the Trust Account for this purpose. To date, ClimateRock has entered into the following four loan agreements with Eternal BV.

•        On September 21, 2022, ClimateRock entered into a loan agreement with Eternal BV, in the principal amount of up to $180,000, on an unsecured basis and bearing no interest. The loan was available to be drawn from September 21, 2022 to March 31, 2023 and its maturity date is March 31, 2024. As of the date of this proxy statement/prospectus, the outstanding balance of the loan was $180,000.

•        On November 12, 2022, ClimateRock entered into a loan agreement with Eternal BV, in the principal amount of up to $300,000, on an unsecured basis and bearing no interest. The loan was available to be drawn from November 12, 2022 to March 31, 2023 and its maturity date is March 31, 2024. As of the date of this proxy statement/prospectus, the outstanding balance of the loan was $300,000.

•        On January 29, 2023, ClimateRock entered into a loan agreement with Eternal BV, in the principal amount of up to $50,000, on an unsecured basis and bearing no interest. The loan was available to be drawn from January 29, 2023 to March 31, 2023 and its maturity date is March 31, 2025. As of the date of this proxy statement/prospectus, the outstanding balance of the loan was $50,000.

•        On April 12, 2023, ClimateRock entered into a loan agreement with Eternal BV for a loan facility in the principal amount of up to $500,000, on an unsecured basis and bearing no interest. The loan was available to be drawn down in four installments: $150,000 on April 12, 2023, $125,000 on May 3, 2023, $125,000 on June 3, 2023, and $100,000 on July 3, 2023. The maturity date of the loan is the earlier of May 1, 2024 or the date of the consummation of ClimateRock’s initial business combination. As of the date of this proxy statement/prospectus, the outstanding balance of the loan was $500,000.

•        On November 1, 2023, ClimateRock entered into a loan agreement with Eternal BV, in the principal amount of up to $335,000, on an unsecured basis and bearing no interest. As of the date of this proxy statement/prospectus, the outstanding balance of the loan was $335,000.

Eternal BV is controlled by Charles Ratelband V, ClimateRock’s Executive Chairman of the Board of Directors. Each member of ClimateRock’s board of directors has been informed of Mr. Ratelband’s material interest in the loan agreement, and upon the approval and recommendation of ClimateRock’s audit committee, ClimateRock’s board of directors has determined that the loan is fair and in the best interests of ClimateRock and has voted to approve the loan.

After the completion of ClimateRock’s initial business combination, members of its management team who remain with the Pubco may be paid consulting, management or other fees from the Pubco with any and all amounts being fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to ClimateRock’s shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to ClimateRock’s officers will be determined, or recommenced, to the board of directors for determination, either by a committee constituted solely by independent directors or by a majority of the independent directors on ClimateRock’s board of directors.

Related Party Policy

ClimateRock has adopted a code of ethics requiring it to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by its board of directors (or the appropriate committee of its board) or as disclosed in its public filings with the SEC. Under its code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.

In addition, the audit committee of ClimateRock, pursuant to its charter, is responsible for reviewing and approving related party transactions to the extent that ClimateRock enters into such transactions. An affirmative vote of a majority of the members of the audit committee present at a general meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a general meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter is filed as an exhibit to the IPO registration statement. ClimateRock also require each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, ClimateRock has agreed not to consummate an initial business combination with an entity that is affiliated with any of the Sponsor, officers or directors unless ClimateRock, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that its initial business combination is fair to its company from a financial point of view. Furthermore, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by ClimateRock to the Sponsor, officers or directors, or any affiliate of the Sponsor or officers, for services rendered to ClimateRock prior to, or in connection with any services rendered in order to effectuate, the consummation of its initial business combination (regardless of the type of transaction that it is) other than disclosed in this prospectus/proxy statement.

The audit committee of ClimateRock will review on a quarterly basis any payments that were made to the Sponsor, officers or directors, or its or their affiliates.

Code of Ethics

ClimateRock has adopted a Code of Ethics applicable to ClimateRock’s directors, officers and employees. You will be able to review a copy of ClimateRock’s Code of Ethics and ClimateRock’s audit, compensation and nominating and corporate governance committee charters by accessing ClimateRock’s public filings at the SEC’s web site www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from ClimateRock. ClimateRock intends to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find More Information.”

Legal Proceedings

To the knowledge of ClimateRock’s management, there is no litigation currently pending or contemplated against ClimateRock, or any of its respective officers or directors in their capacity as such or against any of ClimateRock property.

Periodic Reporting and Audited Financial Statements

ClimateRock has registered its units, ordinary shares, rights and warrants under the Exchange Act and have reporting obligations, including the requirement that it file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, this report contains financial statements audited and reported on by ClimateRock’s independent registered public accountants.

ClimateRock will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements must be prepared in accordance with, or be reconciled to, U.S. GAAP or IFRS and the historical financial statements must be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses ClimateRock may acquire because some targets may be unable to provide such statements in time for ClimateRock to disclose such financial statements in accordance with federal proxy rules and consummate ClimateRock’s initial business combination time frame contained in ClimateRock’s organizational documents.

CLIMATEROCK’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References to “ClimateRock”, the “Company,” “our,” “us” or “we” refer to ClimateRock. References to ClimateRock’s “management” or ClimateRock’s “management team” refer to ClimateRock’s officers and directors. The following discussion and analysis provide information which ClimateRock’s management believes is relevant to an assessment and understanding of its results of operations and financial condition. This discussion and analysis should be read together with the sections of the proxy statement/prospectus entitled “Other Information Related to ClimateRock”, and ClimateRock’s audited financial statements and related notes thereto that are included elsewhere in the proxy statement/prospectus. In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in the proxy statement/prospectus.

Overview

ClimateRock is a Cayman Islands exempted company incorporated as a blank check company on December 6, 2021. ClimateRock was formed for the purpose of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar Business Combination.

Although ClimateRock was not limited to a particular industry or geographic region for purposes of consummating a Business Combination, ClimateRock focused on opportunities in environmental protection, renewable energy, fighting climate change, and any other related industries. ClimateRock targeted companies with established operating models that have strong management teams, realigned capital structures, positive cash flow prospects, and a clear and well-defined pathway for growing profitably over the long-term. ClimateRock is an early stage and emerging growth company and, as such, ClimateRock is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2023, ClimateRock had not yet commenced any operations. All activity through September 30, 2023 relates to ClimateRock’s formation and the Initial Public Offering, which is described below, and post-offering activities in search for a target to consummate a Business Combination. ClimateRock will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. ClimateRock will generate nonoperating income in the form of interest income from the proceeds derived from the Initial Public Offering. ClimateRock has selected December 31 as its fiscal year end.

The registration statement for ClimateRock’s Initial Public Offering was declared effective on April 27, 2022. On May 2, 2022, ClimateRock consummated its Initial Public Offering of 7,875,000 units (“Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit, including 375,000 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option, generating gross proceeds of $78,750,000.

ClimateRock commenced operations after obtaining adequate financial resources through (i) the Initial Public Offering of 7,875,000 Units at $10.00 per Unit (which includes 375,000 units in connection with the underwriter’s partial exercise of the over-allotment option) and (ii) the sale of 3,762,500 Private Placement Warrants with an exercise price of $11.50 per warrant at a price of $1.00 per Private Placement Warrant to ClimateRock’s Sponsor.

The Units were listed on the Nasdaq Global Market (“Nasdaq”). ClimateRock’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding any deferred underwriting fees and any taxes payable on the Trust Account balance). ClimateRock will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940 as amended (the “Investment Company Act”). There is no assurance that ClimateRock will be able to successfully effect a Business Combination.

Upon the closing of the Initial Public Offering, $10.15 per Unit sold in the Initial Public Offering was placed in the Trust Account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by ClimateRock, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to ClimateRock’s shareholders, as described below.

The Sponsor, officers, directors and advisors (the “Initial Shareholders”) have agreed (a) to vote their Founder Shares (as defined below) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the ClimateRock Memorandum and Articles with respect to ClimateRock’s pre-Business Combination activities prior to the consummation of a Business Combination unless ClimateRock provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment (c) not to redeem any shares (including the Founder Shares) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if ClimateRock does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the amended and restated certificate of incorporation relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and the Private Placement Warrants (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Initial Shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if ClimateRock fails to complete its Business Combination.

On April 27, 2023, ClimateRock held an extraordinary general meeting of shareholders (the “April Meeting”) and approved, among other things, an amendment to the ClimateRock Memorandum and Articles to (i) extend the date by which it would be required to consummate a business combination from November 2, 2023 (assuming the Sponsor was to have effected and paid extensions as described in the definitive proxy statement as filed with the SEC on April 11, 2023) to May 2, 2024 (or such earlier date as determined by ClimateRock’s board of directors in its sole discretion) (the “the Extension Amendment”) and (ii) to permit its board of directors, in its sole discretion, to elect to wind up ClimateRock’s operations on, or on an earlier date than May 2, 2024 (including prior to May 2, 2023). In connection with the April Meeting, shareholders holding 5,297,862 Class A ordinary shares issued in the ClimateRock’s Initial Public Offering exercised their right to redeem such shares for a pro rata portion of the funds in the ClimateRock’s Trust Account. As a result, approximately $55,265,334 (approximately $10.43 per share) was removed from ClimateRock’s Trust Account to pay such holders.

Termination of Business Combination with EEW

On October 6, 2022, ClimateRock entered into a Business Combination Agreement with Pubco, SPAC Merger Sub and EEW (the “Original EEW BCA”). On August 3, 2023, ClimateRock entered into an Amended and Restated Business Combination Agreement with Pubco, Merger Sub and EEW, which amended and restated the Original EEW BCA (the “A&R EEW BCA”). On November 29, 2023, ClimateRock notified EEW that the ClimateRock had elected to terminate the A&R EEW BCA effective immediately since the conditions to the closing of the initial business combination were not satisfied or waived by the outside date of September 30, 2023.

Results of Operations

ClimateRock’s entire activity since inception up to September 30, 2023 is related to its formation and its initial public offering, and it will not be generating any operating revenues until the closing and completion of our initial business combination, at the earliest. ClimateRock will generate nonoperating income in the form of interest income from the proceeds derived from the initial public offering. ClimateRock also expect to incur increased expenses as a result of becoming a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in search for a target to consummate an initial business combination.

For the three and nine months ended September 30, 2023, ClimateRock reported a net income of $26,528 and $585,178, comprised of $357,678 and $1,762,208 of income earned in the Trust Account and $51 and $171 of interest income offset by formation and operating costs of $331,201 and $1,177,201, respectively.

For the three and nine months ended September 30, 2022, ClimateRock reported a net loss of $407,918 and $594,057, comprised of $353,596 and $440,326 of income earned in the Trust Account and $51 and offset by formation and operating costs of $761,514 and 1,034,383, respectively.

For the year ended December 31, 2022, ClimateRock reported a net loss of $675,874, which consists of general and administrative expenses of $1,768,147 and unrealized foreign exchange loss of $15,579, offset by 1,107,852 of income earned in the trust account.

For the year ended December 31, 2021, ClimateRock reported a net loss of $4,730, which consists of general and administrative expenses.

Liquidity and Capital Reserves

On May 2, 2022, ClimateRock consummated its Initial Public Offering of 7,875,000 Units, including 375,000 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option. Simultaneously, ClimateRock sold 3,762,500 Private Placement Warrants, including 112,500 Private Placement Warrants that were issued pursuant to the underwriters’ partial exercise of the over-allotment option. From the proceeds of the Initial Public Offering and Private Placement Warrants, ClimateRock retained approximately $1,100,000 for working capital needs after transfer of proceeds to the Trust Account and payment of expenses related to the Initial Public Offering and directors and officers insurance.

In order to finance transaction costs in connection with an initial business combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, loan us working capital loans.

On September 21, 2022, the Company entered into a loan agreement with Eternal B.V., an affiliate of the Company through common ownership, (the “Lender”) in the principal amount of up to $180,000, on an unsecured basis and bearing no interest (the “Second Eternal Loan”). The Second Eternal Loan was available to be drawn down from September 21, 2022 to March 31, 2023 and its maturity date, as amended, is the earlier of March 31, 2024 or the date of the initial business combination of the Company. As of September 30, 2023, the outstanding balance of the Second Eternal Loan was $180,000 and no interest was accrued.

Additionally, on November 12, 2022, the Company entered into a loan agreement with the Lender in the principal amount of up to $300,000, on an unsecured basis and bearing no interest (the “Third Eternal Loan”). The Third Eternal Loan was available to be drawn down from November 12, 2022 to March 31, 2023 and its maturity date, as amended, is the earlier of March 31, 2024 or the date of the initial business combination of the Company. As of September 30, 2023, the outstanding balance of the Third Eternal Loan was $300,000 and no interest was accrued.

On January 29, 2023, the Company entered into a loan agreement with the Lender in the principal amount of up to $50,000, on an unsecured basis and bearing no interest (the “Fourth Eternal Loan”). The Fourth Eternal Loan was available to be drawn down from January 29, 2023 to March 31, 2023 and its maturity date, as amended, is the earlier of March 31, 2025 or the date of the initial business combination of the Company. As of September 30, 2023, the outstanding balance of the Fourth Eternal Loan was $50,000 and no interest was accrued.

On April 12, 2023, the Company entered into a loan agreement with the Lender for a loan facility in the principal amount of up to $500,000, on an unsecured basis and bearing no interest (the “Fifth Eternal Loan”). The Fifth Eternal Loan is available to be drawn down in four installments: $150,000 on April 12, 2023, $125,000 on May 3, 2023, $125,000 on June 3, 2023, and $100,000 on July 3, 2023. The maturity date of the loan is the earlier of May 1, 2024 or the date of the consummation of the initial business combination of the Company. As of September 30, 2023, the Company borrowed an additional $25,289 beyond the initial terms of the loan and the outstanding balance of the Fifth Eternal Loan was $525,289 and no interest was accrued.

On November 1, 2023, the Company entered into a loan agreement with the Lender in the principal amount of up to $335,000 on an unsecured basis and bearing no interest (the “Sixth Eternal Loan”). The Sixth Eternal Loan was available to be drawn down from November 1, 2023 and its maturity date is the earlier of August 1, 2024 or the date of the initial business combination of the Company.

On November 1, 2023, the Company and the Lender agreed to the Eternal Loan Amendment requiring that in the event that Company does not repay each of the Second Eternal Loan, Third Eternal Loan, Fourth Eternal Loan, and Fifth Eternal Loan within 30 days of the consummation of the initial business combination of the Company, the Company will pay an interest of five percent (5%) per month to the Lender until the date of repayment of each loan.

Eternal is controlled by Charles Ratelband V, our Executive Chairman of the board of directors. Each member of our board of directors has been informed of Mr. Ratelband’s material interest in the loan agreements, and upon the approval and recommendation of our audit committee, our board of directors has determined that the loans are fair and in the best interests of us and has voted to approve the loans.

On May 2, 2023, the Company issued a convertible promissory note (the “Extension Note”) in the aggregate principal amount of $900,000 to the Sponsor, which will be deposited into the Trust Account in monthly installments for the benefit of each Public Share that was not redeemed in connection with the Extension Amendment. The Sponsor agreed to pay $75,000 per month until the completion of an initial business combination, commencing on May 2, 2023 and continuing through May 2, 2024 (or such earlier date as determined by the Company’s board of directors in its sole discretion). The Extension Note bears no interest during the drawdown period of the note and is repayable in full upon the earlier of (a) the date of the consummation of the initial business combination, and (b) the date of the Company’s liquidation. Per the Extension Note Amendment, if the Company does not repay the Extension Note within five days of the maturity date, five percent (5%) interest per month will accrue on the unpaid principal balance until the Extension Note is fully repaid. At any time prior to the payment in full of the principal balance of the convertible promissory note, the Sponsor may elect to convert all or any portion of the unpaid principal balance into that number of warrants (the “Conversion Warrants”) at a conversion price of $1.00 per warrant. The Conversion Warrants shall be identical to the Private Placement Warrants issued by the Company at the Initial Public Offering. The Company has determined that the fair value of the Extension Note is par value. As of September 30, 2023, the outstanding balance of the Extension Note was $450,000 and no interest was accrued.

ClimateRock does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if its estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, it may have insufficient funds available to operate its business prior to its initial Business Combination. Moreover, it may need to obtain additional financing either to complete its initial business combination or because it becomes obligated to redeem a significant number of its Public Shares upon completion of its initial business combination, in which case it may issue additional securities or incur debt in connection with such Business Combination.

Off-Balance Sheet Arrangements

ClimateRock has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2023.

Contractual Obligations

Registration Rights

Pursuant to a registration rights agreement entered into on April 27, 2022, the holders of the Founder Shares and the Private Placement Warrants (and their underlying securities) are entitled to registration rights. ClimateRock will bear the expenses incurred in connection with the filing of any registration statements pursuant to such registration rights.

Underwriting Agreement

Pursuant to the underwriting agreement, the underwriters received a cash underwriting discount of $1,181,250 following the consummation of the Initial Public Offering. The underwriters are also entitled to a deferred commission of $2,362,500, which will be payable solely in the event that ClimateRock completes an initial business combination. In addition, the underwriters also received 118,125 Units in the Initial Public Offering, with such Units restricted from sale until the closing of the initial business combination and with no redemption rights from the Trust Account.

Additionally, ClimateRock granted the underwriters for a period beginning on the closing of the Initial Public Offering and ending on the earlier of the 12 month anniversary of the closing of an initial business combination or April 27, 2025, a right of first refusal to act as (i) exclusive financial advisor in connection with all of ClimateRock’s proposed business combinations for a fee of up to 6.0% of the proceeds of the Initial Public Offering (subject to ClimateRock’s right to allocate up to 50% of such fee to another financial institution or extinguish such amount in ClimateRock’s sole discretion), and (ii) sole investment banker, sole book-runner and/or sole placement agent, at underwriters’ sole discretion, for each and every future public and private equity and debt Initial Public Offering, including all equity linked financings, during such period for ClimateRock or any successor to it or any of its subsidiaries, on terms agreed to by both ClimateRock and underwriters in good faith.

Transaction Expenses

On May 31, 2022, ClimateRock entered into an agreement (the “EGS Agreement”) with Ellenoff, Grossman & Schole LLP to act as U.S. securities council to the Company in connection with pending acquisition targets for the Company to acquire consistent with its Initial Public Offering and assist in U.S. securities work related to the Initial Business Combination. The fee structure for this agreement is as follows: (i) an upfront retainer of $37,500 (ii) billing on an hourly basis for time (iii) each month 50% of the amount billed shall be due and owing (iv) the remaining 50% not paid on a monthly basis will be deferred until the closing of the Initial Business Combination and will be paid with a 20% premium. As of September 30, 2023, the total outstanding billed amount for services provided by EGS is $882,325 of which $441,163 (50% of the outstanding balance) is considered outstanding per the terms of the EGS Agreement and is included in accrued liabilities on the Consolidated Balance Sheet. As the Initial Business Combination cannot be deemed probable as of September 30, 2023 and payment of the deferred portion of the outstanding balance is contingent upon a successful Initial Business Combination, no amount was accrued for the deferred portion of the outstanding amount or the premium.

On August 17, 2022, ClimateRock entered into an agreement (the “Maxim Letter Agreement”) with Maxim to pay a fee (the “Maxim Success Fee”) upon completion of one or more successful transactions. On October 3, 2022, ClimateRock amended its agreement with Maxim (the “Maxim Amendment”). The Maxim Amendment states that it will pay to Maxim, upon closing of such successful transaction(s), a fee based upon the amount of cash ClimateRock has in the trust account immediately prior to consummation of the transaction and/or contributed to the transaction. If the amount of such cash is less than $50,000,000, Maxim’s fee will be equal to $200,000 in cash and an additional $150,000 of ordinary shares of the post-transaction Company (the “New Common Stock”). If the amount of such cash is equal to or greater than $40 million, the Maxim Success Fee will be $500,000 cash. If the amount of such cash is equal to or greater than $75 million, the Maxim Success Fee will be $500,000 cash and an additional $500,000 payable in either cash or New Common Stock, at the option of ClimateRock. The New Common Stock will be issued to Maxim Partners LLC, will be valued at the same price per share/exchange ratio as in the definitive transaction documentation, and it will have unlimited piggyback registration rights. The Maxim Success Fee will be paid upon the consummation of the transaction.

On March 30, 2023, the Maxim Letter Agreement was amended (“Amendment No. 4”) to state that ClimateRock will owe a cash fee payable, at each closing of the Alliance Global Partners equity or equity-linked offering in connection with the contemplated Initial Business Combination with GreenRock, equal to 1% of the gross proceeds received by GreenRock or its related entities at such closing.

On July 11, 2022, ClimateRock entered into a letter agreement with ALANTRA Corporate Finance, S.A.U. (“ALANTRA”) and U.N. SDG Support Holdings LLC (“Sponsor Entity”), under which ClimateRock engaged ALANTRA to act as its financial advisor for the design, negotiation, and execution of potential business combinations between ClimateRock and one or more energy transition companies. On October 3, 2022, ClimateRock amended such letter agreement (the “ALANTRA Letter Agreement”).

Under the ALANTRA Letter Agreement, ClimateRock agreed to pay ALANTRA a retainer of $15,000 at the signing of the ALANTRA Letter Agreement plus a retainer fee of $20,000 per month that is due and payable on the last day of each month for a maximum period of five months. Should the aggregated value of the transaction be above $400,000,000, the retainer fee will increase up to $40,000 per month with the same maximum five-month period for the payment of any retainer fee.

If a transaction that is introduced by ALANTRA or by another institution to which no fees are due by ClimateRock (e.g. an institution acting on behalf of a target) is completed the following remuneration will be due to ALANTRA as a remuneration for its services (“ALANTRA Success Fee”).

•        $1,600,000 payable by ClimateRock; and

•        $1,600,000 payable by or on behalf of the Sponsor Entity

If a transaction is completed in North America, Asia, or Africa that is not introduced by ALANTRA and such transaction requires an introductory, advisory, or similar fee due by us, we shall pay ALANTRA an ALANTRA Success Fee in the form of:

•        For the first $300,000,000 of aggregated value of the transaction, 0.85% of each transaction purchase price; and

•        For the aggregated value of the transaction above the first $300,000,000, 0.4% of each transaction purchase price

Notwithstanding the above, it is agreed that the ALANTRA Success Fee will be subject to a minimum of Euro 1,000,000.

Each ALANTRA Success Fee shall be payable upon consummation of the applicable transaction (i.e. when the transaction is closed, following fulfillment, if applicable, of conditions precedent) regardless of (i) the calendar for the payment of the price, (ii) how the purchase price is funded, (iii) and any deferred payment subsequent to consummation of the transaction, or (iv) any adjustment to the price of the transaction subsequent to consummation.

Related Party Transactions

Founder Shares

During the period ended December 31, 2021, we issued an aggregate of 2,156,250 Founder Shares to our Sponsor for an aggregate purchase price of $25,000 in cash. The Founder Shares included an aggregate of up to 281,250 shares subject to forfeiture by our Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Shareholders would collectively own 20% of our issued and outstanding shares after the Initial Public Offering (assuming the Initial Shareholders did not purchase any Public Shares in the Initial Public Offering and excluding the securities underlying the Private Placement Warrants).

On May 2, 2022, the underwriters partially exercised the over-allotment option in respect of 375,000 Units and, as agreed with the Company, the underwriters waived their right to further exercise the option on May 5, 2022. Accordingly, a total of 93,750 of the Founder Shares are no longer subject to forfeiture on May 2, 2022, and 187,500 of the Founder Shares were forfeited, resulting in an aggregate of 1,968,750 Founder Shares issued and outstanding.

On March 31,2023, the Sponsor elected to convert 1,968,749 Class B ordinary shares to class A ordinary shares of the Company, on a one-for-one basis. These conversion shares are subject to the same restrictions as applied to the Class B ordinary shares before the conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s Initial Public Offering. Following the conversion, the Sponsor owns 1,968,749 Class A ordinary shares and one Class B ordinary share.

The Initial Shareholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until the earlier of (i) six months after the date of the consummation of the Company’s initial Business Combination or (ii) the date on which we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any Founder Shares.

Loans with Related Party

The Sponsor, its officers and directors or their respective affiliates may, but are not obligated to, loan to ClimateRock the funds it requires to pay the transaction costs for a business combination. If ClimateRock completes a business combination, it will repay any Working Capital Loans, without interest, in cash, or at the lender’s discretion, by converting up to $1,500,000 of the notes into Working Capital Warrants at a price of $1.00 per Warrant. If ClimateRock does not complete a business combination, it may use funds it holds outside the Trust Account to repay the Working Capital Loans, but it may not use proceeds held in the Trust Account for this purpose. To date, ClimateRock has entered into the following four loan agreements with Eternal BV.

•        On September 21, 2022, ClimateRock entered into a loan agreement with Eternal BV, in the principal amount of up to $180,000, on an unsecured basis and bearing no interest. The loan was available to be drawn from September 21, 2022 to March 31, 2023 and its maturity date is March 31, 2024. As of the date of this proxy statement/prospectus, the outstanding balance of the loan was $180,000.

•        On November 12, 2022, ClimateRock entered into a loan agreement with Eternal BV, in the principal amount of up to $300,000, on an unsecured basis and bearing no interest. The loan was available to be drawn from November 12, 2022 to March 31, 2023 and its maturity date is March 31, 2024. As of the date of this proxy statement/prospectus, the outstanding balance of the loan was $300,000.

•        On January 29, 2023, ClimateRock entered into a loan agreement with Eternal BV, in the principal amount of up to $50,000, on an unsecured basis and bearing no interest. The loan was available to be drawn from January 29, 2023 to March 31, 2023 and its maturity date is March 31, 2025. As of the date of this proxy statement/prospectus, the outstanding balance of the loan was $50,000.

•        On April 12, 2023, ClimateRock entered into a loan agreement with Eternal BV for a loan facility in the principal amount of up to $500,000, on an unsecured basis and bearing no interest. The loan was available to be drawn down in four installments: $150,000 on April 12, 2023, $125,000 on May 3, 2023, $125,000 on June 3, 2023, and $100,000 on July 3, 2023. The maturity date of the loan is the earlier of May 1, 2024 or the date of the consummation of ClimateRock’s initial business combination. As of the date of this proxy statement/prospectus, the Company borrowed an additional $25,289 beyond the initial terms of the loan and the outstanding balance of the Fifth Eternal Loan was $525,289 and no interest was accrued.

•        On April 18, 2023, the Company closed its American International Bank account and transferred the remaining balance of $39,397 to the Sponsor. The Sponsor transferred $30,000 of this amount to the Company’s Winterbotham Bank account. The remaining $9,397 represents a partial repayment of the Company’s outstanding loans payable with the Sponsor.

•        On November 1, 2023, the Company entered into a loan agreement with the Lender in the principal amount of up to $335,000 on an unsecured basis and bearing no interest (the “Sixth Eternal Loan”). The Sixth Eternal Loan was available to be drawn down from November 1, 2023 and its maturity date is the earlier of August 1, 2024 or the date of the initial business combination of the Company.

•        On November 1, 2023, the Company and the Lender agreed to the Eternal Loan Amendment requiring that in the event that Company does not repay each of the Second Eternal Loan, Third Eternal Loan, Fourth Eternal Loan, and Fifth Eternal Loan within 30 days of the consummation of the initial business combination of the Company, the Company will pay an interest of five percent (5%) per month to the Lender until the date of repayment of each loan.

Eternal is controlled by Charles Ratelband V, our Executive Chairman of the Board of Directors. Each member of our board of directors has been informed of Mr. Ratelband’s material interest in the loan agreements, and upon the approval and recommendation of our audit committee, our board of directors has determined that the loans are fair and in the best interests of us and has voted to approve the loans.

On April 18, 2023, ClimateRock closed its American International Bank account and transferred the remaining balance of $39,397 to the Sponsor. The Sponsor transferred $30,000 of this amount to its Winterbotham Bank account. The remaining $9,397 represents a partial repayment of ClimateRock’s outstanding loans payable with the Sponsor.

On May 2, 2023, the Company issued a convertible promissory note (the “Extension Note”) in the aggregate principal amount of $900,000 to the Sponsor, which will be deposited into the Trust Account in monthly installments for the benefit of each Public Share that was not redeemed in connection with the Extension Amendment. The Sponsor agreed to pay $75,000 per month until the completion of an initial business combination, commencing on May 2, 2023 and continuing through May 2, 2024 (or such earlier date as determined by the Company’s board of directors in its sole discretion). The Extension Note bears no interest during the drawdown period of the note and is repayable in full upon the earlier of (a) the date of the consummation of the initial business combination, and (b) the date of the Company’s liquidation. Per the Extension Note Amendment, if the Company does not repay the Extension Note within five days of the maturity date, five percent (5%) interest per month will accrue on the unpaid principal balance until the Extension Note is fully repaid. At any time prior to the payment in full of the principal balance of the convertible promissory note, the Sponsor may elect to convert all or any portion of the unpaid principal balance into that number of warrants (the “Conversion Warrants”) at a conversion price of $1.00 per warrant. The Conversion Warrants shall be identical to the Private Placement Warrants issued by the Company at the Initial Public Offering. The Company has determined that the fair value of the Extension Note is par value. As of September 30, 2023, $450,000 has been drawn down under the Extension Note.

Administrative Service Fee

The Company entered into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor on April 27, 2022 whereby the Sponsor will perform certain services for the Company for a monthly fee of $10,000. On May 2, 2022, the Sponsor entered into an assignment agreement with Gluon, an affiliate of the Company, to provide the services detailed in the Administrative Service Agreement. An officer of the Company owns 505 shares of Gluon and serves as managing partner. As of September 30, 2023, $39,187 has been paid to Gluon for such services and an additional $154,941 has been accrued.

Advisory Services

On September 21, 2022, the Company entered into an agreement (the “Letter Agreement”) with Gluon Partners LLP (“Gluon”) to pay a fee (the “Transaction Success Fee”) upon completion of one or more successful transactions. The Company will pay Gluon $500,000 upon completion of one or more transactions with an aggregate purchase price of less than $400,000,000; and, an additional $500,000 upon completion of one or more transactions with an aggregate purchase price of more than $400,000,000. This means the total remuneration for transactions with a purchase price more than $400,000,001 would be $1,000,000. The transactions purchase price will correspond to the price paid to the sellers of the applicable target, including cash, debt, and equity funded payments. Each Transaction Success Fee will be payable upon consummation of the applicable transaction, regardless of (i) the calendar for the payment of the purchase price, (ii) how the purchase price is funded, (iii) any deferred payment subsequent to consummation of the transaction, or (iv) any adjustments to the price of the transaction subsequent to consummation. Following payment of Transaction Success Fee, any accrued fees payable to the Gluon by the Company will be waived.

On October 5, 2022, the Company and Gluon agreed to lower the Transaction Success Fee to a total payment of $250,000 upon successful completion of one of more transactions with an aggregate purchase price equal or more than $400,000,000.

In addition, the Letter Agreement was amended to entitle Gluon, with respect to any financing undertaken by the Company introduced by Gluon during the term of the Letter Agreement, to the following fees: (i) for a financing involving an issuance of the Company’s senior, subordinated and/or mezzanine debt securities, a cash fee payable at any closing equal to two percent (2.0%) of the gross proceeds received by the Company at such closing; (ii) for a financing involving equity, equity-linked or convertible securities, a cash fee payable at each closing equal to five percent (5.0%) of the gross proceeds received by the Company at such closing.

In addition to the Transaction Success Fee, the Company agreed to pay Gluon for any reasonable and documented out-of-pocket expenses incurred in connection with providing the services for the transactions. In the event of a successful initial business combination, Gluon also agreed to waive any accrued fees owed by the Company.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We had identified the following as its critical accounting policies:

Net income (loss) per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less interest income in trust account less any dividends paid. We then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders. At June 30, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Ordinary shares subject to possible redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero. Accordingly, ordinary shares subject to possible redemption are presented at redemption value (plus any interest earned and/or dividends on the Trust Account) as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Factors that may adversely affect our results of operations

Our results of operations and our ability to complete an initial business combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond our control. Our business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, and geopolitical instability, such as the military conflict in the Ukraine. We cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an initial business combination.

BUSINESS OF GREENROCK

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” “our” or “GreenRock” refer to GreenRock and its subsidiaries following the TEP Acquisition and the Accretion Acquisition, which will be the business of GreenRock and its subsidiaries following the consummation of the Business Combination.

About GreenRock

GreenRock is an innovative player in the renewable energy industry, on a mission to establish itself as a leading independent energy producer (“IEP”). Despite the presence of several listed companies in the renewable energy market, none of them are currently addressing the significant opportunity presented by integrated renewable power and hydrogen solutions. This is a notable gap in the market where a company could leverage its ownership of renewable power generation for internal green hydrogen production to create a more comprehensive and sustainable energy solution for industrial customers that are all under pressure to ensure clean energy supply and security and Environmental, Social & Corporate Governance (“ESG”) compliance. The vertical integration that extends beyond what is the integration model for Independent Power Producers (“IPP”) involves synergies on development costs linked to securing land, conducting feasibility and securing grid connections as well as providing for potentially lower hydrogen prices for the hydrogen customers.

GreenRock, as a company, believes that it has recognized the value and efficiency that can be unlocked through integrated solutions. These solutions focus on combining different technologies, such as battery energy management and green hydrogen production. By integrating these solutions, GreenRock aims to optimize the use of renewable energy, maximize energy storage capabilities through batteries, and produce green hydrogen more effectively. This approach allows for a more comprehensive and efficient utilization of renewable resources, contributing to a more sustainable and reliable energy ecosystem.

Integrated renewable energy solutions provide several advantages, including flexible and diversified earnings growth and greater Return on Capital Employed (“ROCE”) for stockholders, as well as reducing carbon emissions and enhancing energy security. By combining different components of the renewable energy sector, companies like GreenRock can create synergies that lead to more sustainable and profitable business models.

Initially, the offtake of energy from GreenRock’s integrated solutions will primarily be dominated by Power Purchase Agreements (“PPAs”) and merchant-based, conventional electricity consumption via grid connections. The “Green Hydrogen Economy” as talked about in the renewable energy markets will take time to mature in terms of production capacity, production and distribution efficiencies and price competitiveness, comparable to the solar PV market of the 2000s. GreenRock anticipates the vast majority of its revenues to be derived from power generation in the next 4-5 years with green hydrogen only gradually contributing to the top- and bottom line. However, as the adoption of green hydrogen expands, GreenRock will grow its “downstream” pipeline, benefiting from existing project developments and offtaker relationships, including offtaker relationships on the PPA side of the business.

GreenRock’s business model is diversified by combining and integrating ownership with development and O&M. GreenRock can integrate engineering, procurement, and construction (“EPC”) and O&M services adding other long-term sticky income streams. GreenRock’s income model offers a balance of (1) steady cash flow from operating assets and services, (2) bulky income from development and sell-down of assets and (3) upside from growing renewables assets under management (“AUM”) and emerging green hydrogen income.

One significant advantage of the integrated model is its potential to reduce the cost of green hydrogen production. By eliminating intermediaries and consolidating resources, GreenRock can achieve economies of scale and efficiency. This includes securing land or property for renewable energy installations, obtaining necessary planning permissions and streamlining customer sales efforts. By cutting out unnecessary layers and integrating different aspects of the value chain, the cost of green hydrogen production can be lowered, making it a more economically viable and competitive energy solution. As the industry evolves, a larger portion of the energy produced will be dedicated to green hydrogen, enabling more impactful decarbonization efforts.

Operations

GreenRock aims to provide integrated solutions having combined the renewable development and operational activities and engineering expertise of its subsidiaries, including TEP upon the closing of the TEP Acquisition (as defined below), Accretion upon the closing of the Accretion Acquisition (as defined below) and GreenRock Asset Management GmbH

(“WindShareFund”), which is owned by Accretion, including solar photovoltaic (“PV”) development, green hydrogen development, operating wind assets in Germany and asset management along with a large PV and battery pipeline in Italy and green hydrogen pipeline the UK and North America.

Recent Development

On November 2, 2023, GreenRock entered into a share purchase agreement (the “Original TEP SPA”) with the shareholders of TEP to purchase all issued share capital of TEP for $10,000,000 with adjustments as base consideration, $30,000,000 as deferred base consideration and certain earnout payments to be paid in Pubco ordinary shares with a longstop date of January 31, 2024 (the “TEP Acquisition”). On the same day, GreenRock entered into an intercompany loan agreement with TEP (the “Original TEP Loan Agreement”), pursuant to which GreenRock agreed to advance Euro 2,838,221.28 to TEP. On December 29, 2023, a letter agreement (the “TEP Letter Agreement”) was entered into by the parties to amend terms in the Original TEP SPA and the Original TEP Loan Agreement. On January 23, 2024, the parties terminated the TEP Letter Agreement and entered into an amendment to the Original TEP SPA (the “Amended TEP SPA”) and an amendment to the Original TEP Loan Agreement (the “Amended TEP Loan Agreement”). Under the Amended TEP SPA, among others, the longstop date was extended to February 28, 2024 to complete the share purchase. Under the Amended TEP Loan Agreement, among others, the payment schedule in the Original TEP Loan Agreement was amended.

As of the date of this proxy statement/prospectus, GreenRock is in the process of acquiring Accretion (the “Accretion Acquisition”).

Solar Development — TEP

TEP, upon completion of the TEP Acquisition, will serve as the backbone of GreenRock’s solar development. It is expected to contribute an international utility-scale renewable energy project developer with offices in Coventry (UK), Rome, Cagliari and Palermo (Italy), Bucharest (Romania) and operating subsidiaries in Great Britain, Italy, Romania, Bosnia Herzegovina and Cyprus. TEP will provide competitive solutions to produce clean, reliable and affordable clean power, working in partnership with world class international investors across the full project lifecycle.

TEP was incorporated in June 2014 and has its registered office at 23-25 Waterloo Place, Warwick Street, Leamington Spa, Warwickshire, England, CV32 5LA. TEP started business operations in April 2019.

TEP is a founder-led company with an experienced management team from technology, energy and industrial backgrounds. It has over 50 employees, with more than 40 engineers spanning 6 nationalities as of the date of this proxy statement/prospectus. It provides services in development & permitting, procurement & construction and asset management. TEP has served a variety of world class operators and enterprises, including energy majors, investment management companies and utilities companies. TEP acquired the equity interest of TerniEnergia Spa in 2018, which has 650 MW of solar PV-EPC experience in Europe and Africa. As of the date of this proxy statement/prospectus, TEP has a pipeline of 3.74 gigawatts (“GW”). In addition to the above, TEP Renewables (CER) Srl, a wholly-owned subsidiary of TEP, has an order book of €20.7 million and a pipeline of €19 million for the turnkey supply to Enel Green Power of solar-PV plants with a capacity up to 1 megawatt (“MW”) to supply electricity to renewable energy communities.

TEP has extensive experience in delivering projects from initial landowner engagement to project completion, and it works against a 90% success rate in attaining planning permission. The addition of TEP will expand GreenRock’s global customer base and solution offerings while strengthening its engineering expertise in solar development.

Project Development

Project development, which is essential to creating valuable power plant assets, includes all activities prior to construction, including site identification; feasibility study and preliminary design; securing and managing grid connection authorisation process; carrying out Environmental Impact Assessment (“EIA”) and proposing mitigation measures; and securing licenses and planning permission.

TEP’s experienced project development managers, who are familiar with local energy policies and solar project application procedures, have a track record of building solid foundations for a successful, robust and bankable turnkey utility scale renewable energy project.

Financing

TEP has invested in and arranged for equity and debt for solar projects in various stages of development. It has a strong network of UK-based financial institutions, public and private funds, and investors. TEP also focuses on risk mitigation in order to make the applicable project financially viable to receive financing, and to produce attractive returns.

Full EPC

TEP’s construction team has constructed over 650 MW of solar-PV plants in Europe, Africa and Latin America to the highest international standards in terms of safety, environmental impact and life cycle performance.

TEP has experience of service during all the working phases, including:

•        site preparation and civil works,

•        foundations and pile driving,

•        installation of PV modules,

•        erection of supporting structures,

•        inverters and electrical system installation,

•        setup of power house,

•        testing & commissioning, and

•        monitoring & security system.

TEP manages the construction of projects, working with a range of manufacturers and using bankable contracting companies, who can demonstrate international track records of building complex projects on time, on budget and to agreed specifications.

TEP’s projects include EPC solutions for the electrical lines and the MV/HV substation and, wherever it is commercially viable, the supply and installation of batteries for grid stabilisation and plant output optimisation.

Below is a summary of TEP’s services:

Development & Permitting

•        Site identification

•        Feasibility study

•        Initial design

•        Securing grid connection

•        EIA and mitigation measures

•        Securing licenses and planning/building permission

Procurement & Construction

•        Detailed design (both plant and grid connection)

•        Project management and construction supervision

•        Procurement services

•        Quality, health & safety on site during construction

•        Commissioning and start-up

Asset Management

•        Supply and installation of power storage solutions for grid stabilization and plant output optimization

•        Start of commercial operation

•        O&M support

•        Asset management services

Green Hydrogen Development — Accretion

Accretion, upon completion of the Accretion Acquisition, has a mission to add the “downstream” hydrogen development and production business. It has a team with decades of project delivery and hydrogen production experience spanning careers at corporates such as ITM Power, ABB and Shell combined with the successful formation of renewable platforms such as Lightsource, Better Energy and Palmetto, as well as considerable wind development experience with Scandinavian wind developers in Poland and elsewhere, exceeding 3GW of development and an investment track record. Accretion was incorporated in 2019 and has its registered address at 25 Bedford Square, London, England, WC1B 3HH.

Accretion focuses on the hardest-to-abate sectors including industry, long-haul transport, agriculture and shipping. Accretion currently offers projects across the hydrogen value chain including (i) renewable power supply, such as Solar PV and Energy-from-Waste, addressing utility scale as well as distributed hydrogen solutions, (ii) hydrogen production, (iii) refueling infrastructure and (iv) off-grid solutions.

Accretion has a growing portfolio of projects, both in the UK home market and in mainland Europe and North America. These projects will be supported through operations in the UK. Many of these projects are focused on port locations in the UK where the goal is to decarbonize maritime vessels, port machinery and terrestrial vehicles and freight which operate in the vicinity. Accretion has also partnered with large farms in the UK and U.S. At these locations, Accretion and its partners intend to combine multiple technologies (hydrogen storage, electrolyser, solar) to evaluate how the farm can be decarbonized, particularly regarding ammonia, and become more self-sustaining, such as making fertilizer from waste. Further, they intend to develop end uses for hydrogen on arable and animal farms, such as localized fertilizer manufacture or animal feed production that will improve farm and food production economics and carbon footprint and develop an energy management system for a farm, based on digital optical fiber outputs to include other useful data management parameters in farm management, such as automated animal and feed weight.

While making use of commercially, well-established electrolyser technology, Accretion’s engineering team has partnered with developers of next generation electrolyser technology that requires no catalytic materials or membrane separator which can produce separate streams of hydrogen and oxygen. Such an advancement can dramatically decrease capital and operating expenditure through negating the need for expensive platinum group metal catalysts or cryogens.

Services and Expertise

•        Renewables:    Accretion brings decades of combined experience in working in the renewable industry. Strong existing relationships with players in the wind (offshore/onshore/floating), solar (rooftop/ground mounted) and hydroelectric spaces as well as an extensive record in negotiating green PPAs.

•        Electrolyser Technology:    Accretion partners with several players in the dynamic electrolyser space, complimenting its own in-house development of next generation zero-membrane electrolysers which aim to reach commercialization stage by 2024.

•        Hydrogen Storage:    Accretion is capable of storing and delivering hydrogen as either a cryogenic liquid or compressed gas based on practicality, efficiency, suitability and preference of off-taker. Also exploring novel methods of storage including green methanol, ammonia and liquid organic hydrogen carriers (LOHCs), particularly for their marine applications as well as own development of other material-based solutions such as metal hydrides.

•        Hydrogen Transport:    Accretion will transport hydrogen to the point of use similar to how fuels are transported today, including via tube trailer, reinforced piping or in marine settings via barges which preform bunkering known as Energy Providing Vessels (EPVs), fueled by their own cargo.

•        Hydrogen Dispensing:    Accretion will provide point of use, automated refueling services and technology via a simple push button user interface, allowing for easy offtake by hydrogen powered vehicles, vessels and equipment.

Strong Existing Relationships

•        Accretion has formal engagements with major players in hydrogen space and original equipment manufacturers (OEMs) and developers of electrolyser, storage and dispensing solutions to compliment Accretion’s own in house zero membrane technology;

•        Accretion also has numerous formal partnerships with renewable energy companies;

•        Accretion partnered with a data management platform with scalable integration middleware, data cleansing, blending and sorting; and

•        Accretion works closely and engages with various working groups and governmental property managers in order to capture available opportunities.

Operating Assets — 9 MW German Wind Portfolio

Accretion wholly owns GreenRock Germany GmbH, who in turn is the general partner of a partnership holding a wind farm in the Brandenburg area, Germany (“Brandenburg”) and a partnership holding a wind farm in the Alzey-Worms area, Germany (“Alzey-Worms”). These two wind farms comprise of 3 Enercon E115 wind turbines in Germany, with a combined capacity of 9 MW and have already proven their quality and efficiency based on recent operational reports from Enercon GmbH (from July 2023) and technical reports from K2 Management A/S (from October 2023). These farms generate clean and responsible power. Electricity generated from these farms is sold to electricity companies. The contracts are based on a fixed energy price per kilowatt hour (“kWh”). The agreed fixed energy price per kWh is also guaranteed by the central government of Germany through the German EEG (Eneurbare Energie Gesetz). Additionally, as trading the generated clean power directly at the German Power Exchange, additional revenue potential is available. All electricity fed into the grid is reimbursed monthly and guaranteed by the national grid through the prioritization of renewable energy feed in. These turbines have a capacity to provide green electricity for approximately 8,000 households with a carbon dioxide reduction of approximately 11,760 tons per year. The German PPA under the EEG grants a fixed feed-in tariff for 20 years of operation from the date of 1st kWh fed to the grid.

Brandenburg and Alzey-Worms wind farms exclusively provide the supply of electricity from the wind turbines to the customers. No other services or products are provided. The Brandenburg asset delivers to a German public utility and the Alzey-Worms asset delivers to a listed Swiss power production and distribution utility. Electricity is provided immediately. The generated electricity is measured by an electricity meter, which is read monthly. The amount of the generated electricity is transmitted to the customers after the end of the calendar month. The customers then issue a credit note for the sales revenue in the middle of the month and usually pay the receivable 3 to 5 days later. The amount of the generated electricity is remunerated per megawatt-hour (“MWh”); the remuneration rate is variable in both cases and is based essentially on the actual monthly average market value of electricity from onshore wind power plants on the spot market of the EPEX Spot SE electricity exchange in Paris for the Germany-Luxembourg price zone.

Wind turbines Kommanditgesellschafts

1.      Information about Brandenburg wind farm (2 identical turbines)

Manufacturer: Enercon GmbH

Plant type: E115

Rated power: 3.0 MW each

Hub height in meter: 149m

Location: WEA 01: 52,02622, 12,962028

WEA 02: 52,028209, 12,955407

The wind farm is located 10 km south-east of the Treuenbrietzen and approximately 60 km south of Berlin and is located in a forest area.

Date of commissioning: April 2017

Maintenance service provider: Enercon GmbH (Full maintenance including large components under the so-called EPK (Enercon Partner Konzept) that includes a bonus/malus agreement).

These wind turbines are in good technical condition and are serviced by Enercon GmbH at regular intervals. The average technical availability in 2023 was 99.41%. The technical and commercial management is carried out by a German renewable energy operator with decades of experience in the industry. Any optimizations in the technical as well as the commercial sense are carried out and implemented by the operator.

2.      Information about wind turbine Alzey-Worms

Manufacturer: Enercon GmbH

Plant type: E115

Rated power: 3.0 MW

Hub height in meter: 149m

Location: 49,730275, 8,170978

The wind turbine is located 4 km east of Alzey and about 50 km in the south of Frankfurt.

Date of commissioning: December 2015

Maintenance service provider: Enercon GmbH (Full maintenance including large components under the EPK).

The wind turbines are in good technical condition and are serviced by Enercon GmbH at regular intervals. The average technical availability in 2023 was 95.7%. In 2020, the wind turbine was not utilized for a long period due to generator damage. The wind turbine was 100% repaired by Enercon GmbH and Enercon GmbH paid for the loss of earnings as agreed in the EPK availability warranty. The technical and commercial management is carried out by a German renewable energy operator with decades of experience in the industry. Any optimizations in the technical as well as in the commercial sense are carried out and implemented by the operator.

Wind Turbine Technology

The turbines were provided by a leading wind energy technology provider for “direct drive” (no gear box) wind turbines. The E-115 3.0 MW wind turbine was first introduced in 2013 and since was subject to four evolutions. The wind turbines applied to the said projects are designed to IEC Type Class Iia and with a startup wind speed of ~2 m/s and a large rotor covering 10.515 sqm, which are well qualified for the projects wind conditions. The E-115 constitutes a robust technology with good track record whose maintenance is conducted by a firm with extensive experience.

Asset Management

Brandenburg and Alzey-Worms wind farms are provided basic operational services by WindShareFund N.V., but will be transitioned to a larger organization under the supervision of our Chief Executive Officer, Per Regnarsson. GreenRock Asset Management will be the entity to provide such services following the Closing of the Business Combination. GreenRock Asset Management has access to recourses experienced in managing operating assets to optimize the value over the entire asset life cycle. Additional international employees will be contracted following closing. GreenRock expects that GreenRock Asset Management will meet markets needs for a large and growing interest among private investors in impact investing. In the coming years, the need to expand the capacity of renewable energy and related financing needs in Europe and globally will remain high. GreenRock Asset Management is led by an experienced team of professionals and solid business partners. GreenRock Asset Management seeks to rapidly expand its AUM, owning and operating renewable energy assets for the purpose of power purchase agreements and green hydrogen production. Through GreenRock Asset Management, GreenRock aims to utilize our experience to identify and acquire high quality renewable power assets at favorable valuations, finance them on a long-term, low-risk basis, and enhance the cash flows and values of these assets using our experienced operating teams to earn reliable, attractive, long-term total returns for the benefit of our shareholders. We plan to use our operating capabilities to increase the value of the assets within our product offerings and the cash flows they produce, and help protect capital in adverse conditions. The combination of operating expertise, development capabilities and effective financing can help ensure that an investment’s full value creation potential is realized.

GreenRock Asset Management’s current services and expertise include:

Renewable Energy Experience

•        Deep expertise in European energy markets

•        History of PPA negotiation

•        Strong partnerships and relationships throughout Europe

Asset Management

•        History of reducing downtime and minimizing costs

•        Highly skilled team with decades of practical experience

•        Intimate understanding of the business and financial aspects of power systems

Business Strategy

Our core business strategy is centered around increasing cash dividends for our shareholders over time, while maintaining the stability of our operations. To achieve this goal, we have outlined the following key components:

•        Focus on renewable energy and assets with advanced technologies, low operating risks, and stable cash flows.    We believe that by leveraging our industry knowledge and expertise, we will be able to maximize our strategic opportunities, establish ourselves as a leader in operational efficiency, and optimize our financial performance. GreenRock’s initial focus will be on the solar PV, wind energy and battery energy storage systems sectors, with renewable hydrogen production playing a growing role going forward.

•        Capitalize on the embedded growth opportunities associated with our assets.    With an extensive network of owners, investors, executives, and advisors of businesses in the sustainable energy industry, GreenRock will continue to expand its existing portfolio. GreenRock plans to acquire strategic renewable assets and enabling technologies with large decarbonization potential, strong financial history, and future growth prospects. The clean energy market is a core and growing asset class providing significant investment opportunities. Our management team has significant prior experience in capital markets and investment in renewable energy and clean technology. GreenRock’s investment focus is on sustainable acquisitions that provide attractive risk-adjusted returns and offer a positive environmental and social impact.

•        Enhanced yields through unlocking the efficiency value of integrated solutions such as battery storage and green hydrogen.    Both hydrogen and electricity grid infrastructures together with large scale seasonal hydrogen storage and small-scale day-night electricity battery storage, in mutual co-existence, will be essential to realizing a sustainable, reliable, zero-emission and cost-effective energy systems. The power system will face the challenge of the combination of intermittent renewable energy sources and increasing electricity demand. Meeting these challenges will require addressing issues such as grid capacity, intermittency, and low-carbon seasonal storage and backup generation capacity. However, the use of hydrogen has the potential to optimize the power system for renewables, allowing for further increases in renewable energy shares. By using excess power supply, electrolysis can produce hydrogen that can be used in other sectors such as transport, industry, and residential heat or stored for future use. This can enhance the economic efficiency of renewable investments, improve the security of power supply, and provide a carbon-free seasonal storage solution. Hydrogen can supply energy when renewable energy production is low and energy demand is high during the winter.

•        Acquisition of contracted operating assets in order to expand our yielding portfolio.    Our management team and partners have a solid foundation in the energy sector, enabling us to pursue strategic growth opportunities through cash accretive and tax-advantaged acquisitions that complement our existing portfolio. GreenRock’s immediate power capacity and pipeline is over 3 GW across the development and operational lifecycle with scope for acquisitions of more than 500MW of operating assets in first half of 2024, retaining at least 50% ownership in order to consolidate revenues and earnings.

•        Diversification of business model by combining and integrating ownership with development and O&M.    GreenRock can integrate EPC and O&M services adding other long-term sticky income streams. GreenRock’s income model offers a balance of (1) steady cash flow from operating assets and services, (2) bulky income from development and sell-down of assets and (3) upside from growing renewables AUM and emerging green hydrogen income. Diversified portfolios offer scope for yield enhancements, sell-down, construction, and wider operational and asset management through grid knowledge, integrated technology solutions and partnership with ESG driven off-takers.

•        Ensure the implementation of solid financial strategies to foster the expansion of our dividend.    Our dedication will remain firm in adhering to meticulous financial analysis and maintaining a well-balanced capital structure, empowering us to progressively enhance our dividend and effectively prioritize the long-term interests of our shareholders. Our financial practices encompass a risk and credit policy that prioritizes engaging with creditworthy counterparts. Additionally, our financing policy aims to achieve an optimal capital structure by exploring diverse capital formation options to minimize risks associated with interest rates and refinancing. This approach ensures the stability of long-term dividends and maximizes overall value. Furthermore, our dividend policy is rooted in distributing all or a significant portion of our available cash each quarter, guaranteeing responsible allocation of resources. Our objective is to thoroughly assess different options for financing future acquisitions and refinancing our current project-level debt. Our primary aim is to minimize debt costs, extend loan maturities, and optimize the amount of cash available for distribution. In addition to our traditional financing methods, following the completion of the Business Combination, we anticipate gaining increased flexibility to explore alternative financing structures. This may involve considering various options such as debt financings at a holding company level, among others.

•        Investment strategy is centered on Organization for Economic Cooperation and Development (“OECD”) nations.    We view the industry fundamentals in these nations as presenting ample opportunities to acquire renewable infrastructure assets, while minimizing our exposure to currency and sovereign risk. We are confident that by focusing our efforts on the OECD jurisdictions, we will be able to utilize our regional knowledge of power markets, industry relationships, and expertise to maximize value for our stockholders. Initial markets are Germany, Italy, UK, Poland, USA and Romania Geographical expansion in 2024 and 2025 focused on Central/ & Eastern Europe, the U.S. and key “Hydrogen Economies.

Competitive Strengths

•        Our management team possesses a wealth of experience in sourcing, valuing, conducting due diligence, and executing transactions, which we believe will offer us a robust pipeline of opportunities to grow the renewable portfolio that will leverage our expertise. Our team has a history of identifying high-quality assets and optimizing them in various economic cycles and jurisdictions, generating attractive risk-adjusted returns for investors.

•        Our management team has established broad sourcing channels and has cultivated leading industry relationships, which we believe will provide us with unique pipeline acquisition opportunities that other market participants may find challenging to replicate.

•        Our management team is well-versed in underwriting, executing, and structuring deals, applying a rigorous analytical review and diligence process honed from their current and past professional experiences. We believe our investment discipline will enable us to identify opportunities where our management team can create shareholder value, including through operational or capital structure improvements, introducing new technologies and products to drive growth.

•        Our management team has extensive experience operating as a public company, having served as executive officers, directors, and advisors to publicly traded firms.

•        Our management team has considerable expertise in owning and operating renewable energy assets across a range of sectors and technologies, including onshore and offshore wind, solar photovoltaics, biofuels, battery storage projects, and hydrogen. This practical knowledge gives our team a significant advantage in evaluating and executing acquisition opportunities and extracting full operating and financial value from potential projects.

•        We derive advantages from consistent and high-quality streams of cash flow that possess an appealing tax profile. Our portfolio consists of enduring electricity generation assets that operate through extended fixed-price contracts or regulated rates. These contracts involve off-taker counterparties with robust credit ratings. Additionally, renewable energy projects like wind and solar facilities enjoy the benefits of minimal fuel expenses and risks. The remaining duration of the offtake agreements for both our renewable generation facilities averages around 14 years, considering the net capacity covered by these contracts. This ensures a reliable and long-lasting cash flow.

•        We have a portfolio of high-quality, long-lived assets that require low operating and capital costs. Our renewable assets were constructed within the past 8 years. These assets use reliable technologies from leading original equipment manufacturers such as Enercron GmbH. Because our portfolio is relatively new, we anticipate achieving high fleet availability and incurring minimal maintenance-related capital expenditures.

•        We intend to possess considerable scale and diversity, owning and operating a diverse portfolio of contracted renewable infrastructure assets, with a current pipeline of approximately 15 GW. As part of growth strategy, we intend to benefit from significant diversification in terms of technology, fuel type, counterparties, and geography. Furthermore, we believe that construction assets, while adding marginal but diversified risk to the portfolio, will lead to higher returns. Based on our current plans, we intend that construction assets will not exceed 20% of the portfolio, and when operational, GreenRock intends to acquire more construction assets to maintain its target asset profile of 80% operational assets and 20% construction assets.

•        Our portfolio of electric generation assets is environmentally well-positioned. We do not expect to incur any significant capital expenditures in the near future to comply with current environmental regulations applicable to our generation assets. Overall, we anticipate that our strategy will benefit from current and potential environmental legislation and regulatory requirements. These changes may serve as a catalyst for capacity retirements, thereby improving market opportunities for environmentally well-positioned assets like ours once our current offtake agreements expire.

Seasonality

The weather can have a significant impact on our operating results and cash flows on a quarterly basis, with both industrial and consumer energy demand and supply of renewable energy sources varying throughout the year. Diversification of technology can help abate this issue, with wind energy performing better in winter months, solar energy in summer months and hydroelectric in spring. A global footprint of assets in various geographies will help diversify this seasonality risk by having assets enjoying the advantages of different seasonal patterns in different climatic zones, i.e., Northern versus Southern Hemisphere.

Active use of energy storage and advanced energy management systems including hydrogen will also alleviate the challenges of seasonality. Storage solutions contribute to balancing the risk of reliable supply for corporate customers and provide for more proactive dispatch management. Batteries allow solar power to store energy generated by renewable systems and strategically release the electricity when power supply and demand is unbalanced. Being able to choose the proper time, when spot price is favorable for the business reduces market volatility and allows the spot price to be managed. Uptake of energy storage would result in an improvement in average spot revenue increasing power prices during energy generation hours. Further revenue opportunities that a battery provides is firming value incorporated into a PPA for corporate off-takers seeking higher quality PPA. There are also ancillary services (such as frequency markets) and network support (voltage) revenue streams.

Competition

The power generation industry is a commodity-driven and capital-intensive sector that features numerous participants. Our competitive edge will lie in the strategic location that we intend to have our sites, our planned ownership of a diverse portfolio of technologies across different regions as well as an experienced and successful management team. Our approach is intended to enhance the stability and dependability of our energy supply. Given the regional nature of the power generation business, the industry structure is highly diverse and fragmented, resulting in a significant variance in the capabilities, resources, and identities of our competitors, depending on the market. Our competitors include regulated utilities, other independent power producers, and power marketers or trading firms, some of which are owned by financial institutions, municipalities, and cooperatives.

Anticipated competitors include IPPs, such as Brookfield Renewable Partners, NextEra Energy Inc, SunEdison, Inc., Iberdrola S.A. and Enel S.P.A.

Environmental Matters

We will need to comply with a broad range of environmental regulations in the development, ownership, construction and operation of domestic projects. These regulations will typically require us to obtain governmental permits and approvals before and during the construction and operation of power plants. As environmental laws become increasingly stringent, we anticipate this trend will continue. We expect that the electric generation industry will face new obligations to safeguard wildlife, including threatened and endangered species, and to address air emissions, climate change, combustion byproducts, and water usage. In general, we anticipate that future laws and regulations will necessitate the addition of emission controls or other environmental quality equipment or the imposition of specific restrictions on our facilities’ operations. Noncompliance with or liability under environmental requirements could have a significant effect on our projects’ operations or competitive position.

The Inflation Reduction Act

The Inflation Reduction Act (“IRA”), which was passed in August 2022 in the U.S., implemented significant favorable treatment to alternative energy suppliers, particularly with regard to clean energy tax credits. Stable, long-term policy can assist in unlocking clean energy for utilities and developers, accelerating renewable energy and battery storage deployment with major changes through four core elements.

By offering credits at their full value for a minimum of ten years, the IRA provides businesses with a sense of certainty. This extended timeframe allows investors, manufacturers, utilities, and developers to plan and construct new projects and manufacturing facilities that will extend into the 2030s. The credit value will only start to decline after power sector emissions have been reduced 75% from today’s levels. This approach is a departure from Congress’ previous habit of allowing credits to expire periodically or renewing them at the last moment, and uncertainty created cycles of economic growth and decline.

The IRA also broadens the scope and flexibility of federal tax credits by allowing any new zero-emissions technology to qualify for either investment or production credits. This means that solar projects can qualify for the production tax credit, which will become more attractive as upfront capital costs continue to decline. Additionally, energy storage technologies became eligible for investment tax credits.

A third provision of the IRA prioritizes the well-being of workers and domestic manufacturing by linking the value of clean energy tax credits to their human impact. To earn the full value of the credits, project developers must meet certain requirements, including worker training and competitive wages. They can also increase their credit value by sourcing components from domestic manufacturers and by siting facilities in communities that depend on fossil fuels.

Finally, a fourth provision of the IRA utilizes government funds more efficiently by benefiting a broader range of project developers. Typically, developers need to leverage the tax appetite of larger financial institutions to monetize tax credits, a process that can be complex and costly, siphoning off up to one-third of the credits’ value at taxpayer and customer expense. The IRA makes tax credits transferable, allowing developers to sell credits directly to anyone with a tax liability, which streamlines the process, reduces waste, and stretches each federal dollar further. It also offers cash grants to tax-exempt entities such as municipal utilities and rural electric cooperatives, further simplifying the process.

The Inflation Reduction Act is part of a series of “green wave” policies that is now forming an integral part of government strategy at a global level, including RepowerEU, UK Energy Security Strategy, and China 14th Five-Year Plan amongst others, aiding the proliferation and uptake of low carbon solutions globally.

The incentives offered by such polices can significantly benefit renewable energy companies such as GreenRock, making their projects more economically viable and financially attractive. A stable and supportive regulatory environment allows for long-term investment decisions with more confidence and can help grow the market and increase demand as well as helping to foster innovation and technological advancements that can benefit companies by providing opportunities for growth and improvement.

However, there can be political uncertainty regarding such policies, with risk of future administrations reducing support to or even repealing such policy. GreenRock will aim to mitigate such risks through geographic diversification, flexible business models (such as energy management) and entering into long-term PPAs, which provide a level of revenue stability, even if regulatory changes impact short-term market conditions. These agreements may provide a predictable income stream over an extended period, offering a degree of financial security in uncertain regulatory conditions.

Intellectual Property

GreenRock has registered trademarks in respect of names and logos of subsidiaries (including TEP, assuming completion of the TEP Acquisition) in the key markets in which it operates (i.e., United Kingdom and European Union). It does not hold any other registered intellectual property.

Facilities

GreenRock is headquartered in London, United Kingdom with satellite offices in Oosterbeek, Netherlands and Rome, Italy. GreenRock believe that the spaces are adequate to meet its needs for the foreseeable future, and it believes that it will be able to obtain adequate facilities, principally through leasing of additional properties, to accommodate its future expansion plans.

Employees

As of December 31, 2023, GreenRock had 42 full-time employees and consultants excluding the non-executive directors. GreenRock believes it has good relations with its employees. None of its employees are represented by a labor union or are parties to a collective bargaining agreement.

Regulation

GreenRock operates in compliance to applicable required local, national and international regulations as well as industry standards. Material regulation relevant to GreenRock is compliance with local regulation related to the development process such as securing permits and other rights for projects. Although requirements vary between jurisdictions, GreenRock’s project permits are usually subject to laws related to land use or change of use, approved and expected rural zoning plans, building and planning regulations, protection zones, mines, environmental impact (including, amongst others, heritage, visual impact, flora and fauna, human activities, flooding and utilities). Special regulations and/or planning processes usually apply to solar projects to allow for expedited processes, as they are usually considered by governments to be projects of public interest and/or beneficial for the local communities. General and special regulations also apply in relation to access to the grid and the electricity markets.

Legal Proceedings

From time to time, GreenRock may become involved in legal proceedings or be subject to claims arising in the ordinary course of its business. GreenRock is not currently a party to any legal proceedings, the outcome of which, if determined adversely to it, would individually or in the aggregate have a material adverse effect on its business or financial condition.

MARKET OPPORTUNITIES

Renewable Market Overview

IEA has for “bolder action”, with clean energy investment needed to climb from $1.8tn this year to $4.5tn each year by the early 2030s. It cautioned that going too slowly could result in significant costs, potentially amounting to as much as $1.3tn a year to strip carbon dioxide emissions out of the air after 2050 rather than avoiding them in the first place. It cautioned that going too slowly could result in significant costs, potentially amounting to as much as $1.3tn a year to strip carbon dioxide emissions out of the air after 2050 rather than avoiding them in the first place. This would be 50 per cent more than the total investment in fossil fuel supply in 2022, and result in “a major challenge requiring close international co-operation”, the agency said. (FT 2023)

While the move towards decentralized, renewable energy has been underway for some time, the inception of the war in Ukraine spurred a further push to independent energy production and energy security due to the subsequent energy crisis that ensued across Europe. This, in tandem with the ongoing pressure on governments to switch to renewable sources of energy to reach 2030 limits of CO2 emissions and global temperature rises imposed by the Paris Agreement, a 2015 international treaty on climate change (the “Paris Agreement”), has led to accelerated efforts globally to de-carbonize. Scenarios that mitigate temperature rise to a 1.5°C limit call for at least a 60% share of renewable energy in the total primary energy supply and under the International Energy Agency’s pathway to net zero, 90% of global electricity generation in 2050 will need to come from renewable sources, with solar photovoltaic and wind together accounting for nearly 70% of such sources (Global Wind Energy Council 2021). The report Global Landscape of Renewable Energy Finance 2023 reveals that global investment in energy transition technologies (green technologies to produce energy without waste, emissions, or pollution) in 2022 — including energy efficiency (the use of less energy to perform the same task or produce the same result) — reached USD $1.3 trillion (IRENA 2023), which was a new record high, up 19% from 2021 investment levels, and 50% from 2019 investment levels (IRENA 2023). The report also found that although global investment in renewable energy reached a record high of USD $0.5 trillion in 2022, this still represents less than 40% of the average investment needed each year between 2021 and 2030, in order to meet IRENA’s 1.5°C Scenario (IRENA 2023). Investments are also not on track to achieve the goals set by the 2030 Agenda for Sustainable Development (IRENA 2023). Given the extensive sums of capital necessary to drive this shift and innovation in the field, we believe that the public capital markets and project finance lenders will continue to provide the most efficient pathway for these financing needs, and hopefully ensure that climate goals are met.

Therefore, our key principle with respect to our venture is to invest in a sustainable manner. We will also adhere to the principles described in the United Nations Principles for Responsible Investment (PRI) and the principles of ESG by contributing to the Sustainable Development Goals set by the United Nations, primarily Goal 7 (affordable and clean energy), Goal 11 (sustainable cities and communities), Goal 12 (responsible consumption and production) and Goal 13 (climate action). This will primarily entail investments across the possibilities of renewable energy solutions: solar, wind, hydrogen, batteries, and electric vehicle infrastructure. Additionally, our investment strategy will focus our efforts on the sustainable energy industry across OECD countries.

Solar PV Market Overview

Global renewable capacity grew 9.6% in 2022, compared with the previous year, with a record 295GW of renewable power. Renewables in Europe and North America grew by 57.3 GW and 29.1 GW, respectively. Solar PV accounted for almost all of the increase in solar power in 2022, with an increase of 191 GW — a gain of over 25% from 2021. Utility-scale projects accounted for almost two-thirds of overall PV expansion in 2022, mostly driven by a strong policy environment in China and the European Union driving faster deployment (IEA 2022).

The projected required annual investment in Solar PV until 2050 in order to achieve a 1.5°C climate goal is $237 billion (IRENA 2021). The global weighted average levelized cost of electricity from utility-scale solar photovoltaic (PV) projects fell by 85% between 2010 to 2020 (IRENA 2021). We believe that this rapidly falling cost will propel investment in the coming years and the IEA expects solar PV to account for 55% of all renewable expansion in coming years (IEA 2021). To maintain consistency with the net zero target, an average annual generation growth of 24% between 2020 and 2030 is required, which corresponds to 630 GW of net capacity additions in 2030, equivalent to installing the world’s current largest solar park roughly every day (IEA 2021a).

Solar PV power plant projects generate revenue by selling power. The manner in which power is sold depends mainly on the power sector structure (vertically integrated or deregulated) and the regulatory framework that governs PV projects. Power can be sold either through a long-term PPA or through participation in an open market (“merchant” plant).

With demand increasing, technology maturing, declining renewable costs, increased climate awareness, and ESG policies, record-breaking installations in corporate power purchase agreement (“CPPA”) markets have resulted. In 2022, the global CPPA uptake reached 36.7 GW, an 18% increase over 2021. Solar PV and wind are the preferred renewable technologies for such arrangements due to a more positive attitude from the public towards these asset types, as well as their levelized cost advantages (BloombergNEF 2022). The expansion of the competitive CPPA markets in United States and Europe has made utility-scale projects more economically attractive (IEA 2021). Further, the majority of CPPAs have been signed with new-build subsidy-free projects (Cornwall Insight 1).

Wind Energy Market Overview

The global wind energy market was valued at USD$77.77 billion in 2022 and is projected to increase to approximately USD$165.99 billion by 2030, a compound annual growth rate (CAGR) of 6.5% (BloombergNEF 2022). In 2021, more than 42.43% of all wind energy revenue came from the Asia-Pacific region, and this is projected to remain the case over the next five years (GWEC 2022). The wind market is expected to grow over the next 10 years, as governments endeavor to obtain emissions targets, incentives are introduced and restrictions are relaxed. An increase of 75 GW (9%) in 2022 (from 12% in 2021), brought global cumulative wind power capacity to 912 GW by the end of 2022. If this 9% growth level was to continue, global cumulative power capacity would be just under 1 TW by 2030 (GWEC 2022). Europe was the only region besides China to report new offshore wind installations in 2021, driven by a record year for the UK, as more than 2.3 GW was connected to the grid (IEA 2022). Even though the UK relinquished its title as the world’s largest offshore market to China, it led the way with floating offshore wind, with 57 MW installed in 2021, bringing total capacity to 139 MW (GWEC22).

Green Hydrogen Market Overview

In 2022, 680 large-scale hydrogen project proposals, equivalent to USD$240 billion in direct investment through 2030, were proposed [globally] — an investment increase of 50% since November 2021. Yet, only about 10% (USD$22 billion) have reached final investment decision. Europe is home to more than 30% of the proposed hydrogen investment globally, but other regions are leading in implementation: 80% of operational global low-carbon hydrogen production capacity is in North America. Additionally, China has surpassed Europe in electrolysis with 200MW operational, largely due to significant government support (compared to 170MW in Europe) (Hydrogen Council 2022). South Korea and Japan in the aggregate represent more than half of the 11GW of global fuel cell manufacturing capacity, and Japan has ramped up deployment of hydrogen-ready combined heat and power (CHP) plants with 425,000 systems already installed (Hydrogen Council 2022).

Goldman Sachs estimates green hydrogen can abate c.15% of global greenhouse gas (GHG emissions). Under three potential scenarios of the global hydrogen demand paths (bull, base and bear), global hydrogen demand increases at least 4-fold in the base scenario: from 2-fold in the bear scenario to 7-fold in the bull scenario. The total addressable market (TAM) for hydrogen generation alone has the potential to double by 2030E, from c.US$125 bn currently to c.US$250 bn by the end of this decade, and potentially reach >US$1 tn by 2050E (Goldman Sachs 2022).

The Hydrogen Council — a CEO-led initiative of 132 leaders in the field — has suggested various policy changes required to meet targets; their foremost recommendation is investment across the field — from technology suppliers, to off-takers and production capacity. This would help ensure that project proposals and equipment (e.g., electrolysers) are available as the industry scales; they stress the importance of synchronization between policy, infrastructure and supply, along with end-use applications (Hydrogen Council 2022). At the end of 2022, a total of 32 governments had a hydrogen strategy in place (IEA 2023).

By the end of 2022, around 813 hydrogen refueling stations had been installed, a 17% annual growth rate (Wood Mackenzie 2022). The vehicles these supply, fuel cell electric vehicles (FCEVs), grew in sales by about 65% from 2020 to 2021, with total sales of about 17,000 vehicles (up from 11,000 in 2020) (Wood Mackenzie 2022). The total number of globally registered FCEVs sold in 2022 exceeded 20,000 units for the first time in history, recording a 18.4% year-on-year growth. Commercial vehicles account for about 10% of total vehicle sales, with about three-quarters consisting of fuel cell buses and the remainder of trucks (Wood Mackenzie 2022).

Through investment such as that proposed by GreenRock, it could be possible to reach emission targets set up by governments and advised by organizations, and both push for the reduction of carbon dioxide emissions by fossil fuel combustion, while capitalizing on the opportunity made available. Green hydrogen, compared to the other green energy markets, is far more nascent, but when used in tandem and with ever-modernizing technology, we believe that it will prove to be an invaluable tool over the next three decades.

PPA Market Overview

A Power Purchase Agreement, or PPA, is a long-term contract where a business agrees to purchase electricity directly from a renewable energy provider. PPAs remove a significant roadblock to building new renewable facilities and are usually signed for the sale of a project’s future energy over long-term periods (from 3 to 30 years). Amidst a worldwide energy crisis, challenges in the supply chain, and elevated interest rates, both private enterprises and governmental organizations entered into agreements to ensure access to a record 36.7 GW of renewable energy for their operational needs in 2022, marking an 18% increase from the previous year. In total, corporations have signed PPAs for 148GW of clean power since 2008 — more than the total power-generating capacity of France. (BloombergNEF 2023).

As renewable solar efforts have become cheaper to build, governments have moved away from subsidy schemes. Because the market shift from subsidized projects to open markets has impacted renewable investors, we believe that such investors will now look to find alternative securities to replace government subsidies. PPA provides further security that the project will bring return on capital investment upon completion, by reducing cash flow uncertainty.

Global Corporate PPA Volumes (BloombergNEF 2023)
Annual Volume (GW)
40
35
30
25
20
15
10
5
0
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

Battery Storage Market Overview

Battery energy storage systems (“BESS”) are devices that enable energy from renewable sources to be stored and to then released when customers require power most. As such, they are imperative to the shift from fossil fuels to renewable energy, as they enable renewable energy to be utilized at more times, as needed. We believe that BESS are essential to accelerating the replacement of fossil fuels with renewable energy and will play an increasingly pivotal role in enabling green energy supplies to respond to electricity demands. The ability to capture this energy and purposefully deploy it can increase the value of clean energy by increasing production and reducing costs. BNEF’s 2H 2022 Energy Storage Market Outlook projects an additional 13% of capacity by 2030 than previously estimated, primarily driven by recent policy developments (BloombergNEF 2022). This is equal to an extra 46GW/145GWh. An estimated 387GW/1,143GWh of new energy storage capacity is expected to be added globally from 2022 to 2030 (BloombergNEF 2022). The IRA is projected to drive roughly 30GW/111GWh of energy storage build from 2022 to 2030 (BloombergNEF 2022). However, supply chain constraints could slow this growth.

Drivers of Demand

Energy Security

Recent geopolitical events have caused a renewed focus on energy security, with reliance on fossil fuels, which are supplied by third party countries, that are experiencing unprecedented price increases being recognized a major political and socioeconomic issue, particularly in Europe. Renewables have become a far cheaper source of energy, which are not subject to global price shocks, and that guarantee energy security. While European P25 solar and wind PPA prices also faced increases 16% in the second quarter of 2022 to €66.07 per megawatt-hour (LevelTen Energy 2022), these prices are still much lower than electricity prices in Europe’s largest economies which reached over €160/MWh in August 2022 (Kurbegovic, 2022).

In response to these rising fossil fuel prices, on March 8, 2022, the European Commission released a plan to cut Russian gas imports by two-thirds in 2022 and to cut all oil, gas, and coal imports by 2027. The plan calls for doubling solar and wind capacity by 2025 and tripling it by 2030 — the equivalent of deploying 480 GW of wind and 420 GW of solar capacity, and increasing average deployment rate 20%. It also calls for 12 – 15 GW of additional rooftop solar demand in 2022, which is roughly double BNEF’s current forecast. Green hydrogen and electrification (e.g. heat pumps) are also a key part of the plan which will further encourage solar adoption. There is also a proposal to temporarily allow states to recoup “windfall” profits from wind and solar operators to lower energy costs to consumers (NREL 2022).

Political Will to Combat Climate Change

Levels of CO2 have been rising since the industrial revolution and are now at its highest in approximately 4 million years. The rate of increase is even more striking, as the rate represents the fastest in the past 66 million years, causing scientists to note that we are in “uncharted territory” (The Guardian 2023, Imperial College London 2020). According to a McKinsey report, climate change is disturbing major geophysical conditions too quickly for natural systems to adapt, and when changes reach certain thresholds natural resources and ecosystems will degrade along a nonlinear path (McKinsey 2020). We believe that extensive and rapid investment in renewable technologies is necessary to halt and reverse the anthropogenic climate change, as climate change will potentially cause future GDP losses due to depletion of natural capital far outweighing the value of capital expenditure in green initiatives in present day (HM Treasury 2021).

The specter of climate change has led to strong political support for a response, particularly at international summits such as COP27, where both governmental and corporate entities reiterated their support in combatting climate change and committing to “net zero.” More than 130 countries now have net zero targets, with such countries representing approximately 91%of global GDP. These countries are joined by 115 state and regional governments, 235 cities and more than one-third of the world’s largest publicly traded companies (Black 2022). These net zero commitments have been driven by large support packages, the most significant of which was a $700 billion package signed by U.S. President Joe Biden in 2022, of which $369 billion is to be invested over the decade in climate change-fighting strategies, which include investments in renewable energy production and tax rebates for consumers to buy new or used electric vehicles (BBC NEWS 2022).

Environmental, social and governance (ESG) and Corporate Power Purchase Agreements (CPPAs)

Many large public companies are at the forefront of ESG strategies and are implementing sustainability measures and we expect that smaller public and private companies will follow their lead. ESG disclosure obligations and reporting of ESG progress and policies are increasingly shaping how businesses allocate investments in growing international markets.

Environmental issues often drive social and governance practices. Climate change has a major effect on the ways that businesses plan, assess risk and deploy resources. As more investors ask how businesses are reducing their carbon footprint, companies will be required to demonstrate real progress. This amplifies, as ESG rating agencies begin to evaluate how quickly companies decarbonize their energy mix. All of these factors have driven the dramatic growth of renewable energy, especially investment in solar power. Corporations bought a record 31.1 GW of clean energy through PPAs in 2021, up nearly 24% from the previous year’s record of 25.1 GW (Thompson Hine 2022).

Climate risk is ultimately financial risk, and the response to climate risk may carry financial reward. Market-leading companies such as Walmart and Ikea have seen their commitment to solar energy pay off. Walmart has become the number one commercial solar energy user according to the Solar Energy Industry Association and is now recognized as the largest onsite renewable energy user in the United States by the EPA Green Power Partnership. Walmart’s solar installations have already saved the company over $1 million, and its installations in California were expected to provide between 20% to 30% of each location’s electricity needs. Thanks to similar investment in renewable energy, Ikea said that solar awnings over the rows of cars in its parking lot helped cut the store’s energy spending by 57 percent in the fall of 2020 (Thompson Hine 2022).

Falling Costs

Since 2010, there have been sustained decreases in the unit costs of solar energy (85%), wind energy (55%), and lithium-ion batteries (85%), and large increases in their deployment: over 10x for solar and over 100x for electric vehicles (“Evs”), varying with regions (Economist Impact 2022). Today, building a new utility-scale solar plant is far less expensive than building a new fossil fuel-burning power plant of equal capacity (Ohm Connect 2022). Solar panels are mirroring the same increase in efficiency and decrease in costs that calculators, computers, and big screen TVs have experienced in the past. Like these products, solar panels continue to perform better over time, and their scalability improves. (SunPower 2022). This drop in solar costs can be attributed to a variety of factors, including better technology and panel design, lower manufacturing costs, lower soft costs (costs that are not directly associated with the purchase of solar panels, inverters, and other equipment — e.g., drop in installation times), government investment and financial incentives as well as economies of scale and better financing options (Ohm Connect 2022). The price of utility-scale solar today is consistently cheaper than any range of new conventional power generation sources. According to BP, the levelized cost of energy of solar, including integration costs, is projected to fall by 40-55% by 2030 across the three scenarios included in their 2022 report (BP 2022).

Unsubsidized Renewable Electricity Generation Cost Comparison with Conventional Power Sources (Lazard 2021)
Gas Combined Cycle
Coal
Nuclear
Gas Peaking
Wind
Geothermal
Solar Thermal Tower with Storage
Solar PV-Thin Film Utility Scale
Solar PV-Crystalline Utility Scale
Solar PV-Community
Solar PV-Rooftop C&I
Solar PV-Rooftop Residential
0
50
100
150
200
250
LCOE (USD/MWh) High Price
LCOE (USD/MWh) Low Price

Hydrogen production costs are also projected to decrease [by BP]. Such decreases are predicted to be approximately 50% by 2030, and to subsequently continue to fall steadily at a slightly slower rate until 2050 (PWC 2022). Additionally, PWC projects that by 2050, green hydrogen production costs in some parts of the Middle East, Africa, Russia, China, the U.S. and Australia will be in the range of USD$1/kilogram down from its current value of USD$3-8/kilogram (PWC 2022). A drop to USD$1/kg would make it competitive with its unsustainable relative “grey hydrogen” (created from natural gas, or methane).

Improving Technologies

New developments in renewable technologies are also expected to drive demand in green energy solutions. As solar technology develops, so will green hydrogen, with the former facilitating the development of the latter. Additionally, machine learning and artificial intelligence are two emerging solar energy technology solutions, as seen in microgrid controllers. This enables the technology to adapt to the needs of the market and grow in tandem with changing solar energy trends. These new technologies are helping to shape the future of how companies will use artificial intelligence and machine learning in solar energy technology as new technology emerges to meet the growing needs of the solar energy industry and the businesses that use it as an energy-efficient resource (Shetty 2021).

Blockchain is also a potential cost-effective way for businesses to purchase and sell electricity directly from others, bypassing the need for indirect energy suppliers. As a result, we believe that solar energy technology a perfect way for customers to take advantage of this energy-saving initiative in a cost-effective and simple manner (Shetty 2021).

Other developments include efficiency-based technologies such as perovskite and graphene-based membranes. The disadvantages of traditional silicon panels include high cost and lower efficiency. But with the help of perovskites, a mineral composed of calcium, titanium, and oxygen, solar efficiency is expected to significantly improve: perovskite panels can be manufactured as very thin layers, require less material, and are created from a less energy-intensive process. After a decade of research and development, efficiency rates of perovskite panels rose from 2% to 25% (Science Business 2022). The increase in the efficiency of solar panels will facilitate their becoming an increasingly viable energy solution and drive down costs.

GREENROCK’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

References in this section to “GreenRock” are to GreenRock Corp and its subsidiaries, prior to the completion of the Transactions and assuming the completion of the TEP Acquisition and Accretion Acquisition. The following discussion and analysis provide information which GreenRock’s management believes is relevant to an assessment and understanding of its results of operations and financial condition. This discussion and analysis should be read together with the sections of the proxy statement/prospectus entitled “Business of GreenRock,” and GreenRock’s audited financial statements and related notes thereto that are included elsewhere in the proxy statement/prospectus. In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in the proxy statement/prospectus.

Overview of the GreenRock’s Business

GreenRock aims to become a leading Independent Energy Producer, focusing on the unique market opportunity of integrating renewable energy and green hydrogen production. This integration is designed to provide comprehensive, sustainable energy solutions, meeting the increasing demand for clean energy and ESG compliance. The company’s business model combines renewable power generation with in-house green hydrogen production, promising improved efficiency, cost savings, and environmental benefits. Initially, GreenRock will generate revenue mainly from solar and wind projects. As the market evolves, the focus will shift towards expanding green hydrogen offerings. The model incorporates diverse income streams, including operations, development, and asset management, while aiming to lower green hydrogen production costs, thereby contributing to a more sustainable and economically viable energy landscape.

Key Factors Affecting Our Business

The results of our operations have been and will continue to be affected by many factors, some of which are beyond our control. This section sets out certain key factors we believe have affected our results of operations in the periods under review and could affect our results of operations in the future.

Growth in the Renewable Energy Market

The renewable energy market represents one of the largest growth opportunities in the global energy sector. Creating new opportunities across markets and technologies, increasing demand for sustainable energy continues to be driven by global action to combat the climate crisis, the ongoing replacement cycle for aging energy infrastructure, the expanding electrification of the broader economy and the increasing criticality of energy security. Growing public demand coupled with favorable regulatory trends and government policy are also incentivizing development of renewable energy projects. These governmental incentives include tax credits and abatements, accelerated depreciation deductions, grants, rebates, renewable portfolio standards and carbon taxes. These industry, economic and policy trends support our growth and we expect them to continue.

Access to and cost of capital

Our future growth depends significantly on our ability to raise capital to finance the development and construction of our projects through project finance providers on competitive terms, as well as through corporate finance. While our ability to raise capital from investors and lenders is affected by general economic conditions, the state of the capital markets, inflation levels, and concerns about our industry or business, the European project finance market is a well-established market, using special purpose company structures with non-recourse senior and junior bank debt for 70-90% of the project capital posts at construction-ready stage.

GreenRock’s growth strategy and capital requirements are further helped by a plan to sell-down development assets, whether developed organically or acquired at an early-stage, and reach an optimal ownership structure of 50-51% while we will make use of a well-established route of co-investing with conventional renewable energy funds, pension funds and major, industrial energy companies.

Our future growth also depends on our ability to raise capital at an attractive cost. Rising interest rates across our markets has a minimal impact on our outstanding debt. The leveraged funding structure allows us to bring down equity cost of capital by partnering with lower weighted average cost of capital investment partners. The part of the growth strategy focused on Central and Eastern Europe and the United States are currently benefiting from large grants and government-backed capital for renewable power, battery solutions and green hydrogen, capital sources that will assist to bring down the cost of capital, while further supporting access to capital.

Global Macro Trend of Energy Transition to Renewable Energy

GreenRock’s development of renewable energy projects internationally aligns with energy transition strategies being adopted by a number of countries worldwide. GreenRock believes that increasing global demand for clean renewable energy currently supports its business model; however, the pace at which energy transition is implemented on a macro level is outside the control of GreenRock. Likewise, long-term energy strategies will be affected by political considerations that will shape relevant regulation and demand for solar and wind energy, which are outside the control of GreenRock. While operating in several jurisdictions increases complexity and potentially reduces efficiencies in the short-term, GreenRock’s global strategy helps mitigate against risks of local market changes in energy transition policy.

Continued Strong Valuations for Energy Assets

Renewable energy assets have continued to see support for strong valuations underpinned by increasing demand for clean energy. GreenRock projects have benefited from this trend and valuations and future potential profitability have been maintained at attractive levels.

Price of Energy

GreenRock’s development of solar energy projects and the profitability and viability of projects is linked to the price of energy in the jurisdictions in which it operates and further to the global trade in energy. Current levels and future expected energy prices in active jurisdictions will continue to support and exceed the GreenRock budgeted financial models.

COVID-19 Pandemic

GreenRock’s operations have been affected by the global COVID-19 pandemic, primarily due to the restrictions imposed on in-person activities by countries worldwide, which severely limited international travel in particular and ability necessitated arrangements and investment for remote working. As a result, work streams for the project portfolio under development was affected by the delays both internally and from external sources as a number of our key contacts operations slowed down. While the impact on our activities was considered minimal, the overall timeframes for development of a number of projects were delayed. The COVID-19 pandemic may continue to affect GreenRock’s operations as a cause of uncertainty globally, but management believe the long-term effects on the utility scale solar PV and wind market and GreenRock’s business will be minimal.

Government regulations and incentives

Our strategy to grow our business through the development of renewable energy projects could be affected by certain government policies and regulations. Renewable energy projects currently benefit from various governmental incentives. These policies have had a significant positive effect on the development of renewable energy projects and the renewable energy industry in general, but such policies could change at any time. These incentives provide tax credits and accelerated depreciation for a significant portion of the development costs, or increase demand by mandating increasing levels of renewable energy generation. Any loss or reduction of such incentives and other programs could result in higher operating costs, while the utilization of such incentives and other programs can help reduce certain operating costs, primarily our cost of capital.

Seasonality

Seasonal trends affect both our solar energy and wind energy projects. GreenRock generates revenues from the sale of a number of solar energy projects each year, normally once they reach ready-to-build stage. Because revenues are generated from a limited number of sales, and the timelines for projects to reach ready-to-build stage vary,

GreenRock’s interim results can vary significantly and may not be representative of results in future periods. Our wind energy projects also have seasonal variation in output, though the projects differ in terms of which months are more favorable. Although seasonality may affect us on a project-by-project level, our geographic and technological diversity substantially mitigates any seasonal effect on our global business as a whole.

Inflation

The solar and wind energy industries have seen long periods of declining costs and increasing energy prices, but these trends may not continue or could even reverse. In the wake of the COVID-19 pandemic, many industrialized economies have experienced substantial inflation, including higher prices for inputs for the solar projects we facilitate. Increases in the prices of supplies for solar projects, or the absence of cost decreases, could adversely affect GreenRock by increasing the actual or expected costs of land, raw materials, and labor, and other goods and services needed to construct and operate solar PV plants or wind turbines. This could not only increase GreenRock’s expenses but also the expenses the GreenRock’s buyers will face to complete and operate one of GreenRock’s projects. This may, in turn, result in decreases to the fair value of GreenRock’s investment properties, which would impact unrealized gain or loss on the fair value of investment properties, or the prices at which GreenRock is able to sell its projects, which would result in a decrease to revenues. Should cost increases occur, prospective counterparties may also choose to forego or delay purchasing projects from GreenRock. A significant portion of GreenRock’s operating expenses are employee, consultant and professional fees, which have and are expected to continue to increase as a result of inflationary pressures. Further, in addition to the direct impact of cost increases, sustained levels of high inflation have caused central banks worldwide to increase benchmark interest rates. This can raise the cost of capital that GreenRock’s buyers must obtain to buy our projects, which may lead them to pay less for our projects or avoid purchasing them at all. In addition, higher interest rates can depress economic growth, which could materially adversely impact GreenRock’s business.

Key Components of Statement of Comprehensive Income

Basis of Presentation

The consolidated group financial statements consist of the financial statements of GreenRock together with all entities controlled by the parent company (consisting of primarily its subsidiaries TEP (assuming the consummation of the TEP Acquisition) and Accretion (assuming the consummation of the Accretion Acquisition)) and the GreenRock’s share of its interests in joint ventures and associates.

TEP is an international utility-scale renewable solar energy project developer with offices in Coventry (UK), Rome (Italy), and Cagliari e Palermo (Italy).

Accretion is incorporated in the UK and currently manages projects across the hydrogen value chain including hydrogen production, refueling infrastructure and off-grid solutions.

Accretion owns GreenRock Germany GmbH, who in turn is the general partner of Brandenburg and Brandenburg.

All intra-group transactions, balances and unrealized gains on transactions between GreenRock’s companies are eliminated on consolidation. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Subsidiaries are consolidated in GreenRock’s financial statements from the date that control commences until the date control ceases.

Accounting Convention

The consolidated financial statements of GreenRock have been prepared in accordance with IFRS as issued by the IASB. The accounting policies were consistently applied to all periods presented.

The financial statements are prepared in euros, which is the functional currency of GreenRock. Monetary amounts in these financial statements are rounded to the nearest euro.

Going Concern

At the time of approving the financial statements, GreenRock’s management had a reasonable expectation that GreenRock has adequate resources to continue in operational existence for the foreseeable future. Thus, management continue to adopt the going concern basis of accounting in preparing the financial statements.

Revenue

GreenRock evaluates revenue from contracts with customers based on the five-step model under IFRS 15: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the separate performance obligations; and (5) recognize revenues when (or as) each performance obligation is satisfied.

Revenue is measured based on the consideration GreenRock expects to be entitled to in a contract with a customer and excludes amounts collected on behalf of third parties. GreenRock recognizes revenue when it transfers control over a product or service to a customer.

Revenue is recognized at the fair value of the consideration received or receivable for goods and services provided in the normal course of business, and is shown net of VAT and other sales related taxes. The fair value of consideration takes into account trade discounts, settlement discounts and volume rebates.

When cash inflows are deferred and represent a financing arrangement, the fair value of the consideration is the present value of the future receipts. The difference between the fair value of the consideration and the nominal amount received is recognized as interest income.

For TEP and Accretion, revenues consist of sales of constructed solar energy or hydrogen-based systems to customers. Revenue from contracts for the construction of these solar energy or hydrogen-based systems is recognized by reference to the stage of completion when the stage of completion, costs incurred and costs to complete can be estimated reliably. The stage of completion is calculated by comparing costs incurred, mainly in relation to contractual hourly staff rates and materials, as a proportion of total costs. Where the outcome cannot be estimated reliably, revenue is recognized only to the extent of the expenses recognized that it is probable will be recovered. Revenue from development contracts is recognized in line with contractual terms which state that once the customer agrees to the completion of each phase a non-refundable payment is due before the company continues to subsequent phases. Payments are at the customer’s discretion and therefore no revenue is recognized until this agreement is made. Costs are accounted for as incurred.

For Brandenburg and Alzey-Worms, electricity is provided to their customers immediately. The generated electricity is measured by an electricity meter, which is read monthly. The amount of the generated electricity is remunerated per MWh; the remuneration rate is variable in both cases and is based essentially on the actual monthly average market value of electricity from onshore wind power plants on the spot market of the EPEX Spot SE electricity exchange in Paris for the Germany-Luxembourg price zone.

Cost of Sales

Cost of sales relate to any costs associated with the sale of a project. Typical costs include any employment costs, consultancy, legal and land costs that are attributable to the cost of developing the project. GreenRock capitalizes these costs in relation to the development of solar projects as inventories on its consolidated statement of financial position throughout the life of a project and expenses them as cost of sales only when the project is sold or is written off.

Administrative Expenses

Administrative expenses primarily consist of the costs associated with salary and benefits costs for non-development staff and consultants, including finance, legal, human resources and other administrative teams, corporate consulting expenses such as legal advice, audit fees, and certain development costs that cannot be attributed to a specific project, such as marketing and professional subscriptions.

GreenRock expects its administrative expenses to increase as its overall activity levels increase due to the growth of the business, and costs associated with being a public company.

Depreciation and Amortization

Depreciation and amortization are recognized so as to write off the cost or valuation of assets less their residual values over their useful lives on the following basis:

Leasehold improvements	3 years straight line
Fixtures and fittings	5 – 10 years straight line
Computers	3 – 5 years straight line
Land and buildings	30 years straight line
Technical plants	30 years straight line
Other intangible assets	5 years straight line

The gain or loss arising on the disposal of an asset is determined as the difference between the sale proceeds and the carrying value of an asset, and is recognized in the profit and loss account.

Other Operating Expenses

Other operating expenses encompass a variety of operational costs that are not directly associated with the cost of sales or administrative expenses.

Other Income

Other income comprises government grants, investment losses, income from damages, income from the reversal of provisions, and profits on the disposal of assets, each reflecting various non-operational activities.

Interest and Similar Expenses

Interest and similar expenses include interest expenses for lease liabilities and bank loans in accordance with IFRS 16. In addition, the item includes interest expenses from the compounding of provisions.

Foreign Currency Translation Differences

Transactions in currencies other than euros are recorded at the rates of exchange prevailing at the dates of the transactions. At each reporting end date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the reporting end date. Gains and losses arising from translation in the period are included in profit or loss.

Recent Developments

Since June 30, 2023, GreenRock has accepted an offer to divest of certain assets of its subsidiary company, TEP Italia Srl., which is wholly-owned by TEP, and, subsequent to that transaction, the divestment of its entire shareholding in TEP Italia Srl. The offer is subject to the satisfactory completion of due diligence and the initial transaction is due to complete by the end of the first quarter of 2024 unless agreed otherwise by parties.

On August 21, 2023, TEP sold its 40% shareholding in TEP Renewable Energies S.r.l, a Romanian company, for an amount equivalent to the initial purchase price of the shares.

On October 26, 2023, TEP reduced its share capital and reserves by cancelling the 180 ‘A’ ordinary shares held by minority shareholders utilising €58,882 of reserves.

Results of Operations

The following table summarizes our consolidated statements of comprehensive income for each of the periods presented:

in thousands of Euros	Six Months Ended June 30		Year Ended December 31
	2023	2022	2022	2021
	(Unaudited)		(Audited)
Revenue	2,278	4,152	9,456	5,133
Costs of sales	(715)	(912)	(2,540)	(1,595)
Gross profit	1,563	3,240	6,916	3,538
Administrative expenses	(1,622)	(1,825)	(3,690)	(1,289)
Depreciation/amortization	(463)	(366)	(856)	(828)
Other operating expenses, net	(106)	(152)	(652)	(832)
Operating (loss) profit	(628)	897	1,718	589
Other income	—	—	119	165
Interest and similar expenses	(240)	(190)	(383)	(343)
(Loss) profit before taxation	(868)	707	1,454	411
Tax on profit	—	—	(247)	(260)
(Loss) profit for the period	(868)	707	1,207	151
Currency translation differences	11	(16)	30	(15)
Total comprehensive (loss) income for the period	(857)	691	1,237	136

Comparison of the Six Months Periods Ended June 30, 2023 and 2023

The following table presents GreenRock’s results of operations for the six months periods ended June 30, 2023 and 2022:

in thousands of Euros	Six Months Ended June 30		Variance €	Variance %
	2023	2022
	(Unaudited)
Revenue	2,278	4,152	(1,874)	(45)%
Costs of sales	(715)	(912)	197	(22)%
Gross profit	1,563	3,240	(1,677)	(52)%
Administrative expenses	(1,622)	(1,825)	203	(11)%
Depreciation/amortization	(463)	(366)	(97)	27%
Other operating expenses, net	(106)	(152)	46	(30)%
Operating (loss) profit	(628)	897	(1,525)	(170)%
Interest and similar expenses	(240)	(190)	(50)	26%
(Loss) profit before taxation	(868)	707	(1,575)	(223)%
Tax on profit	—	—	—	—
(Loss) profit for the period	(868)	707	(1,575)	(223)%
Currency translation differences	11	(16)	27	(169)%
Total comprehensive (loss) income for the period	(857)	691	(1,548)	(224)%

Revenue

For the six months ended June 30, 2023, GreenRock had a decline in total revenue, totaling €2,278 thousand compared to €4,152 thousand in the same period of 2022. This represents a decrease of 45%, or €1,874 thousand. The primary factors influencing this decline are observed in both the operational wind assets and the solar development projects.

Revenue from operational wind assets experienced a decrease, falling to €1,156 thousand in 2023 from €1,691 thousand in 2022. This decline of about 31.6% can be largely attributed to the normalization of energy prices. In 2022, the wind assets benefited from relatively high energy prices, contributing substantially to GreenRock’s revenue. The normalization of prices in 2023 resulted in a reduced revenue stream from these assets.

The revenue from solar development projects decreased to €1,123 thousand in 2023 from €2,462 thousand in 2022, marking a significant reduction of approximately 54.4%. This decline is largely attributed to GreenRock’s transitional shift in business strategy, moving from reliance on 3rd party co-development to establishing itself as an IPP. During this pivot, the operational wind assets and solar development projects have been realigned to support the upcoming merger, impacting the short-term revenue figures as GreenRock positions itself for a more integrated and self-sustained business model.

Cost of Sales

For the six months ended June 30, 2023, GreenRock had costs of sales at €715 thousand, which is a decrease from the costs of €912 thousand incurred in the same period of 2022. This represents a reduction of 22%, or €197 thousand. The decrease in costs of sales is directly attributable to fewer solar development projects being realized during this period.

Administrative Expenses

For the six months ended June 30, 2023, GreenRock had administrative expenses of €1,622 thousand, compared to €1,825 thousand for the same period in 2022. This reflects a reduction of €203 thousand, or 11%, in administrative costs.

Depreciation and Amortization

For the six months ended June 30, 2023, GreenRock had depreciation and amortization expenses of €463 thousand, which is an increase from €366 thousand in the same period of 2022. This marks a variance of €97 thousand, or a 27% increase.

Other Operating Expenses

For the six months ended June 30, 2023, GreenRock’s other operating expenses were €106 thousand, a decrease from €152 thousand reported for the same period in 2022. This represents a reduction of €46 thousand or 30%.

Interest and Similar Expenses

In the six-month period ended June 30, 2023, GreenRock’s interest and similar expenses increased to €240 thousand from €190 thousand in the same period of 2022. This change represents an increase of €50 thousand, or 26%. The increase was primarily driven by higher interest on financial liabilities measured at amortized cost, particularly for the financing of fixed assets.

Currency Translation Differences

For the six months ended June 30, 2023, GreenRock had currency translation differences of €11 thousand, compared to a loss of €16 thousand in the same period of 2022, resulting in a positive variance of €27 thousand or a shift of 169%. This shift is predominantly attributed to the conversion of British Pounds to Euros.

Comparison of the Years Ended December 31, 2022 and 2021

The following table presents GreenRock’s results of operations for the years ended December 31, 2022 and 2021:

in thousands of Euros	Year Ended December 31		Variance €	Variance %
	2022	2021
	(Audited)
Revenue	9,456	5,133	4,323	84%
Costs of sales	(2,540)	(1,595)	(945)	59%
Gross profit	6,916	3,538	3,378	95%
Administrative expenses	(3,690)	(1,289)	(2,401)	186%
Depreciation/amortization	(856)	(828)	(28)	3%
Other operating expenses, net	(652)	(832)	180	(22)%
Operating profit	1,718	589	1,129	192%
Other income	119	165	(46)	(28)%
Interest and similar expenses	(383)	(343)	(40)	12%
Profit before taxation	1,454	411	1,043	254%
Tax on profit	(247)	(260)	13	(5)%
Profit for the period	1,207	151	1,056	699%
Currency translation differences	30	(15)	45	(300)%
Total comprehensive income for the period	1,237	136	1,101	810%

Revenue

For the year ended December 31, 2022, GreenRock experienced significant growth in total revenue, which reached €9,467,324 compared to €5,133 thousand in 2021. This substantial increase of approximately €4,323 thousand represents an 84% growth year-over-year.

A major contributing factor to GreenRock’s revenue growth was the successful execution of the new solar development projects. In 2022, revenue generated from solar development projects amounted to €5,859 thousand, reflecting a substantial increase from €3,029 thousand in 2021. This surge of €2,830 thousand (93%) can be attributed to our strategic investment in expanding GreenRock’s solar portfolio. GreenRock’s focus on renewable energy solutions led to the successful completion of these projects, resulting in increased revenue streams.

Additionally, GreenRock’s German operational wind assets also played a significant role in revenue enhancement. In 2022, revenue from German operational wind assets totaled €3,592 thousand, marking a considerable rise from €2,104 thousand in 2021. This increase of €1,488 thousand or 70.8% was primarily driven by favorable market conditions, specifically the rise in energy prices. Higher prices for energy in the market directly contributed to GreenRock’s increased revenue from these wind assets, showcasing the effectiveness of our strategic positioning within the energy market.

The surge in revenue from both solar development projects and German operational wind assets is indicative of GreenRock’s strategic initiatives and market responsiveness. The expansion into new solar projects has allowed GreenRock to capture emerging opportunities, while GreenRock’s ability to leverage favorable market conditions bolstered revenue from existing wind assets.

Cost of Sales

For the year ended December 31, 2022, GreenRock’s costs of sales rose to €2,540 thousand, marking a noticeable increase of €945 thousand, or 59%, from the €1,595 thousand reported in 2021.The primary driver behind the increase in costs of sales was the substantial investment in solar development projects. As GreenRock expanded its solar portfolio, the associated costs, including materials, labor, and operational expenses, also escalated. This strategic decision to invest in renewable energy solutions led to higher production costs associated with these projects, contributing significantly to the overall increase in the costs of sales.

Administrative Expenses

Administrative expenses surged to €3,690 thousand for the year ended December 31, 2022 from €1,289 thousand in 2021, a substantial increase of €2,401 thousand, or 186%. This significant rise is primarily due to the intensification of solar development projects, which necessitated increased administrative oversight, project management, and support infrastructure.

Depreciation and Amortization

GreenRock’s depreciation and amortization expenses for the year ended December 31, 2022 amounted to €856 thousand, which represents a modest increase of €28 thousand or approximately 3.4% from the €828 thousand recorded in 2021.

Other Operating Expenses

Other operating expenses include any additional operating costs not included in cost of sales or administrative expenses. For the year ended December 31, 2022, GreenRock’s other operating expenses amounted to €652 thousand, which is a decrease of €180 thousand or approximately 22% from the €832 thousand incurred in 2021.

Other Operating Income

For the year ended December 31, 2022, GreenRock’s other income totaled €119 thousand, a decrease of €46 thousand, or 28%, from the €165 thousand recorded in 2021. A significant portion of our other operating income in 2021 was derived from our solar development projects. Specifically, we realized a profit from the disposal of assets related to these projects. In addition, this category encompasses other non-operational income streams, including Government grants, which were not applicable in 2022, results from investment losses and income from the reversal of provisions.

Interest and Similar Expenses

Interest expenses include interest expenses for lease liabilities and bank loans in accordance with IFRS 16. In addition, the item includes interest expenses from the compounding of provisions. For the year ended December 31, 2022, GreenRock’s interest and similar expenses totaled €383 thousand, compared to €343 thousand in 2021, representing an increase of €40 thousand, or 12%.

Tax on Profit

Tax on profit represents GreenRock’s income tax expense for the fiscal year. GreenRock’s income tax expenses were €247 thousand for the year ended December 31, 2022. This figure is a slight decrease from €260 thousand in 2021, representing a reduction of approximately €13 thousand, or 5%.

Currency Translation Differences

In 2022, GreenRock had a currency translation gain of €30 thousand, compared to a loss of €15 thousand in 2021.

Liquidity and Capital Resources

Effectively managing GreenRock’s cash flow and capital resources is essential for its business’s success. GreenRock’s projects encompass a wide spectrum, ranging from development to long-term infrastructure projects powered by wind and solar energy, which necessitate substantial initial investments. To capitalize on the natural benefits of wind and sunlight while ensuring profitability during operations, GreenRock has strategically organized its financial resources. This involves (i) securing low-cost project financing to minimize equity capital requirements during construction and ownership, (ii) collaborating with institutional partners to efficiently distribute project-level equity and reduce its equity needs, and (iii) tapping into financial markets to access diverse corporate finance options, including corporate bonds, convertible bonds, credit facilities, letters of credit, and equity capital, all at competitive rates.

Historically, GreenRock has funded its activities through earnings from operational wind assets, project sales, equity investments and external borrowing from third parties.

GreenRock’s cash and cash equivalents are held primarily in Euros and are readily accessible, providing a solid foundation for ongoing operations and future investments. GreenRock’s financial strategy, including the judicious use of funds raised from financing activities, aims to support its growth trajectory and expansion into new markets.

Anticipating future capital requirements, GreenRock considers several factors, such as the pace of its growth, market reception of its renewable energy projects, and the scale of investment needed for technology development, sales, marketing, and geographic expansion. GreenRock intends to finance its working capital and future investments through a combination of operating cash flow, external financing, and strategic capital raising activities.

GreenRock is confident that its available cash, alongside prudent financial management, will suffice to cover working capital needs and capital expenditures in the normal course of business for the foreseeable future. GreenRock’s strategy includes continued investment in its platform, expanding its market presence, and potentially exploring acquisitions or investments that align with its long-term growth objectives.

Off-Balance Sheet Arrangements

GreenRock has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2023.

Cash Flows Summary

The following table sets forth a summary of GreenRock’s cash flows for the periods indicated.

In thousands of Euros	Six Months Ended June 30		Year Ended December 31
	2023	2022	2022	2021
	(Unaudited)		(Audited)
Net cash (used in) provided by operating activities	(1,225)	1,733	2,084	682
Net cash (used in) provided by investing activities	(24)	(25)	(497)	(381)
Net cash provided by (used in) financing activities	575	(782)	(268)	149
Net (decrease) increase in cash	(674)	926	1,319	450

Comparison of the Six Months Periods Ended June 30, 2023 and 2022

in thousands of Euros	Six Months Ended June 30		Variance €	Variance %
	2023	2022
	(Unaudited)
Net cash (used in) provided by operating activities	(1,225)	1,733	(2,958)	(171)%
Net cash used in investing activities	(24)	(25)	1	(4)%
Net cash provided by (used in) financing activities	575	(782)	1,357	(174)%
Net (decrease) increase in cash	(674)	926	(1,600)	(3)

Net cash (used in) provided by operating activities

For the six months ended June 30, 2023, GreenRock experienced a shift in net cash from operating activities, moving from a net inflow of €1,733 thousand in 2022 to a net outflow of €1,225 thousand in 2023. This represents a negative variance of €2,958 thousand, or a 171% decrease, when compared to the prior year.

This substantial shift in operating cash flows can be attributed to several factors:

•        GreenRock moved from a net profit of €708 thousand in 2022 to a net loss of €867 thousand in 2023.

•        There was an increase in depreciation and amortization of non-current assets, with an expense of €463 thousand in 2023 compared to €363 thousand in 2022.

•        Changes in provisions resulted in an addition of €2 thousand in 2023, as opposed to a reduction of €68 thousand in 2022.

•        A net increase in inventories, receivables, and other assets also contributed to the cash outflow, with a change of €337 thousand in 2023 against €137 thousand in 2022.

•        The net increase in trade payables and other liabilities decreased by €495 thousand in 2023, contrasting with an increase of €746 thousand in 2022.

•        Financial income decreased to €151 thousand in 2023 from €162 thousand in 2022.

•        There was a net increase in tax recoverable and a net decrease in tax liability, contributing further to the cash outflow.

Net cash used in investing activities

For the six months ended June 30, 2023, GreenRock reported a net cash use in investing activities of €24 thousand, which is a slight decrease from €25 thousand used in the same period in 2022. This represents a minimal reduction in cash outflow by €1 thousand, or 4%.

A summary of the changes contributing to the net cash used in investing activities includes:

•        The purchase of intangible assets decreased by €11 thousand, from €24 thousand in 2022 to €13 thousand in 2023.

•        The purchase of tangible fixed assets also decreased by €5 thousand, from €16 thousand in 2022 to €11 thousand in 2023.

•        In 2022, there were proceeds from the sale of operating lease assets amounting to €16 thousand, which did not occur in 2023.

Net cash provided by (used in) financing activities

For the six months ended June 30, 2023, GreenRock reported net cash provided by financing activities of €575 thousand, which is a significant turnaround from the net cash used in financing activities of €782 thousand in the same period of 2022. This represents a positive variance of €1,357 thousand, or a 74% change, when compared to the prior year.

The cash flows from financing activities for the period can be summarized as follows:

•        GreenRock secured proceeds from new bank loans amounting to €1,357 thousand, which did not occur in the prior year.

•        There was a repayment of bank loans totaling €672 thousand, compared to €605 thousand in the previous year, indicating a slight increase in repayment amounts.

•        There was no repayment of operating leases in the current period, whereas in the prior year, there were repayments amounting to €15 thousand.

•        Payment of interest decreased slightly to €152 thousand from €162 thousand the year before.

•        Additionally, GreenRock had proceeds from new operating leases amounting to €41 thousand, which was not present in 2022.

Comparison of the Years Ended December 31, 2022 and 2021

in thousands of Euros	Year Ended December 31		Variance €	Variance %
	2022	2021
	(Audited)
Net cash provided by operating activities	2,084	682	1,402	206%
Net cash used in investing activities	(497)	(381)	(116)	30%
Net cash (used in) provided by financing activities	(268)	149	(417)	(280)%
Net increase in cash	1,319	450	869	(0)

Net cash provided by operating activities

For the year ended December 31, 2022, GreenRock had net cash provided by operating activities of €2,084 thousand, which is a substantial increase from the €682 thousand reported for the year ended December 31, 2021. This represents a positive change of €1,402 thousand, or an increase of 206%.

The detailed cash flows from operating activities contributing to this change include:

•        An increase in net profit for the year from €151 thousand in 2021 to €1,208 thousand in 2022.

•        A slight increase in depreciation and amortization of non-current assets from €828 thousand to €856 thousand.

•        A reversal in changes in provisions, with a decrease of €25 thousand in 2022 compared to an increase in provisions of €66 thousand in 2021.

•        There were no other non-cash transactions reported in 2022, whereas there were €451 thousand in 2021.

•        A substantial net increase in inventories, receivables, and other assets which grew from €2,728 thousand in 2021 to €2,899 thousand in 2022.

•        A decrease in the net increase of trade payables and other liabilities, from €2,437 thousand in 2021 to €2,283 thousand in 2022.

•        An increase in tax recoverable, from a decrease of €61 thousand in 2021 to an increase of €57 thousand in 2022.

•        An increase in tax liability from a decrease of €343 thousand in 2021 to an increase of €116 thousand in 2022.

•        A decrease in financial income from €341 thousand in 2021 to €319 thousand in 2022.

•        A positive change in deferred revenue, which increased by €169 thousand in 2022, compared to a decrease of €460 thousand in 2021.

Net cash used in investing activities

For the year ended December 31, 2022, GreenRock had net cash used in investing activities of €497 thousand, which reflects an increase in cash used compared to €381 thousand for the year ended December 31, 2021. This represents an increase in cash outflow of €116 thousand, or 30%.

The investing activities contributing to this change are as follows:

•        There was a purchase of intangible assets amounting to €33 thousand in 2022, whereas there were no such purchases in 2021.

•        The purchase of tangible fixed assets slightly decreased by €1 thousand, from €37 thousand in 2021 to €36 thousand in 2022.

•        There was no purchase of investment in associates in 2022, and a €4 thousand investment in 2021.

•        There was a loss on investment in associates recorded at €4 thousand in 2022.

•        The purchase of operating lease assets increased significantly from €341 thousand in 2021 to €522 thousand in 2022.

•        Proceeds from the sale of operating lease assets were €141 thousand in 2022, with no comparable proceeds in 2021.

•        There was goodwill from acquisitions noted at €48 thousand in 2022.

•        Additionally, there were cash outflows for capital expenditures of €4 thousand in 2022.

Net cash (used in) provided by financing activities

For the year ended December 31, 2022, GreenRock experienced a net cash outflow from financing activities amounting to €268 thousand, which represents a substantial shift from a net inflow of €149 thousand in 2021. This change indicates a variance of €417 thousand, or a 280% decrease from the previous year’s financing activities.

This shift in cash flow from financing activities was driven by several factors:

•        Contributions to capital remained consistent at €12 thousand for both years.

•        The repayment of loans decreased by €244 thousand, from €1,295 thousand in 2021 to €1,051 thousand in 2022.

•        There was an increase in the repayment of lease liabilities from €73 thousand in 2021 to €149 in 2022.

•        Payment of interest decreased from €334 thousand in 2021 to €312 thousand in 2022.

•        Proceeds from new bank loans decreased significantly, from €1,498 thousand in 2021 to €860 thousand in 2022.

•        Proceeds from new leases increased from €326 thousand in 2021 to €370 thousand in 2022.

•        There were no proceeds from the subscription of shares in a subsidiary by non-controlling interest in 2022, whereas there was an inflow of €14 thousand in 2021.

Quantitative and Qualitative Disclosure about Market Risk

GreenRock’s activities are undertaken through our segments and are exposed to market risk, credit risk and liquidity risk. Risk is managed by GreenRock’s Risk Management and Finance Department in accordance with mandatory internal management rules. The internal management rules provide written policies for the management of overall risk, as well as for specific areas, such as exchange rate risk, interest rate risk, credit risk, liquidity risk, use of hedging instruments and derivatives and the investment of excess cash.

Liquidity Risk

Liquidity risk arises from GreenRock’s management of working capital and the finance charges and principal repayments on its debt instruments. It is the risk that GreenRock will encounter difficulty in meeting its financial obligations as they fall due. GreenRock’s policy is to ensure that it will always have sufficient cash to allow it to meet its liabilities when they become due. To achieve this aim, it seeks to maintain cash balances (or agreed facilities) to meet expected requirements.

Market Price Risk

The operations, development and success of GreenRock’s projects is primarily dependent on energy prices. Energy prices are subject to significant fluctuation and are affected by a number of factors which are beyond the control of GreenRock. Future production from the projects is dependent on energy prices that are adequate to make the project economic.

Interest Rate Risk

GreenRock would be exposed to interest rate risk to the extent it had long-term borrowings at variable rates. All GreenRock’s current borrowings (excluding short-term overdraft facilities and lease liabilities) are currently fixed rate borrowings, limiting GreenRock’s exposure to interest rate risk.

Foreign Exchange Risk

Foreign exchange risk arises when individual GreenRock entities enter into transactions denominated in a currency other than their functional currency. GreenRock’s policy is, where possible, to allow GreenRock entities to settle liabilities denominated in their functional currency with the cash generated from their own operations in that currency. Where GreenRock entities have liabilities denominated in a currency other than their functional currency (and have insufficient reserves of that currency to settle them), cash already denominated in that currency will, where possible, be transferred from elsewhere within GreenRock.

GreenRock operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to Pounds sterling. GreenRock aims to manage foreign exchange risk at a local level by matching the currency in which revenue is generated and expenses are incurred.

Credit risk

Credit risk is the risk of financial loss to GreenRock if a customer or counterparty to a financial instrument fails to meet its contractual obligations. It is GreenRock policy to assess the credit risk of new customers before entering contracts. The maximum exposure of which is represented by the carrying amounts reported in the balance sheet.

Internal Control Over Financial Reporting

GreenRock’s management is responsible for establishing and maintaining adequate internal control over financial reporting. The management concluded that its disclosure controls and procedures are designed at a reasonable assurance level and are effective to provide reasonable assurance that material information we are required to disclose in reports is recorded, processed, summarized, and reported within the time periods. While disclosure controls and procedures and internal controls over financial reporting were adequate and effective, GreenRock continues to implement certain measures to strengthen control processes and procedures. Internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Critical Accounting Estimates and Policies

Judgements and key sources of estimation uncertainty

In the application of GreenRock’s accounting policies, the management is required to make judgements, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from those estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised where the revision affects only that period, or in the period of the revision and future periods where the revision affects both current and future periods.

Revenue Recognition

GreenRock’s revenue from the sale of solar energy development projects and revenue is recognized at the point in time where the performance obligation is satisfied and where control is considered to have been transferred to the customer, giving the customer the ability to direct the use of and obtain substantially all the remaining benefits from the solar development project. Determining this point in time requires judgment from GreenRock’s management around conditions outside of their control, such as third-party development progress, economic and political factors. Judgement is also involved in determining the transaction price including estimates of variable consideration amounts related to potential penalties or price reductions from project delays.

Goodwill

Goodwill represents the excess of the cost of acquisition of a business over the fair value of net assets acquired. It is initially recognized as an asset at cost and is subsequently measured at cost less accumulated impairment losses.

For the purposes of impairment testing, goodwill is allocated to the cash-generating units expected to benefit from the acquisition. Cash-generating units to which goodwill has been allocated are tested for impairment at least annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit.

Intangible and fixed assets

Intangible and fixed assets are initially measured at cost and subsequently measured at cost or valuation, net of depreciation and any impairment losses.

Depreciation is recognized so as to write off the cost or valuation of assets less their residual values over their useful lives on the following basis:

Leasehold improvements	3 years straight line
Fixtures and fittings	5 – 10 years straight line
Computers	3 – 5 years straight line
Land and buildings	30 years straight line
Technical plants	30 years straight line

The gain or loss arising on the disposal of an asset is determined as the difference between the sale proceeds and the carrying value of an asset, and is recognized in the profit and loss account.

Impairment of tangible and intangible assets

At each reporting period end date, GreenRock reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, GreenRock estimates the recoverable amount of the cash-generating unit to which the asset belongs.

The carrying amount of the investments accounted for using the equity method is tested for impairment as a single asset. Any goodwill included in the carrying amount of the investment is not tested separately for impairment.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Recognized impairment losses are reversed if, and only if, the reasons for the impairment loss have ceased to apply. Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

Investments in associates

Equity investments are measured at fair value through profit or loss, except for those equity investments that are not publicly traded and whose fair value cannot otherwise be measured reliably, which are recognized at cost less impairment until a reliable measure of fair value becomes available. In the parent company financial statements, investments in associates are initially measured at cost and subsequently measured at cost less any accumulated impairment losses.

Other financial assets

Other financial assets, including investments in equity instruments which are not subsidiaries, associates or joint ventures, are initially measured at fair value, which is normally the transaction price. Such assets are subsequently carried at fair value and the changes in fair value are recognized in profit or loss, except that investments in equity instruments that are not publicly traded and whose fair values cannot be measured reliably are measured at cost less impairment.

Other provisions

Other provisions are calculated for present legal or constructive obligations to third parties arising from past events that are likely to result in an outflow of resources and whose amount can be reliably estimated. The settlement amount is calculated on the basis of a best estimate. Provisions are discounted if the outflow of resources is classified as non-current and the effect is material. Tax provisions are recognized for uncertain obligations to national tax authorities on the basis of reasonable estimates.

Impairment of financial assets

Financial assets, other than those held at fair value through profit and loss, are assessed for indicators of impairment at each reporting end date. Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows have been affected. If an asset is impaired, the impairment loss is the difference between the carrying amount and the present value of the estimated cash flows discounted at the asset’s original effective interest rate. The impairment loss is recognized in profit or loss. If there is a decrease in the impairment loss arising from an event occurring after the impairment was recognized, the impairment is reversed. The reversal is such that the current carrying amount does not exceed what the carrying amount would have been had the impairment not previously been recognized. The impairment reversal is recognized in profit or loss.

Derecognition of financial assets

Financial assets are recognized only when the contractual rights to the cash flows from the asset expire or are settled, or when the GreenRock transfers the financial asset and substantially all the risks and rewards of ownership to another entity, or if some significant risks and rewards of ownership are retained but control of the asset has transferred to another party that is able to sell the asset in its entirety to an unrelated third party.

Basic financial liabilities

Basic financial liabilities, including creditors, bank loans, loans from fellow GreenRock companies and preference shares that are classified as debt, are initially recognized at transaction price unless the arrangement constitutes a financing transaction, where the debt instrument is measured at the present value of the future payments discounted at a market rate of interest. Financial liabilities classified as payable within one year are not amortized. Debt instruments are subsequently carried at amortized cost, using the effective interest rate method. Trade creditors are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Amounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities. Trade creditors are recognized initially at transaction price and subsequently measured at amortized cost using the effective interest method.

Leases

Leases are recognized in the balance sheet as rights-of-use from leasing/rental and as a (financial) liability from leasing. The rights of use are capitalized at cost and subsequently depreciated on a straight-line basis over the term of the lease. On the liabilities side, a liability is recognized in the amount of the present value of the payment obligations. In addition to fixed payments, the liabilities also include expected residual value payments and exercise prices for purchase options, to the extent that these are exercised with sufficient certainty. Lease payments are discounted using the interest rate on which the lease is based or the incremental borrowing rate. For low-value leased assets and contracts with a term of up to one year, the application simplifications of IFRS 16 are applied, i.e., no assets and lease liabilities are recognized and instead the lease payments continue to be recognized as other operating expenses.

MANAGEMENT OF GREENROCK AND PUBCO AFTER THE BUSINESS COMBINATION

Executive Officers and Directors

The directors and executive officers of GreenRock as of the date of this proxy statement/prospectus are as follows:

Name	Age	Position
Per Regnarsson	57	Chief Executive Officer
Charles Ratelband V	43	Executive Director, Chief Vision Officer and Founder
Michael Geary	61	Chief Financial Officer
Abhishek Bawa	40	Chief Investment Officer
Joseph O’Sullivan	40	Group Counsel & Chief Legal Officer

Mr. Regnarsson has been serving as the Chief Executive Officer GreenRock since May 2023. He has extensive experience in investment, corporate finance and capital markets coupled with remarkable track record on transaction origination and execution across renewable energy sectors over the past 15 years, including generation, efficient usage and storage of transportation fuels, hydrogen and water infrastructure. Mr. Regnarsson currently serves as the Director of Gluon Capital Ltd, as well as CEO of ClimateRock, a renewable investment platform that listed for $75 million on Nasdaq in 2022. Following public listing, ClimateRock announced a definitive business combination agreement with E.E.W. at an equity value of $650 million. He also serves as Director for various subsidiary companies of Gluon, a London headquartered company that forms, seeds and invests in sustainable energy and mobility businesses globally. He has also served as the Chairman of ZEV Hub Ltd., an electric vehicle infrastructure company, the Director of Marine2o Ltd., a developer of green hydrogen production and the Founding Advisory Partner of Impactirr Alliance Ltd., an Indian renewable energy firm since October 2019. Prior to that, he served as the Associate Partner of K2 Management, a renewable energy financial advisory company, from July 2018 to January 2020. From May 2018 to January 2019, Mr. Regnarsson served as the Partner of Opus Corporate Finance LLP, a private equity firm. He also served as the Associate Partner of Assay Advisory Ltd., a London based financial consulting firm. Mr. Regnarsson served as the Executive Board Member from April 2016 to April 2018, and Chief Investment Officer of the Palmetto Group, a private equity firm active in the clean energy industry, from August 2014 to March 2016. From March 2011 to March 2018, he founded CWC Biofuels A/S, a Danish energy firm and served as its Acting CEO and Director with responsibility for financing. Mr. Regnarsson co-founded Clean World Capital, a private equity firm, in July 2008 and served as its Managing Partner until July 2014 and in connection with this, he co-founded Better Energy A/S, a solar photovoltaic firm and served as its shareholder and Executive Chairman from September 2012 to March 2015. Previously, from 1990 to 2014, Mr. Regnarsson worked at various investment banking and boutique corporate finance institutions including Danske Bank, Chase Manhattan Bank, Moody’s, JP Morgan, Merrill Lynch and Clean World Capital. Mr. Regnarsson has strong working relationships with the clean energy investment community in the United Kingdom, Scandinavia and Western Europe, including growth capital, infrastructure finance, family offices, major industrial groups and pension funds. Mr. Regnarsson’s experience extends to the entire value chain and asset life cycles, including integrated ESG solutions that embrace the circular economy and have real impact. He raised considerable corporate growth capital and project funds for clean technology and start-ups and has placed corporate and structured bonds for companies in the energy, infrastructure, engineering and basic industries across the Europe, Middle East and Africa (the “EMEA”) region and the United States. Mr. Regnarsson developed, sold, bought and/or financed over one Gigawatt of renewable energy assets in Europe and North America across wind, solar, biomass and waste-to-energy sectors. Mr. Regnarsson holds an MSc Sloan Fellowship from London Business School.

Mr. Michael Geary has been serving as the Chief Financial Officer of GreenRock since May 2023. Mr. Geary is an accomplished international finance leader spanning over 35 years of experience across various industries, including telecoms, property, technology and banking in Europe and Asia. He has a track record in corporate and project finance, start-ups and rollouts, corporate restructuring, management and financial reporting, development of controls and systems implementation. Mr. Geary was CEO and Founder of Consentz, a medical application from August 2015 to July 2023, providing medical record and management software to clinics. Mr. Geary successfully built partnerships with pharmaceuticals, including Galderma, pharmacies and insurance companies. From 2008 to 2015, Mr. Geary helped to develop a wind turbine installation company, was a founder for a medical clinic and a start-up computer device company and turned around and facilitated growth of two retail businesses. From 1994 to 2012, Mr. Geary worked on property investment, development, providing advice on commercial and residential properties. From 2004 to 2005, he served as CFO of Cable & Wireless (Japan & Asia) where he implemented policies to ensure Sarbanes-Oxley compliance, led a regional business review to identify growth opportunities and cost reduction strategies for the region, and successfully led the sale of the Japan business to Japan Telecom. From 2001 to 2004, he was CFO at Bettercare, a 3i private equity backed care homes group, refinanced the business, where he led a strategy review resulting in a significant performance improvement, introduced a new budgetary process, implemented a new financial software system and carried out a full review of controls. From 1999 to 2001, he co-founded a telecoms business Efonic. From 1997 to 1999, Mr. Geary worked at ABN AMRO on M&A transactions in Europe and Asia. From 1991 to 1999, he held finance positions at Cable and Wireless in project finance, corporate finance, management and financial reporting, budgeting and systems implementation. Prior to this, Mr. Geary trained and worked for Pitney Bowes and GEC Telecommunications. Mr. Geary is a Fellow of Chartered Institute of Management Accountants, holds an MSc Sloan Fellowship from London Business School, where he co-authored a venture capital paper that was published and taught at LBS for over 10 years, and an MSc and BA Economics from Manchester University.

Charles Ratelband V is the Founder of GreenRock and has been serving as the Chief Vision Officer since May 2023. He founded WindShareFund and has served as its Managing Director since its inception in 2011. WindShareFund is a Netherlands-based investment company with a core goal of investing in a better environment and contributing to the transition to sustainable, green energy. Mr. Ratelband V founded RREG in September 2007, a Dutch investment advisory firm, and served as its Managing Director since then. Mr. Ratelband V is also the Director and Executive Chairman of ClimateRock and, along with Mr. Regnarsson, will join the GreenRock-ClimateRock combined company’s (Pubco’s) board of directors following the closing of the business combination. Mr. Ratelband V founded and has served as the Managing Director of Climate Center Mariëndaal since January 2020, a sustainability hub to be realized in Oosterbeek, the Netherlands, with the goal to help accelerate the transition to cleaner energy, in partner with academic institutions and governments, but especially with high impact companies. Mr. Ratelband V spent more than a decade thoroughly researching the sustainable and viable investments in renewable assets in the European Union and beyond, together with renowned parties in his network such as Deutsche Windguard, AER and Görg. Mr. Ratelband V obtained a Bachelor’s degree in Business Administration from the HBO University in the Netherlands.

Mr. Abhishek Bawa has been serving as GreenRock’s Chief Investment Officer since May 2023. He has 15 years of experience in developing, financing and owning renewable energy assets in Europe, North America, Asia and Africa with demonstrated success in deal structuring, transaction management, financial modelling, business valuation and project finance. He currently serves as a Partner at Gluon. Prior to that, Mr. Bawa served as the Head of Business Development of Solarpack, a Spanish solar developer, from May 2019 to March 2021. Previously, from February 2012 to February 2019, he served as the Vice President of IL&FS Financial Services Ltd. and actively participated in considerable financing for infrastructure projects in Europe, the United Arab Emirates, China and India. Mr. Bawa was an Associate of the Transaction Advisory Group at Ernst and Young from October 2008 to October 2009, providing commercial and financial consultancy to the Indian renewable energy and power sector before becoming the Chief of Staff to the Chief Executive Officer at GMR International, a firm specializing in transportation and urban infrastructure financing from November 2009 to June 2011. He has also served as Chief Financial Officer of ClimateRock, a renewable investment platform that listed for $75 million on Nasdaq in 2022. Following public listing, ClimateRock announced a definitive business combination agreement with E.E.W. at an equity value of $650 million. He received a Master’s degree in Business Administration from Said Business School, University of Oxford and earned a certification in Project and Infrastructure Finance at the London Business School.

Mr. Joseph O’Sullivan has been serving as GreenRock’s Group Counsel & Chief Legal Officer since May 2023. With over 15 years’ experience as a practicing lawyer, gained at the UK’s Slaughter and May and the US firm Kirkland & Ellis, Mr. O’Sullivan specializes in corporate, commercial and finance matters, in particular outbound and inbound private equity transactions. Mr. O’Sullivan has a wide range of legal, corporate and commercial experience gained across the globe, and a keen interest in future technologies, including renewables and clean energy. Since September 2022, Mr. O’Sullivan has been General Counsel and Group Head of Corporate Affairs at Gluon Capital Ltd. From February 2017 to July 2022, Mr. O’Sullivan worked for a major UK multinational corporation, Tate & Lyle Plc, first in EMEA, then as Head of Legal for Growth Markets (Asia, the Middle East and Africa). Prior to that, from July 2016 to January 2017, he worked for the BBC in negotiations with the UK Government’s National Audit Office in connection with the 2017 Royal Charter Renewal. Mr. O’Sullivan was a Senior Associate role at Kirkland & Ellis from August 2013 to March 2016 where he advised corporate and fund clients with a focus on UK and cross-border transactions. Mr. O’Sullivan worked as an Associate at Slaughter & May from 2007 to 2013, where he advised major listed and non-listed clients on a broad range of legal issues and included a secondment to GE Capital September 2010 to April 2011. Mr. O’Sullivan has a degree in History from the University of Oxford and a Master of Laws (LL.M.) from BPP Law School London.

HISTORICAL EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The aggregate cash compensation paid by GreenRock and its subsidiaries to its executive officers and directors who are expected to serve as executive officers and directors of Pubco following the completion of the Business Combination for the year ended December 31, 2023 was [_______], which did not include any amounts set aside or accrued to provide pension, severance, retirement or similar benefits or expenses.

[As of December 31, 2023, [_______] options to purchase GreenRock ordinary shares had been granted to GreenRock’s executive officers and directors who are expected to serve as executive officers and directors of Pubco following the completion of the Business Combination.]

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Each of our executive officers is employed for an indefinite term, unless terminated pursuant to the terms of the agreements or as mutually agreed by the parties thereto. We may terminate an executive officer’s employment for cause at any time without advance notice in certain events. We may terminate an executive officer’s employment by giving a prior written notice or by paying certain unpaid compensation. An executive officer may terminate his or her employment at any time by giving a prior written notice.

Each executive officer has agreed to hold, unless expressly consented to by us, at all times during and after the termination of his or her employment agreement, in strict confidence and not to use, any of our confidential information or the confidential information of our customers and suppliers. In addition, each executive officer has agreed to be bound by certain non-competition and non-solicitation restrictions during the term of his or her employment and for a specific period of time following the last date of employment.

We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Board of Directors

Our board of directors will consist of [five] directors, including three independent directors, namely [_], [_] and [_], upon the SEC’s declaration of effectiveness of our registration statement on Form F-4 to which this prospectus forms a part. A director is not required to hold any shares in our company to qualify to serve as a director. The Corporate Governance Rules of the Nasdaq generally require that a majority of an issuer’s board of directors must consist of independent directors. However, the Corporate Governance Rules of the Nasdaq permit foreign private issuers like us to follow “home country practice” in certain corporate governance matters. We rely on this “home country practice” exception and do not have a majority of independent directors serving on our board of directors.

A director who is in any way, whether directly or indirectly, materially interested in a transaction or arrangement with our company or in which our company may otherwise be interested, or who is interested in another body corporate promoted by our company or win which our company is otherwise interests, is required to declare the nature and extent of his or her interest either at a meeting of our directors or otherwise in writing. A general notice given to the directors by any director to the effect that he or she is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that he has an interest in or duty in relation to any such transaction of the nature and extent so specified and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may vote at a meeting of directors on any resolution concerning a matter in which that director has an interest or duty, whether directly or indirectly, so long as that director discloses any material interest as outlined above. The director shall be counted towards a quorum of those present at the meeting and, if the director votes on the resolution, his or her vote shall be counted. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Committees of the Board of Directors

We intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under our board of directors immediately and adopt a charter for each of the three committees upon the effectiveness of our registration statement on Form F-4, of which this prospectus is a part. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of            ,            and            , and is chaired by            . We have determined that each of            ,            and            satisfies the requirements of Section 303A of the Corporate Governance Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act, as amended. We have determined that            qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•        reviewing and recommending to our board for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

•        approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

•        obtaining a written report from our independent auditor describing matters relating to its independence and quality control procedures;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        discussing with our independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

•        reviewing and approving all proposed related party transactions, as defined in Item 7 of Form 20-F;

•        reviewing and recommending the financial statements for inclusion within our quarterly earnings releases and to our board for inclusion in our annual reports;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        periodically, reviewing and reassessing the adequacy of the committee charter;

•        at lease annually, approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

•        overseeing and evaluating the handling of complaints and whistleblowing;

•        meeting separately and periodically with management and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        reporting regularly to the board.

Compensation Committee.    Our compensation committee will consist of            ,            and            , and is chaired by            . We have determined that each of            ,            and            satisfies the “independence” requirements of Section 303A of the Corporate Governance Rules of the Nasdaq. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        overseeing the development and implementation of compensation programs in consultation with our management;

•        reviewing and approving, or recommending to the board for its approval, the compensation for our executive officers;

•        reviewing periodically and submitting for board’s approval of any equity incentive plans, programs or other similar arrangements;

•        overseeing our regulatory compliance with respect to compensation matters, including our policies on restrictions on compensation plans and loans to directors and executive officers;

•        periodically, reviewing and reassessing the adequacy of the committee charter;

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management; and

•        reporting regularly to the board.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of            ,            and            , and is chaired by            . We have determined that each of            ,            and            satisfies the “independence” requirements of Section 303A of the Corporate Governance Rules of the Nasdaq. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

•        reviewing periodically the current composition of the board with regards to characteristics such as issues of judgment, diversity, age, skills, background and experience;

•        reviewing candidates’ qualifications for membership on the board or a committee of the board based on the criteria approved by the board;

•        making recommendations to the board as to determinations of director independence;

•        reviewing and reassessing the adequacy of the committee charter;

•        reviewing and approving compensation (including equity-based compensation) for our directors; and

•        evaluating the performance and effectiveness of the board as a whole.

Duties and Functions of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to exercise the skill they actually possess and such care and diligence that a reasonable prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. In accordance with our post-Business Combination amended and restated articles of association, the functions and powers of our board of directors include, among others, (i) convening shareholders’ annual meetings and reporting its work to shareholders at such meetings, (ii) declaring dividends, (iii) appointing officers and determining their terms of offices and responsibilities, and (iv) approving the transfer of shares of our company, including the registering of such shares in our register for members. In addition, in the event of a tie vote, the chairman of our board of directors has, in addition to his personal vote, the right to cast a tie-breaking vote.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board. Upon the consummation of the Business Combination, the Pubco Board will consist of seven directors. The Pubco Board will be divided into three classes: Class I, Class II and Class III. The Class I directors shall stand elected for a term expiring at Pubco’s first annual general meeting, the Class II directors shall stand elected for a term expiring at Pubco’s second annual general meeting and the Class III directors shall stand elected for a term expiring at Pubco’s third annual general meeting. Commencing at Pubco’s first annual general meeting, and at each annual general meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.

Interested Transactions

A director may, subject to any separate requirement for audit committee approval under applicable law or applicable Nasdaq rules, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter as outlined above.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information regarding (i) the actual beneficial ownership of ClimateRock ordinary shares, as of            , 2024 (ii) the actual beneficial ownership of the Pubco ordinary shares, as of            , 2024 and (iii) expected beneficial ownership of Pubco ordinary shares immediately following completion of the Transactions, assuming no ClimateRock Public Shares are redeemed, and alternatively that the maximum number of ClimateRock Public Shares are redeemed, by:

•        each person who is, or is expected to be, the beneficial owner of more than 5% of the issued and outstanding ClimateRock ordinary shares;

•        each of ClimateRock’s current executive officers and directors;

•        all of ClimateRock’s current executive officers and directors as a group;

•        each person expected by Pubco to be the beneficial owner of more than 5% of Pubco’s issued and outstanding ordinary shares after the completion of the Transactions;

•        each of Pubco’s current executive officers and directors;

•        each person who is expected to become an executive officer or a director of Pubco upon completion of the Transactions; and

•        all of Pubco’s expected executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Pursuant to the ClimateRock Memorandum and Articles, each ClimateRock ordinary share entitles the holder to one vote per share. Pursuant to the Amended and Restated Memorandum and Articles of Association of Pubco, each Pubco ordinary share will entitle the holder to one vote per share.

Beneficial ownership of ClimateRock ordinary shares pre-Business Combination is based on 4,664,013 ClimateRock ordinary shares issued and outstanding as of the date of this proxy statement/prospectus.

The expected beneficial ownership of Pubco ordinary shares immediately following completion of the Business Combination assumes two scenarios:

•        No Redemptions:    This scenario assumes no ClimateRock shareholders exercise their redemption rights, beyond the 5,297,862 Public Shares redeemed at the extraordinary shareholder meeting on April 27, 2023. Accordingly, the remaining 2,577,138 Public Shares eligible for redemption for an aggregate of €24.8 million ($26.5 million) would be transferred to permanent equity. To meet the Minimum Cash Condition, this scenario assumes PIPE Financing of €37.4 million ($40.0 million) or 3,884,628 shares at a price equal to the redemption price of approximately €9.64 (approximately $10.29) per share, based on the balance of the Trust Account as of December 31, 2022.

•        Maximum Redemptions:    This scenario assumes the ClimateRock shareholders holding the remaining 2,577,138 after the extraordinary shareholder meeting on April 27, 2023, choose to exercise their redemption rights in full for an aggregate of €24.8 million ($26.5 million) at a redemption price approximately €9.64 (approximately $10.29) per share based on the balance of the Trust Account as of December 31, 2022. To meet the Minimum Cash Condition, this scenario assumes PIPE Financing of €62.5 million ($66.8 million) or 6,487,798 shares at a price equal to the redemption price.

Both scenarios assume that there will be an aggregate of 4,664,013 ClimateRock ordinary shares issued and outstanding immediately prior to the completion of the Business Combination, which shares will have been exchanged for Pubco ordinary shares upon completion of the Business Combination.

Both scenarios assume that, at the Closing, an estimated 44,685,000 Pubco Ordinary Shares will be issued to the GreenRock Shareholders.

The beneficial ownership information below: (i) excludes the shares underlying the Public Warrants and the Private Warrants; (ii) excludes the Pubco Ordinary Shares expected to be reserved for issuance or grant pursuant to the Incentive Plan; (iii) includes the shares which will be issued upon conversion of the Rights at the Closing; and (iv) assumes that the number of outstanding securities and securities convertible or exercisable within 60 days of September 21, 2023 of each of ClimateRock, GreenRock and Pubco are the same as the number of such securities outstanding and convertible or exercisable upon consummation of the Business Combination. Based on the foregoing assumptions, we estimate that there would be 72,500,094 Pubco Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “no additional redemptions” scenario, and 72,526,126 Pubco Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “maximum redemptions” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in Pubco and the columns under “Assuming No Additional Redemption” and “Assuming Maximum Redemptions” in the table that follows will be different.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned securities. Except as indicated in the footnotes to the table, each of the security holders listed below has sole voting and investment power with respect to ClimateRock ordinary shares or Pubco Ordinary Shares owned by such shareholders.

Pre-Business Combination Beneficial Ownership Table of ClimateRock

Name and Address of Beneficial Owner(1)	Class A Ordinary Shares		Class B Ordinary Shares		Approximate Percentage of Outstanding Shares of Ordinary Shares
	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class
U.N. SDG Support LLC(2)	1,968,749	42.2%	1	*	42.2%
Per Regnarsson	—	—	—	—	—
Charles Ratelband V(2)	1,968,749	42.2%	1	*	42.2%
Abhishek Bawa	—	—	—	—	—
Niels Brix	—	—	—	—	—
Randolph Sesson, Jr.	—	—	—	—	—
Caroline Harding	—	—	—	—	—
Sean Kidney	—	—	—	—	—
Space Summit Capital LLC(3)	500,870%		—	—
Bank of Montreal(4)	450,125%		—	—
Hudson Bay Capital Management LP(5)	650,000%		—	—
Shaolin Capital Management LLC(6)	575,612	—	—	—	—
AQR Capital Management, LLC(7)	399,798	—	—	—	—
Glazer Capital, LLC(8)	759,897	—	—	—	—

____________

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o 50 Sloane Avenue, London, SW3 3DD, United Kingdom.

(2)      Represents securities held by the Sponsor, of which Charles Ratelband V is the managing member. Accordingly, Mr. Ratelband V may be deemed to have beneficial ownership of such securities. Mr. Ratelband V disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

(3)      According to a Schedule 13G/A filed on February 7, 2023 by Space Summit Capital LLC (“Space Summit”). The business address of Space Summit is 15455 Albright Street, Pacific Palisades, CA 90272.

(4)      According to a Schedule 13G filed on February 1, 2023 by Bank of Montreal, Bank of Montreal Holding Inc., BMO Nesbitt Burns Holdings Corporation, BMO Nesbitt Burns Inc., and Bank of Montreal, New York Branch. The business address of each of the reporting persons is 100 King Street West, 21st Floor, Toronto, Ontario, M5X 1A1, Canada.

(5)      According to a Schedule 13G filed on February 7, 2023 by Hudson Bay Capital Management LP and Sander Gerber. The business address of each of the reporting persons is 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.

(6)      According to a Schedule 13G filed on February 13, 2023 by Shaolin Capital Management LLC. The business address of Shaolin Capital Management LLC is 230 NW 24th Street, Suite 603, Miami, FL 33127.

(7)      According to a Schedule 13G filed on February 14, 2023 by AQR Capital Management, LLC, AQR Capital Management Holdings, LLC and AQR Arbitrage, LLC. The business address of each of the reporting persons is One Greenwich Plaza, Greenwich, CT 06830.

(8)      According to a Schedule 13G filed on February 14, 2023 by Glazer Capital, LLC and Paul J. Glazer. The business address of each of the reporting persons is 50 Sloane Avenue, London, SW3 3DD, United Kingdom.

Post-Business Combination Beneficial Ownership Table of Pubco

[__________]

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

ClimateRock

On December 30, 2021, ClimateRock issued an aggregate of 2,156,250 Founder Shares to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.012 per share. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 19.8% of the issued and outstanding shares upon completion of the Initial Public Offering. In connection with the partial exercise of the over-allotment option by the underwriters of the Initial Public Offering, 187,500 Founder Shares were forfeited by the Sponsor. The Founder Shares (including the Class A ordinary shares issuable upon conversion thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. On March 31, 2023, the Sponsor elected to convert on a one-for-one basis 1,968,749 Class B Ordinary Shares that were issued prior to the Initial Public Offering into 1,968,749 Class A Ordinary Shares, and following the conversion, the Sponsor owns 1 Class B Ordinary Share. Following the shareholder meeting held on April 27, 2023, the Founder Shares represents 42.2% of the issued and outstanding shares of ClimateRock.

The Sponsor purchased an aggregate of 3,762,500 Private Warrants at a price of $1.00 per Private Warrant, for an aggregate purchase price of $3,762,500. The Private Warrants are identical to the Public Warrants except that the Private Warrants (i) are not redeemable by us, (ii) may not (including the ordinary shares issuable upon exercise of these Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until the completion of its initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. The private placement warrants (including the ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

ClimateRock has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of its initial business combination or its liquidation, ClimateRock will cease paying these monthly fees.

On September 21, 2022, ClimateRock entered into an engagement letter with Gluon, pursuant to which Gluon will provide consulting services to ClimateRock in connection with the identification, evaluation, and analysis of potential business combination transaction targets and related financing transactions in exchange for a Transaction Success Fee of up to $250,000 (the “Gluon Engagement”). The Gluon Engagement is exclusive for ClimateRock, which undertakes not to engage other consultants providing similar consulting services to ClimateRock in Europe and the United Kingdom. The Gluon Engagement Letter may be terminated by Convenience Termination and Cause Termination (as such terms are defined in the Gluon Engagement Letter). Gluon will be entitled to receive the fee while the Gluon Engagement Letter is in force upon completion of the transactions contemplated by the Gluon Engagement Letter or in the case of a Convenience Termination by ClimateRock or a Cause Termination by Gluon, within 12 months of the date of the termination. In addition, Gluon will be entitled, with respect to any financing undertaken by ClimateRock introduced by Gluon during the term of the Gluon Engagement Letter, to the following fees: (i) for a financing involving an issuance of ClimateRock’s senior, subordinated and/or mezzanine debt securities, a cash fee payable at any closing equal to 2.0% of the gross proceeds received by ClimateRock at such closing; (ii) for a financing involving equity, equity-linked or convertible securities, a cash fee payable at each closing equal to 5.0% of the gross proceeds received by ClimateRock at such closing. Per Regnarsson, the Chief Executive Officer and a director of ClimateRock, is the managing partner of Gluon. Each member of ClimateRock’s board of directors has been informed of Mr. Regnarsson’s material interest in the Gluon Engagement Letter, and upon the approval and recommendation of ClimateRock’s audit committee, ClimateRock’s board of directors has determined that the Gluon Engagement Letter is fair and in the best interests of ClimateRock and has voted to approve the Gluon Engagement Letter.

On September 21, 2022, ClimateRock entered into a loan agreement with Eternal BV, in the principal amount of up to $180,000 (the “First Eternal Loan”), on an unsecured basis and bearing no interest. The loan is available to be drawn down from September 21, 2022 to March 31, 2023 and its maturity date is March 31, 2024. As of the date of this proxy statement/prospectus, the outstanding balance of the First Eternal Loan was $180,000 and no interest was accrued. On November 12, 2022, ClimateRock entered into a loan agreement with Eternal BV, in the principal amount of up to $300,000 (the “Second Eternal Loan”), on an unsecured basis and bearing no interest. The loan is available to be drawn down from November 12, 2022 to March 31, 2023 and its maturity date is March 31, 2024. As of the date of this proxy statement/prospectus, the outstanding balance of the Second Eternal Loan was $300,000 and no interest was accrued. On January 29, 2023, ClimateRock entered into a loan agreement with Eternal BV, in the principal amount of up to $50,000 (the “Third Eternal Loan”), on an unsecured basis and bearing no interest. The Third Eternal Loan was available to be drawn down from January 29, 2023 to March 31, 2023 and its maturity date is March 31, 2025. As of the date of this proxy statement/prospectus, the outstanding balance of the Third Eternal Loan was $50,000 and no interest was accrued. On April 12, 2023, ClimateRock entered into a loan agreement with Eternal BV for a loan facility in the principal amount of up to $500,000 (the “Fourth Eternal Loan”), on an unsecured basis and bearing no interest. The Fourth Eternal Loan is available to be drawn down in four installments: $150,000 on April 12, 2023, $125,000 on May 3, 2023, $125,000 on June 3, 2023, and $100,000 on July 3, 2023. The maturity date of the loan is the earlier of May 1, 2024 or the date of the consummation of ClimateRock’s initial business combination. As of the date of this proxy statement/prospectus, the outstanding balance of the Fourth Eternal Loan was $400,000 and no interest was accrued. Eternal BV is controlled by Charles Ratelband V, ClimateRock’s Executive Chairman of the Board of Directors. Each member of ClimateRock’s board of directors has been informed of Mr. Ratelband’s material interest in the loan agreement, and upon the approval and recommendation of ClimateRock’s audit committee, ClimateRock’s board of directors has determined that the loan is fair and in the best interests of ClimateRock and has voted to approve the loan.

Other than disclosed in the prospectus/proxy statement, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to the Sponsor, officers and directors, or any affiliate of the Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on its behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or its or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on its behalf.

Prior to the closing of the Initial Public Offering, a shareholder of the Sponsor agreed to loan ClimateRock up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. This loan was non-interest bearing, unsecured and was due at the earlier of September 30, 2022 or the closing of the Initial Public Offering. As of December 31, 2021, ClimateRock did not borrow any funds under the note. The note expired on May 2, 2022 and will not be extended or renewed.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of its officers and directors may, but are not obligated to, loan us funds as may be required. If ClimateRock complete an initial business combination, ClimateRock would repay such loaned amounts. In the event that the initial business combination does not close, ClimateRock may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from its Trust Account would be used for such repayment. Up to $1,500,000 of such working capital loans may be convertible into private placement-equivalent warrants at a price of $1.00 per warrant (which, for example, would result in the holders being issued warrants to purchase 1,500,000 shares if $1,500,000 of notes were so converted), at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Additionally, for each of the two three-month extension periods that ClimateRock may utilize, up to $750,000 (or $862,500 if the underwriters’ over-allotment option is exercised in full) in extension loans may be convertible into warrants at a price of $1.00 per warrant. Such warrants would be identical to the private placement warrants. The terms of such working capital loans and extension loans by the Sponsor or its affiliates, or its officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. ClimateRock does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as ClimateRock does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in its Trust Account.

After the initial business combination, members of ClimateRock’s management team who remain with Pubco may be paid consulting, management or other fees from Pubco with any and all amounts being fully disclosed to its shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to its shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider its initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

At the Closing, certain GreenRock Shareholders and the Sponsor will enter into the New Registration Rights Agreement with Pubco pursuant to which (i) Pubco will assume the registration obligations of ClimateRock under that certain Registration Rights Agreement, dated as of April 27, 2022, by and among ClimateRock and the Sponsor which obligations will be applicable to the securities of Pubco; and (ii) such GreenRock Shareholders will receive demand and piggy-back registration rights with respect to the Pubco Ordinary Shares received in the Transactions.

GreenRock

Related Party Loan

As of December 31, 2022, TEP had two outstanding loans to TEP Renewable Energies S.r.l, a Romanian company, of which TEP had a 40% shareholding, for Euro 200,000 with an interest rate of 7.5%. Two loans were advanced in 2022 of Euro 50,000 and Euro 150,000. The full balance remains outstanding as of the date of this proxy statement/prospectus, and no interest was paid in 2022.

As of December 31, 2022, WSF was owed Euro 142,304 from the limited partner WindShareFund I BV.

DESCRIPTION OF PUBCO SECURITIES

The following description of the material terms of the securities of Pubco following the completion of the Transactions includes a summary of specified provisions of the Amended and Restated Memorandum and Articles of Association of Pubco (the “Pubco Articles”) that will be in effect upon completion of the Transactions. This description is qualified by reference to the Pubco Articles as will be in effect upon consummation of the Transactions, substantially in the form attached to this proxy statement/prospectus as Annex B and incorporated in this proxy statement/prospectus by reference. In this section, the terms “we”, “our” or “us” refer to Pubco following the completion of the Transactions.

Pubco is a Cayman Islands exempted company (company number 394226) and its affairs are governed by the Pubco Articles, the Cayman Companies Act and the common law of the Cayman Islands. Pubco is authorized to issue 469,000,001 ordinary shares of a par value of $0.0001 each and 30,999,999 preference shares of a par value of $0.0001 each.

Pubco currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another.

As of the date of this proxy statement/prospectus, there was one Pubco ordinary share issued and outstanding.

New Ordinary Shares

Holders of Pubco ordinary shares will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of directors, with the result that a majority of the votes cast by the shareholders entitled to vote thereon at a duly constituted general meeting of the company can elect all of the directors.

Holders of Pubco’s ordinary shares will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the ordinary shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•        the names and addresses of the members of the company and a statement of the shares held by each member, which:

•        distinguishes each share by its number (so long as the share has a number);

•        confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

•        confirms the number and category of shares held by each member; and

•        confirms whether each relevant category of shares held by a member carries voting rights under the Pubco Articles, and if so, whether such voting rights are conditional.

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of the Transactions, the register of members will be updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Dividends

Subject to the Cayman Companies Act and the Pubco Articles, and except as otherwise provided by the rights attached to any shares, the payment of cash dividends in the future, if any, will be at the discretion of Pubco’s board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, Pubco’s overall financial condition, available distributable reserves and any other factors deemed relevant by Pubco’s board of directors.

Liquidation

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of Pubco ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Differences in Company Law

Cayman Islands companies are governed by the Cayman Companies Act. The Cayman Companies Act is modelled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Cayman Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of at least two thirds of the voting shares voted at a quorate general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, provided that a copy of the plan of merger is given to every shareholder of each subsidiary company to be merged unless that member agrees otherwise.

The consent of each holder of a fixed or floating security interest of a constituent Cayman Islands company must be obtained, unless the court waives such requirement. If the Cayman Registrar is satisfied that the requirements of the Cayman Companies Act (which includes certain other formalities) have been complied with, the Cayman Registrar will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met (among others): (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is existing, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (v) that there are no reasons why it would be against the public interest to allow the merger or consolidation.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction.

Where the above procedures are adopted, the Cayman Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) the shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands courts to determine the fair value and such petition by the company must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court must determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company and who the court finds are involved may participate fully in all proceedings until the determination of fair value is reached. A shareholder who dissents must do so in respect of all shares that that person holds in the constituent company. Subject to certain exceptions, upon the giving of a notice of dissent as described in paragraph (c) above, the dissenting shareholder to whom the notice relates shall cease to have any of the rights of a shareholder except the right to be paid the fair value of that person’s shares. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date (unless the consideration for such shares to be contributed is anything other than (a) shares of a surviving or consolidated company, or depository receipts in respect thereof; (b) shares of any other company, or depository receipts in respect thereof, which at the effective date of the merger or consolidation are either listed on a national securities exchange or designated as a national market system security on a recognised interdealer quotation system or held of record by more than two thousand holders; (c) cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a) and (b); or (d) any combination thereof).

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” and which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved (i) in relation to a compromise or arrangement between a company and its creditors or any class of them, a majority in number of such creditors or class of creditors with whom the arrangement is to be made and who must in addition represent 75% in value of such creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose; and (ii) in relation to a compromise or arrangement between a company and its shareholders or any class of them, shareholders who represent 75% in value of the company’s shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands courts. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of at least 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period after expiration of the initial four month period, give notice in the prescribed manner specified in the Companies Act to any dissenting shareholder that it desires to acquire that person’s shares on the terms of the offer and, where such notice is given, the shareholder shall (unless otherwise provided for in the Cayman Companies Act) transfer such shares to the offeror. An objection can be made to the Cayman Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits

Ogier (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Ogier (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies

We are an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation in the Cayman Islands (such undertakings are usually given for 20 or 30 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Pubco Articles permit indemnification of officers and directors for any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, incurred in their capacities as such unless such liability (if any) arises from their own actual fraud, willful neglect or willful default. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in the Pubco Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Pubco Articles

Some provisions of the Pubco Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Such shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue these preference shares, the price of our ordinary shares may fall and the voting and other rights of the holders of our ordinary shares may be materially adversely affected.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Pubco Articles for a proper purpose and for what they believe in good faith to be in the best interests of our company. In addition, such issuances may only be made to the extent of our authorized share capital, and any increase to our authorized share capital must be approved by shareholders.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        duty not to improperly fetter the exercise of future discretion;

•        duty to exercise powers fairly as between different sections of shareholders;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the company’s memorandum and articles of association or alternatively by shareholder approval at general meetings.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Pubco Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder entitled to vote at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. [The Pubco Articles do not permit our shareholders to requisition either an annual general meeting or an extraordinary general meeting. However, if an annual general meeting or an extraordinary general meeting is called by the directors, shareholders meeting certain minimum ownership thresholds who are entitled to vote at the meeting and who comply with the notice provisions in the Pubco Articles may put forth a proposal.] As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Pubco Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. [Under the Pubco Articles, directors may be removed only for “Cause” by a special resolution (usually a majority of at least two thirds of the voting shares voted at a general meeting) of our shareholders. A director will also cease to be a director if he or she (i) becomes bankrupt or makes any arrangement or composition with his creditors generally; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) absents himself or herself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of directors without special leave of absence from the directors, and the directors pass a resolution that he or she has by reason of such absence vacated office; or (v) all of the other directors (being not less than two in number) determine that he or she should be removed as a director for “Cause” (i.e., a conviction for a criminal offence involving dishonesty or engaging in conduct which brings a director or Pubco into disrepute or which results in a material financial detriment to Pubco) (and not otherwise), either by a resolution passed by all of the other directors at a meeting of the directors duly convened and held in accordance with the Pubco Articles or by a resolution in writing signed by all of the other directors.]

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the Transactions or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Pubco Articles, if Pubco is wound up, the liquidator of our company may distribute the assets with the sanction of a special resolution of the shareholders and any other sanction required by law.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under the Pubco Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As required by Cayman Islands law, the Pubco Articles may only be amended by a special resolution of the shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by the Pubco Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Pubco Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.

Inspection of Books

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records.

Directors

Appointment and removal

The Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors. At the first annual general meeting of Pubco, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three years. At the second annual general meeting of Pubco, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three years. At the third annual general meeting of Pubco, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three years. At each succeeding annual general meeting of Pubco, Directors shall be elected for a full term of three years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

There is no cumulative voting with respect to the appointment of directors.

An ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the votes cast by the shareholders entitled to vote thereon at a duly constituted general meeting of the company, is required to elect a director.

A Director may be removed or the office of a Director vacated as provided under “Removal of Directors” above.

Redeemable Warrants

Pubco Public Shareholders’ Warrants

Each whole warrant entitles the holder thereof to purchase one Pubco ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, which will become exercisable on the later of (i) 12 months from the closing of the ClimateRock IPO or (ii) 30 days after the completion of the Transactions. The warrants will expire five years after the date on which the Transactions are completed, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Pubco ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Pubco ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue Pubco ordinary shares upon exercise of a warrant unless the Pubco Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Pubco ordinary share underlying such unit.

It is our current intention to have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares in effect promptly following consummation of the Transactions. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within 120 days after the closing of the Transactions, public warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Pubco Ordinary Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we will permit holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may call the warrants for redemption (excluding the private placement warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the reported last sale price of the Pubco Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our Pubco Ordinary Shares may fall below the $18.00 trigger price, as well as the $11.50 warrant exercise price after the redemption notice is issued.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Pubco Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period, unless we elect to require the exercise of the warrants on a “cashless basis” as described below. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in the ClimateRock IPO.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Pubco Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Pubco Ordinary Shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Pubco Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Pubco Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Pubco Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Pubco Ordinary Shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the completion of the Transactions. If we call our warrants for redemption and our management does not take advantage of this option, ClimateRock’s sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the Pubco Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

If the number of issued and outstanding Pubco Ordinary Shares is increased by a share dividend payable in Pubco Ordinary Shares, or by a split-up of Pubco Ordinary Shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Pubco Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding Pubco Ordinary Shares. A rights offering to holders of Pubco Ordinary Shares entitling holders to purchase Pubco Ordinary Shares at a price less than the fair market value will be deemed a share dividend of a number of Pubco Ordinary Shares equal to the product of (i) the number of Pubco Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Pubco Ordinary Shares) and (ii) one (1) minus the quotient of (x) the price per ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Pubco Ordinary Shares, in determining the price payable for Pubco Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Pubco Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Pubco Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Pubco Ordinary Shares on account of such Pubco Ordinary Shares (or other shares into which the warrants are convertible), other than (a) as described above, (b) certain Pubco ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Pubco ordinary share in respect of such event.

If the number of issued and outstanding Pubco Ordinary Shares is decreased by a consolidation, combination or reclassification of Pubco Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of Pubco Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding Pubco Ordinary Shares.

Whenever the number of Pubco Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Pubco Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding Pubco Ordinary Shares (other than those described above or that solely affects the par value of such Pubco Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Pubco Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Pubco Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of share capital, shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the Registration Statement of which this proxy statement/prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Pubco Ordinary Shares and any voting rights until they exercise their warrants and receive Pubco Ordinary Shares. After the issuance of Pubco Ordinary Shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders.

Pubco Private Placement Warrants

The holders of private placement warrants will have the option to exercise the private placement warrants on a cashless basis. If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Pubco Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Pubco Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Pubco Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis is because it is not known at this time whether they will be affiliated with us following the Transactions. If ClimateRock’s sponsor or its permitted transferees remain affiliated with us following the Transactions, then to the extent they continue to own any of our securities, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could sell the Pubco Ordinary Shares issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In addition, holders of our private placement warrants are entitled to certain registration rights.

The rights associated with the private placement warrants and working capital warrants will not at any time change based on the nature of the holder.

Comparison of Corporate Governance and Shareholder Rights

Pubco is a Cayman Islands exempted company. Cayman Islands law and Pubco’s Amended and Restated Memorandum and Articles of Association will govern the rights of its shareholders. While ClimateRock is also a Cayman Islands exempted company, Pubco’s Amended and Restated Memorandum and Articles of Association will differ in certain material respects from the ClimateRock Memorandum and Articles. As a result, when you become a shareholder of Pubco, your rights will differ in some regards as compared to when you were a shareholder of ClimateRock.

Below is a summary chart outlining important similarities and differences in the corporate governance and shareholder rights associated with each of ClimateRock and Pubco according to the organizational documents of ClimateRock and Pubco. You also should review the Amended and Restated Memorandum and Articles of Association of Pubco.

Provision	ClimateRock	Pubco
Structure of the board	ClimateRock’s board consists of three classes of directors with staggered three-year terms.	Pubco’s board consists of three class of directors with staggered three-year terms.
Removal of directors

Prior to the consummation of its initial business combination, the directors of ClimateRock may only be removed by ordinary resolution of the holders of the ClimateRock Class B ordinary shares. Following the consummation of its initial business combination, but not at any time before, the directors of ClimateRock may be removed by (i) an ordinary resolution of shareholders or (ii) subject to particular articles dealing with the classes and rotation of directors, by a resolution of directors, in each case, with or without cause.

The directors of Pubco may be removed by special resolution of the company or resolution of directors at a meeting of the directors (duly convened and held in accordance with the articles or by a resolution in writing signed by all of the other directors), in each case, only for Cause (meaning a conviction for a criminal offence involving dishonesty or engaging in conduct which brings a director or Pubco into disrepute or which results in a material financial detriment to Pubco).

Vacancies on the board

Except as Cayman Islands law or any applicable law may otherwise require, any vacancy on the board of ClimateRock, may be filled by the majority vote of the remaining directors, provided that such person is recommended as a director nominee by a majority of ClimateRock’s independent directors.

Except as Cayman Islands law or any applicable law may otherwise require, any director vacancy on the board of Pubco shall be filled solely by the majority vote of the remaining directors, even if less than a quorum, or by a sole remaining director and shall not be filled by the members.

SPAC Provisions

The ClimateRock Memorandum and Articles contain provisions relating to the operation of ClimateRock as a blank check company prior to the consummation of its initial business combination, including, for example, provisions pertaining to the Trust Account of ClimateRock, time limits within which it must consummate an initial business combination and additional rights for the holders of the ClimateRock Class B ordinary shares.

Pubco’s Amended and Restated Memorandum and Articles of Association do not contain SPAC-related provisions.

Provision	ClimateRock	Pubco
Changes to share class rights

The rights attaching to a class of shares may only be varied: with the consent in writing of the holders of at least two-thirds of the issued shares of that class or if the variation is made with the sanction of a special resolution passed at a separate general meeting of the shareholders holding the issued shares of that class. Notwithstanding the foregoing, unless the proposed variation is for the purposes of approving, or in conjunction with, the consummation of an initial business combination, prior to an initial business combination, the rights attached to the shares as specified in article 2.5 of the ClimateRock Memorandum and Articles may only, whether or not ClimateRock is being wound up, be varied by a special resolution of the company.

The article referred to above which provides that, prior to its initial business combination, ClimateRock may by ordinary resolution of the holders of the ClimateRock Class B ordinary shares appoint any person to be a director or may by ordinary resolution of the holders of the ClimateRock Class B ordinary shares remove any director may only be amended by a special resolution passed by holders representing at least 90% of the issued and outstanding ClimateRock Class B ordinary shares.

If Pubco’s share capital is divided into more than one class of shares, the rights attached to any such class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not Pubco is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Action by written consent	Resolutions of the members of ClimateRock may be passed unanimously in writing.	Resolutions of the members of ClimateRock may be passed unanimously in writing.
Calling of extraordinary general meetings

A meeting of the shareholders may be called by any director, or upon the written request of shareholders who together hold at least 10% of the voting rights in respect of the matter for which the meeting is requested.

Extraordinary general meetings for any purpose or purposes may be called at any time by a resolution adopted by the majority of the directors, and may not be called by any other person or persons.
Nominations of person for election of directors

Shareholders seeking to nominate candidates for election as directors at the annual general meeting must deliver notice to ClimateRock’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.

Nominations of persons for election as directors may be made at a general meeting only by: (a) the directors; or (b) any member who: (i) is a Minimum Member at the time of giving of the notice provided for in the Amended and Restated Memorandum and Articles of Association and at the time of the general meeting; (ii) is entitled to vote for the appointments at such general meeting; and (iii) complies with the notice procedures set forth in the Amended and Restated Memorandum and Articles of Association.

Provision	ClimateRock	Pubco

Nominations of persons for election as director may be made at an extraordinary general meeting at which directors are to be elected pursuant to the notice of the meeting, provided that the majority of directors has determined that directors shall be elected at such meeting.

Amendments to the organizational documents

The article referred to above which provides that, prior to its initial business combination, ClimateRock may by ordinary resolution of the holders of the ClimateRock Class B ordinary shares appoint any person to be a director or may by ordinary resolution of the holders of the ClimateRock Class B ordinary shares remove any director may only be amended by a special resolution passed by holders representing at least 90% of the issued and outstanding ClimateRock Class B ordinary shares.

Subject to the Cayman Companies Act and the following provision, ClimateRock may, by special resolution change the provisions of its amended and restated memorandum of association with respect to its objects, powers or any other matter specified in the amended and restated memorandum of association.

Subject to the Cayman Companies Act and as provided in the amended and restated articles of association, as amended, ClimateRock may, by special resolution, amend the amended and restated articles in whole or in part save that no amendment may be made to the ClimateRock Memorandum and Articles to amend: (a) the provisions related to business combinations prior to the initial business combination unless the holders of the Public Shares are provided with the opportunity to redeem their Public Shares upon the approval of any such amendment in the manner and for the price set out in the ClimateRock Memorandum and Articles; (b) the provision that specifies the restrictions outlined in this paragraph during the Target Business Acquisition Period (as defined in the ClimateRock Memorandum and Articles); or (c) the provisions relating to the ability of the holders of the ClimateRock Class B ordinary shares to appoint and remove directors except as outlined above.

Subject to the provisions of the Cayman Companies Act and the provisions of the Amended and Restated Memorandum and Articles of Association as regards the matters to be dealt with by ordinary resolution, Pubco may by special resolution amend the Amended and Restated Memorandum and Articles of Association.

Provision	ClimateRock	Pubco
Issuance of preferred shares

ClimateRock is authorized to issue 1,000,000 preference shares of US$0.0001 each. ClimateRock’s board may issue these preference shares by resolution without shareholder approval. However, notwithstanding the above, following the IPO and prior to ClimateRock’s initial business combination, ClimateRock may not issue additional shares that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any proposed initial business combination.

[Pubco is authorized to issue 30,999,999 preference shares of a par value of $0.0001 each. Subject to applicable law and the Amended and Restated Memorandum and Articles of Association, Pubco’s board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions, without shareholder approval.]

Enforceability of Civil Liability under Cayman Islands Law

Pubco has been advised by Ogier (Cayman) LLP, its Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against Pubco judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against Pubco predicated upon the civil liability provisions of the federal securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Anti-Money Laundering — Cayman Islands

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Cayman Islands — Privacy Notice

This privacy notice explains the manner in which Pubco collects, processes and maintains personal data about investors of Pubco pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In its use of personal data, Pubco will be characterized under the DPA as a ‘data controller’, whilst certain of Pubco’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers, affiliates, and delegates may process personal information for their own lawful purposes in connection with services provided to Pubco.

By virtue of your investment in Pubco, Pubco and certain of Pubco’s service providers, affiliates, and delegates may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for Pubco to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which Pubco is subject or (c) where the processing is for the purposes of legitimate interests pursued by Pubco or by a service provider to whom the data are disclosed, unless the processing is unwarranted by reason of prejudice to your rights and freedoms or legitimate interests. As a data controller, we will only use your personal data for the purposes for which it was collected. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with Pubco’s service providers, affiliates, and delegates for the purposes set out in this privacy notice, as well as advisers (e.g., auditors, legal counsel, and tax advisers). We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by Pubco for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates, delegates, and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into Pubco, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to those individuals or otherwise inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data, (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing,(d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with Pubco’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

APPRAISAL / DISSENTERS’ RIGHTS

Holders of Units, Warrants and Rights do not have appraisal or dissenters’ rights in respect to their Units, Warrants and Rights in connection with the Business Combination under the Cayman Companies Act. However, in respect of the special resolution to approve the Merger Proposal, under section 238 of the Cayman Companies Act, shareholders of a Cayman Islands company ordinarily have dissenters’ rights with respect to a statutory merger. The Cayman Companies Act prescribes when shareholder dissenters’ rights will be available and sets the limitations on such rights. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, holders of Public Shares have redemption rights as further described in this proxy statement/prospectus and the ClimateRock Board has determined that the redemption proceeds payable to holders of Public Shares who exercise such redemption rights represents the fair value of those shares.

TICKER SYMBOL AND DIVIDENDS

Ticker Symbol and Market Price

ClimateRock Units, ClimateRock Ordinary Shares, ClimateRock Rights and the ClimateRock Public Warrants are currently listed on The Nasdaq Global Market under the symbols “CLRCU”, “CLRC”, “CLRCR”, and “CLRCW” respectively. The closing price of the ClimateRock Units, ClimateRock Ordinary Shares, ClimateRock Rights and the ClimateRock Public Warrants on January 5, 2024, the last trading day before announcement of the execution of the Business Combination Agreement, was $11.40, $11.14, $0.09, and $0.025, respectively. As of            , 2024, the record date for the extraordinary general meeting, the closing price for ClimateRock Units, ClimateRock Ordinary Shares, ClimateRock Rights and the ClimateRock Public Warrants was $            , $            , $            , and $            , respectively.

There is currently no public market for the equity securities of GreenRock or Pubco.

Dividends

ClimateRock, Pubco, and GreenRock have not paid any cash dividends on their equity securities to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends by Pubco in the future will be dependent upon the revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of the Business Combination. Following the completion of the Business Combination, the Pubco Board will consider whether or not to institute a dividend policy. It is presently intended that Pubco will retain its earnings for use in business operations and, accordingly, it is not anticipated that the Pubco Board will declare dividends in the foreseeable future.

OTHER SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with ClimateRock’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of ClimateRock, 25 Bedford Square, London, WC1B 3HH, United Kingdom. Following the Business Combination, such communications should be sent in care of Pubco at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, and its telephone number is +1 345 949 9876. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

The validity of the Pubco Ordinary Shares to be issued in connection with the Business Combination will be passed upon, as to matters of Cayman Islands law, by Ogier (Cayman) LLP.

The validity of the Pubco Warrants to be issued in connection with the Business Combination will be passed upon, as to matters of U.S. law, by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements of GreenRock as of and for each of the years ended December 31, 2022 and 2021 included in this proxy statement/prospectus have been audited by BF Borgers CPA PC, an independent registered public accounting firm as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of ClimateRock as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and the period from December 6, 2021 (inception) through December 31, 2021 included in this proxy statement/prospectus have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, ClimateRock and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of ClimateRock’s proxy statement to shareholders. Upon written or oral request, ClimateRock will deliver a separate copy of proxy statement to any shareholder at a shared address to which a single copy of the document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may request that ClimateRock deliver single copies of such documents in the future. Shareholders may notify ClimateRock of their requests by calling or writing ClimateRock at its principal executive offices at ClimateRock, 25 Bedford Square, London, WC1B 3HH, United Kingdom. Following the Business Combination, such requests should be made by calling or writing to Pubco at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, and its telephone number is +1 345 949 9876.

SOLICITATION OF PROXIES

ClimateRock will bear the expenses incurred in connection with the printing and mailing of this proxy statement/prospectus. To assist in the solicitation of proxies, ClimateRock will retain a proxy solicitor, for a fee of $            plus reimbursement of out-of-pocket expenses for their services. ClimateRock and its proxy solicitor may also request banks, brokers, trustees and other intermediaries holding ordinary shares of ClimateRock beneficially owned by others to send this proxy statement/prospectus to, and obtain proxies from, the beneficial owners and may reimburse such record holders for their reasonable out-of-pocket expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means, advertisements and personal solicitation by the directors, officers or employees of ClimateRock. No additional compensation will be paid to ClimateRock’s directors, officers or employees for solicitation.

SHAREHOLDER PROPOSALS

If the Business Combination is consummated and Pubco holds a 2024 annual general meeting of shareholders, it will provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting will be held. Following completion of the Business Combination, Pubco is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, Pubco will be exempt from certain rules under the Exchange Act that would otherwise apply if Pubco were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer, including the requirement to file proxy solicitation materials on Schedule 14A in connection with annual or extraordinary general meetings of its security holders. For more information, see “Management of Pubco After the Business Combination.”

WHERE YOU CAN FIND MORE INFORMATION

ClimateRock files, and Pubco will file upon the effectiveness of this proxy statement/prospectus, reports, proxy statements/prospectuses and other information with the SEC as required by the Exchange Act, in the case of Pubco as applicable to foreign private issuers. You can read ClimateRock’s and Pubco’s SEC filings, including this proxy statement/prospectus, on the Internet at the SEC’s website at http://www.sec.gov.

As a foreign private issuer, Pubco is exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and its executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, Pubco will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ClimateRock files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information about ClimateRock at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov. ClimateRock currently does not have a website, but will also make available free of charge electronic copies of its filings upon request. Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to ClimateRock has been supplied by ClimateRock, and all such information relating to Pubco has been supplied by Pubco. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.

If you would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing:

ClimateRock
25 Bedford Square
London, WC1B 3HH, United Kingdom
Attn: Per Regnarsson
+44 208 050 7820

You may also obtain these documents by requesting them in writing or by telephone from ClimateRock’s proxy solicitor at:

Alliance Advisors
200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003
Telephone: (844) 717-2319
E-mail: CLRCinfo@allianceadvisors.com

If you are a shareholder of ClimateRock and would like to request documents, please do so by            , 2024 to receive them before the ClimateRock extraordinary general meeting. If you request any documents from ClimateRock, ClimateRock will mail them to you by first class mail, or another equally prompt means.

Neither ClimateRock, GreenRock, nor Pubco has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page No.
ClimateRock
Financial Statements as of September 30, 2023 (Unaudited) and December 31, 2022, and the Unaudited nine month periods ended September 30, 2023 and September 30, 2022
Balance Sheets as of September 30, 2023 (Unaudited) and December 31, 2022	F-2
Unaudited Statements of Operations	F-3
Unaudited Statements of Changes in Shareholders’ Equity	F-4
Unaudited Statements of Cash Flows	F-5
Notes to the Unaudited Financial Statements	F-6

Audited Financial Statements as of December 31, 2022 and 2021, and for the year ended December 31, 2022 and for the period from December 6, 2021 (inception) to December 31, 2021
Report of Independent Public Accounting Firm	F-22
Financial Statements:
Balance Sheets	F-23
Statements of Operations	F-24
Statements of Changes in Shareholder’s Equity	F-25
Statements of Cash Flows	F-26
Notes to the Financial Statements	F-27

GreenRock Corp

Financial Statements as of June 30, 2023 (Unaudited) and December 31, 2022, and the Unaudited six month periods ended June 30, 2023 and June 30, 2022
Balance Sheet as of June 30, 2023 (Unaudited) and December 31, 2022	F-41
Unaudited Income Statement	F-42
Unaudited Statements of Comprehensive Income	F-43
Unaudited Statements of Changes in Equity	F-44
Unaudited Statements of Cash Flows	F-45
Notes to the Unaudited Financial Statements	F-46

Audited Consolidated Financial Statements as at and for the years ended December 31, 2022 and 2021
Report of Independent Registered Public Accounting Firm	F-60
Financial Statements:
Balance Sheets	F-61
Income Statements	F-62
Statements of Comprehensive Income	F-63
Statements of Changes in Equity	F-64
Statements of Cash Flows	F-65
Notes to the Consolidated Financial Statements	F-66

CLIMATEROCK
BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash	$79,815	$411,711
Prepaid expenses	31,804	106,542
Cash and cash equivalents held in trust account	27,910,976	81,039,102
Total current assets	28,022,595	81,557,355

TOTAL ASSETS	$28,022,595	$81,557,355

LIABILITIES, COMMITMENTS AND CONTINGENCIES, AND SHARE’OLDERS’ DEFICIT
Current liabilities:
Accrued liabilities	$1,135,224	$1,005,720
Loan payable – related party	1,045,892	480,000
Convertible promissory note payable – related party	450,000	—
Deferred underwriting commission payable	2,362,500	2,362,500
Total current liabilities	4,993,616	3,848,220

TOTAL LIABILITIES	4,993,616	3,848,220

COMMITMENTS AND CONTINGENCIES
Class A ordinary shares, $0.0001 par value, subject to possible redemption. 2,577,138 and 7,875,000 shares at redemption value of $10.83 and $10.29 per share, including unrealized income in the trust account, at September 30, 2023 and December 31, 2022, respectively	27,910,976	81,039,102
Total commitments and contingencies	27,910,976	81,039,102

SHAREHOLDERS’ DEFICIT
Class A ordinary shares, $0.0001 par value; 479,000,000 shares authorized; 2,086,874 and 118,125 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively (excluding 2,577,138 and 7,875,000 shares subject to possible redemption as of September 30, 2023 and December 31, 2022, respectively)	209	12
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 1 and 1,968,750 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	197
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	—	—
Accumulated deficit	(4,882,206)	(3,330,176)
Total shareholders’ deficit	(4,881,997)	(3,329,967)

TOTAL LIABILITIES, COMMITMENTS AND CONTINGENCIES, AND SHAREHOLDERS’ DEFICIT	$28,022,595	$81,557,355

CLIMATEROCK

STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
		(As restated)		(As restated)
Operating expenses
Formation and operating costs	$331,201	$761,514	$1,177,201	$1,034,383
Net loss from operations	$(331,201)	$(761,514)	$(1,177,201)	$(1,034,383)

Other income
Interest income	51	—	171	—
Unrealized income on trust account	357,678	353,596	1,762,208	440,326
Total other income	$357,729	$353,596	$1,762,379	$440,326

Net income (loss)	$26,528	$(407,918)	$585,178	$(594,057)

Basic and diluted weighted average shares outstanding
Redeemable ordinary shares, basic and diluted	2,577,138	7,875,000	4,828,244	4,384,615
Non-redeemable ordinary shares, basic and diluted	2,086,875	2,086,875	2,086,875	1,992,967
Basic and diluted earnings (loss) per share
Redeemable ordinary shares, basic and diluted	$0.11	$(0.03)	$0.22	$0.85
Non-redeemable ordinary shares, basic and diluted	$(0.12)	$(0.08)	$(0.22)	$(2.16)

CLIMATEROCK
STATEMENTS OF CHANGES IN SHAREHOLDER’S DEFICIT (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND SEPTEMBER 30, 2022
(AS RESTATED)

Balances – January 1, 2023	118,125	$12	1,968,750	$197	—	$—	$—	$(3,330,176)	$(3,329,967)
Adjustment to increase Class A ordinary shares subject to possible redemption to maximum redemption value	—	—	—	—	—	—	—	(858,477)	(858,477)
Conversion of 1,968,749 Class B ordinary shares to Class A ordinary shares at par value of $0.0001 per share	1,968,749	197	(1,968,749)	(197)	—	—	—	—	—
Net income	—	—	—	—	—	—	—	451,852	451,852
Balances – March 31, 2023	2,086,874	209	1	—	—	—	—	(3,736,801)	(3,736,592)

Adjustment to increase Class A ordinary shares subject to possible redemption to maximum redemption value	—	—	—	—	—	—	—	(696,053)	(696,053)
Net income	—	—	—	—	—	—	—	106,798	106,798
Balances – June 30, 2023	2,086,874	209	1	—	—	—	—	(4,326,056)	(4,325,847)

Adjustment to increase Class A ordinary shares subject to possible redemption to maximum redemption value	—	—	—	—	—	—	—	(582,678)	(582,678)
Net income	—	—	—	—	—	—	—	26,528	26,528
Balances – September 30, 2023	2,086,874	209	1	—	—	—	—	(4,882,206)	(4,881,997)

Balances – January 1, 2022	—	$—	2,156,250	$216	—	$—	$24,784	$(4,730)	$20,270
Net loss	—	—	—	—	—	—	—	(1,200)	(1,200)
Balances – March 31, 2022	—	$—	2,156,250	$216	—	$—	$24,784	$(5,930)	$19,070

Forfeiture of 187,500 Class B ordinary shares by initial shareholder	—	—	(187,500)	(19)	—	—	19	—	—
Sale of 7,875,000 units at $10 per unit in IPO, including over-allotment, net of underwriters’ discount and offering expenses	7,875,000	788	—	—	—	—	73,655,270	—	73,656,058
Issuance of 118,125 underwriter units, including over-allotment	118,125	12	—	—	—	—	946,169	—	946,181
Sale of 3,762,500 warrants in private placement	—	—	—	—	—	—	3,762,500	—	3,762,500
Adjustment to increase Class A ordinary shares subject to possible redemption to maximum redemption value	(7,875,000)	(788)	—	—	—	—	(78,388,742)	(1,628,449)	(80,017,979)
Net loss	—	—	—	—	—	—	—	(184,940)	(184,940)
Balances – June 30, 2022	118,125	$12	1,968,750	$197	—	$—	$—	$(1,819,319)	$(1,819,110)

Adjustment to increase Class A ordinary shares subject to possible redemption to maximum redemption value	—	—	—	—	—	—	—	(353,596)	(353,596)
Net loss (As restated)	—	—	—	—	—	—	—	(407,918)	(407,918)
Balances – September 30, 2022 (As restated)	118,125	$12	1,968,750	$197	—	$—	$—	$(2,580,833)	$(2,580,624)

CLIMATEROCK
STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND SEPTEMBER 30, 2022 (AS RESTATED)

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
		(As restated)
Cash flows from operating activities:
Net income (loss)	$585,178	$(594,057)
Adjustment to reconcile net income (loss) to net cash used in operating activities:
Unrealized income received in trust account	(1,762,208)	(440,326)
Changes in operating assets and liabilities:
Accrued liabilities	129,504	593,668
Prepaid expenses	74,738	(191,653)
Net cash used in operating activities	(972,788)	(632,368)

Cash flows from investing activities:
Cash deposited in trust account for monthly extension fees	(375,000)	—
Proceeds from sales of marketable securities in trust account	55,265,334	—
Cash deposited in trust account for sales of units in IPO	—	(79,931,250)
Net cash provided by (used in) investing activities	54,890,334	(79,931,250)

Cash flows from financing activities:
Proceed from related party loan	575,289	185,150
Proceed from convertible promissory note – related party	450,000	—
Repayment of related party loans	(9,397)	(217,641)
Payment for redemption of ordinary shares	(55,265,334)	—
Proceeds from sale of units in IPO, including over-allotment	—	78,750,000
Payment of underwriting fee and other offering costs	—	(1,552,500)
Proceeds from sale of warrants in private placement	—	3,762,500
Net cash (used in) provided by financing activities	(54,249,442)	80,927,509

Net (decrease) increase in cash	(331,896)	363,891
Cash at beginning of period	411,711	—
Cash at end of period	$79,815	$363,891

Non-cash investing and financial activities:
Deferred offering costs paid by related party	$—	$149,418
Deferred underwriting commission charged to additional paid in capital	—	2,362,500
Allocation of offering costs to Class A ordinary shares subject to redemption	—	304,011
Issuance of representative shares	—	946,181
Initial value of public shares subject to possible redemption	—	71,851,500
Reclassification of offering costs related to public shares	—	(4,647,702)
Remeasurement adjustment on public shares subject to possible redemption	—	13,167,778

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1.    DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

ClimateRock (the “Company”) is a Cayman Islands exempted company incorporated as a blank check company on December 6, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company focuses on opportunities in climate change, environment, renewable energy and emerging, clean technologies.

As of September 30, 2023, the Company had not yet commenced operations. All activity through September 30, 2023 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, and post-offering activities in search for a target to consummate a Business Combination. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on April 27, 2022. On May 2, 2022, the Company consummated its Initial Public Offering of 7,875,000 units (“Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit, including 375,000 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option, generating gross proceeds of $78,750,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 3,762,500 warrants (“Private Placement Warrants”) at a price of $1.00 per warrant to the Company’s sponsor, U.N. SDG Support LLC, a Delaware limited liability company (“Sponsor”), generating gross proceeds of $3,762,500 (see Note 4).

Offering costs amounted to $5,093,930, consisting of $1,181,250 of underwriting fees, $2,362,500 of deferred underwriting commissions payable (which are held in the Trust Account as defined below), $946,169 of representative shares (see Note 6), and $604,011 of other offering costs. As described in Note 6, the $2,362,500 of deferred underwriting commissions payable is contingent upon the consummation of a Business Combination, subject to the terms of the underwriting agreement.

Upon the closing of the Initial Public Offering and Private Placement, $79,931,250 of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a trust account (the “Trust Account”) and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, or the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

As of September 30, 2023, the Company had $79,815 in cash held outside of the Trust Account. The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding any deferred underwriting fees and any taxes payable on the Trust Account balance) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act.

The Company will provide holders of its Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1.    DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially approximately $10.15 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to public shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6).

The Company had 12 months from the closing of the Initial Public Offering to consummate an initial Business Combination. However, if the Company anticipated that it may not be able to consummate the initial Business Combination within 12 months, it may extend the period of time to consummate a Business Combination by two additional 3-month periods (for a total of up to 18 months) without submitting proposed extensions to its shareholders for approval or offering its public shareholders redemption rights in connection therewith. The Company’s sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $787,500 ($0.10 per share) on or prior to the date of the applicable deadline for each additional three month period. Any such payments would be made in the form of a loan, non-interest bearing and payable upon the consummation of the initial Business Combination.

On April 27, 2023, the Company held an extraordinary general meeting of shareholders (the “Meeting”) and approved, among other things, an amendment to the Company’s amended and restated memorandum and articles of association to (i) extend the date by which the Company would be required to consummate a business combination from November 2, 2023 (assuming the Sponsor was to have effected and paid extensions as described in the definitive proxy statement as filed with the SEC on April 11, 2023) to May 2, 2024 (or such earlier date as determined by the Company’s board of directors in its sole discretion) and (ii) to permit its board of directors, in its sole discretion, to elect to wind up the Company’s operations on, or on an earlier date than May 2, 2024 (including prior to May 2, 2023).

Going concern and management’s plan

As of September 30, 2023, the Company has a cash balance of $79,815 and a working capital deficit of $2,519,497, excluding the cash currently held in the Trust Account and the deferred compensation payable upon consummation of a Business Combination. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the issuance date of the financial statements. Prior to consummation of a Business Combination, the Company has the ability to secure additional funding from the Sponsor or other related parties. There is no assurance that the Company’s plans to consummate a Business Combination will be successful by May 2, 2024 as approved at the extraordinary general meeting of the shareholders on April 27, 2023. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

The accompanying unaudited financial statements as of September 30, 2023, and for the three and nine months ended September 30, 2023 and 2022 have been prepared in accordance with U.S. GAAP for interim financial information and Article 10 of Regulation S-X. The unaudited financial statements presented for the three and nine months ended September 30, 2022 were restated; refer to Company’s 10-Q/A filed on December 21, 2022 for further information. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results that may be expected for the period ending December 31, 2023, or any future period.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K filed by the Company with the SEC on February 17, 2023.

Cash and cash equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. As of September 30, 2023 and December 31, 2022, the Company had a cash balance of $79,815 and $411,711 in its working capital account, respectively.

As of September 30, 2023, the Company’s cash balance included $75,000 that had been drawn down from the Company’s promissory note with the Sponsor for the purpose of funding the monthly extension fee in the Trust Account. The Company subsequently transferred $75,000 from its working capital account to the Trust Account on October 4, 2023.

Cash and cash equivalents in Trust Account

The funds held in the Trust Account can be invested in United States government treasury bills, notes or bonds having a maturity of 180 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of the consummation of its first Business Combination and the Company’s failure to consummate a Business Combination within the Combination Period.

The Company’s cash and cash equivalents held in the Trust Account are classified as cash equivalents. Gains and losses resulting from the change in the balance of the cash and cash equivalents held in Trust Account are included in income on Trust Account in the accompanying statements of operations. Interest income earned is fully reinvested into the cash and cash equivalents held in Trust Account and therefore considered as an adjustment to reconcile net income (loss) to net cash used in operating activities in the Statements of Cash Flow. Such interest income reinvested will be used to redeem all or a portion of the ordinary shares upon the completion of business combination (Please see Note 1).

As of September 30, 2023 and December 31, 2022, the Company had $27,910,976 and $81,039,102 held in the Trust Account, respectively, including unrealized income of $1,762,208 and $1,107,852 for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, the actual results could differ significantly from those estimates.

Ordinary shares subject to possible redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero. Accordingly, ordinary shares subject to possible redemption are presented at redemption value (plus any interest earned and/or dividends on the Trust Account) as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net income (loss) per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less interest income in Trust Account less any dividends paid. We then allocated the undistributed income (loss) ratably based on the weighted average number

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders. At September 30, 2023 and 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

The Net income (loss) per share presented in the condensed statement of operations is based on the following:
	Three months ended September 30, 2023	Three months ended September 30, 2022 (As restated)
Net income (loss)	$26,528	$(407,918)
Less: Monthly extension fees	225,000	—
Less: Income on trust account to be allocated to redeemable shares	357,678	353,596
Net loss excluding monthly extension fees and income on trust account	$(556,150)	$(761,514)
	Three months ended September 30, 2023
	Redeemable shares	Non-redeemable shares
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including accretion of temporary equity and excluding income on trust account and monthly extension fees	$(307,305)	$(248,845)
Income on trust account	357,678	—
Monthly extension fees	225,000	—
Allocation of net income (loss)	$275,373	$(248,845)

Denominators:
Weighted-average shares outstanding	2,577,138	2,086,875
Basic and diluted net income (loss) per share	$0.11	$(0.12)
	Three months ended September 30, 2022 (As restated)
	Redeemable shares	Non-redeemable shares
Basic and diluted net loss per share:
Numerators:
Allocation of net loss including accretion of temporary equity and excluding income on trust account	$(601,987)	$(159,527)
Income on trust account	353,596	—
Allocation of net loss	$(248,391)	$(159,527)

Denominators:
Weighted-average shares outstanding	7,875,000	2,086,875
Basic and diluted net loss per share	$(0.03)	$(0.08)

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	Nine months ended September 30, 2023	Nine months ended September 30, 2022 (As restated)
Net income (loss)	$585,178	$(594,057)
Accretion of temporary equity to redemption value	—	(12,727,453)
Net income (loss) including accretion of temporary equity to redemption value	$585,178	$(13,321,510)
Less: Monthly extension fees	375,000	—
Less: Income on trust account to be allocated to redeemable shares	1,762,208	440,326
Net loss excluding monthly extension fees and income on trust account	$(1,552,030)	$(13,761,836)
	Nine months ended September 30, 2023
	Redeemable shares	Non-redeemable shares
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including accretion of temporary equity and excluding income on trust account and monthly extension fees	$(1,083,652)	$(468,378)
Income on trust account	1,762,208	—
Monthly extension fees	375,000	—
Allocation of net income (loss)	$1,053,556	$(468,378)

Denominators:
Weighted-average shares outstanding	4,828,244	2,086,875
Basic and diluted net income (loss) per share	$0.22	$(0.22)
	Nine months ended September 30, 2022 (As restated)
	Redeemable shares	Non-redeemable shares
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including accretion of temporary equity and excluding income on trust account	$(9,461,321)	$(4,300,515)
Income on trust account	440,326	—
Accretion of temporary equity to redemption value	12,727,453	—
Allocation of net income (loss)	$3,706,458	$(4,300,515)

Denominators:
Weighted-average shares outstanding	4,384,615	1,992,967
Basic and diluted net income (loss) per share	$0.85	$(2.16)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 825, “Financial Instruments” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3.    INITIAL PUBLIC OFFERING

On May 2, 2022, the Company consummated its Initial Public Offering of 7,875,000 Units, including 375,000 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $78,750,000.

Each unit consists of one Class A ordinary share, one-half of one redeemable warrant and one right. Each whole warrant entitles the holder thereof to purchase one ordinary share for $11.50 per share, subject to certain adjustment. Each right entitles the holder to receive one-tenth of one ordinary share upon consummation of the Company’s initial Business Combination (see Note 7).

All of the 7,875,000 Public Shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation, or in connection with the Company’s liquidation. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3.    INITIAL PUBLIC OFFERING (cont.)

As of September 30, 2023 and December 31, 2022, the Class A ordinary shares reflected on the balance sheet are reconciled in the following table.

	As of September 30, 2023	As of December 31, 2022
Gross proceeds	$78,750,000	$78,750,000
Less:
Proceeds allocated to public warrants and public rights	(6,898,500)	(6,898,500)
Offering costs of public shares	(4,647,702)	(4,647,702)
Redemption of shares	(55,265,334)	—
Plus:
Accretion of carrying value to redemption value	15,597,512	13,835,304
Monthly Extension Fees	375,000	—
Ordinary shares subject to possible redemption	$27,910,976	$81,039,102

NOTE 4.    PRIVATE PLACEMENT

On May 2, 2022, the Company sold 3,762,500 Private Placement Warrants, including 112,500 Private Placement Warrants that were issued pursuant to the underwriters’ partial exercise of the over-allotment option, at $1.00 per warrant, generating gross proceeds of $3,762,500 in the Private Placement. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. A portion of the net proceeds from the Private Placement was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

NOTE 5.    RELATED PARTY TRANSACTIONS

Founder shares

On December 30, 2021, the Company issued 2,156,250 of its Class B ordinary shares to the Sponsor (the “Founder Shares”) for $25,000 at a par value of $0.0001, which included an aggregate of up to 281,250 Class B ordinary shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 6). The Sponsor had paid $25,000 in exchange for the shares through a related party before December 31, 2021.

Since the underwriters partially exercised the over-allotment option in respect of 375,000 Units and, as agreed with the Company, the underwriters waived their right to further exercise the option (see Note 6), a total of 93,750 of the Founder Shares were no longer subject to forfeiture on May 2, 2022, and 187,500 of the Founder Shares were forfeited, resulting in an aggregate of 1,968,750 Founder Shares issued and outstanding

On March 31, 2023, the Sponsor elected to convert 1,968,749 Class B ordinary shares to class A ordinary shares of the Company, on a one-for-one basis. These conversion shares are subject to the same restrictions as applied to the Class B ordinary shares before the conversion, including among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s Initial Public Offering. The Holders of these conversion shares have no rights to funds in the Trust Account. Following the conversion, the Sponsor owns 1,968,749 Class A ordinary shares and one Class B ordinary share. As of September 30, 2023, the Company had one Class B ordinary share outstanding.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 5.    RELATED PARTY TRANSACTIONS (cont.)

Loan with related party

On September 21, 2022, the Company entered into a loan agreement with Eternal B.V., an affiliate of the Company through common ownership, (the “Lender”) in the principal amount of up to $180,000, on an unsecured basis and bearing no interest (the “Second Eternal Loan”). The Second Eternal Loan was available to be drawn down from September 21, 2022 to March 31, 2023 and its maturity date is March 31, 2024. As of September 30, 2023, the outstanding balance of the Second Eternal Loan was $180,000 and no interest was accrued.

Additionally, on November 12, 2022, the Company entered into a loan agreement with the Lender in the principal amount of up to $300,000, on an unsecured basis and bearing no interest (the “Third Eternal Loan”). The Third Eternal Loan was available to be drawn down from November 12, 2022 to March 31, 2023 and its maturity date is March 31, 2024. As of September 30, 2023, the outstanding balance of the Third Eternal Loan was $300,000 and no interest was accrued.

On January 29, 2023, the Company entered into a loan agreement with the Lender in the principal amount of up to $50,000, on an unsecured basis and bearing no interest (the “Fourth Eternal Loan”). The Fourth Eternal Loan was available to be drawn down from January 29, 2023 to March 31, 2023 and its maturity date is March 31, 2025. As of September 30, 2023, the outstanding balance of the Fourth Eternal Loan was $50,000 and no interest was accrued.

On April 12, 2023, the Company entered into a loan agreement with the Lender for a loan facility in the principal amount of up to $500,000, on an unsecured basis and bearing no interest (the “Fifth Eternal Loan”). The Fifth Eternal Loan is available to be drawn down in four installments: $150,000 on April 12, 2023, $125,000 on May 3, 2023, $125,000 on June 3, 2023, and $100,000 on July 3, 2023. The maturity date of the loan is the earlier of May 1, 2024 or the date of the consummation of the initial business combination of the Company. As of September 30, 2023, the Company borrowed an additional $25,289 beyond the initial terms of the loan and the outstanding balance of the Fifth Eternal Loan was $525,289 and no interest was accrued.

On April 18, 2023, the Company closed its American International Bank account and transferred the remaining balance of $39,397 to the Sponsor. The Sponsor transferred $30,000 of this amount to the Company’s Winterbotham Bank account. The remaining $9,397 represents a partial repayment of the Company’s outstanding loans payable with the Sponsor.

Eternal is controlled by Charles Ratelband V, the Company’s Executive Chairman of the board of directors. Each member of the Company’s board of directors has been informed of Mr. Ratelband’s material interest in the loan agreements, and upon the approval and recommendation of the audit committee, the Company’s board of directors has determined that the loans are fair and in the best interests of the Company and has voted to approve the loans.

Convertible Promissory Note

On May 2, 2023, the Company issued a convertible promissory note (the “Extension Note”) in the aggregate principal amount of $900,000 to the Sponsor, which will be deposited into the Trust Account in monthly installments for the benefit of each Public Share that was not redeemed in connection with the Extension Amendment. The Sponsor agreed to pay $75,000 per month until the completion of an initial business combination, commencing on May 2, 2023 and continuing through May 2, 2024 (or such earlier date as determined by the Company’s board of directors in its sole discretion). The Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the initial business combination, and (b) the date of the Company’s liquidation. At any time prior to the payment in full of the principal balance of the convertible promissory note, the Sponsor may elect to convert all or any portion of the unpaid principal balance into that number of warrants (the “Conversion Warrants”) at a conversion price of $1.00 per warrant. The Conversion Warrants shall be identical to the Private Placement Warrants issued by the Company at the Initial Public Offering. The Company has determined that the fair value of the Extension Note is par value. As of September 30, 2023, the outstanding balance of the Extension Note was $450,000 and no interest was accrued.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 5.    RELATED PARTY TRANSACTIONS (cont.)

Administrative Service Fee

The Company entered into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor on April 27, 2022 whereby the Sponsor will perform certain services for the Company for a monthly fee of $10,000. On May 2, 2022, the Sponsor entered into an assignment agreement with Gluon Group, an affiliate of the Company, to provide the services detailed in the Administrative Service Agreement. An officer of the Company owns 505 shares of Gluon Group and serves as managing partner. As of September 30, 2023, $39,187 has been paid to Gluon Group for such services and an additional $154,941 has been accrued.

Advisory Services

On September 21, 2022, the Company entered into an agreement (the “Letter Agreement”) with Gluon Partners LLP (“Gluon”) to pay a fee (the “Transaction Success Fee”) upon completion of one or more successful transactions. The Company will pay Gluon $500,000 upon completion of one or more transactions with an aggregate purchase price of less than $400,000,000; and, an additional $500,000 upon completion of one or more transactions with an aggregate purchase price of more than $400,000,000. This means the total remuneration for transactions with a purchase price more than $400,000,001 would be $1,000,000. The transactions purchase price will correspond to the price paid to the sellers of the applicable target, including cash, debt, and equity funded payments. Each Transaction Success Fee will be payable upon consummation of the applicable transaction, regardless of (i) the calendar for the payment of the purchase price, (ii) how the purchase price is funded, (iii) any deferred payment subsequent to consummation of the transaction, or (iv) any adjustments to the price of the transaction subsequent to consummation. Following payment of Transaction Success Fee, any accrued fees payable to the Gluon Group by the Company will be waived.

On October 5, 2022, the Company and Gluon agreed to lower the Transaction Success Fee to a total payment of $250,000 upon successful completion of one of more transactions with an aggregate purchase price equal or more than $400,000,000.

In addition, the Letter Agreement was amended to entitle Gluon, with respect to any financing undertaken by the Company introduced by Gluon during the term of the Letter Agreement, to the following fees: (i) for a financing involving an issuance of the Company’s senior, subordinated and/or mezzanine debt securities, a cash fee payable at any closing equal to two percent (2.0%) of the gross proceeds received by the Company at such closing; (ii) for a financing involving equity, equity-linked or convertible securities, a cash fee payable at each closing equal to five percent (5.0%) of the gross proceeds received by the Company at such closing.

In addition to the Transaction Success Fee, the Company agreed to pay Gluon Group for any reasonable and documented out-of-pocket expenses incurred in connection with providing the services for the transactions. In the event of a successful initial business combination, Gluon also agreed to waive any accrued fees owed by the Company.

NOTE 6.    COMMITMENTS AND CONTINGENCIES

Registration rights

The holders of the Founder Shares and Private Placement warrants are entitled to registration rights pursuant to a registration rights agreement signed on April 27, 2022. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 6.    COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting agreement

On October 21, 2021, the Company engaged Maxim Group LLC (“Maxim”) as its underwriter. The Company granted the underwriters a 45-day option until June 11, 2022 to purchase up to 1,125,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On May 2, 2022, the underwriters partially exercised this option in respect of 375,000 Units and, as agreed with the Company, the underwriters waived their right to further exercise the option on May 5, 2022.

The underwriters were entitled to an underwriting discount of $0.45 per unit, or $3,543,750 in the aggregate, of which $0.15 per unit, or $1,181,250 was paid upon the closing of the Initial Public Offering. Of the $0.45 discount, the underwriters were entitled to a deferred underwriting commission of $0.30 per unit, or $2,362,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

In addition to the underwriting discount, the Company has agreed to pay or reimburse the underwriters for travel, lodging and other “road show” expenses, expenses of the underwriters’ legal counsel and certain diligence and other fees, including the preparation, binding and delivery of bound volumes in form and style reasonably satisfactory to the representative, transaction Lucite cubes or similar commemorative items in a style as reasonably requested by the representative, and reimbursement for background checks on our directors, director nominees and executive officers, which such fees and expenses are capped at an aggregate of $125,000 (less amounts previously paid). The $125,000 was paid out of the proceeds of the Initial Public Offering on May 2, 2022.

Representative shares

The Company has issued to Maxim and/or its designees, 118,125 shares of Class A ordinary shares upon the consummation of the Initial Public Offering (the “Representative Shares”). The Company accounted for the Representative Shares as an offering cost associated with the Initial Public Offering, with a corresponding credit to shareholder’s equity. The Company estimated the fair value of Representative Shares to be $946,181. Maxim has agreed not to transfer, assign, or sell any such shares until the completion of the Business Combination. In addition, Maxim has agreed: (i) to waive its redemption rights with respect to such shares in connection with the completion of the Business Combination; and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its Business Combination within the Combination Period.

The shares have been deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement for the Initial Public Offering pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following April 27, 2022, nor may they be sold, transferred, assigned, pledged, or hypothecated for a period of 180 days immediately following April 27, 2022 except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Subject to certain conditions, the Company granted Maxim, for a period beginning on May 2, 2022 and ending 12 months after the date of the consummation of the Business Combination, a right of first refusal to act as book-running managing underwriter or placement agent for any and all future public and private equity, equity-linked, convertible and debt offerings for the Company or any of its successors or subsidiaries. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from April 27, 2022.

Transaction Expenses

On May 31, 2022, the Company entered into an agreement (the “EGS Agreement”) with Ellenoff, Grossman & Schole LLP to act as U.S. securities council to the Company in connection with pending acquisition targets for the Company to acquire consistent with its Initial Public Offering and assist in U.S. securities work related to the Initial Business

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 6.    COMMITMENTS AND CONTINGENCIES (cont.)

Combination. The fee structure for this agreement is as follows: (i) an upfront retainer of $37,500 (ii) billing on an hourly basis for time (iii) each month fifty percent (50%) of the amount billed shall be due and owing (iv) the remaining fifty percent (50%) not paid on a monthly basis will be deferred until the closing of the Initial Business Combination and will be paid with a twenty percent (20%) premium. As of September 30, 2023, the total outstanding billed amount for services provided by EGS is $882,325 of which $441,163 (50% of the outstanding balance) is considered outstanding per the terms of the EGS Agreement and is included in accrued liabilities on the Consolidated Balance Sheet. As the Initial Business Combination cannot be deemed probable as of September 30, 2023 and payment of the deferred portion of the outstanding balance is contingent upon a successful Initial Business Combination, no amount was accrued for the deferred portion of the outstanding amount or the premium.

On August 17, 2022, the Company entered into an agreement (the “Letter Agreement”) with Maxim to pay a fee (the “Success Fee”) upon completion of one or more successful transactions. On October 3, 2022, the Company amended its agreement with Maxim (the “Amendment”). The amendment states that the Company shall pay to Maxim, upon Closing of such Transaction(s), a fee based upon the amount of cash the Company has in Trust immediately prior to consummation of the Transaction and/or contributed to the Transaction. If the amount of such cash is less than $50,000,000, Maxim’s fee shall be equal to $200,000 in cash and an additional $150,000 of common stock of the post-Transaction Company (the “Common Stock”). If the amount of such cash is equal to or greater than $40 million, the Success Fee shall be $500,000 cash. If the amount of such cash is equal to or greater than $75 million, the Success Fee shall be $500,000 cash an additional $500,000 payable in either cash or Common Stock, at the option of the Company. The Common Stock shall be issued to Maxim Partners LLC, shall be valued at the same price per share/exchange ratio as in the definitive Transaction documentation, and it shall have unlimited piggyback registration rights. The Success Fee shall be paid upon the consummation of the Transaction.

On March 30, 2023, the Maxim Letter Agreement was amended (“Amendment No. 4”) to state that the Company will owe a cash fee payable, at each closing of the Alliance Global Partners equity or equity-linked offering in connection with the contemplated Initial Business Combination with GreenRock (as defined below), equal to one percent (1%) of the gross proceeds received by GreenRock or its related entities at such closing.

On July 11, 2022, the Company entered into an agreement (the “Letter Agreement”) with ALANTRA Corporate Finance, S.A.U. (“ALANTRA”) and U.N. SDG Support Holdings LLC (“Sponsor Entity”). On October 3, 2022, the Company amended its agreement with ALANTRA. The Company will pay ALANTRA a retainer of $15,000 at signing of the engagement letter and $20,000 per month that is due and payable on the last day of each month for a maximum period of five months. Should the aggregated Transaction value be above $400,000,000, the retainer fee will increase up to $40,000 per month with the same maximum five-month period for the payment of any retainer fee.

The Company will also have transactions fees (“Transaction Success Fee”), if a Transaction which is introduced by ALANTRA, or by another institution to which no fees are due by the Company (e.g. an institution acting on behalf of a Target) is Completed (as defined below) the following remuneration will be due to ALANTRA as a remuneration for its services.

•        $1,600,000 payable by the Company

•        $1,600,000 payable by or on behalf of the Sponsor Entity

If a transaction is Completed in North America, Asia, or Africa which is not introduced by ALANTRA and such Transaction requires an introductory, coadvisory, or similar fee due by the Company, the Company shall pay ALANTRA a Transaction Success Fee in the form of:

•        For the first $300,000,000 of aggregated value of the Transaction, 0.85% of each Transaction purchase price

•        For the aggregated value of the Transaction above the first $300,000,000, 0.4% of each Transaction purchase price

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 6.    COMMITMENTS AND CONTINGENCIES (cont.)

Notwithstanding the above, it is agreed that the Transaction Success Fee will be subject to a minimum of Euro 1,000,000.

Each Transaction Success Fee shall be payable upon consummation of the applicable Transaction (i.e. when the transaction is closed, following fulfillment, if applicable, of conditions precedent) regardless of (i) the calendar for the payment of the price, (ii) how the purchase price is funded, (iii) and any deferred payment subsequent to consummation of the Transaction, or (iv) any adjustment to the price of the Transaction subsequent to consummation (“Completion”).

Business Combination Agreement

On October 6, 2022, the Company entered into a Business Combination Agreement (the “Original Business Combination Agreement”) with ClimateRock Holdings Limited, a Cayman Islands exempted company (“Pubco”), ClimateRock Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), and E.E.W. Eco Energy World PLC, a company formed under the laws of England and Wales (the “GreenRock”).

On August 3, 2023, the Company entered into an Amended and Restated Business Combination Agreement (as amended and restated, the “Business Combination Agreement”) with Pubco, Merger Sub and GreenRock. The Original Agreement was amended, among other things, to (i) extend the date that either the Company or GreenRock can terminate the Business Combination Agreement if the closing does not occur by September 30, 2023, and (ii) provide for a contingent earn out of USD $150,000,000 in shares based on the achievement of a 2023 revenue milestone of USD $52,000,000.

As amended, the base consideration to be offered by Pubco to the holders of GreenRock securities will be a number of Pubco Ordinary Shares with an aggregate value equal to Five Hundred Million U.S. Dollars ($500,000,000), plus a contingent earn out of Pubco Ordinary Shares with aggregate value of One Hundred Fifty Million Dollars ($150,000,000) as described above, with each Pubco Ordinary Share valued at an amount equal to the price at which each of the Company’ ordinary share is redeemed or converted pursuant to the redemption of the Company’s ordinary shares pursuant to the Company’s organizational documents.

For a more detailed description of the Business Combination Agreement, and the transactions contemplated therein, see the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2023.

NOTE 7.    SHAREHOLDER’S EQUITY

Class A Ordinary Shares — The Company is authorized to issue 479,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of September 30, 2023 and December 31, 2022, there were 2,086,874 and 118,125 Class A shares issued and outstanding, respectively.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. As of September 30, 2023 and December 31, 2022, there were one and 1,968,750 Class B ordinary shares outstanding, respectively.

Preference Shares — The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share. As of September 30, 2023 and December 31, 2022, there were no preferred shares outstanding, respectively.

Warrants — The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering (together, the “Warrants”), except that the Private Placement Warrants will be subject to certain restrictions on transfer and entitled to registration rights.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7.    SHAREHOLDER’S EQUITY (cont.)

The Warrants may only be exercised for a whole number of shares. The Private Placement Warrants (including ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable, or salable until 30 days after the completion of our initial Business Combination. Following such period, the Private Placement Warrants (including the ordinary shares issuable upon exercise of the Private Placement Warrants) will be transferable, assignable, or salable, except that the Private Placement Warrants will not trade. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade.

The Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the ninetieth (90th) day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may call the Warrants for redemption, once they become exercisable:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the last reported last sale price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalization, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

If: (i) the Company issues additional ordinary shares or securities convertible into or exercisable or exchangeable for shares of ordinary shares for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary shares, with such issue price or effective issue price to be determined in good faith by the Board (and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by such holder or affiliates, as applicable, prior to such issuance) (the “New Issuance Price”); (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7.    SHAREHOLDER’S EQUITY (cont.)

equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation thereof (net of redemptions); and (iii) the volume weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the Warrant Price shall be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the New Issuance Price and the Redemption Trigger Price ($18.00) shall be adjusted to equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Company accounts for the Public Warrants and the Private Placement Warrants as equity instruments, so long as the Company continues to meet the accounting requirements for equity instruments.

Rights — Each holder of a right included in the unit (the “Right”) will automatically receive one-tenth (1/10) of one share of ordinary shares upon consummation of a Business Combination, except in cases where we are not the surviving company in a business combination, and even if the holder of such Right redeemed all shares of ordinary shares held by it in connection with a Business Combination. No additional consideration will be required to be paid by a holder of a Right in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving company, the definitive agreement will provide for the holders of Rights to receive the same per share consideration the holders of shares of ordinary shares will receive in the transaction on an as-exchanged for ordinary shares basis, and each holder of a Right will be required to affirmatively exchange its Rights in order to receive the 1/10 share underlying each Right (without paying any additional consideration) upon consummation of a Business Combination. More specifically, the Rights holder will be required to indicate its election to exchange the Right for the underlying shares within a fixed period of time after which period the Rights will expire worthless.

Pursuant to the Rights agreement, a Rights holder may exchange Rights only for a whole number of shares of ordinary shares. This means that the Company will not issue fractional shares in connection with an exchange of Rights and Rights may be exchanged only in multiples of 10 Rights (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like). Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law.

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any such funds with respect to their Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Rights, and the Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the Rights. Accordingly, the Rights may expire worthless.

NOTE 8.    SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2023, up through the date the Company issued the financial statements.

On October 4, 2023, the Company completed its transfer of $75,000, received from the Sponsor in September, from the working capital account into the Trust Account to fund the monthly extension fee.

On November 1, 2023, the Company entered into a loan agreement with the Lender in the principal amount of up to $335,000 on an unsecured basis and bearing no interest (the “Sixth Eternal Loan”). The Sixth Eternal Loan was available to be drawn down from November 1, 2023 and its maturity date is the earlier of August 1, 2024 or the date of the initial business combination of the Company.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 8.    SUBSEQUENT EVENTS (cont.)

On November 1, 2023, the Company and the Lender entered into an agreement (“Eternal Loan Amendment”) to amend the Second and Third Eternal Loans to state that the final repayment date of the loans shall be the earlier of March 31, 2024 or the date of the consummation of the initial business combination of the Company and the Fourth Eternal Loan was amended to state that the final repayment date of the loans shall be the earlier of March 31, 2025 or the date of the consummation of the initial business combination of the Company. In addition, the Eternal Loan Amendment requires that in the event that Company does not repay each of the Second Eternal Loan, Third Eternal Loan, Fourth Eternal Loan, and Fifth Eternal Loan within 30 days of the consummation of the initial business combination of the Company, the Company will pay an interest of five percent (5%) per month to the Lender until the date of repayment of each loan.

On November 3, 2023, the Company and the Lender entered into an agreement (“Extension Note Amendment”) to amend the Extension Note to state that if principal balance pursuant to the Extension note is not paid to the Lender within five business days of the maturity date of the loan, interest shall accrue on the unpaid principal balance of the Extension Note at a rate of five percent (5%) per month until the Extension Note is fully repaid.

NOTE 9.    EVENTS SUBSEQUENT TO THE DATE OF THE FORM 10-Q FILED ON NOVEMBER 14, 2023

On December 30, 2023, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with ClimateRock Holdings Limited, a Cayman Islands exempted company (“Pubco”), ClimateRock Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), and GreenRock Corp, a Cayman islands exempted company (“GreenRock”).

On November 29, 2023, the Company notified GreenRock that the Company has elected to terminate the Agreement effective immediately, pursuant to Section 9.1(b) and 9.2 thereof, since the conditions to the closing of the initial business combination were not satisfied or waived by the outside date of September 30, 2023 (the “Termination”). As a result, the Agreement is of no further force and effect, except for certain specified provisions in the Agreement, which shall survive the Termination and remain in full force and effect in accordance with their respective terms. The Company intends to seek alternative ways to consummate an initial business combination.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of ClimateRock

Opinion on the Financial Statements

We have audited the accompanying balance sheets of ClimateRock (the “Company”) as of December 31, 2022 and 2021, and the related statements of operations, changes in shareholders’ (deficit) equity, and cash flows for the year ended December 31, 2022 and for the period from December 6, 2021 (inception) to December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from December 6, 2021 (inception) to December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue and has incurred and expects to continue to incur significant costs in pursuit of its financing and business combination plans. The Company’s cash and working capital as December 31, 2022 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2022.

New York, New York

February 17, 2023

CLIMATEROCK
BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash	$411,711	$—
Prepaid expenses	106,542	—
Deferred offering costs	—	83,343
Cash and cash equivalents held in trust account	81,039,102	—
Total current assets	81,557,355	83,343
Total assets	$81,557,355	$83,343

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accrued liabilities	$1,005,720	$—
Loan payable – related party	480,000	63,073
Deferred underwriting commission payable	2,362,500	—
Total current liabilities	3,848,220	63,073
TOTAL LIABILITIES	$3,848,220	$63,073

COMMITMENTS AND CONTINGENCIES
Class A common stock, $0.0001 par value, subject to possible redemption. 7,875,000 shares at redemption value of $10.29 per share, including dividends earned in trust account	$81,039,102	$—
Total commitments and contingencies	81,039,102	—

SHAREHOLDERS’ (DEFICIT) EQUITY
Class A ordinary shares, $0.0001 par value; 479,000,000 shares authorized; 118,125 issued and outstanding (excluding 7,875,000 shares subject to possible redemption as of December 31, 2022)	$12	$—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 1,968,750 and 2,156,250 issued and outstanding as of December 31, 2022 and December 31, 2021, respectively(1)	197	216
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	—	24,784
Accumulated deficit	(3,330,176)	(4,730)
Total shareholders’ (deficit) equity	$(3,329,967)	$20,270
TOTAL LIABILITIES, COMMITMENTS AND CONTINGENCIES, AND SHAREHOLDERS’ (DEFICIT) EQUITY	$81,557,355	$83,343

____________

(1)      The number of ordinary shares issued and outstanding at December 31, 2021 includes an aggregate of up to 281,250 shares of non-redeemable Founder Shares that are subject to forfeiture if the underwriter does not exercise the over-allotment option. In connection with the closing of the initial public offering and the underwriter’s partial exercise of over-allotment option on May 2, 2022, 93,750 of the Founder Shares were no longer subject to forfeiture, and 187,500 of the Founder Shares were forfeited.

CLIMATEROCK
STATEMENTS OF OPERATIONS

	For the Year ended December 31, 2022	For the Period from December 6, 2021 (inception) through December 31, 2021
Operating expenses
Formation and operating costs	$1,768,147	$4,730
Net loss from operations	(1,768,147)	(4,730)

Other income (loss)
Unrealized income on trust account	1,107,852	—
Unrealized foreign exchange loss	(15,579)	—
Total other income	1,092,273	—
Net loss for the year/period	$(675,874)	$(4,730)

Basic and diluted weighted average shares outstanding
Redeemable ordinary shares, basic and diluted	5,264,384	—
Non-redeemable ordinary shares, basic and diluted	2,016,637	144,232
Net income per redeemable ordinary share, basic and diluted	$0.64	$—
Net loss per non-redeemable ordinary share, basic and diluted	$(1.99)	$(0.03)

CLIMATEROCK
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2022 AND THE PERIOD FROM DECEMBER 6, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	CLASS A ORDINARY		CLASS B ORDINARY		PREFERENCE SHARES		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL SHAREHOLDERS’ EQUITY
	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT
Balances – December 6, 2021 (inception)	—	$—	—	$—	—	$—	$—	$—	$—
Issuance of shares to Sponsor(1)	—	—	2,156,250	216	—	—	24,784	—	25,000
Net loss	—	—	—	—	—	—	—	(4,730)	(4,730)
Balances – December 31, 2021	—	$—	2,156,250	$216	—	$—	$24,784	$(4,730)	$20,270
Forfeiture of 187,500 Class B ordinary shares by initial shareholder	—	—	(187,500)	(19)	—	—	19	—	—
Sale of 7,875,000 units at $10 per unit in the initial public offering, including over-allotment, net of underwriters’ discount and offering expenses	7,875,000	788	—	—	—	—	73,655,270	—	73,656,058
Issuance of 118,125 underwriter shares, including over-allotment	118,125	12	—	—	—	—	946,169	—	946,181
Sale of 3,762,500 warrants in private placement	—	—	—	—	—	—	3,762,500	—	3,762,500
Adjustment to increase Class A ordinary shares subject to possible redemption to maximum redemption value	(7,875,000)	(788)	—	—	—	—	(78,388,742)	(2,649,572)	(81,039,102)
Net loss	—	—	—	—	—	—	—	(675,874)	(675,874)
Balances – December 31, 2022	118,125	$12	1,968,750	$197	—	$—	$—	$(3,330,176)	$(3,329,967)

____________

(1)      The number of ordinary shares issued and outstanding at December 31, 2021 includes an aggregate of up to 281,250 shares of non-redeemable Founder Shares that are subject to forfeiture if the underwriter does not exercise the over-allotment option. In connection with the closing of the initial public offering and the underwriter’s partial exercise of over-allotment option on May 2, 2022, 93,750 of the Founder Shares were no longer subject to forfeiture, and 187,500 of the Founder Shares were forfeited.

CLIMATEROCK

STATEMENTS OF CASH FLOWS

	For the Year ended December 31, 2022	For the Period from December 6, 2021 (inception) through December 31, 2021
Cash flows from operating activities
Net loss	$(675,874)	$(4,730)
Adjustment to reconcile net loss to net cash in operating activities:
Unrealized income received in trust account	(1,107,852)	—
Unrealized foreign exchange loss	15,579	—
Formation and operating costs paid by related party	—	4,730
Changes in operating assets and liabilities:
Accrued liabilities, excluding unrealized foreign exchange loss	990,141	—
Prepaid expenses	(106,542)	—
Net cash used in operating activities	$(884,548)	$—

Cash flows from investing activities:
Cash deposited in trust account	(79,931,250)	—
Net cash used in investing activities	$(79,931,250)	$—

Cash flows from financing activities:
Proceed from related party loan	485,150	—
Repayment of related party loans	(217,641)	—
Proceeds from sale of units in the initial public offering, including over-allotment	78,750,000	—
Payment of underwriting fee and other offering costs	(1,552,500)	—
Proceeds from sale of warrants in private placement	3,762,500	—
Net cash provided by financing activities	$81,227,509	$—

Net increase in cash	$411,711	$—
Cash – beginning of the period	—	—
Cash – end of the period	$411,711	$—

Non-cash investing and financial activities:
Deferred offering costs paid by related party	$149,418	$83,343
Deferred underwriting commission charged to additional paid in capital	2,362,500	—
Allocation of offering costs to Class A ordinary shares subject to redemption	304,011	—
Issuance of representative shares	946,181	—
Initial value of public shares subject to possible redemption	71,851,500	—
Reclassification of offering costs related to public shares	(4,647,702)	—
Remeasurement adjustment on public shares subject to possible redemption	13,835,304	—
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares which are deemed to be a repayment to a related party	—	25,000

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1.    DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

ClimateRock (the “Company”) is a Cayman Islands exempted company incorporated as a blank check company on December 6, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company focuses on opportunities in climate change, environment, renewable energy and emerging, clean technologies.

At December 31, 2022, the Company had not yet commenced operations. All activity through December 31, 2022 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, and post-offering activities in search for a target to consummate a Business Combination. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on April 27, 2022. On May 2, 2022, the Company consummated its Initial Public Offering of 7,875,000 units (“Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit, including 375,000 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option, generating gross proceeds of $78,750,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 3,762,500 warrants (“Private Placement Warrants”) at a price of $1.00 per warrant to the Company’s sponsor, U.N. SDG Support LLC, a Delaware limited liability company (“Sponsor”), generating gross proceeds of $3,762,500 (see Note 4).

Offering costs amounted to $5,093,930, consisting of $1,181,250 of underwriting fees, $2,362,500 of deferred underwriting commissions payable (which are held in the Trust Account as defined below), $946,169 of Representative Shares (see Note 6), and $604,011 of other offering costs. As described in Note 6, the $2,362,500 of deferred underwriting commissions payable is contingent upon the consummation of a Business Combination, subject to the terms of the underwriting agreement.

Upon the closing of the Initial Public Offering and Private Placement, $79,931,250 of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a trust account (the “Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, or the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

At December 31, 2022, the Company had $411,711 in cash held outside of the Trust Account. The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act.

The Company will provide holders of its Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1.    DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially approximately $10.15 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to public shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6).

The Company will have until 12 months from the closing of the Initial Public Offering to consummate an initial Business Combination. However, if the Company anticipates that it may not be able to consummate the initial Business Combination within 12 months, it may extend the period of time to consummate a Business Combination by two additional 3-month periods (for a total of up to 18 months) without submitting proposed extensions to its shareholders for approval or offering its public shareholders redemption rights in connection therewith. The Company’s sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $787,500 ($0.10 per share) on or prior to the date of the applicable deadline for each additional three month period. Any such payments would be made in the form of a loan, non-interest bearing and payable upon the consummation of the initial Business Combination.

Going concern and management’s plan

As of December 31, 2022, the Company has a cash balance of $411,711 and a working capital deficit of $967,467 excluding the cash currently held in the Trust Account and the deferred compensation payable upon consummation of a Business Combination. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the issuance date of the financial statements. Prior to consummation of a Business Combination, the Company has the ability to secure additional funding from the Sponsor or other related parties. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within 12 months (or 18 months, as applicable) (the “Combination Period”). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

The accompanying financial statements for the year ended December 31, 2022 have been prepared in accordance with GAAP and with the instructions for annual reports on Form 10-K and Regulation S-X. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included.

Cash and cash equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 2022 and December 31, 2021, the Company had a cash balance of $411,711 and $0 in its working capital account, respectively.

Cash and cash equivalents in Trust Account

Upon the closing of the Initial Public Offering and Private Placement, $79,931,250 was placed into the Trust Account with J.P. Morgan Asset Management.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The funds held in the Trust Account can be invested in United States government treasury bills, notes or bonds having a maturity of 180 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of the consummation of its first business combination and the Company’s failure to consummate a business combination within the Combination Period.

The Company’s cash and cash equivalents held in the Trust Account are classified as cash equivalents. Gains and losses resulting from the change in the balance of the cash and cash equivalents held in Trust Account are included in income on trust account in the accompanying statements of operations.

At December 31, 2022, the Company had $81,039,102 held in the Trust Account, including $1,107,852 dividends earned on cash and cash equivalents held in Trust Account in the year ended December 31, 2022.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, the actual results could differ significantly from those estimates.

Deferred offering costs

The Company complies with the requirements of the Financial Accounting Standard Board (the “FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offerings.” Offering costs, consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering, were charged to shareholders’ equity upon the completion of the Initial Public Offering. As of December 31, 2021, deferred offering costs amounted to $83,343 and consisted of legal, accounting, and underwriting fees. Upon consummation of the Initial Public Offering on May 2, 2022, total offering costs related to the Initial Public Offering were $5,093,930, and was allocated between the Public Shares, public warrants and public rights based on their relative fair values at the date of issuance. Accordingly, $4,647,702 was allocated to the Public Shares and charged to temporary equity (see Note 3).

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Ordinary shares subject to possible redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero. Accordingly, ordinary shares subject to possible redemption are presented at redemption value (plus any interest earned and/or dividends on the Trust Account) as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net income (loss) per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less interest income in trust account less any dividends paid. We then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders. At December 31, 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The net income (loss) per share presented in the condensed statement of operations is based on the following:
	Year ended December 31, 2022	For the Period from December 6, 2021 (inception) through December 31, 2021
Net loss	$(675,874)	$(4,730)
Accretion of temporary equity to redemption value	(12,727,452)	—
Net loss including accretion of temporary equity to redemption value	$(13,403,326)	$(4,730)
Less: Income on trust account to be allocated to redeemable shares	1,107,852	—
Net loss excluding income on trust account	$(14,511,178)	$(4,730)
	Year ended December 31, 2022
	Redeemable shares	Non-redeemable shares
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including accretion of temporary equity and excluding income on trust account	$(10,491,992)	$(4,019,186)
Income on trust account	1,107,852	—
Accretion of temporary equity to redemption value	12,727,452	—
Allocation of net income (loss)	$3,343,312	$(4,019,186)

Denominators:
Weighted-average shares outstanding	5,264,384	2,016,637
Basic and diluted net income (loss) per share	$0.64	$(1.99)
Period from December 6, 2021 (inception) through December 31, 2021
Non-redeemable shares
Basic and diluted net loss per share:
Numerators:
Allocation of net loss including accretion of temporary equity and excluding income on trust account	$(4,730)
Allocation of net loss	$(4,730)

Denominators:
Weighted-average shares outstanding	144,232
Basic and diluted net loss per share	$(0.03)

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 825, “Financial Instruments” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3.    INITIAL PUBLIC OFFERING

On May 2, 2022, the Company consummated its Initial Public Offering of 7,875,000 Units, including 375,000 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $78,750,000.

Each unit consists of one Class A ordinary share, one-half of one redeemable warrant and one right. Each whole warrant entitles the holder thereof to purchase one ordinary share for $11.50 per share, subject to certain adjustment. Each right entitles the holder to receive one-tenth of one ordinary share upon consummation of the Company’s initial Business Combination (see Note 7).

All of the 7,875,000 Public Shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation, or in connection with the Company’s liquidation. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS

NOTE 3.    INITIAL PUBLIC OFFERING (cont.)

As of December 31, 2022, the Class A ordinary shares reflected on the balance sheet are reconciled in the following table.

As of December 31, 2022
Gross proceeds	$78,750,000
Less:
Proceeds allocated to public warrants and public rights	(6,898,500)
Offering costs of public shares	(4,647,702)
Plus:
Accretion of carrying value to redemption value	13,835,304
Ordinary shares subject to possible redemption	$81,039,102

NOTE 4.    PRIVATE PLACEMENT

On May 2, 2022, the Company sold 3,762,500 Private Placement Warrants, including 112,500 Private Placement Warrants that were issued pursuant to the underwriters’ partial exercise of the over-allotment option, at $1.00 per warrant, generating gross proceeds of $3,762,500 in the Private Placement. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. A portion of the net proceeds from the Private Placement was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

NOTE 5.    RELATED PARTY TRANSACTIONS

Founder Shares

On December 30, 2021, the Company issued 2,156,250 of its Class B ordinary shares to the Sponsor (the “Founder Shares”) for $25,000 at a par value of $0.0001, which included an aggregate of up to 281,250 Class B ordinary shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 6). The Sponsor had paid $25,000 in exchange for the shares through a related party before December 31, 2021.

Since the underwriters partially exercised the over-allotment option in respect of 375,000 Units and, as agreed with the Company, the underwriters waived their right to further exercise the option (see Note 6), a total of 93,750 of the Founder Shares were no longer subject to forfeiture on May 2, 2022, and 187,500 of the Founder Shares were forfeited, resulting in an aggregate of 1,968,750 Founder Shares issued and outstanding.

Loans with related party

The Company agreed to borrow up to $500,000 from Eternal B.V., an affiliate of the Company through common ownership (the “Lender”), to be used for the payment of costs related to the Initial Public Offering (the “Loan”). Pursuant to the loan agreement and its subsequent amendments, the Loan was non-interest bearing, unsecured and was due on the closing of the Initial Public Offering. As of December 31, 2021, the outstanding balance of loan payable to the affiliate was $63,073, and no interest was accrued. The Loan expired on May 2, 2022 and was fully repaid to the affiliate on June 2, 2022.

On September 21, 2022, the Company entered into a loan agreement with the Lender in the principal amount of up to $180,000, on an unsecured basis and bearing no interest (the “Second Eternal Loan”). The Second Eternal Loan is available to be drawn down from September 21, 2022 to March 31, 2023 and its maturity date is March 31, 2024. As of December 31, 2022, the outstanding balance of the Second Eternal Loan was $180,000 and no interest was accrued.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS

NOTE 5.    RELATED PARTY TRANSACTIONS (cont.)

On November 12, 2022, the Company entered into an additional loan agreement with the Lender. in the principal amount of up to $300,000, on an unsecured basis and bearing no interest (the “Third Eternal Loan”). The Third Eternal Loan is available to be drawn down from November 12, 2022 to March 31, 2023 and its maturity date is March 31, 2024. As of December 31, 2022, the outstanding balance of the Third Eternal Loan was $300,000 and no interest was accrued.

Administrative Service Fee

The Company entered into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor on April 27, 2022 whereby the Sponsor will perform certain services for the Company for a monthly fee of $10,000. On May 2, 2022, the Sponsor entered into an assignment agreement with Gluon Group, an affiliate of the Company, to provide the services detailed in the Administrative Service Agreement. An officer of the Company owns 505 shares of Gluon Group and serves as managing partner. As of December 31, 2022, $30,925 has been paid to Gluon Group for such services and an additional $70,299 has been accrued.

Advisory Services

On September 21, 2022, the Company entered into an agreement (the “Letter Agreement”) with Gluon Partners LLP (“Gluon”) to pay a fee (the “Transaction Success Fee”) upon completion of one or more successful transactions. The Company will pay Gluon $500,000 upon completion of one or more transactions with an aggregate purchase price of less than $400,000,000; and, an additional $500,000 upon completion of one or more transactions with an aggregate purchase price of more than $400,000,000. This means the total remuneration for transactions with a purchase price more than $400,000,001 would be $1,000,000. The transactions purchase price will correspond to the price paid to the sellers of the applicable target, including cash, debt, and equity funded payments. Each Transaction Success Fee will be payable upon consummation of the applicable transaction, regardless of (i) the calendar for the payment of the purchase price, (ii) how the purchase price is funded, (iii) any deferred payment subsequent to consummation of the transaction, or (iv) any adjustments to the price of the transaction subsequent to consummation. Following payment of Transaction Success Fee, any accrued fees payable to the Gluon Group by the Company will be waived.

On October 5, 2022, the Company and Gluon agreed to lower the Transaction Success Fee to a total payment of $250,000 upon successful completion of one of more transactions with an aggregate purchase price equal or more than $400,000,000.

In addition, the Letter Agreement was amended to entitle Gluon, with respect to any financing undertaken by the Company introduced by Gluon during the term of the Letter Agreement, to the following fees: (i) for a financing involving an issuance of the Company’s senior, subordinated and/or mezzanine debt securities, a cash fee payable at any closing equal to two percent (2.0%) of the gross proceeds received by the Company at such closing; (ii) for a financing involving equity, equity-linked or convertible securities, a cash fee payable at each closing equal to five percent (5.0%) of the gross proceeds received by the Company at such closing.

In addition to the Transaction Success Fee, the Company agreed to pay Gluon Group for any reasonable and documented out-of-pocket expenses incurred in connection with providing the services for the transactions. In the event of a successful initial business combination, Gluon also agreed to waive any accrued fees owed by the Company.

NOTE 6.    COMMITMENTS AND CONTINGENCIES

Registration rights

The holders of the Founder Shares and Private Placement Warrants are entitled to registration rights pursuant to a registration rights agreement signed on April 27, 2022. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS

NOTE 6.    COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting agreement

On October 21, 2021, the Company engaged Maxim Group LLC (“Maxim”) as its underwriter. The Company granted the underwriters a 45-day option until June 11, 2022 to purchase up to 1,125,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On May 2, 2022, the underwriters partially exercised this option in respect of 375,000 Units and, as agreed with the Company, the underwriters waived their right to further exercise the option on May 5, 2022.

The underwriters were entitled to an underwriting discount of $0.45 per unit, or $3,543,750 in the aggregate, of which $0.15 per unit, or $1,181,250 was paid upon the closing of the Initial Public Offering. Of the $0.45 discount, the underwriters were entitled to a deferred underwriting commission of  $0.30 per unit, or $2,362,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

In addition to the underwriting discount, the Company has agreed to pay or reimburse the underwriters for travel, lodging and other “road show” expenses, expenses of the underwriters’ legal counsel and certain diligence and other fees, including the preparation, binding and delivery of bound volumes in form and style reasonably satisfactory to the representative, transaction Lucite cubes or similar commemorative items in a style as reasonably requested by the representative, and reimbursement for background checks on our directors, director nominees and executive officers, which such fees and expenses are capped at an aggregate of $125,000 (less amounts previously paid). The $125,000 was paid out of the proceeds of the Initial Public Offering on May 2, 2022.

Representative Shares

The Company has issued to Maxim and/or its designees, 118,125 shares of Class A ordinary shares upon the consummation of the Initial Public Offering (the “Representative Shares”). The Company accounted for the Representative Shares as an offering cost associated with the Initial Public Offering, with a corresponding credit to shareholder’s equity. The Company estimated the fair value of Representative Shares to be $946,181. Maxim has agreed not to transfer, assign, or sell any such shares until the completion of the Business Combination. In addition, Maxim has agreed: (i) to waive its redemption rights with respect to such shares in connection with the completion of the Business Combination; and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its Business Combination within the Combination Period.

The shares have been deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement for the Initial Public Offering pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following April 27, 2022, nor may they be sold, transferred, assigned, pledged, or hypothecated for a period of 180 days immediately following April 27, 2022 except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Subject to certain conditions, the Company granted Maxim, for a period beginning on May 2, 2022 and ending 12 months after the date of the consummation of the Business Combination, a right of first refusal to act as book-running managing underwriter or placement agent for any and all future public and private equity, equity-linked, convertible and debt offerings for the Company or any of its successors or subsidiaries. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from April 27, 2022.

Transaction Expenses

On August 17, 2022, the Company entered into an agreement (the “Letter Agreement”) with Maxim to pay a fee (the “Success Fee”) upon completion of one or more successful transactions. On October 3, 2022, the Company amended its agreement with Maxim (the “Amendment”). The amendment states that the Company shall pay to Maxim, upon Closing of such Transaction(s), a fee based upon the amount of cash the Company has in Trust

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS

NOTE 6.    COMMITMENTS AND CONTINGENCIES (cont.)

immediately prior to consummation of the Transaction and/or contributed to the Transaction. If the amount of such cash is less than $50,000,000, Maxim’s fee shall be equal to $200,000 in cash and an additional $150,000 of common stock of the post-Transaction Company (the “Common Stock”). If the amount of such cash is equal to or greater than $40 million, the success shall be $500,000 cash. If the amount of such cash is equal to or greater than $75 million, the Success fee shall be $500,000 cash an additional $500,000 payable in either cash or Common Stock, at the option of the Company. The Common Stock shall be issued to Maxim Partners LLC, shall be valued at the same price per share/exchange ratio as in the definitive Transaction documentation, and it shall have unlimited piggyback registration rights. The Success Fee shall be paid upon the consummation of the Transaction.

On July 11, 2022, the Company entered into an agreement (the “Letter Agreement”) with ALANTRA Corporate Finance, S.A.U. (“ALANTRA”) and U.N. SDG Support Holdings LLC (“Sponsor Entity”). On October 3, 2022, the Company amended its agreement with ALANTRA. The Company will pay ALANTRA a retainer of $15,000 at signing of the engagement letter and $20,000 per month that is due and payable on the last day of each month for a maximum period of five months. Should the aggregated Transaction value be above $400,000,000, the retainer fee will increase up to $40,000 per month with the same maximum five-month period for the payment of any retainer fee.

The Company will also have transactions fees (“Transaction Success Fee”), if a Transaction which is introduced by ALANTRA, or by another institution to which no fees are due by the Company (e.g. an institution acting on behalf of a Target) is Completed (as defined below) the following remuneration will be due to ALANTRA as a remuneration for its services.

•        $1,600,000 payable by the Company

•        $1,600,000 payable by or on behalf of the Sponsor Entity

If a transaction is Completed in North America, Asia, or Africa which is not introduced by ALANTRA and such Transaction requires an introductory, coadvisory, or similar fee due by the Company, the Company shall pay ALANTRA a Transaction Success Fee in the form of:

•        For the first $300,000,000 of aggregated value of the Transaction, 0.85% of each Transaction purchase price

•        For the aggregated value of the Transaction above the first $300,000,000, 0.4% of each Transaction purchase price

Notwithstanding the above, it is agreed that the Transaction Success Fee will be subject to a minimum of Euro 1,000,000.

Each Transaction Success Fee shall be payable upon consummation of the applicable Transaction (i.e. when the transaction is closed, following fulfillment, if applicable, of conditions precedent) regardless of (i) the calendar for the payment of the price, (ii) how the purchase price is funded, (iii) and any deferred payment subsequent to consummation of the Transaction, or (iv) any adjustment to the price of the Transaction subsequent to consummation (“Completion”).

Business Combination Agreement

On October 6, 2022, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with ClimateRock Holdings Limited, a Cayman Islands exempted company (“Pubco”), ClimateRock Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), and E.E.W. Eco Energy World PLC, a company formed under the laws of England and Wales (the “GreenRock”).

The total consideration to be offered by Pubco to the holders of GreenRock securities (each, a “Seller”) shall be a number of ordinary shares of Pubco (the “Pubco Ordinary Shares”) with an aggregate value equal to Six Hundred Fifty Million U.S. Dollars ($650,000,000), with each Pubco Ordinary Share valued at an amount equal to the price at which each ClimateRock ordinary share is redeemed or converted pursuant to the redemption of ClimateRock’s ordinary

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS

NOTE 6.    COMMITMENTS AND CONTINGENCIES (cont.)

shares pursuant to ClimateRock’s organizational documents (the “Redemption Price”). For a more detailed description of the Business Combination Agreement and the transactions contemplated therein, see the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2022 (the “Form 8-K”).

NOTE 7.    SHAREHOLDER’S EQUITY

Class A Ordinary Shares — The Company is authorized to issue 479,000,000 Class A ordinary shares with a par value of  $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2022 and December 31, 2021, there were 118,125 and zero Class A shares issued and outstanding, respectively.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of  $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. As of December 31, 2022 and December 31, 2021, there were 1,968,750 and 2,156,250 Class B ordinary shares outstanding, respectively. As of December 31, 2021, the Class B ordinary shares outstanding included an aggregate of up to 281,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6). Since the underwriters partially exercised the over-allotment option in respect of 375,000 Units and, as agreed with the Company, the underwriters waived their right to further exercise the option (see Note 6), a total of 93,750 of the Founder Shares were no longer subject to forfeiture on May 2, 2022, and 187,500 of the Founder Shares were forfeited, resulting in an aggregate of 1,968,750 Founder Shares issued and outstanding.

Preference Shares — The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share. As of December 31, 2022 and December 31, 2021, there were no preferred shares outstanding.

Warrants —  The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering (together, the “Warrants”), except that the Private Placement Warrants will be subject to certain restrictions on transfer and entitled to registration rights.

The Warrants may only be exercised for a whole number of shares. The Private Placement Warrants (including ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable, or salable until 30 days after the completion of our initial Business Combination. Following such period, the Private Placement Warrants (including the ordinary shares issuable upon exercise of the Private Placement Warrants) will be transferable, assignable, or salable, except that the Private Placement Warrants will not trade. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade.

The Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the ninetieth (90th) day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS

NOTE 7.    SHAREHOLDER’S EQUITY (cont.)

The Company may call the Warrants for redemption, once they become exercisable:

•        in whole and not in part;

•        at a price of  $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the last reported last sale price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalization, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

If: (i) the Company issues additional ordinary shares or securities convertible into or exercisable or exchangeable for shares of ordinary shares for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary shares, with such issue price or effective issue price to be determined in good faith by the Board (and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by such holder or affiliates, as applicable, prior to such issuance) (the “New Issuance Price”); (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation thereof (net of redemptions); and (iii) the volume weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the Warrant Price shall be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the New Issuance Price and the Redemption Trigger Price ($18.00) shall be adjusted to equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Company accounts for the Public Warrants and the Private Placement Warrants as equity instruments, so long as the Company continues to meet the accounting requirements for equity instruments.

Rights — Each holder of a right included in the unit (the “Right”) will automatically receive one-tenth (1/10) of one share of ordinary shares upon consummation of a Business Combination, except in cases where we are not the surviving company in a business combination, and even if the holder of such Right redeemed all shares of ordinary shares held by it in connection with a Business Combination. No additional consideration will be required to be paid by a holder of a Right in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving company, the definitive agreement will provide for the holders of Rights to receive the same per share consideration the holders of shares of ordinary shares will receive in the transaction on an as-exchanged for ordinary shares basis, and each holder of a Right will be required to affirmatively exchange its Rights in order to receive the 1/10 share underlying each Right (without paying any additional consideration) upon consummation of a Business Combination. More specifically, the Rights holder will be required to indicate its election to exchange the Right for the underlying shares within a fixed period of time after which period the Rights will expire worthless.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS

NOTE 7.    SHAREHOLDER’S EQUITY (cont.)

Pursuant to the Rights agreement, a Rights holder may exchange Rights only for a whole number of shares of ordinary shares. This means that the Company will not issue fractional shares in connection with an exchange of Rights and Rights may be exchanged only in multiples of 10 Rights (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like). Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law.

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any such funds with respect to their Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Rights, and the Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the Rights. Accordingly, the Rights may expire worthless.

NOTE 8.    SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2022, up through the date the Company issued the financial statements.

On January 29, 2023, the Company entered into a loan agreement with the Lender in the principal amount of up to $50,000, on an unsecured basis and bearing no interest (the “Fourth Eternal Loan”). The Fourth Eternal Loan is available to be drawn down from January 29, 2023 to March 31, 2023, and its maturity date is January 31, 2025.

NOTE 9.    EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE AUDITOR’S INDEPENDENT REPORT

On December 30, 2023, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with ClimateRock Holdings Limited, a Cayman Islands exempted company (“Pubco”), ClimateRock Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), and GreenRock Corp, a Cayman islands exempted company (“GreenRock”).

On November 29, 2023, the Company notified GreenRock that the Company has elected to terminate the Agreement effective immediately, pursuant to Section 9.1(b) and 9.2 thereof, since the conditions to the closing of the initial business combination were not satisfied or waived by the outside date of September 30, 2023 (the “Termination”). As a result, the Agreement is of no further force and effect, except for certain specified provisions in the Agreement, which shall survive the Termination and remain in full force and effect in accordance with their respective terms. The Company intends to seek alternative ways to consummate an initial business combination.

On November 3, 2023, the Company issued an amended and restated promissory note (the “Amended and Restated Extension Note”) to amend and restate the Extension Note to state that if principal balance pursuant to the Extension Note is not paid to the Sponsor within five business days of the maturity date of the loan, interest shall accrue on the unpaid principal balance of the Extension Note at a rate of five percent (5%) per month until the Extension Note is fully repaid.

On November 1, 2023, the Company and the Lender entered into an agreement (the “Eternal Loan Amendment”) to amend the Second and Third Eternal Loans to state that the final repayment date of the loans shall be the earlier of March 31, 2024 or the date of the consummation of the initial Business Combination of the Company and the Fourth Eternal Loan was amended to state that the final repayment date of the loans shall be the earlier of March 31, 2025 or the date of the consummation of the initial Business Combination of the Company. In addition, the Eternal Loan Amendment requires that in the event that Company does not repay each of the Second Eternal Loan, Third Eternal Loan, Fourth Eternal Loan, and Fifth Eternal Loan within 30 days of the consummation of the initial business combination of the Company, the Company will pay an interest of five percent (5%) per month to the Lender until the date of repayment of each loan.

CLIMATEROCK
NOTES TO THE FINANCIAL STATEMENTS

NOTE 9.    EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE AUDITOR’S INDEPENDENT REPORT (cont.)

On November 1, 2023, the Company entered into a loan agreement with the Lender in the principal amount of up to $335,000 on an unsecured basis and bearing no interest (the “Sixth Eternal Loan”). The Sixth Eternal Loan was available to be drawn down from November 1, 2023 and its maturity date is the earlier of August 1, 2024 or the date of the initial Business Combination of the Company.

On July 31, 2023, the Company amended and restated its Business Combination Agreement (the “Agreement”) dated October 6, 2022 with ClimateRock Holdings, Limited, ClimateRock, and ClimateRock Merger Sub Limited. The Agreement was extended to December 31, 2023. A significant update to this Agreement related to the contingent earn out being amended to USD $150,000,000 in shares based on the achievement of a 2023 revenue milestone of USD $52,000,000.

On May 2, 2023, the Company issued a promissory note (the “Extension Note”) in the aggregate principal amount of $900,000 to the Sponsor, which will be deposited into the Trust Account in monthly installments for the benefit of each Public Share that was not redeemed in connection with the Extension Amendment. The Sponsor agreed to pay $75,000 per month that the board of directors decides to take to complete an initial business combination, commencing on May 2, 2023 and continuing through May 2, 2024 (or such earlier date as determined by the Company’s board of directors in its sole discretion. On May 8, 2023, the first installment was deposited into the Trust Account. The Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the initial business combination, and (b) the date of the Company’s liquidation.

On April 27, 2023, the Company held an extraordinary general meeting of shareholders (the “Meeting”) and approved, among other things, an amendment to the Company’s amended and restated memorandum and articles of association to (i) extend the date by which the Company would be required to consummate a business combination from November 2, 2023 (assuming the Sponsor was to have effected and paid extensions as described in the definitive proxy statement as filed with the SEC on April 11, 2023) to May 2, 2024 (or such earlier date as determined by the Company’s board of directors in its sole discretion) (the “the Extension Amendment”) and (ii) to permit its board of directors, in its sole discretion, to elect to wind up the Company’s operations on, or on an earlier date than May 2, 2024 (including prior to May 2, 2023). In Connection with the Meeting, shareholders holding 5,297,862 Class A ordinary shares issued in the Company’s Initial Public Offering exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $55,265,334 (approximately $10.43 per share) will be removed from the Company’s Trust Account to pay such holders.

On April 12, 2023, the Company entered into a loan agreement with Eternal for a loan facility in the principal amount of up to $500,000, on an unsecured basis and bearing no interest (the “Fifth Eternal Loan”). The Fifth Eternal Loan is available to be drawn down in four installments: $150,000 on April 12, 2023, $125,000 on May 3, 2023, $125,000 on June 3, 2023, and $100,000 on July 3, 2023. The maturity date of the loan is the earlier of May 1, 2024 or the date of the consummation of the initial business combination of the Company.

On March 31, 2023, the Sponsor elected to convert 1,968,749 Class B ordinary shares to class A ordinary shares of the Company, on a one-for-one basis. These conversion shares are subject to the same restrictions as applied to the Class B ordinary shares before the conversion, including among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s Initial Public Offering. The Holders of these conversion shares have no rights to funds in the Trust account. Following the conversion, the Sponsor owns 1,968,749 Class A ordinary shares and one Class B ordinary share.

On March 30, 2023, the Maxim Letter Agreement was amended (“Amendment No. 4”) to state that the Company will owe a cash fee payable, at each closing of the Alliance Global Partners equity or equity-linked offering in connection with the contemplated Initial Business Combination with GreenRock, equal to one percent (1%) of the gross proceeds received by GreenRock or its related entities at such closing.

GREENROCK CORP
BALANCE SHEET

	Note	30 June 2023	31 December 2022
Assets
Non-current assets
Intangible assets, net	6	€40,497	€26,417
Goodwill	6	51,761	50,130
Investments	7	—	—
Operating lease assets, net	6	3,089,878	3,183,185
Property, plant and equipment, net	6	16,623,420	16,960,457
Non-current related party receivables		142,304	142,304
Total non-current assets		19,947,860	20,362,493

Current assets
Trade and other receivables	10	7,014,407	6,328,619
Inventories		352,613	341,499
Cash and cash equivalent		3,265,210	3,908,453
Total current assets		10,632,230	10,661,168

Total assets		€30,580,090	€31,023,661

Equity & liabilities
Equity
Called up share capital	14	€1,164	€1,128
Share premium account	14	9,990	9,675
Subscribed capital	14	69,513	69,513
Reserve	14	3,719,775	3,719,775
Ordinary shares	14	118	100
Retained profit		1,737,666	2,612,312
Total equity attributable to parent company		5,538,226	6,412,503
Non-controlling interests		12,508	12,114

Non-current liabilities
Other non-current provisions	11	367,401	363,503
Non-current financial liabilities	11	16,475,067	15,708,192
Total non-current liabilities		16,842,468	16,071,695

Current liabilities
Other current provisions	11	97,000	99,000
Current financial liabilities	11	3,402,586	3,258,720
Trade and other payables	11	4,650,619	4,810,694
Other current liabilities	11	36,683	358,935
Total current liabilities		8,186,888	8,527,349

Total liabilities		25,029,356	24,599,044

Total liabilities and equity		€30,580,090	€31,023,661

The accompanying notes are an integral part of these consolidated financial statements.

GREENROCK CORP
INCOME STATEMENT

	Note	Six Months ended 30 June
		2023	2022
Revenue	3	€2,278,274	€4,152,159
Costs of sales	3	(715,071)	(912,173)
Gross profit		1,563,203	3,239,986

Administrative expenses		(1,621,831)	(1,824,656)
Depreciation/amortisation	7	(462,898)	(365,564)
Other operating expenses, net		(106,029)	(151,990)
Operating (loss) profit		(627,555)	897,776
Interest and similar expenses	5	(239,805)	(189,758)
(Loss) profit before taxation		(867,360)	708,018
Tax on (loss) profit		—	—
(Loss) profit for the period		€(867,360)	€708,018

(Loss) profit for the period attributable to:
Owners of parent company		(867,360)	708,018
Non-controlling interests		—	—
		€(867,360)	€708,018

The accompanying notes are an integral part of these consolidated financial statements.

GREENROCK CORP
STATEMENTS OF COMPREHENSIVE INCOME

	Note	Six Months ended 30 June,
		2023	2022
(Loss) profit for the period		(867,360)	708,018

Other comprehensive income (loss)
Currency translation differences		10,517	(15,781)
Total comprehensive (loss) income for the period		€(856,843)	€692,237

Total comprehensive (loss) income attributable to:
Owners of the parent company		(857,237)	692,237
Non-controlling interest		394	—
		€(856,843)	€692,237

The accompanying notes are an integral part of these consolidated financial statements.

GREENROCK CORP
STATEMENTS OF CHANGES IN EQUITY

	Note	Share capital	Share premium	Subscribed capital	Reserve capital	Ordinary shares	Retained Profit	Total controlling interest	Non- controlling interest	Total
Balance at 1 January 2022		€1,199	€10,287	€57,613	€3,719,775	€118	€1,371,773	€5,160,765	€12,881	€5,173,646
Profit for the period		—	—	—	—	—	708,018	708,018	—	708,018
Issuance of ordinary shares		—	—	—	—	1	—	1	—	1
Currency translation differences		(21)	(176)	—	—	—	(15,355)	(15,552)	—	(15,552)
Balance at 30 June 2022		€1,178	€10,111	€57,613	€3,719,775	€119	€2,064,436	€5,853,232	€12,881	€5,866,113

Balance at 1 January 2023		€1,128	€9,675	€69,513	€3,719,775	€119	€2,597,633	€6,397,843	€12,114	€6,409,957
Loss for the period		—	—	—	—	—	(867,360)	(867,360)	—	(867,360)
Currency translation differences		36	315	—	—	(1)	7,393	7,743	394	8,137
Balance at 30 June 2023		€1,164	€9,990	€69,513	€3,719,775	€118	€1,737,666	€5,538,226	€12,508	€5,550,734

The accompanying notes are an integral part of these consolidated financial statements.

GREENROCK CORP
STATEMENTS OF CASH FLOWS

	Note	For the Six Months ended 30 June 2023	For the Six Months ended 30 June 2022
Cash flows from operating activities
Net (loss) profit for the financial year		€(867,360)	€708,017
Depreciation/appreciation of non-current assets		462,900	363,236
Changes in provisions		1,897	(68,486)
Net increase in inventories, receivables, and other assets		(336,881)	(137,281)
Net increase in trade payables and other liabilities		(495,406)	745,951
Financial income		151,622	162,066
Net increase in tax recoverable		(72,209)	(40,234)
Net decrease in tax liability		(69,274)	—
Net cash (outflow) inflow from operating activities		€(1,224,711)	€1,733,269

Cash flows from investing activities
Purchase of intangible assets		(13,220)	(24,712)
Purchase of tangible fixed assets		(10,431)	(15,812)
Proceeds from the sale of operating lease assets		—	15,795
Net cash outflow from investing activities		€(23,651)	€(24,729)

Cash flows from financing activities
Proceeds from new bank loans		1,357,094	—
Repayment of bank loans		(671,652)	(605,161)
Repayment of operating lease		—	(14,930)
Payment of interest		(151,622)	(162,066)
Proceeds from new operating lease		40,709	—
Net cash outflow from financing activities		€574,529	€(782,157)

Net change in cash and cash equivalents		(673,833)	926,383
Cash and cash equivalents at the beginning of the period		3,908,453	2,597,254
Effect of foreign exchange rates		30,590	(26,773)
Cash and cash equivalents at the end of the year		€3,265,210	€3,496,864

The accompanying notes are an integral part of these consolidated financial statements.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      Accounting policies

Company information

GreenRock Corp (the “Company”) is a Cayman Islands exempted company incorporated 4 May 2023. The registered office is in the Cayman Islands. The principal places of business are the United Kingdom, Germany and Italy.

The Company consists of GreenRock Corp, TEP Renewables Limited (“TEP”) and Accretion Energies Limited (“Accretion”).

TEP is an international utility-scale renewable solar energy project developer with offices in Coventry (UK), Rome (Italy), and Cagliari e Palermo (Italy).

Accretion is incorporated in the UK and currently manages projects across the hydrogen value chain including hydrogen production, refuelling infrastructure and off-grid solutions.

Accretion owns GreenRock Germany GmbH, who in turn is the general partner of a partnership holding a wind farm in the Brandenburg area, Germany (“Brandenburg”) and a partnership holding a wind farm in the Brandenburg area, Germany (“Brandenburg”).

1.1    Accounting convention

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The accounting policies were consistently applied to all periods presented.

The financial statements are prepared in euros, which is the functional currency of the Company. Monetary amounts in these financial statements are rounded to the nearest euro.

The financial statements have been prepared under the historical cost convention. The principal accounting policies adopted are set out below.

1.2    Basis of consolidation

The consolidated group financial statements consist of the financial statements of the parent company GreenRock Corp together with all entities controlled by the parent company, its subsidiaries, and the group’s share of its interests in joint ventures and associates.

All financial statements are made up to 30 June 2022. Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by other members of the group.

All intra-group transactions, balances and unrealised gains on transactions between group companies are eliminated on consolidation. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Subsidiaries are consolidated in the group’s financial statements from the date that control commences until the date control ceases.

Entities in which the group holds an interest and which are jointly controlled by the group and one or more other ventures under a contractual agreement are treated as joint ventures. Entities other than subsidiary undertakings or joint ventures, in which the group has a participating interest and over whose operating and financial policies the group exercises a significant influence, are treated as associates.

Investments in joint ventures and associates are carried in the group statement of financial position at cost plus post-acquisition changes in the group’s share of net assets of the entity, less any impairment in value. The carrying values of investments in joint ventures and associates include acquired goodwill.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      Accounting policies (cont.)

If the group’s share of losses in a joint venture or associate equals or exceeds its investment in the joint venture or associate, the group does not recognise further losses unless it has incurred obligations to do so or has made payments on behalf of the joint venture or associate.

Unrealised gains arising from transactions with joint ventures and associates are eliminated to the extent of the group’s interest in the entity.

1.3    Going Concern

At the time of approving the financial statements, the directors have a reasonable expectation that the Company has adequate resources to continue in operational existence for the foreseeable future. Thus the directors continue to adopt the going concern basis of accounting in preparing the financial statements.

1.4    Revenue

Revenue is recognised at the fair value of the consideration received or receivable for goods and services provided in the normal course of business, and is shown net of VAT and other sales related taxes. The fair value of consideration takes into account trade discounts, settlement discounts and volume rebates.

When cash inflows are deferred and represent a financing arrangement, the fair value of the consideration is the present value of the future receipts. The difference between the fair value of the consideration and the nominal amount received is recognised as interest income.

For TEP and Accretion, revenues consist of sales of constructed solar energy or hydrogen-based systems to customers. Revenue from contracts for the construction of these solar energy or hydrogen-based systems is recognised by reference to the stage of completion when the stage of completion, costs incurred and costs to complete can be estimated reliably. The stage of completion is calculated by comparing costs incurred, mainly in relation to contractual hourly staff rates and materials, as a proportion of total costs. Where the outcome cannot be estimated reliably, revenue is recognised only to the extent of the expenses recognised that it is probable will be recovered. Revenue from development contracts is recognised in line with contractual terms which state that once the customer agrees to the completion of each phase a non-refundable payment is due before the company continues to subsequent phases. Payments are at the customer’s discretion and therefore no revenue is recognised until this agreement is made. Costs are accounted for as incurred.

For the Brandenburg and Alzey-Worms, electricity is provided to their customers immediately. The generated electricity is measured by an electricity meter, which is read monthly. The amount of the generated electricity is remunerated per megawatt-hour (MWh); the remuneration rate is variable in both cases and is based essentially on the actual monthly average market value of electricity from onshore wind power plants on the spot market of the EPEX Spot SE electricity exchange in Paris for the Germany-Luxembourg price zone.

1.5    Goodwill

Goodwill represents the excess of the cost of acquisition of a business over the fair value of net assets acquired. It is initially recognised as an asset at cost and is subsequently measured at cost less accumulated amortisation and accumulated impairment losses. Goodwill is considered to have a finite useful life and is amortised on a systematic basis over its expected life, which is 5 years.

For the purposes of impairment testing, goodwill is allocated to the cash-generating units expected to benefit from the acquisition. Cash-generating units to which goodwill has been allocated are tested for impairment at least annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      Accounting policies (cont.)

1.6    Intangible and fixed assets

Intangible and fixed assets are initially measured at cost and subsequently measured at cost or valuation, net of depreciation and any impairment losses.

Intangible assets acquired on business combinations are recognised separately from goodwill at the acquisition date where it is probable that the expected future economic benefits that are attributable to the asset will flow to the entity and the fair value of the asset can be measured reliably; the intangible asset arises from contractual or other legal rights; and the intangible asset is separable from the entity.

Amortisation and depreciation are recognised so as to write off the cost or valuation of assets less their residual values over their useful lives on the following basis:

Leasehold improvements	3 years straight line
Fixtures and fittings	5 – 10 years straight line
Computers	3 – 5 years straight line
Land and buildings	30 years straight line
Technical plants	30 years straight line
Other intangible assets	5 year straight line

The gain or loss arising on the disposal of an asset is determined as the difference between the sale proceeds and the carrying value of an asset, and is recognised in the profit and loss account.

1.7    Non-current investments

Interests in subsidiaries, associates and jointly controlled entities are initially measured at cost and subsequently measured at cost less any accumulated impairment losses. The investments are assessed for impairment at each reporting date and any impairment losses or reversals of impairment losses are recognised immediately in profit or loss.

A subsidiary is an entity controlled by the parent company. Control is the power to govern the financial and operating policies of the entity so as to obtain benefits from its activities.

An associate is an entity, being neither a subsidiary nor a joint venture, in which the group holds a long-term interest and has significant influence. The group considers that it has significant influence where it has the power to participate in the financial and operating decisions of the associate.

Entities in which the group has a long term interest and shares control under a contractual arrangement are classified as jointly controlled entities.

1.8    Impairment of intangible and fixed assets

At each reporting period end date, the group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

The carrying amount of the investments accounted for using the equity method is tested for impairment as a single asset. Any goodwill included in the carrying amount of the investment is not tested separately for impairment.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      Accounting policies (cont.)

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Recognised impairment losses are reversed if, and only if, the reasons for the impairment loss have ceased to apply. Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

1.9    Inventories

Inventories are stated at the lower of cost and estimated selling price less costs to complete and sell. Cost comprises direct materials and, where applicable, direct labour costs and those overheads that have been incurred in bringing the inventories to their present location and condition.

Inventories held for distribution at no or nominal consideration are measured at the lower of cost and replacement cost, adjusted where applicable for any loss of service potential.

Net realisable value is the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution.

1.10  Cash and cash equivalents

Cash and cash equivalents are basic financial assets and include cash at hand, deposits held at call with banks, other short-term liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities.

1.11  Financial Assets

Financial assets are recognised in the group’s statement of financial position when the group becomes party to the contractual provisions of the instrument. Financial assets are classified into specified categories, depending on the nature and purpose of the financial assets.

At initial recognition, financial assets classified as fair value through profit and loss are measured at fair value and any transaction costs are recognised in profit or loss. Financial assets not classified as fair value through profit and loss are initially measured at fair value plus transaction costs.

Financial assets at fair value through profit or loss

When any of the above-mentioned conditions for classification of financial assets is not met, a financial asset is classified as measured at fair value through profit or loss. Financial assets measured at fair value through profit or loss are recognized initially at fair value and any transaction costs are recognised in profit or loss when incurred. A gain or loss on a financial asset measured at fair value through profit or loss is recognised in profit or loss, and is included within finance income or finance costs in the statement of income for the reporting period in which it arises.

Financial assets held at amortised cost

Financial instruments are classified as financial assets measured at amortised cost where the objective is to hold these assets in order to collect contractual cash flows, and the contractual cash flows are solely payments of principal and interest. They arise principally from the provision of goods and services to customers (eg trade receivables).

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      Accounting policies (cont.)

They are initially recognised at fair value plus transaction costs directly attributable to their acquisition or issue, and are subsequently carried at amortised cost using the effective interest rate method, less provision for impairment where necessary.

Financial assets at fair value through other comprehensive income

Debt instruments are classified as financial assets measured at fair value through other comprehensive income where the financial assets are held within the group’s business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A debt instrument measured at fair value through other comprehensive income is recognised initially at fair value plus transaction costs directly attributable to the asset. After initial recognition, each asset is measured at fair value, with changes in fair value included in other comprehensive income. Accumulated gains or losses recognised through other comprehensive income are directly transferred to profit or loss when the debt instrument is derecognised.

The Company has made an irrevocable election to recognize changes in fair value of investments in equity instruments through other comprehensive income, not through profit or loss. A gain or loss from fair value changes will be shown in other comprehensive income and will not be reclassified subsequently to profit or loss. Equity instruments measured at fair value through other comprehensive income are recognized initially at fair value plus transaction cost directly attributable to the asset. After initial recognition, each asset is measured at fair value, with changes in fair value included in other comprehensive income. Accumulated gains or losses recognized through other comprehensive income are directly transferred to retained earnings when the equity instrument is derecognized or its fair value substantially decreased. Dividends are recognized as finance income in profit or loss.

Impairment of financial assets

Financial assets carried at amortised cost and fair value through other comprehensive income are assessed for indicators of impairment at each reporting end date.

The expected credit losses associated with these assets are estimated on a forward-looking basis. A broad range of information is considered when assessing credit risk and measuring expected credit losses, including past events, current conditions, and reasonable and supportable forecasts that affect the expected collectability of the future cash flows of the instrument.

For trade receivables, the simplified approach permitted by IFRS 9 is applied, which requires expected lifetime losses to be recognised from initial recognition of the receivables.

Derecognition of financial assets

Financial assets are derecognised only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership to another entity.

1.12  Financial liabilities

The group recognises financial debt when the group becomes a party to the contractual provisions of the instruments. Financial liabilities are classified as either ‘financial liabilities at fair value through profit or loss’ or ‘other financial liabilities’.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      Accounting policies (cont.)

Other financial liabilities

Other financial liabilities, including borrowings, trade payables and other short-term monetary liabilities, are initially measured at fair value net of transaction costs directly attributable to the issuance of the financial liability. They are subsequently measured at amortised cost using the effective interest method. For the purposes of each financial liability, interest expense includes initial transaction costs and any premium payable on redemption, as well as any interest or coupon payable while the liability is outstanding.

Derecognition of financial liabilities

Financial liabilities are derecognised when, and only when, the group’s obligations are discharged, cancelled, or they expire.

1.13  Equity instruments

Equity instruments issued by the group are recorded at the proceeds received, net of direct issue costs. Dividends payable on equity instruments are recognised as liabilities once they are no longer at the discretion of the Company.

1.14  Taxation

The tax expense represents the sum of the tax currently payable and deferred tax.

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the profit and loss account because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the reporting end date.

Deferred tax

Deferred tax liabilities are generally recognised for all timing differences and deferred tax assets are recognised to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits. Such assets and liabilities are not recognised if the timing difference arises from goodwill or from the initial recognition of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at each reporting end date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax is charged or credited in the profit or loss account, except when it relates to items charged or credited directed to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset if, and only if, there is a legally enforceable right to offset current tax assets and liabilities and the deferred tax assets and liabilities relate to taxes levied by the same tax authority.

1.15  Employee benefits

The costs of short-term employee benefits are recognised as a liability and an expense, unless those costs are required to be recognised as part of the cost of stock or fixed assets.

The cost of any unused holiday entitlement is recognised in the period in which the employee’s services are received.

Termination benefits are recognised immediately as an expense when the Company is demonstrably committed to terminate the employment of an employee or to provide termination benefits.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      Accounting policies (cont.)

1.16  Retirement benefits

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due.

1.17  Leases

At inception, the group assesses whether a contract is, or contains, a lease within the scope of IFRS 16. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Where a tangible asset is acquired through a lease, the group recognises a right-of-use asset and a lease liability at the lease commencement date. Right-of-use assets are included within property, plant and equipment, apart from those that meet the definition of investment property.

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date plus any initial direct costs and an estimate of the cost of obligations to dismantle, remove, refurbish or restore the underlying asset and the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of right-of-use assets are determined on the same basis as those of other property, plant and equipment. The right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are unpaid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the group’s incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee, and the cost of any options that the group is reasonably certain to exercise, such as the exercise price under a purchase option, lease payments in an optional renewal period, or penalties for early termination of a lease.

The lease liability is measured at amortised cost using the effective interest method. It is remeasured when there is a change in: future lease payments arising from a change in an index or rate; the group’s estimate of the amount expected to be payable under a residual value guarantee; or the group’s assessment of whether it will exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The group has elected not to recognise right-of-use assets and lease liabilities for short-term leases of machinery that have a lease term of 12 months or less, or for leases of low-value assets including IT equipment. The payments associated with these leases are recognised in profit or loss on a straight-line basis over the lease term.

1.18  Government grants

Government grants are recognised at the fair value of the asset received or receivable when there is reasonable assurance that the grant conditions will be met and the grants will be received.

A grant that specifies performance conditions is recognised in income when the performance conditions are met. Where a grant does not specify performance conditions it is recognised in income when the proceeds are received or receivable. A grant received before the recognition criteria are satisfied is recognised as a liability.

1.19  Foreign exchange

Transactions in currencies other than euros are recorded at the rates of exchange prevailing at the dates of the transactions. At each reporting end date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the reporting end date. Gains and losses arising on translation in the period are included in profit or loss.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

2.      Judgements and key sources of estimation uncertainty

In the application of the Company’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from those estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised where the revision affects only that period, or in the period of the revision and future periods where the revision affects both current and future periods.

The main areas where judgement is required is the treatment of contract revenue and associated costs.

3.      Revenue

	30 June 2023	30 June 2022
Revenue analysed by class of business
Sales	€2,278,274	€4,152,159

Revenue analysed by geographical market
Europe	€2,278,274	€4,152,159

Project sales are fully attributable to revenues from the point-in-time method.

4.      Auditor Remuneration

	30 June 2023	30 June 2022
Fees payable to the company’s auditors and associates:
For audit services	€—	€5,000

5.      Interests and similar interests

	30 June 2023	30 June 2022
Interest on financial liabilities measured at amortised costs:
Interest on the financing of fixed assets	211,861	161,017
Interest expense on compounding	3,847	3,766
Interest expense on leases	24,097	24,975
Total interest and similar expenses	239,805	189,758

Interest expenses include interest expenses for lease liabilities and bank loans in accordance with IFRS 16. In addition, the item includes interest expenses from the compounding of provisions.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

6.      Non-current assets

	PURCHASE/MANUFACTURING COSTS					AMORTISATION					NET CARRYING VALUE
	1 January 2023	Addition	Disposal	Exchange Adjustment	30 June 2023	1 January 2023	Addition	Disposal	Exchange Adjustment	30 June 2023	30 June 2023
	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR
NON-CURRENT ASSETS
Intangible assets
Other Intangibles	32,705	13,220	—	1,064	46,989	6,288	—	—	204	6,492	40,497

Operating lease assets
Right-of-use assets	3,820,786	—	—	21,689	3,842,475	637,601	112,639	—	2,357	752,597	3,089,878

Property, plant and equipment
Land and buildings	798,369	—	—	—	798,369	307,860	24,999	—	—	332,859	465,510
Technical plants	19,989,114	—	—	—	19,989,114	3,590,348	321,459	—	—	3,911,807	16,077,307
Leasehold improvements	14,180	—	—	461	14,641	11,477	619	—	374	12,470	2,171
Fixtures and fittings	44,448	6,038	—	1,905	52,391	12,540	1,224	—	391	14,155	38,236
Computers	56,095	4,393	—	393	60,881	19,524	1,960	—	(799)	20,685	40,196
Total property, plant, and equipment	20,902,206	10,431	—	2,759	20,915,396	3,936,056	350,261	—	(34)	4,291,976	16,623,420
	PURCHASE/MANUFACTURING COSTS					AMORTISATION					NET CARRYING VALUE
	1 January 2022	Addition	Disposal	Exchange Adjustment	30 June 2022	1 January 2022	Addition	Disposal	Exchange Adjustment	30 June 2022	30 June 2022
	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR
NON-CURRENT ASSETS
Intangible assets
Other Intangibles	—	24,712	—	—	24,712	—	12,364	—	—	12,364	12,348

Operating lease assets
Right-of-use assets	3,495,083	—	(15,795)	(5,857)	3,473,431	476,087	52,574	—	(276)	528,385	2,945,046

Property, plant and equipment
Land and buildings	798,369	—	—	—	798,369	257,861	24,999	—	—	282,860	515,509
Technical plants	19,989,114	—	—	—	19,989,114	3,006,598	262,292	—	—	3,268,890	16,720,224
Leasehold improvements	11,247	3,765	—	(194)	14,818	9,927	1,611	—	(171)	11,367	3,451
Fixtures and fittings	27,871	1,371	—	(479)	28,763	7,158	2,877	—	(123)	9,912	18,851
Computers	40,276	10,677	—	(694)	50,259	9,073	6,519	—	(156)	15,436	34,823
Total property, plant, and equipment	20,866,877	15,813	—	(1,367)	20,881,323	3,936,056	298,298	—	(450)	3,588,465	17,292,858

Other intangible assets relate to software development costs.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

6.      Non-current assets (cont.)

The development of goodwill as shown in the balance sheet for the financial year is shown in the table below:

	Costs					Impairment					NET CARRYING VALUE
	1 January 2023	Addition	Disposal	Exchange Adjustment	30 June 2023	1 January 2023	Addition	Disposal	Exchange Adjustment	30 June 2023	30 June 2023
	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR
NON-CURRENT ASSETS
Goodwill	51,551	—	—	1,677	53,228	1,421	—	—	46	1,467	51,761
	Costs					Impairment					NET CARRYING VALUE
	1 January 2022	Addition	Disposal	Exchange Adjustment	30 June 2022	1 January 2022	Addition	Disposal	Exchange Adjustment	30 June 2022	30 June 2022
	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR
NON-CURRENT ASSETS
Goodwill	3,776	—	—	(65)	3,711	1,511	—	—	(26)	1,485	2,226

7.      Non-current investments

	30 June 2023	30 June 2022
Investments in associates	€—	€—

TEP owns 40% of a Romanian company called TEP Renewable Energies Srl. The nature of the investment agreement is such that TEP does not have control over the entity and therefore consolidation is not appropriate. The investment has been accounted for under the equity method of accounting whereby the cost of investment has been adjusted for our 40% share of the company’s result for the year.

Fair value of financial assets carried at amortised cost

The directors believe that the carrying amounts of financial assets carried at amortised cost in the financial statements approximate to their fair values.

8.      Subsidiaries

All entities are one hundred percent consolidated into the Company’s financial statements outside of those listed below:

Name of undertaking	Registered office	Class of shares held	Shares Held %
			Direct	Indirect
TEP Renewables (Chiaramonte Gulfi 1 PV) S.r.l.*	Italy	Ordinary	70	9.5
TEP Renewables (Licodia Eubea 1 PV) S.r.l.*	Italy	Ordinary	70	9.5
TEP Renewables (Scicli 1 PV) S.r.l.*	Italy	Ordinary	70	9.5
TEP Renewables (Vittoria 1 PV) S.r.l.*	Italy	Ordinary	70	9.5
TEP Renewables (Vittoria 2 PV) S.r.l.*	Italy	Ordinary	70	9.5
TEP Renewables (Vittoria 3 PV) S.r.l.*	Italy	Ordinary	90	9.5

____________

*        Shares are held by TEP Renewables (Italia) S.r.l., a one hundred percent owned subsidiary of the Company

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

9.      Associates

Details of the group’s associates at 30 June 2023 are as follows:

Name of undertaking	Registered office	Class of shares held%	Held Direct
TEP Renewable Energies Srl	Romania	Ordinary	40.00

10.    Receivables

Current receivables result in total from the items detailed in the table below:

	30 June 2023	30 June 2022
Amounts falling due within one year:
Trade receivables	563,775	69,855
Tax recoverable	787,313	646,433
Other receivables	5,486,007	2,818,619
Prepayments and accrued income	177,312	704,041
Total receivables	7,014,407	4,238,948

Other receivables at 30 June 2023 include land deposits of approximately €1.9 million, grid connection deposits of approximately €1.6 million, projects costs in subsidiaries classed as debtors under UK GAAP of approximately €0.1 million, and other miscellaneous receivables of approximately €1.9 million.

Non-current related party receivables relate in total to receivables from the limited partner. Other current assets include receivables from sales tax refund claims, deferrals for payments relating to other periods, and other minor receivables.

Fair value of trade receivables

The directors consider that the carrying amount of trade and other receivables is approximately equal to their fair value.

No significant receivable balances are impaired at the reporting end date.

11.    Liabilities

	30 June 2023	30 June 2022
Amounts falling due within one year:
Other current provisions	97,000	99,000
Financial liabilities
Bank loans	1,891,969	1,134,063
Leasing liabilities	191,012	98,470
Other taxation and social security	69,326	—
Other creditors	1,075,741	881,190
Accruals and deferred income	174,538	—
Total financial liabilities	3,402,586	2,113,723
Trade payables	4,650,619	4,810,694
Other liabilities	36,683	358,935
Total current liabilities	8,186,888	7,382,352

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

11.    Liabilities (cont.)

	30 June 2023	30 June 2022
Amounts falling due after more than one year:
Other non-current provisions	367,401	363,503
Non-current financial liabilities
Bank loans and overdrafts	13,377,126	12,931,441
Leasing liabilities	3,097,941	3,000,931
Other creditors	—	—
Total non-current financial liabilities	16,475,067	15,932,372
Total non-current liabilities	16,842,468	16,295,875

Trade payables as of 30 June 2023 include approximately €1.4 million of advances received for grid connection deposits, €1.3 million of advances received from investments on Special Purpose Vehicle projects, and approximately €1.9 million of miscellaneous payables.

Other non-current provisions as of 30 June 2023 and 30 June 2022 include €367,401 and €363,503 for dismantling obligations. Other current provisions as of 30 June 2023 and 30 June 2022 consists of €97,000 and €99,000 for the costs of preparing and auditing the separate financial statements.

All liabilities are financial instruments as defined by IFRS 9 and are measured exclusively at amortized cost. The fair value of the financial instruments corresponds to amortized cost or differs only insignificantly from it.

12.    Borrowings

	Current		Non-current
	30 June 2023	30 June 2022	30 June 2023	30 June 2022
Borrowings held at amortised cost:
Bank loans	1,886,721	1,128,752	13,377,126	12,931,441
Directors’ Loans	5,248	5,311	—	—
	€1,891,969	€1,134,063	€13,377,126	€12,931,441

In April 2016, a loan of €4,450,000 was granted by Deutsche Kreditbank KG at an interest rate of 2.35% maturing on 31 December 2033. The outstanding balance was reduced to €2,711,739 as of 30 June 2023 from €2,970,000 on 30 June 2022.

Also in April 2016, a loan of €600,000 was granted by Deutsche Kreditbank KG at an interest rate of 2.25% maturing on 31 December 2030. The outstanding balance has decreased to €315,790 as of 30 June 2023 from €357,895 as of 30 June 2022.

In January 2017, a loan of €2,200,000 was granted by Deutsche Kreditbank KG at an interest rate of 2.73% maturing on 30 March 2035. The outstanding balance remains at €2,200,000 for both reporting periods.

In February 2017, a loan of €9,600,000 was granted by Deutsche Kreditbank KG at an interest rate of 1.7% maturing on 30 March 2032. The outstanding balance has decreased to €5,999,991 as of 30 June 2023 from €6,685,707 as of 30 June 2022.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

12.    Borrowings (cont.)

In February 2018, a loan of €434,000 was granted by Deutsche Kreditbank KG at an interest rate of 2.55% maturing on 31 December 2033. The outstanding balance has decreased to €299,249 as of 30 June 2023 from €326,374 as of 30 June 2022.

In 2021, a loan was given by Santander and is a 6-year UK government backed Bounce Back Loan Scheme (BBL Scheme) Loan which is repayable by equal installments over 5 years from May 2021. Interest due was paid by the UK government under the scheme until May 2021 and from May 2021 interest will be payable by the group at 2.5%. The outstanding balance has decreased to €32,705 as of 30 June 2023 from €47,869 as of 30 June 2022.

In 2021, the Company was granted a loan of €1,500,000 by Banca IFS which is a 6 year Government backed loan assisted by Medio Credito guarantee pursuant to Legislative Decree 662/96 which is repayable in equal installments over 5 years starting November 2022. Interest is payable at 4.5%. The outstanding balance has decreased to €1,295.495 as of 30 June 2023 from €1.472,348 as of 30 June 2022.

In November 2022, a subsidiary company, TEP Renewables (Communita Energetiche Rinnovabili) S.r.l was granted a €600,000 loan with an interest rate of 2.32% from Banca Monte dei Paschi di Siena with a 6 month interest free period followed by monthly installments ending in November 2023. The outstanding balance as of 30 June 2023 was €333,333.

Also in November 2022, TEP Renewables (Communita Energetiche Rinnovabili) S.r.l was granted a Contract Advance financing facility from Banca Monte dei Paschi di Siena for €250,000 with a bullet repayment due in May 2023. The loan was settled in 2023 and no outstanding balance exists as of 30 June 2023.

A loan agreement for the amount of €1,500,000 has been signed with Banca Monte dei Paschi di Siena, and it is assisted by Medio Credito guarantee. The contract provides for a pre-amortization period of 12 months and a repayment in 12 monthly installments ending February 2025. The outstanding balance at 30 June 2023 was €1,500,000.

To support the start of the development phase of 2 of the new TEP CER plants/contracts, in July 2023, a “Contract Advance” financing has been signed with Banca Monte dei Paschi di Siena for €500,000. The contract provides for a bullet repayment in bullet after 12 months in July 2024. The outstanding balance at 30 June 2023 was €500,000.

13.    Lease liabilities

Maturity analysis

	30 June 2023	30 June 2022
Within one year	191,012	98,470
In two to five years	767,605	579,718
In over five years	2,330,336	2,421,213
Lease liabilities in financial statements	3,288,953	3,099,401

Lease liabilities are classified based on the amounts that are expected to be settled within the next 12 months and after more than 12 months from the reporting date, as follows:

	30 June 2023	30 June 2022
Current liabilities	191,012	98,470
Non-current liabilities	3,097,941	3,000,931
	3,288,953	3,099,401

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

14.    Equity

All ordinary shares have attached them full voting, dividend and capital distribution rights, including on winding up and are not redeemable.

15.    Related party transactions

The following amounts were due from a related party at the reporting end date:

Amounts due from related parties

	30 June 2023	30 June 2022
Associates	€349,724	€41

The following amounts were due to a related party at the reporting end date:

Amounts due to related parties

	30 June 2023	30 June 2022
Key management personnel	5,248	5,311
Other related parties	37,629	1,177,925
	€42,877	€1,183,236

16.    Events after the reporting date

Since the balance sheet date, the company has accepted an offer to divest certain assets of its subsidiary TEP Italia Srl and, subsequent to that transaction, the divestment of its entire shareholding in TEP Italia Srl. The offer is subject to the satisfactory completion of due diligence and the initial transaction is due to complete by 31 December 2023.

On 21 August 2023, TEP Renewables Ltd sold its 40% shareholding in TEP Renewable Energies S.r.l for an amount equivalent to the initial purchase price of the shares.

On 26 October 2023 the Company reduced its share capital and reserves by cancelling the 180 ‘A’ ordinary shares held by minority shareholders utilising €58,882 of reserves.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of GreenRock Corp

Opinion on the Financial Statements

We have audited the accompanying statements of financial position of GreenRock Corp (the “Company”), as of December 31, 2022 and 2021, the related statements of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the years then ended, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years ended December 31, 2022 and 2021, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC (PCAOB ID 5041)
We have served as Auditor since 2023
Lakewood, CO
December 7, 2023

GREENROCK CORP
BALANCE SHEETS

		31 December,
	Note	2022	2021
Assets
Non-current assets
Intangible assets, net	8	€26,417	€—
Goodwill	8	50,130	2,265
Investments in associates	8	—	4,000
Operating lease assets, net	8	3,183,185	3,018,996
Property, plant and equipment, net	9	16,960,457	17,576,260
Non-current related party receivables	8	142,304	142,304
Total non-current assets		20,362,493	20,743,825

Current assets
Receivables		6,328,619	4,059,110
Inventories	12	341,499	—
Other current assets		82,597	63,625
Cash and cash equivalent		3,908,453	2,597,254
Total current assets		10,661,168	6,719,989
Total assets		€31,023,661	€27,463,814

Equity & liabilities
Equity
Called up share capital		€1,128	€1,199
Share premium account	16	9,675	10,287
Subscribed capital	16	69,513	57,613
Reserve	16	3,719,775	3,719,775
Ordinary shares	16	100	100
Retained profit	16	2,612,312	1,372,197
Total equity attributable to parent company		6,412,503	5,161,171

Non-controlling interests		12,114	12,881

Non-current liabilities
Other non-current provisions		363,503	355,875
Non-current financial liabilities	13	15,708,192	16,567,802
Total non-current liabilities	13	16,071,695	16,923,677

Current liabilities
Other current provisions		99,000	124,300
Current financial liabilities	13	3,258,720	2,101,844
Trade payables	13	4,810,694	3,031,135
Other current liabilities	13	358,935	108,806
Total current liabilities	13	8,527,349	5,366,085
Total liabilities		24,599,044	22,289,762
Total liabilities and equity		€31,023,661	€27,463,814

The accompanying notes are an integral part of these consolidated financial statements.

GREENROCK CORP
INCOME STATEMENTS

		Year ended 31 December,
	Notes	2022	2021
Revenue	3	€9,456,423	€5,132,515
Costs of revenue	3	(2,540,246)	(1,594,846)
Gross profit		6,916,177	3,537,669

Administrative expenses		(3,689,744)	(1,289,097)
Depreciation/amortisation	8	(855,594)	(827,999)
Other operating expenses		(651,524)	(831,661)

Operating profit		1,719,315	588,912

Other income	3	119,210	165,077
Interest and similar expenses	6	(382,744)	(343,237)

Profit before taxation		1,455,781	410,752

Tax on profit	7	(247,447)	(259,521)

Profit for the financial year		1,208,334	151,231

Profit for the financial year attributable to:
Owners of parent company		1,208,334	152,784
Non-controlling interests		—	(1,553)
		€1,208,334	€151,231

The accompanying notes are an integral part of these consolidated financial statements.

GREENROCK CORP
STATEMENTS OF COMPREHENSIVE INCOME

		Year ended 31 December,
	Notes	2022	2021
Profit for the financial year		1,208,334	151,231

Other comprehensive income (loss)
Currency translation differences		30,330	(14,781)
Total comprehensive income for the year		€1,238,664	€136,450

Total comprehensive (loss) income attributable to:
Owners of the parent company		1,239,431	138,003
Non-controlling interest		(767)	(1,553)
		€1,238,664	€136,450

The accompanying notes are an integral part of these consolidated financial statements.

GREENROCK CORP
STATEMENTS OF CHANGES IN EQUITY

	Note	Share capital	Share premium	Subscribed capital	Reserve capital	Ordinary shares	Retained Profit	Total controlling interest	Non-controlling interest	Total
Balance at 1 January 2021		€1,123	€9,632	€45,713	€3,719,775	€—	€1,234,925	€5,011,168	€—	€5,011,168
Profit for the year		—	—	—	—	—	152,784	152,784	(1,553)	151,231
Issuance of ordinary shares		—	—	—	—	100	—	100	—	100
Other transactions		—	—	11,900	—	—	—	11,900	—	11,900
Currency translation differences		76	655	—	—	—	(15,512)	(14,781)	—	(14,781)
Acquisition of subsidiary		—	—	—	—	—	—	—	14,434	14,434
Balance at 31 December 2021		€1,199	€10,287	€57,613	€3,719,775	€100	€1,372,197	€5,161,171	€12,881	€5,174,052

Balance at 1 January 2022		€1,199	€10,287	€57,613	€3,719,775	€100	€1,372,197	€5,161,171	€12,881	€5,174,052
Profit for the year		—	—	—	—	—	1,208,335	1,208,335	—	1,208,335
Other transactions		—	—	11,900	—	—	—	11,900	—	11,900
Currency translation differences		(71)	(612)	—	—	—	31,780	31,097	(767)	30,330
Balance at 31 December 2022		€1,128	€9,675	€69,513	€3,719,775	€100	€2,612,312	€6,412,503	€12,114	€6,424,617

The accompanying notes are an integral part of these consolidated financial statements.

GREENROCK CORP
STATEMENTS OF CASH FLOWS

	Note	31 December 2022	31 December 2021
Cash flows from operating activities
Net profit for the financial year		€1,208,334	€151,230
Depreciation/appreciation of non-current assets	7	855,594	827,999
Changes in provisions		(25,300)	65,768
Other non-cash transactions		—	451,446
Net increase in inventories, receivables, and other assets		(2,899,351)	(2,728,418)
Net increase in trade payables and other liabilities		2,283,467	2,437,195
Net decrease (increase) in tax recoverable		56,997	(60,606)
Net increase (decrease) in tax liability		116,383	(343,196)
Financial income		319,216	341,254
Net increase (decrease) in deferred revenue		169,036	(460,121)
Net cash outflow from operating activities		2,084,376	682,551

Cash flows from investing activities
Purchase of intangible assets	7	(32,705)	—
Purchase of tangible fixed assets	7	(36,441)	(37,273)
Purchase of investment in associates		—	(4,000)
Loss on investment in associates		3,762	—
Purchase of operating lease assets		(521,602)	(340,695)
Proceeds from the sale of operating lease assets		141,465	—
Goodwill from acquisitions		(48,000)	—
Cash outflows for capital expenditures	7	(3,618)	—
Net cash outflow from investing activities		€(497,139)	€(381,968)

Cash flows from financing activities
Contribution to capital		11,900	11,900
Repayment of loans		(1,050,707)	(1,295,201)
Repayment of lease liabilities		(148,640)	(72,527)
Payment of interest	5	(311,587)	(333,787)
Proceeds from issuance of ordinary shares		—	100
Proceeds from new bank loans		860,677	1,498,334
Proceeds from new leases		370,067	325,725
Proceeds from subscription of shares in subsidiary by non-controlling interest		—	14,434
Net cash inflow from financing activities		€(268,290)	€148,978

Net change in cash and cash equivalents		1,318,947	449,561
Cash and cash equivalents at the beginning of the period		2,597,254	2,149,878
Effect of foreign exchange rates		(7,748)	(2,185)
Cash and cash equivalents at the end of the year		€3,908,453	€2,597,254

The accompanying notes are an integral part of these consolidated financial statements.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      Accounting policies

Company information

GreenRock Corp (the “Company”) is a Cayman Islands exempted company incorporated 4 May 2023. The registered office is in the Cayman Islands. The principal places of business are the United Kingdom, Germany and Italy.

The Company consists of GreenRock Corp, TEP Renewables Limited (“TEP”) and Accretion Energies Limited (“Accretion”).

TEP is an international utility-scale renewable solar energy project developer with offices in Coventry (UK), Rome (Italy), and Cagliari e Palermo (Italy).

Accretion is incorporated in the UK and currently manages projects across the hydrogen value chain including hydrogen production, refuelling infrastructure and off-grid solutions.

Accretion owns GreenRock Germany GmbH, who in turn is the general partner of a partnership holding a wind farm in the Brandenburg area, Germany (“Brandenburg”) and a partnership holding a wind farm in the Brandenburg area, Germany (“Brandenburg”).

1.1    Accounting convention

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. The accounting policies were consistently applied to all periods presented.

The financial statements are prepared in euros, which is the functional currency of the Company. Monetary amounts in these financial statements are rounded to the nearest euro.

The financial statements have been prepared under the historical cost convention. The principal accounting policies adopted are set out below.

1.2    Basis of consolidation

The consolidated group financial statements consist of the financial statements of the parent company GreenRock Corp together with all entities controlled by the parent company (its subsidiaries) and the group’s share of its interests in joint ventures and associates.

All financial statements are made up to 31 December 2022. Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by other members of the group.

All intra-group transactions, balances and unrealised gains on transactions between group companies are eliminated on consolidation. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Subsidiaries are consolidated in the group’s financial statements from the date that control commences until the date control ceases.

Entities in which the group holds an interest and which are jointly controlled by the group and one or more other ventures under a contractual agreement are treated as joint ventures. Entities other than subsidiary undertakings or joint ventures, in which the group has a participating interest and over whose operating and financial policies the group exercises a significant influence, are treated as associates.

Investments in joint ventures and associates are carried in the group statement of financial position at cost plus post-acquisition changes in the group’s share of net assets of the entity, less any impairment in value. The carrying values of investments in joint ventures and associates include acquired goodwill.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      Accounting policies (cont.)

If the group’s share of losses in a joint venture or associate equals or exceeds its investment in the joint venture or associate, the group does not recognise further losses unless it has incurred obligations to do so or has made payments on behalf of the joint venture or associate.

Unrealised gains arising from transactions with joint ventures and associates are eliminated to the extent of the group’s interest in the entity.

1.3    Going Concern

At the time of approving the financial statements, the directors have a reasonable expectation that the Company has adequate resources to continue in operational existence for the foreseeable future. Thus the directors continue to adopt the going concern basis of accounting in preparing the financial statements.

1.4    Revenue

The Company evaluates revenue from contracts with customers based on the five-step model under IFRS 15: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the separate performance obligations; and (5) recognize revenues when (or as) each performance obligation is satisfied.

Revenue is measured based on the consideration the Company expects to be entitled to in a contract with a customer and excludes amounts collected on behalf of third parties. The Company recognizes revenue when it transfers control over a product or service to a customer.

Revenue is recognised at the fair value of the consideration received or receivable for goods and services provided in the normal course of business, and is shown net of VAT and other sales related taxes. The fair value of consideration takes into account trade discounts, settlement discounts and volume rebates.

When cash inflows are deferred and represent a financing arrangement, the fair value of the consideration is the present value of the future receipts. The difference between the fair value of the consideration and the nominal amount received is recognised as interest income.

For TEP and Accretion, revenues consist of sales of constructed solar energy or hydrogen-based systems to customers. Revenue from contracts for the construction of these solar energy or hydrogen-based systems is recognised by reference to the stage of completion when the stage of completion, costs incurred and costs to complete can be estimated reliably. The stage of completion is calculated by comparing costs incurred, mainly in relation to contractual hourly staff rates and materials, as a proportion of total costs. Where the outcome cannot be estimated reliably, revenue is recognised only to the extent of the expenses recognised that it is probable will be recovered. Revenue from development contracts is recognised in line with contractual terms which state that once the customer agrees to the completion of each phase a non-refundable payment is due before the company continues to subsequent phases. Payments are at the customer’s discretion and therefore no revenue is recognised until this agreement is made. Costs are accounted for as incurred.

For Brandenburg and Alzey-Worms, electricity is provided to their customers immediately. The generated electricity is measured by an electricity meter, which is read monthly. The amount of the generated electricity is remunerated per megawatt-hour (MWh); the remuneration rate is variable in both cases and is based essentially on the actual monthly average market value of electricity from onshore wind power plants on the spot market of the EPEX Spot SE electricity exchange in Paris for the Germany-Luxembourg price zone.

1.5    Goodwill

Goodwill represents the excess of the cost of acquisition of a business over the fair value of net assets acquired. It is initially recognised as an asset at cost and is subsequently measured at cost less accumulated impairment losses.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      Accounting policies (cont.)

For the purposes of impairment testing, goodwill is allocated to the cash-generating units expected to benefit from the acquisition. Cash-generating units to which goodwill has been allocated are tested for impairment at least annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit.

1.6    Intangible and fixed assets

Intangible and fixed assets are initially measured at cost and subsequently measured at cost or valuation, net of depreciation and any impairment losses.

Intangible assets acquired on business combinations are recognised separately from goodwill at the acquisition date where it is probable that the expected future economic benefits that are attributable to the asset will flow to the entity and the fair value of the asset can be measured reliably; the intangible asset arises from contractual or other legal rights; and the intangible asset is separable from the entity.

Amortisation and depreciation are recognised so as to write off the cost or valuation of assets less their residual values over their useful lives on the following basis:

Leasehold improvements	3 years straight line
Fixtures and fittings	5 – 10 years straight line
Computers	3 – 5 years straight line
Land and buildings	30 years straight line
Technical plants	30 years straight line
Other intangible assets	5 years straight line

The gain or loss arising on the disposal of an asset is determined as the difference between the sale proceeds and the carrying value of an asset, and is recognised in the profit and loss account.

1.7    Non-current investments

Interests in subsidiaries, associates and jointly controlled entities are initially measured at cost and subsequently measured at cost less any accumulated impairment losses. The investments are assessed for impairment at each reporting date and any impairment losses or reversals of impairment losses are recognised immediately in profit or loss.

A subsidiary is an entity controlled by the parent company. Control is the power to govern the financial and operating policies of the entity so as to obtain benefits from its activities.

An associate is an entity, being neither a subsidiary nor a joint venture, in which the group holds a long-term interest and has significant influence. The group considers that it has significant influence where it has the power to participate in the financial and operating decisions of the associate.

Entities in which the group has a long term interest and shares control under a contractual arrangement are classified as jointly controlled entities.

1.8    Impairment of fixed and intangible assets

At each reporting period end date, the group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      Accounting policies (cont.)

The carrying amount of the investments accounted for using the equity method is tested for impairment as a single asset. Any goodwill included in the carrying amount of the investment is not tested separately for impairment.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Recognised impairment losses are reversed if, and only if, the reasons for the impairment loss have ceased to apply. Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

1.9    Inventories

Inventories are stated at the lower of cost and estimated selling price less costs to complete and sell. Cost comprises direct materials and, where applicable, direct labour costs and those overheads that have been incurred in bringing the inventories to their present location and condition.

Inventories held for distribution at no or nominal consideration are measured at the lower of cost and replacement cost, adjusted where applicable for any loss of service potential.

Net realisable value is the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution.

1.10  Cash and cash equivalents

Cash and cash equivalents are basic financial assets and include cash at hand, deposits held at call with banks, other short-term liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities.

1.11  Financial Assets

Financial assets are recognised in the group’s statement of financial position when the group becomes party to the contractual provisions of the instrument. Financial assets are classified into specified categories, depending on the nature and purpose of the financial assets.

At initial recognition, financial assets classified as fair value through profit and loss are measured at fair value and any transaction costs are recognised in profit or loss. Financial assets not classified as fair value through profit and loss are initially measured at fair value plus transaction costs.

Financial assets at fair value through profit or loss

When any of the above-mentioned conditions for classification of financial assets is not met, a financial asset is classified as measured at fair value through profit or loss. Financial assets measured at fair value through profit or loss are recognized initially at fair value and any transaction costs are recognised in profit or loss when incurred. A gain or loss on a financial asset measured at fair value through profit or loss is recognised in profit or loss, and is included within finance income or finance costs in the statement of income for the reporting period in which it arises.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      Accounting policies (cont.)

Financial assets held at amortised cost

Financial instruments are classified as financial assets measured at amortised cost where the objective is to hold these assets in order to collect contractual cash flows, and the contractual cash flows are solely payments of principal and interest. They arise principally from the provision of goods and services to customers (eg trade receivables). They are initially recognised at fair value plus transaction costs directly attributable to their acquisition or issue, and are subsequently carried at amortised cost using the effective interest rate method, less provision for impairment where necessary.

Financial assets at fair value through other comprehensive income

Debt instruments are classified as financial assets measured at fair value through other comprehensive income where the financial assets are held within the group’s business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A debt instrument measured at fair value through other comprehensive income is recognised initially at fair value plus transaction costs directly attributable to the asset. After initial recognition, each asset is measured at fair value, with changes in fair value included in other comprehensive income. Accumulated gains or losses recognised through other comprehensive income are directly transferred to profit or loss when the debt instrument is derecognised.

The Company has made an irrevocable election to recognize changes in fair value of investments in equity instruments through other comprehensive income, not through profit or loss. A gain or loss from fair value changes will be shown in other comprehensive income and will not be reclassified subsequently to profit or loss. Equity instruments measured at fair value through other comprehensive income are recognized initially at fair value plus transaction cost directly attributable to the asset. After initial recognition, each asset is measured at fair value, with changes in fair value included in other comprehensive income. Accumulated gains or losses recognized through other comprehensive income are directly transferred to retained earnings when the equity instrument is derecognized or its fair value substantially decreased. Dividends are recognized as finance income in profit or loss.

Impairment of financial assets

Financial assets carried at amortised cost and fair value through other comprehensive income are assessed for indicators of impairment at each reporting end date.

The expected credit losses associated with these assets are estimated on a forward-looking basis. A broad range of information is considered when assessing credit risk and measuring expected credit losses, including past events, current conditions, and reasonable and supportable forecasts that affect the expected collectability of the future cash flows of the instrument.

For trade receivables, the simplified approach permitted by IFRS 9 is applied, which requires expected lifetime losses to be recognised from initial recognition of the receivables.

Derecognition of financial assets

Financial assets are derecognised only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership to another entity.

1.12  Financial liabilities

The group recognises financial debt when the group becomes a party to the contractual provisions of the instruments. Financial liabilities are classified as either ‘financial liabilities at fair value through profit or loss’ or ‘other financial liabilities’.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      Accounting policies (cont.)

Other financial liabilities

Other financial liabilities, including borrowings, trade payables and other short-term monetary liabilities, are initially measured at fair value net of transaction costs directly attributable to the issuance of the financial liability. They are subsequently measured at amortised cost using the effective interest method. For the purposes of each financial liability, interest expense includes initial transaction costs and any premium payable on redemption, as well as any interest or coupon payable while the liability is outstanding.

Derecognition of financial liabilities

Financial liabilities are derecognised when, and only when, the group’s obligations are discharged, cancelled, or they expire.

1.13  Equity instruments

Equity instruments issued by the group are recorded at the proceeds received, net of direct issue costs. Dividends payable on equity instruments are recognised as liabilities once they are no longer at the discretion of the Company.

1.14  Taxation

The tax expense represents the sum of the tax currently payable and deferred tax.

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the profit and loss account because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the reporting end date.

Deferred tax

Deferred tax liabilities are generally recognised for all timing differences and deferred tax assets are recognised to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits. Such assets and liabilities are not recognised if the timing difference arises from goodwill or from the initial recognition of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at each reporting end date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax is charged or credited in the profit or loss account, except when it relates to items charged or credited directed to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset if, and only if, there is a legally enforceable right to offset current tax assets and liabilities and the deferred tax assets and liabilities relate to taxes levied by the same tax authority.

1.15  Employee benefits

The costs of short-term employee benefits are recognised as a liability and an expense, unless those costs are required to be recognised as part of the cost of stock or fixed assets.

The cost of any unused holiday entitlement is recognised in the period in which the employee’s services are received.

Termination benefits are recognised immediately as an expense when the Company is demonstrably committed to terminate the employment of an employee or to provide termination benefits.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      Accounting policies (cont.)

1.16  Retirement benefits

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due.

1.17  Leases

At inception, the group assesses whether a contract is, or contains, a lease within the scope of IFRS 16. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Where a tangible asset is acquired through a lease, the group recognises a right-of-use asset and a lease liability at the lease commencement date. Right-of-use assets are included within property, plant and equipment, apart from those that meet the definition of investment property.

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date plus any initial direct costs and an estimate of the cost of obligations to dismantle, remove, refurbish or restore the underlying asset and the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of right-of-use assets are determined on the same basis as those of other property, plant and equipment. The right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are unpaid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the group’s incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee, and the cost of any options that the group is reasonably certain to exercise, such as the exercise price under a purchase option, lease payments in an optional renewal period, or penalties for early termination of a lease.

The lease liability is measured at amortised cost using the effective interest method. It is remeasured when there is a change in: future lease payments arising from a change in an index or rate; the group’s estimate of the amount expected to be payable under a residual value guarantee; or the group’s assessment of whether it will exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The group has elected not to recognise right-of-use assets and lease liabilities for short-term leases of machinery that have a lease term of 12 months or less, or for leases of low-value assets including IT equipment. The payments associated with these leases are recognised in profit or loss on a straight-line basis over the lease term.

1.18  Government grants

Government grants are recognised at the fair value of the asset received or receivable when there is reasonable assurance that the grant conditions will be met and the grants will be received.

A grant that specifies performance conditions is recognised in income when the performance conditions are met. Where a grant does not specify performance conditions it is recognised in income when the proceeds are received or receivable. A grant received before the recognition criteria are satisfied is recognised as a liability.

1.19  Foreign exchange

Transactions in currencies other than euros are recorded at the rates of exchange prevailing at the dates of the transactions. At each reporting end date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the reporting end date. Gains and losses arising on translation in the period are included in profit or loss.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

2.      Judgements and key sources of estimation uncertainty

In the application of the Company’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from those estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised where the revision affects only that period, or in the period of the revision and future periods where the revision affects both current and future periods.

The main areas where judgement is required is the treatment of contract revenue and associated costs.

3.      Revenue and other income

	2022	2021
Revenue analysed by class of business
Sales	€9,456,423	€5,132,515

Revenue analysed by geographical market
Europe	€9,456,423	€5,132,515

Other (loss) income
Government grants	—	51,269
Investment losses	(8,025)	—
Income from damages	30,967	107,215
Income from the reversal of provisions	7,226	6,593
Profit on the disposal of assets	89,042	—
	€119,210	€165,077

Project sales are fully attributable to revenues from the point-in-time method.

Government grants

Income from government grants during the year ended 31 December 2021 was received under the Coronavirus Job Retention Scheme (CJRS) in the amount of €7,282 and the IRAP exemption in the amount of €43,987.

4.      Auditor’s Remuneration

	2022	2021
Fees payable to the company’s auditors and associates:
For audit services	€65,277	€77,517

5.      Investment loss

	2022	2021
Loss from associates	€(8,025)	€—

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

6.      Interests and similar expenses

	2022	2021
Interest on financial liabilities measured at amortised costs:
Interest on the financing of fixed assets	325,920	284,837
Interest expense on compounding	7,629	7,467
Interest expense on leases	49,195	50,933

Total interest and similar expenses	382,744	343,237

Interest expenses include interest expenses for lease liabilities and bank loans in accordance with IFRS 16. In addition, the item includes interest expenses from the compounding of provisions.

7.      Taxation

During the years ended 31 December 2022 and 31 December 2021, TEP was subject to taxation. Below is the detail of TEP’s taxation charge for those periods:

	2022	2021
Current tax:
Adjustments in respect of prior periods	€—	€(4,481)
Foreign current tax on profits for the current period	247,447	264,002

Total current tax	€247,447	€259,521

	2022	2021
(Loss) profit before taxation	€(377,750)	€166,704
Expected tax charge based on standard rate of corporation tax in the UK of 19%	(71,772)	31,674
Tax effect of expenses that are not deductible in determining taxable profit	7,149	75,661
Change in unrecognised deferred tax asset	281,630	65,670
Permanent capital allowances in excess of depreciation	(253)	(143)
Effect of overseas tax rates	51,332	86,659

Taxation charge	€249,963	€259,521

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

8.      Non-current assets

The development of the intangible, operating lease, and fixed assets included in the balance sheet for the financial year is shown in the table below:

	PURCHASE/MANUFACTURING COSTS					AMORTISATION					NET CARRYING VALUE
	1 January 2022	Addition	Disposal	Exchange Adjustment	31 December 2022	1 January 2022	Addition	Disposal	Exchange Adjustment	31 December 2022	31 December 2022	31 December 2021
	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR
NON-CURRENT ASSETS
Intangible assets
Other intangibles	—	32,705	—	—	32,705	—	6,288	—	—	6,288	26,417	—
Operating lease assets
Right-of-use assets	3,495,083	521,602	(175,611)	(20,288)	3,820,786	476,087	196,615	(34,146)	(955)	637,601	3,183,185	3,018,996
Property, plant and equipment
Land and buildings	€798,369	€—	€—	€—	€798,369	€257,861	€49,999	€—	€—	€307,860	€490,509	€540,508
Technical plants	19,989,114	—	—	—	19,989,114	3,006,598	583,750	—	—	3,590,348	16,398,766	16,982,516
Leasehold improvements	11,247	3,603	—	(670)	14,180	9,927	2,142	—	(592)	11,477	2,703	1,320
Fixtures and fittings	27,871	18,237	—	(1,660)	44,448	7,158	5,808	—	(426)	12,540	31,908	20,713
Computers	40,276	18,219	—	(2,400)	56,095	9,073	10,991	—	(540)	19,524	36,571	31,203
Total property, plant, and equipment	€20,866,877	€40,059	€—	€(4,730)	€20,902,206	€3,290,617	€652,690	€—	€(1,558)	€3,941,749	€16,960,457	€17,576,260

Other intangible assets relate to software development costs.

The development of goodwill as shown in the balance sheet for the financial year is shown in the table below:

	Costs					Impairment					NET CARRYING VALUE
	1 January 2022	Addition	Disposal	Exchange Adjustment	31 December 2022	1 January 2022	Addition	Disposal	Exchange Adjustment	31 December 2022	31 December 2022	31 December 2021
	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR
NON-CURRENT ASSETS
Goodwill	€3,776	€48,000	€—	€(225)	€51,551	€1,511	€—	€—	€(90)	€1,421	€50,130	€2,265

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

9.      Non-current investments

	Current		Non-current
	2022	2021	2022	2021
Investments in associates	€—	€—	€—	€4,000

TEP owns 40% of a Romanian company called TEP Renewable Energies Srl. The nature of the investment agreement is such that TEP does not have control over the entity and therefore consolidation is not appropriate. The investment has been accounted for under the equity method of accounting whereby the cost of investment has been adjusted for our 40% share of the company’s result for the year.

Fair value of financial assets carried at amortised cost

The directors believe that the carrying amounts of financial assets carried at amortised cost in the financial statements approximate to their fair values.

10.    Subsidiaries

All entities are one hundred percent consolidated into the Company’s financial statements outside of those listed below:

Name of undertaking	Registered office	Class of shares held	Shares Held %
			Direct	Indirect
TEP Renewables (Chiaramonte Gulfi 1 PV) S.r.l.*	Italy	Ordinary	70	9.5
TEP Renewables (Licodia Eubea 1 PV) S.r.l.*	Italy	Ordinary	70	9.5
TEP Renewables (Scicli 1 PV) S.r.l.*	Italy	Ordinary	70	9.5
TEP Renewables (Vittoria 1 PV) S.r.l.*	Italy	Ordinary	70	9.5
TEP Renewables (Vittoria 2 PV) S.r.l.*	Italy	Ordinary	70	9.5
TEP Renewables (Vittoria 3 PV) S.r.l.*	Italy	Ordinary	90	9.5

____________

*        Shares are held by TEP Renewables (Italia) S.r.l., a one hundred percent owned subsidiary of the Company

11.    Associates

Details of the group’s associates at 31 December 2022 are as follows:

Name of undertaking	Registered office	Class of shares held	% Held Direct
TEP Renewable Energies Srl	Romania	Ordinary	40.00

12.    Receivables

Current receivables result in total from the items detailed in the table below:

	2022	2021
Amounts falling due within one year:
Trade receivables	1,712,009	1,543,808
Tax recoverable	692,565	896,142
Other receivables	3,512,065	843,662
Amounts owed by related party	214,767	—
Prepayments and accrued income	197,213	775,498
Total receivables	6,328,619	4,059,110

Other receivables for the year ended 31 December 2022 include land deposits of approximately €1.5 million, grid connection deposits of approximately €1.2 million, projects costs in subsidiaries classed as debtors of approximately €0.1 million, and other miscellaneous receivables of approximately €0.6 million.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

12.    Receivables (cont.)

Non-current related party receivables relate in total to receivables from the limited partner. Other current assets include receivables from sales tax refund claims, deferrals for payments relating to other periods, and other minor receivables.

Fair value of trade receivables

The directors consider that the carrying amount of trade and other receivables is approximately equal to their fair value.

No significant receivable balances are impaired at the reporting end date.

13.    Liabilities

	2022	2021
Amounts falling due within one year:
Other current provisions	99,000	124,300
Financial liabilities
Bank loans	1,880,440	1,135,521
Leasing liabilities	147,955	114,060
Other taxation and social security	116,383	—
Other creditors	944,906	852,263
Accruals and deferred income	169,036	—
Total financial liabilities	3,258,720	2,101,844
Trade payables	4,810,694	3,031,135
Other liabilities	358,935	108,806
Total current liabilities	8,527,349	5,366,085
	2022	2021
Amounts falling due after more than one year:
Other non-current provisions	363,503	355,875
Non-current financial liabilities
Bank loans and overdrafts	12,479,123	13,506,869
Leasing liabilities	3,229,069	3,060,933
Total non-current financial liabilities	15,708,192	16,567,802
Total non-current liabilities	16,071,695	16,923,677

Trade payables for the year ended 31 December 2022 includes approximately €1.4 million of advances received for grid connection deposits, €1.3 million of advances received from investments on Special Purpose Vehicle projects, and approximately €2.1 million of miscellaneous payables.

Other non-current provisions for the year ended 31 December 2022 and 31 December 2021include €363,503 and €355,875 for dismantling obligations. Other current provisions for the year ended 31 December 2022 consists of €65,000 for outstanding invoices and €34,000 for the costs of preparing and auditing the separate financial statements.

All liabilities are financial instruments as defined by IFRS 9 and are measured exclusively at amortized cost. The fair value of the financial instruments corresponds to amortized cost or differs only insignificantly from it.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

14.    Borrowings

	Current		Non-current
	2022	2021	2022	2021
Borrowings held at amortised cost:
Bank loans	1,875,358	1,130,117	12,479,123	13,506,869
Directors’ loans	5,082	5,404	—	—
	€1,880,440	€1,135,521	€12,479,123	€13,506,869

In April 2016, a loan of €4,450,000 was granted by Deutsche Kreditbank KG at an interest rate of 2.35% maturing on 31 December 2033. The outstanding balance was reduced to €2,840,870 as of 31 December 2022 from €3,099,131 on 31 December 2021.

Also in April 2016, a loan of €600,000 was granted by Deutsche Kreditbank KG at an interest rate of 2.25% maturing on 31 December 2030. The outstanding balance has decreased to €336,842 as of 31 December 2022 from €378,948 as of 31 December 2021.

In January 2017, a loan of €2,200,000 was granted by Deutsche Kreditbank KG at an interest rate of 2.73% maturing on 30 March 2035. The outstanding balance remains at €2,200,000 for both reporting periods.

In February 2017, a loan of €9,600,000 was granted by Deutsche Kreditbank KG at an interest rate of 1.7% maturing on 30 March 2032. The outstanding balance has decreased to €6,342,849 as of 31 December 2022 from €7,028,565 as of 31 December 2021.

Also in February 2017, a loan of €600,000 was granted by Deutsche Kreditbank KG at an interest rate of 0.90% maturing on 30 March 2022. The loan was settled in 2022 and no outstanding balance exists as of 31 December 2022. The outstanding balance of 31 December 2021 was €37,500.

In February 2018, a loan of €434,000 was granted by Deutsche Kreditbank KG at an interest rate of 2.55% maturing on 31 December 2033. The outstanding balance has decreased to €312,811 as of 31 December 2022 from €339,936 as of 31 December 2021.

In 2021, a loan was given by Santander and is a 6 year UK government backed Bounce Back Loan Scheme (BBL Scheme) Loan which is repayable by equal installments over 5 years from May 2021. Interest due was paid by the UK government under the scheme until May 2021 and from May 2021 interest will be payable by the group at 2.5%. The outstanding balance has decreased to €38,526 as of 31 December 2022 from €52,956 as of 31 December 2021.

In 2021, the Company was granted a loan of €1,500,000 by Banca IFS which is a 6 year Government backed loan assisted by Medio Credito guarantee pursuant to Legislative Decree 662/96 which is repayable in equal installments over 5 years starting November 2022. Interest is payable at 4.5%. The outstanding balance has decreased to €1,432.583 as of 31 December 2022 from €1.499,950 as of 31 December 2021.

In November 2022, a subsidiary company, TEP Renewables (Communita Energetiche Rinnovabili) S.r.l was granted a €600,000 loan with an interest rate of 2.32% from Banca Monte dei Paschi di Siena with a 6 month interest free period followed by monthly installments ending in November 2023. The outstanding balance as of 31 December 2022 was €600,000.

Also in November 2022, TEP Renewables (Communita Energetiche Rinnovabili) S.r.l was granted a Contract Advance financing facility from Banca Monte dei Paschi di Siena for €250,000 with a bullet repayment due in May 2023. The outstanding balance as of 31 December 2022 was €250,000.

GREENROCK CORP
NOTES TO THE FINANCIAL STATEMENTS

15.    Lease liabilities

Maturity analysis

	2022	2021
Within one year	199,184	141,230
In two to five years	862,704	558,042
In over five years	2,379,865	2,508,355

Total undiscounted liabilities	3,441,753	3,207,627
Future finance charges and other adjustments	(64,729)	(32,634)

Lease liabilities in financial statements	€3,377,024	€3,174,993

Lease liabilities are classified based on the amounts that are expected to be settled within the next 12 months and after more than 12 months from the reporting date, as follows:

	2022	2021
Current liabilities	147,955	114,060
Non-current liabilities	3,229,069	3,060,933
	€3,377,024	€3,174,993

16.    Equity

All ordinary shares have attached them full voting, dividend and capital distribution rights, including on winding up and are not redeemable.

17.    Related party transactions

The following amounts were outstanding at the reporting end date:

	2022	2021
Amounts due to related parties
Associates	€194,917	—

18.    Events after the reporting date

Since the balance sheet date the company has accepted an offer to divest certain assets of its subsidiary company TEP Italia Srl and, subsequent to that transaction, the divestment of its entire shareholding in TEP Italia Srl. The offer is subject to the satisfactory completion of due diligence and the initial transaction is due to complete by the end of the first quarter of 2024.

On 21 August 2023, TEP sold its 40% shareholding in TEP Renewable Energies S.r.l, a Romanian company, for an amount equivalent to the initial purchase price of the shares.

On 26th October 2023 the Company reduced its share capital and reserves by cancelling the 180 ‘A’ ordinary shares held by minority shareholders utilising €58,882 of reserves.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

dated as of

December 30, 2023

by and among

CLIMATEROCK,

CLIMATEROCK HOLDINGS LIMITED,

CLIMATEROCK MERGER SUB LIMITED,

GREENROCK MERGER SUB CORP.,

and

GREENROCK CORP

Annex A Page No.
ARTICLE I CERTAIN DEFINITIONS		A-2
1.01	Definitions	A-2
1.02	Construction	A-12
1.03	Knowledge	A-12
1.04	Equitable Adjustments	A-12

ARTICLE II THE MERGERS		A-12
2.01	The SPAC Merger	A-12
2.02	The Company Merger	A-13
2.03	Effective Time	A-13
2.04	Effect of the Mergers	A-13
2.05	Organizational Document	A-13
2.06	Directors of Holdings, SPAC and Merger Subs	A-14
2.07	Officers of Holdings	A-14
2.08	Merger Consideration; Company Convertible Securities	A-14
2.09	Effect of SPAC Merger on Issued and Outstanding Securities of SPAC and SPAC Merger Sub	A-16
2.10	Effect of Mergers on Issued and Outstanding Securities of Holdings	A-18
2.11	Exchange Procedures	A-18
2.12	Taking of Necessary Action; Further Action	A-19
2.13	Closing	A-20
2.14	Certificates	A-20
2.15	Withholding	A-20
2.16	Payment of Expenses	A-20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-21
3.01	Corporate Organization of the Company	A-21
3.02	Subsidiaries	A-21
3.03	Due Authorization	A-21
3.04	No Conflict	A-22
3.05	Governmental Authorities; Consents	A-22
3.06	Capitalization of the Group Companies	A-22
3.07	Financial Statements	A-23
3.08	Undisclosed Liabilities	A-23
3.09	Litigation and Proceedings	A-24
3.10	Compliance with Laws	A-24
3.11	Intellectual Property	A-24
3.12	Contracts; No Defaults	A-25
3.13	Company Benefit Plans	A-27
3.14	Employment and Labor Matters	A-28
3.15	Taxes	A-29
3.16	Brokers’ Fees	A-30
3.17	Insurance	A-31
3.18	Personal Property and Assets	A-31
3.19	Real Property; Assets	A-31
3.20	Environmental Matters	A-32
3.21	Absence of Changes	A-32
3.22	Affiliate Agreements	A-33
3.23	Permits	A-33

Annex A-i

Annex A Page No.
3.24	Proxy Statement	A-33
3.25	Bank Accounts; Powers of Attorney	A-33
3.26	Privacy; Data Security	A-33
3.27	No Additional Representations and Warranties	A-34
3.28	Business Relationships	A-34
3.29	Regulatory Compliance	A-34
3.30	No Outside Reliance	A-35

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SPAC		A-35
4.01	Corporate Organization	A-35
4.02	Due Authorization	A-35
4.03	No Conflict	A-36
4.04	Litigation and Proceedings	A-36
4.05	Governmental Authorities; Consents	A-36
4.06	Financial Ability; Trust Account	A-36
4.07	Brokers’ Fees	A-37
4.08	SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities	A-37
4.09	Business Activities	A-38
4.10	Registration Statement and Proxy Statement	A-39
4.11	Tax Matters	A-39
4.12	Capitalization	A-40
4.13	Nasdaq Stock Market Quotation	A-41
4.14	Employees and Employee Benefits	A-42
4.15	Properties	A-42
4.16	Material Contracts	A-42
4.17	Transactions with Affiliates	A-42
4.18	Ownership of Company Merger Consideration	A-42
4.19	Insurance	A-42
4.20	Regulatory Compliance	A-43
4.21	No Outside Reliance	A-43

ARTICLE V COVENANTS OF THE COMPANY		A-43
5.01	Conduct of Business	A-43
5.02	Inspection	A-45
5.03	HSR Act and Regulatory Approvals	A-45
5.04	Termination of Certain Agreements	A-46
5.05	No SPAC Ordinary Shares Transactions	A-46
5.06	No Claim Against the Trust Account	A-46
5.07	Proxy Solicitation; Other Actions	A-46
5.08	Consent of Company Shareholders	A-46

ARTICLE VI COVENANTS OF SPAC		A-47
6.01	HSR Act and Regulatory Approvals	A-47
6.02	Indemnification and Insurance	A-48
6.03	Conduct of SPAC and Holdings During the Interim Period	A-49
6.04	Trust Account	A-50
6.05	Inspection	A-50
6.06	SPAC and Holdings Nasdaq Listing	A-50
6.07	SPAC Public Filings	A-50

Annex A-ii

Annex A Page No.
ARTICLE VII JOINT COVENANTS		A-50
7.01	Support of Transaction	A-50
7.02	Preparation of Registration Statement & Proxy Statement; Extraordinary General Meeting	A-51
7.03	Exclusivity	A-52
7.04	Tax Matters	A-53
7.05	Confidentiality; Publicity	A-53
7.06	Post-Closing Cooperation; Further Assurances	A-53
7.07	Notification of Certain Matters	A-54
7.08	Other Filings; Press Release	A-54
7.09	Intentionally Omitted	A-54
7.10	Equityholder Litigation	A-54
7.11	PIPE Investment	A-54
7.12	TEP Acquisition	A-54

ARTICLE VIII CONDITIONS TO OBLIGATIONS		A-55
8.01	Conditions to Obligations of All Parties	A-55
8.02	Additional Conditions to Obligations of SPAC	A-55
8.03	Additional Conditions to the Obligations of the Company	A-56
8.04	Frustration of Conditions	A-57

ARTICLE IX TERMINATION/EFFECTIVENESS		A-57
9.01	Termination	A-57
9.02	Effect of Termination	A-58

ARTICLE X MISCELLANEOUS		A-58
10.01	Waiver	A-58
10.02	Trust Account Waiver	A-59
10.03	Notices	A-59
10.04	Assignment	A-60
10.05	Rights of Third Parties	A-60
10.06	Expenses	A-60
10.07	Governing Law	A-60
10.08	Captions; Counterparts	A-60
10.09	Schedules and Exhibits	A-61
10.10	Entire Agreement	A-61
10.11	Amendments	A-61
10.12	Severability	A-61
10.13	Jurisdiction; WAIVER OF TRIAL BY JURY	A-61
10.14	Enforcement	A-61
10.15	Non-Recourse	A-62
10.16	Nonsurvival of Representations, Warranties and Covenants	A-62

EXHIBITS

Exhibit A Sponsor Support Agreement

Exhibit B Company Support Agreement
Annex A-iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of December 30, 2023, is entered into by and among (i) ClimateRock, a Cayman Islands exempted company (“SPAC”), (ii) ClimateRock Holdings Limited, a Cayman Islands exempted company and a wholly owned subsidiary of SPAC (“Holdings”), (iii) ClimateRock Merger Sub Limited, a Cayman Islands exempted company and a wholly owned subsidiary of Holdings (“SPAC Merger Sub”), (iv) a Cayman Islands exempted company and a wholly owned subsidiary of Holdings, expected to be named GreenRock Merger Sub Corp., which is in the process of being formed by SPAC, and once formed, SPAC shall cause it to promptly enter into a joinder to this Agreement (“Company Merger Sub”; and together with SPAC Merger Sub are referred to herein as the “Merger Subs”; and the Merger Subs, SPAC and Holdings are collectively referred to herein as the “SPAC Parties” and sometimes each individually referred to herein as a “SPAC Party”), and (v) GreenRock Corp, a Cayman Islands exempted company (the “Company”). Each of SPAC, Holdings, SPAC Merger Sub, Company Merger Sub, and the Company, is sometimes referred to herein individually as a “Party,” and they are collectively referred to herein as the “Parties.” Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in Article I of this Agreement.

RECITALS

WHEREAS, SPAC is a blank check company formed as a Cayman Islands exempted company and created for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar Business Combination (as defined below) with one or more businesses;

WHEREAS, the principal business of the Company is to develop, acquire and operate renewable energy and green hydrogen production plants, primarily in Europe and the Americas;

WHEREAS, Holdings is a Cayman Islands exempted company that is owned 100% by SPAC;

WHEREAS, SPAC Merger Sub is a Cayman Islands exempted company that is owned 100% by Holdings, and has been formed for the sole purpose of effecting a merger pursuant to a Business Combination;

WHEREAS, Company Merger Sub is in the process of being formed as a Cayman Islands exempted company that is to be owned 100% by Holdings, and is being formed for the sole purpose of effecting the Company Merger (as defined below);

WHEREAS, upon the terms and subject to the conditions set forth herein, the Parties desire and intend to effect a Business Combination transaction pursuant to which (i) SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving company (the “SPAC Merger”), and with the security holders of SPAC receiving substantially equivalent securities of Holdings, and (ii) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger;” the Company Merger and the SPAC Merger are together referred to herein as the “Mergers”), and with the shareholders of the Company receiving Holdings Ordinary Shares;

WHEREAS, as a result of the Mergers, SPAC and the Company will become wholly owned subsidiaries of Holdings, and Holdings will become a publicly traded company listed on Nasdaq;

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Sponsor has entered into that certain Sponsor Support Agreement in the form substantially attached hereto as Exhibit A, pursuant to which, among other things the Sponsor has agreed to be bound by its respective obligations under this Agreement (the “Sponsor Support Agreement”) and (ii) GreenRock Continuity I and GreenRock Continuity II, each a Cayman Islands exempted company, as majority holders of the outstanding Company Ordinary Shares have entered into that certain Company Support Agreement in the form substantially attached hereto as Exhibit B, pursuant to which, among other things each has agreed to be bound by its respective obligations under this Agreement (the “Company Support Agreement”);

WHEREAS, on or before the Closing, the SPAC, the Sponsor, and the Company Shareholders (as defined below) shall enter into (i) a Registration Rights Agreement in a form to be mutually agreed to by the Parties, which agreement shall be effective as of the Closing (the “Registration Rights Agreement”), (ii) a Lock-Up Agreement with respect to the Holdings Ordinary Shares to be held by the Company Shareholders, in a form to be mutually agreed to by the Parties, which agreement shall be effective as of the Closing (the “Company Lock-Up Agreement”) and

Annex A-1

(iii) a Lock-Up Agreement with respect to the Holdings Ordinary Shares to be held by the SPAC Shareholders and holders of SPAC Private Warrants, in a form to be mutually agreed to by the Parties, which agreement shall be effective as of the Closing (the “SPAC Lock-Up Agreement,” and, together with the Company Lock-Up Agreement, the “Lock-Up Agreements”);

WHEREAS, the respective boards of directors, executive committees or similar governing bodies of each of the Parties have approved and declared advisable, and have deemed to be in the best interests of each Party and its respective security holders, the Transactions, upon the terms and subject to the conditions of this Agreement, and in accordance with, the Companies Act (Revised) of the Cayman Islands (the “Cayman Act”);

WHEREAS, in furtherance of the Transactions, and in conjunction with, inter alia, obtaining the approval of the SPAC Shareholders for the Business Combination, SPAC shall provide an opportunity to its shareholders to have their SPAC Class A Ordinary Shares redeemed for consideration pursuant to the terms and subject to the conditions and limitations set forth in this Agreement, the SPAC’s Organizational Documents, the Trust Agreement, and the Proxy Statement (the “Redemption”); and

WHEREAS, for U.S. federal income tax purposes, it is intended that the Mergers shall together qualify as an exchange described in Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.01 Definitions. As used herein, the following terms shall have the following meanings:

“Acquisition Transaction” has the meaning specified in Section 7.03(a).

“Action” means any claim, action, suit, assessment, charge, complaint, inquiry, investigation, examination, hearing, petition, suit, mediation, arbitration or proceeding, in each case that is by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

“Agreement” has the meaning specified in the preamble hereto.

“Ancillary Agreement” means (x) each agreement, instrument or document attached hereto as an Exhibit, including the Sponsor Support Agreement and the Company Support Agreement, and (y) the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement, including the Company Lock-Up Agreement, the SPAC Lock-Up Agreement, the Registration Rights Agreement, Holdings Equity Plan, and the Escrow Agreement.

“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any representative of a foreign Governmental Authority or commercial entity to obtain a business advantage, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010, and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Available Closing Date Cash” means, as of immediately prior to the Closing, an aggregate amount equal to (i) the cash available to be released from the Trust Account to Holdings net of any redemptions of SPAC Class A Ordinary Shares by any Redeeming SPAC Shareholders, plus (ii) the proceeds raised by Company, SPAC and/or Holdings in any PIPE Investment, including, for the avoidance of doubt, any PIPE Investment closing on the Closing Date (the “PIPE Proceeds”), plus (iii) equity proceeds raised by the Company on or after the date hereof and prior to the Closing, plus (iv) aggregate principal amount of any Indebtedness of the Company incurred on or after the date hereof and prior to the Closing that is convertible into equity securities of the Company, net of Transaction Expenses.

Annex A-2

“Balance Sheet Date” has the meaning specified in Section 3.07(a).

“Business” means the development, acquisition and operation of renewable energy and green hydrogen production plants, primarily in Europe and the Americas.

“Business Combination” has the meaning ascribed to such term in the SPAC Memorandum and Articles.

“Business Combination Proposal” has the meaning specified in Section 7.03(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or the Cayman Islands are authorized or required by Law to close.

“Business Intellectual Property” has the meaning specified in Section 3.11(c).

“Cash” means, with respect to any Person or Persons at a given time, all cash and cash equivalents as determined in accordance with IFRS, and liquid funds of such Person at such time, including the amount of uncleared deposits but net of any outstanding checks, wires and bank overdrafts issued by or on behalf of such person as of such time, excluding any cash that is restricted by Law or contract.

“Cayman Act” has the meaning specified in the recitals hereto.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“Claim” means any demand, claim, action, legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.

“Closing” has the meaning specified in Section 2.13.

“Closing Company Indebtedness” means the aggregate amount of all Indebtedness of the Group Companies, provided, however, that the Indebtedness of the Group Companies that will be assumed or refinanced by Holdings shall not be greater than the amount of Closing Company Indebtedness set forth on the Company Closing Date Certificate.

“Closing Date” has the meaning specified in Section 2.13.

“Closing Date Certificate” means the Company Closing Date Certificate or the SPAC Closing Date Certificate, as applicable.

“Closing Press Release” has the meaning specified in Section 7.08(b).

“Closing Share Consideration” means 28,000,000 Holdings Ordinary Shares

“Code” has the meaning specified in the Recitals hereto.

“Company” has the meaning specified in the preamble hereto.

“Company 2024 FY EBITDA Target” means $38,850,000.

“Company 2024 FY EBITDA Minimum” means $24,348,000.

“Company Adjusted EBITDA” means the Company’s earnings before interest, taxes, depreciation or amortization, calculated in accordance with IFRS and as reflected on the auditor reviewed interim financial statements of the Company or the audited full year financial statements of the Company, as applicable, plus 70% of the net sale price reflected in any signed letters of intent entered into by the Company and a third party in good faith and on prevailing market terms for the sale of Company assets.

“Company Benefit Plan” has the meaning specified in Section 3.13(a).

“Company Certificate(s)” has the meaning specified in Section 2.11(a).

“Company Closing Date Certificate” has the meaning specified in Section 2.14.

“Company Convertible Securities” means, collectively, all options, warrants or rights to subscribe for or purchase any shares of the Company or securities convertible into or exchangeable for, or otherwise confer on the holder any right to acquire any shares of the Company.

Annex A-3

“Company Lock-Up Agreement” has the meaning specified in the Recitals hereto.

“Company Memorandum and Articles” means the Company’s memorandum and articles of association filed with the Cayman Registrar on May 4, 2023 and as they may be amended and/or restated from time to time.

“Company Merger” has the meaning specified in the Recitals hereto.

“Company Merger Consideration” means the Closing Share Consideration plus the Escrowed Share Consideration.

“Company Merger Effective Time” has the meaning specified in Section 2.03.

“Company Merger Sub” has the meaning specified in the preamble hereto.

“Company Ordinary Shares” means ordinary shares, par value $0.00005 per share, of the Company.

“Company Plan of Merger” has the meaning specified in Section 2.03.

“Company Shareholder” means a holder of Company Ordinary Shares.

“Company Specified Representations” has the meaning specified in Section 8.02(a)(i).

“Company Support Agreement” has the meaning specified in the Recitals hereto.

“Company Surviving Subsidiary” has the meaning specified in Section 2.02.

“Company Surviving Subsidiary M&A” has the meaning specified in Section 2.05(a).

“Continuing Company Shares” means Company Ordinary Shares which remain outstanding immediately prior to the Company Merger Effective Time, including any Company Ordinary Shares which by their terms, the terms of this Agreement or any election made by the holder thereof shall be converted or exchanged at or prior to the Company Merger Effective Time, but excluding, in each case, Dissenting Company Shares. For the avoidance of doubt, Continuing Company Shares shall exclude Company Ordinary Shares that are redeemed at or prior to the Company Merger Effective Time.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders, including any contract with any Governmental Authority.

“D&O Indemnifiable Claim” has the meaning specified in Section 6.02(b).

“Data Security Requirements” has the meaning specified in Section 3.26(b).

“Dissenting SPAC Shareholder” has the meaning specified in Section 2.09(g).

“Dissenting SPAC Shares” has the meaning specified in Section 2.09(g).

“Dissenting Company Shareholder” has the meaning specified in Section 2.08(d).

“Dissenting Company Shares” has the meaning specified in Section 2.08(d).

“EBITDA Excess” means the amount by which the Company Adjusted EBITDA exceeds the Company 2024 FY EBITDA Minimum at the First Checkpoint Date or the date that the Company’s audited financial statements for fiscal year 2024 are filed with the SEC, as applicable.

“Effective Date” means the effective date of the Registration Statement.

“Effective Time” has the meaning specified in Section 2.03.

“Enforceability Exceptions” has the meaning specified in Section 3.03.

“Environmental Laws” means any and all applicable Laws relating to pollution or protection of the environment (including natural resources) or the use, handling, treatment, storage, emission, discharge, disposal or release of, or exposure to, Hazardous Materials, each as in effect on the date hereof.

Annex A-4

“ERISA” has the meaning specified in Section 3.13(a).

“ERISA Affiliate” has the meaning specified in Section 3.13(b).

“Escrow Release Percentage” means the quotient of the EBITDA Excess at the applicable measurement date divided by $14,502,000, expressed as a percentage.

“Escrowed Share Consideration” means 16,685,000 Holdings Ordinary Shares, each an “Escrowed Share” or collectively, the “Escrowed Shares.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 2.11(a).

“Export Control Laws” means (a) the U.S. Export Administration Regulations and all other Laws adopted by Governmental Authorities of the United States and other countries relating to import and export controls and (b) the anti-boycott regulations administered by the U.S. Department of Commerce and the U.S. Department of the Treasury and all anti-boycott Laws adopted by Governmental Authorities of other countries relating to prohibition of unauthorized boycotts.

“Extraordinary General Meeting” means an extraordinary general meeting of the holders of SPAC Ordinary Shares to be held for the purpose of approving the Proposals.

“Financial Statements” has the meaning specified in Section 3.07(a).

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, non-governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, ruling, judgment, injunction, decree, writ, stipulation, determination, award, consent, settlement agreement, in each case, entered by or with any Governmental Authority.

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under applicable Environmental Laws as in effect as of the date hereof, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, per- and polyfluoroalkyl substances, polychlorinated biphenyls, flammable or explosive substances, or pesticides.

“Holdings” has the meaning specified in the preamble hereto.

“Holdings Convertible Securities” means, collectively, all options, warrants or rights to subscribe for or purchase any shares in Holdings or securities convertible into or exchangeable for, or otherwise confer on the holder any right to acquire any shares of Holdings.

“Holdings Equity Plan” means the 2024 Equity Incentive Plan of Holdings, in a form to be mutually agreed upon by the Company and SPAC.

“Holdings Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Holdings.

“Holdings Private Warrant” means one whole warrant entitling the holder thereof to purchase one Holdings Ordinary Share at a purchase price of $11.50 per full share.

“Holdings Public Warrant” means one whole warrant entitling the holder thereof to purchase one Holdings Ordinary Share at a purchase price of $11.50 per full share.

“Holdings Warrants” means the Holdings Private Warrants and Holdings Public Warrants, collectively.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“IFRS” means international financial reporting standards, as adopted by the International Accounting Standards Board.

Annex A-5

“Indebtedness” means, with respect to any Person or group of Persons at any given time, without duplication, all liabilities and obligations (whether or not contingent) including in respect of the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, (a) borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) with respect to the Group Companies, accounts payable to trade creditors and accrued expenses, (c) amounts owing as deferred purchase price for property or services, including “earnout” payments valued at the maximum amount thereof, (d) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, (e) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case to the extent drawn), (f) hedging arrangements, interest rate, currency or other swaps, derivative instruments or similar Contracts, in each case, assuming such Contracts were terminated as of immediately prior to such time, (g) payment obligations of a third party secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed or refinanced, (h) obligations under leases required to be recorded as capitalized leases in accordance with IFRS, (i) guarantees, make-whole agreements, hold harmless agreements or other similar arrangements with respect to any amounts of a type described in clauses (a) through (i) above, and (j) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations; provided, however, that, with respect to any Group Company, Indebtedness shall not include any Indebtedness of the SPAC, including Sponsor Loans.

“Independent Contractor” has the meaning specified in Section 3.14(a).

“Intellectual Property” means all United States and non-United States intellectual property rights, wherever created or arising, or protected under applicable Law, including all: (i) patents and patent applications (including continuations, divisionals, continuations-in-part or reissues of patent applications and patents issuing thereon), (ii) trademarks, service marks, Internet domain names, social media handles, corporate names and trade names, and other similar identifiers of source or goodwill (together with the goodwill associated with any of the foregoing), and registrations and applications therefor, (iii) rights in works of authorship, including all copyrights (including copyrights in software), and registrations and applications therefor, and moral rights, design rights and database rights therein and thereto, (iv) confidential or proprietary information, including trade secrets and know-how (collectively, “Trade Secrets”), and (v) claims and rights to recover for past, present and future infringement, misappropriation, violation or breach of any of the foregoing.

“Intended Tax Treatment” has the meaning specified in Section 7.04(b).

“Interim Period” has the meaning specified in Section 5.01.

“Investment Company Act” means the Investment Company Act of 1940.

“IPO” means the initial public offering of SPAC Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of SPAC, dated April 27, 2022, and filed with the SEC on April 29, 2022 (File Nos. 333-263542).

“IT Systems” means the information technology systems computer systems, networks, Software and hardware used by the Company or any of its Subsidiaries.

“Law” means any federal, state, or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, Governmental Order, or other requirement issued, enforced, entered or promulgated by, in each case, of any Governmental Authority, including the SEC, and applicable to or legally binding on the Parties, as applicable.

“Leased Real Property” means all real property leased by the Company or its Subsidiaries, the lease of which may not be terminated at will, or by giving notice of 90 days or less, without cost or penalty.

“Letter of Transmittal” has the meaning specified in Section 2.11(d).

“Liability” means any debt, liability, obligation, guaranty, loss, damage, claim, demand, action, cause of action, cost, deficiency, penalty or expense, in each case, whether based in contract, tort, equity or otherwise, and whether direct or indirect, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

Annex A-6

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest, charge, easement, equitable interest, option, right of first offer or refusal, adverse claim or other restriction on the use, voting, transfer, receipt of income or other exercise, possession, transfer, or any other attribution of ownership, or other lien of any kind.

“Lock-Up Agreements” has the meaning specified in the Recitals hereto.

“Lost Certificate Affidavit” has the meaning specified in Section 2.11(g).

“Material Adverse Effect” means, with respect to any specified Person, any event, state of facts, development, circumstance, occurrence or effect that (i) has had, or would reasonably be foreseeable to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of such Person and its Subsidiaries, taken as a whole or (ii) does or would reasonably be foreseeable to, individually or in the aggregate, prevent the ability of the Company to consummate the Transaction; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” on the business, results of operations or financial condition of such Person and its Subsidiaries, taken as a whole: (a) any change in applicable Laws or IFRS, or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees, (d) any change generally affecting any of the industries or markets in which the Person or its Subsidiaries operate or the economy as a whole, (e) the compliance with the terms of this Agreement or the taking of any action required by this Agreement or with the prior written consent of the other Parties, (f) any earthquake, hurricane, pandemic (including the effects of COVID-19, and all variants thereof), epidemic, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event, (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Person operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any war, hostilities or escalation of the conflict in the Ukraine and the direct and indirect impacts, political or financial, on the Russian Federation and any other nation or Person, and (h) any failure of the Person and its Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets; provided, that this clause (h) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be foreseeable to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect); except in the case of clauses (a), (d), (f) and (g), to the extent that such change does not have a disproportionate impact on the Person and its Subsidiaries, taken as a whole, as compared to other industry participants.

“Material Permits” has the meaning specified in Section 3.23.

“Merger Subs” has the meaning specified in the preamble hereto.

“Mergers” has the meaning specified in the Recitals hereto.

“Multiemployer Plan” has the meaning specified in Section 3.13(b).

“Nasdaq” means the Nasdaq Capital Market.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended and/or restated.

“Outside Date” has the meaning specified in Section 9.01(b).

“Outstanding Company Expenses” has the meaning specified in Section 2.16.

“Outstanding SPAC Expenses” has the meaning specified in Section 2.16.

“Outstanding Transaction Expenses” has the meaning specified in Section 2.16.

Annex A-7

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by, or under obligation of assignment to, the Company or any of its Subsidiaries.

“Owned Real Property” has the meaning specified in Section 3.19(a).

“Party” has the meaning specified in the preamble hereto.

“PIPE Investment” has the meaning specified in Section 7.11.

“PIPE Proceeds” has the meaning specified in the definition of Available Closing Date Cash.

“Permits” means all permits, licenses, certificates of authority, authorizations, approvals, registrations and other similar consents or approvals issued by or obtained from a Governmental Authority.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary and usual course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions, in each case only to the extent appropriate reserves have been established in accordance with IFRS, (ii) Liens arising under original purchase price conditional sales contracts, equipment leases, or trade payables with third parties entered into in the ordinary and usual course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions, in each case, for which appropriate reserves have been established in accordance with IFRS, (iv) Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that (A) (x) are matters of record or (y) would be disclosed by a current, accurate survey or physical inspection of such real property, and (B) do not interfere with the present uses or occupancy of or access to, or otherwise diminish the value of, such real property, (v) Liens that (A) were not incurred in connection with Indebtedness or (B) are not material to the Group Companies, taken as a whole, (vi) non-exclusive licenses of Intellectual Property entered into in the ordinary and usual course of business (vii) Liens in connection with Closing Company Indebtedness, and (vii) Liens described on Schedule 1.01(b).

“Person” means any individual, firm, corporation, exempted company, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personal Information” means all information regarding or capable of being associated with an identifiable individual person, including (a) information that identifies, could be used to identify or is otherwise identifiable with an individual or a device, including name, physical address, telephone number, email address, financial information, financial account number or government-issued identifier (including Social Security number, driver’s license number, passport number), medical, health, or insurance information, gender, date of birth, educational or employment information, and any other data used or intended to be used to identify, contact or precisely locate an individual (e.g., geolocation data), (b) information or data bearing on an individual person’s credit standing (c) any data regarding an individual’s activities online or on a mobile device or other application (e.g., searches conducted, web pages or content visited or viewed), and (d) Internet Protocol addresses, device identifiers or other persistent identifiers.

“Pre-Closing Tax Period” means all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

“Privacy Laws” means all applicable Laws governing the receipt, collection, compilation, use, analysis, retention, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure or transfer of Personal Information or User Data, including, without limitation, the EU General Data Protection Regulation (GDPR), the Federal Trade Commission Act, the Privacy Act of 1974, the Fair Credit Reporting Act (FCRA) and its state law equivalents, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act as amended by the California Privacy Rights Act, the Virginia Consumer Data Protection Act, each as amended from time to time, and all applicable Laws governing data privacy, security and breach notification.

“Projects” means the material power projects being developed or operated by the Company and its Subsidiaries, details of which are set forth in Schedule 1.01(b).

“Proposals” has the meaning specified in Section 7.02(c).

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“Prosecution Proceedings” has the meaning specified in Section 3.11(b).

“Proxy Statement” means the notice of extraordinary general meeting and proxy statement filed by SPAC on Schedule 14A with respect to the Extraordinary General Meeting.

“Real Estate Lease Documents” has the meaning specified in Section 3.19(b).

“Real Property” means, together, the Leased Real Property and the Owned Real Property.

“Redeeming SPAC Shareholder” means a SPAC Shareholder who demands that SPAC redeem its SPAC Class A Ordinary Shares for cash in connection with the transactions contemplated hereby and in accordance with the SPAC’s Organizational Documents.

“Redemption” has the meaning specified in the Recitals hereto.

“Registered” means registrations, recordations, filings, renewals, and applications for any of the foregoing with, granted by or pending before, a Governmental Authority or Internet domain name registrar.

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Registration Statement” means the registration statement on Form F-4 of Holdings with respect to registration of the Holdings Ordinary Shares and Holdings Public Warrants to be issued in connection with the Mergers.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles).

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, lenders, debt financing sources and consultants of such Person.

“Restated Holdings M&A” has the meaning specified in Section 2.05(b).

“Sanctions Laws” means any Law related to economic sanctions imposed, administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union or any of its Member States, the United Nations, or His Majesty’s Treasury of the United Kingdom (including as may be extended to the Cayman Islands by Order in Council of His Majesty’s Privy Counsel in the United Kingdom).

“Schedules” means, with respect to any Party, the disclosure schedules delivered by such Party in connection with this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“SEC Clearance Date” means the date on which the SEC has declared the Registration Statement effective and has confirmed that the SEC has no further comments on the Proxy Statement.

“SEC Reports” has the meaning specified in Section 4.08(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“SPAC” has the meaning specified in the preamble hereto.

“SPAC Board” means the board of directors of SPAC.

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“SPAC Certificates” has the meaning specified in Section 2.11(a).

“SPAC Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of SPAC.

“SPAC Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of SPAC.

“SPAC Closing Date Certificate” has the meaning specified in Section 2.14.

“SPAC Lock-Up Agreement” has the meaning specified in the Recitals hereto.

“SPAC Material Contract” has the meaning specified in Section 4.16(a).

“SPAC Memorandum and Articles” means the amended and restated memorandum and articles of association of SPAC, as amended and/or restated; provided that references herein to the SPAC Memorandum and Articles for periods after the SPAC Merger includes the SPAC Surviving Subsidiary’s amended and restated memorandum and articles of association.

“SPAC Merger” has the meaning specified in the Recitals hereto.

“SPAC Merger Effective Time” has the meaning specified in Section 2.03.

“SPAC Merger Sub” has the meaning specified in the preamble hereto.

“SPAC Ordinary Shares” means the SPAC Class A Ordinary Shares and SPAC Class B Ordinary Shares, collectively.

“SPAC Parties” has the meaning specified in the preamble hereto.

“SPAC Plan of Merger” has the meaning specified in Section 2.03.

“SPAC Preference Shares” means the preference shares, par value $0.0001 per share, of SPAC.

“SPAC Private Warrant” means one private placement warrant that was issued to Sponsor at the time of the consummation of the IPO, entitling the holder thereof to purchase one (1) SPAC Class A Ordinary Share at a purchase price of $11.50 per share.

“SPAC Public Warrant” means one (1) warrant that was issued at the time of the consummation of the IPO, entitling the holder thereof to purchase one (1) SPAC Class A Ordinary Share at a purchase price of $11.50 per share.

“SPAC Right” means one right that was included as part of each SPAC Unit entitling the holder thereof to receive one-tenth (1/10th) of a SPAC Class A Ordinary Share upon the consummation by SPAC of its Business Combination.

“SPAC Securities” means SPAC Units, SPAC Ordinary Shares, SPAC Preference Shares, SPAC Rights, and SPAC Warrants, collectively.

“SPAC Shareholder” means a holder of SPAC Ordinary Shares.

“SPAC Shareholder Approval” has the meaning specified in Section 4.02(b).

“SPAC Specified Representations” has the meaning specified in Section 8.03(a)(i).

“SPAC Surviving Subsidiary” has the meaning specified in Section 2.01.

“SPAC Units” means the units issued in the IPO (including overallotment units acquired by SPAC ’s underwriter) consisting of one (1) SPAC Class A Ordinary Share, one-half (1/2) of a SPAC Public Warrant, and one (1) right that entitles the holder thereof to receive one-tenth (1/10) of one SPAC Class A Ordinary Share.

“SPAC Warrants” means, collectively, the SPAC Public Warrants and the SPAC Private Warrants.

“Sponsor” means U.N. SDG Support LLC, a Delaware limited liability company.

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“Sponsor Loans” means the sum of (a) the loans made from Sponsor or an Affiliate of Sponsor to SPAC as of the date hereof, plus all accrued and unpaid interest and other charges thereon through the Closing Date, and (b) any additional monies loaned after the date hereof through the Closing Date to SPAC by Sponsor or an Affiliate of Sponsor, plus all accrued and unpaid interest and other charges thereon. The total amount of Sponsor Loans will be set forth on a certificate to be delivered to the Company by Sponsor and SPAC at least five (5) days prior to the Closing Date.

“Sponsor Support Agreement” has the meaning specified in the Recitals.

“Straddle Period” means any taxable year or period beginning on or before and ending after the Closing Date.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company, an exempted company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors, executive committee or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member. “Subsidiary” also means any Person the Company anticipates directly or indirectly acquiring pursuant to purchase agreements that have gone into effect but not closed as of the date hereof, which Persons include, without limitation, those Persons set forth on Schedule 3.02.

“Surviving Provisions” has the meaning specified in Section 9.02.

“Tax” means any federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, and sales or use tax, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, whether as a primary obligor or as a result of being a transferee or successor of another Person or a member of an affiliated, consolidated, unitary, combined or other group or pursuant to Law, Contract or otherwise.

“Tax Authority” means a Governmental Authority responsible for the administration, determination or collection of any Tax.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with respect to Taxes, including any schedule or attachment thereto and including any amendments thereof.

“TEP” has the meaning specified in Section 7.12.

“Trade Secrets” has the meaning specified in the definition of Intellectual Property.

“Transactions” or “transactions contemplated hereby” means the transactions contemplated by this Agreement to occur at or immediately prior to the Closing, including the Mergers.

“Treasury Regulations” means the regulations promulgated under the Code.

“Trust Account” has the meaning specified in Section 4.06(a).

“Trust Agreement” has the meaning specified in Section 4.06(a).

“Trustee” has the meaning specified in Section 4.06(a).

“Unfair Labor Practice” has the meaning prescribed to it in the National Labor Relations Act of 1935.

“User Data” means any Personal Information or other data or information collected by or on behalf of the Company or its Subsidiaries from users of the Company’s or its Subsidiaries’ websites, any mobile app, or any Software, devices, or products of the Company or its Subsidiaries.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 or any similar Laws.

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1.02 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(d) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(e) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(f) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under IFRS.

(g) The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than 9:00 a.m. two (2) Business Days prior to the date of this Agreement to the Party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by the Company in connection with this Agreement or (ii) by delivery to such Party or its legal counsel via electronic mail or hard copy form.

(h) Unless otherwise specified in this Agreement, all references to currency, monetary values, dollars or “$” set forth herein shall mean United States (U.S.) dollars.

1.03 Knowledge. As used herein, the phrase “to the knowledge” shall mean the actual knowledge, and such knowledge as they would have obtained after reasonable inquiry, of, (a) in the case of the Company, Per Regnarsson, Michael Geary, Julia Bron and Charles Ratelband and the executive officers and members of the board (or equivalent body) of the Company, and (b) in the case of SPAC, the members of the board (or equivalent body) of the SPAC.

1.04 Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding Company Ordinary Shares or SPAC Class A Ordinary Shares shall have been changed into a different number of shares or a different class, by reason of any share dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of Company Ordinary Shares or SPAC Class A Ordinary Shares, will be appropriately adjusted to provide to the holders of Company Ordinary Shares and the holders of SPAC Ordinary Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 1.04 shall not be construed to permit SPAC or the Company to take any action with respect to their respective securities if such action is prohibited by the terms and conditions of this Agreement.

ARTICLE II
THE MERGERS

2.01 The SPAC Merger. At the SPAC Merger Effective Time and subject to and upon the terms and conditions of this Agreement and the SPAC Plan of Merger and in accordance with the applicable provisions of the Cayman Act, SPAC Merger Sub and SPAC shall consummate the SPAC Merger, pursuant to which SPAC Merger Sub shall be merged with and into SPAC, following which (a) the separate existence of SPAC Merger Sub shall cease and SPAC Merger Sub shall be struck off the Register of Companies in the Cayman Islands, (b) SPAC shall continue as the surviving company in the SPAC Merger, and (c) SPAC shall become a wholly owned subsidiary

Annex A-12

of Holdings. SPAC as the surviving company in the SPAC Merger is hereinafter sometimes referred to as “SPAC Surviving Subsidiary” (and references to SPAC for periods after the SPAC Merger Effective Time shall include SPAC Surviving Subsidiary).

2.02 The Company Merger. At the Company Merger Effective Time and subject to and upon the terms and conditions of this Agreement and the Company Plan of Merger and in accordance with the applicable provisions of the Cayman Act, Company Merger Sub and the Company shall consummate the Company Merger, pursuant to which Company Merger Sub shall be merged with and into the Company, following which (a) the separate existence of Company Merger Sub shall cease and Company Merger Sub shall be struck off the Register of Companies in the Cayman Islands, (b) the Company shall continue as the surviving company in the Company Merger, and (c) the Company shall become a wholly owned subsidiary of Holdings. The Company as the surviving company in the Company Merger is hereinafter sometimes referred to as “Company Surviving Subsidiary” (and references to the Company for periods after the Company Merger Effective Time shall include Company Surviving Subsidiary). Notwithstanding the Company Merger, the Company will not be included within the meaning of the term SPAC Parties for purposes of this Agreement.

2.03 Effective Time. Subject to the terms and conditions of this Agreement, the Parties shall (a) cause the SPAC Merger to be consummated by executing and filing a plan of merger and such other document(s) required by the Cayman Act in form and substance reasonably acceptable to the Company and SPAC (the “SPAC Plan of Merger”) with the Cayman Registrar in accordance with the applicable provisions of the Cayman Act, and (b) cause the Company Merger to be consummated by executing and filing a plan of merger and such other document(s) required by the Cayman Act in form and substance reasonably acceptable to the Company and SPAC (the “Company Plan of Merger”, and together with the SPAC Plan of Merger, each a “Plan of Merger”) with the Cayman Registrar in accordance with the applicable provisions of the Cayman Act. The SPAC Merger shall be consummated and be effective on the date and at the time at which the SPAC Plan of Merger is registered by the Cayman Registrar in accordance with the Cayman Act or such later date and/or time as the Company and SPAC may agree and specify pursuant to the Cayman Act (the “SPAC Merger Effective Time”). The Company Merger shall be consummated and be effective on the date and at the time at which the Company Plan of Merger is registered by the Cayman Registrar in accordance with the Cayman Act or such later date and/or time as the Company and SPAC may agree and specify pursuant to the Cayman Act (the “Company Merger Effective Time” and together with the SPAC Merger Effective Time, each as applicable, the “Effective Time”).

2.04 Effect of the Mergers. At the applicable Effective Time, the effect of the Mergers shall be as provided in this Agreement, the SPAC Plan of Merger, the Company Plan of Merger and the applicable provisions of the Cayman Act and other applicable Law. Without limiting the generality of the foregoing, and subject thereto, at the applicable Effective Time (a) all the property, rights, agreements, privileges, powers and franchises of SPAC Merger Sub and Company Merger Sub shall vest in SPAC Surviving Subsidiary and Company Surviving Subsidiary, respectively, and (b) all liabilities, obligations and duties of SPAC Merger Sub and Company Merger Sub (in each case, which shall not include any Outstanding SPAC Expenses) shall become the Indebtedness, liabilities, obligations and duties of SPAC Surviving Subsidiary and Company Surviving Subsidiary, respectively, including in each case the rights and obligations of each such Party under this Agreement and the Ancillary Agreements from and after the applicable Effective Time. SPAC Surviving Subsidiary and Company Surviving Subsidiary shall continue their existence as wholly owned subsidiaries of Holdings.

2.05 Organizational Document.

(a) At the applicable Effective Time, (i) the SPAC Surviving Subsidiary shall adopt an amended and restated memorandum and articles of association substantially in the form of the memorandum and articles of association of the SPAC Merger Sub as in effect immediately prior to the SPAC Merger Effective Time, and (ii) the Company Surviving Subsidiary shall adopt an amended and restated memorandum and articles of association substantially in the form of the memorandum and articles of association of the Company Merger Sub as in effect immediately prior to the Company Merger Effective Time (the “Company Surviving Subsidiary M&A”).

(b) At the SPAC Merger Effective Time, the memorandum and articles of association of Holdings, shall be amended and restated, in the form to be mutually agreed by SPAC and the Company, to among other things, provide that the name of Holdings shall be changed to be “ClimateRock” or such other similar name as complies with the Cayman Act and is selected by the Company in its sole discretion, and for the authorized share capital of Holdings to consist of a sufficient number of Holdings Ordinary Shares in order to effect and consummate the Transactions

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(as so amended and restated, the “Restated Holdings M&A”). Prior to the SPAC Merger Effective Time, SPAC, as the sole shareholder of Holdings, shall pass all resolutions necessary to give effect to such amendment and restatement and alteration to Holdings’ authorized share capital.

2.06 Directors of Holdings, SPAC and Merger Subs.

(a) At or prior to the applicable Effective Time, the Parties shall take all necessary action, including causing the directors of Holdings to resign, so that effective as of the Closing, Holdings’ board of directors will consist of seven (7) individuals, at least four (4) of whom shall be required to qualify as an independent director under Nasdaq rules; provided, however, that in all events the board of directors of Holdings shall comply with applicable composition requirements that may be established from time to time by Nasdaq or the SEC and that are applicable to Holdings (i.e., audit committee financial expertise, etc.). The post-Closing board of directors of Holdings will be a classified board with three classes of directors, with (I) one class of directors, the Class I Directors, initially serving a one (1) year term, such term effective from the Closing (but any subsequent Class I Directors serving a three (3) year term), (II) a second class of directors, the Class II Directors, initially serving a two (2) year term, such term effective from the Closing (but any subsequent Class II Directors serving a three (3) year term), and (III) a third class of directors, the Class III Directors, serving a three (3) year term, such term effective from the Closing, one Class III Director is to be designated by SPAC. In accordance with the Restated Holdings M&A as in effect at the Closing, no director on the post-Closing board of directors of Holdings may be removed without cause. At or prior to the Closing, Holdings will provide each director with a customary director indemnification agreement, in form and substance reasonably acceptable to such director.

(b)  At the applicable Effective Time, (i) the directors and officers of SPAC Merger Sub immediately prior to the SPAC Merger Effective Time shall be the directors and officers of SPAC Surviving Company unless otherwise agreed to by the Parties, and (ii) the directors and officers of the Company immediately prior to the Company Merger Effective Time shall be the directors and officers of Company Surviving Subsidiary unless otherwise agreed to by the Parties.

2.07 Officers of Holdings. Upon the Closing, the officers of Holdings will be appointed in accordance with the mutual agreement of the SPAC and the Company.

2.08 Merger Consideration; Company Convertible Securities.

(a) Company Merger Consideration. As consideration for the Company Merger, the holders of the Continuing Company Shares shall be entitled to receive from Holdings the Company Merger Consideration (subject to Section 2.08(c)) in proportion to their ownership interests in the Company, as such proportionate ownership interests are set forth on a schedule to be delivered to SPAC by the Company at least three (3) days prior to the Closing Date. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any Party or any other Person:

(i) each Continuing Company Share that is issued and outstanding immediately prior to the Company Merger Effective Time shall be automatically cancelled and extinguished and converted into the right to receive the applicable proportion of the Company Merger Consideration, with the rights, powers and privileges given to such Holdings Ordinary Shares by the Restated Holdings M&A and the Cayman Act; and

(ii) each share of Company Merger Sub that is issued and outstanding immediately prior to the Company Merger Effective Time shall be automatically cancelled and extinguished and converted into a single ordinary share of par value $0.00005 per share of the Company Surviving Subsidiary, with the rights, powers and privileges given to such share by the Company Surviving Subsidiary M&A and the Cayman Act, and shall constitute the only outstanding share of the Company Surviving Subsidiary immediately following the Company Merger Effective Time. Immediately following the Company Merger Effective Time, Holdings shall be the sole and exclusive owner of all shares of the Company Surviving Subsidiary and the register of members of the Company Surviving Subsidiary shall be updated at the Company Merger Effective Time to reflect the foregoing.

(b) Company Convertible Securities. At the Company Merger Effective Time, each issued and outstanding Company Convertible Security shall be converted to Holdings Convertible Securities of like tenor. The Company Convertible Securities shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Holdings Convertible Securities shall have, and be subject to, substantially the same terms

Annex A-14

and conditions set forth in the applicable Organizational Document, except that they shall represent the right to acquire Holdings Ordinary Shares in lieu of Company Ordinary Shares. At or prior to the Company Merger Effective Time, the Parties shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Holdings Convertible Securities remain outstanding, a sufficient number of Holdings Ordinary Shares for delivery upon the exercise of such securities.

(c) Escrowed Shares and Escrow. Of the Holdings Ordinary Shares to be issued as Company Merger Consideration at the Closing, the Company Shareholders shall deposit the Escrowed Shares with the Escrow Agent and such Escrowed Shares shall become subject to forfeiture by the Company Shareholders following the Closing as set forth in this Section 2.08(c).

(i) At or prior to the Closing, the Parties and an agent mutually acceptable to SPAC and the Company, as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement, effective as of the Closing, in form and substance reasonably satisfactory to the SPAC and the Company (the “Escrow Agreement”), pursuant to which the Company Shareholders shall deposit the Escrowed Shares with the Escrow Agent, to be held in a segregated escrow account (the “Escrow Account”). The Company Shareholders shall be shown as registered owners of their respective Escrowed Shares on the books and records of Holdings, and shall be entitled to exercise voting rights with respect to such Escrowed Shares, and any dividends, distributions and other earnings on the Escrowed Shares while in the Escrow Account shall be paid directly to the Company Shareholders.

(ii) On the Closing Date, or March 31, 2024, whichever date occurs later (“First Checkpoint Date”), (A) if the year-to-date Company Adjusted EBITDA on the First Checkpoint Date is in excess of Company 2024 FY EBITDA Minimum, then a number of Escrowed Shares shall be released proportionately to the Company Shareholders equal to the product of the applicable Escrow Release Percentage multiplied by the initial number of Escrowed Shares, up to a maximum number of shares equal to the initial number of Escrowed Shares (“First Checkpoint Share Release”) or, alternatively, (B) if the year-to-date Company Adjusted EBITDA on the First Checkpoint Date is less than Company 2024 FY EBITDA Minimum, all Escrowed Shares shall remain in the Escrow Account pending the Second Checkpoint Share Release (defined below).

(iii) On the date that the Company’s audited financial statements for fiscal year 2024 are filed with the SEC, (A) if the Company Adjusted EBITDA for fiscal year 2024 is less than the Company Adjusted EBITDA calculated at the First Checkpoint Date, all Escrowed Shares shall be forfeited by the Company Shareholders and surrendered to Holdings for no consideration pursuant to the Cayman Act and the Organizational Documents of Holdings and cancelled, (B) if the Company Adjusted EBITDA for fiscal year 2024 is greater than the Company Adjusted EBITA at the First Checkpoint Date, but less than Company 2024 FY EBITDA Target, then a number of Escrowed Shares shall be released proportionately to Company Shareholders equal to (x) the product of the applicable Escrow Release Percentage multiplied by the initial number of Escrowed Shares, minus (y) the number of Escrowed Shares released at the First Checkpoint Date, if any (and all Escrowed Shares not so released shall be forfeited by the Company Shareholders and surrendered to Holdings for no consideration pursuant to the Cayman Act and the Organizational Documents of Holdings and cancelled), or, alternatively, (C) if the Company Adjusted EBITDA for fiscal year 2024 is equal to or greater than Company 2024 FY EBITDA Target, then all remaining Escrowed Shares shall be released proportionately to the Company Shareholders (the “Second Checkpoint Share Release”).

(iv) All certificates or book entries representing the Escrowed Shares shall bear a legend referencing that they are subject to forfeiture pursuant to the provisions of this Agreement, and any transfer agent will be given appropriate stop transfer orders; provided, however, if the Escrowed Shares are to be released to the Company Shareholders pursuant to the First Checkpoint Share Release or the Second Checkpoint Share Release, such Escrowed Shares shall be promptly released from the Escrow Account to the respective Company Shareholders pro rata and the Parties shall promptly cause the removal of such legend, as applicable, with respect to the applicable Holdings Ordinary Shares and direct such transfer agent that such stop transfer orders are no longer applicable.

(v) If there is a dispute with respect the calculation of Company Adjusted EBITDA, it shall be submitted to an independent accounting expert mutually agreeable to the Parties (“Independent Expert”) for final resolution. Each Party will use their commercially reasonable efforts to make their respective

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presentations as promptly as practicable following submission to the Independent Expert of the disputed items, and each such Party will be entitled, as part of its presentation, to respond to the presentation of the other Party and any questions and requests of the Independent Expert. In deciding any matter, the Independent Expert will be bound by the provisions of this Agreement. It is the intent of the Parties that the activities of the Independent Expert are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). Each Party will request that the Independent Expert’s determination be made within thirty (30) days after its engagement, or as soon thereafter as possible, will be set forth in a written statement delivered to the Parties and will be final, conclusive, non-appealable and binding for all purposes hereunder (other than for fraud or manifest error).

(d) Dissenting Company Shares. Notwithstanding anything to the contrary herein and in accordance with the Cayman Act, any Company Ordinary Share issued and outstanding immediately prior to the Company Merger Effective Time for which any Company Shareholder (such Company Shareholder, a “Dissenting Company Shareholder”) has validly exercised properly in writing their dissenters’ rights for such Company Ordinary Shares in accordance with Section 238 of the Cayman Act, and has otherwise complied in all respects with all of the provisions of the Cayman Act relevant to the exercise and perfection of dissenters’ rights (collectively, the “Dissenting Company Shares”) shall not be converted into the right to receive, and the applicable Dissenting Company Shareholder shall have no right to receive, the applicable portion of the Company Merger Consideration to which the holder of such Dissenting Company Shares would otherwise be entitled pursuant to Section 2.08(a) unless and until such Dissenting Company Shareholder effectively withdraws or loses such dissenters’ rights (through failure to perfect such dissenters’ rights or otherwise) under the Cayman Act. From and after the Company Merger Effective Time, (A) the Dissenting Company Shares shall no longer be outstanding and shall automatically be cancelled and extinguished by virtue of the Company Merger and shall cease to exist and (B) the Dissenting Company Shareholders shall be entitled only to such rights as may be granted to them under Section 238 of the Cayman Act and shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Company Surviving Subsidiary or any of its Affiliates (including Holdings); provided, however, that if any Dissenting Company Shareholder effectively withdraws or loses such dissenters’ rights (through failure to perfect such dissenters’ rights or otherwise) under the Cayman Act, then the Company Ordinary Shares held by such Dissenting Company Shareholder (1) shall no longer be deemed to be Dissenting Company Shares and (2) shall be treated as if they had been converted automatically at the Company Merger Effective Time into the right to receive the applicable portion of the Company Merger Consideration pursuant to Section 2.08(a) and Section 2.08(c) in accordance with the terms and conditions of this Agreement. Each Dissenting Company Shareholder who becomes entitled to payment for his, her or its Dissenting Company Shares pursuant to the Cayman Act shall receive payment thereof from Company in accordance with the Cayman Act. The Company shall give SPAC (prior to the Closing) or the Sponsor (after the Closing) prompt notice of any written demands for dissenters’ rights in respect of any Company Ordinary Share, attempted withdrawals of such demands and any other material developments related to any such demands and provide copies of all documents, instruments or other communications received by Company, any of its Subsidiaries or any of their respective Representatives related thereto and shall otherwise keep SPAC (prior to the Closing) or the Sponsor (after the Closing) reasonably apprised as to the status and developments related to such matters, and SPAC (prior to the Closing) or the Sponsor (after the Closing) shall have the opportunity to participate in all negotiations and proceedings with respect to all such demands. The Company shall not, except with the prior written consent (not to be unreasonably withheld, conditioned or delayed) of SPAC (prior to the Closing) or the Sponsor (after the Closing), make any payment or deliver any consideration (including Holdings Ordinary Shares) with respect to, settle or offer or agree to settle any such demands.

2.09 Effect of SPAC Merger on Issued and Outstanding Securities of SPAC and SPAC Merger Sub. By virtue of the SPAC Merger and without any action on the part of any Party or any action on the part of the holders of securities of any Party:

(a) SPAC Units. Immediately prior to the SPAC Merger Effective Time, every issued and outstanding SPAC Unit shall be automatically separated and the holder thereof shall be deemed to hold one (1) SPAC Class A Ordinary Share, one-half of one SPAC Warrant, and one SPAC Right in accordance with the terms of the applicable SPAC Unit, which underlying SPAC Securities shall be converted in accordance with the applicable terms of this Section 2.09.

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(b) SPAC Ordinary Shares. At the SPAC Merger Effective Time, (i) each SPAC Class A Ordinary Share issued and outstanding immediately prior to the SPAC Merger Effective Time that is not redeemed in the Redemption (other than Dissenting SPAC Shares and those shares described in Section 2.09(e) below) shall be automatically cancelled and extinguished and converted into the right to receive one (1) Holdings Ordinary Share and (ii) each SPAC Class B Ordinary Share issued and outstanding prior to the SPAC Merger Effective Time (other than Dissenting SPAC Shares) shall be converted automatically into one (1) Holdings Ordinary Share, following which, all SPAC Ordinary Shares shall cease to be outstanding and shall automatically be canceled pursuant to the terms of this Agreement and shall cease to exist. The holders of SPAC Ordinary Shares outstanding immediately prior to the SPAC Merger Effective Time shall cease to have any rights with respect to such shares except as provided herein or required under applicable Law. Each certificate previously evidencing SPAC Ordinary Shares (other than Dissenting SPAC Shares) shall be exchanged for a certificate (if requested) representing the same number of Holdings Ordinary Shares upon the surrender of such certificate in accordance with Section 2.11. Each certificate formerly representing SPAC Ordinary Shares (other than Dissenting SPAC Shares )shall thereafter represent the same number of Holdings Ordinary Shares.

(c) SPAC Warrants. At the SPAC Merger effective Time, each issued and outstanding SPAC Public Warrant shall be converted into one (1) Holdings Public Warrant and each issued and outstanding SPAC Private Warrant shall be converted into one (1) Holdings Private Warrant. At the SPAC Merger Effective Time, SPAC Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Holdings Public Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the SPAC Public Warrants, and each of the Holdings Private Warrants shall have, and be subject to, substantially the same terms and conditions set forth in SPAC Private Warrants, except that in each case they shall represent the right to acquire Holdings Ordinary Shares in lieu of SPAC Class A Ordinary Shares. At or prior to the SPAC Merger Effective Time, Holdings shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Holdings Warrants remain outstanding, a sufficient number of Holdings Ordinary Shares for delivery upon the exercise of such Holdings Warrants.

(d) SPAC Rights. At the SPAC Merger Effective Time, each issued and outstanding SPAC Right shall be automatically converted into the number of Holdings Ordinary Shares that would have been received by the holder thereof if the SPAC Right had been converted upon the consummation of a Business Combination in accordance with SPAC’s Organizational Documents and the IPO Prospectus and into SPAC Ordinary Shares, but for such purposes treating it as if such Business Combination had occurred immediately prior to the SPAC Merger Effective Time and SPAC Ordinary Shares issued upon conversion of SPAC Rights had then automatically been converted into Holdings Ordinary Shares in accordance with Section 2.09(b) above. At the SPAC Merger Effective Time, SPAC Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing SPAC Rights outstanding immediately prior to the SPAC Merger Effective Time shall cease to have any rights with respect to such SPAC Rights, except as provided herein or by Law. Each certificate formerly representing SPAC Rights shall thereafter represent only the right to receive Holdings Ordinary Shares as set forth herein.

(e) Treasury Shares. At the SPAC Merger Effective Time, if there are any shares of SPAC that are owned by SPAC as treasury shares or by any direct or indirect Subsidiary of SPAC, such shares shall be canceled and extinguished without any conversion thereof or consideration therefor.

(f)  SPAC Merger Sub Shares. At the SPAC Merger Effective Time, each ordinary share of SPAC Merger Sub outstanding immediately prior to the SPAC Merger Effective Time shall be converted into an equal number of ordinary shares of the same class of SPAC Surviving Subsidiary, with the same rights, powers and privileges as the shares so converted, and such shares shall constitute the only outstanding shares of SPAC Surviving Subsidiary.

(g) Dissenting SPAC Shares. Notwithstanding anything to the contrary herein and in accordance with the Cayman Act, any SPAC Ordinary Share issued and outstanding immediately prior to the SPAC Merger Effective Time for which any SPAC Shareholder (such SPAC Shareholder, a “Dissenting SPAC Shareholder”) has validly exercised properly in writing their dissenters’ rights for such SPAC Ordinary Shares in accordance with Section 238 of the Cayman Act, and has otherwise complied in all respects with all of the provisions of the Cayman Act relevant to the exercise and perfection of dissenters’ rights (collectively, the “Dissenting SPAC Shares”) shall not be converted into the right to receive, and the applicable Dissenting SPAC Shareholder shall have no right to receive, the applicable Holdings Ordinary Shares to which the holder of such Dissenting SPAC Shares would

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otherwise be entitled pursuant to Section 2.09(b) unless and until such Dissenting SPAC Shareholder effectively withdraws or loses such dissenters’ rights (through failure to perfect such dissenters’ rights or otherwise) under the Cayman Act. From and after the SPAC Merger Effective Time, (A) the Dissenting SPAC Shares shall no longer be outstanding and shall automatically be cancelled and extinguished by virtue of the SPAC Merger and shall cease to exist and (B) the Dissenting SPAC Shareholders shall be entitled only to such rights as may be granted to them under Section 238 of the Cayman Act and shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the SPAC Surviving Subsidiary or any of its Affiliates (including Holdings); provided, however, that if any Dissenting SPAC Shareholder effectively withdraws or loses such dissenters’ rights (through failure to perfect such dissenters’ rights or otherwise) under the Cayman Act, then the SPAC Ordinary Shares held by such Dissenting SPAC Shareholder (1) shall no longer be deemed to be Dissenting SPAC Shares and (2) shall be treated as if they had been converted automatically at the SPAC Merger Effective Time into the right to receive the applicable number of Holdings Ordinary Shares pursuant to Section 2.09(b) in accordance with the terms and conditions of this Agreement. Each Dissenting SPAC Shareholder who becomes entitled to payment for his, her or its Dissenting SPAC Shares pursuant to the Cayman Act shall receive payment thereof from SPAC in accordance with the Cayman Act. SPAC shall give the Company (prior to the Closing) or the Sponsor (after the Closing) prompt notice of any written demands for dissenters’ rights in respect of any SPAC Ordinary Share, attempted withdrawals of such demands and any other material developments related to any such demands and provide copies of all documents, instruments or other communications received by SPAC, any of its Subsidiaries or any of their respective Representatives related thereto and shall otherwise keep the Company (prior to the Closing) or the Sponsor (after the Closing) reasonably apprised as to the status and developments related to such matters, and the Company (prior to the Closing) or the Sponsor (after the Closing) shall have the opportunity to participate in all negotiations and proceedings with respect to all such demands. SPAC shall not, except with the prior written consent (not to be unreasonably withheld, conditioned or delayed) of the Company (prior to the Closing) or the Sponsor (after the Closing), make any payment or deliver any consideration (including Holdings Ordinary Shares) with respect to, settle or offer or agree to settle any such demands.

2.10 Effect of Mergers on Issued and Outstanding Securities of Holdings. At the applicable Effective Time, by virtue of the Mergers and without any action on the part of any Party or any action on the part of the holders of securities of any Party, all of the shares of Holdings issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or consideration therefor.

2.11 Exchange Procedures.

(a) Prior to the first Effective Time to occur, Holdings shall designate a bank or trust company to act as an exchange and/or transfer agent in connection with the Mergers (the “Exchange Agent”) pursuant to an exchange agent or other agreement providing for, among other things, the matters set forth in this Section 2.11 and otherwise reasonably satisfactory to the Parties. The expenses of the Exchange Agent shall be paid by Holdings. At the SPAC Merger Effective Time, (i) the holders of SPAC Ordinary Shares (other than Dissenting SPAC Shares) will surrender their share certificates or other instruments representing SPAC Ordinary Shares (collectively, the “SPAC Certificates”), and (ii) the holders of the Continuing Company Shares will surrender their share certificates or other instruments representing the Continuing Company Shares (collectively, the “Company Certificates”), and will deliver written acknowledgement of the termination of their rights to such Company Ordinary Shares. In the case of a lost, stolen or destroyed SPAC Certificate or Company Certificate, the holder thereof shall deliver a Lost Certificate Affidavit (and indemnity, if required) in the manner provided in Section 2.11(g), in each case to Holdings or the Exchange Agent, together with any related documentation reasonably requested by Holdings or Exchange Agent in connection therewith.

(b) Certificates representing the Holdings Ordinary Shares shall be issued to the holders of the Continuing Company Shares and to the holders of SPAC Ordinary Shares (other than Redeeming SPAC Shareholders and Dissenting SPAC Shareholders) upon surrender of the Company Certificates, and SPAC Certificates, respectively, as provided for herein or otherwise agreed by the Parties. Upon surrender of the Company Certificates and SPAC Certificates (or in the case of a lost, stolen or destroyed Company Certificate or SPAC Certificate, upon delivery of a Lost Certificate Affidavit (and indemnity, if required) in the manner provided in Section 2.11(g)) for cancellation to Holdings or to the Exchange Agent, Holdings shall issue, or cause to be issued, to the holders of the Continuing Company Shares and to the holders of the SPAC Certificates (other than Redeeming SPAC Shareholders and Dissenting SPAC Shareholders) such certificates representing the number of Holdings Ordinary Shares for which their Continuing Company Shares, and SPAC Ordinary Shares, respectively, are exchangeable at the applicable Effective

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Time, and the Company Certificates, and SPAC Certificates so surrendered shall forthwith be canceled. Until so surrendered, (A) outstanding Company Certificates will be deemed, from and after the Company Merger Effective Time, to evidence only the right to receive the applicable portion of the Company Merger Consideration pursuant to this Article II, and (B) outstanding SPAC Certificates (other than those held by Redeeming SPAC Shareholders and Dissenting SPAC Shareholders) will be deemed, from and after the SPAC Merger Effective Time, to evidence only the right to receive the number of Holdings Ordinary Shares into which the applicable SPAC Ordinary Shares have been converted in the Mergers.

(c) If certificates representing the Holdings Ordinary Shares are to be issued in a name other than that in which the Company Certificates, or SPAC Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Company Certificates, or SPAC Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons requesting such exchange, will have (i) paid to Holdings or the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates representing the Holdings Ordinary Shares in any name other than that of the registered holder of the Company Certificates, or SPAC Certificates surrendered, or (ii) established to the satisfaction of Holdings or the Exchange Agent that such tax has been paid or is not payable.

(d) If required by the Exchange Agent, at least three (3) days prior to the Closing Date, the holders of the Continuing Company Shares shall deliver to the Exchange Agent a letter of transmittal or other document to exchange their Company Certificates for their respective portions of the Company Merger Consideration in a form reasonably satisfactory to the Parties and the Exchange Agent (a “Letter of Transmittal”) (which shall specify that the delivery of share certificates, if any, in respect of the Company Merger Consideration shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Company Certificates to Holdings or the Exchange Agent (or a Lost Certificate Affidavit)) for use in such exchange or pursuant to other procedures of the Exchange Agent. The holders of the Continuing Company Shares shall be entitled to receive their respective portions of the Company Merger Consideration in respect of the Continuing Company Shares represented by the Company Certificates, as soon as reasonably practicable after the Company Merger Effective Time, but subject to the delivery to Holdings or the Exchange Agent of (i) if such holder of Continuing Company Shares is an officer, director, insider, or holder of five percent (5%) or more of the Company’s fully-diluted equity securities, a duly executed counterpart to the Company Lock-Up Agreement with Holdings which may include items reasonably requested by the Exchange Agent to effectuate the issuance of the Company Merger Consideration pursuant to this Agreement. Until so surrendered, each Company Certificate shall represent after the Company Merger Effective Time for all purposes only the right to receive such portion of the Company Merger Consideration attributable to such Company Certificate.

(e) Notwithstanding anything to the contrary contained herein, no fraction of a Holdings Ordinary Share will be issued by Holdings by virtue of this Agreement or the Transactions, and each Person that would otherwise be entitled to a fraction of a Holdings Ordinary Share (after aggregating all fractional Holdings Ordinary Shares that otherwise would be received by such holder) shall instead have the number of Holdings Ordinary Shares issued in the aggregate to such Person rounded up to the nearest whole Holdings Ordinary Share.

(f) In the event any Company Certificate or SPAC Certificate shall have been lost, stolen or destroyed, upon the delivery of an affidavit of that fact (a “Lost Certificate Affidavit”) by the Person claiming such Company Certificate or SPAC Certificate to be lost, stolen or destroyed to the Exchange Agent and, if required by Holdings, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Holdings as indemnity against any claim that may be made against it with respect to such Company Certificate, or SPAC Certificate, Holdings will issue or cause to be issued the number of Holdings Ordinary Shares for which such lost, stolen or destroyed Company Certificates, or SPAC Certificates are exchangeable at the relevant Effective Time; provided that no Holdings Ordinary Shares shall be issued to Redeeming SPAC Shareholders, Dissenting SPAC Shareholders or Company Shareholders other than Continuing Company Shareholders.

2.12 Taking of Necessary Action; Further Action. If, at any time after either Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest SPAC Surviving Subsidiary and Company Surviving Subsidiary with full right, title and possession to all assets, property, rights, agreements, privileges, powers and franchises of SPAC Merger Sub and Company Merger Sub, respectively, the then current officers and directors of SPAC Surviving Subsidiary, Company Surviving Subsidiary, and Holdings shall take all such necessary and desirable action, so long as such action is not inconsistent with this Agreement.

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2.13 Closing. Subject to the terms and conditions of this Agreement, the closing of the Mergers (the “Closing”) shall take place electronically through the exchange of documents via e-mail (or other electronic medium) on the date which is three Business Days after the date on which all conditions set forth in Article VIII shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as SPAC and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” Subject to the satisfaction or waiver of all of the conditions set forth in Article VIII, and provided this Agreement has not theretofore been terminated pursuant to its terms, on the Closing Date, SPAC, the Company, SPAC Merger Sub, Company Merger Sub, and Holdings, as applicable, shall cause the SPAC Plan of Merger and the Company Plan of Merger to be executed and filed with the Cayman Registrar as provided in the Cayman Act.

2.14 Certificates. No later than two Business Days prior to the Closing Date, the Company shall deliver to SPAC a certificate (the “Company Closing Date Certificate”), duly executed and certified by a director or an executive officer of the Company, which Closing Date Certificate sets forth the Company’s good faith calculation of all Outstanding Company Expenses and the Company Merger Consideration to be issued in exchange for each Continuing Company Share determined in accordance with the terms of this Agreement and the definitions set forth herein. No later than two Business Days prior to the Closing Date, SPAC shall deliver to the Company a certificate (the “SPAC Closing Date Certificate”), duly executed and certified by a director or an executive officer of SPAC, which Closing Date Certificate sets forth SPAC’s good faith calculation of the Available Closing Date Cash (including supporting detail thereof), all SPAC Indebtedness, including the Sponsor Loan, and all Outstanding SPAC Expenses, determined in accordance with the terms of this Agreement and the definitions set forth herein.

2.15 Withholding. Each of SPAC, Holdings, the Company and the Exchange Agent and their respective Affiliates shall be entitled to deduct and withhold from any cash amounts otherwise deliverable under this Agreement, and from any other consideration otherwise paid or delivered in connection with the Transactions, such amounts that any such Persons are required to deduct and withhold with respect to any of the deliveries and payments contemplated by this Agreement under the Code or any applicable Law; provided, however, that SPAC, Holdings, the Company, or any of their respective Affiliates, as applicable, shall (a) take commercially reasonable efforts to provide the applicable payee with written notice prior to making any deduction or withholding from the consideration otherwise payable to any Person under this Agreement, (b) take commercially reasonable efforts to cooperate in good faith with the applicable payee to seek to eliminate or reduce any such withholding or deduction, and (c) provide the applicable payee a reasonable opportunity to provide any applicable certificates, forms or other documentation that would eliminate or reduce the requirement to deduct or withhold under applicable Law. To the extent that SPAC, Holdings, the Company, the Exchange Agent or their respective Affiliates withhold such amounts with respect to any Person and properly remit such withheld amounts to the applicable Governmental Authority, such withheld amounts shall be treated as having been paid to or on behalf of such Person. In the case of any such payment to employees of the Company or its Affiliates and treated as compensation, the Parties shall cooperate to pay such amounts through Holdings’ or its Subsidiary’s payroll to facilitate applicable withholding.

2.16 Payment of Expenses. Except as otherwise set forth in this Agreement, each Party shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its advisors, legal counsel, accountants, consultants, experts and financial advisers. If the Closing shall occur, Holdings shall use the Available Closing Date Cash to (x) pay or cause to be paid or reimbursed, all current and pre-existing transaction expenses of the Company incurred in connection with the Transaction, including the fees and expenses of legal counsel, financial advisers and accountants employed by the Company, (collectively, the “Outstanding Company Expenses”), and (y) pay or cause to be paid, all current and pre-existing accrued and unpaid expenses of the SPAC, including the fees and expenses (including deferred expenses) of any advisors, legal counsel, accountants, consultants, experts and financial advisers employed by the SPAC in connection with the Transactions or any other potential transactions considered by the SPAC and all premium costs for directors’ and officers’ liability insurance (including for any “tail” policy required under Section 6.02(b)) and any Sponsor Loans for any expenses (“Outstanding SPAC Expenses” and, collectively with Outstanding Company Expenses, the “Outstanding Transaction Expenses”).

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedules to this Agreement (each of which qualifies the correspondingly numbered representation or warranty if specified therein, the Company represents and warrants to SPAC, as of the date hereof and at the Closing (except if such representation or warranty is made as of a different specified date), as follows:

3.01 Corporate Organization of the Company.

(a) The Company has been duly incorporated and is validly existing as an exempted company under the Laws of the Cayman Islands and has the requisite company power and authority to own, lease and operate its assets and properties and to conduct its Business as it is now being conducted. The copies of the Company Memorandum and Articles, as amended and/or restated to the date of this Agreement and as previously made available by the Company to SPAC are true, correct and complete and are in effect as of the date of this Agreement, and the Company Memorandum and Articles are the sole and exclusive constitutional documents governing the Company.

(b) The Company is duly licensed or qualified and in good standing as an exempted company in the Cayman Islands and as a foreign company (or equivalent entity) in each jurisdiction outside of the Cayman Islands in which the ownership, leasing, use or operation of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, except where the failure to be so licensed or qualified has not had and would not reasonably be foreseeable to have, individually or in the aggregate, a Material Adverse Effect.

3.02 Subsidiaries.

(a) The Subsidiaries of the Company as of the date hereof are set forth on Schedule 3.02, including, as of such date, a description of the capitalization of each such Subsidiary and the names of the beneficial owners of all securities and other equity interests in each Subsidiary. Each Subsidiary has been duly incorporated or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization and has the organizational power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. Each Subsidiary is duly licensed or qualified and in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which its ownership, leasing, use or operation of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to the Business of the Company or any of its Subsidiaries.

(b) As of the date hereof, except for the Company’s or any of its Subsidiaries’ ownership interest in such Subsidiaries, neither the Company nor its Subsidiaries own any shares, capital stock or any other equity interests in any other Person or have any right, option, warrant, conversion right, share appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares, capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares, capital stock or other equity interests, of such Person.

3.03 Due Authorization. The Company has all requisite company power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the board of directors of the Company, and except the approval of the Company Shareholders of the Transactions which is to be obtained as contemplated by Section 5.08, no other Company proceeding is necessary to authorize this Agreement or such Ancillary Agreements or the Company’s performance hereunder or thereunder. This Agreement has been, and each such Ancillary Agreement will be, duly and validly executed and delivered by the Company and, assuming due authorization and execution by each other Party hereto and thereto, constitutes, or will constitute, as applicable, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (collectively, the “Enforceability Exceptions”).

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3.04 No Conflict. The Company’s execution, delivery and performance of this Agreement and each Ancillary Agreement to which the Company is a party and the Company’s consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of the Company Memorandum and Articles or other Organizational Document of the Company or its Subsidiaries, (b) conflict with or result in any violation of any provision of any Law, Permit or Governmental Order applicable to the Company or its Subsidiaries, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract set forth on Schedule 3.12(a), to which the Company or its Subsidiaries is a party or by which any of them or any of their respective assets or properties may be bound or affected, (d) result in the creation of any Lien upon any of the properties, equity interests or assets of the Company or its Subsidiaries, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, (i) be material to the Group Companies, taken as a whole, or (ii) materially adversely affect the ability of the Company to perform or comply with on a timely basis any material obligation under this Agreement or any Ancillary Agreement to which the Company is a party or to consummate the transactions contemplated hereby or thereby.

3.05 Governmental Authorities; Consents. Except as otherwise provided herein (including, without limitation, the filing of the Company Plan of Merger with the Cayman Registrar), no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of the Company with respect to the Company’s execution, delivery or performance of this Agreement or the consummation of the Transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and (b) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be foreseeable to have a Material Adverse Effect on the ability of the Company to perform or comply with on a timely basis any material obligation under this Agreement or to consummate the Transactions contemplated hereby in accordance with the terms hereof.

3.06 Capitalization of the Group Companies.

(a) Set forth on Schedule 3.06(a) is a true, correct and complete list of each holder of Company Ordinary Shares or other equity interests of each of the Group Companies and the percentage and class of the Company Ordinary Shares or other equity interests held by each such holder as of the date hereof. Except as set forth on Schedule 3.06(a), as of the date hereof there are no other Company Ordinary Shares or other equity interests of any of the Group Companies authorized, reserved, issued or outstanding.

(b) Set forth on Schedule 3.06(b) is a true, correct and complete list of each holder of Company Convertible Securities, each security’s grant date, number, type of shares issuable thereunder, the exercise price, the expiration date and any vesting schedule, in each case, as of the date hereof. Except as set forth on Schedule 3.06(a), there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Company Ordinary Shares or other equity interests of the Company, nor any other Contracts to which the Company is a party or by which the Company is bound obligating the Company to issue or sell any Company Ordinary Shares or other equity interests in or debt securities of the Company and (ii) no equity equivalents, share appreciation rights, phantom share ownership interests or similar rights in the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Ordinary Shares or other equity interests of the Company. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company Shareholders may vote. The Company is not party to any shareholders agreement, voting agreement or registration rights agreement relating to its equity interests, other than the Ancillary Agreements entered into in connection with this Agreement or the transactions contemplated hereby.

(c) The outstanding interests of the Company’s Subsidiaries (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law and (iii) were not issued in breach or violation of any preemptive rights or Contract. There are (A) no subscriptions, calls, rights or other securities convertible into or exchangeable or exercisable for the equity interests of the Company’s Subsidiaries (including any convertible preferred equity certificates), nor any other Contracts to which any of the

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Company’s Subsidiaries is a party or by which any of the Company’s Subsidiaries is bound obligating such Subsidiaries to issue or sell any equity interests in or debt securities of such Subsidiaries, and (B) no equity equivalents, share appreciation rights, phantom share ownership interests or similar rights in the Company’s Subsidiaries. There are no outstanding contractual obligations of the Company’s Subsidiaries to repurchase, redeem or otherwise acquire any securities or equity interests of the Company’s Subsidiaries. There are no outstanding bonds, debentures, notes or other indebtedness of the Company’s Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Subsidiaries’ members may vote. The Company’s Subsidiaries are not party to any equity holders agreement, voting agreement or registration rights agreement relating to the equity interests of the Company’s Subsidiaries.

(d) The Company is the direct or indirect owner of, and has good and marketable direct or indirect title to, all the issued and outstanding equity interests of its Subsidiaries free and clear of any Liens other than Permitted Liens. There are no options or warrants convertible into or exchangeable or exercisable for the equity interests of the Company’s Subsidiaries.

(e) Since the Balance Sheet Date, (a) no Material Adverse Effect has occurred and (b) except as contemplated by this Agreement and each ancillary agreement to this Agreement or in connection with the Transactions, no action has occurred that would require the consent of Company or Subsidiaries of Company if such action is taken during the period from the date of this Agreement until the Closing Date.

3.07 Financial Statements.

(a) The Company has made available to SPAC and Holdings the following (x) audited consolidated balance sheets of the Group Companies as of December 31, 2022 and as of December 31, 2021 and the audited consolidated statements of comprehensive income, changes in equity and cash flows of the Group Companies for the fiscal years then ended, and (y) unaudited consolidated balance sheets of the Group Companies as at June 30, 2023 (the “Balance Sheet Date”) and the unaudited consolidated statements of comprehensive income, changes in equity and cash flows of the Group Companies for the six-month period then ended (collectively, the “Financial Statements”). The Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations, income (loss), changes in equity and cash flows of the Group Companies as of the dates and for the periods indicated in such Financial Statements and were derived from, and accurately reflect in all material respects, the books and records of the Group Companies.

(b) The Company maintains books and records accurately reflecting the assets and liabilities of the Group Companies in all material respects, and maintains adequate internal accounting controls that provide reasonable assurance in all material respects that (i) the Company maintains no off-the-book accounts; (ii) transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorizations; (iii) transactions are recorded as necessary to permit preparation of the Company’s and its Subsidiaries’ financial statements in accordance with sound accounting principles; and (iv) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a timely basis.

(c) The books and records of each of the Group Companies have been kept and maintained in all material respects in accordance with applicable Laws.

(d) Without limiting any of the foregoing, any Taxes or Tax liabilities that relate to a Pre-Closing Tax Period that are not yet due and payable (i) for periods covered by the Financial Statements have been properly accrued and adequately disclosed on the Financial Statements in accordance with IFRS, and (ii) for periods not covered by the Financial Statements have been properly accrued on the books and records of the Group Companies in accordance with IFRS.

3.08 Undisclosed Liabilities.

(a) Other than as included in the Financial Statements, there is no Indebtedness of the Group Companies.

(b) There is no material liability, debt or obligation against the Company or its Subsidiaries that would be required to be set forth or reserved for on a balance sheet of the Group Companies (and the notes thereto) prepared in accordance with IFRS, consistently applied and in accordance with past practice, except for liabilities and

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obligations (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Financial Statements in the ordinary and usual course of the operation of the Business, (c) disclosed in the Schedules or (d) arising under this Agreement or the Transactions and/or the performance by the Company of its obligations hereunder.

3.09 Litigation and Proceedings. There are no pending or, to the knowledge of the Company, threatened, Actions and, to the knowledge of the Company, there are no pending or threatened investigations, in each case, against the Company, its Subsidiaries or their respective officers, directors, employees, managers or managing members (in their capacities as such), or otherwise affecting the Company or its Subsidiaries or their assets, including any condemnation or similar proceedings, that, individually or in the aggregate, would be material to the Group Companies, taken as a whole. Neither the Company nor its Subsidiaries or any property, asset or business of the Company or its Subsidiaries, or, to the knowledge of the Company, any of the Company’s or its Subsidiaries’ respective officers, directors, employees, managers or managing members (in their capacities as such), is subject to any Governmental Order, or, to the knowledge of the Company, any continuing investigation by, any Governmental Authority, in each case that, individually or in the aggregate, would be material to the Group Companies, taken as a whole. There is no unsatisfied judgment or any open injunction binding upon the Company or its Subsidiaries which would, individually or in the aggregate, reasonably be foreseeable to have a Material Adverse Effect on the ability of the Company to enter into and perform its obligations under this Agreement.

3.10 Compliance with Laws.

(a) Except (i) compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 3.20), (ii) compliance with Tax Laws (as to which certain representations and warranties are made pursuant to Section 3.13 and Section 3.15), and (iii) where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, be material to the Group Companies, taken as a whole, the Group Companies are, and since two (2) years prior to the execution hereof have been, in compliance in all material respects with all applicable Laws. Neither the Company nor its Subsidiaries have received any written notice from any Governmental Authority of a violation of any applicable Law by the Company or its Subsidiaries at any time since two (2) years prior to the execution hereof have been, which violation would be material to the Group Companies, taken as a whole.

(b) The Company and each Subsidiary of the Company has timely filed all material reports, registrations and other material documents, together with any material amendments required to be made with respect thereto, that were required to be filed with any Governmental Authority and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to such reports, registration and documents filed before the date of this Agreement), each of such reports, registrations and documents (including the financial statements, exhibits and schedules therein) complied in all material respects with the applicable statutes, rules, regulations and orders enforced or promulgated by the Governmental Authority with which they were filed.

3.11 Intellectual Property.

(a) Schedule 3.11(a) sets forth, as of the date hereof, a true and complete list of, including (as applicable) owner, jurisdiction (both in and outside of the United States) and serial and application numbers, of all patent applications, issued patents, registered copyrights, all material unregistered copyrights, all trademark applications, trademark registrations, all material unregistered trademarks, all domain name registrations, and all social media handles and accounts, that are owned by the Company or any of its Subsidiaries, and (ii) any Software that is owned by and material to the Business of the Company or any of its Subsidiaries. Except as set forth in Schedule 3.11(a) or (ii) as provided in any Contract set forth in Schedule 3.12(a), either the Company or a Subsidiary of the Company is the sole and exclusive owner of all Owned Intellectual Property, free and clear of all Liens, other than Permitted Liens. All renewal, application and other fees, and all other actions, required for the maintenance, registration or prosecution of any of the Owned Intellectual Property prior to the Closing have been paid. All filings for the Owned Intellectual Property are in good standing, and all assignments and licenses subject to recordation have been properly recorded. No registered trademarks included in the Owned Intellectual Property have been unused in the jurisdiction of registration, if such jurisdiction requires such use to maintain a registered trademark, for more than three (3) years.

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(b) Other than the Actions related to the ongoing prosecution of any Owned Intellectual Property before any Intellectual Property office or agencies set forth in Schedule 3.11(b) (“Prosecution Proceedings”), no Actions are pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by any third party (i) claiming infringement, misappropriation or other violation of Intellectual Property owned by such third party, or (ii) challenging the use, ownership, registrability, patentability, validity or enforceability of the Owned Intellectual Property. Other than Prosecution Proceedings, neither the Company nor any Subsidiary of the Company is a party to any pending or, to the knowledge of the Company, threatened Action, as of the date of this Agreement, claiming infringement, misappropriation or other violation by any third party of the Owned Intellectual Property. To the knowledge of the Company, the conduct of the Business as presently conducted and the use of the Owned Intellectual Property in connection therewith, is not infringing, misappropriating or otherwise violating, and has not, to the knowledge of the Company, in the two (2) years preceding the date of this Agreement, infringed, misappropriated or otherwise violated, the Intellectual Property of any third party. To the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating, and has not in the past two (2) years infringed, misappropriated or otherwise violated, any Intellectual Property of the Company or any Subsidiary of the Company.

(c) The Company and/or its Subsidiaries, as the case may be, either exclusively own, have a valid license to use or otherwise have the lawful right to use, all of the Intellectual Property and Software used in or necessary to the conduct of the Business as currently conducted (the “Business Intellectual Property”).

(d) The Company and its Subsidiaries have taken reasonable steps, to protect the confidentiality and value of the material Trade Secrets in the possession or control of the Company or its Subsidiaries, and such Trade Secrets have not, to the knowledge of the Company, been used or disclosed by any Person other than pursuant to a valid, written non-disclosure agreement restricting the disclosure and use thereof.

(e) The Company and its Subsidiaries have executed valid and enforceable written agreements with each of their former and current employees, consultants and independent contractors pursuant to which each such Person has: (i) agreed to hold all Trade Secrets of the Company and its Subsidiaries in confidence both during and after such Person’s employment or retention, as applicable, and (ii) presently assigned to the Company or one of its Subsidiaries, as applicable, all of such Person’s right, title and interest in and to all material Intellectual Property arising out of such Person’s employment, engagement or contract with the Company or Subsidiary.

(f) Schedule 3.11(f) identifies all Intellectual Property (other than widely available, commercial off-the-shelf third-party Software) material to the Business that is licensed to the Company and/or its Subsidiaries (the “Licensed Intellectual Property”). The Company and/or its Subsidiaries is/are in material compliance with all terms and conditions of any Contract, license or sub-license with respect to any Licensed Intellectual Property. The Company and/or its Subsidiaries is/are not in material breach or default of any Contract, license or sub-license in respect of any Licensed Intellectual Property which could result in the termination of any such Contract, license or sub-license.

(g) Schedule 3.11(g) identifies each Contract pursuant to which any Person has been granted any license by the Company and/or its Subsidiaries under, or otherwise has received or acquired from, the Company and/or its Subsidiaries any right (whether or not currently exercisable) or interest in, including the right to use, any Owned Intellectual Property, including through non-assertion, settlement or similar agreements or otherwise.

(h) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby or thereby will, to the knowledge of the Company, result in the release, assignment, transfer, disclosure, or delivery of any Owned Intellectual Property or Licensed Intellectual Property, by or to any escrow agent or other Person.

3.12 Contracts; No Defaults.

(a) Schedule 3.12(a) contains a listing of all Contracts described in clauses (i) through (xii) below to which, as of the date of this Agreement, the Company or one or more of its Subsidiaries is a party or by which any of their respective assets are bound.

(i) any Contract with an employee of the Company or its Subsidiaries which, upon the consummation of the Transactions, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from the Company or its Subsidiaries;

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(ii) each employment, severance, retention, change in control or other Contract (excluding customary form offer letters entered into in the ordinary and usual course of business) with any employee or other individual service provider of the Company or its Subsidiaries that provides for annual base cash compensation in excess of $100,000;

(iii) any Contract pursuant to which (A) the Company or any of its Subsidiaries licenses, receives authorization to use or acquires from a third party any Intellectual Property that is material to the business of any Group Company, other than (x) click-wrap, shrink-wrap and off-the-shelf Software licenses, and (y) any other unmodified Software licenses that are commercially available on standard, nondiscriminatory terms to the general public with aggregate license, maintenance, support and other fees less than $100,000 per year or (B) the Company or any of its Subsidiaries licenses, permits or agrees to license or permit any other Person to use any Intellectual Property that is material to the business of any Group Company;

(iv) any Contract which restricts in any material respect or contains any material limitations on the ability of the Company or its Subsidiaries to compete in any line of business or in any geographic territory or to solicit customers or suppliers anywhere in the world;

(v) any Contract under which the Company or its Subsidiaries have (A) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness, (B) granted a Lien on their assets, whether tangible or intangible, to secure any Indebtedness, or (C) extended credit to any Person (other than (1) intercompany loans and advances and (2) customer payment terms in the ordinary and usual course of business), in each case of clauses (A), (B) and (C), in an amount in excess of $500,000 of committed credit;

(vi) any Contract to which the Company or its Subsidiaries is a party and that grants “most favored nation” status;

(vii) any Contract with outstanding obligations for the sale or purchase of personal property, fixed assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $100,000 or, together with all related Contracts, in excess of $100,000, in each case, other than sales or purchases in the ordinary and usual course of business consistent with past practices and sales of obsolete equipment;

(viii) any Contract expected to result in revenue or that requires aggregate future payments to the Company, its Subsidiaries or any Group Company in excess of $100,000 in any calendar year, including the Group Companies’ 10 largest payors in the aggregate (in terms of the Group Companies’ gross collections during the fiscal year ended December 31, 2022) (collectively, “Material Payors”);

(ix) any Contract between the Company or its Subsidiaries on the one hand, and any of the Company Shareholders (or any Affiliate of such Company Shareholder), on the other hand, that will not be terminated at or prior to the Closing without any cost or other liability to the Company or its Subsidiaries;

(x) any Contract establishing any joint venture, partnership, or strategic alliance that is material to the Business taken as a whole;

(xi) any Contract (A) with a duration of more than one year, (B) involving the payment to or by the Company or more than $100,000 in the aggregate and (C) not terminable on sixty (60) days’ (or less) notice; and

(xii) any Contract with an Affiliate of the Company involving payment of $100,000 or more.

(b) Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type described in Section 3.12(a), (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of the Company or its Subsidiaries party thereto and, to the knowledge of the Company, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of the Company, are enforceable by the Company or its Subsidiaries party thereto in accordance with their terms, subject in all respects to Enforceability Exceptions, (ii) neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under

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any such Contract, (iii) since one (1) year prior to the execution hereof, neither the Company nor its Subsidiaries has received any written claim or notice of material breach of or material default under any such Contract, (iv) to the knowledge of the Company, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by the Company or its Subsidiaries or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both), (v) since one (1) year prior to the execution hereof through the date hereof, neither the Company nor any of its Subsidiaries has received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract and (vi) complete and correct copies of all such Contracts (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to SPAC.

(c) Except as would not have a Material Adverse Effect, neither the Company nor its Subsidiaries have received any written notice of any Action challenging the award of any Projects to the Company or its Subsidiaries, as applicable.

(d) Neither the Company nor any of its Subsidiaries have, or have been required to, materially reduce the contracted capacity for any of the Projects.

(e) The Company or its Subsidiaries, as the case may be, maintain the captive generating status or captive project status as required under the Project’s power purchase agreements, and, to the knowledge of the Company, no circumstances exist whereby the Company or its Subsidiaries as the case may be, would be expected to lose such status.

3.13 Company Benefit Plans.

(a) “Company Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any other written plan, policy, program, arrangement or agreement (other than standard employment agreements that can be terminated at any time without notice and without severance or termination pay) providing compensation or benefits to any current or former director, officer, employee, independent contractor or other service provider, in each case that is maintained, sponsored or contributed to by the Company or its Subsidiaries or under which the Company or its Subsidiaries have any obligation or liability, contingent or otherwise, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, share appreciation, phantom shares, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements, but not including any plan, policy, program, arrangement or agreement that covers only former directors, officers, employees, independent contractors and service providers and with respect to which the Group Companies have no remaining obligations or liabilities. As of the date hereof, the Company does not have any Company Benefit Plans.

(b) Neither the Company nor any of its Subsidiaries sponsored or was required to contribute to, at any point during the six (6) year period prior to the date hereof, or otherwise has any current or contingent liability with respect to: (i) a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”), (ii) a defined benefit plan (as defined in Section 3(35) of ERISA) or any other plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (iii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). No circumstance or condition exists that would reasonably be expected to result in an actual obligation of the Company or any of its Subsidiaries to pay money on account of any Multiemployer Plan or other pension plan that is subject to Title IV of ERISA and that is maintained by an ERISA Affiliate of the Company. Neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation on account of at any time being considered a single employer under Section 414 of the Code with any other Person. For purposes of this Agreement, “ERISA Affiliate” means any entity (whether or not incorporated) other than the Company or a Subsidiary of the Company that, together with the Company, is considered under common control and treated as one employer under Section 414(b), (c), (m) or (o) of the Code.

(c) Neither the Company nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement or post-termination health, medical or life insurance benefits for current, former or retired employees or owners or service providers of the Company or any of its Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code and neither the Company nor any of its Subsidiaries has incurred (whether or not assessed) any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.

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(d) Except as would not be reasonably expected to result in material Liability to the Group Companies, taken as a whole, no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries to any Tax, fine, Lien, or penalty imposed by ERISA or the Code with respect to any Company Benefit Plan.

(e) Neither the execution and delivery of this Agreement by the Company nor the consummation of the Transactions contemplated by this Agreement (either alone or in combination with another event) will result in the acceleration, vesting or creation of any rights of any current or former director, officer, employee, independent contractor or service provider of the Company or its Subsidiaries to payments or benefits or increases in any existing payments or benefits or any loan forgiveness, in each case, from the Company or any of its Subsidiaries or otherwise (ii) result in the payment to any current or former director, officer, employee, independent contractor or service provider of the Company or its Subsidiaries of any severance pay or money or other property, or any increase in severance pay upon any termination of employment or service.

(f) No amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former director, officer, employee, independent contractor or service provider of the Company or its Subsidiaries who is a “disqualified individual” within the meaning of Section 280G of the Code could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the Transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)).

3.14 Employment and Labor Matters.

(a) Schedule 3.14(a) sets forth a true, correct and complete list of all Persons who are employees or Independent Contractors (as defined below) of the Group Companies as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive based or variable compensation; and (vi) a description of any fringe benefits regularly provided to each such individual as of the date hereof that either cost five hundred dollars ($500) or more annually or that are not provided or made available to all employees, (vii) status as active or inactive; and (viii) classification under applicable wage and hour Laws as either exempt or not exempt for purposes of overtime pay. As of the date hereof, all compensation, including wages, commissions and bonuses, payable to all employees, independent contractors or consultants of the Company for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Financial Statements), and there are no outstanding agreements, understandings or commitments of the Company with respect to any additional compensation, commissions or bonuses. Each independent contractor of the Company (each, an “Independent Contractor” and collectively, the “Independent Contractors”) who has performed services for the Company while classified as an independent contractor has satisfied the requirements of applicable Laws to be so classified. The Company has fully and accurately reported such Independent Contractors’ compensation on any applicable tax forms for independent contractors when required to do so. The Company has not received any written notice from any Governmental Authority disputing any classification in respect of the Independent Contractors.

(b) (i) Neither the Company nor its Subsidiaries is, or has been within the past three (3) years, a party to or bound by any labor agreement, collective bargaining agreement, or any other labor-related agreements or arrangements with any labor union, labor organization or works council and no such agreements or arrangements are currently being negotiated by the Company or its Subsidiaries, (ii) no labor union or organization, works council or group of employees of the Company or its Subsidiaries has made a pending demand for recognition or certification, and (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to the knowledge of the Company, threatened to be brought or filed with any applicable labor relations authority.

(c) Except as would not be material, individually or in the aggregate, to the Group Companies, taken as a whole, each of the Group Companies (i) is in material compliance with all applicable Laws regarding employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration (including the completion of any applicable immigration forms or reports and the proper confirmation of employee visas), disability rights or benefits, equal opportunity, plant closures and layoffs, COVID-19, affirmative action, workers’ compensation, labor relations, employee leave issues, the proper classification of employees and independent contractors, the proper classification of exempt and non-exempt employees, and unemployment insurance, (ii) has not committed any Unfair Labor Practice or

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received written notice of any Unfair Labor Practice complaint against it pending before any applicable labor relations authority or court that remains unresolved, and (iii) within the last three (3) years, has not experienced any actual or, to the knowledge of the Company, threatened arbitrations, grievances, labor disputes, strikes, lockouts, picketing, hand billing, slow-downs or work stoppages against or affecting the Company or its Subsidiaries.

(d) Within the last three (3) years, neither the Company nor any of its Subsidiaries has implemented any plant closings, employee layoffs, furloughs, reductions in force, reductions in compensation, hours or benefits, work schedule changes or similar actions that (i) triggered notice or pay obligations under any law requiring advance notice of group terminations or layoffs, and which remain unsatisfied, or (ii) are reasonably expected to trigger such notice or pay obligations, in each case, except as would not reasonably be expected to be, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

(e) To the knowledge of the Company, no employee of the Company or any of its Subsidiaries is in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsolicitation agreement, restrictive covenant or other obligation: (i) owed to the Company or any of its Subsidiaries; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company or any of its Subsidiaries.

(f) The Company and its Subsidiaries have reasonably investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations of which any of them is aware against any directory, employee or other service provider of the Company during the past two (2) years. With respect to each such allegation with potential merit, the Company or its Subsidiaries has taken prompt corrective action that is reasonably calculated to prevent further improper action. The Company does not reasonably expect any liabilities with respect to any such allegations and is not aware of any allegations relating to any director, employee or other service provider of the Company and its Subsidiaries, that, if known to the public, would bring the Company and its Subsidiaries into material disrepute.

(g) As of the date hereof, the Company has no knowledge that any senior level executive has provided written notice of an intention to terminate his or her employment prior to the one (1) year anniversary of the Closing.

3.15 Taxes.

(a) Each Group Company has prepared and timely filed (taking into account any applicable ordinary course extensions) all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true, correct and complete in all material respects and prepared in substantial compliance with all applicable Laws, and each Group Company has paid all income and other material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b) Each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, creditors, equity interest holder or other third-party.

(c) No deficiencies for Taxes against any of the Group Companies have been claimed, proposed or assessed in writing by any Tax Authority that remain unpaid except for deficiencies which are being contested in good faith and with respect to which adequate reserves have been established. No Group Company is currently the subject of a Tax audit or examination with respect to any Taxes. No Group Company has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.

(d) No Group Company is party to any agreement (or has otherwise agreed) to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect. No Group Company is currently the beneficiary of any extension of time within which to file any Tax Return, other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.

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(f) No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) or any transaction substantially similar thereto.

(g) There are no Liens for Taxes on any assets of the Group Companies other than Permitted Liens.

(h) During the two-year period ending on the date of this Agreement, no Group Company was a “distributing corporation” or a “controlled corporation” in a transaction purported or intended to be governed by Section 355 of the Code.

(i) No Group Company (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was a Group Company) or (ii) has any Liability for the Taxes of any Person (other than a Group Company) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(j) No written claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k) No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(l) No Group Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) installment sale made prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date other than in respect of such amounts reflected in the balance sheets included in the Financial Statements, or received in the ordinary course of business since the date of the most recent balance sheet included in the Financial Statements; (iv) use of an improper method of accounting for a taxable period on or prior to the Closing Date; (v) intercompany transactions or excess loss accounts described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law); or (vi) application of Section 965 of the Code.

(m) Each Group Company is Tax resident only in its jurisdiction of formation.

(n) No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(o) No Group Company has taken nor agreed to take any action that could reasonably be expected to prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment. To the knowledge of the Company, there is no fact or circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

(p) The Company has been treated as a corporation for U.S. federal income Tax purposes since inception. Schedule 3.15(p) sets forth the entity classification of each of the Subsidiaries for purposes of U.S. federal income Taxes. Each such entity has, at all times, (i) been eligible for such U.S. federal income tax classification under applicable Tax law and (ii) operated in all ways consistently with such classification.

(q) (i) The Company has not made an election under Section 897(i) to be treated as a “domestic corporation”.

(r) No Group Company has (i) deferred any Taxes under Section 2302 of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), or (ii) claimed any Tax credit under Section 2301 of the CARES Act or Sections 7001 7003 of the Families First Coronavirus Response Act, as may be amended.

3.16 Brokers’ Fees. No broker, finder, investment banker, consultant or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions, based upon arrangements made by the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries has any obligation.

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3.17 Insurance. Schedule 3.17 contains a list of all material policies of property, fire and casualty, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Company or its Subsidiaries as of the date of this Agreement, which listed policies are each in a form and amount customarily carried by Persons conducting business similar to that of the Company or its Subsidiaries, as applicable. True, correct and complete copies of all such policies have been made available to SPAC. With respect to each such insurance policy required to be listed on Schedule 3.17, except as would not, individually or in the aggregate, be material to the Group Companies, taken as a whole: (i) all premiums due have been paid, (ii) to the knowledge of Company, the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary and usual course, is in full force and effect subject to the Enforceability Exceptions, (iii) neither the Company nor its Subsidiaries is in material breach or default, and, to the knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under the policy, and to the knowledge of the Company, no such action has been threatened, and (iv) as of the date hereof, no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received other than in connection with ordinary renewals.

3.18 Personal Property and Assets.

(a) Each of the Group Companies owns and has good title to or a valid leasehold, license or similar interest in each item of material tangible personal property reflected on the books of such Group Company or material to the Group Companies taken as a whole, free and clear of all Liens other than Permitted Liens.

(b) The Company and its Subsidiaries have obtained right of way and peaceful possession required for the development and operation of the Projects, as applicable, in all material respects.

(c) The Company and its Subsidiaries which are developing Projects or part thereof have not received any written notice that the land acquisition process for such Projects or part thereof is delayed to the extent of a material delay in commissioning of such Projects or part thereof beyond the time period prescribed for the same under the Contracts.

3.19 Real Property; Assets.

(a) The Group Companies do not own, and have not since December 31, 2022 owned any real property (the “Owned Real Property”).

(b) Schedule 3.19(b) contains a true, correct and complete list of all Leased Real Property and the addresses of such Leased Real Property (the leases or subleases, including any amendment, renewal, extension or other agreement with respect thereto, which are referred to as “Real Estate Lease Documents”). The Company has made available to SPAC true, correct and complete copies of all Real Estate Lease Documents.

(c) The Group Companies have valid leasehold interests in each Leased Real Property, and each of the Real Estate Lease Documents (i) is a legal, valid, binding and enforceable obligation of the Company or its Subsidiaries, as applicable, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to the Enforceability Exceptions, and each such Real Estate Lease Document is in full force and effect, and (ii) except as would not be material to the applicable Group Companies, covers the entire estate it purports to cover.

(d) No monetary or material non-monetary default by (i) the Company or its Subsidiaries or (ii) to the knowledge of the Company, any other party thereto, presently exists under any Real Estate Lease Documents. Neither the Company nor its Subsidiaries has received written or, to the knowledge of the Company, oral notice of monetary or material non-monetary default under any Real Estate Lease Document which default has not been cured or waived. To the knowledge of the Company, no event has occurred that, and no condition exists which, with notice or lapse of time or both, would constitute a monetary or material non-monetary default under any Real Estate Lease Document by the Company or its Subsidiaries or by the other parties thereto. Neither the Company nor its Subsidiaries has subleased or otherwise granted any Person the right to use or occupy any Leased Real Property, which sublease or grant is still in effect. Neither the Company nor its Subsidiaries has collaterally assigned or granted any other security interest in the Real Property or any interest therein which security interest is still in effect. Except for the Permitted Liens and except as set forth on Schedule 3.19(d), there exist no Liens affecting the Real Property.

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(e) The Real Property constitutes all of the real property utilized by the Company and its Subsidiaries in the operation of the Business as currently conducted.

(f) The Group Companies have good and valid title to the non-Real Property assets of the Group Companies.

3.20 Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be foreseeable to have a Material Adverse Effect:

(i) the Group Companies are and, during the last two years, have been in compliance with all Environmental Laws;

(ii) neither the Company nor its Subsidiaries is subject to any current Governmental Order relating to any non-compliance with Environmental Laws by the Company or its Subsidiaries or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials; and

(iii) no Action is pending or, to the knowledge of the Company, threatened and, to the knowledge of the Company, no investigation is pending or threatened with respect to the Company’s or its Subsidiaries’ compliance with or liability under Environmental Laws.

(b) To the knowledge of the Company, there are no environmental conditions or circumstances with respect to any Real Property existing as of the date hereof that would give rise to any material Claim or other material liabilities, losses or expenditures under Environmental Laws.

(c) The Company has made available to the SPAC copies of all written environmental reports, audits, assessments, liability analyses, memoranda and studies in the possession of or conducted by or commissioned by the Company or its Subsidiaries with respect to the Company’s or any of its Subsidiaries’ compliance with, or Liabilities arising under, Environmental Law.

(d) None of the properties currently or formerly owned, leased, or operated by the Company or its Subsidiaries (including, without limitation, soils and surface and ground waters associated with such properties) are contaminated with any Hazardous Materials, requiring reporting, investigation, remediation, monitoring, or other response action by the Company pursuant to applicable Environmental Laws.

(e) There has been no Release of any Hazardous Materials by the Company or its Subsidiaries at any property currently or, to the knowledge of the Company, formerly owned, leased, or operated by the Company, its Subsidiaries or any of their respective predecessors.

(f) Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, transported, handled, manufactured, Released or exposed any Person to any Hazardous Materials (i) in material violation of any applicable Environmental Law or (ii) in any manner that would reasonably be expected to require material investigation, removal or remediation obligation by any of the Company or its Subsidiaries pursuant to Environmental Laws.

(g) Neither the Company nor any of its Subsidiaries is subject to any Governmental Order issued pursuant to or otherwise relating to any Environmental Law, the subject of which remains unresolved.

(h) There are no Actions pending, or, to the knowledge of the Company, threatened against the Company or its Subsidiaries, relating to any violation of or Liability under Environmental Laws.

(i) Excluding customary indemnities entered into in the ordinary course, neither the Company nor any of its Subsidiaries has assumed by operation of law or contract any Liability of any other Person under Environmental Law.

3.21 Absence of Changes. From the date of the most recent balance sheet included in the Financial Statements, there has not been a Material Adverse Effect. Since December 31, 2022, no Group Company has taken or omitted to take any action described in Section 5.01 that if taken after the date hereof would have required the consent of the SPAC.

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3.22 Affiliate Agreements. Neither any Affiliate of the Company nor any Company Shareholder is indebted to the Company or any of its Subsidiaries, and neither any Affiliate of the Company nor any Company Shareholder owns any asset used in, or necessary or material to, the Business. To the knowledge of the Company, neither the Company nor its Subsidiaries, nor any officer, director, managing member, manager or Affiliate of the Company or its Subsidiaries (nor any parent, sibling, child, grandchild, or spouse of any of such Persons, or any trust, partnership or corporation in which any of such Persons has or has had an economic interest), has, directly or indirectly: (a) a material interest in any Person that furnished or sold (or furnishes or sells), services or products that the Company or its Subsidiaries furnishes or sells (or proposes to furnish or sell); (b) a material interest in any Person that purchases from, or sells or furnishes to, the Company or its Subsidiaries any goods or services; (c) a beneficial interest in or is a party to any Contract or material transaction with the Company or its Subsidiaries or involving the Business; or (d) any cause of action or other Claim whatsoever against, or owes any amount to, the Company or its Subsidiaries in respect of the Business, except for claims for accrued salary, vacation pay and accrued benefits under the Company Benefit Plans in the ordinary course of business.

3.23 Permits. The Company and each of its Subsidiaries have all material Permits (the “Material Permits”) that are required to own, lease or operate their respective properties and assets and to conduct their businesses as currently conducted, except where the failure to obtain the same would not, individually or in the aggregate, reasonably be expected to be material and adverse to the Group Companies, taken as a whole. The Company has made available to SPAC true, correct and complete copies of all Material Permits, all of which are listed on Schedule 3.23. Except as would not, individually or in the aggregate, be expected to be material and adverse to the Group Companies, taken as a whole, (a) each Material Permit is in full force and effect in accordance with its terms, (b) no outstanding written notice of revocation, cancellation or termination of any Material Permit has been received by the Company or its Subsidiaries, (c) to the knowledge of the Company, none of such Permits upon its termination or expiration in the ordinary due course will not be renewed or reissued in the ordinary and usual course of business upon terms and conditions substantially similar to its existing terms and conditions, (d) there are no Actions pending or, to the knowledge of the Company, threatened, that seek the revocation, cancellation, limitation, restriction or termination of any Material Permit, and (e) each of the Group Companies is in compliance with all Material Permits applicable to the Company or its Subsidiaries.

3.24 Proxy Statement. None of the information relating to the Company or its Subsidiaries supplied by the Company, or by any other Person acting on behalf of the Company, in writing specifically for inclusion in the Proxy Statement will, as of the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the SPAC Shareholders, at the time of the Extraordinary General Meeting or at the SPAC Merger Effective Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.25 Bank Accounts; Powers of Attorney. Schedule 3.25 sets forth a true, correct and complete list of the names and addresses of all banks in which the Group Companies have depository bank accounts, safe deposit boxes or trusts, the account names and the account numbers of such accounts and the names of persons authorized to draw thereon or otherwise have access thereto. No Person holds a power of attorney to act on behalf of the Company or any of its Subsidiaries.

3.26 Privacy; Data Security.

(a) The Company and its Subsidiaries own, or have valid rights to access and use pursuant to a written agreement, all IT Systems. The IT Systems are (i) subject to commercially reasonable disaster recovery procedures, (ii) free from any defect, bug, virus, corruption, malicious code or other similar contaminants, and (iii) adequate and sufficient (including with respect to working condition and capacity) for, and operate and perform in all material respects as required in connection with, the conduct and operation of Group Companies as currently conducted. The Company and its Subsidiaries have taken all commercially reasonable efforts to protect the confidentiality, integrity and security of the IT Systems. During the five (5) years prior to the date of this Agreement, the IT Systems have not suffered a material failure or malfunction. There have been no unauthorized uses or intrusions of, or breaches (including any “security incident” (as defined in 45 C.F.R § 164.304) or “breach” (as defined in 45 C.F.R § 164.402)) to, the IT Systems of the Company or any Subsidiary of the Company, or any other loss, unauthorized disclosure or use of any sensitive or confidential information, including Personal Information, in the custody or control of the Group Companies.

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(b) The Company and each of its Subsidiaries are, in compliance with all privacy and security obligations to which they are subject under (i) all applicable privacy policies and online terms of use, (ii) any applicable Law, including Privacy Laws, and (iii) any Contract, including all contractual commitments that the Company or a Subsidiary has entered into with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure, or transfer of Personal Information or User Data (collectively, “Data Security Requirements”). There have not been any investigations regarding, and neither the Company nor its Subsidiaries have received any notice from any Governmental Authority or Person alleging, any violation of any Data Security Requirements. The Company and each of its Subsidiaries have provided accurate and complete disclosure with respect to their privacy policies and privacy and data security practices, including providing any type of notice and obtaining any type of consent required by Privacy Laws.

(c) The Company and its Subsidiaries have not incorporated or used any open source Software in connection with any Software developed, used or otherwise exploited by the Company and its Subsidiaries or any of their customers in a manner that requires the contribution, licensing, transfer, assignment, attribution or disclosure to any third Person of any portion of the source code of any Software developed, licensed, distributed used or otherwise exploited by or for the Company or its Subsidiaries. No source code owned by the Group Companies has been delivered or licensed to any other Person, or is subject to any source code escrow or assignment obligation.

3.27 No Additional Representations and Warranties. Except as provided in this Article III, neither the Company nor any of its Affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members or representatives has made, is authorized to make, or is making, any representation or warranty whatsoever to SPAC or its Affiliates, and no such party shall be liable in respect of the accuracy or completeness of any information provided to SPAC or its Affiliates, including in this Agreement or in any Exhibit or Ancillary Agreement.

3.28 Business Relationships.

(a) Set forth on Schedule 3.28(a) is a true, correct and complete list of the (i) 10 largest and current vendors, suppliers and service providers to the each of the Group Companies (measured by aggregate spend during the fiscal year ended December 31, 2022) (collectively, the “Material Suppliers”), (ii) the Material Payors, (iii) the 10 largest payors for the period from January 1, 2022 until December 31, 2022 and (iv) the Projects, including names of the relevant off-takers or power purchasers.

(b) Except as set forth on Schedule 3.28(b), none of the Group Companies has received any notice or threat in writing from any Material Supplier, Material Payor or other payor, or off-taker or power purchaser listed on Schedule 3.28(a) since January 1, 2022 of any intention to terminate or not renew its business dealings with any of the Group Companies, or to materially decrease purchasing or selling (as the case may be) services or products form or to any of the Group Companies, or to adversely modify its business dealings with any of the Group Companies in a way that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor any of the Group Companies terminated or provided notice of intent to terminate its business dealings with any Material Supplier, Material Payor, or other payor listed on Schedule 3.28(a).

3.29 Regulatory Compliance.

(a) None of the Group Companies, or, to the Company’s knowledge, any of their Representatives or any other Persons, in each case to the extent acting for and on behalf of any of the Group Companies, is or has been, (i) a Person named on any Sanctions Laws-related or Export Control Laws-related list of designated Persons; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions Laws; (iii) an entity owned, directly or indirectly, individually or in the aggregate, 50% or more by one or more Persons described in clauses (i) or (ii); (iv) transacting business with or on behalf of any Person described in clauses (i) – (iii) or any country or territory described in clause (ii) in violation of Sanctions Laws; or (v) otherwise in violation of Sanctions Laws or Export Control Laws.

(b) None of the Group Companies, or, to the Company’s knowledge, any of their Representatives or any other Persons, in each case to the extent acting for and on behalf of any of the Group Companies has, since December 31, 2020, (i) made, offered, promised, paid or received any bribes, kickbacks or other similar improper payments to or from any Person or (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate, in each case of clause (i) or (ii), in violation of the Anti-Corruption Laws.

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(c) To the Company’s knowledge, as of the date hereof, (i) there are no pending or threatened in writing Actions, filings, Governmental Orders, inquiries or governmental investigations alleging any such violations of Anti-Corruption Laws, Sanctions Laws or Export Control Laws by any of the Group Companies or any of their Representatives or any other Persons, in each case to the extent acting for and on behalf of any Group Company, and (ii) since December 31, 2020, no such Actions, filings, Governmental Orders, inquiries or governmental investigations have been threatened in writing or are pending.

3.30 No Outside Reliance. Notwithstanding anything contained in this Article III or any other provision hereof, Company and its Subsidiaries and any of their respective directors, officers, employees, partners, members or representatives, acknowledge and agree that Company has made its own investigation of the SPAC and Holdings and that neither the SPAC, Holdings nor any of their Affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members, agents or representatives, is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the SPAC and Holdings in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the SPAC or Holdings. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Schedules or elsewhere, as well as any information, documents or other materials (whether or not accessed by Company or its representatives or reviewed by Company) or management presentations that have been or shall hereafter be provided to Company or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the SPAC or Holdings, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV of this Agreement. Company understands and agrees that any assets, properties and business of the SPAC and Holdings are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV or any certificate delivered in accordance with Section 8.03(c), with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SPAC

Except as set forth in the Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation or warranty if specified therein and (b) such other representations or warranties where its relevance as an exception to (or disclosure for purposes of) such other representation or warranty is reasonably apparent) or in the SEC Reports filed or furnished by SPAC prior to the date hereof (excluding (x) any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature and (y) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such a SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 4.04 (Litigation and Proceedings); Section 4.06 (Financial Ability; Trust Account); Section 4.11 (Tax Matters); and Section 4.12 (Capitalization)), SPAC represents and warrants to the Company, as of the date hereof (and with respect to SPAC Merger Sub, as of the date it executes a joinder to this Agreement) and at the Closing, as follows:

4.01 Corporate Organization. Each SPAC Party is duly incorporated and is validly existing as an exempted company in good standing under the Laws of the Cayman Islands and has the requisite company power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The copies of the Organizational Documents of each SPAC Party previously delivered by SPAC to the Company are true, correct and complete and are in effect as of the date of this Agreement. Each SPAC Party is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its Organizational Document. Each SPAC Party is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the SPAC Party to enter into this Agreement or consummate the Transactions.

4.02 Due Authorization.

(a) Each SPAC Party has all requisite company power and authority to execute and deliver this Agreement and each Ancillary Agreement to which such SPAC Party is a party and, upon receipt of the SPAC Shareholder Approval (in the case of the SPAC) and the approval of Holdings as the sole member of each Merger Sub

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(in the case of each Merger Sub), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly, validly and authorized and approved by the SPAC Board, and the board of directors of Holdings and each Merger Sub and, except for the SPAC Shareholder Approval and the approval of Holdings as the sole member of each Merger Sub, no other corporate or equivalent proceeding on the part of SPAC or any other SPAC Party is necessary to authorize this Agreement or such Ancillary Agreements or SPAC’s performance hereunder or thereunder. This Agreement has been, and each such Ancillary Agreement will be, duly and validly executed and delivered by the SPAC Parties and, assuming due authorization and execution by each other Party hereto and thereto, this Agreement constitutes, and each such Ancillary Agreement will constitute, a legal, valid and binding obligation of each SPAC Party, enforceable against such SPAC Party in accordance with its terms, subject to the Enforceability Exceptions.

(b) The approval of each Proposal by such resolutions as are required pursuant to the SPAC’s Organizational Documents and the Cayman Act, assuming a quorum is present, are the only votes of any of SPAC’s shares necessary in connection with the entry into this Agreement by SPAC, and the consummation of the Transactions, including the Closing (the “SPAC Shareholder Approval”).

4.03 No Conflict. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which a SPAC Party is a party by such SPAC Party and, upon receipt of the SPAC Shareholder Approval, the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of the Organizational Documents of any SPAC Party, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to any SPAC Party or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which a SPAC Party is a party or by which any of SPAC Parties’ assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of a SPAC Party, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of a SPAC Party to enter into and perform its obligations under this Agreement and each Ancillary Agreement to which such SPAC Party is a party.

4.04 Litigation and Proceedings. There are no pending or, to the knowledge of any SPAC Party, threatened, Actions and, to the knowledge of any SPAC Party, there are no pending or threatened investigations, in each case, against any SPAC Party, or otherwise affecting any SPAC Party or its assets, including any condemnation or similar proceedings, which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of a SPAC Party to enter into and perform its obligations under this Agreement. There is no unsatisfied judgment or any open injunction binding upon SPAC which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of a SPAC Party to enter into and perform its obligations under this Agreement.

4.05 Governmental Authorities; Consents. Except as otherwise provided herein (including, without limitation, the filing of the Plans of Merger with the Cayman Registrar), no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of any SPAC Party with respect to such SPAC Party’s execution or delivery of this Agreement or the consummation of the Transactions, except for applicable requirements of the HSR Act, Securities Laws and Nasdaq.

4.06 Financial Ability; Trust Account.

(a) As of November 30, 2023, there was approximately $28,307,000 invested in a trust account at J.P. Morgan Chase Bank, N.A. (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated April 27, 2022 (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account may be released or invested except in accordance with the Trust Agreement, the SPAC’s Organizational Documents and the IPO Prospectus. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. SPAC has performed all material

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obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of SPAC and, to the knowledge of SPAC, the Trustee, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and to the knowledge of SPAC, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate Contracts, side letters or other arrangements (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports filed or furnished by SPAC to be inaccurate. As of the date hereof, there are no claims or proceedings pending with respect to the Trust Account. As of the SPAC Merger Effective Time, the obligations of SPAC to dissolve or liquidate pursuant to the SPAC’s Organizational Documents shall terminate, and as of the SPAC Merger Effective Time, SPAC shall have no obligation whatsoever pursuant to the SPAC’s Organizational Documents to dissolve and liquidate the assets of SPAC by reason of the consummation of the Transactions contemplated hereby. To the knowledge of SPAC, as of the date hereof, following the Effective Time, no SPAC Shareholder shall be entitled to receive any amount from the Trust Account except to the extent such SPAC Shareholder is a Redeeming SPAC Shareholder. SPAC has not released any money from the Trust Account other than as permitted by the Trust Agreement.

(b) As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its respective obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account (less distributions for taxes or in connection with the redemption of any SPAC Class A Ordinary Shares in connection with the Redemption) will not be available to SPAC on the Closing Date.

4.07 Brokers’ Fees. Except for the fees described on Schedule 4.07(i) (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by any SPAC Party or any of their Affiliates, including the Sponsor. Set forth on Schedule 4.07(ii) is a true and correct list and amount of all Outstanding SPAC Expenses.

4.08 SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities.

(a) SPAC duly filed all required registration statements, reports, schedules, forms, statements, prospectuses and other documents required to be filed or furnished by it with the SEC under the Securities Act and/or the Exchange Act, since its incorporation (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”). SPAC has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by SPAC with the SEC to all agreements, documents and other instruments that previously had been filed by SPAC with the SEC and are currently in effect. The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. All certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any SEC Report were each true as of their respective dates of filing. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in or incorporated by reference in the SEC Reports (the “SPAC Financials”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with IFRS applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and Regulation S-X or Regulation S-K, as applicable, and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of SPAC as of the respective dates thereof and the results of SPAC’s operations and cash flows for the respective periods then ended.

(b) Except as disclosed in the SEC Reports or permitted by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, SPAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the

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Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to SPAC is made known to SPAC’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in SPAC’s periodic reports under the Exchange Act.

(c) Except as disclosed in the SEC Reports, SPAC has established and maintains a system of internal accounting controls designed to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of SPAC, such internal controls are sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of SPAC’s financial statements for external purposes in accordance with IFRS.

(d) Except as disclosed in the SEC Reports, there are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC. SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) To the knowledge of SPAC, as of the date hereof, there are no outstanding comments from the SEC with respect to the SEC Reports. To the knowledge of SPAC, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(f) Except as and to the extent reflected or reserved against in the SPAC Financials, SPAC has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with IFRS that are not adequately reflected or reserved on or provided for in the SPAC Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with IFRS that have been incurred since SPAC’s last annual report on Form 10-K.

4.09 Business Activities.

(a) Since their incorporation, SPAC, Holdings and the Merger Subs have not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the SPAC’s Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon SPAC or to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of SPAC or any acquisition of property by SPAC or the conduct of business by SPAC as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the ability of SPAC to enter into and perform its obligations under this Agreement.

(b) SPAC does not own or have a contractual right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, SPAC has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) Except for this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 6.02(b)) or as set forth on Schedule 4.09(c), SPAC is not, and at no time has been, party to any Contract with any other Person that would require payments by SPAC in excess of $10,000 monthly, $100,000 in the aggregate with respect to any individual Contract or more than $250,000 in the aggregate when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 6.02(b)) and Contracts set forth on Schedule 4.09(c)).

(d) Except for any fees or expenses payable by SPAC or Holdings as a result of or in connection with the Transactions, there is no liability, debt or obligation against SPAC, except for liabilities and obligations (i) reflected or reserved for in the financial statements of SPAC as of and for the twelve (12) month period ended December 31, 2022 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to SPAC or any other SPAC Party, taken as a whole), (ii) that have arisen

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since December 31, 2022 in the ordinary and usual course of the operation of business of the SPAC (other than any such liabilities as are not and would not be, in the aggregate, material to SPAC or any other SPAC Party, taken as a whole), (iii) disclosed in the financial statements included in the SEC Reports or (iv) incurred in connection with or contemplated by this Agreement and/or the Transactions.

4.10 Registration Statement and Proxy Statement. On the Effective Date, the Registration Statement and the Proxy Statement (or any amendment or supplement thereto), shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. On the Effective Date, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date of any filing pursuant to Schedule 14A, the date the Proxy Statement is first mailed to the SPAC Shareholders, and at the time of the Extraordinary General Meeting, the Proxy Statement (together with any amendments or supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that SPAC makes no representations or warranties as to the information contained in the Registration Statement Proxy Statement in reliance upon and in conformity with information furnished in writing to SPAC by or authorized on behalf of the Company specifically for inclusion in the Registration Statement or the Proxy Statement.

4.11 Tax Matters.

(a) SPAC has prepared and timely filed (taking into account any applicable ordinary course extensions) all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true, correct, and complete in all material respects and prepared in substantial compliance with all applicable Laws, and SPAC has paid all income and other material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b) SPAC has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c) No deficiencies for Taxes against any of SPAC have been claimed, proposed or assessed in writing by any Tax Authority that remain unpaid except for deficiencies which are being contested in good faith and with respect to which adequate reserves have been established. SPAC is not currently the subject of a Tax audit or examination with respect to any Taxes. SPAC has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

(d) SPAC is not party to any agreements (or has otherwise agreed) to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect. SPAC is not currently the beneficiary of any extension of time within which to file any Tax Return, other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to SPAC which agreement or ruling would be effective after the Closing Date.

(f) SPAC is not and has not been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) or any transaction substantially similar thereto.

(g) There are no Liens for Taxes on any assets of SPAC other than Permitted Liens.

(h) During the two-year period ending on the date of this Agreement, SPAC was not a “distributing corporation” or a “controlled corporation” in a transaction purported or intended to be governed by Section 355 of the Code.

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(i) SPAC (i) has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or (ii) has no any Liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(j) No written claims have ever been made by any Tax Authority in a jurisdiction where SPAC does not file Tax Returns that SPAC is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k) SPAC is not a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(l) SPAC has not made an election under Section 897(i) to be treated as a “domestic corporation.”

(m) SPAC will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) installment sale made prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date other than in respect of such amounts reflected in the balance sheets included in SPAC’s financial statements, or received in the ordinary course of business since the date of the most recent balance sheet included in SPAC’s financial statements; (iv) use of an improper method of accounting for a taxable period on or prior to the Closing Date; (v) intercompany transactions or excess loss accounts described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law); or (vi) application of Section 965 of the Code.

(n) SPAC is Tax resident only in its jurisdiction of formation.

(o) SPAC does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise have an office or fixed place of business in a country other than the country in which it is organized.

(p) SPAC has not taken nor agreed to take any action (other than agreeing to consummate SPAC Shareholder Redemptions) that could reasonably be expected to prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment. To the knowledge of SPAC, there is no fact or circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

4.12 Capitalization.

(a) Subject to any redemptions by Redeeming SPAC Shareholders that shall occur in connection with the Transactions, the authorized share capital of SPAC is $50,000 divided into (i) 479,000,000 SPAC Class A Ordinary Shares, of which 4,664,012 SPAC Class A Ordinary Shares are issued and outstanding as of the date of this Agreement, (ii) 20,000,000 SPAC Class B Ordinary Shares, of which one SPAC Class B Ordinary Share is issued and outstanding as of the date of this Agreement, and (iii) 1,000,000 SPAC Preference Shares, of which no SPAC Preference Shares are issued and outstanding as of the date of this Agreement. No SPAC Public Warrants and 3,762,500 SPAC Private Warrants are issued and outstanding as of the date of this Agreement. All of the issued and outstanding SPAC Ordinary Shares and SPAC Warrants (w) have been duly authorized and validly issued and are fully paid and nonassessable, (x) were issued in compliance in all material respects with applicable Law, (y) were not issued in breach or violation of any preemptive rights or Contract, and (z) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Code Section 83, except as disclosed in the SEC Reports with respect to certain SPAC Ordinary Shares held by the Sponsor.

(b) Except for the SPAC Warrants and Sponsor Loans, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for SPAC Class A Ordinary Shares or other equity interests of SPAC, or any other Contracts to which SPAC is a party or by which SPAC is bound obligating SPAC to issue or sell any shares of, other equity interests in or debt securities of, SPAC, and (ii) no equity equivalents, share appreciation rights, phantom share ownership interests or similar rights in SPAC. Except as disclosed in the SEC Reports or as set forth in the SPAC’s Organizational Documents, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any securities or equity interests of SPAC. There are no outstanding bonds, debentures, notes or other indebtedness of SPAC having the right

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to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the SPAC Shareholders may vote. Except as disclosed in the SEC Reports, SPAC is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to SPAC Ordinary Shares or any other equity interests of SPAC. SPAC does not own any capital stock or any other equity interests in any other Person (except for Holdings) and, except as set forth in the SPAC’s Organizational Documents, SPAC does not have any right, option, warrant, conversion right, share appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares, capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

(c) Subject to such changes as may be reasonably required to effect and consummate the Transactions, (i) the authorized share capital of Holdings is $50,000 divided into 500,000,000 Holdings Ordinary Shares, of which one (1) Holdings Ordinary Share is issued and outstanding as of the date of this Agreement and is owned by SPAC, (ii) the authorized share capital of SPAC Merger Sub is $50,000 divided into 5,000,000 ordinary shares, par value $0.01 per share, of which (1) ordinary share is issued and outstanding as of the date of this Agreement and owned by Holdings and (iii) the authorized share capital of Company Merger Sub will be $50,000 divided into 1,000,000,000 ordinary shares, par value $0.00005 per share of which (1) ordinary share will be issued to Holdings. As of the Effective Time, all of the issued and outstanding Holdings Ordinary Shares and Holdings Public Warrants (i) will have been duly authorized and will be validly issued, fully paid and nonassessable, (ii) will have been issued in compliance in all material respects with applicable Law, (iii) will not have been issued in breach or violation of any preemptive rights or Contract, and (iv) will be fully vested and will not otherwise be subject to a substantial risk of forfeiture within the meaning of Code Section 83. Prior to giving effect to the Transactions, other than the Merger Subs, Holdings does not have any subsidiaries or own any equity interests in any other Person.

(d) As of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Holdings Ordinary Shares or other equity interests of Holdings, or any other Contracts (other than this Agreement) to which Holdings is a party or by which Holdings is bound obligating Holdings to issue or sell any shares of, other equity interests in or debt securities of, Holdings, and (ii) no equity equivalents, share appreciation rights, phantom share ownership interests or similar rights in Holdings. There are no outstanding bonds, debentures, notes or other indebtedness of Holdings having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Holdings’ shareholders may vote. Holdings is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to Holdings Ordinary Shares or any other equity interests of Holdings, other than the Ancillary Agreements entered into in connection with this Agreement or the transactions contemplated hereby. Prior to the Closing, Holdings does not own any capital stock or any other equity interests in any other Person (other than SPAC Merger Sub and Company Merger Sub), and Holdings does not have any right, option, warrant, conversion right, share appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares, capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares, capital stock or other equity interests, of such Person.

4.13 Nasdaq Stock Market Quotation.

(a) The issued and outstanding SPAC Class A Ordinary Shares are Registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “CLRC”.

(b) The SPAC Units, SPAC Public Warrants and SPAC Rights are also listed on Nasdaq. SPAC is a listed company in good standing with the Nasdaq and in compliance with the rules of the Nasdaq, and, except as set forth on Schedule 4.13(a), SPAC has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of the SPAC Securities and there is no Action or proceeding pending or, to the knowledge of SPAC, threatened against SPAC by the Nasdaq or the SEC. None of SPAC or its Affiliates has taken any action in an attempt to terminate the registration of the SPAC Units, SPAC Class A Ordinary Shares or SPAC Public Warrants under the Exchange Act except as contemplated by this Agreement.

(c) None of SPAC, Holdings, or their Affiliates has taken any action in an attempt to prevent the registration of the Holdings Ordinary Shares or Holdings Public Warrants under the Exchange Act.

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(d) There are no Actions pending or, to the knowledge of SPAC, threatened, against SPAC by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such SPAC Securities on Nasdaq and SPAC and such SPAC Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

4.14 Employees and Employee Benefits. SPAC does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any employee benefit plans.

4.15 Properties. SPAC does not own, license or otherwise have any right, title or interest in any material Intellectual Property. SPAC does not own or lease any material real property or material personal property.

4.16 Material Contracts.

(a) Except as set forth on Schedule 4.16(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which SPAC is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by SPAC on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of SPAC as its business is currently conducted, any acquisition of material property by SPAC, or restricts in any material respect the ability of SPAC to engage in business as currently conducted by it or to compete with any other Person or to consummate the Transactions (each, a “SPAC Material Contract”). All SPAC Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b) With respect to each SPAC Material Contract: (i) the SPAC Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the SPAC Material Contract is legal, valid, binding and enforceable in all material respects against SPAC and, to the knowledge of SPAC, the other parties thereto, and is in full force and effect; (iii) SPAC is not in breach or default in any material respect thereunder; and (iv) to the knowledge of SPAC, no other party to any SPAC Material Contract is in breach or default in any material respect thereunder.

4.17 Transactions with Affiliates. Schedule 4.17 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between SPAC and any (a) present or former director, officer or employee or Affiliate of SPAC, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of SPAC’s issued and outstanding share capital as of the date hereof.

4.18 Ownership of Company Merger Consideration. (i) All Holdings Ordinary Shares to be issued and delivered in accordance with Article II to the holders of the Continuing Company Shares and Company Merger Consideration shall be, upon issuance and delivery of such shares, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens, and (ii) upon issuance and delivery of such Holdings Ordinary Shares, each holder of Continuing Company Shares shall have good and valid title to its portion of such shares, in each case of clauses (i) and (ii), other than restrictions arising from applicable securities Laws, the Company Lock-Up Agreement, the Restated Holdings M&A, the Registration Rights Agreement, the provisions of this Agreement, and (iii) the issuance and sale of such Holdings Ordinary Shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

4.19 Insurance. Schedule 4.19 contains a list of all material insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) of held by, or for the benefit of, the SPAC or its Subsidiaries as of the date of this Agreement. True, correct and complete copies of all such policies have been made available to the Company. With respect to each such insurance policy required to be listed on Schedule 4.19, except as would not, individually or in the aggregate, be material to the SPAC: (i) all premiums due have been paid, (ii) to the knowledge of SPAC, the policy is legal, valid, binding and enforceable in accordance with its terms and, is in full force and effect, (iii) neither SPAC nor its Subsidiaries is in material breach or default, and, to the knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under the policy, and to the knowledge of SPAC, no such action has been threatened, and (iv) as of the date hereof, no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received other than in connection with ordinary renewals.

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4.20 Regulatory Compliance.

(a) None of the SPAC Parties, or, to SPAC’s knowledge, any of their Representatives or any other Persons, in each case to the extent acting for and on behalf of any of the Group Companies, is or has been, (i) a Person named on any Sanctions Laws-related or Export Control Laws-related list of designated Persons; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions Laws; (iii) an entity owned, directly or indirectly, individually or in the aggregate, 50% or more by one or more Persons described in clauses (i) or (ii); (iv) transacting business with or on behalf of any Person described in clauses (i)- (iii) or any country or territory described in clause (ii) in violation of Sanctions Laws; or (v) otherwise in violation of Sanctions Laws or Export Control Laws.

(b) None of the SPAC Parties, or, to SPAC’s knowledge, any of their Representatives or any other Persons, in each case to the extent acting for and on behalf of any of the SPAC Parties has, since December 31, 2020, (i) made, offered, promised, paid or received any bribes, kickbacks or other similar improper payments to or from any Person or (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate, in each case of clause (i) or (ii), in violation of the Anti-Corruption Laws.

(c) To SPAC’s knowledge, as of the date hereof, (i) there are no pending or threatened in writing Actions, filings, Governmental Orders, inquiries or governmental investigations alleging any such violations of Anti-Corruption Laws, Sanctions Laws or Export Control Laws by any of the SPAC Parties or any of their Representatives or any other Persons, in each case to the extent acting for and on behalf of any SPAC Party, and (ii) since December 31, 2020, no such Actions, filings, Governmental Orders, inquiries or governmental investigations have been threatened in writing or are pending.

4.21 No Outside Reliance. Notwithstanding anything contained in this Article IV or any other provision hereof, SPAC and its Affiliates and any of their respective directors, officers, employees, shareholders, partners, members or representatives, acknowledge and agree that SPAC has made its own investigation of the Company and that neither the Company nor any of its Affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members, agents or representatives, is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article III, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Schedules or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by SPAC or its representatives) or reviewed by SPAC) or management presentations that have been or shall hereafter be provided to SPAC or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article III of this Agreement. SPAC understands and agrees that any assets, properties and business of the Group Companies are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article III or any certificate delivered in accordance with Section 8.02(c), with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE V
COVENANTS OF THE COMPANY

5.01 Conduct of Business. Except as otherwise required by this Agreement, contemplated by this Agreement in connection with the Transactions or as consented to by SPAC in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Interim Period”), (x) the Company and its Subsidiaries shall operate and conduct their respective businesses in the ordinary course of business, and (y) the Company shall not, and shall cause its Subsidiaries not to:

(a) except as set forth on Schedule 5.01(a), offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any shares in or capital stock of, or other equity interests in, Company or any Subsidiary of Company or any securities convertible into, or any rights, warrants or options to acquire, any such shares, capital stock or equity;

(b) change, modify or amend Organizational Documents of any Group Company;

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(c) except as set forth on Schedule 5.01(c) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding shares in or capital stock of, or other equity interests in, Company or Subsidiaries of the Company; (B) split, combine or reclassify any shares in or capital stock of, or other equity interests in, Company or Subsidiaries of the Company; or (C) other than in connection with Organizational Documents in order to consummate the transactions contemplated hereby, prepay, repurchase, redeem or otherwise acquire, or offer to prepay, repurchase, redeem or otherwise acquire, any outstanding Indebtedness of the of the Company, any shares in or capital stock of, or other equity interests in, Company or Subsidiaries of the Company;

(d) make or change any material Tax election or adopt or change any material Tax accounting method, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to Taxes, settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes in an amount in excess of $150,000, or consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, enter into any Tax sharing or similar agreement, or take or fail to take any similar action relating to Taxes, if such election, change, amendment, agreement, settlement, consent or other action would have the effect of materially increasing the present or future Tax liability or materially decreasing any present or future Tax asset of the Company or its respective Affiliates and Subsidiaries after the Closing or would have the effect of materially increasing a Tax liability or materially decreasing any present or future Tax asset of the Company with respect to a pre-Closing taxable period;

(e) except as required by applicable Law, (A) grant or announce any increase in salaries, bonuses, severance, termination, retention or change-in-control pay, or other compensation and benefits payable or to become payable by the Company or any of its Subsidiaries to any current or former employee, except for increases in salary of less than 5% of such employee’s salary immediately prior to the date of this Agreement, or (B) adopt, establish or enter into any plan, policy or arrangement that would constitute a Company Benefit Plan if it were in existence on the date hereof, other than in the case of the renewal of group health or welfare plans;

(f) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be foreseeable to prevent or impede the Intended Tax Treatment, or result in a Material Adverse Effect;

(g) other than in the ordinary course of business, modify, terminate (excluding any expiration in accordance with its terms), waive, or fail to enforce any material right or remedy under any Contract of a type required to be listed on Schedule 3.12(a) or any lease related to the Leased Real Property, or enter into any real property lease, sublease or occupancy agreement or any other Contract that would have been required to be listed on Schedule 3.12(a) if in effect on the date hereof;

(h) waive, release, compromise, settle or satisfy any pending or threatened material claim) in an amount in excess of $150,000 (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability (other than claims or liabilities caused by a material delay in Closing);

(i) incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness in excess of $375,000 individually or $750,000 in the aggregate (other than Indebtedness caused by a material delay in Closing);

(j) other than in the ordinary course of business consistent with past practice, (A) accelerate or delay collection of notes or accounts receivable generated by the Company or any of its Subsidiaries in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice; or (B) delay or accelerate payment of any account payable or other liability of the Company or any of its Subsidiaries beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business;

(k) make any change in financial accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except insofar as may have been required by a change in IFRS or Law, as applicable, or to obtain compliance with applicable auditing standards;

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(l) sell, lease, exchange, mortgage, pledge, create any Liens (other than Permitted Liens) on, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise create any Liens (other than Permitted Liens) on or dispose of, any assets of the Company or any of its Subsidiaries in an amount in excess of $375,000 individually or $750,000 in the aggregate, except for dispositions of or leases of assets in the ordinary course of business;

(m) assign, transfer, license or abandon any material Intellectual Property owned by the Company or any of its Subsidiaries or terminate or abandon any license agreement with a third party involving material Intellectual Property rights; or

(n) enter into any agreement that restricts the ability of the Company or any of its Subsidiaries to engage or compete in any line of business or that obligates the Company to grant exclusive or preferential rights or “most favored nation” status to any Person, or enter into any agreement that restricts the ability of the Company or any of its Subsidiaries to enter a new line of business.

5.02 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or its Subsidiaries by third parties, which information may be in the Company’s or its Subsidiaries’ possession from time to time, and except for any information which in the opinion of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure, the Company shall, and shall cause its Subsidiaries to, afford to SPAC and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Group Companies, to all of their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Group Companies, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of the Group Companies to the extent such information is in the possession of the Company or its Subsidiaries, as such Representatives may reasonably request. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by SPAC and its Representatives hereunder shall be kept strictly confidential by them, except to the extent (i) otherwise required by law or (ii) furnished to SPAC or authorized for inclusion, by or on behalf of the Company or its Subsidiaries, in the Registration Statement or the Proxy Statement.

5.03 HSR Act and Regulatory Approvals.

(a) During the Interim Period and subject to the terms and conditions herein provided, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to obtain all authorizations, consents, orders, and approvals of all Governmental Authorities, including the expiration or termination of the applicable waiting periods under the HSR Act, as necessary to consummate and make effective prior to the Outside Date, the transactions contemplated hereby.

(b) In connection with the Transactions, the Company shall (i) promptly make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and (ii) supply as soon as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act.

(c) The Company shall promptly inform the SPAC of any material communication received from or sent to any Person or Governmental Authority, including the SEC, the Federal Trade Commission or U.S. Department of Justice or similar non-United States Governmental Authority regarding any of the transactions contemplated by this Agreement, and if in writing furnish to the SPAC copies of any notices or written communications received from or sent to any Governmental Authority and if oral provide an accurate summary of such communications. The Company shall permit SPAC’s counsel an opportunity to review in advance, and the Company shall consider in good faith the views of such counsel in connection with, any proposed written communications by the Company to any Governmental Authority concerning the transactions contemplated by this Agreement; provided, that the Company shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the prior written consent of SPAC. The Company agrees to provide, to the extent permitted by the applicable Governmental Authority, SPAC and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Company and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.

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5.04 Termination of Certain Agreements. Prior to the Company Merger Effective Time, the Company shall take all actions necessary to cause the Contracts listed on Schedule 5.04 (if any) to be terminated without any further force and effect without any cost or other liability or obligation to the Company or its Subsidiaries, and there shall be no further obligations of any of the relevant parties thereunder following the Closing.

5.05 No SPAC Ordinary Shares Transactions. From and after the date of this Agreement until the Company Merger Effective Time, except as otherwise contemplated by this Agreement, none of the Company, any of its Subsidiaries or controlling Affiliates, directly or indirectly, shall engage in any transactions involving the securities of SPAC without the prior consent of SPAC. The Company shall use commercially reasonable efforts to require each of its Subsidiaries and controlling Affiliates to comply with the foregoing sentence.

5.06 No Claim Against the Trust Account. The Company acknowledges that it has read SPAC’s IPO Prospectus and other SEC Reports, the SPAC’s Organizational Documents, and the Trust Agreement and understands that SPAC has established the Trust Account described therein for the benefit of SPAC’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company further acknowledges that, if the Transactions, or, in the event of termination of this Agreement, another Business Combination, are not consummated by May 2, 2024 or such later date as approved by the shareholders of SPAC to complete a Business Combination, SPAC will be obligated to return to its shareholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its Affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and SPAC to collect from the Trust Account any monies that may be owed to them by SPAC or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever. This Section 5.06 shall survive the termination of this Agreement for any reason.

5.07 Proxy Solicitation; Other Actions.

(a) The Company agrees to use reasonable best efforts to provide SPAC, as soon as reasonably practicable following the date of this Agreement, audited financial statements with an unqualified audit opinion, including consolidated balance sheets, statements of operations, statements of cash flows, and statements of shareholders equity of the Group Companies as of and for the years ended December 31, 2021 and December 31, 2022, audited in accordance with the standards of the Public Company Accounting Oversight Board, and unaudited interim statements for the most recent quarter preceding the date of the filing of the Proxy Statement, in each case, prepared in accordance with IFRS, and Regulation S-X. The Group Companies shall use commercially reasonable efforts to make their officers and employees available to, in each case, during normal business hours and upon reasonable advanced notice, SPAC and its counsel in connection with (i) the drafting of the Proxy Statement and (ii) responding in a timely manner to comments on the Proxy Statement from the SEC. Without limiting the generality of the foregoing, the Company shall reasonably cooperate with SPAC in connection with the preparation for inclusion in the Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC).

(b) From and after the date on which the Proxy Statement is mailed to the SPAC Shareholders, the Company will give SPAC prompt written notice of any action taken or not taken by the Company or its Subsidiaries or of any development regarding the Company or its Subsidiaries, in any such case which is known by the Company, that would cause the Proxy Statement to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, SPAC and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Proxy Statement or, to the extent required by Securities Laws, a post-effective amendment to the Registration Statement, such that the Registration Statement and the Proxy Statement no longer contain an untrue statement of a material fact or omit to state to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, further, however, that no information received by SPAC pursuant to this Section 5.07 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Schedules.

5.08 Consent of Company Shareholders. As soon as practicable following the effectiveness of the Registration Statement but in no event later than twenty (20) Business Days following the effectiveness date of the Registration Statement, the Company shall obtain and deliver to the SPAC consent of Company Shareholders, pursuant to which the

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equityholders of Company have agreed, among other things, to vote (whether pursuant to a duly convened meeting of the equityholders of the Company or pursuant to a resolution in writing of the equityholders of the Company) in favor of the adoption and approval of this Agreement, the Company Merger and the other documents contemplated hereby and the transactions contemplated hereby and thereby.

ARTICLE VI
COVENANTS OF SPAC

6.01 HSR Act and Regulatory Approvals.

(a) During the Interim Period and subject to the terms and conditions herein provided, the SPAC shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to obtain the expiration or termination of the applicable waiting periods under the HSR Act as necessary to consummate and make effective prior to the Outside Date, the transactions contemplated by this Agreement. In connection with the Transactions, SPAC shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act promptly after the date of this Agreement, (ii) comply with or otherwise resolve, diligently and at the earliest practicable date, any request from the Federal Trade Commission, the Department of Justice, or any other Governmental Authority for additional information, documents, or other materials under the HSR Act or other antitrust Laws in respect of such registrations, filings, applications or notices of the Transactions, and (iii) take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 6.01 to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act as soon as reasonably practicable (and in any event prior to the Outside Date).

(b) In furtherance of Section 6.01(a) and notwithstanding anything to the contrary set forth in this Agreement, during the Interim Period, SPAC shall take, and shall cause its Affiliates to take, any and all commercially reasonable action necessary to obtain any necessary approval or obtain the expiration of any waiting or suspension period under the HSR Act or other antitrust Laws and to prevent the initiation of any lawsuit by any Governmental Authority under any antitrust Laws or to prevent the entry of any Governmental Order that would otherwise make the Transactions contemplated by this Agreement unlawful, so as to enable the Parties hereto to close the Transactions contemplated by this Agreement, prior to the Outside Date, including, but not limited to, commercially reasonable actions during the Interim Period (i) to sell, license, otherwise dispose of or hold separate, or agree to sell, license, otherwise dispose of or hold separate, any entities, assets, technology, Intellectual Property rights or facilities of either the SPAC, its Affiliates, or the Company; (ii) to terminate, amend or assign existing relationships or contractual rights and obligations; (iii) to amend, assign or terminate existing licenses or other agreements or enter into new licenses or other agreements; (iv) to change or modify any course of conduct or otherwise make any commitment (to any Governmental Authority or otherwise) regarding future operations of SPAC, its Affiliates, or the Company; or (v) otherwise to take or commit to take any actions that would limit SPAC’s or any of its Affiliates’ freedom of action with respect to, or its ability to retain, one or more of SPAC’s or its Affiliates’ businesses, product lines, licenses, operations, rights, assets or rights or interests therein, or the ability of any Affiliate of SPAC to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the shares in SPAC. If, despite the foregoing, any legal proceeding is instituted (or threatened to be instituted) challenging the Transactions contemplated by this Agreement as violative of any antitrust Law, SPAC shall, and shall cause its Affiliates to, take any and all commercially reasonable actions necessary to defend such legal proceeding and to prevent, lift or rescind any injunction or restraining order or other Governmental Order adversely affecting the ability of the parties to consummate the Transactions contemplated by this Agreement, including commercially reasonable efforts to defend, contest, or otherwise resist any legal proceeding, including any legal proceeding seeking a temporary restraining order or preliminary injunction, or Governmental Order by any Governmental Authority or private party, challenging the Transactions contemplated by this Agreement as violative of any antitrust Law.

(c) The SPAC and the Company shall each keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and work cooperatively in connection with obtaining all required consents, authorizations, orders, or approvals of any Governmental Authority pursuant to Section 5.03 and this Section 6.01. The SPAC shall promptly inform the Company of any material communication received from or sent to any Person or Governmental Authority, including the Federal Trade Commission or U.S. Department of Justice or similar non-United States Governmental Authority regarding any of the transactions contemplated by this Agreement, and if in writing furnish to the Company copies of any notices or written communications received from

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or sent to any Governmental Authority and if oral provide an accurate summary of such communications. The SPAC shall permit the Company’s counsel an opportunity to review in advance, and the SPAC shall consider in good faith the views of such counsel in connection with, any proposed written communications by the SPAC to any Governmental Authority concerning the Transactions contemplated by this Agreement; provided, that the SPAC shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the prior written consent of Company. The SPAC agrees to provide, to the extent permitted by the applicable Governmental Authority, the Company and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the SPAC and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions contemplated hereby; provided, however, that SPAC shall have the principal responsibility for devising and implementing the strategy for obtaining any necessary antitrust consents or approvals, including expiration or termination of the waiting period under the HSR Act, and shall lead and direct all submissions to, meetings and communications with any Governmental Authority or other party in connection with antitrust matters.

(d) SPAC and the Company shall each pay their respective antitrust filing fees in connection with the Transactions contemplated by this Agreement.

6.02 Indemnification and Insurance.

(a) Subject to Section 6.01(b)), from and after the applicable Effective Time, Holdings agrees that it will, and will cause the SPAC Surviving Subsidiary and Company Surviving Subsidiary, to indemnify and hold harmless each present and former director and officer of the Group Companies and SPAC against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action against such Person in their capacity as an officer or director, whether civil, criminal, administrative, regulatory or investigative, arising out of or pertaining to matters existing or occurring at or prior to the applicable Effective Time, whether asserted or claimed prior to, at or after the applicable Effective Time a (“D&O Indemnifiable Claim”), to the fullest extent that the Company, the Company’s Subsidiaries, Holdings or SPAC, as the case may be, are under applicable Law and their respective certificate of incorporation, memorandum and articles of association, bylaws, or other Organizational Documents in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, but subject to Section 6.01(b), Holdings shall, and shall cause SPAC Surviving Subsidiary and Company Surviving Subsidiary, to (i) maintain for a period of not less than six (6) years from the applicable Effective Time provisions in their respective certificates of incorporation (if applicable), memorandum and articles of association, bylaws and other Organizational Documents concerning the indemnification and exculpation (including provisions relating to expense advancement) of officers and directors for D&O Indemnifiable Claims that are no less favorable to those Persons than the provisions of such certificates of incorporation (if applicable), bylaws and other Organizational Documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) For a period of six (6) years from the applicable Effective Time, Holdings shall, and shall cause the SPAC Surviving Subsidiary and Company Surviving Subsidiary, to maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the SPAC’s, the Company’s or its Subsidiaries’ directors’ and officers’ liability insurance policies (a true, correct and complete copy of the Company’s directors’ and officers’ liability insurance has been heretofore made available to SPAC or its agents or Representatives) for liability prior to the date hereof, on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Holdings be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Group Companies for such insurance policy for the year ended December 31, 2023; provided, however, that (i) Holdings shall cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to D&O Indemnifiable Claims existing or occurring at or prior to the applicable Effective Time, and the premiums and all other cost of such “tail” policy shall be paid for at the Closing in accordance with Section 2.16, and (ii) if any claim or Action is asserted or made within such six (6) year period, any insurance required to be maintained under this Section 6.02 shall be continued in respect of such claim until the final disposition thereof. Notwithstanding anything to the contrary, in the event there is a D&O Indemnifiable Claim against a Person that (i) would have been covered by the SPAC’s, the Company’s or its Subsidiaries’ directors’ and officers’ liability insurance policies, and (ii) such D&O Indemnifiable Claim relates to or arises from events prior to or at the Extraordinary General Meeting, including in connection with the Transactions, then the “tail” policy shall be the first

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source of recourse for each Person subject to claim or Action (on a primary non-contributory basis) and such Person must exhaust recourse against the “tail” policy before seeking indemnification (including advancement of expenses) or exculpation against Holdings, the SPAC Surviving Subsidiary or the Company Surviving Subsidiary for a D&O Indemnifiable Claim.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 6.02 shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on Holdings, SPAC Surviving Subsidiary and Company Surviving Subsidiary and their respective successors and assigns. In the event that Holdings, SPAC Surviving Subsidiary, Company Surviving Subsidiary or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Holdings, as the case may be, shall ensure that proper provision shall be made so that the successors and assigns of Holdings, SPAC Surviving Subsidiary or Company Surviving Subsidiary, as the case may be, shall succeed to the obligations set forth in this Section 6.02.

6.03 Conduct of SPAC and Holdings During the Interim Period.

(a) During the Interim Period, except as set forth on Schedule 6.03(a) or as contemplated by this Agreement (including any changes relating to the capitalization of Holdings as may reasonably be required to effect and consummate the Transactions), or actions consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied, except, in the case of clauses (vii) and (viii) below, as to which the Company’s consent may be granted or withheld in its sole discretion), SPAC and Holdings shall not:

(i) change, modify or amend the Trust Agreement or the SPAC’s Organizational Documents or Holdings’ Organizational Documents;

(ii) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding shares in or capital stock of, or other equity interests in, SPAC or Holdings; (B) split, combine or reclassify any shares in or capital stock of, or other equity interests in, SPAC or Holdings; or (C) other than in connection with the Redemption or as otherwise required by the SPAC’s Organizational Documents or Holdings’ Organizational Documents in order to consummate the transactions contemplated hereby, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares in or capital stock of, or other equity interests in, SPAC or Holdings;

(iii) make or change any material Tax election or adopt or change any material Tax accounting method, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to Taxes, settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, or consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, enter into any Tax sharing or similar agreement, or take or fail to take any similar action relating to Taxes, if such election, change, amendment, agreement, settlement, consent or other action would have the effect of materially increasing the present or future Tax liability or materially decreasing any present or future Tax asset of SPAC or Holdings after the Closing or would have the effect of materially increasing a Tax liability or materially decreasing any present or future Tax asset of the Company with respect to a pre-Closing taxable period;

(iv) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede the Intended Tax Treatment;

(v) enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of SPAC or Holdings (including, for the avoidance of doubt, (x) the Sponsor or anyone related by blood, marriage or adoption to the Sponsor and (y) any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(vi) waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability;

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(vii) incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness, including, without limitation, undertake additional Sponsor Loans, or otherwise issue additional SPAC Private Warrants; or

(viii) (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any shares of, or other equity interests in, SPAC or Holdings or any securities convertible into, or any rights, warrants or options to acquire, any such shares or equity interests, other than in connection with the exercise of any SPAC Warrants outstanding on the date hereof or as otherwise contemplated by Section 6.06 or Section 6.07, or (B) amend, modify or waive any of the terms or rights set forth in, any SPAC Warrant, including any amendment, modification or reduction of the warrant price set forth therein.

(b) During the Interim Period, SPAC and Holdings shall comply with, and continue performing under, as applicable, the SPAC’s Organizational Documents, Holdings’ Organizational Documents, the Trust Agreement and all other material agreements or Contracts to which SPAC or Holdings may be a party.

6.04 Trust Account. Prior to or at the Closing (subject to the satisfaction or waiver of the conditions set forth in ARTICLE VIII), SPAC shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement for the following: (a) the redemption of any eligible SPAC Class A Ordinary Shares by Redeeming SPAC Shareholders; (b) the payment of the Outstanding Company Expenses and Outstanding SPAC Expenses pursuant to Section 2.16, and subject to the limitations set forth therein; and (c) the balance, if any, of the assets in the Trust Account, if any, after payment of the amounts required under the foregoing clauses (a) and (b), to be disbursed to SPAC.

6.05 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to SPAC by third parties, which information may be in SPAC’s possession from time to time, and except for any information which in the opinion of SPAC’s legal counsel would result in the loss of attorney-client privilege or other privilege from disclosure, SPAC and Holdings shall afford to the Company, its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to all of their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of SPAC, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of SPAC, to the extent that such information is in the possession of SPAC, as such Representatives may reasonably request. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Company and its Representatives hereunder shall be kept strictly confidential by them.

6.06 SPAC and Holdings Nasdaq Listing. From the date hereof through the Closing, SPAC and Holdings shall use commercially reasonable efforts (i) for SPAC to remain listed as a public company on, and for the SPAC Ordinary Shares, SPAC Units, SPAC Public Warrants and SPAC Rights to be listed for trading on Nasdaq; and (ii) to cause Holdings Ordinary Shares to be issued in the Transaction to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing.

6.07 SPAC Public Filings. From the date hereof through the Closing, SPAC will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

ARTICLE VII
JOINT COVENANTS

7.01 Support of Transaction. Without limiting any covenant contained in Article V or Article VI, including the obligations of the Company and SPAC with respect to the notifications, filings, reaffirmations and applications described in Section 5.03 and Section 6.01, respectively, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 7.01, SPAC and the Company shall each, and the Company shall cause its Subsidiaries to: (a) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, (b) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of SPAC, the Company, or their respective Affiliates are required to obtain in order to consummate the Transactions, including any required approvals of parties to material Contracts with the Company or its Subsidiaries, and (c) take such other action as may reasonably be necessary

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or as another party may reasonably request to satisfy the conditions of Article VIII or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall SPAC, the Company or its Subsidiaries be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company or its Subsidiaries is a party or otherwise in connection with the consummation of the Transactions.

7.02 Preparation of Registration Statement & Proxy Statement; Extraordinary General Meeting.

(a) As promptly as practicable following the execution and delivery of this Agreement, SPAC, Holdings and the Company shall use reasonable best efforts to prepare and mutually agree upon (such agreement not to be unreasonably withheld or delayed), and Holdings, promptly following the Company’s production of financial statements pursuant to Section 5.07(a) as well as the satisfaction of the conditions set forth in Section 8.02(h) and Section 8.02(i), shall file with the SEC, the Registration Statement (it being understood that the Registration Statement shall include the Proxy Statement which will be included therein as a prospectus and which will be used as a proxy statement and the notice of meeting for the Extraordinary General Meeting).

(b) Each of SPAC, Holdings and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement or the Proxy Statement and any amendment to the Registration Statement or the Proxy Statement filed in response thereto. If SPAC, Holdings or the Company becomes aware that any information contained in the Registration Statement or the Proxy Statement shall have become false or misleading in any material respect or that the Registration Statement or the Proxy Statement is required to be amended in order to comply with applicable Law, then (i) such Party shall promptly inform the other Parties and (ii) SPAC and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement or the Proxy Statement. SPAC, Holdings and the Company shall use reasonable best efforts to cause the Proxy Statement as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of SPAC Ordinary Shares pursuant to applicable Law and subject to the terms and conditions of this Agreement and the SPAC’s Organizational Documents. Each of the Company and SPAC shall provide the other Parties with copies of any written comments, and shall inform such other Parties of any oral comments, that SPAC or Holdings receives from the SEC or its staff with respect to the Registration Statement or the Proxy Statement promptly after the receipt of such comments and shall give the other Parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff. SPAC, Holdings and the Company shall use reasonable best efforts to cause the Registration Statement to be declared effective as promptly as practicable after it is filed with the SEC and to keep the Registration Statement effective through the Closing in order to permit the consummation of the transactions contemplated hereby.

(c) SPAC shall file the Proxy Statement on Schedule 14A in accordance with the rules and regulations of the Exchange Act. SPAC agrees to include provisions in the Proxy Statement and to take reasonable action related thereto, to procure the passing in accordance with SPAC’s Organizational Documents and the Cayman Act of such resolutions of the SPAC shareholders as are necessary to approve (i) the adoption and approval of this Agreement and the Transactions, (ii) the authorization of the SPAC Merger, the authorization and approval of the SPAC Plan of Merger, authorization for SPAC to enter into the SPAC Plan of Merger and the amendment and restatement of SPAC’s Organizational Documents as contemplated hereby, (iii) the approval of the Holdings Equity Plan which shall provide for awards for a number of Holdings Ordinary Shares equal to five percent (5%) of the aggregate number of Holdings Ordinary Shares issued and outstanding immediately after the Closing (after giving effect to the Redemption) with such reserve to be automatically increased as of January 1 of each calendar year beginning with January 1, 2025 and continuing until (and including) January 1, 2034, with such annual increase equal to the lesser of (x) one percent (1%) of the aggregate number of Holdings Ordinary Shares issued and outstanding as of the preceding December 31 or (y) such other number of Holdings Ordinary Shares as determined by the Holdings’ board of directors, and (iv) the approval of any other proposals reasonably agreed by SPAC and the Company to be necessary or appropriate in connection with the Transactions contemplated hereby (collectively, the “Proposals”). Without the prior written consent of the Company, which consent will not be unreasonably withheld, conditioned or delayed, the Proposals shall be the only matters (other than procedural matters) which SPAC shall propose to be acted on by the SPAC Shareholders at the Extraordinary General Meeting.

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(d) SPAC, Holdings and the Company shall use reasonable best efforts to, as promptly as practicable (and in any event, within seven Business Days after the SEC Clearance Date), (i) cause the Proxy Statement to be disseminated to SPAC Shareholders in compliance with applicable Law, (ii) establish the record date for, duly call, give notice of, convene and hold the Extraordinary General Meeting in accordance with the Cayman Act for a date no later than thirty days following the SEC Clearance Date and (iii) solicit proxies from the holders of SPAC Ordinary Shares to vote in favor of each of the Proposals. SPAC shall, through the SPAC Board, recommend to its shareholders that they approve the Proposals and shall include such recommendation in the Proxy Statement. Notwithstanding the foregoing provisions of this Section 7.02(d), if on a date for which the Extraordinary General Meeting is scheduled, SPAC has not received proxies representing a sufficient number of SPAC Ordinary Shares to obtain the SPAC Shareholder Approval, SPAC shall have the right in accordance with the SPAC’s Organizational Documents to make one or more successive adjournments of the Extraordinary General Meeting, provided that the Extraordinary General Meeting (x) is not postponed or adjourned to a date that is more than 45 days after the date for which the Extraordinary General Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law) and (y) is held no later than three Business Days prior to the Termination Date. It is further acknowledged and agreed that, pursuant to the SPAC’s Organizational Documents, (I) if a quorum is not present within 15 minutes of the time appointed for the Extraordinary General Meeting or any adjournment thereof approved by the SPAC shareholders, or if at any time during the Extraordinary General Meeting or such adjournment it becomes inquorate, then the Extraordinary General Meeting shall stand automatically adjourned to the same time and place seven days hence or to such other time or place as is determined by the SPAC Board and (II) if a quorum is not present within 15 minutes of the time appointed for such automatically adjourned meeting, then the Extraordinary General Meeting shall be dissolved.

7.03 Exclusivity.

(a) Except as set forth on Schedule 7.03(a), during the Interim Period, the Company shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate or engage in discussions or negotiations with, or enter into any agreement with, or encourage, or provide information to, any Person (other than SPAC and/or any of its Affiliates or Representatives) concerning any purchase of any of the Company Ordinary Shares or other equity securities of the Company or the issuance and sale of any securities of, or equity interests in, the Company or its Subsidiaries (other than any purchases of the Company Ordinary Shares or other equity securities of the Company by the Company from employees of the Company or its Subsidiaries or by any current equity holder of the Company or Company Shareholders, or any merger or sale of substantial assets involving the Company or its Subsidiaries, other than immaterial assets or assets sold in the ordinary and usual course of business (each such acquisition transaction, but excluding the Transactions, an “Acquisition Transaction”). Notwithstanding the foregoing, the Company may respond to any unsolicited proposal regarding an Acquisition Transaction by indicating only that the Company is subject to an exclusivity agreement and is unable to provide any information related to the Group Companies or entertain any proposals or offers or engage in any negotiations or discussions concerning an Acquisition Transaction for as long as that exclusivity agreement remains in effect and, in such event, the Company shall notify SPAC of such facts and circumstances. The Company shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Transaction.

(b) During the Interim Period, SPAC shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company, the Company Shareholders and/or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”), other than with the Company, the Company Shareholders and their respective Affiliates and Representatives. SPAC shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal. Notwithstanding the foregoing and in addition thereto, the SPAC may respond to any unsolicited proposal regarding a Business Combination Proposal by indicating only that SPAC is subject to an exclusivity agreement and is unable to provide any information related to the SPAC, the Transactions or entertain any proposals or offers or engage in any negotiations or discussions concerning a Business Combination Proposal for as long as that exclusivity agreement remains in effect and, in such event, the SPAC shall notify Company of such facts and circumstances.

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7.04 Tax Matters.

(a)  Transfer Taxes. Notwithstanding anything to the contrary contained herein, the Company shall pay all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Transactions. The Company shall, at its own expense, file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, SPAC will join in the execution of any such Tax Returns.

(b) Tax Treatment. SPAC, Holdings, and the Company intend, for U.S. federal income tax purposes, that the Mergers shall together qualify as an exchange described in Section 351(a) of the Code (the “Intended Tax Treatment”), and each shall cause its respective Affiliates to, absent a change in Law after the date hereof or a final determination within the meaning of Section 1313(a) of the Code (and any comparable provision of state and local tax law) that would require different treatment for U.S. federal or applicable state or local income tax purposes, report for all Tax purposes in a manner consistent with, and not otherwise take any U.S. federal income tax position inconsistent with the Intended Tax Treatment. Each of the Parties agrees to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Authority.

(c) The Parties hereto shall use commercially reasonable efforts to cooperate in connection with fulfilling Tax reporting requirements under Treasury Regulations Section 1.351-3.

(d) Tax Certificates. At or prior to the Closing:

(i) At or prior to the Closing, SPAC shall have delivered to Holdings a duly executed IRS Form W-8BEN-E.

(ii) At or prior to the Closing, the Company shall have delivered to Holdings a duly executed IRS Form W-8BEN-E.

(iii) At the Closing, each Company Shareholder (or, if such Company Shareholder is classified as an entity disregarded as separate from another Person, then by such other Person), shall deliver either (A) a duly executed IRS Form W-9 dated as of the Closing Date, or (B) a duly executed applicable IRS Form W-8, each dated as of the Closing Date.

(e) If, in connection with the Mergers, the SEC requests or requires that tax opinions be prepared and submitted with respect to the tax consequences to the SPAC Shareholders or the holders of SPAC Warrants of the Mergers, and if such a tax opinion is being provided by tax counsel, each of the Company and SPAC agree to deliver to such tax counsel customary tax representation letters reasonably satisfactory to such counsel, dated and executed as of such date(s) as determined reasonably necessary by such counsel in connection with the preparation of such tax opinions.

7.05 Confidentiality; Publicity.

Except as provided in Section 7.07 below, none of SPAC, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the Transactions contemplated hereby, or any matter related to the foregoing, without first obtaining the prior consent of the Company or SPAC, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Laws or the rules of Nasdaq), in which case SPAC or the Company, as applicable, shall use its commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance; provided, however, that, subject to this Section 7.05, each Party and its Affiliates may make announcements regarding this Agreement and the Transactions contemplated hereby to their respective directors, officers, employees, members, managers and investors without the consent of any other Party; and provided, further, that subject to Section 5.02 and this Section 7.05, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent.

7.06 Post-Closing Cooperation; Further Assurances. Following the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the Transactions contemplated hereby.

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7.07 Notification of Certain Matters. During the Interim Period, the Company shall give prompt notice to SPAC, and SPAC shall give prompt notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Authority in connection with the Mergers or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be materially adverse to any of the Group Companies, taken as a whole, or to SPAC, (b) any facts or circumstances, or the occurrence or non-occurrence of any event that, individually or in the aggregate, would reasonably be expected to cause any of the conditions in Article VIII to not be satisfied and (c) any actions, suits, claims or proceedings commenced or, to such Party’s knowledge, threatened in writing against, relating to such Party’s ability to consummate the transactions contemplated hereby; provided, that the delivery of any written notice pursuant to this Section 7.07 shall not limit the rights or remedies available to the Party receiving such written notice.

7.08 Other Filings; Press Release.

(a) As promptly as practicable after execution of this Agreement, SPAC will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved in advance in writing by the Company, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) Promptly after the execution of this Agreement, SPAC and the Company shall also issue a mutually agreed joint press release announcing the execution of this Agreement. Prior to Closing, the Company shall prepare a press release announcing the consummation of the Transactions hereunder, the form and substance of which shall be approved in advance by SPAC, which approval shall not be unreasonably withheld, conditioned or delayed (“Closing Press Release”). Concurrently with the Closing, the Company shall issue the Closing Press Release.

7.09 Intentionally Omitted.

7.10 Equityholder Litigation. In the event that any litigation related to this Agreement, any Ancillary Agreement related hereto or the transactions contemplated hereby or thereby is brought, or, to the knowledge of the SPAC or the Company, threatened in writing, against the SPAC or the SPAC Board, on the one hand, or the Company or the board of directors (or equivalent body) of the Company, on the other hand, by any of SPAC’s or the Company’s equityholders prior to the Closing, the SPAC or the Company, as applicable, shall promptly notify the other Party of any such litigation and keep the other Party reasonably informed with respect to the status thereof. The SPAC or the Company, as applicable, shall provide the other Party the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such litigation, shall give due consideration to the other Party’s advice with respect to such litigation and shall not settle or agree to settle any such litigation without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed.

7.11 PIPE Investment. Each of the Company, the SPAC and Holdings agree that each shall use their commercially reasonable efforts to enter into and consummate subscription agreements with investors relating to a private placement of shares (including, for the avoidance of doubt, preferred equity) in the Company, the SPAC and/or Holdings, convertible loan agreements with the Company, the SPAC and/or Holdings, and/or enter into backstop arrangements with potential investors provided always that the terms of any such private placement or backstop arrangement must be mutually agreeable to, and approved in advance in writing by each of the Company, the SPAC and Holdings (a “PIPE Investment”). Each of the Company, SPAC and Holdings shall use, and shall cause their respective representatives to use, their respective commercially reasonable efforts to cause such PIPE Investment to occur, and having the senior management of the Company, the SPAC and/or Holdings participate in any investor meetings and roadshows with respect to a PIPE Investment as reasonably requested; provided, that, any such PIPE Investment must not adversely impact the Intended Tax Treatment. Each of the Company, the SPAC and Holdings agree that the SPAC or Holdings may pursue a PIPE Investment on terms that are aligned with those attached as Schedule 7.11; provided, however, that, notwithstanding Schedule 7.11 or anything to the contrary in this Agreement, the terms and conditions of any PIPE Investment must still be agreed upon, in writing, by the Company, SPAC and Holdings prior to the offering of such PIPE Investment.

7.12 TEP Acquisition. The Parties acknowledge and agree that the completion of the acquisition of TEP Renewables Limited. and its Subsidiaries (collectively, “TEP”) shall occur concurrently with the Closing and that the representations and warranties of the Company with respect to TEP are limited to the representations and warranties

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received from TEP in the applicable share purchase agreement that were previously provided to SPAC. The Parties agree that the remedies of SPAC with respect to TEP are limited to the remedies at hand to the Company and the Company does not give any representation or warranty in addition thereto.

ARTICLE VIII
CONDITIONS TO OBLIGATIONS

8.01 Conditions to Obligations of All Parties. The obligations of the Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such Parties:

(a) HSR Approval. The applicable waiting period(s) (if any) (and any extensions thereof) under the HSR Act in respect of the Transactions shall have expired or been terminated.

(b) No Prohibition. There shall not be in force any Law or Governmental Order that has the effect of enjoining, restraining, prohibiting or otherwise preventing the consummation of the Transactions.

(c) Redemption Completion. The Redemption shall have been completed in accordance with the terms hereof the SPAC’s Organizational Documents, the Trust Agreement, and the Proxy Statement.

(d) Shareholder Approval. The SPAC Shareholder Approval shall have been obtained.

(e) Company Shareholders Approval. The approval of the requisite Company Shareholders shall have been obtained.

(f) Listing. The Holdings Ordinary Shares shall have been approved for listing on Nasdaq, and neither SPAC nor Holdings shall have received any communication from Nasdaq setting out any intention to terminate such approval.

(g) Registration Rights Agreement. Each party to the Registration Rights Agreement shall have delivered duly executed counterparts thereto.

(h) Escrow Agreement. Each party to the Escrow Agreement shall have delivered duly executed counterparts thereto.

(i) Registration Statement. The Registration Statement shall become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

8.02 Additional Conditions to Obligations of SPAC. The obligations of SPAC to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by SPAC:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company contained in the first sentence of Section 3.01(a) (Corporate Organization of the Company), Section 3.02 (Subsidiaries), Section 3.03 (Due Authorization), Section 3.06 (Current Capitalization) and Section 3.16 (Brokers’ Fees) (collectively, the “Company Specified Representations”), in each case, shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii) The representations and warranties of the Company contained in Section 3.21 (Absence of Changes) shall be true and correct in all respects as of the date hereof and as of the Closing Date.

(iii) Each of the representations and warranties of the Company contained in this Agreement (other than the Company Specified Representations and the representations and warranties of the Company contained in Section 3.21), shall be true and correct (without giving any effect to any limitation as

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to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be foreseeable to result in, a Material Adverse Effect.

(b) Agreements and Covenants. Each of the covenants of the Company to be performed as of or prior to the Closing shall have been performed in all material respects.

(c) Officer’s Certificate. The Company shall have delivered to SPAC a certificate signed by a director or an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such director or officer, the conditions specified in Section 8.02(a) and Section 8.02(b), have been fulfilled.

(d) Closing Certificate. At the Closing, the Company shall deliver or cause to be delivered to SPAC a certificate of a director or the secretary or other officer of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to SPAC setting forth (A) the Organizational Documents of the Company then in effect and (B) minutes, resolutions or consents recording approval of the actions taken by the board of directors of the Company and the equityholders of the Company to authorize this Agreement and each Ancillary Agreement to which the Company may be party or subject, and the other transactions contemplated thereby.

(e) No Material Adverse Effect. No event shall have occurred between the execution of this Agreement and the Closing Date that has had a Material Adverse Effect with respect to the Company.

(f) Lock-Up Agreements. The Company shall have delivered to SPAC and Holdings, counterparts to the Lock-Up Agreements in forms to be mutually agreed to by the Parties, each duly executed by Company and each holder of Continuing Company Shares.

(g) Employment Agreement. An agreement for employment, with each of the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company, duly executed by the Company and such individual, in a form to be mutually agreed to by the Parties and effective as of the Closing.

(h) Company Closing Date Certificate. The Company shall have delivered to SPAC a fully executed version of the Company Closing Date Certificate.

(i) Fairness Opinion. SPAC shall, in accordance with Article 36.8 of the SPAC Memorandum and Articles, have received a fairness opinion for the Transactions from an investment bank of its choosing.

8.03 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate, or cause to be consummated, the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the SPAC Parties contained in Section 4.01 (Corporate Organization), Section 4.02 (Due Authorization), Section 4.07 (Brokers’ Fees), and Section 4.12 (Capitalization) the (“SPAC Specified Representations”), in each case, shall be true and correct (without giving any effect to any limitation as to “materiality” or any similar limitation set forth therein) in all material respects as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii) Each of the representations and warranties of the SPAC Parties contained in this Agreement (other than the SPAC Specified Representations), shall be true and correct (without giving any effect to any limitation as to “materiality” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

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(b) Agreements and Covenants. Each of the covenants of SPAC and Holdings to be performed as of or prior to the Closing shall have been performed in all material respects.

(c) Officer’s Certificate. SPAC and Holdings shall have delivered to the Company a certificate signed by a director or an officer of SPAC or Holdings, as the case may be, dated the Closing Date, certifying that, to the knowledge and belief of such director or officer, the conditions specified in Section 8.03(a) and Section 8.03(b) have been fulfilled.

(d) Closing Certificate. At the Closing, SPAC shall deliver or cause to be delivered to Company a certificate of a director or the secretary or other officer of SPAC and each of its Subsidiaries, dated as of the Closing Date, in form and substance reasonably satisfactory to Company setting forth (A) the SPAC’s Organizational Documents, and the Organizational Documents of Holdings and each Merger Sub, each as then in effect, (B) minutes, resolutions or consents recording approval of the actions taken by the board of directors or managers of SPAC, Holdings and the Merger Subs to authorize this Agreement and each Ancillary Agreement to which SPAC, Holdings or the Merger Subs may be party or subject, and the other transactions contemplated thereby, and (C) minutes recording the SPAC Shareholder Approval and minutes, resolutions or consents recording approval of the actions taken by SPAC, as the sole shareholder, of each Merger Sub, to authorize this Agreement and each Ancillary Agreement to which such Merger Sub may be party or subject, and the other transactions contemplated thereby.

(e) No Material Adverse Effect. No event shall have occurred between the execution of this Agreement and the Closing Date that has had a Material Adverse Effect with respect to the SPAC Parties.

(f) Lock-Up Agreements. SPAC shall have delivered to the Company counterparts to the Lock-Up Agreements, in forms to be mutually agreed to by the Parties, each duly executed by Holdings, Sponsor, and each other holder of SPAC Private Warrants.

(g) Sponsor Loans. The Sponsor Loans shall have been paid in full and Company shall have received evidence of such payoff, reasonably satisfactory to the Company in its sole discretion.

(h) Outstanding Transaction Expenses. All Outstanding Transaction Expenses shall have been paid in accordance with Section 2.16.

(i) SPAC Closing Date Certificate. SPAC shall have delivered to the Company a fully executed version of the SPAC Closing Date Certificate.

(j) Available Closing Date Cash. The Available Closing Date Cash shall not be less than Fifteen Million Dollars ($15,000,000).

(k) Amended and Restated Memorandum and Articles. The Restated Holdings M&A shall have been adopted.

8.04 Frustration of Conditions. None of the SPAC Parties or the Company may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such Party’s failure to act in good faith or to take such actions as may be necessary to cause the conditions of the other Party to be satisfied, as required by Section 8.01.

ARTICLE IX
TERMINATION/EFFECTIVENESS

9.01 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a) by mutual written consent of the Company and SPAC;

(b) by written notice by SPAC or the Company if any of the conditions to the Closing set forth in ARTICLE VIII have not been satisfied or waived by the earlier of March 31, 2024, and the then applicable deadline for SPAC to complete its initial business combination in accordance with its Organizational Documents (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 9.01(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before the Outside Date;

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(c) by written notice by either SPAC or the Company if a Governmental Authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a primary cause of, or primarily resulted in, such order or action by such Governmental Authority

(d) by written notice by the Company to SPAC, if (i) there has been a material breach by SPAC of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of SPAC shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 8.03(a) or Section 8.03(b) to be satisfied (treating the Closing Date for such purposes as the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided to SPAC or (B) the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(d) if at such time the Company is in material uncured breach of this Agreement;

(e) by written notice by SPAC to the Company, if (i) there has been a material breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 8.02(a) or Section 8.02(b) to be satisfied (treating the Closing Date for such purposes as the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided to the Company or (B) the Outside Date; provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 9.01(e) if at such time SPAC is in material uncured breach of this Agreement;

(f) by written notice by SPAC to the Company, if there shall have been a Material Adverse Effect on the Group Companies taken as a whole following the date of this Agreement which is uncured for at least ten (10) Business Days after written notice of such Material Adverse Effect is provided by SPAC to the Company;

(g) by written notice by the Company to SPAC, if there shall have been a Material Adverse Effect on the SPAC following the date of this Agreement which is uncured for at least ten (10) Business Days after written notice of such Material Adverse Effect is provided by the Company to SPAC;

(h) by written notice from either the Company or SPAC to the other if the SPAC Shareholder Approval is not obtained at the Extraordinary General Meeting (subject to any adjournment or recess of the Extraordinary General Meeting).

9.02 Effect of Termination. Except as otherwise set forth in this Section 9.02, Section 9.03 or Section 10.15, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors, employees or shareholders, other than liability of any Party for any intentional and willful breach of this Agreement by such Party or any Fraud claim with respect to any representation or warranty under this Agreement occurring prior to such termination. The provisions of Sections 5.06, 7.05, 9.02, 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.13, and 10.15 (collectively, the “Surviving Provisions”), and any other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

ARTICLE X
MISCELLANEOUS

10.01 Waiver. Any Party may, at any time prior to the Closing, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by Section 10.11 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

Annex A-58

10.02 Trust Account Waiver. The Company acknowledges that SPAC is a blank check company with the powers and privileges to effect a Business Combination. The Company further acknowledges that, as described in the IPO Prospectus available at www.sec.gov, substantially all of the SPAC assets consist of the cash proceeds of the IPO and private placements of its securities and substantially all of those proceeds have been deposited in a trust account for the benefit of SPAC, certain of its public shareholders and the underwriters of the IPO. The Company acknowledges that it has been advised by the SPAC that, except with respect to interest earned on the funds held in the Trust Account that may be released to the SPAC to pay its franchise Tax, income Tax and similar obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only if (i) the SPAC completes the transactions which constitute a Business Combination, then to those Persons and in such amounts as described in the IPO Prospectus; (ii) if the SPAC fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement, to the SPAC in limited amounts to permit the SPAC to pay the costs and expenses of its liquidation and dissolution, and then to SPAC’s public shareholders; and (iii) if the SPAC Board proposes any amendment to Article 36 of the SPAC Memorandum and Articles or to any of the other rights of the SPAC shares as set out at Article 2.5 thereof prior to, but not for the purposes of approving or in conjunction with the consummation of, a Business Combination that would affect the substance or timing of the SPAC’s obligations as described in Article 36 thereof to pay or to offer to pay the Per-Share Redemption Price (as defined in the SPAC Memorandum and Articles) to any holder of the Public Shares (as defined in the SPAC Memorandum and Articles) and such amendment is duly approved in accordance with the SPAC Memorandum and Articles, then for the redemption of any of the eligible SPAC Class A Ordinary Shares properly tendered in connection with such vote. For and in consideration of the SPAC entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, Contracts or agreements with SPAC; provided, that (i) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against the SPAC for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for the SPAC to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to SPAC share redemptions) to the Company in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect SPAC’s ability to fulfill its obligation to effectuate SPAC share redemptions; and (ii) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

10.03 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service) or (iv) when e-mailed with recipient’s confirmation of receipt during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)         If to SPAC, Holdings or either Merger Sub, prior to the Closing, to:

ClimateRock
25 Bedford Square
London, England, WC1B 3HH
Attn: Abhishek Bawa
Email: ab@climate-rock.com

with a copy to:

ArentFox Schiff LLP
1717 K Street NW
Washington, D.C. 20006
Attention: Ralph De Martino, Esq.
Tel: (202) 724-6848
Email: ralph.demartino@afslaw.com

Annex A-59

(b)         If to the Company prior to the Closing, to:

GreenRock Corp
25 Bedford Square
London, England, WC1B 3HH
Attn: Per Regnarsson
Telephone No.: +44 7747767496
Email: per.regnarsson@grrck.com

with a copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Attn: Barry I. Grossman and Lloyd N. Steele
Email: Bigrossman@egsllp.com and lsteele@egsllp.com

or to such other address or addresses as the Parties may from time to time designate in writing.

10.04 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties; provided, that the Company may assign this Agreement and their rights to hereunder after the prior written consent of SPAC, which consent shall not be unreasonably withheld, conditioned or delayed, to any of the financing sources of the Company that are identified in Schedule 10.04, to the extent necessary for purposes of creating a security interest herein or otherwise assigning as collateral in respect of any debt financing in connection herewith; provided further, that the Company shall provide SPAC and its counsel the reasonable opportunity to review all transaction documents in connection with such financing prior to the execution thereof. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 10.04 shall be null and void, ab initio.

10.05 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company and SPAC (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 6.02 and (b) the past, present and future directors, officers, employees, incorporators, members, partners, shareholders, Affiliates, agents, attorneys, advisors and representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Sections 10.15 and 10.16.

10.06 Expenses. Except as otherwise provided herein (including Section 2.11(a), Section 2.16, Section 6.02, Section 7.04(a), Section 9.02, and Section 9.03), each Party shall bear its own expenses incurred in connection with this Agreement and the Transactions contemplated hereby if such Transactions are not consummated, including all fees of its legal counsel, financial advisers and accountants.

10.07 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction; provided that matters that as a matter of the laws of the Cayman Islands are required to be governed by the laws of the Cayman Islands (including, without limitation, the effects of the Mergers and the fiduciary duties that may apply to the directors and officers of the Parties) shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without regard to laws that may be applicable under conflicts of laws principles that would cause the application of the laws of any jurisdiction other than the Cayman Islands to such matters.

10.08 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Annex A-60

10.09 Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Schedules with reference to any Section or Schedule of this Agreement shall be deemed to be a disclosure with respect to all other Sections or Schedules to which such disclosure may apply to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes.

10.10 Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement), constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties hereto or any of their respective Affiliates relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the Parties except as expressly set forth or referenced in this Agreement or any Ancillary Agreements.

10.11 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the members or shareholders of any of the Parties shall not restrict the ability of the board of directors, the executive committee, or the managing member of any of the Parties to terminate this Agreement in accordance with Section 9.01 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 10.11.

10.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

10.13 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of New York, County of Manhattan, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 10.13. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.14 Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, except as otherwise provided herein, (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 9.01, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity.

Annex A-61

The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.14 shall not be required to provide any bond or other security in connection with any such injunction.

10.15 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Except for the named Parties to this Agreement (and then only to the extent of the specific obligations undertaken by each named Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named Party and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any Party under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

10.16 Nonsurvival of Representations, Warranties and Covenants. Except (x) as otherwise contemplated by Section 9.02, or (y) in the case of claim against a Person in respect of such Person’s actual fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing, and shall terminate and expire upon the occurrence of the applicable Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article X.

[Signature pages follow]

Annex A-62

IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date hereof.

SPAC:
ClimateRock
By:	/s/ Niels Brix
Name:	Niels Brix
Title:	Chairman of Special Committee
HOLDINGS:
CLIMATEROCK HOLDINGS LIMITED
By:	/s/ Per Regnarsson
Name:	Per Regnarsson
Title:	Director
SPAC MERGER SUB:
CLIMATEROCK MERGER SUB LIMITED
By:	/s/ Per Regnarsson
Name:	Per Regnarsson
Title:	Director

[Signature Page to Merger Agreement]

Annex A-63

COMPANY:
GREENROCK CORP.
By:	/s/ Per Regnarsson
Name:	Per Regnarsson
Title:	Director
By:	/s/ Charles Ratelband
Name:	Charles Ratelband
Title:	Director

[Signature Page to Merger Agreement]

Annex A-64

Annex D

December 27th, 2023

PRIVATE & CONFIDENTIAL

For the Board of Directors of ClimateRock (NASDAQ:CLRC)
25 Bedford Square, London, WC1B 3HH, UK

We understand that ClimateRock (NASDAQ:CLRC), a publicly traded special purpose acquisition company that is a Cayman Islands exempted company (“ClimateRock”) is considering a business combination with GreenRock Corp., a privately-held company formed under the laws of the Cayman Islands (“GRC”, and together with ClimateRock, collectively, the “Parties”).

•     Pursuant to the terms of that certain business combination agreement, by and among GRC, ClimateRock and the other parties thereto, the Parties intend to effect a business combination transaction whereby (a) ClimateRock will merge with a wholly-owned subsidiary of a newly formed Cayman Islands holding company, that will become the publicly listed company after the closing (“PubCo”), with ClimateRock continuing as the surviving entity (the “Merger”), as a result of which, (i) ClimateRock shall become a wholly-owned subsidiary of PubCo and (ii) each issued and outstanding security of ClimateRock immediately prior to the Merger shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of PubCo, and (b) GRC will merge with a wholly-owned subsidiary of a newly formed Caymen Islands exempted company that is owned by PubCo, with GRC continuing as the surviving entity (the “Company Merger”), as a result of which, (i) GRC shall become a wholly-owned subsidiary of PubCo and (ii) each issued and outstanding security of GRC immediately prior to the Company Merger shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of PubCo, (the Merger and the Company Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

•     In full payment for the purchased shares GRC’s Security Holders collectively shall be entitled to receive from PubCo, in the aggregate, a number of PubCo Ordinary Shares and Assumed Options with an aggregate value equal to Four Hundred and Forty-Six Million U.S. Dollars ($446,000,000), (the “Consideration”).

The Board of Directors of CLRC has retained Newbridge Securities Corporation (“Newbridge”) to render an opinion (the “Opinion”) as to whether, on the date of such Opinion, (i) the Consideration is fair, from a financial point of view, to CLRC and CLRC’s unaffiliated public stockholders and (ii) the Company has an aggregate fair market value equal to at least eighty percent (80.0%) of the net assets held by CLRC in its trust account (the “Trust Account”) for the benefit of CLRC’s public stockholders (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account), as of the date of the Purchase Agreement.

We have not been requested to opine to, and our Opinion does not in any manner address, the underlying business decision of CLRC to proceed with the Transaction. In addition, we have not been requested to explore any alternatives to the Transaction. Further, our Opinion does not address the relative merits of the Transaction as compared to any alternative business strategy that might exist for CLRC.

Newbridge, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, going private transactions, related-party transactions, negotiated underwritings, secondary distributions of listed and unlisted securities, debt restructurings, private placements, related-party transactions, and valuations for corporate and other purposes. We do not perform tax, accounting or legal services, nor do we render such advice.

Annex D-1

Newbridge will receive a fee and reimbursement of its expenses for such services. In addition, CLRC has agreed to indemnify Newbridge for certain liabilities arising out of its engagement, including the rendering of this Opinion.

Newbridge has not participated in, or provided advice with respect to, the pricing determination, structuring or negotiation of the Transaction.

In the ordinary course of business, Newbridge, certain customer accounts held at Newbridge, and certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in equity, debt, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, CLRC, and its successor entities.

In connection with the review and analysis performed to render our Opinion, among other things, we have undertaken the following:

•     Considered our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions, and business and securities valuations generally;

•     Reviewed a draft of the Business Combination Agreement, dated December 27th, 2023;

•     Reviewed CLRC’s publicly available historical financial results, as well as certain publicly available information concerning the trading of, and the trading market for, the ordinary shares of CLRC since its IPO in May 2022;

•     Reviewed publicly available financial information of CLRC filed with the U.S. Securities & Exchange Commission, including its Form 10-Qs, Form 10-Ks, and certain reports on material events filed on Forms 8-K between May 3rd, 2022, and December 27th, 2023;

•     Conducted discussions with GRC’s management team to better understand GRC’s recent business history, and near-term financials;

•     Reviewed a financial model of GRC with historical and future financial projections (including potential revenue growth, EBITDA and EBITDA margins) provided by the Company’s management team;

•     Performed a public company comparable analysis of similar companies to GRC that trade on stock exchanges in Europe and Canada, and operate in the “Renewable Electricity” sector, to derive certain forward Enterprise Value/EBITDA multiples; and

•     Performed an M&A transaction comparable analysis of similar companies to GRC that are headquartered in Europe, and operate in the “Renewable Electricity” sector, to derive certain forward Enterprise Value/EBITDA multiples.

In forming our Opinion, we have had full access to, and full cooperation from, the management teams of both CLRC and GRC to ask questions and receive answers. Our Opinion is solely and necessarily based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof.

In connection with our review and analyses and in arriving at our Opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or publicly available and have not attempted to verify independently any such information (in accordance with reasonable industry practice).

With respect to certain financial information, including financial analyses and projections, relating to the business and prospects of CLRC and GRC provided to us, we have assumed that the financial information has been reasonably prepared on a basis reflecting reasonable and good faith estimates and good faith judgments of the management teams of both CLRC and GRC as to the future financial performance of the combined parties without and subsequent to a potential business combination.

Annex D-2

This Opinion is solely for the use of the Board of Directors of CLRC, and is not to be publicly disclosed, used, excerpted, reproduced or disseminated, quoted or referred to at any time, in any manner or for any purpose, without the prior written consent of Newbridge, except that this Opinion may be reproduced in full in, and references to this Opinion and to Newbridge and its relationship with CLRC may be included in, filings made by CLRC with the U.S. Securities and Exchange Commission and in any registration statement, prospectus, proxy statement or similar disclosure document delivered to stockholders of CLRC.

We have tried to apply objective measures of value in rendering our Opinion. You understand, however, that such a valuation necessarily is based on some subjective interpretations of value. We understand that we are not obligated to review our Opinion due to events and fluctuating economic conditions occurring subsequent to the date of this Opinion.

Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, (i) the Consideration is fair, from a financial point of view, to CLRC and CLRC’s unaffiliated public stockholders and (ii) the Company has an aggregate fair market value equal to at least eighty percent (80.0%) of net assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the income earned on the Trust Account).

Sincerely,

Newbridge Securities Corporation

Chad D. Champion
Senior Managing Director, Head of Equity Capital Markets

Annex D-3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud, willful neglect, willful default or the consequences of committing a crime. Pubco’s amended and restated memorandum and articles of association provides that, subject to certain limitations, Pubco will indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity shall not apply if such liability (if any) arises from their own actual fraud, willful neglect, or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1*(1)(2)	Agreement and Plan of Merger, dated as of December 30, 2023 (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex A).
3.1**	Memorandum and Articles of Association of Pubco.
4.1**	Specimen Ordinary Share Certificate of Pubco.
4.2**	Specimen Warrant Certificate of Pubco
4.3*

Warrant Agreement, dated as of April 27, 2022, by and between ClimateRock and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of ClimateRock’s Form 8-K filed with the SEC on May 3, 2022).

4.4**	Form of Assignment, Assumption and Amendment Agreement by and among Pubco, ClimateRock and Continental Stock Transfer & Trust Company.
5.1**	Opinion of Ogier (Cayman) LLP.
8.1**	Tax opinion of ArentFox Schiff LLP.
10.1*

Form of Voting and Support Agreement, dated as of December 30, 2023, by and among ClimateRock, GreenRock, and the GreenRock Shareholders party thereto (incorporated by reference to Exhibit 10.1 of ClimateRock’s Current Report on Form 8-K filed with the SEC on January 5, 2024)

10.2*

Sponsor Support Agreement, dated as of December 30, 2023, by and among ClimateRock, GreenRock and the Sponsor (incorporated by reference to Exhibit 10.2 of ClimateRock’s Current Report on Form 8-K filed with the SEC on January 5, 2024)

10.3*

Letter Agreement, dated April 27, 2022, by and among ClimateRock, its initial shareholders, directors and officer (incorporated by reference to Exhibit 10.1 of ClimateRock’s Form 8-K filed with the SEC on May 3, 2022).

10.4*

Investment Management Trust Agreement, dated April 27, 2022, by and between ClimateRock and CST, as trustee (incorporated by reference to Exhibit 10.2 of ClimateRock’s Form 8-K filed with the SEC on May 3, 2022).

10.5*

Registration Rights Agreement, dated as of April 27, 2022, by and between ClimateRock and certain securityholders (incorporated by reference to Exhibit 10.3 of ClimateRock’s Form 8-K filed with the SEC on May 3, 2022).

10.6*

Sponsor Warrant Purchase Agreement, dated April 27, 2022, by and between the Company and the Sponsor (incorporated by reference to Exhibit 10.4 of ClimateRock’s Form 8-K filed with the SEC on May 3, 2022).

10.7*

Administrative Support Agreement, dated April 27, 2022, by and between ClimateRock and ClimateRock Capital Limited (incorporated by reference to Exhibit 10.5 of ClimateRock’s Form 8-K filed with the SEC on May 3, 2022).

Exhibit No.	Description
10.8*(2)

Form of Voting and Support Agreement, dated as of December 30, 2023, by and among ClimateRock, GreenRock, and the GreenRock Shareholders party thereto (incorporated by reference to Exhibit 10.1 of ClimateRock’s Form 8-K filed with the SEC on January 5, 2024).

10.9*(2)

Sponsor Support Agreement, dated as of December 30, 2023, by and among ClimateRock, GreenRock and the Sponsor (incorporated by reference to Exhibit 10.2 of ClimateRock’s Form 8-K filed with the SEC on January 5, 2024)

10.10*

Letter Agreement, dated as of September 21, 2022, by and between ClimateRock and Gluon Partners LLP (incorporated by reference to Exhibit 10.1 of ClimateRock’s Form 8-K filed with the SEC on November 9, 2022)

10.11*	Loan Agreement, dated as of September 21, 2022, by and between ClimateRock and Eternal BV (incorporated by reference to Exhibit 10.2 of ClimateRock’s Form 8-K filed with the SEC on November 9, 2022)
10.12*

First Amendment to the Letter Agreement, dated October 5, 2022, by and between ClimateRock and Gluon Partners LLP (incorporated by reference to Exhibit 10.3 of ClimateRock’s Form 8-K filed with the SEC on November 9, 2022)

10.13*

Engagement Letter, dated as of August 17, 2022, by and between ClimateRock and Maxim Group LLC, as amended (incorporated by reference to Exhibit 10.4 of ClimateRock’s Form 8-K filed with the SEC on December 21, 2022).

10.14*

First Amendment to the Engagement Letter, dated September 20, 2022, by and between ClimateRock and Maxim Group LLC (incorporated by reference to Exhibit 10.5 of ClimateRock’s Form 8-K filed with the SEC on December 21, 2022).

10.15*

Second Amendment to the Engagement Letter, dated October 3, 2022, by and between ClimateRock and Maxim Group LLC (incorporated by reference to Exhibit 4.1 of ClimateRock’s Form 8-K filed with the SEC on December 21, 2022).

10.16*

Third Amendment to the Engagement Letter, dated October 4, 2022, by and between ClimateRock and Maxim Group LLC (incorporated by reference to Exhibit 10.7 of ClimateRock’s Form 8-K filed with the SEC on December 21, 2022).

10.17*

Advisory Services Agreement, dated as of July 11, 2022, by and between ClimateRock ALANTRA Corporate Finance, S.A.U. and U.N. SDG Support Holdings LLC, as amended (incorporated by reference to Exhibit 10.8 of ClimateRock’s Form 8-K filed with the SEC on December 21, 2022).

10.18*

Amendment to the Advisory Services Agreement, dated as of July 11, 2022, by and between ClimateRock ALANTRA Corporate Finance, S.A.U. and U.N. SDG Support Holdings LLC, as amended (incorporated by reference to Exhibit 10.9 of ClimateRock’s Form 8-K filed with the SEC on December 21, 2022).

10.19**	Share Purchase Agreement, dated as of November 2, 2023, by and among GreenRock Corp and shareholders of TEP Renewables Limited.
10.20**	Intercompany Loan Agreement, dated as of November 2, 2023, by and between GreenRock Corp and Renewables Limited.
10.21**	Letter Agreement, dated as of December 29, 2023, by and among GreenRock Corp and shareholders of TEP Renewables Limited.
10.23**	Amendment Agreement, dated as of January 23, 2024, by and among GreenRock Corp and shareholders of TEP Renewables Limited.
10.24**	First Amendment to the Intercompany Loan Agreement, dated as of January 23, 2024, by and between GreenRock Corp and Renewables Limited.
21.1**	List of Subsidiaries of Pubco Post-Business Combination.
23.1*	Consent of BF Borgers CPA PC for GreenRock’s Financial Statements and Notes.
23.2*	Consent of UHY LLP for ClimateRock’s Financial Statement and Notes.
23.3**	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1).
23.4**	Consent of ArentFox Schiff LLP (included as part of Exhibit 8.1).
23.5*	Consent of NewBridge Securities Corporation
99.1**	Form of Proxy for Extraordinary General Meeting of Shareholders of ClimateRock (included as Annex C to the proxy statement/prospectus).
99.2**	Consent of [____] to be Named as a Director.
99.3**	Consent of [____]to be Named as a Director.
99.4**	Consent of [____] to be Named as a Director.

Exhibit No.	Description
99.5**	Consent of [____] to be Named as a Director.
99.6**	Consent of [____] to be Named as a Director.
99.7*	Fairness Opinion from Newbridge (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex D).
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing fee table

____________

*        Submitted herewith.

**      To be filed.

(1)      The exhibits to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted information to the SEC upon its request.

(2)     Portions of the exhibit, including certain private and confidential information, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)    That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on the 26th day of January, 2024.

ClimateRock Holdings Ltd
By:	/s/ Per Regnarsson
Name:	Per Regnarsson
Title:	Sole Director and acting Chief Executive Officer and Chief Financial Officer

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in Newark, Delaware, on the 26th day of January, 2024.

PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative